As filed with the Securities and Exchange Commission on January 2, 2025

Registration No. 333-282202

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Evergreen Merger Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Evergreen Corporation

Lot 1.02, Level 1, Glo Damansara,

699, Jalan Damansara,

Taman Tun Dr Ismail,

60000 Kuala Lumpur, Malaysia

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Attention: Donald J. Puglisi

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Telephone: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Alex Weniger-Araujo, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000	Jenny Chen-Drake, Esq. Chen-Drake Law 1441 New Highway 96 West, Suite 2, #123 Franklin, Tennessee 37064 Telephone: (310) 358-0104

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: ☐

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Primary
	State or Other	Standard
	Jurisdiction of	Industrial
	Incorporation or	Classification	I.R.S. Employer
Exact Name of Co-Registrant as Specified in its Charter(1)(2)	Organization	Code Number	Identification Number
Forekast Limited	BVI	[_]	[_]

(1)	The Co-Registrant has the following principal executive office:

Forekast Limited

Unit 37-2, Level 37, Q Sentral

No. 2A, Jalan Stesen Sentral 2

Kuala Lumpur Sentral

50470 Kuala Lumpur, Malaysia

[_]

(2)	The agent for service for the Co-Registrant is:

[_]

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in this preliminary proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS DATED JANUARY 2, 2025 — SUBJECT TO COMPLETION

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

OF EVERGREEN CORPORATION

AND PROSPECTUS FOR ORDINARY SHARES AND WARRANTS

OF EVERGREEN MERGER CORPORATION

Proxy Statement dated [●], 2025

and first mailed to shareholders on or about [●], 2025.

Dear Shareholders:

You are cordially invited to attend the extraordinary general meeting of the shareholders of Evergreen Corporation (“EVGR”, “we”, “our”, or “us”), which will be held at [●].am., Eastern Time, on [●], 2025. The extraordinary general meeting will be held in person at [●] and via virtual meeting format setting. You can participate in the extraordinary general meeting, vote, and submit questions via live webcast by visiting [●] with the password of [●] and entering the voter control number included on your proxy card. This proxy statement/prospectus includes additional instructions on how to access the extraordinary general meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity.

EVGR is a Cayman Islands exempted company incorporated as a blank check company for the purpose of entering into a merger, a share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar business combination with one or more businesses or entities, which EVGR refers to as a “target business.” The business combination will be completed through a two-step process consisting of the Reincorporation Merger (as defined below) and the Acquisition Merger (as defined below). The Reincorporation Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination.”

EVGR has entered into an agreement and plan of merger, dated as of September 5, 2024 (as amended on September 18, 2024, and as it may be amended from time to time, the “Merger Agreement” or “Business Combination Agreement”), which provides for a Business Combination between EVGR and Forekast Limited, a company limited by shares registered in the British Virgin Islands (“Forekast”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) EVGR will reincorporate in the Cayman Islands by merging with and into Evergreen Merger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of EVGR (“PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Evergreen Merger Sub Inc. (“Merger Sub”), a company limited by shares registered in the British Virgin Islands and a wholly-owned subsidiary of PubCo, will be merged with and into Forekast, resulting in Forekast being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Merger Agreement is by and among EVGR, PubCo, Merger Sub, Forekast and Forekast International Sdn. Bhd., a company organized under the laws of Malaysia and a wholly owned subsidiary of Forekast (“FISB”).

The aggregate consideration for the Acquisition Merger is $105,000,000, payable in the form of 10,500,000 newly issued ordinary shares of par value $0.0001 per share of PubCo (the “PubCo Ordinary Shares”), valued at $10.00 per share (the “Closing Payment Shares”), to Forekast and its shareholders in accordance with the terms of the Merger Agreement. At the closing of the Acquisition Merger, the issued and outstanding shares in Forekast held by the former Forekast shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares. At the closing of the Acquisition Merger, the one fully paid share in Merger Sub held by PubCo will become one fully paid share in the surviving corporation, so that Forekast will become a wholly-owned subsidiary of PubCo. Holders of Ordinary Shares (as defined below) will be asked to approve, among other things, the Merger Agreement and the other related Proposals.

i

At the extraordinary general meeting, EVGR shareholders will be asked to consider and vote upon the following proposals:

●	To approve, as a Special Resolution, the Reincorporation Merger Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex A-2, which we refer to as the “Reincorporation Merger Proposal” or “Proposal No. 1.” For the purposes of the laws of the Cayman Islands, the full text of the special resolution is as follows:

RESOLVED, as a special resolution, and subject to the passing of the Business Combination Proposal, that the plan of merger relating to the Reincorporation Merger in the form attached to the accompanying proxy statement/prospectus as Annex A, subject to such amendments as may be approved by any director of EVGR, including the annexures thereto (the “Reincorporation Merger Plan of Merger”) be authorized, approved and confirmed in all respects, that EVGR be and is hereby authorized to enter into the Reincorporation Merger Plan of Merger, and that the merger of EVGR with and into Evergreen Merger Corporation with Evergreen Merger Corporation surviving the merger upon the terms and conditions of the Reincorporation Merger Plan of Merger, be authorized, approved and confirmed in all respects, and that the Reincorporation Merger Plan of Merger be executed by any one director on behalf of EVGR and any one director, Ogier (Cayman) LLP or EVGR’s registered office provider be authorised to submit the Reincorporation Merger Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and to make such additional filings or take such additional steps as they deem necessary in respect of the Reincorporation Merger.

●	To approve, as an Ordinary Resolution, the Business Combination, the entry by the Company into the Business Combination Agreement and the matters contemplated thereby, including the Reincorporation Merger, the Acquisition Merger and the Acquisition Merger Plan of Merger, which we refer to as the “Business Combination Proposal” or “Proposal No. 2.”

●	To approve, as an Ordinary Resolution PubCo’s change of post-Business Combination corporate name from “Evergreen Merger Corporation” to “Forekast Group”, which we refer to as the “Change of Name Proposal” or “Proposal No. 3.”

●	To approve, as an Ordinary Resolution, the adoption by the sole shareholder of PubCo, of the Amended and Restated Memorandum and Articles of Association of PubCo as further described herein, a copy of which is attached to this proxy statement/prospectus as Annex B which we refer to as the “M&A Proposal” or “Proposal No. 4.”

Collectively, Proposal No.3 and Proposal No. 4 are referred to as the “Charter Amendment Proposals”.

●	To approve, as an Ordinary Resolution, the issuance of more than 20% of PubCo Ordinary Shares pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a), (b), and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 5.”

●	To approve, as an Ordinary Resolution, the appointment of Muzahid Shah Bin Abdul Rahman, Izmet Iskandar Bin Mohd Ramli, Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad, and Chin Wei Jen to serve on PubCo’s board of directors effective as of the closing of the Business Combination in accordance with the Merger Agreement, which we refer to as the “Director Election Proposal” or “Proposal No. 6.”

●	To consider a proposal, if put, to approve, as an Ordinary Resolution, the adjournment of the extraordinary general meeting in the event EVGR does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 7.”

If the EVGR shareholders approve the Reincorporation Merger Proposal and the Business Combination Proposal and the shareholders of Merger Sub and Forekast approve the Business Combination Proposal, immediately prior to the consummation of the Business Combination, all outstanding units (the “EVGR Units”) of EVGR (each of which consists of one Class A ordinary share of EVGR (the “Class A Ordinary Shares”) and one warrant of (the “EVGR Warrants”)) will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity Forekast of the EVGR shareholders shall be exchanged as follows:

(i) Immediately prior to the entry into the Reincorporation Merger Plan of Merger, the holders of the Class B ordinary shares of EVGR shall elect to convert all of the issued and outstanding Class B ordinary shares of EVGR into Class A Ordinary Shares on a one for one basis in accordance with the Existing M&A, such that at the Effective Time of the Reincorporation Merger, the only issued and outstanding shares of EVGR shall be the Class A Ordinary Shares. Each Class A Ordinary Share issued and outstanding immediately prior to the Effective Time of the Reincorporation Merger (other than any redeemed shares, any Class A Ordinary Shares that are owned by EVGR as treasury shares or any Class A Ordinary Shares owned by any direct or indirect wholly owned subsidiary of EVGR immediately prior to the Effective Time of the Reincorporation Merger (“Excluded Shares”) and any Class A Ordinary Shares held by any person who has validly exercised their dissenters’ rights in respect of the Reincorporation Merger pursuant to the Cayman Companies Act (“Dissenting Shares”)) will automatically be cancelled and cease to exist and, for each Class A Ordinary Share, PubCo shall issue to each holder of Class A Ordinary Shares (other than holders of Class A Ordinary Share who exercise their redemption rights in connection with the Business Combination or in respect of any Excluded Shares or Dissenting Shares) one validly issued PubCo Ordinary Share; and

ii

(ii) Each EVGR Warrant issued and outstanding immediately prior to Effective Time of the Reincorporation Merger will convert into a PubCo Warrant to purchase one PubCo Ordinary Share (or equivalent portion thereof). The PubCo Warrants will have substantially the same terms and conditions as set forth in the EVGR Warrants.

It is anticipated that, upon consummation of the Business Combination, EVGR’s existing shareholders, including the Sponsor (as defined below), will own approximately [_]% of the issued PubCo Ordinary Shares, and the existing shareholders of Forekast will own approximately [_]% of the issued PubCo Ordinary Shares. These relative percentages assume that (i) none of EVGR’s existing public shareholders exercise their redemption rights, as discussed herein; and (ii) there is no exercise or conversion of EVGR Warrants (as defined below). If any of EVGR’s existing public shareholders exercise their redemption rights, the anticipated percentage ownership of EVGR’s existing shareholders will be reduced. You should read “Summary of the Proxy statement/prospectus — The Business Combination Proposal” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

Only shareholders who held Class A Ordinary Shares or Class B Ordinary Shares (collectively, the “Ordinary Shares”) at the close of business on [●], 2025 will be entitled to vote at the extraordinary general meeting and at any adjournments thereof. Holders of Ordinary Shares will be asked to approve the Business Combination and other related proposals.

Regardless of how many shares you own, your vote is very important. Whether or not you plan to attend the extraordinary general meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the extraordinary general meeting.

EVGR is a blank check company incorporated in Cayman Islands on October 21, 2021 for the purpose of effecting a merger, a share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or similar business combination with one or more target businesses. EVGR’s units, Class A ordinary shares, and warrants are traded on the Nasdaq Global Market (“Nasdaq”) under the symbols “EVGRU,” “EVGR,” and “EVGRW,” respectively. EVGR will apply for listing, to be effective at the time of the Business Combination, of the Merger Consideration on Nasdaq under the proposed symbol “EVGR.” The closing price of EVGR’s units, Class A ordinary shares, and warrants on Nasdaq as of [_], 2025 was $[_], $[_] and $[_], respectively. It is a condition of the consummation of the Business Combination that the listing application for the PubCo Ordinary Shares shall have been approved by Nasdaq, but there can be no assurance such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the Nasdaq condition set forth in the Merger Agreement is waived by Forekast.

Investing in PubCo’s securities involves a high degree of risk. We encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the section entitled “Risk Factors.”

As of the date of this proxy statement/prospectus, there was approximately $[_] in EVGR’s trust account. On [_], 2025, the record date for the extraordinary general meeting (the “Record Date”), the last sale price of Class A Ordinary Shares was $[_].

Pursuant to EVGR’s existing amended and restated memorandum and articles of association (the “Existing M&A”), EVGR is providing its public shareholders with the opportunity to redeem all or a portion of their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in EVGR’s trust account, less taxes payable, divided by the number of then outstanding Public Shares that were sold as part of the EVGR Units in EVGR’s initial public offering (“IPO”), subject to the limitations described herein. EVGR estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $[_] at the time of the extraordinary general meeting. EVGR’s public shareholders may elect to redeem their shares even if they vote for the Business Combination Proposal or do not vote at all. EVGR has no specified maximum redemption threshold under EVGR’s Existing M&A. Holders of outstanding EVGR Warrants do not have redemption rights in connection with the Business Combination.

In order to finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of the Sponsor, or certain of the EVGR’s officers and directors may, but are not obligated to, loan the EVGR funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, EVGR may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of August 31, 2024 and November 30, 2023 there are $990,500 and $650,000 outstanding under Working Capital Loan, respectively. EVGR has transferred $121,000 from working capital for extension purpose on January 5, 2024. As of August 31, 2024, there is $990,500 outstanding under Working Capital Loans.

On November 22, 2021, the Sponsor paid an aggregate of $25,000, or approximately $0.009 per unit, for the purchase of 2,875,000 Class B Ordinary Shares (the “Insider Shares”), par value $0.0001. The number of Insider Shares issued was determined based on the expectation that such Insider Shares would represent 20% of the issued and outstanding Ordinary Shares upon completion of the IPO (excluding the units that were issued in a private placement that closed concurrently with the IPO (the “Private Units”) and the underlying securities). As of [_], 2025, the Sponsor owned 2,875,000 Insider Shares.

On February 11, 2022, EVGR consummated our IPO of 11,500,000 units at a price of $10.00 per unit, generating gross proceeds of $115,000,000. Simultaneously with the consummation of the IPO, EVGR completed the private placement of an aggregate of 532,500 Private Units to the Sponsor at a purchase price of $10.00 per Private Unit, generating total gross proceeds of $5,325,000.

iii

On July 18, 2023, EVGR held an extraordinary general meeting of shareholders to allow the Company to extend the time it has to complete an initial business combination (the “Combination Period”) up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to the August 11, 2024 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A Ordinary Share outstanding, and to allow the Sponsor to convert their Class B Ordinary Shares to Class A Ordinary Shares on a one-for-one basis at the option of the holder. On July 18, 2023, 4,004,330 public shares were redeemed by a number of shareholders at a price of approximately $10.75 per share, in an aggregate principal amount of $43,058,659.34. Following the redemptions, there were 7,495,670 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $160,000 per month into the trust account to further extend the Combination Period to May 11, 2024.

On May 9, 2024, EVGR held an extraordinary general meeting of shareholders to amend EVGR’s amended and restated articles of association to give EVGR the right to extend the Combination Period up to nine (9) times for an additional one (1) month each time from May 11, 2024 to February 11, 2025 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $80,000 and (b) $0.03 for each Class A Ordinary Share outstanding. On May 9, 2024, 2,831,713 public shares were redeemed by a number of shareholders at a price of approximately $11.43 per share, in an aggregate principal amount of $32,364,393.70. Following the redemptions, there were 4,663,957 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $80,000 per month into the trust account to further extend the Combination Period to January 11, 2025.

On February 7, 2023, April 21, 2023, June 7, 2023, September 21, 2023, September 25, 2023 and September 6, 2024, EVGR issued unsecured convertible promissory notes (the “Sponsor Promissory Notes”) to fund EVGR’s working capital needs to the Sponsor in the principal amount of $1,150,000, $50,000, $1,350,000, $570,000, $2,000,000 and $1,000,000, respectively. As of [_], 2025, the aggregate amount drawn under the Sponsor Promissory Notes was $[_]. The Sponsor Promissory Notes are convertible into Private Units at the option of the holder upon consummation of the Business Combination at a conversion price of $10.00 per unit.

The following summarizes the pro forma ownership of PubCo immediately following the Business Combination under three redemption scenarios: no additional redemptions, 50% redemptions, and maximum redemptions.

	Assuming Minimum Redemption			Assuming Mid-point (50%) Redemption			Assuming Maximum Redemption
	Shares	%		Shares	%		Shares	%
Shares issued to Forekast shareholders			%			%			%
EVGR Sponsor			%			%			%
Shares underlying public warrants			%			%			%
Shares underlying private placement warrants			%			%			%
EVGR public shareholders			%			%			%
Shares outstanding		100.0%			100.0%			100.0%

The actual results will be within the parameters described by the three scenarios above. However, there can be no assurance regarding which scenario will be closest to the actual results.

Shareholders will experience additional dilution to the extent PubCo issues additional shares of PubCo Ordinary Shares after the closing of the Business Combination. The table above excludes (a) [_]PubCo Ordinary Shares that will be issuable upon the exercise of the 532,500 warrants underlying the Private Units and 11,500,000 EVGR Warrants.

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Compensation Received by the Sponsor

EVGR’s sponsor is Evergreen LLC, a Cayman Islands limited liability company formed by EVGR’s Chief Executive Officer, Mr. Liew Choon Lian. Liew Choon Lian is the Managing Member and the controlling person of the Sponsor and currently holds [_]% of the outstanding membership interest in the Sponsor. No other persons have direct or indirect material interests in the Sponsor. The Sponsor currently holds 2,875,000 Class B Ordinary Shares issued to the Sponsor prior to the IPO, purchased at a nominal price of approximately $0.009 per share, and 532,500 Private Units, purchased at a price of $10 per Private Unit. The Sponsor shall immediately prior to the Reincorporation Merger elect to convert all of the 2,875,000 Class B Ordinary Shares held by it into Class A Ordinary Shares of EVGR on a one-for-one basis. Except for the aforementioned conversion, there are no transfers or arrangements to transfer securities directly or indirectly or cancellation of such securities contemplated in connection with the Business Combination.

iv

At Closing, pursuant to the Merger Agreement, PubCo will use cash from the trust account to pay EVGR’s transaction expenses and to reimburse or pay our Sponsor, officers, directors or their respective affiliates for any outstanding loans or other obligations of EVGR or PubCo to Sponsor. EVGR currently estimates that the total amount payable for EVGR transaction expenses and any outstanding loans or other obligations of EVGR to Sponsor is approximately $[_] million, inclusive of the $[_] principal balance under the Working Capital Loans, as of [_], 2025. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units, at a price of $10.00 per unit, upon consummation of the initial business combination. The units would be identical to the Private Units that the Sponsor purchased upon consummation of the IPO.

In the event our Sponsor, officers, directors and their respective affiliates pay for any expense or liability on behalf of EVGR, then such payments would be accounted for as loan to our Company by our Sponsor, officers, directors or their respective affiliates, as applicable. Our Sponsor, officers, directors and their respective affiliates have not paid any expenses on behalf of EVGR as of the date of this proxy statement/prospectus.

The retention of shares by Sponsor, the reimbursements payable to our Sponsor, officers, directors or their respective affiliates and the PubCo Ordinary Shares issuable to the Sponsor upon the conversion or exercise of the Sponsor Promissory Notes at Closing will not result in a material dilution of the equity interests of non- redeeming EVGR shareholders. See “Security Ownership of PubCo After the Business Combination.”

At the time of the EVGR’s IPO, Evergreen LLC provided $[_] of risk capital to EVGR. In consideration of contributing the risk capital, Evergreen LLC received 2,875,000 founder shares and 532,500 Private Units. In addition, Evergreen LLC has further invested $[_] into the Sponsor Promissory Notes based on the amount drawn by EVGR as of [_], 2025. The principal under the Sponsor Promissory Notes is convertible into [_] Private Units at the election of the Sponsor upon closing of the Business Combination. EVGR does not believe that the issuance of these units (and the underlying securities) is materially dilutive to non-redeeming shareholders who hold the securities until the consummation of the de-SPAC transaction, as the issuance is backed by funds that were contributed into EVGR to back up its balance sheet and to accelerate the execution of its business plan.

Commencing on February 11, 2022, we agreed to pay to the Sponsor $10,000 per month for up to 36 months for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. See “Summary—Compensation Received by the Sponsor” on page 31 for additional information.

Conflicts of Interest

Since the Sponsor, its affiliates, representatives and the EVGR officers and directors (the “Sponsor Related Parties”), have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of EVGR Class A Ordinary Shares, a conflict of interest may exist in determining whether the Business Combination with Forekast is appropriate. Such interests include that the Sponsor Related Parties, will lose their entire investment in EVGR if EVGR does not complete a business combination. When you consider the recommendation of the EVRG Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor Related Parties, have interests in such proposal that are different from, or in addition to (which may conflict with), those of the EVGR shareholders generally. For more information, please see “Questions and Answers About the Proposals for EVGR Shareholders—Do any of EVGR’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?,” “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of EVGR for the Insider Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of EVGR paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline,” “Risk Factors – All of EVGR’s officers and directors own (directly or indirectly) Ordinary Shares and EVGR Warrants which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the business combination is appropriate,” “Summary of the Proxy statement/prospectus –- Interests of Certain Persons in the Business Combination,” and “Proposal No. 2— The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

These conflicts of interest include, among other things, the interests listed below:

●	If the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then we will be required to liquidate. In such event, the 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such Insider Shares had an aggregate market value of approximately $[_] based on the closing price of Public Shares of $[_] on Nasdaq as of [_], 2025. As a result of the nominal price of $[_] per Insider Share paid by the Sponsor compared to the recent market price of EVGR’s Class A ordinary shares, the Sponsor is likely to earn a positive rate of return on their investments in the Insider Shares even if the holders of EVGR’s Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares.

●	If the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then 532,500 Private Placement Units purchased by the Sponsor for a total purchase price of $5,325,000, will be worthless. Such Private Placement Units had an aggregate market value of approximately $[_] closing price of EVGR Units of $[_] on Nasdaq as of [_], 2025.

v

●

The Sponsor invested an aggregate of $5,350,000 in EVGR, comprised of the $25,000 purchase price for the Insider Shares and $5,325,000 purchase price for the Private Placement Units. The amount held in EVGR’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each PubCo Ordinary Share would have an implied value of $[_] per share upon consummation of the Business Combination, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $[_] per share, the 2,875,000 PubCo Ordinary Shares that the Sponsor would own upon consummation of the Business Combination would have an aggregate implied value of $[_]. As a result, even if the trading price of PubCo’s Ordinary Shares significantly declines, the value of the Insider Shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares.

●	As of [_], 2025, EVGR has unsecured promissory notes in the aggregate principal amount of $[_] outstanding. In the absence of shareholder approval for a further extension, if the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then such loans may not be repaid.

●	Unless EVGR consummates the Business Combination, our Sponsor, officers, directors or their respective affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As of [_], 2025, $[_] of advances was paid by Sponsor for expenses incurred on EVGR’s behalf and if the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), that amount would not be repaid. As a result, the financial interest of EVGR’s officers, directors and the Sponsor or their affiliates could influence its officers’ and directors’ motivation in selecting Forekast as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	The exercise of EVGR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and, in our shareholders’, best interest.

●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	EVGR’s Existing M&A provides that EVGR renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of EVGR management, on the one hand, and EVGR, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of EVGR management to any other entity. EVGR is not aware of any such corporate opportunities not being offered to EVGR and does not believe that waiver of the corporate opportunities doctrine has materially affected EVGR’s search for an acquisition target or will materially affect EVGR’s ability to complete an initial business combination.

These interests may influence EVGR’s directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby. These interests were considered by the EVGR Board when it approved the Business Combination.

In addition, members of Forekast’s board of directors, management and/or shareholders of Forekast may have transactions with Forekast of which the Forekast board of directors was aware when it approved Forekast entering into the Merger Agreement. Therefore, these individuals may have conflicts of interest, including with EVGR shareholders, in entering into and negotiating the terms of the Merger Agreement. For a complete description of these relationships, see “Certain Transactions and Related Party Transactions — Certain Transactions of Forekast”.

As described in the accompanying proxy statement/prospectus, certain shareholders of Forekast are parties to a support agreement with EVGR whereby such shareholders agreed to vote all of their shares of Forekast in favor of approving the Business Combination.

EVGR is providing this proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments of the extraordinary general meeting. The Sponsor, which own approximately [_]% of Ordinary Shares as of the Record Date, have agreed to vote all shares they own in favor of the Business Combination Proposal, and intend to vote for each of the other Proposals as well, although there is no agreement in place with respect to voting on those Proposals.

Each shareholder’s vote is very important. Whether or not you plan to attend the extraordinary general meeting in person, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the extraordinary general meeting. Voting by proxy will not prevent a shareholder from voting in person if such shareholder subsequently chooses to attend the extraordinary general meeting.

The accompanying proxy statement/prospectus provides shareholders of EVGR with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of EVGR. We encourage you to read the entire accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety.

After careful consideration, the EVGR Board has unanimously approved the Merger Agreement and the other proposals described in the accompanying proxy statement/prospectus, and the EVGR Board has determined that it is advisable to consummate the Business Combination. King Kee Appraisal and Advisory Limited (“King Kee”) provided the EVGR Board a fairness opinion which concluded that, as of the date of its opinion, and based on and subject to the assumptions, qualifications and other matters set forth therein, the Merger Consideration to be issued by PubCo in the Business Combination is fair, from a financial point of view, to EVGR. See “The Business Combination Proposal – Fairness Opinion of King Kee Appraisal and Advisory Limited” for additional information. The EVGR Board unanimously recommends that EVGR shareholders vote “FOR” approval of each of the Proposals.

Liew Choon Lian
Chief Executive Officer
Evergreen Corporation

[●], 2025

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

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HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about EVGR that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by EVGR with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

Advantage Proxy, Inc.

PO Box 10904

Yakima, WA 98909

Toll Free: 866-894-0536

Ksmith@advantageproxy.com

If you would like to request documents, please do so no later than [●], 2025 to receive them before EVGR’s extraordinary general meeting. Please be sure to include your complete name and address in your request. Please see the section entitled “Where You Can Find Additional Information” to find out where you can find more information about EVGR and Forekast. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. Neither EVGR nor Forekast has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

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TRADEMARKS

This document contains references to trademarks, trade names, and service marks belonging to other entities. Solely for convenience, trademarks, trade names, and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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MARKET AND INDUSTRY DATA

This proxy statement/prospectus includes industry and market data obtained from periodic industry publications, third-party studies and surveys. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this proxy statement/prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Each publication, study and report speaks as of its original publication date (and not as of the date of this proxy statement/prospectus). In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. We have not independently verified this third-party information. The industry in which Forekast operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement/prospectus are subject to change based on various factors, including those described in the sections entitled “Special Note Regarding Forward-Looking Statements” beginning on page 61 of this proxy statement/prospectus and “Risk Factors – Risk Factors Relating to Forekast” beginning on page 40 of this proxy statement/prospectus and elsewhere in this proxy statement/prospectus.

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FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or unless the context requires otherwise, references in this proxy statement/prospectus to:

●	“Amended and Restated Memorandum and Articles of Association” means the proposed Amended and Restated Memorandum and Articles of Association of PubCo to be in effect following the Business Combination, substantially in the form as set forth as Annex B;

●	“Board” or “EVGR Board” means the board of directors of EVGR;

●	“Business Combination” means the transactions contemplated by the Merger Agreement;

●	“Business Day” means any day (except any Saturday, Sunday, or public holiday) on which banks in New York City, New York, or the Cayman Islands are open for business;

●	“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands (as the same may be amended from time to time);

●	“Class A ordinary shares” means the Class A ordinary shares of EVGR of par value $0.0001 each;

●	“Class B ordinary shares” means the Class B ordinary shares of EVGR of par value $0.0001 each;

●	“Closing” means closing of the Business Combination in accordance with the terms of the Merger Agreement;

●	“COVID-19” are to the novel coronavirus pandemic;

●	“DTC” means Depository Trust Company;

●	“Exchange Act” Securities Exchange Act of 1934, as amended;

●	“Excess Shares” means the Public Shares held in excess of 15% of the total Public Shares issued which any individual public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), that exceeds 15% of the total Public Shares issued by EVGR; such Excess Shares will be restricted from seeking redemption rights without EVGR’s prior consents.

●	“Existing M&A” means EVGR’s amended and restated memorandum of association adopted by special resolution passed on January 11, 2022 and EVGR’s amended and restated articles of association adopted by special resolution passed on May 9, 2024;

●	“extraordinary general meeting” means the meeting of the shareholders of EVGR that is the subject of this proxy statement/prospectus;

●	“Fairness Opinion” means the fairness analysis and opinion issued by King Kee Appraisal and Advisory Limited by the request of EVGR to opine the fairness of the proposed acquisition of 100% of the equity interest of Forekast for the merger consideration. See the King Kee Appraisal and Advisory Limited report in this proxy statement/prospectus attached as Annex C)

●	“FISB” means Forekast International Sdn. Bhd., a company organized under the laws of Malaysia and a wholly owned subsidiary of Forekast;

●	“Forekast” means Forekast Limited, a company limited by shares registered in the British Virgin Islands;

●	“Insider Shares” means the aggregate of 2,875,000 Class B ordinary shares of EVGR, par value $0.0001, held by our the Sponsor;

x

●	“IPO” means the initial public offering of EVGR, completed on February 11, 2022, pursuant to which the EVGR Units were listed on Nasdaq;

●	“Merger Agreement” means the agreement and plan of merger, dated September 5, 2024, as amended and restated on September 18, 2024, by and among EVGR, PubCo, Merger Sub, Forekast and Forekast International Sdn. Bhd., and as may be further amended, supplemented or otherwise modified from time to time, and the schedules and exhibits thereto;

●	“Merger Consideration” means the 10,500,000 PubCo Ordinary Shares, with a deemed price of $10.00 per share, to be issued to the shareholders of Forekast in accordance with the terms of the Merger Agreement;

●	“Merger Sub” means Evergreen Merger Sub Inc., a company limited by shares registered in the British Virgin Islands and a wholly-owned subsidiary of PubCo;

●	“Nasdaq” means the Nasdaq Global Market;

●	“Ordinary Resolution” means an ordinary resolution under Cayman Islands law and in accordance with the Existing M&A, being the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares that are present in person or represented by proxy and entitled to vote thereon at the extraordinary general meeting;

●	“Ordinary Shares” means the Class A ordinary shares and/or the Class B ordinary shares, as the context requires;

●	“Plans of Merger” means (i) the Plan of Merger in connection with the Reincorporation Merger (the “Reincorporation Merger Plan of Merger”); and (ii) the Plan of Merger in connection with the Acquisition Merger, collectively.

●	“Private Placement Units” means private EVGR Units held by the Sponsor, which were acquired by the Sponsor at the consummation of the IPO;

●	“Private Shares” means the Class A ordinary shares of EVGR, par value $0.0001 per share, included in the Private Units;

●	“Private Units” means the 532,500 units of EVGR, consisting of one Class A ordinary share and one warrant, issued in a private placement that closed concurrently with the IPO;

●	“PubCo” means Evergreen Merger Corporation, a Cayman Islands exempted company;

●	“PubCo Ordinary Shares” means ordinary shares of PubCo, par value $0.0001 per share;

●	“PubCo Warrants” means the redeemable warrants entitling the holder thereof to purchase one PubCo Ordinary Share;

●	“Public Shares” means the Class A ordinary shares of EVGR, par value $0.0001 per share, issued in the IPO;

●	“Record Date” means [●];

●	“SEC” or “Securities and Exchange Commission” means the Securities and Exchange Commission of the United States;

●	“Securities Act” means the Securities Act of 1933, as amended;

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●	“Special Resolution” means a special resolution under Cayman Islands law and the Existing M&A, being the affirmative vote of at least two-thirds of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the extraordinary general meeting;

●	“Sponsor” means Evergreen LLC, the sponsor of EVGR, which as of the Record Date holds Insider Shares and 532,500 Private Placement Units;

●	“EVGR,” “we,” “us” or “our company” means Evergreen Corporation;

●	“EVGR preference shares” means preference shares of EVGR, par value of $0.0001 each;

●	“EVGR Units” means the units issued in the IPO, consisting of one Public Share and one EVGR Warrant;

●	“EVGR Warrants” means the redeemable warrants entitling the holder thereof to purchase one Public Share;

●	“Transfer Agent” or “Continental” means Continental Stock Transfer & Trust Company;

●	“Trust account” means the trust account of EVGR that holds the proceeds of the IPO;

●	“U.S. Dollars” and “$” means the legal currency of the United States; and

●	“U.S. GAAP” means the accounting principles generally accepted in the United States.

Reporting Currency

The reporting currency of EVGR is the U.S. Dollar. This proxy statement/prospectus also contains translations of certain foreign currency amounts into U.S. Dollars for the convenience of the reader. The reporting currency of Forekast is the U.S. Dollar and the accompanying combined and consolidated financial statements have been expressed in U.S. Dollars. In addition, Forekast and its subsidiaries operating in Malaysia maintain their books and record in their local currency, Ringgit Malaysia, which is a functional currency being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not U.S. Dollars are translated into U.S. Dollars, in accordance with ASC Topic 830-30, “Translation of Financial Statements”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholder’s equity. We make no representation that Ringgit Malaysia or U.S. Dollar amounts referred to in this proxy statement/prospectus could have been or could be converted into U.S. Dollars or Ringgit Malaysia, as the case may be, at any particular rate or at all.

xii

EVERGREEN CORPORATION

Lot 1.02, Level 1, Glo Damansara,

699, Jalan Damansara,

Taman Tun Dr Ismail,

60000 Kuala Lumpur, Malaysia

Attn: Liew Choon Lian

Tel: +1 786 406 6082

NOTICE OF EXTRAORDINARY GENERAL MEETING OF

EVERGREEN CORPORATION SHAREHOLDERS

To Be Held on [●], 2025

To Evergreen Corporation (“EVGR”) Shareholders:

NOTICE IS HEREBY GIVEN that you are cordially invited to attend an extraordinary general meeting of shareholders of EVGR (“EVGR,” “we,” “our,” or “us”) to be held in person at [●] and via virtual meeting format setting, on [●], 2025, at [●] a.m. (the “extraordinary general meeting”), for the following purposes:

●	To approve, as a Special Resolution, the Reincorporation Merger Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex A-2, which we refer to as the “Reincorporation Merger Proposal” or “Proposal No. 1.” For the purposes of the laws of the Cayman Islands, the full text of the special resolution is as follows:

RESOLVED, as a special resolution, and subject to the passing of the Business Combination Proposal, that the plan of merger relating to the Reincorporation Merger in the form attached to the accompanying proxy statement/prospectus as Annex [insert], subject to such amendments as may be approved by any director of EVGR, including the annexures thereto (the “Reincorporation Merger Plan of Merger”) be authorized, approved and confirmed in all respects, that EVGR be and is hereby authorized to enter into the Reincorporation Merger Plan of Merger, and that the merger of EVGR with and into Evergreen Merger Corporation with Evergreen Merger Corporation surviving the merger upon the terms and conditions of the Reincorporation Merger Plan of Merger, be authorized, approved and confirmed in all respects, and that the Reincorporation Merger Plan of Merger be executed by any one director on behalf of EVGR and any one director, Ogier (Cayman) LLP or EVGR’s registered office provider be authorised to submit the Reincorporation Merger Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and to make such additional filings or take such additional steps as they deem necessary in respect of the Reincorporation Merger.

●	To approve, as an Ordinary Resolution, the Business Combination, the entry by the Company into the Business Combination Agreement and the matters contemplated thereby, including the Reincorporation Merger and the Acquisition Merger and the Acquisition Merger Plan of Merger, which we refer to as the “Business Combination Proposal” or “Proposal No. 2.”

●	To approve, as an Ordinary Resolution PubCo’s change of post-Business Combination corporate name from “Evergreen Merger Corporation” to “Forekast Group”, which we refer to as the “Change of Name Proposal” or “Proposal No. 3.”

●	To approve, as an Ordinary Resolution the adoption by the sole shareholder of PubCo of the Amended and Restated Memorandum and Articles of Association of PubCo as further described herein, a copy of which is attached to this proxy statement/prospectus as Annex B which we refer to as the “M&A Proposal” or “Proposal No. 4.”

Collectively, Proposal No.3 and Proposal No. 4 are referred to as the “Charter Amendment Proposals”

●	To approve, as an Ordinary Resolution, the issuance of more than 20% of PubCo’s Ordinary Shares pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a), (b), and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 5.”

●	To approve, as an Ordinary Resolution, the appointment of Muzahid Shah Bin Abdul Rahman, Izmet Iskandar Bin Mohd Ramli, Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad, and Chin Wei Jen to serve on PubCo’s board of directors effective as of the closing of the Business Combination in accordance with the Merger Agreement, which we refer to as the “Director Election Proposal” or “Proposal No. 6.”

●	To consider a proposal, if put, to approve, as an Ordinary Resolution, the adjournment of the extraordinary general meeting in the event EVGR does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 7.”

The Business Combination Proposal is conditioned upon the approval of Proposal No. 1 and Proposal No. 5. Proposals No. 1, 3, 4, 5 and 6 are dependent upon approval of the Business Combination Proposal. It is important for you to note that in the event that the Business Combination Proposal is not approved, EVGR will not consummate the Business Combination. If EVGR does not consummate the Business Combination and fails to complete an initial business combination by January 11, 2025 (unless otherwise extended) EVGR will be required to dissolve and liquidate.

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The approval of the EVGR shareholders of the M&A Proposal is not required by Cayman Islands laws (i.e., the law of the jurisdiction of organization of PubCo and EVGR), (although the approval of PubCo shareholders is required to adopt the Amended and Restated Memorandum and Articles of Association). However, pursuant to SEC guidance, EVGR is submitting the M&A Proposal to its shareholders separate and apart from the Business Combination Proposal for approval.

Proposals 1 through 7 are sometimes collectively referred to herein as the “Proposals.”

As of the date of this proxy statement/prospectus, there were [_] Ordinary Shares issued and outstanding and entitled to vote. Only EVGR shareholders who hold shares of record as of the close of business on [●], 2025 are entitled to vote at the extraordinary general meeting or any adjournment of the extraordinary general meeting. This proxy statement/prospectus is first being mailed to shareholders on or about [●], 2025. Approval of the Reincorporation Merger Proposal requires the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the extraordinary general meeting. Further, approval of each of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person, including by virtual attendance, or represented by proxy and entitled to vote thereon at the extraordinary general meeting. Attending the extraordinary general meeting in person, including by virtual attendance, or represented by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal the Director Election Proposal and the Adjournment Proposal.

EVGR currently is authorized to issue 479,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares, as well as 1,000,000 EVGR preference shares.

On July 18, 2023, EVGR held an extraordinary general meeting of shareholders to allow the Company to extend the time it has to complete an initial business combination (the “Combination Period”) up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to the August 11, 2024 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A Ordinary Share outstanding, and to allow the Sponsor to convert its Class B Ordinary Shares to Class A Ordinary Shares on a one-for-one basis at the option of the holder. On July 18, 2023, 4,004,330 public shares were redeemed by a number of shareholders at a price of approximately $10.75 per share, in an aggregate principal amount of $43,058,659.34. Following the redemptions, there were 7,495,670 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $160,000 per month into the trust account to further extend the Combination Period to May 11, 2024.

On May 9, 2024, EVGR held an extraordinary general meeting of shareholders to amend EVGR’s amended and restated articles of association to give EVGR the right to extend the Combination Period up to nine (9) times for an additional one (1) month each time from May 11, 2024 to February 11, 2025 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $80,000 and (b) $0.03 for each Class A Ordinary Share outstanding. On May 9, 2024, 2,831,713 public shares were redeemed by a number of shareholders at a price of approximately $11.43 per share, in an aggregate principal amount of $32,364,393.70. Following the redemptions, there were 4,663,957 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $80,000 per month into the trust account to further extend the Combination Period to January 11, 2025.

Funds held in EVGR’s trust account, including any interest, will not be used to pay for any excise tax liabilities with respect to any future redemptions prior to or in connection with any extension, an initial business combination or the liquidation of EVGR.

For illustrative purposes, based on the funds held in the Trust Account as of [_], 2025 of approximately $[_] million, the estimated per share redemption price would have been approximately $[_]. Public shareholders may elect to redeem their shares whether or not they are holders as of the Record Date and whether or not they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a public shareholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the outstanding Class A Ordinary Shares sold in the IPO. Holders of EVGR’s outstanding warrants sold in the IPO, which are exercisable for Class A Ordinary Shares under certain circumstances, do not have redemption rights in connection with the Business Combination. Our Sponsor, officers and directors have agreed to waive their redemption rights in connection with the consummation of the Business Combination with respect to any Class A Ordinary Shares they may hold. As of [_], 2025, our Sponsor, and officers and directors collectively owned approximately [_]% of our issued and outstanding Class A Ordinary Shares. Our Sponsor, officers and directors have agreed to vote any Ordinary Shares owned by them in favor of the Business Combination.

Whether or not you plan to participate in the extraordinary general meeting, please date, sign, and return your proxy card without delay, or submit your proxy through the Internet or by telephone as promptly as possible in order to ensure your representation at the extraordinary general meeting no later than the time appointed for the meeting or adjourned meeting. If you fail to return your proxy card and do not participate in the extraordinary general meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting.

You may revoke a proxy at any time before it is voted at the extraordinary general meeting by executing and returning a proxy card dated later than the previous one, by participating in the extraordinary general meeting and casting your vote by hand or by submitting a written revocation to Advantage Proxy, Inc., PO Box 10904, Yakima, WA 98909, Telephone: 866-894-0536 (“Advantage Proxy, Inc.”), that is received by Advantage Proxy, Inc. before we take the vote at the extraordinary general meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

EVGR is providing the accompanying proxy statement/prospectus and accompanying proxy card to EVGR’s shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting and at any adjournments of the extraordinary general meeting. Information about the extraordinary general meeting, the Business Combination and other related business to be considered by EVGR’s shareholders at the extraordinary general meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the extraordinary general meeting, all of EVGR’s shareholders should read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 40 of the accompanying proxy statement/prospectus.

xiv

After careful consideration, the board of directors of EVGR has unanimously approved the Merger Agreement and the transactions contemplated thereby, and unanimously recommends that shareholders vote “FOR” the approval of the Merger Agreement and approval of the transactions contemplated thereby, and “FOR” all other proposals presented to EVGR’s shareholders in the accompanying proxy statement/prospectus. When you consider the recommendation of these proposals by the board of directors of EVGR, you should keep in mind that EVGR’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal — Interests of EVGR’s Directors and Executive Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO EVGR’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE (IF ANY) TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

By order of the Board of Directors,

Liew Choon Lian
Chief Executive Officer of
Evergreen Corporation

[●], 2025

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1

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR EVGR SHAREHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to EVGR’s shareholders. Shareholders should read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the extraordinary general meeting, which will be held in person at [●] and via virtual meeting format setting at [_] a.m. Eastern Time on [●], 2025 (the “Meeting”). If you hold your shares through a bank, broker, or other nominee, you will need to take additional steps to participate in the extraordinary general meeting, as described in this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:	EVGR, PubCo, Merger Sub, and Forekast have agreed to the Business Combination under the terms of the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A-1, and is incorporated into this proxy statement/prospectus by reference. The board of directors of EVGR (the “Board”) is soliciting your proxy to vote for the Business Combination and other Proposals at the Meeting because you owned Class A Ordinary Shares at the close of business on [_], 2025, the “Record Date” for the Meeting, and are therefore entitled to vote at the Meeting. This proxy statement/prospectus summarizes the information that you need to know in order to cast your vote. You are encouraged to read this proxy statement/prospectus, including the section titled “Risk Factors” and all the Annexes hereto.

EVGR shareholders are being asked to consider and vote upon a proposal to approve the Merger Agreement pursuant to which EVGR will merge with and into PubCo, with PubCo being the surviving company and PubCo will thereafter become, through an Acquisition Merger, the beneficial owner of all of the issued and outstanding shares and other equity interests of Forekast, and related proposals.

The units that were issued in EVGR’s initial public offering, or the “EVGR Units”, each consist of one Class A ordinary share of EVGR, $0.0001 par value per share, or the “Public Shares”, and one redeemable warrant, each redeemable warrant entitling the holder thereof to purchase one Public Share at $11.50 per share, or the “EVGR Warrants”. EVGR shareholders (except for the Sponsor or officers or directors of EVGR) will be entitled to redeem their Public Shares for a pro rata share of the trust account (currently anticipated to be approximately $[_] per share for shareholders) net of taxes payable. The EVGR Units, Public Shares, and EVGR Warrants are currently listed on Nasdaq.

The provisions of the Amended and Restated Memorandum and Articles of Association will differ in certain material respects from the Existing M&A. Please see “What amendments will be made to the constitutional documents of PubCo?” below.

This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the extraordinary general meeting of EVGR shareholders. You should read it carefully.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its Annexes.

Q:	What is being voted on?

A:	Below are the proposals on which EVGR shareholders are being asked to vote:

●	To approve, as a Special Resolution, the Reincorporation Merger Plan of Merger, which we refer to as the “Reincorporation Merger Proposal” or “Proposal No. 1.”

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●	To approve, as an Ordinary Resolution, the Business Combination, the entry by the Company into the Business Combination Agreement and the matters contemplated thereby, including the Reincorporation Merger, the Acquisition Merger and the Acquisition Merger Plan of Merger, which we refer to as the “Business Combination Proposal” or “Proposal No. 2.”

●	To approve, as an Ordinary Resolution PubCo’s change of post-Business Combination corporate name from “Evergreen Merger Corporation” to “Forekast Group”, which we refer to as the “Change of Name Proposal” or “Proposal No. 3.”

●	To approve, as an Ordinary Resolution the adoption by the sole shareholder of PubCo of the Amended and Restated Memorandum and Articles of Association of PubCo as further described herein, a copy of which is attached to this proxy statement/prospectus as Annex B which we refer to as the “M&A Proposal” or “Proposal No. 4.”

Collectively, Proposal No.3 and Proposal No. 4 are referred to as the “Charter Amendment Proposals”.

●	To approve, as an Ordinary Resolution, the issuance of more than 20% of PubCo’s Ordinary Shares pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a), (b), and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 5.”

●	To approve, as an Ordinary Resolution, the appointment of Muzahid Shah Bin Abdul Rahman, Izmet Iskandar Bin Mohd Ramli, Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad, and Chin Wei Jen to serve on PubCo’s board of directors effective as of the closing of the Business Combination in accordance with the Merger Agreement, which we refer to as the “Director Election Proposal” or “Proposal No. 6.”

●	To consider a proposal, if put, to approve, as an Ordinary Resolution, the adjournment of the extraordinary general meeting in the event EVGR does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 7.”

If our shareholders do not approve each of the Proposals, then unless certain conditions in the Merger Agreement are waived by the applicable parties to the Merger Agreement, the Merger Agreement could terminate and the Business Combination may not be consummated. For more information, please see “Proposal No. 2 – The Business Combination Proposal,” “Proposal No. 3 – The Change of Name Proposal,” “Proposal No. 4 – The M&A Proposal”, “Proposal No.5 – The Nasdaq Proposal”, “Proposal No.6 – The Director Election Proposal” and “Proposal No. 7 – The Adjournment Proposal.”

EVGR will hold the extraordinary general meeting to consider and vote upon these Proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the extraordinary general meeting. Shareholders of EVGR should read it carefully.

After careful consideration, the EVGR Board has determined that the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal are in the best interests of EVGR and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of one or more of EVGR’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of EVGR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, EVGR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of EVGR’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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Q:	Are any of the Proposals conditioned on one another?

A.	The Business Combination Proposal is conditioned upon the approval of Proposal No. 1 and Proposal No. 5. Proposals No. 1, 3, 4, 5 and 6 are dependent upon approval of the Business Combination Proposal. It is important for you to note that in the event that the Business Combination Proposal is not approved, EVGR will not consummate the Business Combination. If EVGR does not consummate the Business Combination and fails to complete an initial business combination by January 11, 2025 (unless otherwise extended) EVGR will be required to dissolve and liquidate.

Q:	Did the EVGR board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.	Yes. King Kee Appraisal and Advisory Limited (“King Kee”) provided the EVGR Board a fairness opinion which concluded that, as of the date of its opinion, and based on and subject to the assumptions, qualifications and other matters set forth therein, the Merger Consideration to be issued by PubCo in the Business Combination is fair, from a financial point of view, to EVGR. See “The Business Combination Proposal – Fairness Opinion of King Kee Appraisal and Advisory Limited” for additional information regarding the scope, assumptions made, procedures followed, matters considered, qualifications and limitations of the review undertaken and other matters considered by King Kee in connection with the preparation of its fairness opinion.

Q:	How much cash will be available to PubCo following the closing of the Business Combination, assuming maximum and minimum redemptions? To what extent will PubCo need to secure additional financing in connection with the Business Combination following the Business Combination?

A.	Following the closing of the Business Combination, it is currently anticipated that PubCo will have available to it approximately $[_] million of cash from the Trust Account, after payment of estimated expenses and assuming no additional redemptions are made by EVGR public shareholders prior to the closing of the Business Combination, or approximately $0 of cash from the Trust Account, after payment of estimated expenses and assuming that the maximum amount of redemptions are made by EVGR public shareholders prior to the closing of the Business Combination. As of the date of this proxy statement/prospectus, [_] shares have been redeemed, for an aggregate of $[_], in connection with shareholder meetings to extend the amount of time available under EVGR’s organization documents for EVGR to complete its initial business combination.

Following the Business Combination, assuming no additional redemptions are made prior to the Closing, PubCo believes it will have enough cash on its balance sheet to finance operations. In the event of maximum redemptions, we may be in need of raising additional financing. Additionally, at this time, EVGR does not plan to enter into any financing arrangements such a PIPE or debt financing in connection with the Business Combination. There is no minimum cash condition for the closing of the Business Combination under the Merger Agreement. Subsequently, this may increase the risk that the post combination company is under-capitalized. We expect that from time to time we may need to raise additional financing to maintain our operations, and from time to time we may wish to raise additional financing in order to take advantage of business opportunities. To the extent we need or wish to raise such additional financing, our access to commercial bank financing or the debt and equity capital markets may be limited by various factors, including the condition of overall credit and capital markets, general economic factors, the state of the industry, our financial performance, credit ratings, and other factors. Commercial credit and debt and equity capital may not be available to us on favorable terms, or at all. See “Risk Factors—EVGR has elected not to pursue a private placement financing at this time, which may increase the risk that the post-combination company is under-capitalized upon the completion of the business combination.”

Q:	What is the value of the consideration to be received in the Business Combination?

A.	The aggregate value of the Merger Consideration to be paid by EVGR in the Business Combination is approximately $105,000,000 (calculated as follows: 10,500,000 PubCo Ordinary Shares to be issued to shareholders of Forekast, multiplied by $10.00 per share (the deemed value of the shares in the Merger Agreement)). As of [_], 2025, the closing price of EVGR Class A ordinary shares on Nasdaq was $[_], which is $[_] higher than the deemed per share price of the Merger Consideration. EVGR’s public shareholders purchased their EVGR Class A ordinary shares at $10.00 per share in EVGR’s IPO and such shares will be exchanged for PubCo Ordinary Shares at Closing on a one for one basis. In connection with EVGR’s IPO, the Sponsor purchased 532,500 Private Placement Units at $10.00 per unit in a private placement that occurred concurrently with the closing of the IPO. The Private Shares underlying the Private Placement Units will be exchanged for PubCo Ordinary Shares at Closing. The PubCo Ordinary Shares that will be issued to Forekast shareholders upon consummation of the Business Combination will be valued at the same price ($10.00 per share) that (i) EVGR’s public shareholders purchased the EVGR Class A ordinary shares and (ii) the Sponsor acquired the Private Shares. The Sponsor also owns 2,875,000 Insider Shares that were acquired prior to EVGR’s IPO at a purchase price of approximately $0.009. At Closing, the Insider Shares will be exchanged for PubCo Ordinary Shares, which will be valued at $10.00 per share.

The Sponsor invested an aggregate of $5,350,000 in EVGR, comprised of the $25,000 purchase price for the Insider Shares and $5,325,000 purchase price for the Private Placement Units. The amount held in EVGR’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each PubCo Ordinary Share would have an implied value of $[_] per share upon consummation of the Business Combination, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $[_] per share, the 2,875,000 PubCo Ordinary Shares that the Sponsor would own upon consummation of the Business Combination would have an aggregate implied value of $[_]. As a result, even if the trading price of PubCo’s Ordinary Shares significantly declines, the value of the Insider Shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of EVGR for the Insider Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of EVGR paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.”

Q:	How will PubCo be managed following the Business Combination?

A.	Immediately following the Closing, PubCo’s board of directors will consist of at least five directors, at least one of whom shall be designated by the Sponsor and the remaining of whom shall be designated by Forekast.

After the consummation of the Business Combination, PubCo will be a “foreign private issuer” under the U.S. securities laws and the rules of Nasdaq. For more information about the foreign private issuer, please see the sections titled “Director and Executive Officers of PubCo after the Business Combination — Foreign Private Issuer Status.”

Q:	What equity stake will current EVGR shareholders and current equity holders of Forekast hold in PubCo immediately after the consummation of the Business Combination?

A.	The table below presents the potential ownership interest of EVGR’s public shareholders, the Sponsor and Forekast’s shareholders in PubCo across a range of varying redemption scenarios, assuming exercise of all public warrants and private placement warrants:

	Assuming Minimum Redemption		Assuming Mid-point Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Forekast shareholders
EVGR Sponsor
Shares underlying public warrants
Shares underlying private placement warrants
EVGR public shareholders
Shares outstanding

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The following table illustrates the effective underwriting fees per share for the public shares following consummation of the Business Combination, in each of the redemption scenarios:

	Assuming Minimum Redemptions(1)		Assuming Mid-point Redemptions(1)		Assuming Maximum Redemptions(1)
Underwriting fee	$		$		$
Underwriting fee as a percentage of the Trust Account(3)		%		%		%
Underwriting fee per public share(3)	$		$		$

(1)	Share ownership under each redemption scenario in the table above is only presented for illustrative purposes. EVGR cannot predict how many of its public shareholders will exercise their right to have their public shares redeemed for cash. As a result, the number of EVGR public shares redeemed in connection with the Business Combination may differ from the amounts presented above.
(2)	Calculated based on a trust value of $[_] as of [ ], 2024.

Q:	Why is EVGR proposing the Charter Amendment Proposals?

A:	The Amended and Restated Memorandum and Articles of Association of PubCo that we are asking our shareholders to approve in connection with the Business Combination has certain differences to Existing M&A. We are also asking our shareholders to approve the change of name of PubCo from “Evergreen Merger Corporation” to “Forekast Group” on Closing (the proposal to approve the change of name, the “Change of Name Proposal” or “Proposal No.3” and the proposal to approve the Amended and Restated Memorandum and Articles of Association, the “M&A Proposal” or “Proposal No.4”, and together the “Charter Amendment Proposals”). For additional information about the proposed changes to the PubCo’s organizational documents please see the sections entitled “Proposal No. 4 – The M&A Proposal”

Q:	What amendments will be made to the current constitutional documents of PubCo?

A:	In addition to voting on the Business Combination, EVGR shareholders are also being asked to consider and vote upon Proposal No. 3 to approve PubCo’s change of post-Business Combination corporate name from “Evergreen Merger Corporation” to “Forekast Group”; and to approve the amendment and replacement of PubCo’s existing amended and restated memorandum and articles of association with the Amended and Restated Memorandum and Articles of Association, a copy of which is attached to this proxy statement/prospectus as Annex B. For additional information about the proposed changes to PubCo’s organizational documents please see the sections entitled “Proposal No. 4 – The M&A Proposal”

Q:	Why is EVGR proposing the Nasdaq Proposal?

A:	We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d), which require shareholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or ordinary shares issued and outstanding before the issuance of such stock or an issuance or potential issuance of stock that would result in a change of control.

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In connection with the Business Combination, we expect to issue 10,500,000 PubCo Ordinary Shares. Because we may issue 20% or more of our issued and outstanding ordinary shares, we are required to obtain shareholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a), (b) and (d). For more information, please see the section entitled “Proposal No. 5 – The Nasdaq Proposal.”

Q:	Why is EVGR proposing the Adjournment Proposal?

A:	We are proposing the Adjournment Proposal to allow the adjournment of the extraordinary general meeting to a later date or dates to permit further solicitation of proxies in the event there are not sufficient votes for the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal or the Nasdaq Proposal. In no event will EVGR seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after January 11, 2025 (unless otherwise extended). Please see the section entitled “Proposal No. 7 – The Adjournment Proposal” for additional information.

Q:	Do any of EVGR’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:	Certain of EVGR’s directors and officers may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of EVGR’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest, including with EVGR shareholders. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the EVGR Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. The EVGR Board concluded that the potential benefits that it expected EVGR and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the EVGR Board in favor of approval of the Merger, you should keep in mind that EVGR’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then we will be required to liquidate. In such event, the 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such Insider Shares had an aggregate market value of approximately $[_] based on the closing price of Public Shares of $[_] on Nasdaq as of [_], 2025. As a result of the nominal price of $[_] per Insider Share paid by the Sponsor compared to the recent market price of EVGR’s Class A ordinary shares, the Sponsor is likely to earn a positive rate of return on their investments in the Insider Shares even if the holders of EVGR’s Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares.

●	If the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then 532,500 Private Placement Units purchased by the Sponsor for a total purchase price of $5,325,000, will be worthless. Such Private Placement Units had an aggregate market value of approximately $[_] closing price of EVGR Units of $[_] on Nasdaq as of [_], 2025.

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●	The Sponsor invested an aggregate of $5,350,000 in EVGR, comprised of the $25,000 purchase price for the Insider Shares and $5,325,000 purchase price for the Private Placement Units. The amount held in EVGR’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each PubCo Ordinary Share would have an implied value of $[_] per share upon consummation of the Business Combination, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $[_] per share, the 2,875,000 PubCo Ordinary Shares that the Sponsor would own upon consummation of the Business Combination would have an aggregate implied value of $[_]. As a result, even if the trading price of PubCo’s Ordinary Shares significantly declines, the value of the Insider Shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of EVGR for the Insider Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of EVGR paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.”

●	As of [_], 2025, EVGR has unsecured promissory notes in the aggregate principal amount of $[_] outstanding. In the absence of shareholder approval for a further extension, if the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then such loans may not be repaid.

●	Unless EVGR consummates the Business Combination, our Sponsor, officers, directors or their respective affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As of [_], 2025, $[_] of advances was paid by Sponsor for expenses incurred on EVGR’s behalf and if the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), that amount would not be repaid. As a result, the financial interest of EVGR’s officers, directors and the Sponsor or their affiliates could influence its officers’ and directors’ motivation in selecting Forekast as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	The exercise of EVGR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and, in our shareholders’, best interest.

●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	EVGR’s Existing M&A provides that EVGR renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of EVGR management, on the one hand, and EVGR, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of EVGR management to any other entity. EVGR is not aware of any such corporate opportunities not being offered to EVGR and does not believe that waiver of the corporate opportunities doctrine has materially affected EVGR’s search for an acquisition target or will materially affect EVGR’s ability to complete an initial business combination.

In addition, members of Forekast’s board of directors, management and/or shareholders of Forekast may have transactions with Forekast of which the Forekast board of directors was aware when it approved Forekast entering into the Merger Agreement. Therefore, these individuals may have conflicts of interest, including with EVGR shareholders, in entering into and negotiating the terms of the Merger Agreement. For a complete description of these relationships, see “Certain Transactions and Related Party Transactions — Certain Transactions of Forekast”.

The foregoing interests may influence the officers and directors of EVGR to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. In considering the recommendations of the EVGR Board to vote for the proposals, EVGR’s shareholders should consider these interests. For more information, please see “Risk Factors — Some of the EVGR and Forekast officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

Approval of the Reincorporation Merger Proposal will require the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the extraordinary general meeting. Further, approval of each of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person or represented by proxy and entitled to vote thereon at the extraordinary general meeting. As of the Record Date, 2,875,000 Insider Shares and 532,500 Private Shares, or approximately [_]%, of the issued and outstanding Ordinary Shares, will be voted in favor of each of the Proposals.

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In addition, the exercise of EVGR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in EVGR shareholders’ best interests.

Q:	When and where is the extraordinary general meeting of EVGR shareholders?

A:	The extraordinary general meeting will take place at [●] and virtually via [●] on [●], 2025, at [●] a.m.

Q:	Who may vote at the extraordinary general meeting?

A:	Only holders of record of Ordinary Shares as of the close of business on [●], 2025 may vote at the extraordinary general meeting. As of the date of this proxy statement/prospectus, there were [_] Ordinary Shares issued and outstanding and entitled to vote. Please see “Extraordinary General Meeting of EVGR Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q:	How many votes do I have?

A.	EVGR shareholders are entitled to one vote at the extraordinary general meeting for each Ordinary Share held of record as of the Record Date. As of the close of business on the Record Date for the extraordinary general meeting, there were [_] Ordinary Shares issued and outstanding, of which [_] were issued and outstanding Public Shares.

Q:	What is the quorum requirement for the extraordinary general meeting?

A:	One or more shareholders who together hold not less than a majority of the Ordinary Shares issued and outstanding as of the Record Date and entitled to attend and vote at the extraordinary general meeting must be present in person, including by virtual attendance, or represented by proxy in order to hold the extraordinary general meeting and conduct business. This is called a quorum. Ordinary Shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the Meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, shareholders representing a majority of the votes present in person, including by virtual attendance, or represented by proxy at such meeting may adjourn the Meeting until a quorum is present. Broker non-votes will not be considered present for the purposes of establishing a quorum.

Q:	What vote is required to approve the Proposals?

A:	Approval of the Reincorporation Merger Proposal, will require the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the extraordinary general meeting. Further, approval of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of votes cast by the holders of the issued and outstanding Ordinary Shares present in person or represented by proxy and entitled to vote at the extraordinary general meeting. Attending the extraordinary general meeting either in person, including by virtual attendance, or by proxy and abstaining from voting will have the same effect as voting against all the Proposals, and, assuming a quorum is present, broker non-votes will have no effect on the Proposals. The Business Combination is not structured in a way so that approval of at least a majority of unaffiliated EVGR shareholders is required.

Q:	How will the Sponsor vote?

A:	EVGR’s Sponsor, which as of the Record Date owned 2,875,000 Insider Shares, or approximately [_]% of the issued and outstanding Ordinary Shares, have agreed to vote their respective Insider Shares acquired by them prior to the IPO in favor of the Business Combination Proposal and related proposals. The Sponsor has also agreed that it will vote any Public Shares that it purchases in the open market in or after the IPO in favor of each of the Proposals.

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Q:	Do I have redemption rights?

A.	If you are a holder of Public Shares, you have the right to request that we redeem all or a portion of your Public Shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus. Public shareholders may elect to redeem all or a portion of the Public Shares held by them regardless of if or how they vote in respect of the Business Combination Proposal. If you wish to exercise your redemption rights, please see the answer to the question: “How do I exercise my redemption rights?” below.

Pursuant to the letter agreement, dated February 8, 2022, entered into by and among EVGR and the Sponsor, the Sponsor, for no additional consideration, agreed to waive its redemption rights with respect to all of their Ordinary Shares in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Q:	Is there a limit on the number of shares I may redeem?

A.	A public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the Public Shares. Accordingly, all shares in excess of 15% of the Public Shares owned by a holder will not be redeemed. On the other hand, a Public Shareholder who holds less than 15% of the Public Shares may redeem all of the Public Shares held by him or her for cash.

Q:	Am I required to vote in order to have my Public Shares redeemed and how do I exercise my redemption rights?

A:

No. You are not required to vote in order to have the right to demand that EVGR redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable). These rights to demand redemption of Public Shares for cash are sometimes referred to herein as redemption rights.

If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [●], 2025 (two Business Days before the extraordinary general meeting), that EVGR redeem your shares into cash; and (ii) submit your request in writing to EVGR’s Transfer Agent, at the address listed at the end of this section and delivering your shares to EVGR’s Transfer Agent physically or electronically using the depository trust company’s deposit/withdrawal at custodian (“DWAC”) system two Business Days prior to the vote at the extraordinary general meeting.

Any corrected or changed written demand of redemption rights must be received by EVGR’s Transfer Agent two Business Days prior to the extraordinary general meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the Transfer Agent two Business Days prior to the vote at the Meeting.

Public shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from EVGR’s Transfer Agent and to effect delivery. It is EVGR’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Any public shareholder who holds Public Shares on or before [●], 2025 (two Business Days before the extraordinary general meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination. Public shareholders are eligible to redeem their shares at any time prior to [●], 2025, regardless of whether such shareholder became a shareholder before or after the Record Date. However, public shareholders will not be able to seek redemption after [●], 2025 (two Business Days before the extraordinary general meeting) and therefore public shareholders will not be able decide whether to redeem based on whether the Business Combination is approved or not at the extraordinary general meeting as the redemption decision must be made two days prior to such meeting.

Any request for redemption, once made by a holder of Public Shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the extraordinary general meeting. If you deliver your shares for redemption to EVGR’s transfer agent and later decide prior to the extraordinary general meeting not to elect redemption, you may request that EVGR’s transfer agent return the shares (physically or electronically). You may make such request by contacting EVGR’s transfer agent at the address listed at the end of this section.

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Q:	If I am a holder of units, can I exercise redemption rights with respect to my units?

A:	No. Holders of issued and outstanding units must elect to separate the units into the underlying public shares, public warrants, and public rights prior to exercising redemption rights with respect to the public shares. If you hold your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the units into the underlying public shares, public warrants, and public rights, or if you hold units registered in your own name, you must contact our Transfer Agent, directly and instruct them to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to our Transfer Agent in order to validly redeem its shares. You are requested to cause your public shares to be separated and your share certificates (if any) and other redemption forms (as applicable) delivered to our Transfer Agent, by 5:00 p.m., Eastern Time, on [●], 2025 two Business Days before the extraordinary general meeting) in order to exercise your redemption rights with respect to your Public Shares.

Q:	If I hold EVGR Warrants, can I exercise redemption rights with respect to my warrants?

A:	No. There are no redemption rights with respect to the EVGR Warrants.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

The U.S. federal income tax consequences of exercising redemption rights with respect to our Public Shares will depend on a holder’s particular facts and circumstances. See “—Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal tax consequences of the redemption of our Public Shares. We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights with respect to your Public Shares.

In the event that a U.S. Holder (as defined below) elects to redeem its Public Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Public Shares under Section 302 of the Internal Revenue Code (the “Code”) or is treated as a distribution under Section 301 of the Code and whether EVGR would be characterized as a passive foreign investment company (“PFIC”). If the redemption qualifies as a sale or exchange of the Public Shares or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the Public Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Public Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Public Shares redeemed exceeds one year.

Subject to the PFIC rules, long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the Public Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. See “Material U.S. Federal Income Tax Consequences — Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights” and “Material U.S. Federal Income Tax Consequences — Passive Foreign Investment Company Status” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its Public Shares for cash, including with respect to EVGR’s potential PFIC status and certain tax implications thereof.

Additionally, because the Reincorporation Merger will occur prior to the redemption by U.S. Holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of section 367(a) of the Code and the PFIC rules. The tax consequences of the exercise of redemption rights, including pursuant to Section 367(a) of the Code and the PFIC rules, are discussed more fully below under “Material U.S. Federal Income Tax Consequences — Certain U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights.” All holders of Public Shares considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws.

Q.	How do the public warrants differ from the private placement warrants and what are the related risks for any public warrant holders post business combination?

A.

The public warrants are identical to the private placement warrants. Following the Closing, PubCo may redeem your public warrants prior to their exercise at a time that is disadvantageous to you. PubCo will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per public warrant, provided that the closing price of PubCo’s Ordinary Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading day period ending on the third trading day prior to proper notice of such redemption, provided that certain other conditions are met. If and when the public warrants become redeemable by PubCo, it may exercise the redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, PubCo may redeem the public warrants as set forth above even if the holders are otherwise unable to exercise the public warrants. Redemption of the outstanding public warrants could force you (i) to exercise your public warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your public warrants at the then-current market price when you might otherwise wish to hold your public warrants or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

If a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 60 days from the consummation of EVGR’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when PubCo shall have failed to maintain an effective registration statement, exercise the public warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

Historical trading prices for the Class A ordinary shares have varied between a low of approximately $[_] per share on [_], 2022 to a high of approximately $[_] per share on [_], 2025 but have not approached the $18.00 per share threshold for redemption (which, as described above, would be required for 20 trading days within a 30 trading-day period after they become exercisable and prior to their expiration, at which point the public warrants would become redeemable). In the event that, after the Transactions, PubCo elects to redeem all of the redeemable warrants as described above, PubCo will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by PubCo not less than 30 days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement dated February 8, 2022, between EVGR and Continental Stock Transfer & Trust Company, as warrant agent, shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption by our posting of the redemption notice to the Depository Trust Corporation. Please see “Risk Factors — Even if EVGR consummates the Business Combination, there can be no assurance that the public warrants will be in the money during their exercise period, and they may expire worthless” and “Risk Factors — EVGR may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants” for more information.

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Q:	Will holders of Public Shares or EVGR Warrants be subject to U.S. federal income tax on the PubCo Ordinary Shares or PubCo Warrants received in the Reincorporation Merger?

A:

Subject to the limitations and qualifications described in “U.S. Federal Income Tax Considerations,” including the application of the PFIC rules, the Reincorporation Merger should qualify as a “reorganization” within the meaning of Section 368 of the Code.

The rules under Section 368 of the Code, however, are complex and qualification for such treatment could be adversely affected by events or actions that occur following the Business Combination that are out of EVGR’s control.

Moreover, Section 367(a) of the Code may apply to the Reincorporation Merger if PubCo transfers the assets it acquires from EVGR pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. Section 367(a) of the Code, and the applicable Treasury regulations promulgated thereunder, would only apply to U.S. Holders who would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of PubCo following the Business Combination (a “5 Percent Holder”) who do not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 (“GRA”), and would cause the Reincorporation Merger to result in gain recognition (but not loss) by such 5 Percent Holders. The requirements under Section 367(a) are not discussed herein There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations.

If the Reincorporation Merger does not qualify as a “reorganization”, then a U.S. Holder that exchanges its Public Shares or EVGR Warrants for the consideration under the Reincorporation Merger will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the Public Shares and EVGR Warrants exchanged. For a more detailed discussion of certain U.S. federal income tax consequences of the Reincorporation Merger, see the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders” in this proxy statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Reincorporation Merger.

Q:	Will holders of shares in Forekast be subject to U.S. federal income tax on the PubCo Ordinary Shares received in the Acquisition Merger?

A:	Forekast does not have any U.S. holders. Given that Forekast is a non-U.S. entity with no U.S. holders, Forekast does not foresee any material U.S. federal income tax consequences of the Business Combination to its pre-merger shareholders. Accordingly, Forekast has excluded discussions on the “U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Forekast shares.” Such discussions are irrelevant to Forekast, as Forekast’s investors are not subject to U.S. federal income taxes.

Q:	What are the Cayman Islands tax consequences of exercising my redemption rights?

A:	There are no material tax considerations with respect to the Business Combination or the redemption of Ordinary Shares from a Cayman Islands law perspective. Please refer to the section entitled “U.S. Federal Income Tax Considerations” for Cayman Islands Tax considerations with respect to the ownership of new EVGR securities.

Q:	How can I vote?

A:	If you are a shareholder of record, you may vote by attending the extraordinary general meeting live in person or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the extraordinary general meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the extraordinary general meeting and vote in person or online, if you choose.

To vote in person at the extraordinary general meeting, follow the instructions below under “How may I participate in the extraordinary general meeting?”

To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card before the extraordinary general meeting, we will vote your shares as you direct.

To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

To vote via the Internet, please go to [●] and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.]

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on [●], 2025. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before the date of the extraordinary general meeting or attend the extraordinary general meeting to vote your shares online.

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If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self- addressed, postage-paid envelope provided.

If you plan to vote at the extraordinary general meeting, you will need to contact EVGR’s Transfer Agent, Continental Stock Transfer & Trust Company, or Continental, at the phone number or email below to receive a control number and you must obtain a legal proxy from your broker, bank or other nominee reflecting the number of Ordinary Shares you held as of the Record Date, your name and email address. You must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the Meeting for processing your control number.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the extraordinary general meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Continental. Requests for registration should be directed to 917-262-2373 or email proxy@continentalstock.com. Requests for registration must be received no later than [●] p.m., Eastern Time, on [●], 2025.

You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the extraordinary general meeting prior to the start time leaving ample time for the check in.

Q:	How may I participate in the extraordinary general meeting?

A.	If you are a shareholder of record as of the Record Date for the extraordinary general meeting, you should receive a proxy card from Continental, containing instructions on how to attend the extraordinary general meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at 917-262-2373 or email proxy@continentalstock.com.

You can pre-register to attend the extraordinary general meeting starting on [●], 2025. Go to [●] and enter the control number found on your proxy card you previously received, as well as your name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the extraordinary general meeting, you will need to re-log into [●] using your control number.

If your shares are held in street name, and you would like to join and not vote, Continental will issue you a guest control number. Either way, you must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the Meeting for processing your control number.

Q:	Who can help answer any other questions I might have about the extraordinary general meeting?

A.	If you have any questions concerning the extraordinary general meeting (including accessing the Meeting by virtual means) or need help voting your Ordinary Shares, please contact Continental at 917-262-2373 or email proxy@continentalstock.com.

The Notice of Extraordinary General Meeting, proxy statement/prospectus and form of Proxy Card are available at: [●].

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Q:	If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. EVGR believes the Proposals are non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker, or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your Ordinary Shares in accordance with directions you provide.

Q:	What if I abstain from voting or fail to instruct my bank, brokerage firm, or nominee?

A:	EVGR will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the extraordinary general meeting of EVGR shareholders. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal.

Q:	If I am not going to attend the extraordinary general meeting, should I return my proxy card instead?

A.	Yes. Whether you plan to attend the extraordinary general meeting in person, virtually or not at all, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	How can I submit a proxy?

A.	You may submit a proxy by (a) visiting [●] and following the on-screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free [●] in the U.S. or [●] from foreign countries from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the extraordinary general meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the extraordinary general meeting in person and casting your vote or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the extraordinary general meeting. If you hold your shares through a bank, brokerage firm, or nominee, you should follow the instructions of your bank, brokerage firm, or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy, Inc.

PO Box 10904

Yakima, WA 98909

Toll Free: 866-894-0536

Email: Ksmith@advantageproxy.com

Unless revoked, a proxy will be voted at the extraordinary general meeting in accordance with the shareholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the Proposals.

Q:	Should I send in my share certificates now?

A:	Yes. EVGR shareholders who intend to have their Public Shares redeemed, by electing to have those Public Shares redeemed for cash on the proxy card, should send their certificates at least two Business Days before the extraordinary general meeting. Please see “Extraordinary General Meeting of EVGR Shareholders – Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

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Q:	Who will solicit the proxies and pay the cost of soliciting proxies for the extraordinary general meeting?

A:	EVGR will pay the cost of soliciting proxies for the extraordinary general meeting. EVGR has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies for the extraordinary general meeting. EVGR has agreed to pay Advantage Proxy, Inc. its customary fees, plus disbursements, and will reimburse Advantage Proxy, Inc. for its reasonable out-of-pocket expenses and indemnify Advantage Proxy, Inc. and its affiliates against certain claims, liabilities, losses, damages, and expenses. EVGR will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of the Ordinary Shares and in obtaining voting instructions from those owners provided such costs are reasonable.

Q:	What happens if I sell my shares before the extraordinary general meeting?

A:	The Record Date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your Ordinary Shares after the Record Date, but before the extraordinary general meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the extraordinary general meeting, but you will have transferred ownership of the shares and will not hold an interest in EVGR after the Business Combination is consummated.

Q:	What happens if a substantial number of the public shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A.	Our public shareholders are not required to vote in respect of the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of public shareholders is reduced as a result of redemptions by public shareholders.

Q:	May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:	The Cayman Companies Act prescribes when shareholder appraisal rights will be available and sets the limitations on such rights. For additional information, see the section entitled “Extraordinary General Meeting of EVGR Shareholders – Appraisal Rights.”

Q:	What happens if the Business Combination is not consummated?

A:	If EVGR does not consummate the Business Combination by January 11, 2025 (unless otherwise extended), then pursuant to Article 37.2 of EVGR’s Existing M&A, EVGR’s directors must take all actions necessary in accordance with the Cayman Companies Act to dissolve and liquidate EVGR as soon as reasonably practicable. Following dissolution, EVGR will no longer exist as a company. In any liquidation, the funds held in the trust account, plus any interest earned thereon not previously released to EVGR (net of taxes payable and less interest to pay dissolution expenses) divided by the number of then outstanding Public Shares, together with any remaining out-of-trust net assets will be distributed pro-rata to holders of Public Shares who acquired such ordinary shares in EVGR’s IPO or in the aftermarket. If the Business Combination is not effected by January 11, 2025 (unless otherwise extended), then the EVGR Warrants will expire worthless. The estimated consideration that each Public Share would be paid at liquidation would be approximately $[_] per share for shareholders based on amounts on deposit in the trust account as of [_], 2025. The closing price of Public Shares on Nasdaq as of [_], 2025 was $[_]. The Sponsor waived the right to any liquidation distribution with respect to any Insider Shares held by it.

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Q:	What happens to the funds deposited in the trust account following the Business Combination?

A:	Following the Closing, funds in the trust account will be released to PubCo. Holders of Public Shares exercising redemption rights will receive their per share redemption price. The balance of the funds will be utilized to fund the Business Combination. As of the date of this proxy statement/prospectus, there was approximately $[_] million in EVGR’s trust account. Approximately $[_] per outstanding share issued in EVGR’s IPO will be paid to redeeming public investors. Any funds remaining in the trust account after such uses will be used for future working capital and other corporate purposes of PubCo.

Q:	What happens if I fail to take any action with respect to the extraordinary general meeting?

A:	If you fail to vote with respect to the extraordinary general meeting and the Business Combination is approved by shareholders and the Business Combination is consummated, you will become a shareholder of PubCo. If you fail to vote with respect to the extraordinary general meeting and the Business Combination is not approved, you will remain a shareholder of EVGR. However, if you fail to vote with respect to the extraordinary general meeting, you will nonetheless be able to elect to redeem your public shares in connection with the Business Combination.

Q:	What should I do if I receive more than one set of voting materials?

A.	Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Ordinary Shares.

Q:	Where can I find the voting results of the extraordinary general meeting?

A.	The preliminary voting results will be announced at the extraordinary general meeting. EVGR will publish final voting results of the extraordinary general meeting in a Current Report on Form 8-K within four Business Days after the extraordinary general meeting.

Q:	When is the Business Combination expected to be completed?

A.	It is currently anticipated that the Business Combination will be consummated promptly following the extraordinary general meeting, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived. For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No.2 – The Business Combination Proposal - Conditions to Closing.”

Q.	How does the Sponsor intend to vote on the proposals?

A.	Our Sponsor, directors and officers have agreed to vote any Ordinary Shres owned by them in favor of the Business Combination, including their Insider Shares and any Public Shares purchased after our IPO (including in open market and privately negotiated transactions). As of the Record Date, our Sponsor, and certain current and former officers and directors beneficially own an aggregate of [●]% of the outstanding Ordinary Shares.

Q.	What happens to the EVGR Warrants I hold if I vote my Class A Ordinary Shares against approval of the Business Combination Proposal and validly exercise my redemption rights?

A.	Properly exercising your redemption rights as an EVGR shareholder does not result in either a vote “FOR” or “AGAINST” the Business Combination Proposal. If the Business Combination is not completed, you will continue to hold your EVGR Warrants, and if EVGR does not otherwise consummate an initial business combination by the Combination Period or obtain the approval of EVGR shareholders to extend the deadline for EVGR to consummate an initial business combination, EVGR will be required to dissolve and liquidate, and your EVGR Warrants will expire worthless.

Q.	Following the Business Combination, will EVGR securities continue to trade on a stock exchange?

A.	Yes. We anticipate that, following the Business Combination, PubCo Ordinary Shares and PubCo Warrants will continue trading on Nasdaq under the new symbols “[_]” and “[_].W,” respectively. The EVGR Units will automatically separate into the component securities upon consummation of the Business Combination and, as a result, will no longer trade as a separate security.

DELIVERY OF DOCUMENTS TO EVGR SHAREHOLDERS

Pursuant to the rules of the SEC, EVGR and servicers that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement/prospectus, unless EVGR has received contrary instructions from one or more of such shareholders. Upon written or oral request, EVGR will deliver a separate copy of the proxy statement/prospectus to any shareholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement/prospectus may likewise request that EVGR deliver single copies of the proxy statement/prospectus in the future. Shareholders may notify EVGR of their requests by contacting Advantage Proxy, Inc., EVGR’s proxy solicitor, at:

Advantage Proxy, Inc.

PO Box 10904

Yakima, WA 98909

Toll Free: 866-894-0536

Email: Ksmith@advantageproxy.com

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A-1. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

The Parties

The EVGR Parties

The following diagram illustrates the pre-Business Combination structure of EVGR Parties:

PubCo Pre-Business Combination Structure

Public Shareholders (1)
[_]%
[_]%
Evergreen LLC (2)
100%
Evergreen Merger Corporation(3)
(Cayman)
100%
Evergreen Merger Sub, Inc.(4)
(Cayman)

(1) The shares held by public shareholders are subject to redemption in accordance with EVGR’s organizational documents.

(2) Evergreen LLC, EVGR’s sponsor, is managed by Liew Choon Lian, who is also the Chief Executive Officer of EVGR.

(3) Immediately prior to consummation of the Business Combination, EVGR will reincorporate in the Cayman Islands by merging with and into Evergreen Merger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of EVGR (“PubCo”), with PubCo remaining as the surviving publicly traded entity.

(4) Upon consummation of the Business Combination, Merger Sub will merge with and into Forekast, with Forekast surviving the merger as a wholly-owned subsidiary of PubCo.

Evergreen Corporation

Evergreen Corporation, or EVGR, was incorporated as a blank check company on October 21, 2021, under the laws of the Cayman Islands, for the purpose of entering into a merger, a share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or similar business combination with one or more businesses or entities, which we refer to as a “target business.” EVGR’s efforts to identify a prospective target business were not limited to any particular industry or geographic location.

On February 11, 2022, EVGR consummated the IPO of 10,000,000 units, generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, EVGR consummated the private sale of an aggregate of 480,000 units to the Sponsor at a purchase price of $10.00 per private placement unit, generating gross proceeds to EVGR in the amount of $4,800,000.

On February 11, 2022, the underwriters purchased an additional 1,500,000 units pursuant to the exercise of the underwriters’ over-allotment option. The over-allotment option units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to EVGR of $15,000,000. Also, in connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 52,500 private placement units at a purchase price of $10.00 per unit.

Following the closing of the IPO on February 11, 2022, an amount of $116,725,000 ($10.15 per unit) from the net proceeds of the sale of the units in the IPO and the private placement was placed in a trust account which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by EVGR meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by EVGR, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the trust account.. As of the date of this proxy statement/prospectus, funds in the trust account totaled approximately $[_] million.

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On July 18, 2023, EVGR held an extraordinary general meeting of shareholders. During this meeting, EVGR’s shareholders approved the proposals to, among other things, (i) amend EVGR’s amended and restated articles of association to give EVGR the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to twelve (12) times for an additional one (1) month each time, from August 11, 2023 to August 11, 2024; (ii) amend EVGR’s investment management trust agreement, dated as of February 8, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to the August 11, 2024 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A ordinary share outstanding, and (iii) amend EVGR’s amended and restated articles of association to expand the methods that EVGR may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. On July 18, 2023, 4,004,330 Public Shares were redeemed by a number of shareholders at a price of approximately $10.75 per share, in an aggregate principal amount of $43,058,659.34. Following the redemptions, there were 7,495,670 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $160,000 per month into the trust account to further extend the Combination Period to May 11, 2024.

On May 9, 2024, EVGR held an extraordinary general meeting of shareholders. During this meeting, EVGR’s shareholders approved the proposals to, among other things, (i) amend EVGR’s amended and restated articles of association to give EVGR the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to nine (9) times for an additional one (1) month each time, from May 11, 2024 to February 11, 2025; and (ii) amend EVGR’s investment management trust agreement, dated as of February 8, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to nine (9) times for an additional one (1) month each time from May 11, 2024 to February 11, 2025 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $80,000 and (b) $0.03 for each Class A ordinary share outstanding. On May 9, 2024, 2,831,713 Public Shares were redeemed by a number of shareholders at a price of approximately $11.43 per share, in an aggregate principal amount of $32,364,393.70. Following the redemptions, there were 4,663,957 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $80,000 per month into the trust account to further extend the Combination Period to January 11, 2025.

Each extension payment is loaned to the Company by the Sponsor pursuant to the promissory notes and the Company will repay the aggregate amount contributed by the Sponsor for the extensions at Closing. The loans are not interest-bearing and may be converted into Class A ordinary shares at Closing at the option of the Sponsor. For additional information regarding the promissory notes, see “Certain Transactions and Related Party Transactions — Related Party Extensions Loan” and “Proposal No. 2 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus. Neither EVGR, the Sponsor nor any other individual or entity received securities or other consideration in exchange for the extension payments.

None of the funds held in trust will be released from the trust account, other than interest income to pay any tax obligations, until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if EVGR has not consummated a business combination by January 11, 2025 (unless otherwise extended).

The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of the date of this proxy statement/prospectus, there was, as a result of the redemptions discussed above, approximately $[_] in EVGR’s trust account including interest earned.

EVGR Units, Public Shares, and EVGR Warrants are each quoted on Nasdaq, under the symbols “EVGRU,” “EVGR,” and “EVGRW,” respectively. Each of EVGR Units consist of one ordinary share and one redeemable warrant. EVGR Units commenced trading on February 9, 2022.

EVGR’s principal executive offices are located Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia and the telephone number is +1 786 406 6082.

Evergreen Merger Corporation

Evergreen Merger Corporation (“PubCo”) was incorporated in the Cayman Islands on December 19, 2023, for the sole purpose of the Reincorporation Merger. Upon consummation of the Reincorporation Merger, EVGR will merge with and into PubCo, with PubCo as the surviving publicly traded entity.

After the consummation of the Business Combination, PubCo will be a “foreign private issuer” under the U.S. securities laws and the rules of Nasdaq. For more information about the foreign private issuer, please see the sections titled “Director and Executive Officers of PubCo after the Business Combination — Foreign Private Issuer Status.”

Evergreen Merger Sub Inc.

Evergreen Merger Sub Inc. (“Merger Sub”) was incorporated in the British Virgin Islands on September 2, 2024 and is a wholly-owned subsidiary of PubCo formed to consummate the Business Combination. Upon the consummation of the Business Combination, Merger Sub will merge with and into Forekast, with Forekast surviving the merger as a wholly-owned subsidiary of PubCo.

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The Target Parties

Forekast

The following diagram illustrates the pre-Business Combination structure of Forekast:

Forekast specializes in delivering cutting-edge technology managed services, leveraging augmented intelligence and augmented intelligence-driven insights to enhance business operations, customer experiences, and workforce capabilities. Our approach is centered on using a wide range of intelligence sources such as gathering insights from business knowledge, client evolving demands and business goals, operational metrics efficiency, market trends, and customer experience. Augmented intelligence at Forekast is not just about deploying tools; it’s about integrating a variety of data sources and augmenting human expertise to enable smarter decision-making and greater innovation.

Our solutions process both structured and unstructured data. Examples of structured data are operational productivity metrics of our employees, customer service metrics, technology skill sets of our employees, technology skill sets required by our clients, database of our employees, clients and partner, technology managed services projects and its status, performance indicators, transaction logs, financial metrics, and standardized compliance and regulatory records. This structured data provides a foundational framework for measurable analysis and augmented decision-making.

Complementing this, our solutions process unstructured data such as customer communications, internal meeting notes, and document repositories. This enables us to capture valuable insights from human communications and contextual information that would not be accessible through structured data alone. We maintain business knowledge bases that combine our industry knowledge with various domain expertise, while also analyzing market trends and competitive developments related to our clients’ industries, ensuring our solutions are tailored to each client’s unique context.

We deliver client-centric intelligence paired with exceptional managed services delivery by offering our clients the flexibility to engage skilled teams of technology experts to deliver targeted tasks or execute complex portfolio of projects and solutions that are aligned to their business needs efficiently and with precision. By entrusting us with their technology requirements, clients can focus on their core business activities while optimizing resource allocation. This approach enables them to scale their operations and adapt quickly to changing market conditions including as and when it is required, to drive business initiatives that are sustainable.

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Since our establishment more than a decade ago, we have consistently evolved to meet the growing demands of businesses, including expanding our capabilities by integrating augmented intelligence-driven solutions that enhance both operational effectiveness and competitiveness. Our solutions built over the years provide real-time operational oversight, facilitate productive interaction with clients, ensure continuous access to skilled teams and support our augmented intelligence approach to help businesses navigate future challenges and capitalize on growth opportunities by bridging the gap between technology needs and available skill sets while providing us the platform to generate additional revenue streams.

Our approach to technology managed services and augmented intelligence is rooted in a profound understanding of our clients’ needs, the latest technological trends and the evolving landscape of modern solutions. We believe that AI’s greatest value lies in augmenting human capabilities, not replacing them. By combining human expertise and access to talents with technology, we empower businesses to enhance decision-making, foster creativity, and solve complex problems more effectively.

Our Vision

Forekast is dedicated to guiding our clients through the complexities of tomorrow’s landscape with precision and insight.

By staying at the forefront of technological advancements and talent dynamics, we empower businesses to make informed decisions and thrive in this ever-evolving digital era.

Our Mission

At Forekast, we believe in the transformative power of technology to transform businesses. With a specialized focus on cutting-edge solutions, we leverage augmented intelligence for talent management, virtual assistants, and customer experience to drive business growth and success.

Our Strengths

○	Client-Centric Intelligence: We harness the power of augmented intelligence and cutting-edge digital tools to support and optimize crucial business processes, enabling us to develop a profound understanding of our clients’ unique needs and challenges. This deep insight into market analysis and emerging trends allows us to collaborate effectively with our clients, providing tailored solutions that drive success. By maintaining a client-first approach, we ensure that our strategies are aligned with the specific goals and objectives of our clients, facilitating informed decision-making and delivering outcomes that consistently exceed expectations.
○	Future-Ready Workforce: Our expertise lies in anticipating and understanding the evolving demands of the digital workforce. We focus on predicting future skill requirements and proactively addressing talent gaps through strategic resource augmentation. This approach not only prepares our clients to meet the challenges of tomorrow but also ensures that they maintain a competitive edge in a rapidly changing technological landscape. By continuously aligning workforce capabilities with future market needs, we help our clients build agile, resilient teams equipped to handle the complexities of the digital era.
○	Structured Process: We implement meticulously designed task workflows and robust performance measurement systems that guarantee consistent, high-quality client experiences. These processes are not only structured to ensure efficiency but are also aligned with ISO-certified standards, reflecting our commitment to excellence and adherence to global best practices. This systematic approach enables us to deliver reliable and repeatable outcomes, minimizing risks and maximizing value for our clients, while also ensuring compliance with industry regulations.
○	High Touch Service Delivery: Our approach to service delivery is distinguished by a focus on high-touch engagement, where we prioritize personal interaction and close collaboration with our clients. We integrate this philosophy across people, processes, and technology, ensuring that every aspect of our service is designed to create a superior client experience. Our holistic strategy emphasizes operational excellence, where each interaction is meticulously planned and executed to deliver maximum impact, fostering long-term relationships and driving sustained success for our clients.

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Global Industry Background

Augmented Intelligence

Augmented intelligence represents a cooperative relationship between humans and machines, using AI to bolster human abilities and prioritizing collaboration over replacement. This approach supports human decision-making by offering insights, boosting productivity, and reducing mistakes. Augmented intelligence acts as a catalyst, allowing both individuals and organizations to capitalize on the combined advantages of human intelligence and machine capabilities. Unlike AI’s focus on autonomous systems, augmented intelligence emphasizes providing humans with actionable insights and tools for making well-informed decisions, enhancing the human experience and promoting innovation.

AI could contribute up to $15.7 trillion to the global economy in 2030, equivalent to a 14% increase in global GDP, according to PricewaterhouseCooper (PwC). According to International Data Corporation (“IDC”), global expenditure on artificial intelligence – encompassing software, hardware, and services for AI-focused systems – is set to more than double from 2023 to 2026, with spending expected to soar to over $300 billion by 2026. Gartner’s forecast on AI business value emphasizes augmented intelligence as the primary AI application in terms of added business value, facing the fewest initial adoption obstacles. According to Gartner, by 2030, augmented intelligence is projected to exceed all other AI initiatives, constituting 44% of the worldwide business value generated from AI.

Managed services

The global managed services market is expected to experience significant growth, driven by rising demand for IT services, the increasing adoption of cloud computing by businesses, and the growing need for cost-effective managed services solutions. Additionally, the surge in digitalization and the adoption of advanced technologies are anticipated to create substantial growth opportunities for the market. The managed services market size is projected to increase by $184.29 billion, at a CAGR of 10.75% between 2023 and 2028, according to TechNavio.

Customer experience (CX)

The global market for CX outsourcing services is projected to grow, driven by the increasing acknowledgment of CX as a crucial competitive edge and attractive reasons for companies to outsource their CX functions. According to an IDC report, the Asia/Pacific (excluding Japan and China) region’s customer experience (CX) services spending will reach $43.8 million with a CAGR of 6.9% in 2027. Australia and New Zealand (ANZ) and Southeast Asia are two of the subregions expected to contribute the most to the total market.

In recent years, according to McKinsey & Company, organizations across sectors have been forced to overhaul many of their processes as the importance of CX has taken center stage. Largely due to the rise in “CX native” companies, customers’ expectations across areas like getting immediate help, maintaining control, and personalization have grown. This shift will necessitate the retraining of contact center agents to handle these new demands effectively.

Our Offerings

We believe Forekast is well positioned to be a leader in augmented intelligence and technology managed services, enhancing customer experience, optimizing operational efficiency and bolstering human capabilities.

Forekast’s augmented intelligence-powered offerings leverage on various solutions developed over the years, our industry and technology knowledge, and access to talents tailored to meet our clients’ needs. We consider that through this combination of strengths, each offering is scalable and foster sustainable growth:

●	iVIE.AI: Our augmented intelligence-driven platform blends the power of virtual assistance, generative AI, and conversational AI to transform business operations. Designed to augment human intelligence, iVIE.AI is designed to support collaborative decision-making, optimize processes, meet business needs and ensure that businesses can navigate the complexities of the modern landscape with confidence and foresight. iVIE.AI also offers comprehensive onboarding and training support, and gives user access to knowledge base that is tailor made to consist of relevant information, standards, best practices, and FAQs. It is able to perform query handling, responding to questions in addition to making recommendations e.g., for partners and vendors. iVIE.AI adapts and improves its responses based on user interactions and evolving topics, ensuring that it remains relevant and over time, refining the accuracy and the quality of its recommendations.

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●	ManagedServices.AI: We offer comprehensive services that include skilled teams, resource augmentation, regulatory guidance, and innovative strategies designed to maintain a competitive edge. Our holistic approach ensures seamless integration of advanced technologies into existing infrastructures, enabling our clients’ teams to achieve more with less effort as they benefit from an array of technology skill sets required by enterprise-grade companies such as solution architect, product manager, data analyst, data center solution specialist, software engineer, network engineer and customer service specialist.

●	CustomerExperience.AI: We elevate every touchpoint through our integrated customer experience solutions. We delve into the customer journey, pinpointing areas for refinement and enhancement. Using personalized strategies and cutting-edge industry insights, we help clients capture, connect with, and resonate with their audience. Our ecosystem seamlessly integrates various digital tools and platforms, supported by a talented workforce to ensure a cohesive and engaging customer experience across all channels. We also offer personalized customer experience blueprints tailored specifically to meet the unique needs of each client.

●	Commerce.AI: We transform our clients’ digital presence into a seamless experience—one that converts visitors into loyal customers with minimal effort. Our personalized marketing tools and insights enable efficient digital store management, streamline transaction processing and enhance the overall customer journey. One of its features is the Sustainable Listings complimented by Advanced Search Filters, which catalogs sustainability-friendly offerings and allows for a more tailored search experience, ensuring that users find precisely what they need based on their goals. Commerce.AI also provide a marketplace for socially responsible or environmentally focused projects and products, allowing users to invest in initiatives or procure products aligned with their values. The user-friendly interface supports and empowers teams, augmenting human capabilities with advanced technological solutions. From marketing campaigns to transaction management, our platform offers a holistic approach to running your business.

●	IOT.AI: Our state-of-the-art technology seamlessly integrates with the client’s existing systems, optimizing workflows and enabling real-time monitoring and decision-making. This comprehensive integration provides an overarching view of operations, ensuring every aspect is fine-tuned for peak performance. Our solutions are designed to augment and empower our client’s workforce, enhancing productivity while reducing downtime.

As of December 31, 2023, all revenue for Forekast was derived from ManagedServices.AI, which is our core offering that also serves as the primary driver of our financial performance. In 2024, we began offering and providing our iVIE.AI, CustomerExperience.AI, and Commerce.AI products and services. We hope to offer IOT.AI products and services in the near future.

As we continue to invest to grow our technology and broaden our portfolio of offerings, we anticipate growth from both existing customers as well as new customers that would want our expanded and enhanced set of offerings moving forward. Looking to the future, we remain steadfast in leveraging our industry experience to drive sustained growth, foster innovation, and nurture customer-centricity, with a good finger on the pulse on what the industry wants and needs. Our growth strategies and unwavering dedication to investing in our solutions with a razor sharp focus on customer needs and wants, pioneering technologies, and accomplished talent pool ensure our growing competitive advantage and solidify our position in the market.

Our Growth Strategies

New Customers Acquisition from Mid-Market and Large Corporations. Allied Market’s research forecasted market opportunity worth $594.8 billion for managed service providers (“MSPs”) globally by 2031. Additionally, global expenditure on artificial intelligence – including software, hardware, and services for AI-focused systems – is predicted by IDC to soar to over $300 billion by 2026. Forekast is positioning itself to continue to service and grow in this segment.

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Expand Our Offerings. Forekast values the importance of business relationships in driving long-term growth and profitability. These segments complement our native tools and applications as Forekast leverages its technologies to derive powerful insights through machine learning, AI-augmented systems and other scalable solutions to help a variety of industries – overcome the complexities of global business operations. We will continue to deepen and strengthen our relationships with customers and develop new partnerships that allow us to expand our offerings to address new verticals and emerging industries.

Enhancing Our Capabilities. Our focus is on improving our solutions offerings while broadening the scope of services we provide to expand market reach and strengthen our customer relationships. We recognize that staying competitive necessitates the continuous development of new and improved offerings and services. Our team integrate feedback and novel use cases from our users and clients. We prioritize flexibility, allowing us to innovate and adapt technologies to improve resilience, responsiveness, and operational efficiency.

Deepen Our Engagement with Our Existing Customer Base. We identify significant opportunities for upselling within our existing clientele by penetrating new business divisions and augmenting user adoption. Our sales methodology is product-centric, strategically targeting business units within corporations, thereby promoting organizational expansion through demonstrated success for our clients.

Prioritizing Product and Service Excellence to Retain and Expand Our Customer Base. We believe that retaining our current customers is just as important as acquiring new ones. We plan to continue investing in and enhancing our product development and service delivery capabilities to ensure our offerings remain at the cutting edge of innovation. We will strive to exceed customer expectations at every turn, building long-term, mutually beneficial relationships.

New Market Penetration: Forekast is poised to extend its reach through untapped channels and market penetration strategies. By entering new geographical markets, we tap into a broader customer base and uncover new growth opportunities, tailoring our offerings to meet the unique needs of diverse markets, and driving global expansion and brand recognition.

Our Customers

In fiscal year 2022, we concentrated our efforts on retaining our marquee clients while securing higher-margin projects, which resulted in $13.60 million in revenue. This strategic approach proved successful as we continued to expand our client engagements and projects into fiscal year 2023, culminating in a 17.1% increase in revenue to $15.93 million. During this period, the Group achieved a gross profit of $1.65 million, representing a substantial 47.0% increase from the $1.13 million gross profit recorded in fiscal year 2022. This improvement in profitability was driven primarily by a greater contribution from higher-margin contracts, in line with our long-term business strategies. As a result, the gross profit margin increased from 8.3% in fiscal year 2022 to 10.4% in fiscal year 2023.

Our customers span a variety of industries, including Communications and High Technology, Industrial and Services, Energy and Utilities, Healthcare, Media and Entertainment, Financial Services, Education, and Logistics, among others. Our customers include several large multinational corporations in Malaysia that we believe rely on our solutions to enhance their operations and drive innovation, and our ability to deliver high-quality services that meet the evolving demands of their industries.

For the year ended December 31, 2023, customers in the Communications and High Technology industries were the largest contributors to our revenue, accounting for over 50% of total revenue. Meanwhile, customers in the Industrial and Services industry accounted for over 20%, and customers in the Energy and Utilities industry represented over 10% of total revenue for the year. In comparison, during the year ended December 31, 2022, customers in the Communications and High Technology industries accounted for over 60% of total revenue, while customers in the Industrial and Services industry accounted for over 10%. Customers in the Energy and Utilities business contributed over 10% of total revenue during the year ended December 31, 2022.

We believe the success of our business is supported by our existing client base and our contract engagements with them. The majority of our customers have been active for an average of three years or more, reflecting the deep integration of our skilled teams and services within our customers’ operations. Most customer have a minimum duration of one year, a testament to the difficulty in replacing a highly skilled and embedded technology team once deployed for a customer regardless of industries and the importance of customer satisfaction.

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In addition to solidifying our core business relationships, our existing customer base provides a platform for generating additional revenue streams. By leveraging our deep integration within clients’ operations with technology managed services, we believe that we have the opportunity to expand service offerings, introduce new augmented intelligence-driven solutions, and cross-sell across different verticals. We believe that this approach will allow us to capitalize on both current engagements and future growth prospects as we continue to strengthen our customer portfolio.

As we move forward, we are committed to continuing the expansion of our customer base as we develop expertise across a broader range of industries and verticals. We believe that our strategic focus on innovation and customer satisfaction will enable us to strengthen our overall business, ensuring that we stay at the forefront of industry advancements and continue to meet the evolving needs of our global clientele. For additional information regarding Forekast’s business and operations, see the sections entitled “Information About Forekast” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Forekast”.

Post-Closing Organizational Structure of PubCo

The following diagram illustrates the post-Closing organizational structure of PubCo, assuming (i) EVGR shareholders do not redeem any shares in connection with the Business Combination and (ii) no exercise of the public warrants and private warrants:

PubCo Post-Closing Structure

SPAC Shareholders
Sponsor (1)
Forekast Shareholders
[_]%
[_]%
[_]%
100%
PubCo (2)
(Cayman)
100%
Forekast (3)
(BVI)
100%
FISB(4)
(Malaysia)

(1) Evergreen LLC, EVGR’s sponsor, is managed by Liew Choon Lian, who is also the Chief Executive Officer of EVGR.

(2) Immediately prior to consummation of the Business Combination, EVGR will reincorporate in the Cayman Islands by merging with and into Evergreen Merger Corporation (“PubCo”), a Cayman Islands exempted company and wholly owned subsidiary of EVGR, with PubCo remaining as the surviving publicly traded entity.

(3) Upon consummation of the Business Combination, Merger Sub will merge with and into Forekast, with Forekast surviving the merger as a wholly-owned subsidiary of PubCo.

(4) Upon consummation of the Business Combination, FISB will remain as a 100% owned subsidiary of Forekast.

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Background of the Business Combination

EVGR is a blank check company incorporated under the laws of the Cayman Islands on October 21, 2021. EVGR was formed for the purpose of effecting a merger, a share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar business combination with one or more businesses. The Business Combination is the result of an extensive search by EVGR’s management team, including the EVGR Board, leveraging their individual and collective networks and investing and operating experience. The terms of the Merger Agreement are the result of extensive discussions and negotiations between representatives of EVGR and Forekast. The following provides a brief background of these discussions and negotiations, the Business Combination and related transactions.

Prior to the consummation of the IPO on February 11, 2022, neither EVGR nor anyone on its behalf, had contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Forekast.

After the IPO, EVGR’s officers and directors commenced an active search for prospective businesses and assets to acquire. In connection with the evaluating potential business combinations, members of EVGR’s management contacted and were contacted by, a number of individuals, entities, investment banks and private equity funds with respect to potential business combination opportunities.

Between February 11, 2022 and the date EVGR entered into a term sheet with Forekast, representatives of EVGR considered over 28 potential acquisition targets in a wide variety of industries and sectors. Upon conducting further detailed due diligence of these potential acquisition targets, EVGR together with the management and/or shareholders of these potential targets decided not to continue pursuing the potential targets.

With the exception of Forekast, EVGR did not consider the other alternative acquisition targets that it evaluated to be as compelling when taking into consideration their respective business prospects, strategy, management teams, structure, growth potential, likelihood of execution and valuation considerations.

On July 10, 2024, EVGR and Forekast signed a non-binding letter of intent containing the non-binding term sheet.

On July 25, 2024, EVGR engaged King Kee Appraisal and Advisory Limited (“King Kee”) to issue a fairness opinion report on the valuation of Forekast through research and analysis of the industry, verification of the basic assumptions, and preparation of financial models. Neither EVGR nor Forekast had any previous relationship with King Kee. The payment of the fairness opinion fee was not contingent on the closing of the Business Combination. See “— Fairness Opinion of Fairness Opinion of King Kee Appraisal and Advisory Limited” for additional information about the opinion delivered by King Kee to the EVGR Board.

On August 29, 2024, the EVGR Board met virtually to consider the Merger Agreement and the matters contemplated thereunder. In attendance were all members of the EVGR Board. Following a presentation by Mr. Izmet regarding the valuation analysis of the consideration to paid to Forekast in the Business Combination, and deliberations by members of the EVGR Board, the EVGR Board unanimously approved EVGR’s entry into the Merger Agreement and ancillary documents, as well as other corporate matters in connection with the Business Combination.

On September 2, 2024, following the EVGR Board’s approval, Mr. Izmet and Mr. Muzahid engaged in direct discussions to finalize the valuation of Forekast. These discussions were informed by Forekast’s growth potential, including its strength in technology managed services and innovative augmented intelligence solutions and its broader AI-driven product suite. Both parties also considered key financial indicators, such as Forekast’s projected revenue and EBITDA growth over the coming years. The valuation discussions took into account the reference to the fairness opinion provided by King Kee as well as market conditions and Forekast’s position within its industry, supported by its existing clienteles and business model. After evaluating various factors, including Forekast’s ability to capitalize on market opportunities and EVGR’s financial analysis, both parties reached consensus on a transaction valuation of $105 million. This agreed-upon value was deemed fair and in the best interests of EVGR’s shareholders, reflecting the growth prospects of Forekast and the anticipated value creation for both parties involved.

On September 3, 2024, the EVGR Board passed a unanimous written resolution (i) determining that it is in the best interests of EVGR to approve the Merger Agreement and the ancillary documents and the transactions contemplated by each of the foregoing; (ii) approving the execution and delivery of the Merger Agreement, the ancillary documents and the transactions contemplated thereby, and (iii) recommending that the shareholders of EVGR approve the Merger Agreement, the ancillary documents and the transactions contemplated thereby.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination and to take all requisite corporate actions to advance towards the closing of the Business Combination.

For additional information regarding the background of the Business Combination, see the section entitled “Proposal No. 2 – The Business Combination Proposal – Background of the Business Combination.”

Proposals to be put to the EVGR Shareholders at the extraordinary general meeting

The following is a summary of the proposals to be put to the extraordinary general meeting of EVGR and certain transactions contemplated by the Merger Agreement. The Business Combination Proposal is conditioned upon the approval of Proposal No. 1 and Proposal No. 5. Proposals No. 1, 3, 4, 5 and 6 are dependent upon approval of the Business Combination Proposal. The transactions contemplated by the Merger Agreement will be consummated only if the Proposals are approved at the extraordinary general meeting.

The Business Combination Proposal (or “Proposal No. 2.”)

On September 5, 2024, EVGR entered into the Merger Agreement by and among EVGR, PubCo, Merger Sub, Forekast and FISB. Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) EVGR will reincorporate in the Cayman Islands by merging with and into PubCo as a result of the Reincorporation Merger; (ii) Merger Sub will merge with and into Forekast resulting in Forekast being a wholly-owned subsidiary of PubCo. The board of directors of EVGR has unanimously (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of EVGR.

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Consideration

The aggregate consideration for the Acquisition Merger is $105,000,000, payable in the form of 10,500,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Forekast and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Forekast held by the former Forekast shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares.

At the Closing, without any further action on the part of EVGR, PubCo, Merger Sub, Forekast or FISB, each ordinary share of Forekast issued and outstanding immediately prior to the Closing shall be canceled and automatically converted into the right to receive, without interest, a number of PubCo Ordinary Shares equal in value to the quotient of the Closing Payment Shares divided by the fully diluted capitalization of Forekast. No certificates or scrip representing fractional PubCo Ordinary Shares will be issued pursuant to the Business Combination.

PubCo Board of Directors and Executive Officers

Immediately following the Closing, PubCo’s board of directors will consist of five directors, one of whom shall be designated by the Sponsor and four of whom shall be designated by Forekast. Pursuant to the amended and restated memorandum and articles of association of PubCo as in effect as of the Closing, the post-closing board of directors will be a classified board with three classes of directors, with each class of directors serving a term of three years following the phase-in period for each class.

Representations and Warranties

In the Merger Agreement, Forekast and FISB make certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) required consents and approvals; (d) non-contravention; (e) capital structure; (f) absence of bankruptcy proceedings, (g) financial statements, (h) liabilities, (i) absence of certain developments, (j) accounts receivable and accounts payable, (k) compliance with laws, (l) title to property, (m) international trade and anti-bribery compliance, (n) tax matters, (o) intellectual property, (p) insurance, (q) absence of litigation, (r) bank accounts and powers of attorney, (s) labor matters, (t) employee benefits, (u) environmental and safety, (v) related party transactions, (w) material contacts, (x) SEC matters, (y) brokers and other advisors, and (z) other customary representations and warranties.

In the Merger Agreement, EVGR, PubCo and Merger Sub make certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) non-contravention, (d) brokers and other advisors, (e) capitalization, (f) issuance of the Merger Consideration, (g) consents and required approvals, (h) the trust account, (i) employees, (j) tax matters, (k) stock exchange listing, (l) reporting company status, (m) undisclosed liabilities, (n) SEC filings and financial statements, (o) business activities, (p) EVGR contracts, (q) absence of litigation, (r) investment company status; and (s) other customary representations and warranties.

Covenants

The Merger Agreement also contains, among other things, covenants providing for:

●	Each of Forekast, FISB and their subsidiaries operating its business in the ordinary course prior to the Closing and not taking certain specified actions without the prior written consent of EVGR;

●	FISB providing access to its books and records and providing information relating to its business to EVGR;

●	FISB delivering the financial statements required by EVGR to make applicable filings with the SEC;

●	EVGR maintaining its existing listing on Nasdaq until the Closing, or, in the event EVGR is delisted from Nasdaq, taking the necessary action on its part to cause the ordinary shares and warrants of EVGR be listed on OTC Markets Group and to maintain such listing, and obtaining approval of the listing of PubCo on Nasdaq and the continued listing of EVGR securities issued in connection with the IPO; and

●	EVGR keeping current, and timely filing, all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable laws.

Conduct Prior to Closing

From the date of the Merger Agreement until the earlier of the Closing or the date of termination of the Merger Agreement, the parties agreed, among other things, to the following:

●	The parties will not solicit, initiate, encourage or continue discussions with any third party with respect to any transaction other than the transactions contemplated or permitted by the Merger Agreement; and

●	EVGR, with the assistance of Forekast, will file and cause to become effective a proxy statement/prospectus of EVGR for the purpose of soliciting proxies from EVGR’s shareholders for approval of certain matters related to the transactions contemplated by the Merger Agreement.

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Conditions to Closing

General Conditions

Consummation of the transactions contemplated by the Merger Agreement is conditioned on, among other things, (i) the absence of any order or provisions of any applicable law prohibiting the transactions or preventing the transactions; (ii) EVGR receiving approval of the Business Combination from its shareholders in accordance with EVGR’s existing memorandum and articles of association; (iii) the Nasdaq initial listing application with respect to the PubCo Ordinary Shares having been approved by Nasdaq, and (iv) the SEC having approved the proxy statement/prospectus filed in connection with the Business Combination.

Forekast’s Conditions to Closing

The obligations of Forekast to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	EVGR complying with all of its obligations under the Merger Agreement in all material respects;

●	the representations and warranties of EVGR being true on and as of the Closing, other than as would not reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement); and

●	there having been no Material Adverse Effect to EVGR.

EVGR’s Conditions to Closing

The obligations of EVGR, PubCo and Merger Sub to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	the representations and warranties of Forekast being true on and as of the Closing, other than as would not reasonably be expected to have a Material Adverse Effect; and

●	Forekast complying with all of the obligations under the Merger Agreement in all material respects.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the Closing upon mutual agreement of the parties or by:

●	EVGR, if Forekast and FISB has breached any representation, warranty, agreement or covenant contained in the Merger Agreement, such that the conditions to EVGR’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) February 28, 2025 (the “Outside Date”) and (B) thirty (30) days following the receipt by Forekast of a notice describing such breach;

●	Forekast, if EVGR, PubCo or Merger Sub has breached any representation, warranty, agreement or covenant contained in the Merger Agreement, such that the conditions to Forekast’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) the Outside Date and (B) thirty (30) days following the receipt by EVGR a notice describing such breach;

●	either EVGR or Forekast, if the Closing has not occurred by the Outside Date, provided that the failure of the Business Combination to have been consummated on or before the Outside Date was not due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement;

●	either EVGR or Forekast, if an Order (as defined in the Merger Agreement) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement shall be in effect and shall have become final and non-appealable; provided that this right shall not be available to a party if such Order was due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement;

●	either Forekast or EVGR, if the Merger Agreement or the transactions contemplated thereby fail to be authorized or approved by EVGR shareholders;

●	Forekast, if EVGR’s board of directors shall have withdrawn, amended, qualified or modified its recommendation to the shareholders of EVGR that they vote in favor of Parent Proposals (as defined in the Merger Agreement); and

●	EVGR, if the shareholders of Forekast do not approve the Merger Agreement and the transactions contemplated thereunder.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement, which is attached hereto as Exhibit 2.1.

Ownership of PubCo After the Closing

As of [_], 2025, there are [_] Class A Ordinary Shares and [_] Class B Ordinary Shares issued and outstanding. There were also outstanding an aggregate of [_] warrants, which includes [_] private placement warrants and [_] public warrants. Each warrant entitles the holder thereof to purchase one Class A Ordinary Share and, following the Business Combination, will entitle the holder thereof to purchase one PubCo Ordinary Share.

The following table summarizes the pro forma ownership of PubCo Ordinary Shares following the Business Combination assuming there no additional redemptions, 50% of maximum redemptions and maximum redemptions scenarios, which scenarios are defined as follows:

● Assuming Minimum Additional Redemptions (“Minimum Redemption”) — This scenario assumes that no additional Company Shares are redeemed; and

● Assuming Mid-point Redemptions (“50% Redemption”) — This scenario assumes that 50% of Company Shares which is approximately 2.33 million are redeemed for an aggregate payment of $25.29 million; and

● Assuming Maximum Redemptions (“Maximum Redemption”) — This scenario assumes the further redemption of remaining 2.34 million Company Shares at $10.85 per share, further redemption of $25.29 million and for an aggregate payment of approximately $50.58 million from the Trust Account.

	Assuming Minimum Redemption		Assuming Mid-point (50%) Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Forekast shareholders	10,500,000	56.54%	10,500,000	64.66%	10,500,000	75.50%
EVGR Sponsor	2,875,000	15.48%	2,875,000	17.70%	2,875,000	20.67%
EVGR private placement	532,500	2.87%	532,500	3.28%	532,500	3.83%
EVGR public shareholders	4,663,957	25.11%	2,331,979	14.36%	-	-
Shares outstanding	18,571,457	100.0%	16,239,479	100.0%	13,907,500	100.0%

The public shareholder redemptions are expected to be within the parameters described by the above three scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

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Dilution

Dilution per share to the original investors in EVGR is determined by subtracting pro forma as adjusted net tangible book value per share after the Business Combination from the initial public offering price per share paid by original investors in EVGR as set forth as follows under the three redemption scenarios:

	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Initial public offering price per share of EVGR	$10.00	$10.00	$10.00
Net tangible book value per share as of September 30, 2024, as adjusted(1)	1.36	0.51	(0.50)
Dilution per share	$8.64	$9.49	$10.50

(1)	Calculation of net tangible book value is as follows:

	Share Ownership
	Assuming Minimum Redemption		Assuming mid- point (50%) Redemption		Assuming Maximum Redemption
	Number of Shares	Percentage of Outstanding	Number of Shares	Percentage of Outstanding	Number of Shares	Percentage of Outstanding
Share issued to Forekast shareholders	10,500,000	34.31%	10,500,000	37.14%	10,500,000	40.49%
EVGR Public Shareholders	4,663,957	15.24%	2,331,979	8.25%	-	-
Public Warrants	11,500,000	37.58%	11,500,000	40.68%	11,500,000	44.33%
EVGR Sponsor	2,875,000	9.39%	2,875,000	10.17%	2,875,000	11.08%
EVGR private placement	532,500	1.74%	532,500	1.88%	532,500	2.05%
Placement Warrants	532,500	1.74%	532,500	1.88%	532,500	2.05%
Total	30,603,957	100%	28,271,979	100%	25,940,000	100%
Total Book Value
Post-Redemptions(2) ($’000)	$41,620		$14,361		$(12,899)
Net Tangible Book Value Per Share	$1.36		$0.51		$(0.50)

(2)	Refer to the “Unaudited Condensed Combined Financial Information” for calculation of amounts. The net tangible book value is calculated by using total assets minus total liabilities.

For each of the no redemption and 50% redemption scenarios, the valuation of PubCo would need to equal $301 million and $283 million, respectively, in order for the non-redeeming shareholders’ interest per share to be at least the initial public offering price per Class A Ordinary Share.

The following table illustrates potential sources of dilution under each scenario that may occur following the consummation of the Business Combination.

Potential sources of dilution:

	Assuming No Redemptions	Assuming 50% Redemptions	Assuming Maximum Redemptions
Public Warrants	11,500,000	11,500,000	11,500,000
Private Warrants	532,500	532,500	532,500
Total	12,032,500	12,032,500	12,032,500

Shareholders will experience additional dilution to the extent PubCo issues additional PubCo after the closing of the Business Combination. The pro forma ownership tables above exclude 532,500 PubCo Ordinary Shares that will be issuable upon the exercise of the 532,500 private placement warrants and 11,500,000 public warrants. Such dilutive effects would be offset, in part, by the increases to net tangible book value that would occur as a consequence of proceeds received from the exercise of any warrants.

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information”.

Material Financing Transactions in connection with Business Combination

We will not be entering into any financing arrangements such a PIPE or debt financing in connection with the Business Combination. There is no minimum cash condition for the closing of the Business Combination under the Merger Agreement. The management teams of EVGR and Forekast are continuing to analyze the available financing options to meet cash requirements for working capital and capital expenditures following the consummation of the Business Combination based on cost, amount available under the facility and future effects that any financing would have on the capitalization of PubCo. EVGR, the Sponsor, Forekast and their affiliates have no prior relationships with any of the potential financing sources being considered in connection with post-closing working capital requirements.

In order to finance transaction costs in connection with a Business Combination, our Sponsor, officers, directors or their respective affiliates may, but are not obligated to, loan the EVGR funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, EVGR may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On February 7, 2023, April 21, 2023, June 7, 2023, September 21, 2023, September 25, 2023 and September 6, 2024, EVGR issued convertible promissory notes (the “Sponsor Promissory Notes”) to fund EVGR’s working capital needs, including making extension payments and paying professional services providers, to the Sponsor in the principal amount of $1,150,000, $50,000, $1,350,000, $570,000, $2,000,000 and $1,000,000, respectively. As of [_], 2025, the aggregate amount drawn under the Sponsor Promissory Notes was $[_]. Each of the Sponsor Promissory Notes are unsecured and non-interest bearing. The maturity date of the Sponsor Promissory Notes shall be upon the closing of a Repayment/Conversion Trigger Event, as such term is defined below, and the Sponsor, in its sole discretion, may convert any or all of the unpaid principal under the notes into Private Units, at a price of $10.00 per unit, upon consummation of EVGR’s initial business combination. “Repayment/Conversion Trigger Event” means:

(i) the closing of a merger, consolidation or other business combination pursuant to which the Company acquires an entity for its initial business combination; or

(ii) the liquidation of EVGR on or before the expiration of the time available under EVGR’s certificate of incorporation for EVGR to consummate a business combination, or such later liquidation date as may be approved by EVGR’s stockholders, or such later liquidation date as may be approved by EVGR’s stockholders, that occurs while the Note is outstanding or any time thereafter prior to the repayment of the Note.

Shareholders will experience additional dilution to the extent the Sponsor elects to convert the Sponsor Promissory Notes into Private Units, which will result in the issuance of additional shares of PubCo Ordinary Shares after the closing of the Business Combination. The warrants underlying the Private Units will result in further dilution upon exercise of such warrants following the closing of the Business Combination. Except for the foregoing, EVGR has not entered into any material financing transactions since its IPO and will not be entering into any such transactions in connection with the consummation of the Business Combination.

Additional Agreements Executed at the Signing of the Merger Agreement

Holdings Shareholder Support Agreement

In connection with the Merger Agreement, the majority shareholder of Forekast entered into a shareholder support agreement (the “Holdings Shareholder Support Agreement”) with EVGR and Forekast, pursuant to which such shareholder agrees to vote the shares of Forekast it beneficially own in favor of each of the proposals to be included in the applicable written consent of Forekast’ shareholders, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

The foregoing description of the Holdings Shareholder Support Agreement is qualified in its entirety by reference to the full text of the form of Holdings Shareholder Support Agreement, a copy of which is attached hereto as Exhibit [_], and is included in this proxy statement/prospectus as Annex D.

Parent, Sponsor and Shareholder Support Agreement

In connection with the execution of the Merger Agreement, the sponsor of EVGR, Evergreen LLC (“Sponsor”) and certain shareholders of the Sponsor have each entered into a parent, sponsor and shareholder support agreement (the “Parent, Sponsor and Shareholder Support Agreement”) with Forekast and EVGR, pursuant to which the Sponsor and each such shareholder agreed to vote all Ordinary Shares beneficially owned by them in favor of each of the proposals to be presented at the extraordinary general meeting, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

The foregoing description of the Parent, Sponsor and Shareholder Support Agreement is qualified in its entirety by reference to the full text of the form of Parent, Sponsor and Shareholder Support Agreement, a copy of which is attached hereto as Exhibit [_], and is included in this proxy statement/prospectus as Annex E.

Additional Agreements to be Executed at Closing

The Merger Agreement provides that, upon consummation of the Business Combination, PubCo will enter into the following additional agreements.

Lock-up Agreement

In connection with the Closing, the majority shareholder of Forekast will enter into a lock-up agreement (the “Lock-up Agreement”) with EVGR, pursuant to which it will agree, subject to certain customary exceptions, not to:

(i)	offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any ordinary shares of PubCo or securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares held by them immediately after the Closing, or enter into a transaction that would have the same effect;

(ii)	enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of such shares, whether any of these transactions are to be settled by delivery of such shares, in cash or otherwise; or

(iii)	publicly announce the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any “Short Sales” (as defined in the Lock-up Agreement) with respect to any security of PubCo;

until the date that is six months after the Closing; provided, however, that the restrictions set forth in the Lock-up Agreement shall not apply to the exceptions as set forth in the Lock-up Agreement. Without limitation to the foregoing, if after the Closing, there is a “Change of Control” of EVGR (as defined in the Lock-up Agreement), all of the shares shall be released from the restrictions set forth therein.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by reference to the full text of the Lock-Up Agreement, a copy of which is attached hereto as Exhibit [_], and is included in this proxy statement/prospectus as Annex F.

Redemption Rights

Pursuant to EVGR’s Existing M&A, a holder of Public Shares may demand that EVGR redeem such Public Shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing the (i) the aggregate amount on deposit in the trust account (net of taxes payable), by (ii) the total number of the then outstanding Public Shares. As of [●], 2025, this would have amounted to approximately $[_] per Public Share.

You will be entitled to receive cash for any Public Share to be redeemed only if you:

●	hold Public Shares; and

●	prior to 5:00 pm Eastern Time, on [●], 2025 (two Business Days prior to EVGR’s extraordinary general meeting), (a) submit a written request to Continental that EVGR redeem your Public Shares for cash; and (b) deliver your Public Shares to Continental, physically or electronically through DTC.

If a holder exercises its redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of PubCo. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to EVGR’s Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Extraordinary General Meeting of EVGR Shareholders – Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

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Charter Amendment Proposals - “Proposal No. 3” and “Proposal No. 4”

The EVGR shareholders will also be asked to vote to approve PubCo’s change of post-Business Combination corporate name from “Evergreen Merger Corporation” to “Forekast Group”; and to approve the amendment and replacement of PubCo’s existing memorandum and articles of association with the Amended and Restated Memorandum and Articles of Association of PubCo as further described herein, a copy of which is attached to this proxy statement/prospectus as Annex B. These proposals are referred to as the “Change of Name Proposal” or “Proposal No.3” and the “M&A Proposal” or “Proposal No. 4” and together, the “Charter Amendment Proposals”.

The amendment to PubCo’s organizational documents and related procedures are intended to both effect a change of name for PubCo to be used following the Business Combination and amend and restate PubCo’s memorandum and articles of association to reflect PubCo’s status as an operating company listed on Nasdaq. Please see the sections entitled “Proposal No. 3 – The Change of Name Proposal” and “Proposal No.4 – The M&A Proposal” for more information.

Other Proposals

In addition, the EVGR shareholders will be asked to vote on:

●	A proposal to approve the issuance of more than 20% of the issued and outstanding PubCo Ordinary Shares pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a), (b) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 5.”

●	A proposal to approve the appointment of Muzahid Shah Bin Abdul Rahman, Izmet Iskandar Bin Mohd Ramli, Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad, and Chin Wei Jen to serve on PubCo’s board of directors effective as of the closing of the Business Combination in accordance with the Merger Agreement, which we refer to as the “Director Election Proposal” or “Proposal No. 6.”

●	A proposal, if put, to approve the adjournment of the extraordinary general meeting in the event EVGR does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 7.”

Please see the sections entitled “Proposal No. 5 – The Nasdaq Proposal”, “Proposal No. 6 – The Director Election Proposal,” and “Proposal No. 7 – The Adjournment Proposal,” respectively, for more information.

Date, Time, and Place of EVGR extraordinary general meeting

The extraordinary general meeting of EVGR shareholders will be held in person at [●] and virtually on [●], 2025 at [●] a.m., or such other date, time, and place to which such meeting may be adjourned.

Voting Power; Record Date

Only EVGR shareholders of record at the close of business on [●], 2025, the Record Date for the extraordinary general meeting, will be entitled to vote at the extraordinary general meeting. You are entitled to one vote for each Ordinary Share that you owned as of the close of business on the Record Date on each of the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Director Election Proposal, and the Adjournment Proposal. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank, or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were [_] Ordinary Shares issued and outstanding and entitled to vote, of which 2,875,000 are Insider Shares, representing approximately [_]% of the issued and outstanding Ordinary Shares.

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Quorum and Required Vote for Proposals for the extraordinary general meeting

A quorum of EVGR shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting of EVGR shareholders if one or more shareholders who together hold not less than a majority of the Ordinary Shares issued and outstanding and entitled to attend and vote at the extraordinary general meeting is represented in person, including by virtual attendance, or by proxy. Abstentions present in person, including by virtual attendance, or represented by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the Reincorporation Merger Proposal, will require the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the extraordinary general meeting. Further, approval of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person or represented by proxy and entitled to vote thereon at the extraordinary general meeting. Attending the extraordinary general meeting either in person, including by virtual attendance, or represented by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals.

Recommendations of the Board of Directors and Reasons for the Business Combination

After careful consideration of the terms and conditions of the Merger Agreement, the Board has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of EVGR and its shareholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the board of directors of EVGR reviewed various industry and financial data and the due diligence and evaluation materials provided by Forekast. For additional information regarding the positive and negative factors the EVGR Board considered in evaluating the Transactions, see the section entitled “Proposal No. 2 — The Business Combination Proposal — EVGR’s Board of Directors’ Reasons for the Approval of the Business Combination.”

The EVGR Board recommends that EVGR shareholder’s vote:

●	FOR the Reincorporation Merger Proposal;

●	FOR the Business Combination Proposal;

●	FOR the Charter Amendment Proposals;

●	FOR the Nasdaq Proposal;

●	FOR the Director Election Proposal; and

●	FOR the Adjournment Proposal.

Independent Director Oversight

The EVGR Board is comprised of a majority of independent directors who are not affiliated with our Sponsor. In connection with the Business Combination, our independent directors, Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad, and Alberto Coronado Santos took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the related agreements, and the Amended and Restated Memorandum and Articles of Association to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor, that could arise with regard to the proposed terms of the Merger Agreement and the Amended and Restated Memorandum and Articles of Association to take effect upon the completion of the Business Combination. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Please see the section entitled “Proposal No. 2 – The Business Combination Proposal – Independent Director Oversight.”

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Interests of Certain Persons in the Business Combination

Certain of EVGR’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of EVGR’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest, including with EVGR shareholders. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the EVGR Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. The EVGR Board concluded that the potential benefits that it expected EVGR and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the EVGR Board in favor of approval of the Merger, you should keep in mind that EVGR’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then we will be required to liquidate. In such event, the 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such Insider Shares had an aggregate market value of approximately $[_] based on the closing price of Public Shares of $[_] on Nasdaq as of [_], 2025. As a result of the nominal price of $[_] per Insider Share paid by the Sponsor compared to the recent market price of EVGR’s Class A ordinary shares, the Sponsor is likely to earn a positive rate of return on their investments in the Insider Shares even if the holders of EVGR’s Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares.

●	If the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then 532,500 Private Placement Units purchased by the Sponsor for a total purchase price of $5,325,000, will be worthless. Such Private Placement Units had an aggregate market value of approximately $[_] closing price of EVGR Units of $[_] on Nasdaq as of [_], 2025.

●	The Sponsor invested an aggregate of $5,350,000 in EVGR, comprised of the $25,000 purchase price for the Insider Shares and $5,325,000 purchase price for the Private Placement Units. The amount held in EVGR’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each PubCo Ordinary Share would have an implied value of $[_] per share upon consummation of the Business Combination, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $[_] per share, the 2,875,000 PubCo Ordinary Shares that the Sponsor would own upon consummation of the Business Combination would have an aggregate implied value of $[_]. As a result, even if the trading price of PubCo’s Ordinary Shares significantly declines, the value of the Insider Shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of EVGR for the Insider Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of EVGR paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.”

●	As of [_], 2025, EVGR has unsecured promissory notes in the aggregate principal amount of $[_] outstanding. In the absence of shareholder approval for a further extension, if the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then such loans may not be repaid.

●

Unless EVGR consummates the Business Combination, our Sponsor, officers, directors or their respective affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As of [_], 2025, $[_] of advances was paid by Sponsor for expenses incurred on EVGR’s behalf and if the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), that amount would not be repaid. As a result, the financial interest of EVGR’s officers, directors and the Sponsor or their affiliates could influence its officers’ and directors’ motivation in selecting Forekast as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

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●	The exercise of EVGR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and, in our shareholders’, best interest.

●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	EVGR’s Existing M&A provides that EVGR renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of EVGR management, on the one hand, and EVGR, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of EVGR management to any other entity. EVGR is not aware of any such corporate opportunities not being offered to EVGR and does not believe that waiver of the corporate opportunities doctrine has materially affected EVGR’s search for an acquisition target or will materially affect EVGR’s ability to complete an initial business combination.

In addition, members of Forekast’s board of directors, management and/or shareholders of Forekast may have transactions with Forekast of which the Forekast board of directors was aware when it approved Forekast entering into the Merger Agreement. Therefore, these individuals may have conflicts of interest, including with EVGR shareholders, in entering into and negotiating the terms of the Merger Agreement. For a complete description of these relationships, see “Certain Transactions and Related Party Transactions — Certain Transactions of Forekast”.

Compensation Received by the Sponsor and Directors and Officers of EVGR

Set forth below is a summary of the terms and amount of the compensation received or to be received by the Sponsor and directors and officers of EVGR (if any) in connection with the Business Combination or any related financing transaction, the amount of securities issued or to be issued by EVGR to the Sponsor and the price paid or to be paid for such securities or any related financing transaction.

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Sponsor	$10,000 per month for up to 36 months	Office space, administrative and shared personnel support services

	2,875,000 Class B Ordinary Shares	$25,000, or approximately $0.009 per share

	532,500 Private Units	$5,325,000 at $10 per share

	$[_] in Working Capital Loans (3)	Repayment of loans made to us for working capital purposes, including to pay extension fees and professional services fees. Up to $1,500,000 of such Working Capital Loans may be convertible into units, at a price of $10.00 per unit, upon consummation of the initial business combination, which would result in the issuance of 150,000 units. Based on the closing price of EVGR ordinary shares of $[_] as of [_], 2025, such units would have a value of $[_].

	Estimated transaction expenses of $6,000,000 (including reimbursement for out-of-pocket expenses for Sponsor)	The estimated total amount payable for EVGR transaction expenses in connection with the Business Combination (1) (2)

Director and officers of EVGR	Reimbursement for out-of-pocket expenses for directors and officers	Services in connection with identifying, investigating and completing an initial business combination (2)

(1)	Transaction expenses include estimated of $4,025,000 in deferred underwriting fees to EF Hutton, $800,000 in legal fees to Loeb & Loeb LLP, $100,000 in legal fees to Ogier (Cayman) LLP, $100,000 audit-related fees to Malone Bailey LLP, $80,000 in annual fees to NASDAQ, $80,000 in monthly extension fees, $70,000 in instalment payments for D&O insurance fees to Lockton Companies (Hong Kong) Ltd, $50,000 in accounting fees to ARC Group Limited, $50,000 in fairness opinion related fees to King Kee Appraisal and Advisory Limited and $30,000 in proxy solicitor fees to Advantage Proxy, Inc.
(2)	While the amount subject to reimbursement as of the date of this proxy statement/prospectus is $0, any out-of-pocket expenses incurred by our Sponsor, officers, directors or their respective affiliates in the future will be reimbursed at closing. Other than the estimated transaction expenses of $6,000,000 (including reimbursement for out-of-pocket expenses for Sponsor) and the Working Capital Loans, there are no other outstanding obligations to the Sponsor or to our directors and officers.
(3)

Other than the Working Capital Loans, there are no other outstanding loans to the Sponsor as of the date of the proxy statement/prospectus. In addition, our Sponsor, officers, directors and their respective affiliates have not paid for any expense or liability on behalf of EVGR would be accounted for as loan to EVGR by our Sponsor, officers, directors or their respective affiliates, The Working Capital Loans are made pursuant to the Sponsor Promissory Notes. Each of the Sponsor Promissory Notes are unsecured and non-interest bearing. The maturity date of the Sponsor Promissory Notes shall be upon the closing of a Repayment/Conversion Trigger Event, as such term is defined below, and the Sponsor, in its sole discretion, may convert any or all of the unpaid principal under the notes into Private Units, at a price of $10.00 per unit, upon consummation of EVGR’s initial business combination. “Repayment/Conversion Trigger Event” means:

(i) the closing of a merger, consolidation or other business combination pursuant to which the Company acquires an entity for its initial business combination; or

(ii) the liquidation of EVGR on or before the expiration of the time available under EVGR’s certificate of incorporation for EVGR to consummate a business combination, or such later liquidation date as may be approved by EVGR’s stockholders, or such later liquidation date as may be approved by EVGR’s stockholders, that occurs while the Note is outstanding or any time thereafter prior to the repayment of the Note.

Pursuant to a letter agreement entered with EVGR in connection the EVGR IPO, each of our sponsor, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell the founder shares and private units, as summarized in the table below.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares	The earlier to occur of: (A) six (6) months after the completion of our initial business combination and (B) subsequent to our initial business combination, if the reported last sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, or if we complete a transaction after our initial business combination which results in all of our shareholders having the right to exchange their shares for cash, securities or other property after our initial business combination	Evergreen LLC Liew Choon Lian Izmet Iskandar Bin Mohd Ramli LIM Wai Loong (Alan) Dr. Mohamad Zabidi Bin Ahmad Alberto Coronado Santos	(a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor or its affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the completion of a business combination at prices no greater than the price at which the founder shares or placement units, as applicable, were originally purchased; (f) by virtue of the laws of the Cayman Islands or of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (g) as distributions to limited partners or members of our sponsor; (h) to the company for no value for cancellation in connection with the completion of our initial business combination; (i) in the event of our liquidation prior to the completion of our initial business combination; or (j) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (g), or with the prior written consent of the company, these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements
Private units (including component securities and securities underlying those component securities)	30 days after the completion of our initial business combination	Evergreen LLC Liew Choon Lian Izmet Iskandar Bin Mohd Ramli LIM Wai Loong (Alan) Dr. Mohamad Zabidi Bin Ahmad Alberto Coronado Santos	Same as above
Any units, warrants, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, founder shares or warrants	180 days	Evergreen LLC Liew Choon Lian Izmet Iskandar Bin Mohd Ramli LIM Wai Loong (Alan) Dr. Mohamad Zabidi Bin Ahmad Alberto Coronado Santos	Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private units pursuant to the letter agreement described in the immediately preceding paragraphs.

The retention of shares by Sponsor, the reimbursements payable to our Sponsor, officers, directors and their respective affiliates and the PubCo Ordinary Shares issuable to the Sponsor upon the conversion or exercise of the convertible promissory notes at Closing will not result in a material dilution of the equity interests of non-redeeming EVGR shareholders.

The foregoing interests may influence the officers and directors of EVGR to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. In considering the recommendations of the EVGR Board to vote for the proposals, EVGR’s shareholders should consider these interests. For more information, please see “Risk Factors — Some of the EVGR and Forekast officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
(iii)	directors should not improperly fetter the exercise of future discretion;
(iv)	duty to exercise powers fairly as between different sections of shareholders;
(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under the Companies Act. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to identify and pursue business combination opportunities or to complete our initial business combination.

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In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis.

Below is a table summarizing the entities to which our founder, executive officers and directors currently have fiduciary duties, contractual obligations or other current material management relationships:

Individual(1)	Entity(2)	Entity’s Business	Affiliation
LIEW Choon Lian	MDT Innovation Sendirian Berhad	Technology	CEO & Group Chairman
	MDT Security Systems Sendirian Berhad	Technology	Director
	Multimedia Display Technologies Sendirian Berhad	Technology	CEO & Director
	Track & Trace Inc.	Technology	Director

Izmet Iskandar bin Mohd Ramli	YCP Solidiance	Management consulting services	Partner
	Fine Today Malaysia	Personal beauty care	Director
	Ntech Capital Management	Venture capital management	Director
	cfSolutions	Corporate finance advisory	Director
	Flagship Strategies	Dormant	Director
	Firium Solutions Malaysia	Dormant	Director

LIM Wai Loong	Superlon Holdings	NBR Insulation Manufacturer	Non-Executive Director
	P10 Holdings Sdn Bhd	FinTech & Insuretech	Chief Executive Officer & Executive Director

Dr. Mohamad Zabidi Bin Ahmad	Tenang Solution SB	Investment & IT Consultant	Non-Executive Chairman
	Notes MS Sdn Bhd	Financial Technology	Non-Executive Chairman
	BIMB Investment	Investment Management	Board Audit &Risk, Board Remuneration, Main Board Member
	Perdana University	Higher Education	Board Member
	IAIS Malaysia	Research Foundation	Board Member
	DDCapital Ltd	Financial Technology	Senior Strategic Advisor & Senior Representative

Alberto Coronado Santos	Exclusive by Mobidea	Digital Marketing	Traffic Acquisition Director
	Xelder Media BV	Digital Marketing	Traffic Acquisition Director

(1) Each person has a fiduciary duty with respect to the listed entities next to their respective names.

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(2) Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

The Sponsor and EVGR’s officers and directors do not have any fiduciary or contractual obligations except as listed above, or any ownership interest or other interest in, or affiliation with, Forekast Limited.

Risk Factors

In evaluating the proposal to be presented at the extraordinary general meeting, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors”. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of EVGR and Forekast to complete the Business Combination; and (ii) the business, cash flows, financial condition and results of operations of Forekast prior to the consummation of the Business Combination and PubCo following consummation of the Business Combination.

Risks relating to Forekast include, but are not limited to, the following:

●	Adoption and evolution of AI technologies is crucial to Forekast’s business.

●	Challenges in AI adoption include customer readiness, competition, data security, and regulatory scrutiny.

●	Dependence on third-party service providers for platform operations and potential risks if services are disrupted.

●	Use of third-party and internal systems, and risks of system failures, outages, or service interruptions.

●	Rapid technological changes in AI and technology managed services industry pose a challenge.

●	Two customers accounting for over 10% of revenue.

●	Management team’s limited experience in operating a public company.

●	Cyberattacks and security breaches could adversely affect business and reputation.

●	Stringent and evolving privacy and data protection laws could result in compliance challenges and legal risks.

●	Software errors, bugs, or outages in our systems could affect business and customer satisfaction.

●	Difficulty in attracting and retaining key personnel could harm operations and growth.

●	Maintaining company culture is critical as the company grows.

●	The potential need for additional capital to support strategic initiatives.

●	Negative publicity could harm Forekast’s reputation and affect customer confidence.

●	Natural disasters, health epidemics, and geopolitical instability could disrupt operations.

●	The impact of inflation on our cost structure.

●	Legal proceedings and litigation could negatively impact business and financial condition.

●	Changes in tax laws or exposure to additional income tax liabilities could affect profitability.

●	Socio-political and economic uncertainties could have adverse impacts.

●	Fluctuations in the Malaysian Ringgit and foreign exchange control policies could affect operations.

●	The ability to repatriate dividends or payments may be restricted by foreign exchange policies.

●	Unaudited pro forma financial information may not reflect the actual financial position or results of operations.

Risks relating to EVGR’s business include, but are not limited to, the following:

●	EVGR being forced to liquidate the trust account if it cannot consummate a business combination by January 11, 2025 (unless otherwise extended). In the event of a liquidation, EVGR’s public shareholders will receive $[_] per share and the EVGR Warrants will expire worthless;

●	If third parties bring claims against EVGR, the proceeds held in trust could be reduced as a result of expenses or successful claims, and the per-share liquidation price received by EVGR’s shareholders may be less than $[_];

●	Any distributions received by EVGR shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, the value of EVGR’s liabilities exceeds its assets and/or EVGR was unable to pay its debts as they fell due;

●	If EVGR’s due diligence investigation of Forekast was inadequate, then shareholders of EVGR following the Business Combination could lose some or all of their investment;

●	EVGR’s directors and officers potentially having conflicts in determining to recommend the acquisition of Forekast, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, EVGR shareholder interests;

●	All of EVGR’s officers and directors owning Ordinary Shares which will not participate in liquidation distributions and, therefore, potentially having a conflict of interest in determining whether the Business Combination is appropriate;

●	EVGR requiring its shareholders who wish to redeem their ordinary shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights;

●	The Sponsor, including its officers and directors, controlling a substantial interest in EVGR and thus potentially influencing certain actions requiring a shareholder vote;

●	If EVGR’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of EVGR’s securities;

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●	If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of EVGR’s securities may decline;

●	EVGR having no operating or financial history and our results of operations and those of PubCo potentially differing significantly from the unaudited pro forma financial data included in this proxy statement/prospectus; and

●	EVGR being an “emerging growth company” and a smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make its securities less attractive to investors.

Finally, risks relating to the Business Combination include, but are not limited to, the following:

●	EVGR and Forekast having incurred and expecting to incur significant costs associated with the Business Combination whether or not consummated;

●	In the event that a significant number of Public Shares are redeemed, its shares may become less liquid following the Business Combination;

●	PubCo being required to meet the initial listing requirements to be listed on Nasdaq, and it being unable to meet those initial listing requirements. Even if PubCo’s securities are so listed, it may be unable to maintain the listing of its securities in the future;

●	Forekast failing to maintain an effective system of internal controls, leading to PubCo potentially being unable to accurately report its results of operations, meet with its reporting obligations, or prevent or report fraud;

●	PubCo incurring significant costs as a publicly listed company in the United States;

●	The ability for EVGR to waive one or more of the conditions of the Merger Agreement without shareholder approval;

●	There being a substantial number of Ordinary Shares available for sale in the future that may adversely affect the market price of Ordinary Shares;

●	EVGR’s shareholders experiencing immediate dilution as a consequence of the issuance of ordinary shares as consideration in the Business Combination, and having a minority share position may reduce the influence that EVGR’s current shareholders have on the management of PubCo;

●	The historical financial results of Forekast presented in this proxy statement/prospectus not being representative of PubCo’s results as a separate company;

●	PubCo not being able to obtain additional capital when required, on favorable terms or at all; and

●	PubCo may not qualify as, or continue to satisfy the requirement for, a foreign private issuer, which may require PubCo to fully comply with more stringent reporting requirements of the Exchange Act for domestic issuers

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Certain Developments

Extension of Date to Consummate a Business Combination

On July 18, 2023, EVGR held an extraordinary general meeting of shareholders. During this meeting, EVGR’s shareholders approved the proposals to, among other things, (i) amend EVGR’s amended and restated articles of association in existence at that time to give EVGR the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to twelve (12) times for an additional one (1) month each time, from August 11, 2023 to August 11, 2024; (ii) amend EVGR’s investment management trust agreement, dated as of February 8, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to the August 11, 2024 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A ordinary share issued and outstanding, and (iii) amend the amended and restated articles of association to expand the methods that EVGR may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. On July 18, 2023, 4,004,330 Public Shares were redeemed by a number of shareholders at a price of approximately $10.75 per share, in an aggregate principal amount of $43,058,659.34. Following the redemptions, there were 7,495,670 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $160,000 per month into the trust account to further extend the Combination Period to May 11, 2024.

On May 9, 2024, EVGR held an extraordinary general meeting of shareholders. During this meeting, EVGR’s shareholders approved the proposals to, among other things, (i) amend EVGR’s amended and restated articles of association to give EVGR the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to nine (9) times for an additional one (1) month each time, from May 11, 2024 to February 11, 2025; and (ii) amend EVGR’s investment management trust agreement, dated as of February 8, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to nine (9) times for an additional one (1) month each time from May 11, 2024 to February 11, 2025 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $80,000 and (b) $0.03 for each Class A ordinary share outstanding. On May 9, 2024, 2,831,713 Public Shares were redeemed by a number of shareholders at a price of approximately $11.43 per share, in an aggregate principal amount of $32,364,393.70. Following the redemptions, there were 4,663,957 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $80,000 per month into the trust account to further extend the Combination Period to January 11, 2025.

Each extension payment is loaned to the Company by the Sponsor pursuant to the promissory notes and the Company will repay the aggregate amount contributed by the Sponsor for the extensions at Closing. The loans are not interest-bearing and may be converted into Class A ordinary shares at Closing at the option of the Sponsor. For additional information regarding the promissory notes, see “Certain Transactions and Related Party Transactions — Related Party Extensions Loan” and “Proposal No. 2 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus. Neither EVGR, the Sponsor nor any other individual or entity received securities or other consideration in exchange for the extension payments.

The net proceeds deposited into the trust fund remain on deposit in the trust fund earning interest. As of the date of this proxy statement/prospectus, there was, as a result of the redemptions discussed above, approximately $[_] in EVGR’s trust account.

Voting Securities

As of the date of this proxy statement/prospectus, there were [_] Ordinary Shares issued and outstanding. Only EVGR shareholders who hold Ordinary Shares of record as of the close of business on [●], 2025 are entitled to vote at the extraordinary general meeting of shareholders or at any adjournment of the extraordinary general meeting. Approval of the Reincorporation Merger Proposal will require the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or by proxy at the extraordinary general meeting. Further, approval of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person or represented by proxy and entitled to vote thereon at the extraordinary general meeting. Attending the extraordinary general meeting either in person, including by virtual attendance, or represented by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals.

As of the Record Date, the Sponsor, either directly or indirectly, owned and were entitled to vote 2,875,000 Insider Shares and 532,500 Private Shares, or approximately [_]% of EVGR’s issued and outstanding Ordinary Shares. With respect to the Business Combination, the Sponsor has agreed to vote their respective Ordinary Shares acquired by them in favor of the Business Combination Proposal and related Proposals. They have indicated that they intend to vote their shares, as applicable, “FOR” each of the other Proposals although there is no agreement in place with respect to these Proposals.

Appraisal Rights

The Cayman Companies Act prescribes when shareholder appraisal rights will be available and sets the limitations on such rights. For additional information, see the section entitled “Extraordinary General Meeting of EVGR Shareholders – Appraisal Rights.”

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Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail. EVGR and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. Advantage Proxy, Inc., a proxy solicitation firm that EVGR has engaged to assist it in soliciting proxies, will be paid its customary fee and out-of-pocket expenses.

EVGR will ask banks, brokers and other institutions, nominees, and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. EVGR will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares at the extraordinary general meeting if you revoke your proxy before it is voted at the extraordinary general meeting.

Emerging Growth Company

EVGR is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). It is anticipated that after the consummation of the transactions, PubCo will continue to be an “emerging growth company.” As an emerging growth company, PubCo will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statement/prospectus, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. EVGR has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, EVGR, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This approach may make comparison of EVGR’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

PubCo could remain an emerging growth company until the last day of its fiscal year following the fifth anniversary of the consummation of its predecessor’s initial public offering. However, if PubCo’s non-convertible debt issued within a three-year period or its total revenues exceed $1.235 billion or the market value of its ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, PubCo would cease to be an emerging growth company as of the following fiscal year.

Foreign Private Issuer Status

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. For example, as a “foreign private issuer” PubCo:

●	would not be required to provide as many Exchange Act reports, or as frequently or as promptly, as domestic issuers with securities registered under the Exchange Act. For example, PubCo would only be required to furnish current reports on Form 6-K any information that PubCo (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its shareholders. In addition, PubCo would not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a “foreign private issuer”, PubCo would be required to file an annual report on Form 20-F within four months after its fiscal year end;

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●	would not be required to provide the same level of disclosure on certain issues, such as executive compensation or be required to conduct advisory votes on executive compensation;

●	would be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	would not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	would not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	would not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with IFRS. Under this method of accounting, EVGR will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Forekast expecting to have a majority of the voting power of PubCo, Forekast senior management comprising most of the senior management of PubCo, the relative size of Forekast compared to EVGR, and Forekast’s operations comprising the ongoing operations of PubCo. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Forekast issuing shares for the net assets of EVGR, accompanied by a recapitalization. The net assets of EVGR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Forekast.

Material Tax Consequences of the Business Combination

Material Cayman Islands Tax Consequences

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of PubCo. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF CAYMAN ISLANDS TAX LAWS.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

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No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stamp able if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of ordinary shares or on an instrument of transfer in respect of such shares.

EVGR has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands substantially in the following form:

The Tax Concessions Act

(As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of The Tax Concessions Act (As Revised), the following undertaking is hereby given to Evergreen Corporation (the “Company”):

(a)	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

i.	on or in respect of the shares, debentures or other obligations of the Company; or

ii.	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the 24th of November 2021 with regulatory approvals.

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for review and approval of this proxy statement/prospectus and the registration statement for the Merger Consideration with the SEC. We also anticipate that filings with the Registrar of Companies of the Cayman Islands and BVI Registry of Corporate Affairs will be necessary to effect the transactions contemplated by the Merger Agreement.

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TRADING MARKET AND DIVIDENDS

EVGR Units, Public Shares, and EVGR Warrants are each quoted on Nasdaq, under the symbols “EVGRU,” “EVGR,” and “EVGRW,” respectively. Each of EVGR units consist of one Public Share and one EVGR Warrant. EVGR Units commenced trading on February 9, 2022.

EVGR has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon EVGR’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of its then board of directors. It is the present intention of EVGR’s Board to retain all earnings, if any, for use in its business operations and, accordingly, EVGR’s Board does not anticipate declaring any dividends in the foreseeable future.

None of the securities of Forekast, or its subsidiaries, are or have been publicly traded in the United States.

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RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement/prospectus, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the extraordinary general meeting. The following risk factors apply to the business and operations of Forekast, the business and operations of EVGR, and will also apply to the business and operations of PubCo following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in conjunction with other events or circumstances, may adversely affect the ability of the parties to complete or realize the anticipated benefits of the Business Combination, and may have an adverse effect on the business, cash flows, financial conditions, and results of operations Forekast, EVGR, or PubCo. You should also carefully consider the following risk factors in addition to the other information contained in this proxy statement/prospectus, including matters addressed in the sections entitled “Special Note Regarding Forward-Looking Statements,” “Information about Forekast,” “Information about EVGR,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Forekast,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVGR.”

This risk factors discussion does not purport to disclose all of the risks and other significant aspects of the Business Combination. We or Forekast may face additional risks and uncertainties that are not presently known to us or Forekast, or that we or Forekast currently deem immaterial, which may also impair our business, the business of Forekast, or the business of PubCo. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein for Forekast and EVGR respectively.

The risk factors discussed in this section are of equal importance and are separated into categories for ease of reference only. You should consult your own independent counsel, accountant, and other advisers as to the legal, tax, business, financial, and other related aspects of the Business Combination.

Risk Factors Relating to Forekast

The successful adoption and continuous evolution of augmented intelligence technologies are crucial to our business as augmented intelligence and technology managed services are the key offerings of our organization.

Forekast products and services are rooted and powered by augmented intelligence, and Forekast relies on it as its distinguishing competitive feature. Accordingly, the acceptance and adoption of AI are crucial to our business strategy. While the overall adoption of AI is growing, it remains a relatively new frontier including for augmented intelligence solutions, with uncertainties regarding customer readiness, emerging competition, data security, job security and regulatory scrutiny. Adopting innovative technologies and refining them into practical use come with inherent challenges, particularly in understanding evolving local business practices, evolving regulatory environments and growing competitive landscape with respect to AI technologies, products and services. These challenges necessitate that we maintain a proactive approach, continuously innovating and demonstrating the value of our AI-augmented solutions to our customers. This endeavor requires us to stay at the forefront of AI advancements and foster strong customer relationships to drive further adoption and success in this dynamic market. In addition, we may be required to make significant investments in areas such as infrastructure, R&D and human capital to remain competitive and innovative. In the event that AI technologies is not readily adopted by our prospective customers, or if we are unable to provide innovative products and services at competitive prices, our ability to expand our market presence, develop innovative products, and form strategic partnerships may be adversely affected which in turn could adversely affect our results of operations and financial condition.

We depend upon several third-party service providers to operate our platform and other important services business. If any of our agreements with our third-party service providers are terminated or if we experience any interruption or delay in the services provided by our third-party service providers, delivery of our products and services could be impaired or suspended and our business could suffer.

We utilize third-party solutions to deliver our services effectively and efficiently. We rely on third-party service providers for cloud computing infrastructure to host and scale our augmented intelligence solutions, as well as for processing and securely managing data, ensuring compliance with applicable data protection and privacy regulations. While we expect to oversee these service providers to ensure they provide services in accordance with our agreements and regulatory requirements, we do not have control over the operations of any of the third-party service providers that we utilize. In the event that a third-party service provider for any reason fails to perform such functions, including negligence, willful misconduct or fraud, fire, natural disaster, power loss, telecommunication failures, software and hardware defects, terrorist attacks and similar events, our ability to process and perform operational functions for which we currently rely on such third-party service providers will suffer and our business may be negatively impacted.

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We intend to use both internally developed and third-party systems such as infrastructure, application services, data services, AI services and cybersecurity systems, for our solutions. Any damage to, or failure of, third party computer network systems or data center generally, or those of our vendors (including as a result of disruptions at our third-party data center hosting facilities and cloud providers), or an improper action by our employees, agents or third-party vendors, could result in interruptions in our services, causing customers to become dissatisfied with our products and services or obligate us to issue refunds or pay fines or other penalties to them. Sustained or repeated system failures could reduce the attractiveness of our products and services, and result in customer attrition, thereby reducing operating revenue and harming our results of operations. Further, negative publicity arising from these types of disruptions could be damaging to our reputation and may adversely impact use of our products and services, including our platform, and adversely affect our ability to attract new customers and business partners.

If after the Business Combination Forekast is unable to keep pace with the rapid technological developments in its industry necessary to continue providing its customers with new and innovative products and services, the use of its platform and other products and services could decline.

The technology managed services and AI industry is subject to rapid and significant technological changes. Forekast cannot predict the effect of technological changes on its prospective business. We expect that new services and technologies applicable to our industry will continue to emerge, and these new services and technologies may be superior to, or render obsolete, the technologies we currently utilize in our products and services. Our future success will depend, in part, on our ability to develop new technologies and adapt to technological changes and evolving industry standards. These initiatives are inherently risky, and they may not be successful or may have an adverse effect on our business, financial condition and results of operations. Additionally, we may make future investments in, or enter into strategic partnerships to develop new technologies and services or to implement infrastructure to further our strategic objectives, strengthen our existing businesses and remain competitive. However, our ability to transition to new services and technologies that we develop may be inhibited by a lack of industry-wide standards, changes to the regulatory landscape, resistance by consumers to these changes, or by the intellectual property rights of third parties.

Our current customer base is concentrated in several industries and two major customers accounted for 10% or more of our revenue. If we are unable to retain one or both of our major customers or are otherwise unable to successfully expand our customer base, our results of operations may be adversely affected.

For the nine months ended September 30, 2024, there was one customer who accounted for 10% or more of our revenue. For the fiscal year ended 2023, two customers accounted for 10% or more of our revenue. For the nine months ended September 30, 2024 and fiscal year ended 2023, our largest customer was a conglomerate operating in multiple sectors such as communications, cloud computing and commerce in Malaysia. For the fiscal year ended 2023, the second largest customer was a company focused on customer service and business processes in Malaysia. Forekast does not have material agreements with these two customers, as engagement is based on the customers’ issuance of purchase orders or work orders.

For the nine months ended September 30, 2024, customers in the Communications and High Technology business accounted for over 60% of total revenue while customers in the Industrial and Services, and Energy and Utilities businesses accounted for over 10% and over 10%, respectively, of total revenue for same period. For the year ended December 31, 2023, customers in the Communications and High Technology business accounted for over 50% of total revenue while customers in the Industrial and Services, and Energy and Utilities businesses accounted for over 20% and over 10%, respectively, of total revenue for same period.

We are continuously working to enlarge our customer base to reduce reliance on our two major customers. In addition, we are engaged in ongoing efforts to onboard a broader range of clients across various industries to mitigate the risk associated with having a concentration of customers in a limited number of industries. If we lose one or more of our major customers and are unable to replace the lost revenue with other customers, our results of operations will be adversely affected. If we are unable to diversify our customer base, our financial condition may be extremely affected by market conditions affecting the Communications and High Technology, Industrial and Services and Energy and Utilities industries.

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A substantial portion of our sales are completed on a purchase order and/or work order basis without any written agreements with our customers. Such customers may issue fewer or smaller purchase orders than we expect under our current arrangements, which could negatively impact our revenues. In addition, although these purchase orders are generally not cancelable, such customers may decide to delay or cancel orders, which could also negatively impact our revenues.

Generally, under our arrangements with our major customers, customers must issue purchase orders and/or work orders for our products and services. Although these Orders stipulate key terms including order quantity, price, payment terms, and delivery instructions, these arrangements are typically not governed by any written agreement and have no minimum purchase requirements. In addition, although orders covered by firm Orders are generally not cancelable, customers may decide to delay or cancel orders, and we may have difficulty enforcing the provisions of the Orders. In the event that customers with whom we supply products or provide services issue fewer or smaller Orders than we expect, or we experience any delays or cancellations in orders, our revenues could decline substantially. Any such decline could result in us incurring net losses, increasing our accumulated deficit and needing to raise additional capital to fund our operations.

Forekast’s management team has limited experience in operating a public company.

Most members of our senior management team have limited experience in the management of a publicly-traded company. The resources required in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of the company’s operations. Forekast may not have adequate personnel with the appropriate level of knowledge, experience and training in accounting policies, compliance practices or internal controls required of public companies. The development and implementation of the standards and controls and the hiring of experienced personnel necessary to achieve the level of accounting standards required of a public company may require expenditures greater than expected, and a delay could impact Forekast’s ability or prevent it from accurately and timely reporting its operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). It is possible that Forekast will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

Cyberattacks and other security breaches or disruptions suffered by Forekast or third parties upon which it relies could have a materially adverse effect on its business, harm its reputation and expose it to public scrutiny and liability.

After the Business Combination, Forekast expects to collect, process, use and retain sensitive and confidential information regarding the customers and prospective customers of Forekast, including data provided by and related to customers and their transactions, as well as other data of the counterparties in the normal course of business. We expect to have arrangements in place with certain third-party service providers when it require us to share information. Information security risks continue to increase generally, in part because of new technologies, the use of the Internet and telecommunications technologies (including mobile devices) to conduct business transactions and the increased sophistication and activities of organized criminals, perpetrators of fraud, hackers, terrorists and other malicious third parties. In addition to cyberattacks and other security breaches involving the theft of sensitive and confidential information, hackers, terrorists, sophisticated nation-state and nation-state supported actors and other malicious third parties recently have engaged in attacks that are designed to disrupt key business services, such as consumer-facing websites and services.

These cybersecurity challenges, including threats to the IT infrastructure to be used by Forekast or those of their prospective customers or third-party providers, may take a variety of forms ranging from business email compromise, user fraud, stolen bank accounts, account takeover, check fraud or cybersecurity attacks, such as ransomware, unauthorized encryption, denial-of-service attacks, social engineering, unauthorized access, spam or other attacks, to mega breaches targeted against cloud-based services and other hosted software, which could be initiated by individual or groups of hackers or sophisticated cyber criminals. A cybersecurity incident or breach could result in disclosure of confidential information and intellectual property, or cause service interruptions and compromised data. We may be unable to anticipate or prevent techniques used in the future to obtain unauthorized access or to sabotage systems because they change frequently and often are not detected until after an incident has occurred. We expect to have administrative, technical, and physical security measures in place, and we expect to have policies and procedures in place to contractually require service providers to whom we disclose data to implement and maintain reasonable privacy and security measures. Despite our security measures, and those of our third-party vendors, our information technology and infrastructure may be subject or vulnerable in the future to breaches or attacks. If our own confidential business information were improperly disclosed, our business could be materially and adversely affected. A core aspect of our business after the Business Combination will be the reliability and security of our platform. Any perceived or actual breach of security, regardless of how it occurs or the extent of the breach, could have a significant impact on our reputation as a trusted brand, cause us to lose existing partners or customers, prevent us from obtaining new partners and customers, require us to expend significant funds to remedy problems caused by breaches and implement measures to prevent further breaches, and expose us to legal risk and potential liability including from governmental or regulatory investigations, class action litigation and other lawsuits. If sensitive information is lost or improperly disclosed through a data breach or otherwise or threatened to be disclosed, we could experience a loss of confidence by our partners and customers in the security of our systems, products and services and prevent us from obtaining new partners and customers, and we could incur significant costs to remedy problems caused by breaches and implement measures to prevent further breaches, and expose us to legal risk and potential liability and penalties, including from governmental or regulatory investigations, class action litigation and other lawsuits, all of which could adversely affect our reputation and our operating results. Any actual or perceived security breach at a company providing services to us or our customers could have similar effects.

Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data. In addition, we expect to have agreements with certain partners and service providers which may require us to notify them in the event of a security breach. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach. A security breach of any of our vendors that processes personally identifiable information of our customers may pose similar risks.

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If our strategic partners were to conclude that our systems and procedures are insufficiently rigorous, they could terminate their relationships with us, and our financial results and business could be adversely affected. Forekast may also be liable for losses if the terms of service and our contracts with strategic partners, were to require us to bear liability for losses and related expenses incurred by such partners in the event of a breach of non-public personal information of our customers that we store.

While we expect to have cybersecurity insurance, our insurance may be insufficient or may not cover all liabilities incurred by such attacks. We also cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results, and reputation.

Stringent and changing laws and regulations relating to privacy and data protection could result in claims, harm our results of operations, financial condition, and future prospects, or otherwise harm our business.

Forekast is subject to a variety of laws, rules, directives, and regulations, as well as contractual obligations, relating to the processing of personal information, including personally identifiable information. The regulatory framework for privacy and data protection worldwide is rapidly evolving and, as a result, implementation standards and enforcement practices are likely to continue to evolve for the foreseeable future. Legislators and regulators are increasingly adopting or revising privacy and data protection laws, rules, directives, and regulations that could have a significant impact on our current and planned privacy and data protection-related practices; our processing of customer or employee information; and our current or planned business activities.

Compliance with current or future privacy and data protection laws (including those regarding security breach notification) affecting consumer and/or employee data to which we are subject could result in higher compliance and technology costs and could restrict our ability to provide certain products and services (such as products or services that involve us sharing information with third parties or storing sensitive information), which could materially and adversely affect our profitability and could reduce income from certain business initiatives.

Our failure, or the failure of any third party with whom we work, to comply with privacy and data protection laws could result in potentially significant regulatory investigations and government actions, litigations, fines, or sanctions, customer actions, and damage to our reputation and brand, all of which could have a material adverse effect on our business. Complying with privacy and data protection laws and regulations may cause us to incur substantial operational costs or require us to change our business practices. We may not be successful in our efforts to achieve compliance either due to internal or external factors, such as resource allocation limitations or a lack of vendor cooperation. We may in the future, receive complaints or notifications from third parties alleging that we have violated applicable privacy and data protection laws and regulations. Non-compliance could result in proceedings against us by governmental entities, consumers, data subjects, or others. We may also experience difficulty retaining or obtaining new consumers in these jurisdictions due to the legal requirements, compliance cost, potential risk exposure, and uncertainty for these entities, and we may experience significantly increased liability with respect to these customers.

In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards that may apply to us. Because the interpretation and application of privacy and data protection laws, regulations, rules, and other standards are still uncertain, it is possible that these laws, rules, regulations, and other actual or alleged legal obligations, such as contractual or self-regulatory obligations, may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the functionality of our platform. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our software, which could have an adverse effect on our business.

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Any failure or perceived failure by us to comply with laws, regulations, policies, legal, or contractual obligations, industry standards, or regulatory guidance relating to privacy or data security, may result in governmental investigations and enforcement actions, litigation, fines and penalties, or adverse publicity, and could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business. We expect that there will continue to be new proposed laws, regulations, and industry standards relating to privacy, data protection, marketing, consumer communications, and information security, and we cannot determine the impact such future laws, regulations, and standards may have on our business. Future laws, regulations, standards, and other obligations or any changed interpretation of existing laws or regulations could impair our ability to develop and market new functionality and maintain and grow our customer base and increase revenue. Future restrictions on the collection, use, sharing, or disclosure of data, or additional requirements for express or implied consent of our customers or end users for the use and disclosure of such information could require us to incur additional costs or modify our platform, possibly in a material manner, and could limit our ability to develop new functionality.

If we are not able to comply with these laws or regulations, or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products, which would negatively affect our business, financial condition, and operating results. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise adversely affect the growth of our business. Furthermore, any costs incurred as a result of this potential liability could harm our operating results.

Real or perceived software errors, failures, bugs, defects, or outages could adversely affect our business, results of operations, financial condition, and future prospects.

Our platform and internal systems will rely on software that is highly technical and complex. In addition, our anticipated platform and internal systems will depend on the ability of such software to store, retrieve, process, and manage immense amounts of data. As a result, undetected errors, failures, bugs, or defects may be present in such software or occur in the future in such software, including open-source software and other software we license in from third parties, especially when updates or new products or services are released.

Any real or perceived errors, failures, bugs, or defects in the software may not be found until our consumers use our platform and could result in outages or degraded quality of service on our platform that could adversely impact our business, as well as negative publicity, loss of or delay in market acceptance of our products and services, and harm to our brand or weakening of our competitive position. In such an event, we may be required, or may choose, to expend significant additional resources in order to correct the problem. Any real or perceived errors, failures, bugs, or defects in the software we rely on could also subject us to liability claims, impair our ability to attract new consumers, retain existing consumers, or expand their use of our products and services, which would adversely affect our business, results of operations, financial condition, and future prospects.

We may experience breakdowns in our information technology systems or software defects, computer viruses and development delays that could damage customer relations and expose us to liability.

We expect to depend heavily on the stable operation of our information technology systems including software, processing systems, data centers and telecommunications networks, as well as systems provided by third parties. In addition, our business will depend on the performance and reliability of our servers and systems. A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. Not only would we suffer damage to our reputation and potential loss of business in the event of a system outage or data loss, but we may also be liable to third parties. Defects in our software systems and errors or delays in our processing of data could result in one or more of the following:

●	additional development costs;

●	diversion of technical and other resources from our other development efforts;

●	loss of credibility with current or potential customers;

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●	harm to our reputation and brands;

●	exposure to liability claims; and

●	regulatory action or investigation.

In addition, we expect to rely on technologies supplied to us by third parties that may also contain undetected errors, viruses or defects. To successfully operate our business, we must be able to protect our systems and software from disruption, including from events that may be beyond our control. Events that could cause disruptions include, but are not limited to, upgrading of our information technology systems, installation difficulties or delays, fire, natural disaster, unauthorized entry, power loss, telecommunications failure, software defects, computer viruses, terrorist acts and war. We expect to perform the vast majority of disaster recovery operations ourselves, though we utilize select third parties for some aspects of recovery. To the extent we outsource our disaster recovery, we are at risk of the relevant service provider’s unresponsiveness or failure to respond appropriately in the event of breakdowns in our systems. Furthermore, we may not have insurance policies, or our insurance policies may not be adequate, to compensate us for all losses or failures that may occur.

If we lose key personnel, if their reputations are damaged, or if we are unable to attract and retain executives and employees we need to support our operations and growth, our business may be harmed.

Our success and future growth will depend upon the services of our management team and other key employees who are critical to our overall management, as well as the continued development of our products, strategic partnerships, our culture and our strategic direction. We currently do not have key person insurance on any of our employees. The loss of one or more of our senior management team or other key employees could disrupt or harm our business, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain our senior management or other key employees or that we would be able to timely replace our senior management or other key employees should any of them depart.

Failure to attract and retain qualified personnel could jeopardize our competitive position.

We expect our business to function at the intersection of rapidly changing technological, social, economic and regulatory developments that require a wide-ranging set of expertise and intellectual capital. In order for us to compete and grow successfully, we must attract, recruit, retain and develop the necessary personnel who can provide the needed expertise across the entire spectrum of our intellectual capital needs. This is particularly true with respect to qualified and experienced software engineers and IT staff, who are highly sought after and are not in sufficient supply in Malaysia. The market for such personnel is highly competitive, and we may not succeed in recruiting additional personnel or may fail to replace current personnel who depart with qualified or effective successors. It may also be difficult for us to obtain necessary qualified personnel with local experience to support our international growth, which may jeopardize our ongoing and planned expansion. Our efforts to retain and develop personnel may result in significant additional expenses, which could adversely affect our profitability. Failure to retain or attract key personnel could have a material adverse effect on our business, financial condition and results of operations.

If we cannot maintain our company culture as we grow, our success and our business may be harmed.

We believe our culture will be a key contributor to our success and that the nature of the platform that we will provide will promote a sense of greater purpose and fulfilment in our employees. Any failure to preserve our culture could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to effectively focus on and pursue our corporate objectives. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these important aspects of our culture. If we fail to maintain our company culture, our business and competitive position may be adversely affected.

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We may require additional capital to support our strategic initiatives.

We believe that our existing cash, short-term investments and available credit facilities will be sufficient to meet our working capital and capital expenditure needs for at least the next 12 months. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditures or similar actions. We may be unable to secure this additional required financing on a timely basis, under terms acceptable to us, or at all. To obtain additional financing, we may be required to sell additional equity securities, which will further dilute shareholders’ ownership in us. Ultimately, if we do not raise the required capital, we may experience delayed growth.

Negative publicity about us or our industry could adversely affect our business, results of operations, financial condition, and future prospects.

We believe that our brand is a valuable asset that underpins our ability to attract and retain customers. We are committed to investing in brand development and customer experience to ensure that our offerings continue to resonate in the market. We view risks in maintaining brand relevance, reputational damage and lawsuits as critical, and we intend to adapt and innovate in response to evolving customer needs and market trends.

Negative publicity about us or our industry, including the transparency, fairness, customer experience, quality, and reliability of our services in general, effectiveness of our risk models, our ability to effectively manage and resolve complaints, our privacy and security practices, litigation, regulatory activity, misconduct by our employees, service providers, or others in our industry, the experience of consumers with our services, even if inaccurate, could adversely affect our reputation and the confidence in our services, which could harm our reputation. Any such reputational harm could further affect the behavior of customers.

A number of factors could adversely affect customer confidence in our brands, many of which are beyond our control, and could have an adverse impact on us. These factors include but are not limited to:

●	any significant interruption to our systems and operations;

●	any regulatory action or investigation against us;

●	measures taken to combat risks of fraud and breaches of privacy and security;

●	customer complaints about our customer service and our ability to handle customer complaints effectively;

●	our ability to manage and train our employees properly;

●	any breach of our security system or any compromises of consumer data; and

●	any regulatory action or investigation against us.

Furthermore, negative publicity surrounding any assertion that we or any associated partners are implicated in fraudulent transactions, irrespective of the accuracy of such publicity or its connection with our current operations or business, could harm our reputation. Any event that damages our brands and reputation among customers could have a material adverse effect on our business, financial condition and results of operations.

Natural disasters, health epidemics, geopolitical instability and other disruptions could impact our operations.

Natural disasters, pandemics, geopolitical instability and other unforeseen disruptions pose risks to our operations. The effects of monkey pox, Coronavirus Disease 2019 (“COVID-19”), Ebola, Avian Influenza A, or conflicts such as the Russia-Ukraine war could impact global markets and the economy, thereby affecting our clients and our business continuity. In the event of an outbreak or disruption, we may need to implement measures such as quarantine employees and/or disinfecting our offices, which would impact our business operations.

We have established business continuity plans to mitigate these risks, including remote working capabilities to ensure operational resilience. While such events are unpredictable, our proactive approach and preparedness are designed to help us maintain operations effectively under challenging circumstances.

Government efforts to combat inflation, along with other interest rate pressures arising from an inflationary economic environment, have led to and may continue to lead to higher financing costs.

Inflation has risen on a global basis and government entities have taken various actions to combat inflation, such as raising interest rate benchmarks. Global inflation remains high and government entities may continue their efforts, or implement additional efforts, to combat inflation, which may include continuing to raise interest rate benchmarks or maintaining interest rate benchmarks at elevated levels. Such government efforts, along with other interest rate pressures arising from an inflationary economic environment, have led to higher financing costs. For example, recent elevated interest rates have resulted in an increase in our cost of debt. Any increase in our operating costs as a result of inflation, including increases in borrowing costs due to rises in interest rates, would adversely impact profits, given that we may not be able to pass these increased costs directly to customers or offset them by increasing prices without a detrimental effect on customer demand.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our credit facilities are at variable rates of interest and expose us to interest rate risk. Currently Forekast maintains credit facilities but utilization of such facilities is minimal. However, at Forekast’s discretion, it may in the future increase utilization of the credit facilities. When interest rates increase, our debt service obligations increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, could correspondingly decrease. We may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

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General

Legal proceedings could have a material adverse effect on our business, financial condition or results of operations.

We may in the future become subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our customers in connection with commercial disputes, employment claims made by our current or former employees, or claims for reimbursement following misappropriation of customer data. Certain claims may seek injunctive relief, which could disrupt the ordinary conduct of our business and operations or increase our cost of doing business. Litigation might result in substantial costs and may divert management’s attention and resources, which might seriously harm our business, overall financial condition, and operating results. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby reducing our operating results and leading analysts or potential investors to reduce their expectations of our performance, which could reduce the trading price of our stock. Furthermore, there is no guarantee that we will be successful in defending ourselves in future litigation. Should the ultimate judgments or settlements in any pending litigation or future litigation or investigation significantly exceed our insurance coverage, they could have a material adverse effect on our business, financial condition, and results of operations.

Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect the Company’s business and future profitability.

The operating entities of Forekast are Malaysian corporations and thus subject to Malaysian corporate income tax on its Malaysian income. Further, since Forekast’s operations and customers will be located throughout Malaysia, it is subject to various Malaysian and local taxes. Malaysian and non-Malaysian tax laws, policies, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to Forekast and may have an adverse effect on its business and future profitability.

Developments in the social, political, regulatory and economic environment in Malaysia may have a material adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Malaysia. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation.

Negative developments in Malaysia’s socio-political environment may adversely affect our anticipated business, financial condition, results of operations and prospects. Although the overall Malaysian economic environment (in which we operate) appears to be positive, there can be no assurance that this will continue to prevail in the future.

The Malaysian Ringgit is subject to exchange rate fluctuations.

The Central Bank of Malaysia (“BNM”) has, in the past, intervened in the foreign exchange market to stabilize the Malaysian Ringgit, and instituted a fixed exchange rate of MYR3.80 to $1.00 on September 2, 1998. Subsequently, on July 21, 2005, BNM adopted a managed float system which benchmarked the Malaysian Ringgit to a currency basket to ensure that the Malaysian Ringgit remains close to its fair value. As of September 2024, and December 31, 2023, the closing exchange rate was RM4.12 and MYR4.59 to $1.00, respectively. However, there can be no assurance that BNM will, or would be able to, intervene in the foreign exchange market in the future or that any such intervention or fixed exchange rate would be effective in achieving BNM’s objectives. Fluctuations in the Malaysian Ringgit’s value against other currencies will create foreign currency translation gains or losses and may have an adverse effect on our business, financial condition and results of operations.

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Forekast is subject to foreign exchange control policies in Malaysia and other countries where we may operate.

The ability of our subsidiaries to pay dividends or make other payments to us may be restricted by the foreign exchange control policies Malaysia and in other countries where we may operate.

For example, there are foreign exchange policies in Malaysia which support the monitoring of capital flows into and out of the country in order to preserve its financial and economic stability. The foreign exchange policies are administered by BNM. The foreign exchange policies monitor and regulate both residents and non-residents. Under the current Foreign Exchange Policy Notices (“FEP Notices”) issued by BNM, non-residents are free to repatriate from Malaysia any funds including any income earned or proceeds from divestment of Ringgit Asset (as defined therein), provided that the repatriation is made in foreign currency and the conversion of Ringgit into foreign currency is undertaken in accordance with the FEP Notices. In the event BNM introduces any restrictions in the future, we may be affected in our ability to repatriate dividends or other payments from Malaysia.

Since Forekast is a holding company and relies principally on dividends and other payments from its consolidated subsidiary for our cash requirements, any restrictions on such dividends or other payments could materially and adversely affect our liquidity, financial condition and results of operations.

The unaudited pro forma condensed combined financial information included in this registration statement may not be indicative of what the actual financial position or results of operations of the Company would have been for the periods presented.

The unaudited pro forma condensed combined financial information for the Company in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Company actual financial position or results of operations would have been for the periods presented had the Business Combination been completed on the dates indicated. See the section entitled Unaudited Pro Forma Condensed Combined Financial Information for more information.

Risk Factors Relating to EVGR’s Business

EVGR will be forced to liquidate the trust account if it cannot consummate a business combination by January 11, 2025 (unless otherwise extended). In the event of a liquidation, EVGR’s public shareholders will receive $[_] per share and the EVGR Warrants will expire worthless.

On May 9, 2024, EVGR held an extraordinary general meeting of shareholders. During this meeting, EVGR’s shareholders approved the proposals to, among other things, (i) amend EVGR’s amended and restated articles of association to give EVGR the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to nine (9) times for an additional one (1) month each time, from May 11, 2024 to February 11, 2025; and (ii) amend EVGR’s investment management trust agreement, dated as of February 8, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to nine (9) times for an additional one (1) month each time from May 11, 2024 to February 11, 2025 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $80,000 and (b) $0.03 for each Class A ordinary share outstanding. On May 9, 2024, 2,831,713 Public Shares were redeemed by a number of shareholders at a price of approximately $11.43 per share, in an aggregate principal amount of $32,364,393.70. Following the redemptions, there were 4,663,957 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $80,000 per month into the trust account to further extend the Combination Period to January 11, 2025. If EVGR is unable to consummate a business combination by January 11, 2025 (unless otherwise extended) and is forced to liquidate, then the per-share liquidation distribution will be approximately $[_]. Furthermore, there will be no distribution with respect to the EVGR Warrants, which will expire worthless as a result of EVGR’s failure to consummate a business combination.

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If a shareholder or a “group” of shareholders are deemed to hold in excess of 15% of the issued and outstanding Class A Ordinary Shares, such shareholder or group will lose the ability to redeem all such shares in excess of 15% of the issued and outstanding Class A Ordinary Shares.

The Existing M&A provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to an aggregate of more than 15% of the Class A Ordinary Shares sold in the IPO without EVGR’s prior written consent. The inability of a shareholder to redeem an aggregate of more than 15% of the Class A Ordinary Shares sold in the IPO will reduce its influence over EVGR’s ability to consummate its initial business combination and such shareholder could suffer a material loss on its investment in EVGR if it sells such Excess Shares in open market transactions.

If third parties bring claims against EVGR, the proceeds held in trust could be reduced and the per-share liquidation price received by EVGR’s shareholders may be less than $[_].

EVGR’s placing of funds in trust may not protect those funds from third party claims against EVGR. Although EVGR has received from many of EVGR’s vendors, service providers (other than its independent accountants) and the prospective target businesses with which EVGR entered into non-disclosure agreements executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of EVGR’s public shareholders, they may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of EVGR’s public shareholders. If EVGR liquidates the trust account before the completion of a business combination and distributes the proceeds held therein to its public shareholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, EVGR cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per-share distribution from the trust account for our shareholders may be less than $[_] due to such claims.

Additionally, if EVGR is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in EVGR’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the trust account, EVGR may not be able to return $[_] per-share to our public shareholders.

Any distributions received by EVGR shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, the value of EVGR’s liabilities exceeds it assets and/or EVGR was unable to pay its debts as they fell due.

EVGR’s Existing M&A provides that it will continue in existence only until January 11, 2025 (unless otherwise extended). If EVGR is unable to consummate a transaction within the required time period, upon notice from EVGR, the trustee of the trust account will distribute the amount in its trust account to its public shareholders. Concurrently, EVGR shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although EVGR cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, the Sponsor has contractually agreed that, if it liquidates prior to the consummation of a business combination, the Sponsor will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by EVGR for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute such a waiver.

Thereafter, EVGR’s sole business purpose will be to dissolve through the voluntary liquidation procedure under the Cayman Companies Act. In such a situation under the Cayman Companies Act, a liquidator would be appointed and within 28 days of the commencement of a voluntary winding up, the liquidator shall file a notice of winding up with the Registrar of Companies; file the liquidator’s consent to act with the Registrar of Companies, file the declaration of solvency made by the directors with the Registrar of Companies, and publish notice of the winding up in the Gazette. As soon as the affairs of EVGR are fully wound-up, the liquidator must make a report and an account of the winding up showing how it has been conducted and how the Company’s property has been disposed of and thereupon shall call an extraordinary general meeting of EVGR for the purpose of laying before it the account and giving an explanation for it. At least 21 days before the meeting the liquidator shall send a notice specifying the time, place and object of the meeting to each contributory in any manner authorized by EVGR’s Existing M&A and published in the Gazette. The liquidator shall no later than 7 days after the meeting, make a return to the Registrar of Companies in the prescribed form specifying the date on which the meeting was held; and if a quorum was present, particulars of the resolutions, if any, passed at the meeting. The Registrar of Companies shall, within three days of receiving a liquidator’s return, register such return and upon the expiration of three months from the registration of the return EVGR is deemed to be dissolved. It is EVGR’s intention to liquidate the trust account to its public shareholders as soon as reasonably possible and the Sponsor has agreed to take any such action necessary to liquidate the trust account and to dissolve EVGR as soon as reasonably practicable if EVGR does not consummate a business combination within the required time period. Pursuant to EVGR’s Existing M&A, failure to consummate a business combination by January 11, 2025 (unless otherwise extended) will trigger an automatic winding up of EVGR.

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If EVGR is forced to enter into an insolvent liquidation, then any distributions received by EVGR shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made the value of EVGR’s liabilities exceeds its assets and/or EVGR was unable to pay its debts as they fell due. As a result, a liquidator could seek to recover all amounts received by EVGR’s shareholders. Furthermore, EVGR’s board may be viewed as having breached their fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and EVGR to claims of damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. EVGR cannot assure you that claims will not be brought against it for these reasons.

If EVGR’s due diligence investigation of Forekast was inadequate, then shareholders of EVGR following the Business Combination could lose some or all of their investment.

Even though EVGR conducted a due diligence investigation of Forekast, it cannot be sure that this diligence uncovered all material issues that may be present inside Forekast, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Forekast’s and outside of its control will not later arise.

EVGR’s directors and officers may have certain conflicts in determining to recommend the acquisition of Forekast, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

EVGR’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the Ordinary Shares owned by EVGR’s management and directors, or their affiliates and associates, would become worthless if the Business Combination Proposal is not approved and EVGR otherwise fails to consummate a business combination prior to its liquidation date.

Activities taken by existing EVGR shareholders to increase the likelihood of approval of the business combination proposal and the other proposals described in this proxy statement/prospectus could have a depressive effect on EVGR’s shares.

At any time prior to the extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding EVGR or its securities, the Sponsor, directors, officers, advisors or any of their respective affiliates and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Ordinary Shares or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Transactions where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares they own, either prior to or immediately after the extraordinary general meeting. As of the date of this proxy statement, no such transactions have occurred nor are they planned to occur.

All of EVGR’s officers and directors own (directly or indirectly) Ordinary Shares and EVGR Warrants which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the business combination is appropriate.

The Sponsor, including its officers and directors, directly or indirectly own an aggregate of 2,875,000 Insider Shares and 532,500 EVGR Units. Pursuant to the letter agreement, dated February 8, 2022, by and among EVGR and our Sponsor, our Sponsor agreed, for no additional consideration, to waive its right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the trust account if EVGR is unable to consummate a business combination. Accordingly, the Ordinary Shares, as well as the EVGR Units purchased by our officers or directors, will be worthless if EVGR does not consummate a business combination. Based on a market price of $[_] per one Public Share on [_], 2025, and $[_] per one EVGR Warrant on [_], 2025, the value of these shares and units was approximately $[_]. The Ordinary Shares acquired prior to the IPO, as well as the EVGR Units will be worthless if EVGR does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting Forekast as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in EVGR’s shareholders’ best interest.

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EVGR is requiring shareholders who wish to redeem their ordinary shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

EVGR is requiring public shareholders who wish to redeem their ordinary shares to either tender their certificates to our Transfer Agent at any time at or prior to the extraordinary general meeting or to deliver their shares to the Transfer Agent electronically using the Depository Trust Company’s, or DTC, DWAC (deposit/withdrawal at custodian) system. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and EVGR’s Transfer Agent will need to act to facilitate this request. It is EVGR’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While we have been advised that it takes a short time to deliver shares through the DWAC system, we cannot assure you of this fact. Accordingly, if it takes longer than EVGR anticipates for shareholders to deliver their Ordinary Shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Ordinary Shares.

EVGR will require its public shareholders who wish to redeem their Ordinary Shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If EVGR requires public shareholders who wish to redeem their ordinary shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, EVGR will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their Ordinary Shares in such a circumstance will be unable to sell their securities after the failed acquisition until EVGR has returned their securities to them. The market price for Public Shares may decline during this time holders of such shares may not be able to sell their securities when they wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Our Sponsor, including its officers and directors, controls a substantial interest in EVGR and thus may influence certain actions requiring a shareholder vote.

As of the Record Date, the Sponsor, including all of its officers and directors, directly and indirectly collectively own approximately [_]% of its issued and outstanding Ordinary Shares. However, if a significant number of shareholders vote, or indicate an intention to vote, against the Business Combination, EVGR’s officers, directors, the Sponsor or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. The Sponsor has agreed to vote any shares it owns in favor of the Business Combination.

Some of the EVGR and Forekast officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of EVGR and Forekast participate in arrangements that provide them with interests in the Business Combination that may be different from that of other investors, including, among others, the continued service as an officer or director of PubCo, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of ordinary shares of PubCo, as well as potential direct or indirect interests arising from other business ventures they may be involved with. For more information concerning the interests of EVGR and Forekast executive officers and directors, see the section entitled “Proposal No. 2 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus.

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These interests, among others, may influence the officers and directors of EVGR and Forekast to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. In considering the recommendations of the EVGR Board to vote for the proposals, its shareholders should consider these interests.

The nominal purchase price paid by the Sponsor and directors and officers of EVGR for the Insider Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of EVGR paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.

The nominal purchase price paid by the Sponsor and directors and officers of EVGR for the Insider Shares may significantly dilute the implied value of the public shares in the event EVGR completes an initial business combination. The dilution would increase to the extent that public shareholders seek redemptions from the Trust Account for their public shares. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of EVGR paid to purchase such shares in the event we complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.

The Sponsor invested an aggregate of $5,350,000 in EVGR, comprised of the $25,000 purchase price for the Insider Shares and $5,325,000 purchase price for the Private Placement Units. The amount held in EVGR’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each [PubCo Ordinary Share] would have an implied value of $[_] per share upon consummation of the Business Combination, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $[_] per share, the 2,875,000 PubCo Ordinary Shares that the Sponsor would own upon consummation of the Business Combination would have an aggregate implied value of $[_]. As a result, even if the trading price of PubCo’s Ordinary Shares significantly declines, the value of the Insider Shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. In addition, the Sponsor and directors and officers of EVGR could potentially recoup their entire investment, inclusive of their investment in the Private Placement Units, even if the trading price of PubCo’s Ordinary Shares after the initial business combination is as low as $[_] per share. As a result, the Sponsor is likely to earn a substantial profit on its investment upon disposition of PubCo’s Ordinary Shares even if the trading price of PubCo’s Ordinary Shares declines after the consummation of the Business Combination. The Sponsor and directors and officers of EVGR may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the public shareholders, rather than liquidating EVGR.

If EVGR’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of EVGR’s securities.

The Sponsor is entitled to make two demands that EVGR register the resale of their Insider Shares at any time commencing 30 days after the completion of the initial business combination. Additionally, the purchasers of the Private Placement Units and our Sponsor, officers and directors are also entitled to demand that we register the resale of the shares underlying the Private Placement Units, and private placement warrants and any securities our Sponsor, officers, directors or their affiliates may be issued in payment of working capital loans made to us. If such persons exercise their registration rights with respect to all of their securities, then there will be a substantial number of additional Ordinary Shares eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of EVGR’s securities.

Nasdaq may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our ordinary shares and public warrants are currently listed on the Nasdaq and we expect them to be listed on Nasdaq upon consummation of the business combination. Our continued eligibility for listing may depend on, among other things, the number of public shares that are redeemed. There can be no assurance that EVGR will be able to comply with the continued listing standards of Nasdaq. If Nasdaq delists EVGR’s ordinary shares and/or warrants from trading on its exchange for failure to meet the listing standards, EVGR’s shareholders could face significant material adverse consequences including:

●	a limited availability of market quotations for EVGR’s securities;

●	reduced liquidity for EVGR’s securities;

●	a determination that EVGR’s common stock is a “penny stock” which will require brokers trading in such securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for EVGR’s securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

On August 1, 2024, EVGR received a letter (the “Notice”) from the Nasdaq Listing Qualifications department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that EVGR no longer complies with the requirements of Nasdaq Listing Rule 5450(a)(2) (the “Rule”) for continued listing on the Nasdaq Global Market. Under the Rule, EVGR is required to maintain at least 400 total holders (the “Total Holder Requirement”). The Notice indicates that EVGR has 45 calendar days (the “Deadline”) to submit a plan (the “Compliance Plan”) to regain compliance with the Rule. EVGR submitted the Compliance Plan prior to the Deadline. If the Compliance Plan is accepted, Nasdaq will grant us an extension of up to 180 calendar days from August 1, 2024 to evidence compliance.

The Notice has no immediate effect on the listing of EVGR’s securities on The Nasdaq Global Market. If EVGR regains compliance with the Rule, the Staff will provide written confirmation to EVGR and close the matter. In the event EVGR does not regain compliance with the Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, EVGR may appeal the delisting determination to a Hearings Panel. EVGR will continue to monitor its number of total holders and consider its available options to regain compliance with the Rule. However, there can be no assurance that the Compliance Plan will be accepted by Nasdaq or that, if accepted, EVGR will be able to regain compliance with the Rule.

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If we do not complete a business combination within 36-months of our initial public offering, our securities will be suspended from trading and delisted from Nasdaq.

Nasdaq Listing Rule IM-5101-2(b) (the “Rule”) requires that we complete a business combination no later than 42 months after our initial public offering, which is February 11, 2025, and Nasdaq Rule 5815 was amended effective October 7, 2024 to provide for the immediate suspension and delisting for failure to meet the 36-month requirement to complete a business combination in the Rule. If we do not complete our business combination by February 11, 2025, our securities will face an immediate suspension and delisting action once we receive a delisting determination letter from Nasdaq. In addition, while we may appeal the suspension and delisting, a Nasdaq hearings panel will have no discretion in allowing us to remain listed and may only reverse the Nasdaq’s staff’s determination if it finds it made a factual error applying the Rule. We will not be able to complete a business combination before February 11, 2025, the three-year deadline for completion under Nasdaq rules. If we are unable to obtain an exception or extension from Nasdaq, we expect to receive a delisting determination letter from Nasdaq soon after February 11, 2025, indicating that our securities will be subject to suspension and delisting action by the Nasdaq in the near term. One of the closing conditions for the Proposed Business Combination is that the ordinary shares of the post-closing company to be issued in connection with the Proposed Business Combination must be approved for listing on Nasdaq.

Once our securities are delisted, our securities would likely trade on the OTC market, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions. If this were to occur, we would face significant material adverse consequences, including:

●	we may no longer be attractive as a merger partner once our securities are no longer listed on an exchange, which would significantly hinder our ability to complete a business combination;

●	a limited availability of market quotations for our securities;

●	a determination that our securities are a “penny stock,” which will require brokers trading in the securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the securities;

●	reduced liquidity for our securities;

●	a limited amount of news and analyst coverage in the future;

●	institutional investors losing interest in our securities; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Because we would no longer be listed on Nasdaq, our securities would no longer be considered to be “covered securities” under the National Securities Markets Improvement Act of 1996, and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination, which may make more difficult and costly to complete a business combination. In addition, our securityholders could be prohibited from trading in our securities absent our registration in the state where such securityholder lives. To date we have not registered our securities in any state, and do not currently plan to do so. This may make it difficult or impossible for our securityholders to trade in our securities.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of EVGR’s securities may decline.

The market price of EVGR’s securities may decline as a result of the Business Combination if:

●	EVGR does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing share prices.

Even if EVGR consummates the Business Combination, there can be no assurance that the public warrants will be in the money during their exercise period, and they may expire worthless.

Assuming the maximum redemption of [_] public shares, there will be 12,032,500 public warrants outstanding following the Closing, including public warrants held by public shareholders that had EVGR redeem their public shares. Such public warrants had an aggregate market value of $[_] million, based on the closing price of the public warrants on Nasdaq on [_], 2025, of $[_]. The exercise price of the public warrants is $11.50 per share. There can be no assurance that the public warrants will be in the money prior to their expiration and, as such, the warrants may expire worthless. The terms of public warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and EVGR, dated February 8, 2022, provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, EVGR may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding public warrants approve of such amendment. EVGR’s ability to amend the terms of the public warrants with the consent of a majority of the holders of the then-outstanding public warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the public warrants, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a public warrant.

EVGR may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants.

Assuming the maximum redemption of [_] million public shares, there will be 12,032,500 public warrants outstanding following the Closing, including public warrants held by public shareholders that had EVGR redeem their public shares. Such public warrants had an aggregate market value of $[_], based on the closing price of the public warrants on Nasdaq on [_], 2025, of $[_]. EVGR has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. EVGR will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30 day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by EVGR, EVGR may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders thereof to (i) exercise warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holder to do so, (ii) sell warrants at the then-current market price when such holder might otherwise wish to hold warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants. See “Questions and Answers About the Proposals — How do the public warrants differ from the private placement warrants and what are the related risks for any public warrant holders post business combination?” for more information.

In the event EVGR (or PubCo) determines to redeem the warrants, holders of our redeemable warrants would be notified of such redemption as described in our warrant agreement. Specifically, in the event that EVGR (or PubCo) elects to redeem all of the redeemable warrants as described above, EVGR (or PubCo) will fix a redemption date. Notice of redemption will be mailed by first class mail, postage prepaid, by EVGR (or PubCo) not less than 30 days prior to the redemption date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. Accordingly, if a holder fails to actually receive the notice of or otherwise fails to respond on a timely basis, it could lose the benefit of being a holder of a public warrant. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via PubCo’s posting of the redemption notice to the DTC.

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We have no operating or financial history and our results of operations and those of PubCo may differ significantly from the unaudited pro forma financial data included in this proxy statement/prospectus.

We are a blank check company and we have no operating history and no revenues. This proxy statement/prospectus includes unaudited pro forma condensed combined financial statements for PubCo. The unaudited pro forma condensed combined statement of operations of PubCo combines our historical audited results of operations for the year ended November 30, 2023, with the historical combined audited results of operations of Forekast for the year ended December 31, 2023, and gives pro forma effect to the Business Combination as if it had already been consummated on January 1, 2023. The unaudited pro forma condensed combined balance sheet of PubCo combines our historical balance sheets as of November 30, 2023, and of Forekast as of December 31, 2023, and gives pro forma effect to the Business Combination as if it had been consummated on December 31, 2023.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of PubCo. Accordingly, PubCo’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

EVGR is an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies

EVGR is an “emerging growth company,” as defined in the JOBS Act. It may remain an “emerging growth company” for up to five years. However, if its non-convertible debt issued within a three-year period or revenues exceeds $1.235 billion, or the market value of its ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, EVGR would cease to be an emerging growth company as of the following fiscal year.

As an emerging growth company, EVGR is not required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, has reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statement/prospectus, and is exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, EVGR has elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, EVGR’s financial statements may not be comparable to companies that comply with public company effective dates. As a result, potential investors may be less likely to invest in our securities. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent that we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination or force us to abandon our efforts to complete an initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

● restrictions on the nature of our investments; and

● restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

● registration as an investment company;

● adoption of a specific form of corporate structure; and

● reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless it can qualify for an exclusion, a company must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

The SEC recently provided guidance that the determination of whether a special purpose acquisition company, like us, is an “investment company” under the Investment Company Act is a facts and circumstances determination requiring individualized analysis and depends on a variety of factors, including a SPAC’s duration, asset composition, business purpose and activities, and “is a question of facts and circumstances” requiring individualized analysis. When applying these factors to us we do not believe that our principal activities will subject us to the Investment Company Act. To this end, the Company was formed for the purpose of completing an initial business combination with one or more businesses. Our business will be focused on identifying and completing an initial business combination, and thereafter, operating the post-transaction business or assets for the long term. Further, we do not plan to buy businesses or assets with a view to resale or profit from their resale and we do not plan to buy unrelated businesses or assets or to be a passive investor. In addition, the proceeds held in the trust account will only be held as cash or in an interest bearing demand deposit account at a bank, or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. Pursuant to the investment management trust agreement, the trustee will not be permitted to invest in other securities or assets. By restricting the investment of the proceeds in this manner, and by focusing our directors’ and officers’ time toward, and operating our business for the purpose of, acquiring and growing businesses for the long term (rather than buying and selling businesses in the manner of a merchant bank or private equity fund or investing in assets for the purpose of achieving investment returns on such assets), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. Further, investing in our securities is not intended for persons who are seeking a return on investments in government securities or investment securities. Instead, the trust account will be intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as described above, we may be deemed to be subject to the Investment Company Act. Notwithstanding that we have limited our activities as described above, we could nevertheless be considered to be operating as an unregistered investment company. If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

If we were deemed to be an investment company for purposes of the Investment Company Act, we would need to register as such under the Investment Company Act and compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination, and instead be required to liquidate the trust account and may be required to change our operations or wind down our operations. In which case, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our warrants would expire worthless.

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We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

The Sponsor is controlled by Liew Choon Lian, an individual who resides in and is a citizen of Malaysia. In addition, the major shareholder of Forekast, Muzahid Shah, is a citizen of Malaysia. We are therefore likely considered a “foreign person” under the regulations administered by CFIUS and will continue to be considered as such in the future for so long as the Sponsor or Muzahid Shah has the ability to exercise control over us for purposes of CFIUS’s regulations. As such, an initial business combination with a U.S. business may be subject to CFIUS review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete our initial business combination. If we cannot complete our initial business combination by January 11, 2025 (unless such date is extended in accordance with EVGR’s Existing M&A) because the review process drags on beyond such timeframe or because our initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, our public shareholders may only receive $[_] per share (including interest not previously released to EVGR to pay its taxes), without taking into account any interest earned after [_], 2025, and our warrants will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Risk Factors Relating to the Business Combination

Becoming a public company through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to the completion of the Business Combination, PubCo may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of PubCo’s securities, which could cause PubCo’s shareholders to lose some or all of their investment.

Becoming a public company through a merger rather than an underwritten offering, as Forekast is seeking to do, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. As a result, PubCo may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in it reporting losses. Additionally, unexpected risks may arise and previously known risks may materialize. Even though these charges may be non-cash items and not have an immediate impact on PubCo’s liquidity, the fact that PubCo reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause PubCo to be unable to obtain future financing on favorable terms or at all.

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EVGR and Forekast have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by PubCo if the Business Combination is consummated or by EVGR if the Business Combination is not consummated.

EVGR and Forekast expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is consummated, EVGR expects to incur approximately $[_] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by PubCo if the Business Combination is consummated or by EVGR if the Business Combination is not consummated. If the Business Combination is not consummated, EVGR may not have sufficient funds to seek an alternative business combination before January 11, 2025 (unless such date is extended in accordance with EVGR’s Existing M&A) and may be forced to liquidate and dissolve.

In the event that a significant number of Public Shares are redeemed, the shares of PubCo may become less liquid following the Business Combination.

If a significant number of Public Shares are redeemed, EVGR may be left with a significantly smaller number of shareholders. As a result, trading in the shares of PubCo following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. Nasdaq may not list Ordinary Shares on its exchange, which could limit investors’ ability to make transactions in EVGR’s securities and subject EVGR to additional trading restrictions.

Pubco may be unable to maintain the listing of its securities on Nasdaq following the closing of the Business Combination.

Pubco has applied to have its securities listed on Nasdaq upon consummation of the Business Combination. Pursuant to recent Nasdaq listing rule amendments effective October 7, 2024, Pubco must comply with listing standards immediately upon consummation of the Business Combination or face suspension or delisting, with no grace period to “cure” the deficiencies. If Pubco is unable to meet the listing requirements immediately upon consummation of the Business Combination, Pubco’s securities may not be listed or traded on a national securities exchange. Additionally, if Pubco is unable to continue to meet the listing requirements of Nasdaq following the closing of the Business Combination, Pubco’s securities could be delisted from trading on Nasdaq in the future. If its securities are delisted, Pubco could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that its shares are a “penny stock,” which will require brokers trading in its securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for its securities;

●	a limited amount of news and analyst coverage for the post-transaction company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

It is expected that Pubco will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that Pubco will pay any cash dividends in the foreseeable future. Following completion of the Business Combination, the Pubco Board of directors will have discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the board of directors. Accordingly, you may need to rely on sales of Pubco Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment. There is no guarantee that Pubco Ordinary Shares will appreciate in value after the Business Combination or that the market price of Pubco Ordinary Shares will not decline.

If Forekast fails to maintain an effective system of internal controls, then PubCo may be unable to accurately report its results of operations, meet its reporting obligations, or prevent fraud.

Following the Business Combination, PubCo will be a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that it include a report of management on its internal control over financial reporting in its annual report on Form 20-F. PubCo management may conclude that its internal control over financial reporting, based on those internal controls implemented by Forekast prior to the Business Combination, is not effective to meet these new requirements. Moreover, even if PubCo’s management concludes that its internal control over financial reporting is effective, its independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with the company’s internal controls or the level at which its controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from management. In addition, as a public company, PubCo will have reporting obligations that may place a significant strain on management, operational, and financial resources and systems for the foreseeable future. PubCo may be unable to timely complete its evaluation testing and any required remediation.

If PubCo fails to achieve and maintain an effective internal control environment, it could suffer material misstatements in its financial statements and fail to meet its reporting obligations, which would likely cause investors to lose confidence in its reported financial information. This could in turn limit its access to capital markets, harm its results of operations, and lead to a decline in the trading price of its shares. Additionally, ineffective internal control over financial reporting could expose PubCo to increased risk of fraud or misuse of corporate assets and subject it to potential delisting from Nasdaq, regulatory investigations, and/or civil or criminal sanctions.

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PubCo will incur significant costs and management resources as a result of operating as a public company in the United States.

As a public company in the United States, PubCo will incur significant legal, accounting, compliance, and other expenses, and these expenses may increase even more after it is no longer an “emerging growth company.” The PubCo’s management and other personnel, will need to devote a substantial amount of time and incur significant expense in connection with compliance initiatives. For example, in anticipation of becoming a public company in the United States, PubCo will need to ensure that its internal controls and disclosure controls and procedures are compliant with applicable regulations, that it has retained a transfer agent, and has adopted an insider trading policy. As a U.S. public company, PubCo will bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with its obligations under the securities laws.

In addition, regulations and standards relating to corporate governance and public disclosure and the related rules and regulations implemented by the SEC and Nasdaq, have increased legal and financial compliance costs and will make some compliance activities more time-consuming. Forekast and EVGR expect that PubCo will invest resources to comply with evolving laws, regulations, and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from PubCo’s other business activities. If PubCo’s efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against PubCo, and its business may be harmed. In the future, it may be more expensive or more difficult for PubCo to obtain director and officer liability insurance, and it may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for PubCo to attract and retain qualified members of its board of directors, particularly to serve on its audit committee and Compensation Committee, and qualified executive officers.

EVGR may waive one or more of the conditions to the Merger Agreement without resoliciting shareholder approval for the Business Combination.

EVGR may agree to waive, in whole or in part, some of the conditions to its obligations in the Merger Agreement to consummate the Business Combination, to the extent permitted by applicable laws. The board of directors of EVGR will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted.

There will be a substantial number of Ordinary Shares available for sale in the future that may adversely affect the market price of Ordinary Shares.

EVGR currently is authorized to issue 479,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares, as well as 1,000,000 EVGR preference shares. Pursuant to the Merger Agreement, PubCo will issue 10,500,000 PubCo Ordinary Shares as directed by Forekast in consideration for the transactions contemplated therein. Accordingly, following the Business Combination, there will then be an additional approximately 10,500,000 PubCo Ordinary Shares that are eligible for trading in the public market. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of PubCo’s Ordinary Shares.

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EVGR’s shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that EVGR’s current shareholders have on the management of PubCo.

The table below presents possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the Closing across a range of varying redemption scenarios. In an effort to illustrate the extent of such dilution, the table below assumes the exercise of all public warrants and private placement warrants:

	Assuming Minimum Redemption		Assuming Mid-point Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Forekast shareholders
EVGR Sponsor
Shares underlying public warrants
Shares underlying private placement warrants
EVGR public shareholders
Shares outstanding

As disclosed above, EVGR’s shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that EVGR’s current shareholders have on the management of PubCo. You should read “Summary of the Proxy statement/prospectus - The Business Combination Proposal” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

EVGR has elected not to pursue a private placement financing at this time, which may increase the risk that PubCo is under-capitalized upon the completion of the business combination, and, following the Business Combination, PubCo may not be able to obtain additional capital when desired, on favorable terms or at all.

EVGR has elected not to proceed with a private placement financing at this time due to market conditions. However, this may increase the risk that PubCo is under-capitalized upon completion of the Business Combination, which could adversely affect the PubCo’s financial condition and results of operations.

Certain subsidiaries of Forekast may require additional cash resources due to any enhanced research & development, marketing and penetration into new markets, talent acquisition, investment and other potential acquisitions they may decide to pursue. If the cash resources of these entities are insufficient to satisfy its requirements, PubCo may need to seek additional financing, including issuance of additional equity or debt securities or obtaining new or expanded credit facilities. PubCo’s ability to obtain external financing is subject to uncertainties, including its future financial condition, results of operations, cash flows, liquidity in the capital and lending markets, and governmental regulations. In addition, incurring indebtedness would subject PubCo to increased debt service obligations and could result in operating and financing covenants that may restrict operations. There can be no assurance that any financing that PubCo may need would be available in a timely manner or in amounts or on favorable terms, or at all. Any failure to raise funds on favorable terms could severely restrict its liquidity and have a material adverse effect on its business, financial condition, results of operations, and business prospects.

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The Reincorporation Merger may be a taxable event for U.S. Holders of Public Shares and EVGR Warrants.

Subject to the limitations and qualifications described in “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders,” the Reincorporation Merger should qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder should not recognize gain or loss on the exchange of Public Shares or EVGR Warrants for PubCo Ordinary Shares or PubCo Warrants, as applicable, pursuant to the Reincorporation Merger.

However, U.S. Holders of EVGR securities who would be treated as 5 Percent Holders, and who do not enter into a GRA under applicable Treasury Regulations, may recognize gain (but not loss) as a result of the Reincorporation Merger if Section 367(a) of the Code and the Treasury Regulations promulgated thereunder apply to the Reincorporation Merger or if otherwise required under the PFIC rules. Section 367(a) of the Code may apply to the Reincorporation Merger if PubCo transfers the assets it acquires from EVGR pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. The requirements under Section 367(a) are not discussed herein. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Reincorporation Merger to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations).

Alternatively, if the Reincorporation Merger does not qualify as a “reorganization” within the meaning of Section 368 of the Code, then a U.S. Holder that exchanges its Public Shares or EVGR Warrants for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the Public Shares and EVGR Warrants exchanged therefor. For a more detailed discussion of certain U.S. federal income tax consequences of the Reincorporation Merger, see the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders” in this proxy statement/prospectus/prospectus. However, the rules under Section 367(a) and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Reincorporation Merger.

In addition, U.S. Holders of Public Shares and EVGR Warrants may be subject to adverse U.S. federal income tax consequences under the PFIC regime. Please see “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to EVGR’S potential PFIC status and certain tax implications thereof.

Further, because the Reincorporation Merger will occur immediately prior to the redemption of Public Shares, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Reincorporation Merger. All U.S. Holders considering exercising redemption rights with respect to their Public Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Reincorporation Merger and exercise of redemption rights.

Future changes to U.S. and non-U.S. tax laws could adversely affect PubCo.

The U.S. Congress and other government agencies in jurisdictions where PubCo and its affiliates will do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting”, including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the countries in which PubCo and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect PubCo and its affiliates.

PubCo may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If PubCo or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder of the PubCo Ordinary Shares or PubCo Warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. There is no assurance that PubCo or its subsidiaries are not currently PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. Please see “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to PubCo’s potential PFIC status and certain tax implications thereof. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the PubCo Ordinary Shares and PubCo Warrants.

If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

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Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

PubCo’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of PubCo’s home country of Cayman Islands do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of PubCo, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. PubCo, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that PubCo’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a Foreign Private Issuer, PubCo is exempt from certain corporate governance standards applicable to US domestic issuers, if PubCo cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, PubCo’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

PubCo will seek to have its securities approved for listing on Nasdaq in connection with the Business Combination. PubCo cannot assure you that it will be able to meet those initial listing requirements at that time. Even if PubCo’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

In addition, following the Business Combination, in order to maintain its listing on Nasdaq, PubCo will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if PubCo initially meets the listing requirements and other applicable rules of Nasdaq, PubCo may not be able to continue to satisfy these requirements and applicable rules. If PubCo is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq does not list PubCo’s securities, or subsequently delists its securities from trading, PubCo could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to our securities;

●	a determination that its ordinary shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, cash flow, earnings outlook, dividend policy and prospect of PubCo, EVGR and/or Forekast and may include statements for the period following the consummation of the Business Combination. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “might”, “ongoing,” “plan,” “possible”, “potential,” “predict,” “project,” “should”, “strive”, “would”, “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Forekast,” and “Information About Forekast.” The risks and uncertainties include, but are not limited to:

●	expectations regarding Forekast’s strategies and future operating and financial performance, including Forekast’s projected financial and operational performance, future business plans or objectives, prospective performance and opportunities and competitors, revenues, growth prospect and market size, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market tends, liquidity, cash flows and uses of cash, capital expenditures, and Forekast’s ability to invest in growth initiatives and acquisition opportunities;

●	future payments of dividends and the availability of cash for payment of dividends including Forekast’s expectations and forecasts of its ability to make such payments;

●	future acquisitions, business strategy and expected capital spending;

●	assumptions regarding interest rates and inflation;

●	PubCo’s financial condition and liquidity, including its ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	estimated future capital expenditures needed to preserve EVGR’s capital base;

●	ability of PubCo to effect future acquisitions and to meet target returns;

●	the inability to complete the Business Combination due to the failure to obtain EVGR’s shareholder approval;

●	ability to recognize the anticipated benefits of the Business Combination;

●	unexpected costs related to the proposed Business Combination;

●	the amount of any redemptions by existing holders of Ordinary Shares being greater than expected;

●	the ability to list PubCo’s securities on Nasdaq;

●	limited liquidity trading of EVGR and PubCo’s securities;

●	geographical risk and changes in applicable laws or regulations;

●	the possibility that EVGR, PubCo and/or Forekast may be adversely affected by other economic, business and/or competitive factors;

●	operational risk;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Forekast’s resources;

●	fluctuations in exchange rates between the foreign currencies in which Forekast typically does business and the United States dollar;

●	the risks that the consummation of the Business Combination is substantially delayed or does not occur; and

●	other factors discussed in “Risk Factors.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the “Risk Factors” section of this proxy statement/prospectus. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of EVGR, Forekast and PubCo prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to EVGR, Forekast, PubCo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. EVGR, Forekast and PubCo undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this proxy statement/prospectus.

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EXTRAORDINARY GENERAL MEETING OF EVGR SHAREHOLDERS

General

We are furnishing this proxy statement/prospectus to the EVGR shareholders as part of the solicitation of proxies by our Board for use at the extraordinary general meeting of EVGR shareholders to be held on [●], 2025 and at any adjournment thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about [●], 2025 in connection with the vote on the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the extraordinary general meeting.

Date, Time and Place

The extraordinary general meeting of shareholders will be held in person at [●] and virtually on [●], 2025 at [●] a.m., or such other date, time, and place to which such meeting may be adjourned. We are pleased to utilize virtual shareholder meeting technology to provide ready access and cost savings for our shareholders and the company. The virtual meeting format allows attendance from any location in the world. You will be able to attend, view the list of shareholders entitled to vote at the meeting, and submit questions during the meeting via a live audio cast available at [●].

Virtual Meeting Registration

To register to attend the extraordinary general meeting virtually, please follow these instructions as applicable to the nature of your ownership of our Ordinary Shares.

If your shares are registered in your name with Continental Stock Transfer & Trust Company (“Continental”) and you wish to attend the extraordinary general meeting online, go to [●], enter the control number you received on your proxy card and click on the “Click here” link to preregister for the online meeting link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to participate in the extraordinary general meeting virtually.

Beneficial shareholders who wish to participate in the extraordinary general meeting virtually must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the extraordinary general meeting virtually. After contacting Continental, a beneficial shareholder will receive an email prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Continental at least five Business Days prior to the meeting date.

Accessing the Extraordinary General Meeting Audio Cast

You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or email address below. Beneficial investors who hold shares through a bank, broker, or other intermediary, will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental to have a control number generated. Continental contact information is as follows: +1 917-262-2373, or email proxy@continentalstock.com.

Purpose of the extraordinary general meeting of EVGR Shareholders

At the extraordinary general meeting, we are asking holders of Ordinary Shares to approve the following proposals:

●	To approve, as a Special Resolution, the Reincorporation Merger Plan of Merger, a copy of which is attached to this proxy statement/prospectus as Annex A-2, which we refer to as the “Reincorporation Merger Proposal” or “Proposal No. 1.”

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●	To approve, as an Ordinary Resolution, the Business Combination, the entry by the Company into the Business Combination Agreement and the matters contemplated thereby, including the Reincorporation Merger, the Acquisition Merger and the Acquisition Merger Plan of Merger, which we refer to as the “Business Combination Proposal” or “Proposal No. 2.”

●	To approve, as an Ordinary Resolution, PubCo’s change of post-Business Combination corporate name from “Evergreen Merger Corporation” to “Forekast Group”, which we refer to as the “Change of Name Proposal” or “Proposal No. 3.”

●	To approve, as an Ordinary Resolution the adoption by PubCo of the Amended and Restated Memorandum and Articles of Association of PubCo as further described herein, a copy of which is attached to this proxy statement/prospectus as Annex B which we refer to as the “M&A Proposal” or “Proposal No. 4.”

Collectively, Proposal No.3 and Proposal No. 4 are referred to as the “Charter Amendment Proposals”

●	To approve, as an Ordinary Resolution, the issuance of more than 20% of PubCo’s Ordinary Shares pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a), (b) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 5.”

●	To approve by Ordinary Resolution the appointment of Muzahid Shah Bin Abdul Rahman, Izmet Iskandar Bin Mohd Ramli, Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad, and Chin Wei Jen to serve on PubCo’s board of directors effective as of the closing of the Business Combination in accordance with the Merger Agreement, which we refer to as the “Director Election Proposal” or “Proposal No. 6.”

●	To consider a proposal, if put, to approve, as an Ordinary Resolution. the adjournment of the extraordinary general meeting in the event EVGR does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 7.”

Recommendation of EVGR’s Board of Directors

EVGR’s Board:

●	has determined that each of the Business Combination Proposal and the other Proposals are fair to, and in the best interests of, EVGR and its shareholders;

●	has approved the Business Combination Proposal and the other Proposals; and

●	recommends that EVGR’s shareholders vote “FOR” each of the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal.

In considering its recommendation to its shareholders, the board has identified the following factors in making the determination:

●	Overall state of Artificial Intelligence.

●	Supply and demand in the target sectors.

●	Competitive advantages of Forekast’s technology versus the competition.

●	Forekast’s anticipated pipeline.

●	Typical margins in Forekast’s industry.

●	Risks of entering a market segment where existing and potential competition may have access to substantially greater financial, technology and other resources as well as the talent pool.

Based on the analysis of the above factors, the Board concluded that a business combination with Forekast is highly likely to deliver a positive net present value and will be accretive to EVGR and its shareholders.

EVGR’s board of directors have interests that may be different from or in addition to your interests as a shareholder. See “Proposal No. 2 – The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

Independent Director Oversight

Our board of directors is comprised of a majority of independent directors who are not affiliated with our Sponsor. In connection with the Business Combination, our independent directors, LIM Wai Loong, Dr. Mohamad Zabidi Bin Ahmad and Alberto Coronado Santos, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the related agreements, and the amendments to the Amended and Restated Memorandum and Articles of Association to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor, that could arise with regard to the proposed terms of the Merger Agreement and the Amended and Restated Memorandum and Articles of Association to take effect upon the completion of the Business Combination. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Please see the section entitled “Proposal No. 2 – The Business Combination Proposal – Independent Director Oversight.”

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Record Date; Who is Entitled to Vote

We have fixed the close of business on [●], 2025, as the “Record Date” for determining those EVGR shareholders entitled to notice of and to vote at the extraordinary general meeting. As of the close of business on the Record Date, there were [_] Ordinary Shares outstanding and entitled to vote. Each holder of Ordinary Shares is entitled to one vote per share on each of the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal.

As of the Record Date, the Sponsor, either directly or indirectly, owned and was entitled to vote 2,875,000 Insider Shares and 532,500 Private Shares, or approximately [_]% of EVGR’s issued and outstanding Ordinary Shares. With respect to the Business Combination, the Sponsor has agreed to vote its Ordinary Shares in favor of the Business Combination Proposal and related Proposals. The Sponsor has indicated that it intends to vote its shares, as applicable, “FOR” each of the other Proposals, although there is no agreement in place with respect to these Proposals.

Quorum and Required Vote for Shareholder Proposals

A quorum of EVGR shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting of EVGR shareholders if one or more shareholders who together hold not less than a majority of the Ordinary Shares issued and outstanding and entitled to attend and vote at the extraordinary general meeting is represented in person, including by virtual attendance, or represented by proxy. Abstentions present in person, including by virtual attendance, and represented by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not. As of the Record Date for the extraordinary general meeting, [_] Ordinary Shares would be required to achieve a quorum.

Approval of the Reincorporation Merger Proposal will require the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote thereon at the extraordinary general meeting. Further, approval of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal will each require the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person and entitled to vote thereon at the extraordinary general meeting. Attending the extraordinary general meeting either in person, including by virtual attendance, or represented by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals.

The Business Combination Proposal is conditioned upon the approval of Proposal No. 1 and Proposal No. 5. Proposals No. 1, 3, 4, 5 and 6 are dependent upon approval of the Business Combination Proposal. The Sponsor, which as of the Record Date owned 2,875,000 Insider Shares and 532,500 Private Shares, or approximately [_]% of the issued and outstanding Ordinary Shares, has agreed to vote its Ordinary Shares acquired prior to the initial public offering in favor of the Business Combination Proposal and related proposals. Therefore, approximately [_]% of the Ordinary Shares held by our public shareholders will need to vote in favor of the Business Combination Proposal for the Business Combination Proposal to be approved (assuming all such shareholders are represented in person or by proxy and entitled to vote at the extraordinary general meeting).

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Voting Restrictions in Connection with Shareholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the business combination proposal, the Sponsor and the Sponsor has agreed to vote the Insider Shares as well as any ordinary shares acquired in the market in favor of such proposed business combination.

Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our Sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

The purpose of any such transactions could be to increase the likelihood of satisfaction of Nasdaq’s initial listing requirements where it appears that such requirements would otherwise not be met.

Our Sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our Sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of tender offer or proxy materials in connection with the Business Combination. To the extent that our Sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account, whether or not such shareholder has already submitted a proxy with respect to the business combination but only if such shares have not already been voted at the general meeting related to the business combination. Our Sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Our Sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our Sponsor, directors, executive officers, advisors, or their affiliates were to purchase shares or warrants from public shareholders, or if any third party investors are incentivized to acquire public shares by our Sponsor, directors, executive officers, or their affiliates, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our Sponsor, directors, executive officers, advisors or any of their affiliates were to purchase shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	Any of our securities purchased by our Sponsor, directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

●	our Sponsor, directors, executive officers, advisors or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our Sponsor, directors, executive officers, advisors or any of their affiliates, along with the purchase price;

●	the purpose of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates;

●	the impact, if any, of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

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Please see “Risk Factors — Activities taken by existing EVGR shareholders to increase the likelihood of approval of the business combination proposal and the other proposals described in this proxy statement could have a depressive effect on EVGR’s shares.”

Voting Your Shares

Each Ordinary Share that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the extraordinary general meeting. Your proxy card shows the number of Ordinary Shares that you own.

There are two ways to ensure that your Ordinary Shares, as applicable, are voted at the extraordinary general meeting:

●	You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board, “FOR” the approval of the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the extraordinary general meeting will not be counted.

●	You can attend virtually the extraordinary general meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

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Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	if you are a record holder, you may notify our corporate secretary in writing before the extraordinary general meeting that you have revoked your proxy; or

●	you may attend the extraordinary general meeting in person or virtually, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your Ordinary Shares, you may call Advantage Proxy, Inc., our proxy solicitor, at 866-894-0536, or EVGR at +1 786-406-6082.

Redemption Rights

Pursuant to EVGR’s Existing M&A, a holder of Public Shares may demand that EVGR redeem such Ordinary Shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing the (i) the aggregate amount on deposit in the trust account (net of taxes payable), by (ii) the total number of the then outstanding Public Shares. As of [●], 2025, this would have amounted to approximately $[_] per share.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

●	hold Public Shares; and

●	prior to 5:00 pm Eastern Time, on [●], 2025 (two Business Days prior to EVGR’s extraordinary general meeting), (a) submit a written request to Continental that EVGR redeem your Public Shares for cash; and (b) deliver your Public Shares to Continental, physically or electronically through DTC.

EVGR shareholders will be entitled to redeem their Public Shares for a full pro rata share of the trust account (currently anticipated to be approximately $[_]) net of taxes payable.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to EVGR’s Transfer Agent or deliver your shares to the Transfer Agent electronically using The Depository Trust Company’s DWAC (deposit/withdrawal at custodian) system, in each case, by two Business Days prior to the extraordinary general meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, Deposit Trust Company, and EVGR’s Transfer Agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is EVGR’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. EVGR does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their Ordinary Shares before exercising their redemption rights and thus will be unable to redeem their Ordinary Shares.

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In the event that a shareholder tenders its Ordinary Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its Ordinary Shares, the shareholder may withdraw the tender. In the event that a shareholder tenders Ordinary Shares and the Business Combination is not consummated, these Ordinary Shares will not be redeemed for cash and the physical certificates representing these Ordinary Shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. EVGR anticipates that a shareholder who tenders Ordinary Shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such Ordinary Shares soon after the completion of the Business Combination.

If properly demanded by EVGR’s public shareholders, EVGR will redeem each share into a pro rata portion of the funds available in the trust account less taxes payable, divided by the number of then outstanding Public Shares. As of the Record Date, this would amount to approximately $[_]. If you exercise your redemption rights, you will be exchanging your Public Shares for cash and will no longer own the Ordinary Shares. If EVGR is unable to consummate the Business Combination by January 11, 2025 (unless otherwise extended), then it will liquidate and dissolve and public shareholders would be entitled to receive approximately $[_] per share upon such liquidation.

Tendering Ordinary Share Certificates in connection with Redemption Rights

EVGR is requiring the EVGR public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to EVGR’s Transfer Agent, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s DWAC (deposit/withdrawal at custodian) system, at the holder’s option prior to two Business Days immediately preceding the extraordinary general meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether EVGR requires holders seeking to exercise redemption rights to tender their ordinary shares. The need to deliver ordinary shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effected.

Any request for redemption, once made, may be withdrawn at any time up to two Business Days immediately preceding the extraordinary general meeting. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the extraordinary general meeting not to elect redemption, he may simply request that the Transfer Agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not consummated for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, EVGR will promptly return the share certificates to the public shareholder.

Appraisal Rights

In respect of the Reincorporation Merger Proposal, under the section 238 of the Cayman Companies Act, shareholders of a Cayman Islands company ordinarily have dissenters’ rights with respect to a statutory merger.

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The Cayman Companies Act prescribes when dissenters’ rights will be available and provides that shareholders are entitled to receive fair value for their shares if they exercise those rights in the manner prescribed by the Cayman Companies Act. Pursuant to section 239(1) of the Cayman Companies Act, dissenters’ rights are not available if an open market for the shares exists on a recognized stock exchange, such as Nasdaq, for a specified period after the merger is authorized (such period being the period in which dissenter’s rights would otherwise be exercisable). It is anticipated that, if the Business Combination is approved, it may be consummated prior to the expiry of such specified period and accordingly the exemption under section 239(1) of the Companies Act may not be available. However, pursuant to the terms of the Business Combination Agreement, EVGR and Forekast may agree a later Closing Date by agreement in writing. Such deferral, if agreed between EVGR and Forekast, may result in the consummation of the Reincorporation Merger and / or the Acquisition Merger not occurring until after the expiry of the specified period, thereby allowing the exemption in section 239(1) of the Companies Act to be relied upon.

Regardless of whether dissenters’ rights are or are not available, Public Shareholders can exercise their Redemption Rights as described herein. The EVGR Board has determined that the redemption proceeds payable to Public Shareholders who exercise their Redemption Rights represent the fair value of the Public Shares.

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail. EVGR and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. Advantage Proxy, Inc., a proxy solicitation firm that EVGR has engaged to assist it in soliciting proxies, will be paid its customary fee and out-of-pocket expenses.

EVGR will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. EVGR will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares at the extraordinary general meeting if you revoke your proxy before it is voted at the extraordinary general meeting.

Our Sponsor

On November 22, 2021, an aggregate of 2,875,000 Insider Shares was sold to our Sponsor as the “Insider Shares,” for an aggregate purchase price of $25,000. Simultaneous with the consummation of the IPO, we consummated the private placement of 532,500 “Private Placement Units” at a price of $10.00 per Private Placement Unit, generating total proceeds of $5,325,000. The Private Placement Units were purchased by EVGR’s Sponsor.

Pursuant to a registration rights agreement between us and our Sponsor, our Sponsor is entitled to make up to two registration demands that EVGR register such securities. The holders of the Insider Shares and the private units can elect to exercise these registration rights at any time commencing 30 days after the initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. EVGR will bear the expenses incurred in connection with the filing of any such registration statements.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, our Sponsor, Forekast and/or their directors, officers, advisors or respective affiliates may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Proposals, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Proposals. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record or beneficial holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, Forekast and/or their directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their shares. Our Sponsor, Forekast, and/or their directors, officers, advisors or respective affiliates may also purchase public shares from institutional and other investors who indicate an intention to redeem our shares, or, if the price per share of our shares falls below $10.00 per share, such parties may seek to enforce their redemption rights.

The above-described activity could be especially prevalent in and around the time of Closing. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that (i) each of the Charter Amendment Proposals, the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposal and the Adjournment Proposal are each approved by the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person, including by virtual attendance, or represented by proxy at the extraordinary general meeting and entitled to vote on such matter, (ii) the Reincorporation Merger Proposal is approved by the affirmative vote of at least two-thirds (2/3) of the holders of the issued and outstanding Ordinary Shares who, being entitled to do so, vote in person or represented by proxy at the extraordinary general meeting, and (iii) otherwise limit the number of public shares electing to redeem. Our Sponsor, Forekast and/or their directors, officers, advisors or respective affiliates may also purchase shares from institutional and other investors for investment purposes.

Entering into any such arrangements may have a depressive effect on the Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he, she or they own, either at or prior to the Business Combination. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the extraordinary general meeting and would likely increase the chances that such proposals would be approved. We will file or submit a current report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the extraordinary general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

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PROPOSAL NO. 1 — THE REINCORPORATION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement and the Reincorporation Merger Plan of Merger is attached hereto as Annex A-1, which is incorporated by reference herein.

Purpose of the Reincorporation Merger Proposal

The purpose of the Reincorporation Merger is to establish a Cayman Islands exempted company as the parent entity of Forekast that would be a “foreign private issuer” as that term is defined under the Exchange Act. As a result of the Reincorporation Merger, the EVGR shareholders will no longer be shareholders of EVGR and (other than the EVGR shareholders who exercise their redemption rights) will become shareholders of PubCo, a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from certain rules under the Exchange Act, prescribing the furnishing and content of proxy statement/prospectus, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, PubCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. PubCo will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, PubCo’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Summary of the Reincorporation Merger

The Merger Agreement was entered into by and among EVGR, PubCo, Merger Sub, and Forekast on September 5, 2024 and subsequently amended by the parties thereto on September 18, 2024. Upon the approval of the Merger Agreement and the Plans of Merger by the EVGR shareholders, PubCo and EVGR will execute the Reincorporation Merger Plan of Merger, which shall be filed with the Registrar of Companies in the Cayman Islands with certain other documents on or prior to the Closing Date. At the effective time of the Reincorporation Merger, EVGR will reincorporate in the Cayman Islands by merging with and into PubCo, a Cayman Islands exempted company. The separate corporate existence of EVGR will cease and PubCo will continue as the surviving company following the Reincorporation Merger. In connection with the Reincorporation Merger, all outstanding EVGR Units will separate into their individual components of Class A Ordinary Shares and EVGR Warrants and will cease separate existence and trading. Immediately prior to the Reincorporation Merger the holders of the Class B ordinary shares of EVGR shall elect to convert all of the issued and outstanding Class B ordinary shares of EVGR into Class A ordinary shares on a one for one basis in accordance with the Existing M&A, such that at the Effective Time of the Reincorporation Merger, the only issued and outstanding shares of EVGR shall be the Class A Ordinary Shares. In connection with the Reincorporation Merger:

(i) Each Class A Ordinary Share issued and outstanding immediately prior to the Effective Time of the Reincorporation Merger (other than any redeemed shares, any Excluded Shares and any Dissenting Shares) will automatically be cancelled and cease to exist and, for each Class A Ordinary Share, PubCo shall issue to each holder of Class A Ordinary Shares (other than holders of Class A Ordinary Share who exercise their redemption rights in connection with the Business Combination or in respect of any Excluded Shares or Dissenting Shares) one validly issued PubCo Ordinary Share; and

(ii) Each EVGR Warrant issued and outstanding immediately prior to Effective Time of the Reincorporation Merger will convert into a PubCo Warrant to purchase one PubCo Ordinary Share (or equivalent portion thereof). The PubCo Warrants will have substantially the same terms and conditions as set forth in the EVGR Warrants.

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Vote Required for Approval

Along with the approval of the Business Combination Proposal and the approval of Nasdaq Proposal, approval of the Reincorporation Merger is a condition to the consummation of the Business Combination. If the Reincorporation Merger Proposal is not approved, the Business Combination will not take place.

The Reincorporation Merger Proposal will be approved only if holders of at least two-thirds (2/3) of the issued and outstanding Ordinary Shares present in person, by virtual attendance or represented by proxy and entitled to vote and voted at the Meeting vote “FOR” the Reincorporation Merger Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, and subject to the passing of the Business Combination Proposal, that the plan of merger relating to the Reincorporation Merger in the form attached to the accompanying proxy statement/prospectus as Annex [insert], subject to such amendments as may be approved by any director of EVGR, including the annexures thereto (the “Reincorporation Merger Plan of Merger”) be authorized, approved and confirmed in all respects, that EVGR be and is hereby authorized to enter into the Reincorporation Merger Plan of Merger, and that the merger of EVGR with and into Evergreen Merger Corporation with Evergreen Merger Corporation surviving the merger upon the terms and conditions of the Reincorporation Merger Plan of Merger, be authorized, approved and confirmed in all respects, and that the Reincorporation Merger Plan of Merger be executed by any one director on behalf of EVGR and any one director, Ogier (Cayman) LLP or EVGR’s registered office provider be authorised to submit the Reincorporation Merger Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and to make such additional filings or take such additional steps as they deem necessary in respect of the Reincorporation Merger.”

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE REINCORPORATION MERGER UNDER PROPOSAL NO. 1.

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PROPOSAL NO. 2 – THE BUSINESS COMBINATION PROPOSAL

We are asking our shareholders to approve, as an Ordinary Resolution, the Merger Agreement, certain related agreements, and the transactions contemplated thereby (including the Business Combination). EVGR shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A-1 to this proxy statement/prospectus, and the transactions contemplated thereby. Please see “– The Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement. You should read the Merger Agreement in its entirety before voting on this proposal.

Because we are holding a shareholder vote on the Business Combination, we may consummate the Business Combination only if it is approved by the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person or represented by proxy and entitled to vote on such matter at the extraordinary general meeting.

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement is attached hereto as Annex A-1, which is incorporated by reference herein.

Merger Agreement

This subsection of the proxy statement/prospectus describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. You should read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination. The Merger Agreement contains representations, warranties, and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties, and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties, and covenants in the Merger Agreement are also modified in part by the underlying disclosure schedules of the parties (together, the “disclosure schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Merger Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Merger Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about EVGR, PubCo, Merger Sub, and Forekast, or any other matter.

Overview

On September 5, 2024, EVGR entered into the Merger Agreement, which was subsequently amended and restated on September 18, 2024, by and among EVGR, PubCo, Merger Sub, Forekast and FISB. Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) EVGR will reincorporate in the Cayman Islands by merging with and into PubCo as a result of the Reincorporation Merger; (ii) Merger Sub will merge with and into Forekast resulting in Forekast being a wholly-owned subsidiary of PubCo. The board of directors of EVGR has unanimously (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of EVGR.

Consideration

The aggregate consideration for the Acquisition Merger is $105,000,000, payable in the form of 10,500,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Forekast and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Forekast held by the former Forekast shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares.

At the Closing, without any further action on the part of EVGR, PubCo, Merger Sub, Forekast or FISB, each ordinary share of Forekast issued and outstanding immediately prior to the Closing shall be canceled and automatically converted into the right to receive, without interest, a number of PubCo Ordinary Shares equal in value to the quotient of the Closing Payment Shares divided by the fully diluted capitalization of Forekast. No certificates or scrip representing fractional PubCo Ordinary Shares will be issued pursuant to the Business Combination.

PubCo Board of Directors and Executive Officers

Immediately following the Closing, PubCo’s board of directors will consist of five directors, one of whom shall be designated by the Sponsor and four of whom shall be designated by Forekast. Pursuant to the amended and restated memorandum and articles of association of PubCo as in effect as of the Closing, the post-closing board of directors will be a classified board with three classes of directors, with each class of directors serving a term of three years following the phase-in period for each class.

Representations and Warranties

In the Merger Agreement, Forekast and FISB make certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) required consents and approvals; (d) non-contravention; (e) capital structure; (f) absence of bankruptcy proceedings, (g) financial statements, (h) liabilities, (i) absence of certain developments, (j) accounts receivable and accounts payable, (k) compliance with laws, (l) title to property, (m) international trade and anti-bribery compliance, (n) tax matters, (o) intellectual property, (p) insurance, (q) absence of litigation, (r) bank accounts and powers of attorney, (s) labor matters, (t) employee benefits, (u) environmental and safety, (v) related party transactions, (w) material contacts, (x) SEC matters, (y) brokers and other advisors, and (z) other customary representations and warranties.

In the Merger Agreement, EVGR, PubCo and Merger Sub make certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) non-contravention, (d) brokers and other advisors, (e) capitalization, (f) issuance of the Merger Consideration, (g) consents and required approvals, (h) the trust account, (i) employees, (j) tax matters, (k) stock exchange listing, (l) reporting company status, (m) undisclosed liabilities, (n) SEC filings and financial statements, (o) business activities, (p) EVGR contracts, (q) absence of litigation, (r) investment company status; and (s) other customary representations and warranties.

Covenants

The Merger Agreement also contains, among other things, covenants providing for:

●	Each of Forekast, FISB and their subsidiaries operating its business in the ordinary course prior to the Closing and not taking certain specified actions without the prior written consent of EVGR;

●	FISB providing access to its books and records and providing information relating to its business to EVGR;

●	FISB delivering the financial statements required by EVGR to make applicable filings with the SEC;

●	EVGR maintaining its existing listing on Nasdaq until the Closing, or, in the event EVGR is delisted from Nasdaq, taking the necessary action on its part to cause the ordinary shares and warrants of EVGR be listed on OTC Markets Group and to maintain such listing, and obtaining approval of the listing of PubCo on Nasdaq and the continued listing of EVGR securities issued in connection with the IPO; and

●	EVGR keeping current, and timely filing, all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable laws.

Conduct Prior to Closing

From the date of the Merger Agreement until the earlier of the Closing or the date of termination of the Merger Agreement, the parties agreed, among other things, to the following:

●	The parties will not solicit, initiate, encourage or continue discussions with any third party with respect to any transaction other than the transactions contemplated or permitted by the Merger Agreement; and

●	EVGR, with the assistance of Forekast, will file and cause to become effective a proxy statement/prospectus of EVGR for the purpose of soliciting proxies from EVGR’s shareholders for approval of certain matters related to the transactions contemplated by the Merger Agreement.

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Conditions to Closing

General Conditions

Consummation of the transactions contemplated by the Merger Agreement is conditioned on, among other things, (i) the absence of any order or provisions of any applicable law prohibiting the transactions or preventing the transactions; (ii) EVGR receiving approval of the Business Combination from its shareholders in accordance with EVGR’s existing memorandum and articles of association; (iii) the Nasdaq initial listing application with respect to the PubCo Ordinary Shares having been approved by Nasdaq, and (iv) the SEC having approved the proxy statement/prospectus filed in connection with the Business Combination.

Forekast’s Conditions to Closing

The obligations of Forekast to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	EVGR complying with all of its obligations under the Merger Agreement in all material respects;

●	the representations and warranties of EVGR being true on and as of the Closing, other than as would not reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement); and

●	there having been no Material Adverse Effect to EVGR.

EVGR’s Conditions to Closing

The obligations of EVGR, PubCo and Merger Sub to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	the representations and warranties of Forekast being true on and as of the Closing, other than as would not reasonably be expected to have a Material Adverse Effect; and

●	Forekast complying with all of the obligations under the Merger Agreement in all material respects.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the Closing upon mutual agreement of the parties or by:

●	EVGR, if Forekast and FISB has breached any representation, warranty, agreement or covenant contained in the Merger Agreement, such that the conditions to EVGR’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) February 28, 2025 (the “Outside Date”) and (B) thirty (30) days following the receipt by Forekast of a notice describing such breach;

●	Forekast, if EVGR, PubCo or Merger Sub has breached any representation, warranty, agreement or covenant contained in the Merger Agreement, such that the conditions to Forekast’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) the Outside Date and (B) thirty (30) days following the receipt by EVGR a notice describing such breach;

●	either EVGR or Forekast, if the Closing has not occurred by the Outside Date, provided that the failure of the Business Combination to have been consummated on or before the Outside Date was not due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement;

●	either EVGR or Forekast, if an Order (as defined in the Merger Agreement) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement shall be in effect and shall have become final and non-appealable; provided that this right shall not be available to a party if such Order was due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement;

●	either Forekast or EVGR, if the Merger Agreement or the transactions contemplated thereby fail to be authorized or approved by EVGR shareholders;

●	Forekast, if EVGR’s board of directors shall have withdrawn, amended, qualified or modified its recommendation to the shareholders of EVGR that they vote in favor of Parent Proposals (as defined in the Merger Agreement); and

●	EVGR, if the shareholders of Forekast do not approve the Merger Agreement and the transactions contemplated thereunder.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement, which is attached hereto as Exhibit 2.1.

Additional Agreements Executed at the Signing of the Merger Agreement

Holdings Shareholder Support Agreement

In connection with the Merger Agreement, the majority shareholder of Forekast entered into a shareholder support agreement (the “Holdings Shareholder Support Agreement”) with EVGR and Forekast, pursuant to which such shareholder agrees to vote the shares of Forekast it beneficially own in favor of each of the proposals to be included in the applicable written consent of Forekast’ shareholders, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

The foregoing description of the Holdings Shareholder Support Agreement is qualified in its entirety by reference to the full text of the form of Holdings Shareholder Support Agreement, a copy of which is attached hereto as Exhibit [_], and is included in this proxy statement/prospectus as Annex D.

Parent, Sponsor and Shareholder Support Agreement

In connection with the execution of the Merger Agreement, the sponsor of EVGR, Evergreen LLC (“Sponsor”) and certain shareholders of the Sponsor have each entered into a parent, sponsor and shareholder support agreement (the “Parent, Sponsor and Shareholder Support Agreement”) with Forekast and EVGR, pursuant to which the Sponsor and each such shareholder agreed to vote all Ordinary Shares beneficially owned by them in favor of each of the proposals to be presented at the extraordinary general meeting, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

The foregoing description of the Parent, Sponsor and Shareholder Support Agreement is qualified in its entirety by reference to the full text of the form of Parent, Sponsor and Shareholder Support Agreement, a copy of which is attached hereto as Exhibit [_], and is included in this proxy statement/prospectus as Annex E.

Additional Agreements to be Executed at Closing

The Merger Agreement provides that, upon consummation of the Business Combination, PubCo will enter into the following additional agreements.

Lock-up Agreement

In connection with the Closing, the majority shareholder of Forekast will enter into a lock-up agreement (the “Lock-up Agreement”) with EVGR, pursuant to which it will agree, subject to certain customary exceptions, not to:

(i)	offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any ordinary shares of PubCo or securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares held by them immediately after the Closing, or enter into a transaction that would have the same effect;

(ii)	enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of such shares, whether any of these transactions are to be settled by delivery of such shares, in cash or otherwise; or

(iii)	publicly announce the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any “Short Sales” (as defined in the Lock-up Agreement) with respect to any security of PubCo;

until the date that is six months after the Closing; provided, however, that the restrictions set forth in the Lock-up Agreement shall not apply to the exceptions as set forth in the Lock-up Agreement. Without limitation to the foregoing, if after the Closing, there is a “Change of Control” of EVGR (as defined in the Lock-up Agreement), all of the shares shall be released from the restrictions set forth therein.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by reference to the full text of the Lock-Up Agreement, a copy of which is attached hereto as Exhibit [_], and is included in this proxy statement/prospectus as Annex F.

Background of the Business Combination

The terms of the Merger Agreement and related ancillary documents are the result of extensive negotiations between EVGR, Forekast and their respective representatives. The following is a brief description of EVGR’s formation, the background of EVGR’s previous attempts at a business combination, its negotiations with and evaluation of Forekast, the Merger Agreement, the Merger, and the related transactions. The following is not intended to be a list of all opportunities initially evaluated or explored or discussions held by EVGR, but rather summarizes the key meetings and events that led to the signing of the Merger Agreement with Forekast and includes all information that EVGR and Forekast consider material regarding the negotiation of the Merger. All dates and times referred to in the following chronology are Eastern Standard Time in the United States unless otherwise indicated.

EVGR is a blank check company formed in order to effect a merger, a share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar business combination with one or more businesses or entities. EVGR was incorporated under the laws of Cayman Islands on October 21, 2021.

On February 11, 2022, we consummated our Initial Public Offering of 11,500,000 Units at a price of $10.00 per Unit, generating gross proceeds of $115,000,000. Simultaneously with the consummation of the initial public offering, we completed the private placement of an aggregate of 532,500 units to our sponsor at a purchase price of $10.00 per private placement unit, generating total gross proceeds of $5,325,000.

Prior to the consummation of EVGR’s IPO on February 9, 2022, neither EVGR, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with EVGR.

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Promptly following its IPO, EVGR commenced consideration and evaluation of potential target businesses with the objective of consummating a business combination. EVGR focused its search for potential target businesses by utilizing internal research and the networks of relationships of its management, board of directors and with professional service providers (including lawyers, accountants, consultants, and investment bankers). EVGR educated these parties on its structure as a special purpose acquisition company (“SPAC”) and its criteria for an acquisition. As set forth in the final prospectus for our IPO, our criteria for a business combination target included, among other things, businesses that we believe:

●	are in a position to utilize our management team’s global network of contacts, which can provide access to differentiated deal flow and significant deal-sourcing capabilities following a business combination;

●	are at an inflection point, such as requiring additional management expertise or new operational techniques to drive improved financial performance;

●	exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve the company’s growth strategy, that we believe have been misevaluated by the marketplace based on our analysis and due diligence review;

●	will offer an attractive risk-adjusted return for our shareholders; the potential upside from growth in the target business and an improved capital structure will be weighed against any identified downside risks; and

●	have been materially impacted by possible market dislocations or that have new market opportunities and would benefit from capital markets access.

EVGR also responded to inquiries from investment bankers or other similar professionals who represented companies engaged in either a sale or financing process. On a regular basis, EVGR’s directors were updated with respect to the status of the search for a potential target for the business combination. Input received from EVGR’s directors was material to its management’s evaluation of a potential business combination.

From the closing of the IPO through the signing of the Merger Agreement with Forekast on September 5, 2024, Liew Choon Lian (“Mr. Liew”), the Chief Executive Officer of EVGR and Izmet Iskandar Bin Mohd Ramli (“Mr. Izmet”), the Chief Financial Officer of EVGR (collectively, “Representatives of EVGR”) contacted and were contacted by numerous individuals and entities with respect to business combination opportunities and engaged in discussions with several possible targets with respect to a potential business combination. In all, prior to the execution of the Merger Agreement, Representatives of EVGR evaluated 28 potential initial business combinations (“Potentials”). EVGR executed a few non-disclosure agreements with some of the potential targets on standard terms during the course, in addition to its non-disclosure and confidentiality agreement with Forekast dated as of May 6, 2024 (the “NDA”). Out of all the Potentials considered by EVGR, EVGR has further reviewed and determine to disclose the following companies (as far as permitted) on the basis that there were more advanced discussions with the parties as compared to the rest.

One of the potential targets which EVGR considered, Company A, was a web-based animation tool company specializing in designing animations for web, apps and social media. EVGR was introduced to Company A on March 10, 2022. Representatives of EVGR met with representatives of Company A on roughly 3 occasions via conference call, in which representatives Company A shared its vision, mission, and business nature and IT tools with Representatives of EVGR. EVGR ultimately determined not to pursue Company A due to the size of the business. The last correspondence between EVGR and Company A was on April 8, 2022, and there was no further communication, negotiation, or diligence conducted after that date.

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Another potential target, Company B, was an e-commerce company specializing in online booking platform. Representatives of EVGR were introduced to Company B on May 18, 2022, after which EVGR determined to execute a non-disclosure agreement with Company B to continue discussions. EVGR conducted conference calls and virtual meetings with representatives of Company B on roughly 4 occasions and engaged in due diligence on Company B. EVGR ultimately ceased discussions with Company B because of concerns on prospects and scalability of Company B. The last correspondence between EVGR and Company B was on July 1, 2022, and there was no further communication, negotiation, or diligence conducted after that date.

EVGR’s third potential target, Company C, was an e-learning provider company. EVGR was introduced to Company C on August 11, 2022. Representatives of EVGR conducted due diligence on Company C including reviewing the historic and budgeted projected statements of Company C. Representatives of EVGR met with representatives of Company C on roughly 3 occasions via conference call and in person. EVGR ultimately determined not to pursue Company C due to differences around growth of Company C. The last correspondence between EVGR and Company C was on September 13, 2022, and there was no further communication, negotiation, or diligence conducted after that date.

EVGR’s fourth potential target, Company D, was a cross border payment solutions provider. Representatives of EVGR met representatives of Company D on October 12, 2022. After which, Representatives of EVGR arranged physical meetings and conference calls with representatives of Company D on roughly 3 occasions in which Representatives of EVGR assessed the information provided by the representatives of Company D. As a result of the discussions and assessment of Company D by EVGR, EVGR determined to end its pursuit of Company D as a potential target due to concerns over the financials. The last correspondence between EVGR and Company D was on November 15, 2022, and there was no further communication and negotiation carried out after that date.

EVGR’s fifth potential target, Company E, was an IT company specialising technology solutions in programming and network on chip technology. Representatives of EVGR first connected to representatives of Company E on December 6, 2022. Representatives of EVGR conducted virtual meetings with representatives of Company E on roughly 4 occasions, in which Company E presented amongst others, its core business and technology devices. As a result of EVGR’s analysis of Company E, EVGR decided to cease discussions with Company E due to concerns on the valuation. The last dealing between EVGR and Company E was on January 13, 2023, and there was no further communication or negotiation conducted after that date.

EVGR’s sixth potential target, Company F, was a platform-as-a-service company providing innovative solutions. Representatives of EVGR first met representatives of Company F on August 3, 2023, after which Representatives of EVGR arranged physical meetings and conference calls with representatives of Company F on roughly 4 occasions. During which, areas such as overview of the company, nature of business and expectations on the deal were discussed. EVGR ultimately ceased discussions with Company F because of concerns on scalability of Company F. The last dealing between EVGR and Company F was on September 1, 2023, and there was no further communication or negotiation conducted after that date.

EVGR’s seventh potential target, Company G, was a drone-as-a-service company. Representatives of EVGR first connected to representatives of Company G on September 8, 2023, after which Representatives of EVGR conducted conference calls with representatives of Company M on roughly 3 occasions. In this period, Company M presented amongst others, its company overview, financials and other philosophies. EVGR ultimately ceased discussions with Company G because of valuation. The last dealing between EVGR and Company G was on October 6, 2023, and there was no further communication or negotiation conducted after that date.

EVGR’s eighth potential target, Company H, was a telemedicine company. Representatives of EVGR met with representatives of Company H on March 5, 2024, where Representatives of EVGR arranged physical meetings and conference calls with representatives of Company H on roughly 2 occasions. In the meetings, representatives of Company H demonstrated its business model, offerings, company vision and mission. As a result of discussions and assessment made by EVGR on Company H, EVGR decided to end its pursuit of Company H as a potential target due to the scalability and business model of Company H. The last dealing between EVGR and Company H was on April 4, 2023, and there was no further communication or negotiation conducted after that date.

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The Background of EVGR’s Interaction with Forekast

On May 1, 2024, Mr. Izmet was informed by Jaime Lim (“Mr. Lim”), a professional acquaintance of Mr. Izmet whom he first met at a networking event for information technology professionals in Malaysia, that Forekast was potentially interested in a business combination with a SPAC. Forekast is a technology managed services provider that integrates innovative deployment of augmented intelligence, using its insights to transform how businesses operate, serve customers, and empower their workforce. On May 2, 2024, Mr. Izmet had a virtual call with Mr. Lim and had an in-depth discussion regarding the range of expectations from Forekast with respect to a potential business combination, and the relative priorities and importance of key elements of the deal, such as valuation, closing conditions, timeline for closing, further capital infusion, strategic goals, etc. Mr. Lim has no direct or indirect financial interest with EVGR’s or Forekast’s Board or officers. In addition, no member of EVGR’s of Forekast’s board or management has any direct or indirect financial interest with Mr. Lim.

On May 3, 2024, Mr. Izmet, the Chief Financial Officer of EVGR and Muzahid Shah Bin Abdul Rahman (“Mr. Muzahid”), the Chief Executive Officer of Forekast, had an in person introductory call during which Mr. Izmet requested that a non-disclosure agreement be put in place to facilitate further discussions and diligence related to a potential business combination. On May 6, 2024, EVGR and Forekast executed the non-disclosure agreement.

On May 8, 2024, Mr. Izmet and Mr. Muzahid met via video conference during which Mr. Muzahid presented an overview of Forekast’s business, technology, finances, products and strategic vision. Among the key aspects discussed, Mr. Muzahid presented iVIE.AI, Forekast’s augmented intelligence-driven platform, along with other core offerings such as ManagedServices.AI and CustomerExperience.AI. These demonstrations were designed to highlight Forekast’s approach to technology managed services leveraging on augmented intelligence and its readiness to scale. In parallel, Mr. Izmet shared EVGR’s objectives in its search for a suitable business combination partner, outlining EVGR’s focus on creating value for its shareholders. While the initial discussions did not delve into valuation expectations, both parties explored high-level themes such as the importance of business combination certainty, allocating necessary resources for the subsequent activities with regards to the business combination and that any future combination would meet the expectations of both EVGR and Forekast’s shareholders.

On May 10, 2024, EVGR received due diligence materials from Forekast, including Forekast’s investor presentation, commercial models and financial statements. The financial statements and projections based on revenue and EBITDA were shared by Forekast to EVGR.

On May 13, 2024, Mr. Izmet and Mr. Muzahid had a telephone conversation regarding, among other things, the financial projections included in Forekast’s investor presentation. The financial projections were prepared using a number of assumptions, including the following assumptions that Forekast’s management believes to be material:

●  Forekast will develop its business models successfully as scheduled;

● Forekast will maintain current forecasted gross margin and profit margin level during the forecast period;

●  Forekast will obtain sufficient funds to support its operations (if needed), including but not limited to funds required to support its working capital needs, capital expenditures, and help execute its business plan;

● Forekast will be able to establish and expand its sales, marketing and workforce as expected by its management;

●  Forekast will continue to upgrade and improve its technology platform to support business growth;

●  Forekast will be able to attract, motivate and retain key management as well as experienced and capable personnel to maintain and grow its business; and

● Forekast will be able to generate adequate cash inflows from its operating activities or maintain adequate external financing to support its operations.

Further, between May 10, 2024 and May 15, 2024, the Representatives of EVGR and Mr. Muzahid engaged in discussions regarding the potential risks related to the loss of clients or other unforeseen events that could significantly impact the target’s prospect or financial projections. Forekast’s financial projections are contingent upon many assumptions, as outlined above, some of which may prove incorrect, and may cause Forkeast to incur substantial costs, or require Forekast to change its business practices that materially change results under the scenarios covered by the financials projections. In general, these contingencies include, but are not limited to:

● meeting milestones and successful development of Forekast’s products;

● negotiate and secure planned sales contracts;

● new laws, regulations and government policies both domestically and abroad;

● AI adoption in line with internal expectations of forecasted market size; and

● ability to offer products that can compete in the highly competitive AI industry.

During the discussion regarding financial projections, the Forekast team also highlighted how the financial projections reflect continued investment in research and development to address the anticipated market opportunities. While research and development, sales and marketing and general, and administrative expenses are expected to increase in absolute dollars as the company grows, such expenses are expected to represent a smaller percentage of revenue as Forekast scales, contributing to improvements in revenue and EBITDA over time.

Commencing from May 14, 2024, EVGR’s management conducted analysis of various financial models, industry comparables, and broader market conditions for valuation purposes. During this period, both parties engaged in ongoing, informal discussions about the potential valuation of Forekast. To ensure a well-rounded perspective, EVGR evaluated a broader set of peer companies, taking into account market trends and growth potential within the industry. The peer companies considered by EVGR were in the following industries: (i)_Customer Service and e-Commerce Software, which comprised of companies that develop and provide software offerings and services in the customer service and e-commerce sector, similar to Forekast and (ii) Enterprise Software, which is comprised that provide offerings and services that are different from Forekast’s but share similar characteristics in terms of software, recurring revenue streams and comparable EBITDA profiles. The board of directors of EVGR compared the revenue growth rate and EBITDA margin of Forekast against each of the selected comparable companies in the foregoing industries. The results of such analyses supported EVGR’s board of directors’ determination that, based on a number of factors, a valuation of Forekast in a range between approximately $90 million and $120 million was fair to and in the best interests of EVGR and its shareholders. For additional details, see the section entitled “— Summary of EVGR Financial and Valuation Analysis— Comparable Company Analysis.”

On May 15, 2024, Representatives of EVGR and Mr. Muzahid held a virtual meeting to further discuss several key topics, including the valuation range, Forekast’s business model, and the historical financials previously shared with EVGR. During the meeting, Forekast expressed alignment with the valuation range presented by EVGR. The parties agreed that the valuation range was appropriate based on Forekast’s growth prospects and financial outlook, while noting that future adjustments could be made depending on market conditions and further due diligence. The conversation also covered the anticipated timing and steps required to move forward with the transaction, with an emphasis on aligning mutual expectations regarding the next phases of the deal.

On May 22, 2024, Representatives of EVGR and Mr. Muzahid met via video conference to discuss on items such as i) appointment of US legal counsel ii) audits to be done in accordance with PCAOB standards and iii) listing requirements. In this meeting, Representatives of EVGR reminded Forekast to engage a US legal counsel for the transaction. Further, the need to perform the audits of Forekast to be in accordance with PCAOB standards was being emphasised to ensure that the deal can be completed on the scheduled timeline. Mr. Muzahid checked with Representatives of EVGR to enquire more about the listing requirement of the US market, and Representatives of EVGR directed Mr. Muzahid to the relevant guidelines specifying the listing requirements.

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On May 29, 2024, Representatives of EVGR and Mr. Muzahid held a virtual meeting to run through the timeline of the transaction including the agenda and scheduled timeline to complete each task. The discussion includes the next steps including issuance, negotiation and finalisation of the LOI, preparation of data room by Forekast, performance of due diligence by EVGR’s legal counsel, discussions between counsels, drafting and negotiation of the merger agreement as well as the ancillary documents and entering into the registration statement.

On July 1, 2024, Mr. Izmet emailed Mr. Muzahid an initial draft of the non-binding letter of intent, which reflected a proposed pre-Business Combination consolidated enterprise value in the range of $90 million to $120 million. The LOI outlined the proposed terms for the Business Combination for discussion purposes, including, among other things, structuring considerations, and sources and uses of capital. The draft LOI contained a one-way exclusivity provision restricting Forekast from exploring an acquisition transaction for a period of 90 days. In terms of post-closing governance of the Combined Company, the LOI proposed that one nominee of EVGR will be appointed to the post-closing board of directors, which board will consist of a majority of independent directors. The LOI also provided that there will be no cash payable in connection with the Business Combination or a minimum amount of funds to be retained in EVGR’s trust account at the closing of the Business Combination. The parties agreed to proceed without any minimum cash requirements because of the high redemptions in recent SPAC deals and the challenging PIPE market. In addition, the LOI also provided that the parties would enter into customary agreements in connection with the transaction, including lock-up agreements and support agreements, without stipulating the terms of such agreements.

On July 4, 2024, EVGR received comments to the LOI via email from Forekast, which included clarifications with respect to Forekast’s capital structure, a carve-out to the exclusivity provision for events made known to EVGR by Forekast and making clear that Forekast would be permitted to pay customary bonuses to its employees prior to the closing of the Business Combination.

On July 8, 2024, EVGR circulated an updated draft of the LOI to the Forekast team which included questions on why Forekast required the carve-out to the exclusivity provision. On July 9, 2024, Forekast responded to EVGR’s comments with a markup of the LOI indicating that the activity carved-out from exclusivity would not give rise to Forekast refusing to pursue a business combination with EVGR except as permitted under the terms of the LOI.

Between July 1, 2024 and July 9, 2024, Mr. Izmet and Mr. Muzahid had several telephonic discussions mainly about the strategic opportunities for business growth to the Combined Company, management structure, estimated transaction expenses, and to gauge each parties’ commitment to the transaction as well as manage each other’s expectations. The parties agreed that since there was no minimum cash required for closing, each party would bear its own expenses to the extent that there is limited cash remaining in the trust account upon closing of the Business Combination unless otherwise decided. On July 9, 2024, the parties agreed that the LOI was in final form.

On July 10, 2024, the board of directors of EVGR held a virtual meeting, with all directors in attendance including the independent directors. During this meeting, Mr, Izmet presented Forekast as a potential target, sharing Forekast’s investor presentation a detailed financial analysis. Mr. Izmet also outlined the proposed terms of the LOI. The EVGR Board, including its independent directors reviewed the transaction materials and engaged in discussions with EVGR’s management team regarding the strategic fit and value of the proposed business combination. The independent directors played a key role in ensuring that the review process was comprehensive, exercising their fiduciary duty to safeguard the interests of EVGR’s shareholders. Following deliberations, the Board approved the LOI and instructed the management team to retain an external firm to provide a fairness opinion in connection with the proposed Business Combination. For additional details regarding the matters considered by the EVGR’s Board in approving the Business Combination, see the section entitled “— EVGR’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Between July 10, 2024 and July 18, 2024, EVGR and Forekast exchanged revised drafts of the LOI with minor clean-up changes. No substantive changes were made following approval of the LOI by the EVGR Board. EVGR and Forekast executed the LOI on July 18, 2024. The LOI was non-binding with respect to the proposed Business Combination, except for certain provisions related to due diligence, expenses, injunctive relief, confidentiality, disclosures, waiver of claims against the Trust Account and certain miscellaneous provisions.

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On July 12, 2024, EVGR interviewed via video conference a candidate for fairness opinion services. Due to the firm’s workload and inability to commit to a short timeline, EVGR decided to interview additional specialists.

On July 18, 2024, EVGR interviewed via virtual meeting a second candidate for a review of the fairness of the valuation of the proposed Merger. Due to the firm’s lack of experience, EVGR decided to interview additional specialists.

On July 19, 2024, the EVGR and Forekast management teams had a virtual meeting to revisit the timeline to complete the Business Combination, the engagement of Forekast’s counsel and status of Forekast’s PCAOB audits.

On July 22, 2024, Forekast engaged Chen-Drake Law (“Chen-Drake”) to serve as legal counsel to Forekast in relation to the Business Combination.

On July 24, 2024, representatives of Loeb & Loeb LLP (“Loeb & Loeb”) and Chen-Drake had an initial discussion regarding the structure of the transaction and related matters. Subsequent to this initial communication, representatives of Loeb & Loeb and Chen-Drake had numerous exchanges and discussions regarding technical requirements specific to this transaction, including SEC filing requirements, Nasdaq compliance requirements and potential transaction structures.

On July 25, 2024, Loeb & Loeb emailed a due diligence request list to Chen-Drake. Subsequently, Forekast began providing additional business and financial due diligence materials to EVGR in connection with EVGR’s evaluation of the potential Business Combination. Subsequently, Forekast provided EVGR access to an online data room for purposes of conducting further business, financial, legal, tax, intellectual property, regulatory and other mattes in connection with the Business Combination. On August 15, 2024, EVGR, via video conference with Forekast’s management team, reviewed and discussed open due diligence items. There were no significant issues discovered by EVGR during the diligence process.

On July 22, 2024, EVGR interviewed via video conference a third candidate, King Kee Appraisal and Advisory Limited (“King Kee”), for fairness opinion services. King Kee specializes in, among other things, fairness opinions, valuation services, and intangible asset valuations.

On July 25, 2024, EVGR engaged King Kee Appraisal and Advisory Limited (“King Kee”) to issue a fairness opinion report on the valuation of Forekast through research and analysis of the industry, verification of the basic assumptions, and preparation of financial models. Out of the three fairness opinion providers that EVGR interviewed, King Kee was selected over other fairness opinion providers mainly due to (i) its extensive experience performing valuations and providing fairness opinions in de-SPAC transactions and (ii) commitment to an efficient lead time, which was important for EVGR given the timeline of the proposed Business Combination. There were no limitations imposed by EVGR on King Kee’s investigation. Neither EVGR, Forekast, the Sponsor, nor their affiliates had any previous relationship with King Kee and no such relationship was mutually understood to be contemplated. The payment of the fairness opinion fee was not contingent on the closing of the Business Combination. See “— Fairness Opinion of Fairness Opinion of King Kee Appraisal and Advisory Limited” for additional information about the opinion delivered by King Kee to the EVGR Board.

Between July 30, 2024 and September 5, 2024, EVGR and Forekast held weekly status update meetings, during which the parties discussed, among other things, timing for (i) the preparation and completion of Forekast’s audited financial statements; (ii) preparation and completion of Merger Agreement and ancillary documents; (iii) status of pro forma financial statements; and (iv) the progress of the fairness opinion report.

On August 1, 2024, EVGR received a letter (the “Notice”) from the Nasdaq Listing Qualifications department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that EVGR no longer complies with the requirements of Nasdaq Listing Rule 5450(a)(2) (the “Rule”) for continued listing on the Nasdaq Global Market. Under the Rule, EVGR is required to maintain at least 400 total holders (the “Total Holder Requirement”). The Notice indicates that EVGR has 45 calendar days (the “Deadline”) to submit a plan (the “Compliance Plan”) to regain compliance with the Rule. EVGR submitted the Compliance Plan prior to the Deadline. If the Compliance Plan is accepted, Nasdaq will grant us an extension of up to 180 calendar days from August 1, 2024 to evidence compliance. The Notice has no immediate effect on the listing of EVGR’s securities on The Nasdaq Global Market. If EVGR regains compliance with the Rule, the Staff will provide written confirmation to EVGR and close the matter. In the event EVGR does not regain compliance with the Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, EVGR may appeal the delisting determination to a Hearings Panel. EVGR will continue to monitor its number of total holders and consider its available options to regain compliance with the Rule. However, there can be no assurance that the Compliance Plan will be accepted by Nasdaq or that, if accepted, EVGR will be able to regain compliance with the Rule.

On August 1, 2024, representatives of Loeb & Loeb sent Chen-Drake an initial draft of the Merger Agreement. Subsequently and until the execution of the Merger Agreement on September 5, 2024, representatives of Loeb & Loeb and Chen-Drake exchanged multiple drafts of the Merger Agreement and related ancillary documents and also engaged in multiple conversations and communications. The principal terms of the Merger Agreement and related ancillary documents negotiated during such time related to, among other things, (i) the structure and terms of the Business Combination, (ii) the scope of representations, warranties and covenants made by each of Forekast and EVGR, (iii) the closing conditions and approvals required to consummate the Business Combination, (iv) the scope of the terms of the Parent Support Agreement, Holdings Shareholder Support Agreement, Company Shareholder Lock-up Agreement and other ancillary documents relating to the Business Combination, and (v) corporate governance of the PubCo following the Business Combination.

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Between August 1, 2024 and September 5, 2024, EVGR and Forekast exchanged revised drafts of the Merger Agreement and the ancillary documents, including disclosure schedules. The terms of the Merger Agreement did not deviate from the business terms agreed upon in the executed LOI. The negotiations of the drafts of the transaction documents were of a legal nature and included, among other things, (i) changes to the definition of material adverse effect; (ii) whether the post-closing board of directors would be staggered (iii) revisions on qualifications for representations, warranties and covenants and (iv) changes on the look back dates of the representations.

On August 29, 2024, the EVGR Board met virtually to consider the Merger Agreement and the matters contemplated thereunder. In attendance were all members of the EVGR Board. Following a presentation by Mr. Izmet regarding the valuation analysis of the consideration to paid to Forekast in the Business Combination, and deliberations by members of the EVGR Board, the EVGR Board unanimously approved EVGR’s entry into the Merger Agreement and ancillary documents, as well as other corporate matters in connection with the Business Combination.

On September 2, 2024, following the EVGR Board’s approval, Mr. Izmet and Mr. Muzahid engaged in direct discussions to finalize the valuation of Forekast. These discussions were informed by Forekast’s growth potential, including its strength in technology managed services and innovative augmented intelligence solutions and its broader AI-driven product suite. Mr. Izmet indicated that the fairness opinion provided by King Kee placed the valuation of Forekast in a range between $103,000,000 to $110,000,000 and that, given Forekast’s projected revenue and EBITDA growth and the prevailing market environment, including and the weakening public markets and rising inflationary pressures, EVGR, based on its financial analysis, arrived at a valuation of $105 million. See the section entitled “— Summary of EVGR Financial and Valuation Analysis” in this proxy statement/prospectus for a discussion of EVGR’s valuation analysis. Mr. Muzahid agreed that a transaction valuation of $105 million was fair.

On September 3, 2024, the EVGR Board passed a unanimous written resolution (i) determining that it is in the best interests of EVGR to approve the Merger Agreement and the ancillary documents and the transactions contemplated by each of the foregoing; (ii) approving the execution and delivery of the Merger Agreement, the ancillary documents and the transactions contemplated thereby, and (iii) recommending that the shareholders of EVGR approve the Merger Agreement, the ancillary documents and the transactions contemplated thereby.

On September 3, 2024, the sole director of each of PubCo and Merger Sub adopted the respective written resolutions approving the Merger Agreement and the transactions contemplated therein, as well as other corporate matters in connection with the Merger.

On September 3, 2024, the sole director of each Forekast and FISB approved Forekast’s and FISB’s respective entry into the Merger Agreement and the ancillary documents, as well as other corporate matters in connection with the Business Combination.

On September 5, 2024, EVGR, PubCo, Merger Sub, Forekast and FISB entered into the Merger Agreement and other related transaction agreements.

On September 5, 2024, EVGR issued a joint press release announcing the execution of the Merger Agreement and EVGR filed a Current Report on Form 8-K that included the Merger Agreement, Holdings Shareholder Support Agreement, Parent Sponsor and Shareholder Support Agreement and the joint press release as exhibits.

On September 13, 2024, Loeb & Loeb had a call with Chen-Drake to discuss the class of the shares that will be issued as Merger Consideration in the Business Combination, in particular whether both Class A Ordinary Shares and Class B Ordinary Shares would be issued since the Merger Agreement was not clear on this point. Following discussion of the issue with EVGR and Forekast, the parties to the Merger Agreement determined that, since the Class B Ordinary Shares will be converted on or prior to the consummation of the Business Combination in accordance with the terms of the Existing M&A, there was no need for PubCo to have two classes of ordinary shares as contemplated under the original Merger Agreement. As a result, on September 18, 2024, EVGR, PubCo, Merger Sub, Forekast, and Forekast International Sdn. Bhd. entered into an amended and restated Merger Agreement in order to clarify that PubCo will have a single class of ordinary shares and the authorized capital will consist of 500,000,000 PubCo Ordinary Shares.

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There are no agreements or understanding about the on-going employment or involvement of EVGR’s affiliates in the post business combination entity other than EVGR’s right to nominate one director to serve on the board of PubCo post business combination.

Benefits and Detriments of the Business Combination

Stakeholder	Benefits	Detriments
EVGR	Failure to complete a business combination would result in the SPAC being de-listed and trust liquidated.	SPAC could potentially have found a target that may have a more optimal risk/return profile than Forekast. In this case, the SPAC, its shareholders and affiliates would stand to benefit more than in the business combination with Forekast

Sponsor	Failure to complete a business combination would result in the SPAC being de-listed and trust liquidated.	SPAC could potentially have found a target that may have a more optimal risk/return profile than Forekast. In this case, the SPAC and its shareholders would stand to benefit more than in the business combination with Forekast

Unaffiliated security holders	If the market was to recognize the valuation and potential of PubCo the share price may be expected to increase from the trust level of approximately $[_] per share which will benefit the shareholders.	For non-redeeming shareholders the risk is that the market will not support the valuation of PubCo either as a result of the general market downturn or risks specific to PubCo. In this case, the stock price may be reasonably expected to trade below the trust value of approximately $[_]. If this scenario were to materialize, the public shareholders would have been better off redeeming rather than holding the shares post business combination.

Forekast	After the consummation of the Business Combination, shares of PubCo Ordinary Shares will be listed on Nasdaq. As a U.S. public company, Forekast and therefore, Forekast’s legacy shareholders, will enjoy enhanced visibility in the capital markets, which could help amplify the brand awareness of Forekast and increase the revenue of Forekast. In addition, Forekast will be able to raise funds through the U.S. public capital markets, providing it with access to capital to execute its expansion and growth strategies. Further, Forekast’s legacy shareholders had acquired their respective shares of Forekast ordinary shares at a price lower than $10.00 per share. To the extent that the shares of PubCo Ordinary Shares will trade above their per share acquisition price, legacy Forekast shareholders will receive a positive return on their respective investments in Forekast.	Forekast has and continues to incur significant fees and expenses associated with completing the Business Combination and Forekast’s management has invested substantial time and effort to complete the Business Combination as well as the risks that the benefits sought to be achieved by the Business Combination might not be achieved fully or may not be achieved within the expected timeframe and that completion of the Business Combination is conditioned on satisfaction of certain closing conditions that are not within Forekast’s control, such as Nasdaq approving the listing of PubCo Ordinary Shares upon closing of the Business Combination.

EVGR’s Board of Directors’ Reasons for the Approval of the Business Combination

The board of directors of EVGR, in evaluating the transaction with Forekast, consulted with EVGR’s management and its legal counsel. In reaching its resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of EVGR and its shareholders and (ii) to recommend that EVGR’s shareholders approve the Merger Agreement and approve the attached as Annex C and the section of this proxy statement/prospectus titled “Summary of EVGR Financial transactions contemplated thereby, including the Business Combination, the board of directors of EVGR considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the board of directors of EVGR did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The board of directors of EVGR viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of EVGR’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 61 of this proxy statement/prospectus.

Since EVGR’s IPO on February 11, 2022, the management team and board of directors have been conducting a search for potential business combination partners. The board of directors of EVGR considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby. Before reaching its decision to approve the Business Combination, the board of directors of EVGR received and/or reviewed the results of due diligence conducted by EVGR’s management and by EVGR’s legal advisors as well as other third-party resources, which included, among other things:

●	extensive meetings with Forekast’s management team;

●	the valuation and financial terms of the transaction, including the expectation that the transaction would be accretive to EVGR, and that the exchange ratio of the Merger Consideration payable in PubCo Ordinary Shares is fixed without any earn-out payments or other contingent merger consideration, limiting the risk of further dilution to EVGR’s existing shareholders;

●	meetings with Forekast’s partners regarding market prospects and concrete plans for collaboration with Forekast and to confirm their views on Forekast’s technology;

●	the expected pro forma financial impacts of the transaction, taking into account the projected revenue and EBITDA growth and other factors, on EVGR shareholders;

●	analysis of Forekast’s planned business, strategy and operations, including the underlying technology;

●	review of Forekast’s material contracts as well as its financials, tax, legal, accounting information;

●	no minimum cash condition or other financing requirement materially related to the closing of the Business Combination, which reduces the execution risk for the Business Combination given the limited PIPE financing options in the de-SPAC market;

●	Forekast’s security and intellectual property;

●	the opinion, dated September 2, 2024, of King Kee directed to the EVGR board as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of EVGR Ordinary Shares of the Merger Consideration in the Business Combination. See King Kee Appraisal and Advisory Limited. report in this proxy statement/prospectus attached as Annex C and the section of this proxy statement/prospectus titled “Fairness Opinion of King Kee Appraisal and Advisory Limited”;

●	due diligence performed on tax, financials, commercial and legal by advisors; and

●	assessment of Forekast’s public company readiness.

The EVGR Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the EVGR Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual directors may have given different weight to different factors. This explanation of EVGR Board’s reasons for the Business Combination and all other information presented in this section is forward-looking. Therefore, you should read this explanation in light of the factors discussed under “Special Note Regarding Forward-Looking Statements.”

In the prospectus for the IPO, EVGR specified that it intended to acquire one or more businesses that EVGR believes:

●	are in a position to utilize our management team’s global network of contacts, which can provide access to differentiated deal flow and significant deal-sourcing capabilities following a business combination;

●	are at an inflection point, such as requiring additional management expertise or new operational techniques to drive improved financial performance;

●	exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve the company’s growth strategy, that we believe have been misevaluated by the marketplace based on our analysis and due diligence review;

●	will offer an attractive risk-adjusted return for our shareholders; the potential upside from growth in the target business and an improved capital structure will be weighed against any identified downside risks; and

●	have been materially impacted by possible market dislocations or that have new market opportunities and would benefit from capital markets access.

In considering the Business Combination, the EVGR Board concluded that Forekast substantially met the above criteria. In particular, the EVGR Board considered the following positive factors:

●	Commercial Rationale. The board of directors of EVGR considered the following factors related to Forekast and the Business Combination:

●	Bridging the Gap between Business Needs and Available Technology Skillsets. Forekast offers expertise, resources and technology managed services, coupled with innovative solutions powered by artificial intelligence (“AI”), that ensure its customers are able to maintain a competitive edge and keep up with the constantly evolving business landscape. Hence, with high demand and scarcity of digital expertise, optimal methodologies, cutting-edge technologies, and nimble processes, Forekast’s offerings are indeed timely to fulfill the needs of the market with significant opportunities for growth. Forekast is in an exciting space with an AI powered customer engagement technology offering coupled with a clear vision and roadmap that gives the group a strong and sustainable competitive advantage, as their offering utilizes AI, which is well-differentiated and unique in this space.

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●	Best-in-Class Technology. Cutting edge technologies and analysis offer deeper insights and foresights for data driven decisioning and strategic planning. Forekast continues to upgrade and enhance its existing platforms including technology platform further, investing in research & development initiatives and on-going product enhancements to remain at the forefront of business strategy and technological advancements. Hence, Forekast is well-positioned to benefit from fast-growing industry trends to create high growth opportunities for businesses of all sizes.

●	Attractive Recurring Revenue Business Model. Robust business model which provides customers with recurring technology managed services as well as AI-powered business intelligence, automation, and customer engagement platform. Hence, Forekast is poised for sustained growth and long-term sustainability with robust recurring revenue, a stable balance sheet, ample working capital, and minimal liabilities.

●	Proven Scalability. Forekast’s business model and offerings are scalable with high demand, given the scarcity of such skills and technology in the market coupled with multiple avenues of growth across geographies and industries. Forekast possess the agility to integrate additional resources or functionalities on-demand, supporting customers’ operations and enhancing their competitiveness.

●	Attractive Valuation. At just 6.x times of audited 2023 revenue, Forekast’s valuation benchmarks well against comparable companies. For additional information, see the section of this proxy statement/prospectus titled “Summary of EVGR Financial and Valuation Analyses”.

●	Financial Condition. Forekast’s balance sheet is expected to have a net cash position at close, which will provide flexibility for EVGR to, amongst other opportunities, accelerate its expansion in Southeast Asia. The group has a solid balance sheet with sufficient working capital and optimal gearing. Forekast believes that it is self-sustainable, growing, and profitable.

●	Business Model and Economic Prospects. Current information and forecast projections from Forekast’s and Forekast’s management regarding (i) Forekast’s business, prospects, financial condition, operations, technology, products, services, management, competitive position, and strategic business goals and objectives, (ii) general economic, industry, and financial market conditions and (iii) opportunities and competitive factors within Forekast’s industry reflected an attractive business model and economic prospects.

●	Strong Existing Management Team. The board of directors of EVGR considered that Forekast’s management team has extensive experience in digital technologies, managed services, sales and marketing and its leadership team that will continue on with the combined company having prominent backgrounds and can provide valuable continued insight.

●	Continued Support by Existing Shareholders. The board of directors of EVGR considered that existing Forekast shareholders would not be receiving any cash consideration in connection with the Business Combination and that the majority shareholder had agreed to have its ownership subjected to lock-up arrangements and will continue to own over [ ]% of the combined company (assuming no redemptions). The board of directors of EVGR considered these to be strong signs of Forekast’s existing shareholders confidence in the combined company and the benefits to be realized as a result of the Business Combination.

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●	No Cash Transaction. There will be no cash payable in connection with the Business Combination and no minimum amount of funds required to be retained in EVGR’s trust account at the closing of the Business Combination as agreed between EVGR and Forekast (unless otherwise stated in the rules of the SEC), as the consideration is payable by way of share swap.

●	Terms of the Merger Agreement. The board of directors of EVGR determined that the terms and conditions of the Merger Agreement were fair, advisable and in the best interests of EVGR and EVGR’s shareholders and were the product of arm’s length negotiations among the parties.

●	Independent Director Role. The board of directors of EVGR is comprised of a majority of independent directors who are not affiliated with the Sponsor or its affiliates. EVGR’s independent directors evaluated and approved, as members of the board of directors of EVGR, the Merger Agreement and the ancillary documents and the transactions contemplated thereby.

●	Other Alternatives. The board of directors of EVGR’s belief is that the Business Combination represents the best potential business combination for EVGR based upon the scenario and process utilized to evaluate and assess other potential acquisition targets.

The board of directors of EVGR also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

●	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe.

●	Liquidation of EVGR. The risks and costs to EVGR if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in EVGR being unable to effect a business combination within 36 months after consummation of the EVGR IPO, and force EVGR to liquidate and the Warrants to expire worthless.

●	No Survival of Remedies for Breach of Representations, Warranties or Covenants of Forekast. The risk that EVGR will not have any surviving remedies against Forekast after the closing of the Business Combination to recover for losses as a result of any inaccuracies or breaches of Forekast’s representations, warranties or covenants set forth in the Merger Agreement. As a result, EVGR’s shareholders could be adversely affected by, among other things, a decrease in the financial performance or worsening of financial condition of Forekast prior to the closing of the Business Combination without any ability to reduce the number of Merger Consideration shares to be issued in the Business Combination to Forekast or recover for the amount of any damages. The board of directors of EVGR determined that this structure was appropriate and customary in light of the fact that similar transactions include similar terms.

●	Shareholder Vote. The risk that EVGR’s shareholders may fail to provide the respective votes necessary to complete the Business Combination.

●	Redemptions. The risk that EVGR’s current public shareholders may redeem their Public Shares for cash in connection with consummation of the Business Combination, thereby reducing the amount of cash available to EVGR and potentially resulting in an inability to consummate the Business Combination.

●	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within EVGR’s control.

●	Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

●	Negative Impact Resulting from the Announcement of the Business Combination. The possible negative effect of the Business Combination and public announcement of the Business Combination on EVGR’s financial performance, operating results and share price.

●	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

●	Other Risks. Various other risks associated with the Business Combination, the business of EVGR and the business of Forekast described under “Risk Factors” beginning on page 40 of this proxy statement/prospectus.

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In addition to considering the factors described above, the board of directors of EVGR also considered:

●	Interests of Certain Persons. Some officers and directors of EVGR may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of EVGR’s shareholders (see “Proposal No. 2—The Business Combination Proposal—Interests of Certain Persons in the Business Combination”). EVGR’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving, as members of the board of directors of EVGR, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The EVGR Board concluded that these risks could be managed or mitigated by Forekast or were unlikely to have a material impact on the Business Combination or PubCo, and that, overall, the potentially negative factors or risks associated with the Business Combination were outweighed by the potential benefits of the Business Combination to EVGR and its shareholders. The EVGR Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons. The foregoing discussion of the material factors considered by the EVGR Board is not intended to be exhaustive, but does set forth the principal factors considered by the EVGR Board.

The Business Combination Proposal will be approved and adopted by the affirmative vote (in person online or by proxy) of the holders of a majority of the shares of Ordinary Shares, voting together as a single class, that are cast thereon at the extraordinary general meeting. The Business Combination is therefore not structured so that approval of at least a majority of unaffiliated EVGR shareholders is required. No unaffiliated representative has been retained to act solely on behalf of the public EVGR shareholders for purposes of negotiating the terms of the Business Combination on their behalf and/or preparing a report concerning the approval of the Business Combination. The Business Combination was unanimously approved by the EVGR Board.

The Business Combination was approved by a majority of the directors who are not employees of EVGR but such directors did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Business Combination or prepare a report concerning the approval of the Business Combination.

Forekast Board’s Reasons for the Approval of the Business Combination

After consideration of the reasons as set forth in this section, on September 3, 2024, the Forekast Board adopted resolutions (A) determining that the Merger Agreement and the transactions contemplated thereby, including the Business Combination are fair, advisable, and in the best interest of Forekast and its shareholders, (B) approving the execution, delivery and performance of the Merger Agreement and other ancillary documents required for the Business Combination and (C) resolved to adopt, authorize and approve the Merger Agreement and the Business Combination as well as to recommend to the shareholders of Forekast to adopt, authorize and approve the Merger Agreement and the Business Combination.

In reaching its decision to adopt and approve, and declare advisable, the Merger Agreement, the Business Combination, and resolving to recommend that the Forekast shareholders adopt and approve the Business Combination and the other transactions contemplated by the Merger Agreement, the Forekast Board consulted with Forekast’s management and its legal advisors, and considered a number of factors, including:

(i)	the consideration price was negotiated based on an evaluation of Forekast’s financial performance, growth prospects and industry benchmarks. Following an analysis, the exchange ratio was set at approximately 6.x times Forekast’s audited 2023 revenue. This valuation was deemed competitive when benchmarked against market peers, while also allowing sufficient room for Forekast’s continued growth and future expansion;

(ii)	the opportunity that Forekast shareholders will have to participate in the future performance of the combined company, including any revenue increases and cost synergies realized as a result of the combination, as the merger consideration is payable entirely in shares in the combined company and as holders of outstanding shares of Forekast ordinary shares as of immediately prior to the completion of the Business Combination are anticipated to hold approximately [ %] of the combined company immediately after completion of the Business Combination assuming no redemptions;

(iii)	the Forekast Board’s expectation that the Business Combination will enable the combined company to accelerate growth, expand operations, and broaden Forekast’s offerings. After the Business Combination, Forekast expects its profile to be enhanced via its status as a US public company. As a result of its enhanced profile, Forekast expects to gain increased visibility and credibility with new clients and partners from the U.S and internationally. Forekast also believes that its status as a US publicly listed company will enable Forekast to access more resources as well as establish a broader and stronger network of partners, clients and investors;

(iv)	the expectation that the combined company will pursue entering new regions using the combined entity’s resources and raised profile, thus increasing its revenue stream and expanding its reach;

(v)	the expectation that the combined company will benefit from the expanded resources, as the combined company can take on larger plans including but not limited to R&D on its technology base, acquisition of talent, increased sales & marketing, as well as enhancing its overall capabilities in its offerings. This increased capacity also enables further investments in its talent base, driving its technology to the next level, improving service quality and customer experience;

(vi)	the expectation that the combined company will be able to leverage both Forekast and EVGR’s management capabilities and experience to optimize performance and to grow the business;

(vii)	the combined company’s expected increase in pro forma market capitalization and trading liquidity as compared to Forekast on a standalone basis thus making Forekast’s securities more attractive to potential investors with a common goal to grow the value of the combined business for all existing and new stakeholders;

(viii)	the expectation that any funds left in EVGR’s trust account following redemptions will be directed towards enhancing research and development, expanding marketing efforts, entering new markets, acquiring top talent and exploring potential strategic acquisitions to drive Forekast’s continued growth;

(ix)	the fact that the merger consideration or per share merger consideration will not fluctuate in the event that the market price of EVGR’s shares increase between the date of the Merger Agreement and the closing of the Business Combination; and

(x)	the Forekast Board’s consideration, from time to time, with the assistance of Forekast’s management and advisors, of various potential strategic alternatives available to Forekast, including remaining an independent company, and its conclusion that the Business Combination presents a more favorable opportunity for Forekast’s shareholders than the potential value that might result from remaining an independent company or pursuing other potential strategic alternatives.

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In its deliberations regarding the merger, the Forekast Board also weighed the opportunities and advantages described above against a number of uncertainties, risks and potential negative factors concerning the merger, including the following (which are not necessarily in order of their relative importance):

(i)	the risk that the merger may not be completed despite the parties’ efforts, even if the requisite approvals are obtained from Forekast’s shareholders, including the possibility that certain conditions to the merger may not be satisfied, as set out in the Merger Agreement which are outside the control of Forekast;

(ii)	the risk that the anticipated synergies and other benefits to the Forekast shareholders expected to result from the Business Combination might not be fully realized or not realized at all;

(iii)	the restrictions under the terms of the Merger Agreement on the conduct of Forekast’s business prior to the completion of the merger, which could delay or prevent Forekast from undertaking material strategic opportunities that might arise during the pendency of the completion of the merger, to the detriment of Forekast’s shareholders, in particular if the merger is not completed;

(iv)	the fact that the Merger Agreement includes customary restrictions on the ability of Forekast to solicit offers for alternative proposals or to engage in discussions regarding such proposals, which could have the effect of discouraging such proposals from being made or pursued;

(v)	the fact that Forekast has incurred and will continue to incur significant transaction costs, expenses, time and effort in connection with the merger, whether or not the merger is completed;

(vi)	the possibility of not capturing all of the anticipated synergies and the risk that other anticipated benefits of the merger might not be realized;

(vii)

no minimum cash condition or other financing requirement materially related to the closing of the Business Combination, which increase the risk that the post-combination company will be under- capitalized;

(viii)	the possibility that Forekast or EVGR may be subject to lawsuits or other challenges to the merger, and adverse effects of these challenges, including any adverse rulings in lawsuits, may delay or prevent the merger from being completed or may require Forekast or EVGR to incur significant costs to address such challenges, including any costs to defend or settle any lawsuits, or may result in a diversion of management focus from the consummation of the merger and from Forekast’s day-to-day operations and its relationships with third parties, including its customers and suppliers, which increase the risk that Forekast would be unable to continue to execute on its current business plans in the event the merger is not consummated; and

(ix)	the risks described in the section entitled “Risk Factors”.

The foregoing discussion of the factors considered by the Forekast Board is not intended to be exhaustive, but, rather, includes the material factors considered by the Forekast Board. In reaching its decision to adopt and approve, and declare advisable, the Merger Agreement, the Business Combination, the Forekast Board did not consider it practicable to, and did not attempt to quantify or otherwise assign any relative weights to the factors considered in reaching its conclusion as to the fairness of the Business Combination, and individual directors may have given different weights to different factors. The Forekast Board considered all these factors as a whole, including discussions with, and questioning of, Forekast’s management and financial and legal advisors, and, overall, considered these factors to be favorable to, and to support, its determination. The sequence in which the factors described above are presented is not intended to reflect their relative importance. The Forekast Board did not receive any independent reports, opinions or appraisals from any third party that is materially related to the transaction in connection with the Merger Agreement, the Business Combination, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger Agreement, the Business Combination.

The Forekast Board concluded that the potentially negative factors associated with the Merger Agreement and Business Combination were outweighed by the potential benefits that it expected Forekast shareholders would receive as a result of the Merger Agreement and the Business Combination, including the belief of the Forekast Board that the Business Combination would maximize the immediate value of shares of Forekast and eliminate the risk and uncertainty affecting the future prospects of Forekast, including the potential execution risks pursuing its business plan as a private company. Accordingly, the Forekast Board determined that the Business Combination and the other transactions contemplated by the Merger Agreement are advisable to, and in the best interests of, Forekast and its shareholders, and adopted and approved, and declared advisable, the Merger Agreement and the Business Combination. The Forekast Board recommends that Forekast shareholders consent to the Business Combination.

Summary of EVGR Financial and Valuation Analysis

The following is a summary of the material financial and valuation analyses presented to and reviewed by the board of directors of EVGR in connection with the valuation of Forekast in the Business Combination. This analysis is separate from, and in addition to, the analysis provided in the Opinion of King Kee delivered to the EVGR Board (see the section of this proxy statement/prospectus entitled “Fairness Opinion of King Kee Appraisal and Advisory Limited”).The summary set forth below does not purport to be a complete description of the financial and valuation analyses reviewed or factors considered by EVGR’s management, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by the board of directors of EVGR. EVGR may have deemed various assumptions more or less probable than other assumptions. Some of the summaries of the financial analyses set forth below include information presented in tabular format. Considering the data in the tables specified below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying EVGR’s financial analyses and the recommendation of the board of directors of EVGR.

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The valuation analyses reviewed by the board of directors of EVGR were conducted based upon numerous material assumptions with respect to, among other things, the market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters, many of which are beyond the control of EVGR, Forekast or any other parties to the Business Combination. None of EVGR, Forekast or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Forekast do not purport to be appraisals or reflect the prices at which Forekast shares may actually be valued or trade in the open market after the consummation of the Business Combination. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analysis are inherently subject to substantial uncertainty. The following quantitative information, to the extent that it is based on market data, is not necessarily indicative of current market conditions.

Comparable Company Analysis

For the purpose of this valuation assessment, the board of directors of EVGR took into account two comparable company sets weighted as follows: (a) primary comparable companies (customer service and e-commerce software) and (b) secondary comparable companies (enterprise software).

The table below sets forth the comparable companies selected as part of the financial analyses of Forekast.

Comparable Company	Description

Primary Comparable Companies (Customer Service and e-Commerce Software)

Oracle Corporation (“Oracle”)	Oracle is a software company with its core application being a suite of software products, including customer relationship management (CRM) software, and customer experience commerce (CX commerce).

Salesforce, Inc. (“Salesforce”)	Salesforce is a cloud-based software company providing CRM software and applications focused on sales, customer service, marketing automation, e-commerce, analytics, and application development.

SAP SE (“SAP”)	SAP is a software company which develops enterprise software that can manage business operations and customer relations.

Freshworks, Inc. (“Freshworks”)	Freshworks is a cloud-based software-as-a-service company providing cloud-based tools for CRM, IT service management (ITSM), and e-commerce marketing.

HubSpot, Inc. (“HubSpot”)	HubSpot is a company which develops and markets software products for inbound marketing, sales, and customer service.

Secondary Comparable Companies (Enterprise Software)

ServiceNow, Inc. (“ServiceNow”)	ServiceNow is a software company which develops a cloud computing platform to help companies manage digital workflows for enterprise operations.

Microsoft Corporation (“Microsoft”)	Microsoft is a technology company which is best known for its software products i.e. line of operating systems, suite of productivity applications, cloud computing platform and the web browser.

The key selection criteria used to determine the comparable companies included, among others, the following factors: (i) the products and services offered, (ii) business model similarity in revenue recurrence, (iii) revenue growth profile, and/or (iv) gross margin. Companies were selected because they demonstrate (a) similar product and service offerings as Forekast’s, and/or (b) leading technology applied in their respective product and service offerings. The comparable companies were broken down into two distinct sets of public companies, which can be summarized as follows:

Primary Comparable Companies (Customer Service and e-Commerce Software): These selected companies develop and provide software products and services in the customer service and e-commerce sector, similar to Forekast. These companies face similar macro trends driven by business innovation and digital transformation and are generally expected to have comparable estimated or actual revenue growth in 2023 as Forekast.

Secondary Comparable Companies (Enterprise Software): These selected companies provide products and services that are different from Forekast’s but share similar characteristics in terms of software, recurring revenue streams and comparable EBITDA profiles.

Operational Benchmarking

The board of directors of EVGR compared the audited revenue growth rate and EBITDA margin of Forekast against each of the comparable companies in the primary comparable company set and the secondary comparable company set. These were estimates based on publicly available information as of August 23, 2024.

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The estimated revenue growth rate and EBITDA margin are summarized in the table below:

	Forekast	Oracle	Salesforce	SAP	Freshworks	HubSpot	ServiceNow	Microsoft
2023 Revenue Growth Rate	17%	17%	18%	4%	19%	25%	23%	6%
2023 EBITDA Margin	8%	39%	28%	22%	-25%	-8%	19%	51%

With reference to comparable companies in the primary comparable company set and the secondary comparable company set, Forekast has a similar revenue growth profile and is the most profitable compared to the lesser established companies in the primary comparable company set.

Valuation Benchmarking

The board of directors of EVGR reviewed an analysis of the estimated total enterprise value/revenue and estimated total enterprise value/EBITDA of each of the comparable companies in the primary comparable company set and the secondary comparable company set. These were estimates based on publicly available information as of August 23, 2024.

The multiples of enterprise value are summarized in the table below:

	Forekast	Oracle	Salesforce	SAP	Freshworks	HubSpot	ServiceNow	Microsoft
Enterprise Value / 2023 Revenue	6.5x	7.6x	8.2x	7.9x	6.0x	11.9x	19.0x	14.6x
Enterprise Value / 2023 EBITDA	86.6x	20.0x	39.5x	34.6x	Not meaningful	Not meaningful	95.9x	30.3x

Considering that Forekast’s operational benchmarking is in-line with comparable companies, EVGR’s board concluded that Forekast’s enterprise value as multiples of audited 2023 revenue represented an attractive valuation relative to the enterprise value as multiples of estimated or actual 2023 revenue of primary comparable companies (Customer Service and e-Commerce Software) and secondary comparable companies (Enterprise Software). The board of directors of EVGR further noted that, due to the high variance in enterprise value as multiples of estimated or actual 2023 EBITDA of primary comparable companies (Customer Service and e-Commerce Software) and secondary comparable companies (Enterprise Software), enterprise value as multiples of audited 2023 EBITDA of Forekast is not a meaningful factor in assessing the attractiveness of Forekast’s valuation.

The results of the above-referenced analyses supported EVGR’s board of directors’ determination that, based on a number of factors, it was fair to and in the best interests of EVGR and its shareholders, and that it was advisable, to enter into the Merger Agreement and the ancillary documents to which EVGR is, or will be, a party and to consummate the transactions contemplated thereby (including the Business Combination). For additional information, see the section of this proxy statement/prospectus titled “EVGR’s Board of Directors’ Reasons for the Approval of the Business Combination”.

Forekast’s Financial Projections

EVGR and Forekast do not, as a matter of general practice, publicly disclose long-term forecasts or internal projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, prior to approval by the EVGR board of directors on September 3, 2024, and the execution of the Merger Agreement and related agreements, Forekast provided EVGR with recently prepared, internal financial projections for each of the years in the ten-year period ending December 31, 2033. The financial projections presented in this proxy statement/prospectus constitute the entirety of the financial forecasts presented to the EVGR Board in approving the Business Combination, and to King Kee in issuing its fairness opinion. A summary of the financial projections is set forth below.

The projected financial information was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants, but, in the view of EVGR’s management, reflects currently available estimates and assumptions, was prepared on a reasonable basis and presents, to the best of management’s knowledge and belief, the expected implementation of Forekast’s business plan and the expected future financial performance, in each case at the time such information was provided to the EVGR Board, which may be different from the information currently available at the time of filing this proxy statement. As such, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information. Notwithstanding the foregoing, Forekast has affirmed to EVGR that its projections reflect the view of Forekast’s management and board of directors about Forekast’s future performance as of October 31, 2024.

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The inclusion of the financial projections should not be deemed an admission or representation by EVGR, or Forekast or any of their respective officers, directors, affiliates, advisors, or other representatives with respect to such financial projections. The financial projections are not included to influence your views on the Merger and are summarized in this proxy statement solely to provide shareholders access to certain non-public information considered by the Forekast board of directors in connection with its evaluation of the Merger and provided to the EVGR Board in connection with its consideration of the Merger and to EVGR’s financial advisor, King Kee, to assist with its financial analyses as described in the section entitled “— Fairness Opinion of King Kee Appraisal and Advisory Limited.” The information from the financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Forekast in this proxy statement/prospectus.

The projected financials were prepared by Forekast’s management. EVGR’s management was not involved in the development of any of the below Forekast projections and assumptions, and independently discussed, reviewed, confirmed or verified a limited number of such assumptions, or the reasonableness thereof. No independent auditors have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the financial projections and, accordingly, neither EVGR’s nor Forekast’s independent auditors express an opinion or any other form of assurance with respect thereto or its achievability, and each assumes no responsibility for, and disclaims any association with, the financial projections. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

The key elements of Forekast’s projections provided to EVGR and relied upon by EVGR in its valuation analysis are set forth in the table below:

Financial Projections (USD’000)	2024E	2025E	2026E	2027E	2028E
Revenue	16,756	20,057	29,143	43,247	65,217
Year-on-Year Growth %	5.2%	19.7%	45.3%	48.4%	50.8%
Gross Profit	1,760	2,106	3,148	4,973	9,848
Gross Margin %	10.5%	10.5%	10.8%	11.5%	15.1%
EBITDA	1,248	1,619	2,379	4,126	8,917
EBITDA Margin %	7.4%	8.1%	8.2%	9.5%	13.7%
Less: Income tax	300	389	571	990	2,140
Tax rate (Effective)	24.0%	24.0%	24.0%	24.0%	24.0%
Net Profit	948	1,230	1,808	3,136	6,777
Net Profit Margin %	5.7%	6.1%	6.2%	7.3%	10.4%
Less: Capex	14	14	14	14	14
Less: Change in working capital	(37)	109	310	505	1,019
Free cash flows of Forekast	972	1,108	1,484	2,617	5,744

Financial Projections (USD’000)	2029E	2030E	2031E	2032E	2033E
Revenue	98,508	122,091	139,734	148,487	151,457
Year-on-Year Growth %	51.0%	23.9%	14.5%	6.3%	2.0%
Gross Profit	14,991	18,914	22,099	23,624	24,097
Gross Margin %	15.2%	15.5%	15.8%	15.9%	15.9%
EBITDA	13,585	17,171	20,104	21,505	21,935
EBITDA Margin %	13.8%	14.1%	14.4%	14.5%	14.5%
Less: Income tax	3,260	4,121	4,825	5,161	5,264
Tax rate (Effective)	24.0%	24.0%	24.0%	24.0%	24.0%
Net Profit	10,325	13,050	15,279	16,344	16,670
Net Profit Margin %	10.5%	10.7%	10.9%	11.0%	11.0%
Less: Capex	14	14	14	14	14
Less: Change in working capital	1,288	944	735	358	116
Free cash flows of Forekast	9,023	12,092	14,531	15,971	16,540

The financial projections were prepared using a number of assumptions, including the following assumptions that Forekast’s management believes to be material:

● Forekast will develop its business models successfully as scheduled;

● Forekast will maintain current forecasted gross margin and profit margin level during the forecast period;

● Forekast will obtain sufficient funds to support its operations (if needed), including but not limited to funds required to support its working capital needs, capital expenditures, and help execute its business plan;

● Forekast will be able to establish and expand its sales, marketing and workforce as expected by its management;

● Forekast will continue to upgrade and improve its technology platform to support business growth;

● Forekast will be able to attract, motivate and retain key management as well as experienced and capable personnel to maintain and grow its business; and

● Forekast will be able to generate adequate cash inflows from its operating activities or maintain adequate external financing to support its operations.

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Forekast financial projections are contingent upon many assumptions, as outlined above, some of which may prove incorrect, and may cause Forekast to incur substantial costs, or require Forekast to change its business practices that materially change results under the scenarios covered by the financials projections. In general, these contingencies include, but are not limited to:

● meeting milestones and successful development of Forekast’s products;

● negotiate and secure planned sales contracts;

● new laws, regulations and government policies both domestically and abroad;

● AI adoption in line with internal expectations of forecasted market size; and

● ability to offer products that can compete in the highly competitive AI industry.

The financial projections also reflect continued investment in research and development to address these market opportunities.

Although the assumptions and estimates on which the financial projections for revenues and costs are based are believed by Forekast’s management to be reasonable and based on the best then currently available information, the financial projections are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Forekast’s and EVGR’s control. In addition, the financial projections relate to a business model with a limited track record. There will be differences between actual and projected results, and actual results may be materially less than those contained in the projections. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. There are many risks associated with such long term forecasts including uncertainties related to the timing of completion of product development, future market growth, market penetration, and the timing and impact of future competition. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the section entitled “Risk Factors” in this proxy statement.

Fairness Opinion of King Kee Appraisal and Advisory Limited

Pursuant to the engagement proposal dated July 25, 2024, KKG was engaged by EVGR to act as its fairness opinion provider in connection with the business combination of Forekast and EVGR. As part of this engagement, EVGR instructed KKG to evaluate the facts of the proposed transaction and provide an opinion as to whether the proposed stock price is fair and reasonable, from a financial point of view to the shareholders of EVGR.

KKG is an internationally recognized independent valuation consulting firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions and valuations for corporate and other purposes. The Company selected KKG to provide a fairness opinion on the basis of KKG’s reputation, its independence (neither KKG nor any of its affiliates had provided any services or advice with respect to the funding or management of the Company or the negotiation, structuring, or funding of the Business Combination), its experience in the preparation of delivery of fairness opinions in connection with merger and acquisition transactions of other companies and a non-contingent, fixed fee structure that was appropriate for a company of the Company’s size and for the size of the Business Combination. The total compensation received by KKG for its services in connection with the fairness opinion is $50,000, which amount is fully paid as of the date of this proxy statement/prospectus. KKG is not entitled to any contingent fee upon closing of the Business Combination. KKG has not been engaged to provide any services in connection with the Business Combination aside from providing the fairness opinion discussed above, nor has KKG provided any services to EVGR, Forekast or any of their affiliates. Neither the EVGR, Forekast nor any of their respective affiliates has or had during the past two years any material relationship with KKG, or its affiliates, and no relationship with KKG, or its affiliates, unrelated to the Business Combination is currently contemplated between the EVGR, Forekast, or any of their respective affiliates.

The full text of the KKG’s written opinion dated September 2, 2024, attached hereto as Annex C, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion is incorporated by reference in its entirety into this proxy statement. KKG’s opinion was addressed to, and provided for the information and benefit of, the EVGR board in connection with their evaluation of the proposed transaction. The opinion does not constitute a recommendation to the EVGR board or to any other persons in respect of the proposed transaction, including as to how any shareholder of EVGR should vote or act in respect of the proposed transaction. KKG’s opinion does not address the relative merits of the proposed transaction as compared to other business or financial strategies that might be available to EVGR, nor does it address the underlying business decision of EVGR to engage in the proposed transaction.

KKG was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the shareholders of Forekast, from a financial point of view, of the purchase consideration. KKG did not express any view on, and its opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Forekast, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Forekast, or any class of such persons, whether relative to the purchase consideration or otherwise. KKG was not asked to, nor did it express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or the proposed transaction, including, without limitation, the structure or form of the proposed transaction, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement.

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KKG’s opinion does not address the relative merits of the proposed transaction as compared to other business or financial strategies that might be available to EVGR, nor does it address the underlying business decision of EVGR to engage in the proposed transaction. KKG has assumed the accuracy and completeness of assessments by EVGR and its advisors with respect to legal, regulatory, accounting and tax matters. The credit, financial and stock markets have been experiencing unusual volatility and KKG expressed no opinion or view as to any potential effects of such volatility on the parties or the proposed transaction.

Set forth below is a summary of the material financial analyses prepared by KKG , in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by KKG. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by KKG. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before the date of the Fairness Opinion, and is not necessarily indicative of current market conditions.

Procedures

KKG’s analyses relied upon the following procedures, among other things:

● KKG reviewed the following documents:

1)	Financial statements of Forekast and its subsidiaries (“Forekast Group”) for the years ended December 31, 2021, December 31, 2022 and December 31, 2023;
2)	Other internal documents relating to the history, current operations, and probable future outlook of Forekast Group, including 10-year financial projections prepared by Forekast Group, which were updated for current market conditions by its management, and provided to KKG by management of EVGR (the “Financial Projections”).

● KKG discussed with various members of senior management of Forekast and EVGR the historical and current operations, financial conditions and financial projections of Forekast Group;

● KKG discussed with management of EVGR the background and terms of the proposed transaction;

● Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, which was cross checked by a pricing multiple analysis of selected public companies that KKG deemed relevant; and

● Conducted such other analyses and considered such other factors as KKG considered appropriate in rendering the Fairness Opinion.

Methodology

There are three generally accepted valuation approaches for an equity interest valuation, namely the cost approach, the income approach, and the market approach. These valuation approaches are based on International Valuation Standards 105 — Valuation Approaches and Methods.

KKG considered that the cost approach was not an appropriate approach for the valuation of Forekast, as this approach does not take the potential future value of Forekast into consideration.

KKG adopted the income approach for the valuation of Forekast, as it takes the future revenue and specific characteristics of the business into consideration. Specifically, KKG chose the discounted cash flow method (the “DCF Method”) in order to determine the equity value of Forekast.

KKG also adopted the market approach to cross check the valuation obtained from the DCF Method, by performing a selected public company analysis by analyzing the valuation of publicly-traded companies that KKG deemed to be relevant (the “Comparable Method”).

DCF Method Analysis

KKG performed an analysis of Forekast Group using the DCF Method. KKG used a 10-year projection model for Forekast Group (FY2024 – FY2033) prepared by Forekast to estimate a range of equity values based on a discounted cash flow analysis of free cash flow projections. Some of the key assumptions in its analysis include the following:

● For the projection years, the revenue mainly generates from 1) technology managed services and 2) professional services. Forekast believes that the market for augmented intelligence and AI-powered solutions is rapidly expanding, presenting a significant opportunity for Forekast Group to capitalize on this growth. For the year FY2024 - FY2029, Forekast Group’s revenue will increase significantly, with growth rate of 5.2% to 51%.

● In 2024, Forekast Group will mainly continue to prioritize services to retain and expand customer base, and deepen engagement with existing customers base, identifying significant opportunities for upselling and cross selling within existing clientele by penetrating new business divisions and augmenting user adoption. This strategic approach has been proven successful in 2022 and 2023 by realizing 17.4% and 17.1% revenue increase respectively. However, serving existing customers may not be entirely sustainable, thus Forekast Group conservatively assumes this strategic approach will bring a 5.2% growth rate in 2024.

● Besides deepening engagement with existing customer base, Forekast Group will also invest on new customers acquisition and forming new commercial partnership. Due to the contribution of professional services while securing more clients and projects, the revenue growth rate will be 19.7% in 2025.

● In addition, Forekast plans to penetrate new markets by entering untapped geographical regions, expanding its customer base, and uncovering new growth opportunities by scaling up its augmented intelligence solutions to serve a wider range of clients, enabling more businesses to benefit from these capabilities. All these strategic approaches will help Forekast Group to achieve higher 45.3%, 48.4%, 50.8 % and 51.0 % revenue increase in 2026, 2027, 2028 and 2029 respectively.

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● For the subsequent years after FY2029, Forekast Group’s growth strategy will naturally reach a point of stabilization. At this stage, Forekast will have many of its key markets and strategic initiatives well developed. As a result, revenue growth is expected to slow down and align more closely with long-term economic conditions. The company’s growth rate will begin to decline, converging toward a “ terminal growth rate.” This reflects a more sustainable pace of expansion that is typical for a business that has reached its maturity phase, aligned with the overall market trends.

● For the projection years, the gross margin and EBIT margin will slowly increase compared to the historical gross profit margin, gross margin will be 10.5% to 15.9% and EBIT margin will be 7.4% to 14.5% in the 10-year forecasted years, as Forekast Group is committed to improving project management efficiency, expenditure management efficiency and internal management efficiency to secure higher gross margin and EBIT margin

● For the projection years, a 24% Malaysia statutory corporate income tax rate is applied.

● For the projection years, the working capital of Forekast Group is forecasted based on the working capital’s average historical 3-year turn over days.

● KKG adopted a Malaysia’s long-term CPI growth rate as the terminal growth rate, as Forekast’s subsidiaries operate business in Malaysia. Based the IMF forecast, the Malaysia forecasted CPI growth rate of FY2028 is 2%. As the longer the predicted year, the lower CPI growth rate, KKG adopted the range of 1% - 2% terminal growth rate to calculated the range of 100% equity value of Forekast. The perpetual period will begin immediately after 2028.

● KKG considers the weighted-average cost of capital model (“WACC”) to calculate the discount rate, WACC is calculated by multiplying the cost of debt and cost of capital component by their proportional weight and then summing. KKG also adopts the Capital Assets Pricing Model (the “CAPM”) to estimate the required return on equity capital, The CAPM is a fundamental tenet of modern portfolio theory which has been generally accepted basis for marketplace valuations of equity capital. The CAPM technique is widely accepted in the investment and financial analysis communities for the purpose of estimating a company’s required return on equity capital.

The discount rate (WACC) was 11%, which was calculated by adopting the risk-free rate, beta, debt to equity ratio, equity risk premium, small-company size premium, and cost of debt. KKG used the 1) 18.7% debt to equity ratio based on the average debt to equity ratio of comparable companies, 2) 10-year Malaysia government bond yield as the estimate for the risk-free rate (3.74% on December 31, 2023), 3) 6% as the equity risk premium, based on 4.32% equity risk premium for the US market published by various research reports and adjusted for 1.68% country risk premium for Malaysia published by Aswath Damodaran., 4) 0.92 as the leveraged beta based on the market data of the selected public comparable companies, 5) 3.02% for the small-company size adjustment with reference to 2022 DP Valuation Handbook - Guide to Cost of Capital Size Premia table, and 6) 4.04% as the post-tax cost of debt, calculated by 5.32% Malaysian long-term debt rate as pre-tax cost of debt and 24% Malaysia statutory corporate income tax rate.

These market data resulted in an calculated discount rate of 11%. Set forth below is a table describing the calculation of the discount rate in more detail:

Component	WACC inputs	Formula
Debt to equity ratio	18.7%	a = average debt to equity ratio of comparable companies
Risk free rate	3.74%	b
Equity risk premium	6%	c
Leveraged beta	0.92	d= average unlevered beta of comparable companies *(1+a)*(1-average tax rate of comparable companies
Small-company size premium	3.02%	e
Company specific premium	0%	f
Cost of equity	12.3%	g=b+c*d+e+f
Cost of debt (pre-tax)	5.32%	h
Tax rate	24%	i
Cost of debt (post-tax)	4.04%	J=h*(1-i)
WACC (rounded)	11%	i=g/(1+a)+j/(1+a)*a

Ticker Symbol/Identifier	Company Name	Debt to Equity Ratio	Unlevered Beta	Tax Rate
NYSE:ACN	Accenture plc	0.0%	0.93	23.4%
NYSE:IBM	International Business Machines Corporation	45.8%	0.63	2.6%
NYSE:ORCL	Oracle Corporation	35.2%	0.60	9.5%
NYSE:CRM	Salesforce, Inc.	2.9%	0.90	5.7%
XTRA:SAP	SAP SE	9.6%	0.91	24.2%
Average		18.7%	0.80	13.1%

● KKG assumed that Forekast Group will grow at a fixed long-term growth rate beyond the terminal year as reach its optimal operating structure. KKG thus applied a terminal multiple on the projected cash flows at terminal year to derive the value of Forekast Group beyond the projection period. The terminal multiple is derived using the Gordon Growth Model, a mathematical simplification to capitalize an earnings stream that is expected to grow at a long-term sustainable rate “g” and discount rate “k” into perpetuity. The formula is as follows:

g = Long-term growth rate of 1%-2% (Source: global long-term inflation rate from IMF)

k = WACC

The cash flows and terminal value of Forekast Group were then discounted to the present value as of December 31, 2023 using a discount rate of 11%, which resulted in a rounded range of equity values for Forekast between $103,000,000 to $110,000,000.

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Summary of Certain Unaudited Forekast Prospective Financial Information

Based on discussions with Forekast Group’s management, we used their 10 years’ revenue forecast. The financial projections were unaudited, and solely based upon assumptions and believes made by Forekast’s management, and did not include amongst others, the impact of the accounting for the proposed business combination and other impacts from the consummation of the proposed business combination. The key elements of the financial projections are summarized below.

Financial Projections (USD’000)	2024E	2025E	2026E	2027E	2028E
Revenue	16,756	20,057	29,143	43,247	65,217
Year-on-Year Growth %	5.2%	19.7%	45.3%	48.4%	50.8%
Gross Profit	1,760	2,106	3,148	4,973	9,848
Gross Margin %	10.5%	10.5%	10.8%	11.5%	15.1%
EBITDA	1,248	1,619	2,379	4,126	8,917
EBITDA Margin %	7.4%	8.1%	8.2%	9.5%	13.7%
Less: Income tax	300	389	571	990	2,140
Tax rate (Effective)	24.0%	24.0%	24.0%	24.0%	24.0%
Net Profit	948	1,230	1,808	3,136	6,777
Net Profit Margin %	5.7%	6.1%	6.2%	7.3%	10.4%
Less: Capex	14	14	14	14	14
Less: Change in working capital	(37)	109	310	505	1,019
Free cash flows of Forekast	972	1,108	1,484	2,617	5,744

Financial Projections (USD’000)	2029E	2030E	2031E	2032E	2033E
Revenue	98,508	122,091	139,734	148,487	151,457
Year-on-Year Growth %	51.0%	23.9%	14.5%	6.3%	2.0%
Gross Profit	14,991	18,914	22,099	23,624	24,097
Gross Margin %	15.2%	15.5%	15.8%	15.9%	15.9%
EBITDA	13,585	17,171	20,104	21,505	21,935
EBITDA Margin %	13.8%	14.1%	14.4%	14.5%	14.5%
Less: Income tax	3,260	4,121	4,825	5,161	5,264
Tax rate (Effective)	24.0%	24.0%	24.0%	24.0%	24.0%
Net Profit	10,325	13,050	15,279	16,344	16,670
Net Profit Margin %	10.5%	10.7%	10.9%	11.0%	11.0%
Less: Capex	14	14	14	14	14
Less: Change in working capital	1,288	944	735	358	116
Free cash flows of Forekast	9,023	12,092	14,531	15,971	16,540

Comparable Method Analysis

KKG performed an analysis under the Comparable Method by analysing the valuation of comparable public companies that KKG deemed to be relevant. Equity value/Sales (“P/S”) multiple is selected for the assessment, considering that revenue is the most representative performance indicator of Forekast in the next few years.

KKG selected comparable public companies (“Comparable Companies”) that:

● offer AI and digital transformation services to enterprises;

● provide AI-driven insights and decision-making tools; and

● offer extensive enterprise solutions.

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KKG used primarily a database provided by Capital IQ to screen for companies that met the above criteria based on their business descriptions, business information and exchange-listing status, and further reviewed the selected public companies’ corporate websites and other publicly-available information to confirm their suitability as Comparable Companies. Then, KKG excluded the outlier companies, such as companies with zero revenue or extreme P/S ratios of over 20x.

The equity values of the Comparable Companies were calculated based on closing stock prices on July 31, 2024, and the sales figures were based on forward one-year sales (projected sales in 2024) of the Comparable Companies. The forward multiple was selected to reflect Forekast’s future growth potential.

Comparable Companies for Forekast

Ticker Symbol/Identifier	Company Name	P/S
NYSE:ACN	Accenture plc	3.13x
NYSE:IBM	International Business Machines Corporation	2.79x
NYSE:ORCL	Oracle Corporation	7.19x
NYSE:CRM	Salesforce, Inc.	7.21x
XTRA:SAP	SAP SE	6.60x
Median		6.6x
Average		5.4x

General Assumptions in the Fairness Opinion

KKG relied upon and assumed, without independent verification, the accuracy and completeness of all data, materials, and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material, and other information. KKG relied upon and assumed, without independent verification, that there had been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows, or prospects of Forekast Group or EVGR since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to KKG that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by KKG materially incomplete or materially misleading.

In its review, KKG did not obtain or receive any independent evaluation or appraisal of the assets or liabilities of, nor did it conduct a comprehensive physical inspection of, any of the assets of, Forekast Group, nor was it furnished with any such evaluations or appraisals or reports of such physical inspections, and it does not assume any responsibility to obtain any such evaluations, appraisals, or inspections.

In rendering its opinion, KKG also assumed that: (i) the final versions of all documents reviewed by them in draft form conform in all material respects to the drafts reviewed; (ii) in all respects material to its analysis that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party of the Merger Agreement will perform all of the covenants and agreements required to be performed by them under the Merger Agreement, and all conditions to the consummation of the Business Combination will be satisfied without waiver thereof which would affect the amount or timing of receipt of the consideration; (iii) there is not now, and there will not be, as a result of the consummation of the transactions contemplated by the Merger Agreement, any default, or event of default, under any indenture, credit agreement, or other material agreement or instrument to which EVGR or any of its subsidiaries or affiliates is a party; and (iv) all material assets and liabilities of Forekast Group were as set forth in the consolidated financial statements provided to KKG as of the respective dates of such financial statements.

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Prior Relationships

During the two-year period prior to the date of KKG’s opinion, no material relationship existed between KKG or its affiliates or unaffiliated representatives and EVGR or any of its affiliates pursuant to which compensation was received by KKG. KKG may seek to provide valuation and consultancy services to EVGR or its respective affiliates in the future, for which KKG would seek customary compensation. However, any such future relationship is not currently contemplated.

Conclusions in the Fairness Opinion

The preparation of the Fairness Opinion was a complex, analytical process involving various determinations as to the most appropriate and relevant methods of analysis and the application of those methods to the particular circumstances, and is not necessarily susceptible to partial analysis or summary description.

The Fairness Opinion, which was reviewed by the Board prior to approving the final terms of the Merger Agreement, indicates that based upon the investigation, analysis, and assumptions described therein, the total consideration to be paid for Forekast of one hundred and five million dollars ($105,000,000) is fair to the shareholders of EVGR from a financial point of view.

The full text of Fairness Opinion dated September 2, 2024, which sets forth assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with the Fairness Opinion, is attached to this proxy statement/prospectus as Annex C. You are encouraged to read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the scope of the review undertaken by KKG in rendering the Fairness Opinion. The Fairness Opinion is not a recommendation as to how any holder of shares of EVGR Common Stock should vote with respect to the Business Combination or any other matter. The summary of the Fairness Opinion set forth above is qualified in its entirety by reference to the full text of the opinion.

Interests of Certain Persons in the Business Combination

Certain of EVGR’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of EVGR’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest, including with EVGR shareholders. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the EVGR Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. The EVGR Board concluded that the potential benefits that it expected EVGR and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the EVGR Board in favor of approval of the Merger, you should keep in mind that EVGR’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then we will be required to liquidate. In such event, the 2,875,000 Insider Shares, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such Insider Shares had an aggregate market value of approximately $[_] based on the closing price of Public Shares of $[_] on Nasdaq as of [_], 2025. As a result of the nominal price of $[_] per Insider Share paid by the Sponsor compared to the recent market price of EVGR’s Class A ordinary shares, the Sponsor are likely to earn a positive rate of return on their investments in the Insider Shares even if the holders of EVGR’s Class A ordinary shares experience a negative rate of return on their investments in the Class A ordinary shares.

●	If the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then 532,500 Private Placement Units purchased by the Sponsor for a total purchase price of $5,325,000, will be worthless. Such Private Placement Units had an aggregate market value of approximately $[_] closing price of EVGR Units of $[_] on Nasdaq as of [_], 2025.

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●

The Sponsor invested an aggregate of $5,350,000 in EVGR, comprised of the $25,000 purchase price for the Insider Shares and $5,325,000 purchase price for the Private Placement Units. The amount held in EVGR’s Trust Account was approximately $[_] on the Record Date, implying a value of $[_] per public share. Based on these assumptions, each PubCo Ordinary Share would have an implied value of $[_] per share upon consummation of the Business Combination, representing a [_]% decrease from the initial implied value of $[_] per public share. While the implied value of $[_] per share upon consummation of the Business Combination would represent a dilution to our public shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $[_] per share, the 2,875,000 PubCo Ordinary Shares that the Sponsor would own upon consummation of the Business Combination would have an aggregate implied value of $[_]. As a result, even if the trading price of PubCo’s Ordinary Shares significantly declines, the value of the Insider Shares held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of EVGR for the Insider Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial business combination. In addition, the value of the Insider Shares will be significantly greater than the amount the Sponsor and directors and officers of EVGR paid to purchase such shares in the event the parties complete an initial business combination, even if the Merger causes the trading price of PubCo’s Ordinary Shares to materially decline.”

●	As of [_], 2025, EVGR has unsecured promissory notes in the aggregate principal amount of $[_] outstanding. In the absence of shareholder approval for a further extension, if the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), then such loans may not be repaid.

●	Unless EVGR consummates the Business Combination, our Sponsor, officers, directors and their respective affiliates will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As of [_], 2025, $[_] of advances was paid by Sponsor for expenses incurred on EVGR’s behalf and if the proposed Business Combination is not consummated by January 11, 2025 (unless otherwise extended), that amount would not be repaid. As a result, the financial interest of EVGR’s officers, directors and the Sponsor or their affiliates could influence its officers’ and directors’ motivation in selecting Forekast as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	The exercise of EVGR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and, in our shareholders’, best interest.

●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	EVGR’s Existing M&A provides that EVGR renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of EVGR management, on the one hand, and EVGR, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of EVGR management to any other entity. EVGR is not aware of any such corporate opportunities not being offered to EVGR and does not believe that waiver of the corporate opportunities doctrine has materially affected EVGR’s search for an acquisition target or will materially affect EVGR’s ability to complete an initial business combination.

In addition, members of Forekast’s board of directors, management and/or shareholders of Forekast may have transactions with Forekast of which the Forekast board of directors was aware when it approved Forekast entering into the Merger Agreement. Therefore, these individuals may have conflicts of interest, including with EVGR shareholders, in entering into and negotiating the terms of the Merger Agreement. For a complete description of these relationships, see “Certain Transactions and Related Party Transactions — Certain Transactions of Forekast”.

The foregoing interests may influence the officers and directors of EVGR to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. In considering the recommendations of the EVGR Board to vote for the proposals, EVGR’s shareholders should consider these interests. For more information, please see “Risk Factors — Some of the EVGR and Forekast officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

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Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
(iii)	directors should not improperly fetter the exercise of future discretion;
(iv)	duty to exercise powers fairly as between different sections of shareholders;
(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under the Companies Act. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to identify and pursue business combination opportunities or to complete our initial business combination.

In addition, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis.

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Below is a table summarizing the entities to which our founder, executive officers and directors currently have fiduciary duties, contractual obligations or other current material management relationships:

Individual(1)	Entity(2)	Entity’s Business	Affiliation
LIEW Choon Lian	MDT Innovation Sendirian Berhad	Technology	CEO & Group Chairman
	MDT Security Systems Sendirian Berhad	Technology	Director
	Multimedia Display Technologies Sendirian Berhad	Technology	CEO & Director
	Track & Trace Inc.	Technology	Director

Izmet Iskandar bin Mohd Ramli	YCP Solidiance	Management consulting services	Partner
	Fine Today Malaysia	Personal beauty care	Director
	Ntech Capital Management	Venture capital management	Director
	cfSolutions	Corporate finance advisory	Director
	Flagship Strategies	Dormant	Director
	Firium Solutions Malaysia	Dormant	Director

LIM Wai Loong	Superlon Holdings	NBR Insulation Manufacturer	Non-Executive Director
	P10 Holdings Sdn Bhd	FinTech & Insuretech	Chief Executive Officer & Executive Director

Dr. Mohamad Zabidi Bin Ahmad	Tenang Solution SB	Investment & IT Consultant	Non-Executive Chairman
	Notes MS Sdn Bhd	Financial Technology	Non-Executive Chairman
	BIMB Investment	Investment Management	Board Audit &Risk, Board Remuneration, Main Board Member
	Perdana University	Higher Education	Board Member
	IAIS Malaysia	Research Foundation	Board Member
	DDCapital Ltd	Financial Technology	Senior Strategic Advisor & Senior Representative

Alberto Coronado Santos	Exclusive by Mobidea	Digital Marketing	Traffic Acquisition Director
	Xelder Media BV	Digital Marketing	Traffic Acquisition Director

(1) Each person has a fiduciary duty with respect to the listed entities next to their respective names.

(2) Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

The Sponsor and EVGR’s officers and directors do not have any fiduciary or contractual obligations except as listed above, or any ownership interest or other interest in, or affiliation with, Forekast Limited.

Interests of Forekast Directors and Officers in the Business Combination

In considering the approval, and recommendation of shareholder approval, by the Forekast Board with respect to the Merger Agreement, Forekast’s shareholders should keep in mind that Forekast’s directors and executive officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), those of Forekast’s shareholders. The Forekast Board was aware of such interests during its deliberations on the merits of the Business Combination. These interests include, among other things, the interests listed below:

●	Certain of Forekast’s directors and executive officers is expected to become director and/or executive officer of PubCo upon the Closing. Specifically, the following individual who is currently executive officer of Forekast is expected to become executive officer of PubCo upon the Closing, serving in the office set forth opposite his name below:

Name	Position
Muzahid Shah Bin Abdul Rahman	Chief Executive Officer and Director

●	Upon the Closing, Muzahid Shah Bin Abdul Rahman, Chief Executive Officer and Director of Forekast, is expected to become member of the PubCo Board. In addition to this current member of Forekast Board, other parties are being evaluated to become members of PubCo Board upon the Closing.

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PubCo Board following the Business Combination

Effective as of the closing date of the Merger Agreement, the board of directors of PubCo will consist of the following five (5) members designated in accordance with the Merger Agreement: Muzahid Shah Bin Abdul Rahman, Izmet Iskandar Bin Mohd Ramli, Dr. Mohamad Zabidi Bin Ahmad, Lim Wai Loong and Chin Wei Jen. Muzahid Shah Bin Abdul Rahman will be the Chairman of PubCo.

PubCo Amended and Restated Memorandum and Articles of Association

In connection with the transactions contemplated by the Merger Agreement, EVGR, PubCo, Merger Sub, and Forekast have agreed that on the Closing Date PubCo shall amend its memorandum and articles of association to better reflect our ongoing operations as PubCo, which shall take effect upon the Closing of the Business Combination. Please see the section entitled “Proposal No. 4 – The M&A Proposal” in this proxy statement/prospectus for a summary of those proposed amendments. Please see Annex B for a copy of the proposed Amended and Restated Memorandum and Articles of Association.

Name; Headquarters

The name of PubCo after the Business Combination will be “Forekast Group” and our headquarters will be located at Unit 37-2, Level 37, Q Sentral, No. 2A, Jalan Stesen Sentral 2, Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia.

Redemption Rights

Pursuant to EVGR’s Existing M&A, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Existing M&A, currently estimated to be approximately $[_] per share. If a holder exercises its, his or her redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of PubCo. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein.

We have no specified maximum redemption threshold under our Existing M&A. Each redemption of Public Shares by our public shareholders will reduce the amount in our trust account, which held cash and investment securities with a fair value of approximately $[_], as of [_], 2025. Please see the section entitled “Extraordinary General Meeting of EVGR Shareholders – Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

In respect of the Reincorporation Merger Proposal, under the section 238 of the Cayman Companies Act, shareholders of a Cayman Islands company ordinarily have dissenters’ rights with respect to a statutory merger.

The Cayman Companies Act prescribes when dissenters’ rights will be available and provides that shareholders are entitled to receive fair value for their shares if they exercise those rights in the manner prescribed by the Cayman Companies Act. Pursuant to section 239(1) of the Cayman Companies Act, dissenters’ rights are not available if an open market for the shares exists on a recognized stock exchange, such as Nasdaq, for a specified period after the merger is authorized (such period being the period in which dissenter’s rights would otherwise be exercisable). It is anticipated that, if the Business Combination is approved, it may be consummated prior to the expiry of such specified period and accordingly the exemption under section 239(1) of the Companies Act may not be available. However, pursuant to the terms of the Business Combination Agreement, EVGR and Forekast may agree a later Closing Date by agreement in writing. Such deferral, if agreed between EVGR and Forekast, may result in the consummation of the Reincorporation Merger and / or the Acquisition Merger not occurring until after the expiry of the specified period, thereby allowing the exemption in section 239(1) of the Companies Act to be relied upon.

Regardless of whether dissenters’ rights are or are not available, Public Shareholders can exercise their Redemption Rights as described herein. The EVGR Board has determined that the redemption proceeds payable to Public Shareholders who exercise their Redemption Rights represent the fair value of the Public Shares.

Sources and Uses of Funds

The following table summarizes the sources and uses for funding the Business Combination assuming no redemptions of any Public Shares and approximately $[_] million of cash remaining in the Trust Account:

Sources:		Uses:
($in millions)
Forekast Rollover Equity	$	Forekast Equity Rollover	$
Proceeds from Trust Account		Cash to Balance Sheet
Transaction Expenses
Total Sources	$	Total Uses	$

The following table summarizes the sources and uses for funding the Business Combination assuming that [_] Public Shares subject to possible redemption are redeemed for an aggregate redemption payment of approximately $[_] million.

Sources:		Uses:
($in millions)
Forekast Rollover Equity	$	Forekast Equity Rollover	$
Net Cash on Balance Sheet
Transaction Expenses
Total Sources	$	Total Uses	$

All of the sources and uses above are for illustrative purposes only. Where actual amounts are not known or knowable, the figures above represent EVGR’s good faith estimate of such amounts.

Satisfaction of 80% Test

It is a requirement under our Existing M&A and the Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. Based on the financial analysis of Forekast generally used to approve the transaction, our Board determined that this requirement was met. Our Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arm’s-length, was fair to and in the best interests of EVGR and its shareholders and appropriately reflected Forekast’s value. In reaching this determination, our Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as its potential for future growth in revenue and profits. Our Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of Forekast met this requirement.

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Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with IFRS. Under this method of accounting, EVGR will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Forekast expecting to have a majority of the voting power of PubCo, Forekast’s senior management comprising most of the senior management of PubCo, the relative size of Forekast compared to EVGR, and Forekast’s operations comprising the ongoing operations of PubCo. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Forekast issuing shares for the net assets of EVGR, accompanied by a recapitalization. The net assets of EVGR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Forekast.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for review and approval of this proxy statement/prospectus and the registration statement for the Merger Consideration with the SEC. We also anticipate that filings with the Registrar of Companies of the Cayman Islands and BVI Registry of Corporate Affairs will be necessary to effect the transactions contemplated by the Merger Agreement.

The Reincorporation Merger, the Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the Cayman Islands, except for the registration by the Registrar of Companies in the Cayman Islands of the Plans of Merger.

Ownership of PubCo After the Closing

As of [_], 2025, there are [_] Class A Ordinary Shares and [_] Class B Ordinary Shares issued and outstanding. There were also outstanding an aggregate of [_] warrants, which includes [_] private placement warrants and [_] public warrants. Each warrant entitles the holder thereof to purchase one Class A Ordinary Share and, following the Business Combination, will entitle the holder thereof to purchase one PubCo Ordinary Share.

The following table summarizes the pro forma ownership of PubCo Ordinary Shares following the Business Combination assuming there no additional redemptions, 50% of maximum redemptions and maximum redemptions scenarios, which scenarios are defined as follows:

● Assuming Minimum Additional Redemptions (“Minimum Redemption”) — This scenario assumes that no additional Company Shares are redeemed; and

● Assuming Mid-point Redemptions (“50% Redemption”) — This scenario assumes that 50% of Company Shares which is approximately 2.33 million are redeemed for an aggregate payment of $25.29 million; and

● Assuming Maximum Redemptions (“Maximum Redemption”) — This scenario assumes the further redemption of remaining 2.34 million Company Shares at $10.85 per share, further redemption of $25.29 million and for an aggregate payment of approximately $50.58 million from the Trust Account.

	Assuming Minimum Redemption		Assuming Mid-point (50%) Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Forekast shareholders	10,500,000	56.54%	10,500,000	64.66%	10,500,000	75.50%
EVGR Sponsor	2,875,000	15.48%	2,875,000	17.70%	2,875,000	20.67%
EVGR private placement	532,500	2.87%	532,500	3.28%	532,500	3.83%
EVGR public shareholders	4,663,957	25.11%	2,331,979	14.36%	-	-
Shares outstanding	18,571,457	100.0%	16,239,479	100.0%	13,907,500	100.0%

The public shareholder redemptions are expected to be within the parameters described by the above three scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

Required Vote

The approval of the Business Combination Proposal requires the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares present in person or represented by proxy and entitled to vote thereon at the extraordinary general meeting. Votes marked “FOR” this proposal will be counted in favor of the proposal. Failure to vote by proxy or to vote in person at the extraordinary general meeting, abstentions, and broker non-votes will have no effect on the vote.

The Business Combination Proposal is conditioned upon the approval of the Reincorporation Merger Proposal, and the Nasdaq Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, and subject to the passing of the Reincorporation Merger Proposal and the Nasdaq Proposal, that EVGR’s entry into the Merger Agreement, dated as of September 5, 2024, which was subsequently amended and restated on September 18, 2024, by and among Evergreen Corporation, PubCo, Merger Sub, Forekast and FISB, a copy of which is attached to the proxy statement/prospectus as Annex A-1, and the transactions contemplated thereby, be approved, ratified, and confirmed in all respects and the plan of merger relating to the Acquisition Merger be authorized, approved and confirmed in all respects and that the merger of Evergreen Merger Sub Inc. with and into Forekast Limited, with Forekast Limited surviving the merger, be authorized, approved and confirmed in all respects.”

Recommendation of the EVGR Board

THE EVGR BOARD UNANIMOUSLY RECOMMENDS THAT THE EVGR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of EVGR’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of EVGR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, EVGR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “– Interests of EVGR’s Directors and Executive Officers in the Business Combination” above for a further discussion of these considerations.

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PROPOSAL NO. 3 – THE CHANGE OF NAME PROPOSAL

Overview

Our shareholders are being asked in connection with the transactions contemplated by the Business Combination Agreement to approve the change of PubCo’s name by its sole shareholder, to be effective upon consummation of the Business Combination, from “Evergreen Merger Corporation” to “Forekast Group”.

The Change of Name is to better reflect PubCo’s ongoing operations following the consummation of the Business Combination.

Ordinary Resolutions of Shareholders

Description of Amendment

●	Approval of the sole shareholder of PubCo passing a special resolution to change the name of PubCo from Evergreen Merger Corporation to Forekast Group

Reason for Amendments

●	In consultation with Forekast and its shareholders, the EVGR Board believes that the new name will more accurately reflect the business of Forekast and its intended and future businesses and operations. As a subsidiary of a business formed solely for the purpose of completing a business combination, the current name of Evergreen Merger Corporation has no business meaning or trade value.

Required Vote

Approval of the Change of Name Proposal requires the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding ordinary shares present in person, including by virtual attendance, or represented by proxy at the extraordinary general meeting and entitled to vote at the extraordinary general meeting. Votes marked “FOR” this proposal will be counted in favor of the proposal. Failure to vote by proxy or to vote virtually at the extraordinary general meeting, abstentions, and broker non-votes will have no effect on the vote.

This Change of Name Proposal is conditioned upon the approval of the Business Combination Proposal. If such proposals are not approved, this Change of Name Proposal will have no effect, even if approved by our shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, and subject to the passing of the Business Combination Proposal, that the passing of a special resolution by the sole shareholder of Evergreen Merger Corporation to change the name of Evergreen Merger Corporation to Forekast Group, with effect from consummation of the Business Combination, be and is hereby approved”

Recommendation of the EVGR Board

THE EVGR BOARD UNANIMOUSLY RECOMMENDS THAT THE EVGR SHAREHOLDERS VOTE “FOR” THE CHANGE OF NAME PROPOSAL.

The existence of financial and personal interests of one or more of EVGR’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of EVGR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, EVGR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of EVGR’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 4 – The M&A PROPOSAL

In connection with the Business Combination, we are asking our shareholders to approve the adoption by PubCo of the Amended and Restated Memorandum and Articles of Association, substantially in the form attached to this proxy statement as Annex B, to be effective upon the consummation of the Business Combination.

This summary is qualified by reference to the complete text of the proposed Amended and Restated Memorandum and Articles of Association, substantially in the form attached to this proxy/registration statement as Annex B. All shareholders are encouraged to read the proposed Amended and Restated Memorandum and Articles of Association, in their entirety for a more complete description of their terms.

Reasons for Proposal

The parties’ reasons for proposing that the shareholder of PubCo pass a special resolution to adopt the Amended and Restated Memorandum and Articles of PubCo with effect from the Business Combination is generally to align PubCo’s governing provisions with PubCo’s expected status as an operating Nasdaq listed company.

Required Vote

Approval of the M&A Proposal requires the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding ordinary shares present in person, including by virtual attendance, or represented by proxy at the extraordinary general meeting and entitled to vote at the extraordinary general meeting. Votes marked “FOR” this proposal will be counted in favor of the proposal. Failure to vote by proxy or to vote virtually at the extraordinary general meeting, abstentions, and broker non-votes will have no effect on the vote.

This M&A Proposal is conditioned upon the approval of the Business Combination Proposal. If such proposals are not approved, this M&A Proposal will have no effect, even if approved by our shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, and subject to the passing of the Business Combination Proposal, that the passing of a special resolution by the sole shareholder of Evergreen Merger Corporation to adopt the Amended and Restated Memorandum and Articles of Association, with effect from the consummation of the Business Combination, be and is hereby approved.”

Recommendation of the EVGR Board

THE EVGR BOARD UNANIMOUSLY RECOMMENDS THAT THE EVGR SHAREHOLDERS VOTE “FOR” THE M&A PROPOSAL.

The existence of financial and personal interests of one or more of EVGR’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of EVGR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, EVGR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of EVGR’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 5 - THE NASDAQ PROPOSAL

Background and Overview

Under the terms of the Merger Agreement, PubCo is required to issue 10,500,000 PubCo Ordinary Shares as consideration for the Business Combination. These PubCo Ordinary Shares represent more than 20% of its issued and outstanding ordinary shares. Because of the issuance of an excess of 20% of the issued and outstanding Ordinary Shares, we are required to obtain shareholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) such securities have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares); or (B) the number of ordinary shares to be issued is or will be equal to or in excess of 20% of the number of ordinary shares outstanding before the issuance of the shares or securities.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Nasdaq Listing Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the ordinary shares (or securities convertible into or exercisable for ordinary shares) or voting power of an issuer could constitute a change of control. Forekast is expected to receive the right to direct delivery of more than 20% of the issued and outstanding Ordinary Shares as part of the share consideration issued in the Business Combination.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares) at a price that is less than the greater of book or market value of the shares if the number of ordinary shares to be issued is or may be equal to 20% or more of the ordinary shares, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Shareholders

If the Nasdaq Proposal is approved, PubCo would issue shares representing more than 20% of its outstanding ordinary shares in connection with the Business Combination. The issuance of such shares would result in significant dilution to EVGR’s current shareholders and would afford such shareholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of EVGR.

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, EVGR would be in violation of Nasdaq Listing Rule 5635(a) and (b) and potentially Nasdaq Listing Rule 5635(d), which could result in the delisting of our securities from Nasdaq. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage for the post-transaction company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of Forekast and its subsidiaries to close the Business Combination that Ordinary Shares remain listed on Nasdaq. As a result, if the Nasdaq Proposal is not approved, the Business Combination may not be consummated.

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Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of a simple majority the votes cast by the holders of the issued and outstanding Ordinary Shares represented in person, including by virtual attendance, or represented by proxy at the extraordinary general meeting of EVGR shareholders and entitled to vote thereon. Votes marked “FOR” this proposal will be counted in favor of the proposal. Failure to vote by proxy or to vote in person at the extraordinary general meeting, abstentions, and broker non-votes will have no effect on the vote.

This Nasdaq Proposal is conditioned upon the approval of the Business Combination Proposal. If such proposal is not approved, this Nasdaq Proposal will have no effect, even if approved by our shareholders.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that subject to the passing of the Business Combination Proposal, for the purposes of complying with the applicable provisions of the Nasdaq Listing Rule 5635, the issuance of PubCo Ordinary Shares pursuant to the Merger Agreement be approved in all respects.”

Recommendation of the EVGR Board

THE EVGR BOARD UNANIMOUSLY RECOMMENDS THAT THE EVGR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

The existence of financial and personal interests of one or more of EVGR’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of EVGR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, EVGR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of EVGR’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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PROPOSAL NO. 6

THE DIRECTOR ELECTION PROPOSAL

Overview

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of five directors, one of whom will be designated by EVGR. The EVGR’s Board has recommended Muzahid Shah Bin Abdul Rahman, Izmet Iskandar Bin Mohd Ramli, Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad, and Chin Wei Jen to serve on PubCo’s board of directors effective as of the closing of the Business Combination.

At the extraordinary general meeting, EVGR’s shareholders are being asked to approve the appointment of [_] as Class I director serving until PubCo’s 2025 annual meeting of shareholders; [_] and [_] as Class II directors serving until PubCo’s 2026 annual meeting of shareholders; and [_] and [_] as Class III directors serving until PubCo’s 2027 annual meeting of shareholders with effect from Closing; and in each case, until their successors are duly elected and qualified, or until their earlier resignation, removal or death. See “PubCo’s Directors and Executive Officers of the PubCo After the Business Combination” of this proxy statement/prospectus for more information.

If the Business Combination is consummated, each of the existing directors of EVGR will resign from the EVGR Board upon the closing of the Business Combination.

Full Text of the Resolution to be Approved

“RESOLVED, as an ordinary resolution, and subject to the passing of the Business Combination Proposal, that the appointment of [_] as Class I director serving until PubCo’s 2025 annual meeting of shareholders; [_] and [_] as Class II directors serving until PubCo’s 2026 annual meeting of shareholders; and [_] and [_] as Class III directors serving until PubCo’s 2027 annual meeting of shareholders; and in each case, effective as of the closing of the Business Combination, in accordance with the Merger Agreement, be and is hereby approved.”

Required Vote

The appointment of each director nominee requires an ordinary resolution under Cayman Islands law, being the affirmative vote (in person or by proxy) of holders of a majority of the issued and outstanding Ordinary Shares present and entitled to vote thereon and who vote at the extraordinary general meeting or any adjournment thereof. The Director Election Proposal is dependent upon the approval and completion of the Business Combination. If the Business Combination is not approved or completed, this proposal will have no effect even if approved by our shareholders.

Recommendation of EVGR’s Board of Directors

EVGR’s board of directors recommends a vote “FOR” the appointment of each of the director nominees in the Director Election Proposal.

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PROPOSAL NO. 7 – THE ADJOURNMENT PROPOSAL

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal, the Director Election Proposal or otherwise in connection with, the approval of the Merger Agreement and the transactions contemplated thereby, the EVGR Board may adjourn the extraordinary general meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will EVGR seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after January 11, 2025 (unless otherwise extended in accordance with EVGR’s Existing M&A).

Consequences if Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our shareholders, our Board may not be able to adjourn the extraordinary general meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reincorporation Merger Proposal, the Business Combination Proposal, the Charter Amendment Proposals, the Nasdaq Proposal or the Director Election Proposal.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of a simple majority of the votes cast by the holders of the issued and outstanding Ordinary Shares as of the Record Date represented in person, including by virtual attendance, or represented by proxy at the extraordinary general meeting of EVGR shareholders and entitled to vote thereon. Votes marked “FOR” this proposal will be counted in favor of the proposal. Failure to vote by proxy or to vote in person at the extraordinary general meeting, abstentions, and broker non-votes will have no effect on the vote.

Approval of the Adjournment Proposal is not conditioned upon the approval of any of the other proposals.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Adjournment Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting to be approved.”

Recommendation of the EVGR Board

THE EVGR BOARD UNANIMOUSLY RECOMMENDS THAT THE EVGR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of EVGR’s directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of EVGR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, EVGR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Interests of EVGR’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders (defined below) of Public Shares, (ii) of the Reincorporation Merger to U.S. Holders of Public Shares (excluding any redeemed shares) and EVGR Warrants (collectively, the “EVGR securities”), and (iii) of the subsequent ownership and disposition of PubCo Ordinary Shares and PubCo Warrants (collectively, the “PubCo securities”) received in the Business Combination by U.S. Holders. This discussion applies only to EVGR securities or PubCo securities that is held as a capital asset within the meaning of Section 1221 of the Code, and does not address all of the U.S. federal income tax consequences that may be relevant to a U.S. Holder or a Non-U.S. Holder in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income or alternative minimum tax consequences, or to such holders of EVGR securities or PubCo securities that are subject to special treatment under the Code, such as:

●	financial institutions or financial services entities;

●	brokers or dealers in securities or currencies;

●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	real estate investment trusts and regulated investment companies;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5% or more of EVGR securities or PubCo securities;

●	persons that acquired EVGR securities or PubCo securities pursuant to an exercise of employee share options in connection with employee share incentive plans or otherwise as compensation;

●	individual retirement and other deferred accounts;

●	persons that hold EVGR securities or PubCo securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

●	U.S. Holders whose functional currency is not the U.S. dollar;

●	controlled foreign corporations;

●	the Sponsor, EVGR’s officers or directors, or other holders of Private Placement Units, Private Shares, or Private Units; or

●	passive foreign investment companies.

US Federal Income Tax Consequences to U.S. Holders of Forekast Shares Excluded

Forekast does not have any U.S. holders. Given that Forekast is a non-U.S. entity with no U.S. holders, Forekast does not foresee any material U.S. federal income tax consequences of the Business Combination to its pre-merger shareholders. Accordingly, Forekast has excluded discussions on the “U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Forekast shares.” Such discussions are irrelevant to Forekast, as Forekast’s investors are not subject to U.S. federal income taxes.

For purposes of this “— Material U.S. Federal Income Tax Considerations,” a “U.S. Holder” is a beneficial owner of EVGR securities or PubCo securities who or which is any of the following for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, including any entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (a) a U.S. court can exercise primary supervision over its administration and one or more

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U.S. persons have the authority to control all of its substantial decisions, or (b) it has in effect a valid election under applicable U.S. treasury regulations to be treated as a U.S. person.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of EVGR securities or PubCo securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold EVGR securities or PubCo securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of EVGR securities or PubCo securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

This discussion is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all of which as in effect as of the date of this proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF EVGR SECURITIES AND PUBCO SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF EVGR SECURITIES OR PUBCO SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Considerations of Exercising Redemption Rights

Generally

Subject to the PFIC rules discussed below, in the event that a U.S. Holder elects to redeem its Public Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Public Shares under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the Public Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Public Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Public Shares redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the Public Shares may suspend the running of the applicable holding period for this purpose. Long term capital gain realized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Taxation of Redemption Treated as a Sale

Whether redemption of Public Shares qualifies for sale treatment will depend largely on the total number of shares of Public Shares treated as held by such U.S. Holder. The redemption of Public Shares generally will be treated as a sale or exchange of Public Shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only Public Shares actually owned by such U.S. Holder, but also Public Shares that is constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to Public Shares owned directly, Public Shares owned by related individuals and entities in which such U.S. Holder has an interest, or which have an interest in such U.S. Holder, as well as any Public Shares such U.S. Holder has a right to acquire by exercise of an option, which would generally include Public Shares that could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of issued and outstanding Public Shares actually and constructively owned by a U.S. Holder immediately following the redemption of Public Shares must, among other requirements, be less than 80% of the percentage of issued and outstanding voting Public Shares actually and constructively owned by such U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of Public Shares actually and constructively owned by such U.S. Holder is redeemed or (ii) all of Public Shares actually owned by such U.S. Holder is redeemed and such U.S. Holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares of Public Shares owned by family members and such U.S. Holder does not constructively own any other shares of Public Shares. The redemption of Public Shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a “meaningful reduction” in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

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Taxation of Redemption Treated as a Distribution

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution to the U.S. Holder. Such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Public Shares. Any remaining excess distribution will be treated as gain from the sale or exchange of Public Shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to Public Shares described in this proxy statement/prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. U.S. Holders who hold different blocks of Public Shares (generally, Public Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Because the Reincorporation Merger will occur prior to the redemption of U.S. Holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights, will be subject to the potential tax consequences of Section 367(a) of the Code and the tax rules relating to PFICs as a result of the Reincorporation Merger (as discussed further below).

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their Public Shares pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders

The following discussion, “— U.S. Federal Income Tax Consequences of the Reincorporation Merger to U.S. Holders,” constitutes the opinion of Loeb & Loeb, counsel to EVGR, as to the material U.S. federal income tax consequences of the Reincorporation Merger to U.S. Holders of EVGR securities, subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in such opinion and otherwise herein.

The U.S. federal income tax consequences of the Business Combination to U.S. Holders will depend on whether the Reincorporation Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code. The provisions of the Code that govern reorganizations are complex and are based on typical transaction structures effected under U.S. law. Due to the absence of direct guidance on the application of Section 368 to a reincorporation of a corporation holding only investment-type assets such as EVGR, the qualification of the Reincorporation Merger as a reorganization is not entirely clear. Accordingly, Loeb & Loeb is unable to provide a “will” opinion regarding the qualification of the Reincorporation Merger as a “reorganization” within the meaning of Section 368 of the Code, and is instead providing a “should” opinion. U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Reincorporation Merger qualifies as a “reorganization,” and that none of EVGR or PubCo has requested nor intends to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

Although U.S. persons generally do not recognize gain or loss on the receipt of stock pursuant to a “reorganization” under Section 368 of the Code, Section 367(a) of the Code, and Treasury Regulations promulgated thereunder, require 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations to recognize gain (but not loss) with respect to certain cross-border reorganizations. However, Section 367(a) should not apply to the Reincorporation Merger in a manner that causes gain recognition to 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations, unless the exchange of EVGR securities for PubCo securities is considered to be an indirect stock transfer under the applicable Treasury Regulations. For this purpose, an indirect stock transfer may occur if PubCo transfers the assets it acquires from EVGR pursuant to the Reincorporation Merger to certain subsidiary corporations in connection with the Business Combination. There are significant factual and legal uncertainties concerning the determination of whether the requirements of Section 367(a) will be satisfied which are not discussed herein. The rules under Section 367(a) of the Code and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Business Combination to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations). In addition, U.S. Holders may be subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status.” Accordingly, no assurance can be given as to whether an indirect stock transfer will occur in connection with the Business Combination or that U.S. Holders will not recognize gain, if any, as a result of the exchange of EVGR securities for PubCo securities.

Because the Reincorporation Merger will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Reincorporation Merger. All holders considering exercising redemption rights with respect to their Public Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Reincorporation Merger and exercise of redemption rights.

If the Reincorporation Merger Qualifies as a Reorganization

Subject to the PFIC rules discussed below, the Reincorporation Merger should qualify as a “reorganization” under the provisions of Section 368 of the Code, and provided that it is not treated as an indirect stock transfer, a U.S. Holder that exchanges its EVGR securities pursuant to the Reincorporation Merger should not recognize gain or loss on the exchange of EVGR securities for PubCo securities. The aggregate adjusted tax basis of a U.S. Holder in the PubCo securities received as a result of the Reincorporation Merger should equal the aggregate adjusted tax basis of the EVGR securities surrendered in the exchange. A U.S. Holder’s holding period for the PubCo securities received in the exchange should include the holding period for the EVGR securities surrendered in the exchange. If Section 367(a) of the Code applies to the Reincorporation Merger, as described above, a 5 Percent Holder who does not enter into a GRA under applicable Treasury Regulations, may be required to recognize gain (but not loss) as a result of the Reincorporation Merger.

Because the Reincorporation Merger will occur immediately prior to the redemption of holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Reincorporation Merger.

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If the Reincorporation Merger Does Not Qualify as a Reorganization

If the Reincorporation Merger fails to qualify as a “reorganization” within the meaning of Section 368 of the Code, and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its EVGR securities for PubCo securities in the Reincorporation Merger will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo securities received and (ii) the U.S. Holder’s adjusted tax basis in the EVGR securities exchanged therefor. A U.S. Holder’s aggregate tax basis in the PubCo securities received will be the fair market value of those securities on the date the U.S. Holder receives them. The U.S. Holder’s holding period for the PubCo securities received pursuant to the Reincorporation Merger will begin on the day after the date the U.S. Holder receives such PubCo securities.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the EVGR securities exceeds one year at the time of the Reincorporation Merger. Long-term capital gains of non-corporate U.S. Holders currently are subject to reduced rates of U.S. federal income taxation. However, it is unclear whether the redemption rights with respect to the Public Shares may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

Notwithstanding the foregoing, if the Reincorporation Merger fails to qualify as a “reorganization” under the provisions of Section 368 of the Code and EVGR has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of EVGR securities has not made certain elections with respect to its EVGR securities), such U.S. Holder would be subject to tax under the PFIC rules on any gain on the exchange of its EVGR securities for the consideration under the Business Combination, as discussed below, “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status.”

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of EVGR securities for PubCo securities pursuant to the Business Combination, the qualification of the Reincorporation Merger as a reorganization, and the potential application of Section 367(a) to the Reincorporation Merger.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if EVGR, or, after the Business Combination, PubCo, or any of their subsidiaries is treated as a PFIC for any taxable year during which the U.S. Holder holds Public Shares, or, after the Business Combination, PubCo Ordinary Shares. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income, or (b) if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, EVGR has not provided assurance that it was not a PFIC for its 2023 taxable year or for any prior year. If (a) EVGR has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of EVGR securities has not made certain elections with respect to its EVGR securities), and (b) PubCo is not a PFIC in the taxable year of the Business Combination and the Reincorporation Merger does not qualify as a “reorganization” under Section 368 of the Code, such U.S. Holder would likely recognize gain (but not loss if the Reincorporation Merger qualifies as a “reorganization”) upon the exchange of EVGR securities for PubCo securities pursuant to the Reincorporation Merger. The gain (or loss) would be computed as described above under “— If the Reincorporation Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. Holder on the exchange of EVGR securities for PubCo securities would be allocated ratably over the U.S. Holder’s holding period for the EVGR securities. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which EVGR was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. Holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that EVGR became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

Likewise, whether PubCo or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of PubCo Ordinary Shares and how, and how quickly, PubCo uses liquid assets and cash obtained in the Business Combination may influence whether PubCo or any of its subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether PubCo or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that PubCo or any of its subsidiaries will not be treated as a PFIC for any taxable year.

If EVGR, or, after the Business Combination, PubCo were determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Public Shares or PubCo securities, and the U.S. Holder did not make a timely and effective “qualified electing fund” election (a “QEF election”) for EVGR or PubCo’s first table year as a PFIC in which the U.S. Holder held (or was deemed to hold) Public Shares or PubCo Ordinary Shares or a “mark-to-market” election, such U.S. Holder generally will be subject to special rules with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of Public Shares (including a redemption treated as a sale or exchange); and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Public Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated rateably over the U.S. Holder’s holding period for Public Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of EVGR or PubCo’s first taxable year in which EVGR or PubCo is a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

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Although a determination as to EVGR’s, or after the Business Combination, PubCo’s PFIC status will be made annually, an initial determination that EVGR, or, after the Business Combination, PubCo is a PFIC will generally apply for subsequent years to a U.S. Holder who held Public Shares, or, after the Business Combination, PubCo Ordinary Shares while EVGR or PubCo was a PFIC, whether or not EVGR or PubCo meet the test for PFIC status in those subsequent years.

In general, if EVGR or PubCo is determined to be a PFIC, a U.S. holder may avoid the adverse PFIC tax consequences described above in respect of Public Shares or PubCo Ordinary Shares (but not EVGR Warrants or PubCo Warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of EVGR’s or PubCo’s (and any lower-tier PFICs’) net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. holder in which or with which EVGR’s or PubCo’s taxable year ends and each subsequent taxable year. A U.S. holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. holder has made a QEF election with respect to its Public Shares or PubCo Ordinary Shares (and any lower-tier PFICs), and the excess distribution rules discussed above do not apply to such shares (because a timely QEF election for PubCo (and each lower-tier PFIC) was made in its first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint was made pursuant to a purging election, such as the deemed sale election as described above), any gain recognized on the sale of Public Shares or PubCo Ordinary Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. U.S. holders should consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances. As discussed above, if EVGR or PubCo is a PFIC for any taxable year, a U.S. holder of Public Shares or PubCo Ordinary Shares that has made a QEF election will be currently taxed on its pro rata share of EVGR’s or PubCo’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally may not be treated as dividends when distributed to such U.S. holder. The tax basis of a U.S. holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if PubCo is not a PFIC for any taxable year, such U.S. holder will not be subject to the QEF inclusion regime with respect to PubCo Ordinary Shares for such a taxable year.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. In order to make a QEF election, a U.S. holder must receive a PFIC Annual Information Statement from PubCo (or the lower-tier PFIC, if applicable), which includes information about PubCo’s (or the lower-tier PFIC’s) ordinary earnings and net capital gain.

Within 120 days after the end of each of PubCo’s taxable years for which it reasonably believes that it may be a PFIC, PubCo will determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and make those statuses available to its shareholders. If PubCo determines that it was, or could reasonably be deemed to have been, a PFIC for any taxable year, PubCo shall use commercially reasonable efforts to provide, and cause its non-U.S. subsidiaries that are PFICs, to provide, U.S. holders upon request of such information with tax information necessary to enable a U.S. holder to make a QEF election with respect to PubCo and its non-U.S. subsidiaries, including a PFIC Annual Information Statement. PubCo’s obligation to determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and PubCo’s obligation to provide tax information, will last until the later of (x) two (2) years after the end of PubCo’s current taxable year, or (y) such time as PubCo has reasonably determined that it is not a PFIC for three (3) consecutive taxable years. After such period, PubCo currently intends to continue to determine its PFIC status and the PFIC status of each of its subsidiaries, and to provide the necessary information described above (including a PFIC Annual Information Statement) but there can be assurance that PubCo will in fact make those determinations or provide the necessary information.

A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Public Shares, or, after the Business Combination, PubCo Ordinary Shares and for which EVGR, or after the Business Combination, PubCo is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Public Shares, or, after the Business Combination, PubCo Ordinary Shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that EVGR or Pubco is treated as a PFIC the excess, if any, of the fair market value of its Public Shares, or, after the Business Combination, PubCo Ordinary Shares at the end of its taxable year over the adjusted basis in its Public Shares, or, after the Business Combination, PubCo Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Public Shares, or, after the Business Combination, PubCo Ordinary Shares over the fair market value of its Public Shares, or, after the Business Combination, PubCo Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously recognized income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Public Shares, or, after the Business Combination, PubCo Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Public Shares, or, after the Business Combination, PubCo Ordinary Shares in a taxable year in which EVGR or PubCo is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Public Shares, or, after the Business Combination, PubCo Ordinary Shares and for which EVGR or PubCo is treated as a PFIC. Currently, a mark-to-market election may not be made with respect to EVGR Warrants or PubCo Warrants.

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The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which Public Shares are listed, or, after the Business Combination, PubCo intends to list the PubCo Ordinary Shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minims quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard with respect to the Public Shares, or, after the Business Combination, PubCo Ordinary Shares. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of Public Shares, or, after the Business Combination, PubCo Ordinary Shares under their particular circumstances.

If EVGR, or, after the Business Combination, PubCo is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if EVGR, or, after the Business Combination, PubCo were to receive a distribution from, or dispose of all or part of EVGR’s, or, after the Business Combination, PubCo’s interest in, the lower-tier PFIC (even though such U.S. Holder would not receive the proceeds of those distributions or dispositions) or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide any such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Public Shares, or, after the Business Combination, PubCo Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to Public Shares, or, after the Business Combination, PubCo Ordinary Shares under their particular circumstances.

U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities

The following discussion is a summary of U.S. federal income tax consequences of the ownership and disposition of PubCo securities to U.S. Holders who receive such PubCo securities pursuant to the Business Combination.

Distributions on PubCo Ordinary Shares

Subject to the PFIC rules discussed above “— Passive Foreign Investment Company Status,” the gross amount of any distribution on PubCo Ordinary Shares that is made out of PubCo’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code.

Dividends received by non-corporate U.S. Holders, including individuals, from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that shares listed on the NASDAQ (on which PubCo intends to apply to list the PubCo Ordinary Shares) will be considered readily tradable on an established securities market in the United States. Even if the PubCo Ordinary Shares are listed on NASDAQ, there can be no assurance that the PubCo Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of PubCo’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, PubCo will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion above under “— Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by PubCo, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

To the extent that the amount of any distribution made by PubCo on the PubCo Ordinary Shares exceeds PubCo’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s PubCo Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities.” However, PubCo may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions PubCo makes as dividends.

Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities

Subject to the discussion above under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of PubCo Ordinary Shares and PubCo Warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such PubCo Ordinary Shares or PubCo Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of PubCo Ordinary Shares or PubCo Warrants will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the PubCo Ordinary Shares or PubCo Warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains recognized by non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of PubCo Ordinary Shares or PubCo Warrants will generally be treated as U.S. source gain or loss.

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Exercise or Lapse of a PubCo Warrant

Except as discussed below with respect to the cashless exercise of a PubCo Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of PubCo Ordinary Shares on the exercise of a PubCo Warrant for cash. A U.S. Holder’s tax basis in a share of PubCo Ordinary Shares received upon exercise of the PubCo Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the PubCo Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a share of PubCo Ordinary Shares received upon exercise of the PubCo Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrants and will not include the period during which the U.S. Holder held the PubCo Warrants. If a PubCo Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the PubCo Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the PubCo Ordinary Shares received would equal the holder’s basis in the PubCo Warrant exercised therefor. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the PubCo Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the PubCo Ordinary Shares would include the holding period of the PubCo Warrant exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised PubCo Warrants treated as surrendered to pay the exercise price of the PubCo Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the PubCo Ordinary Shares that would have been received with respect to the surrendered warrants in a regular exercise of the PubCo Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the PubCo Ordinary Shares received would equal the U.S. Holder’s tax basis in the PubCo Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the PubCo Ordinary Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of PubCo Warrants.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of PubCo Ordinary Shares (including constructive dividends), and the proceeds received on the disposition of PubCo Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Information reporting requirements will also apply to redemptions from U.S. Holders of Public Shares. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to PubCo Ordinary Shares, subject to certain exceptions (including an exception for PubCo Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold PubCo Ordinary Shares. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of PubCo Ordinary Shares.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

111

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical unaudited combined and condensed consolidated balance sheet of Forekast as of September 30, 2024, with the historical unaudited balance sheet of Evergreen Corporation (the Company) as of August 31, 2024, giving pro forma effect to the Business Combination as if it had occurred as of September 30, 2024.

The following unaudited pro forma condensed statement of operations combined the historical unaudited combined and condensed consolidated statements of operations of Forekast for the nine months ended September 30, 2024 and the historical unaudited statement of operations of the Company for the nine months ended August 31, 2024 on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2023, the beginning of the earliest period presented.

The following unaudited pro forma condensed statement of operations combined the historical audited combined and consolidated statements of operations of Forekast for the year ended December 31, 2023 and the historical audited statement of operations of the Company for the year ended November 30, 2023 on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2023, the beginning of the earliest period presented.

Forekast’s year end is December 31, whereas the Company’s year end is November 30. Under Regulation S-X Article 11, if the other entity’s year end differs by 93 days or less from the registrant’s year end, the registrant combines its income statements and that of the other entity using their respective fiscal years. Since the difference of year end of Forecast and the Company is within 93 days, the pro forma condensed statements of operations combined the historical audited statements of operations of Forekast as of December 31, 2023 and the historical audited statement of operations of the Company as of November 30, 2023.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of the Company as of and for the year ended November 30, 2023 and the historical unaudited financial statements for the nine months ended August 31, 2024 prepared on a U.S. GAAP framework and the related notes thereto, included elsewhere in this proxy statement/prospectus;

●	the historical audited financial statements of Forekast as of and for the year ended December 31, 2023 and the historical unaudited financial statements for the nine months ended September 30, 2024, prepared on the IFRS framework and the related notes thereto, included elsewhere in this proxy statement/prospectus;

●

the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Forekast” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Evergreen,” and other financial information relating to the Company and Forekast included elsewhere or incorporated by reference in this proxy statement/prospectus, including the Merger Agreement.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the combined entity’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The combined entity believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

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Description of the Business Combination

On September 5, 2024, Evergreen Corporation (“EVGR” or the “Company”) entered into the Merger Agreement, which was subsequently amended and restated on September 18, 2024, by and among EVGR, Evergreen Merger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of EVGR (“PubCo”), Evergreen Merger Sub Inc. (“Merger Sub”), a company limited by shares registered in the British Virgin Islands and a wholly-owned subsidiary of PubCo, Forekast Limited, a company limited by shares registered in the British Virgin Islands (“Forekast”), and Forekast International Sdn. Bhd., a company organized under the laws of Malaysia and a wholly owned subsidiary of Forekast (“FISB”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) EVGR will reincorporate in the Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Forekast, resulting in Forekast being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”). In connection with the consummation of the Business Combination, EVGR will be renamed “Forekast Group.”

The aggregate consideration for the Acquisition Merger is $105,000,000, payable in the form of 10,500,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”), valued at $10.00 per share, to Forekast and its shareholders in accordance with the terms of the Merger Agreement. At the closing of the Acquisition Merger, the issued and outstanding shares in Forekast held by the former Forekast shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares.

Accounting for the Business Combination

The Business Combination will be accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes, and Forekast will be the accounting “acquirer”. This determination was primarily based on the assumption that:

●	Forekast shareholders will hold the majority of the voting power post Business Combination;

●	Effective upon the Business Combination, the post-combination board will consist of five (5) directors, including 3 independent directors, only one independent director will be designated by the Company, the rest of the independent directors will be designated by Forekast;

●	Forekast’s operation will substantially comprise the ongoing operations after the Business Combination

●	Forekast is the larger entity in terms of substantive operations; and

●	Forekast’s senior management will comprise the senior management after the Business Combination

For illustrative purposes, the unaudited pro forma condensed combined financial information has been prepared assuming three alternative levels of additional redemptions of the Company’s common stock:

● Assuming Minimum Additional Redemptions (“Minimum Redemption”) — This scenario assumes that no additional Company Shares are redeemed; and

● Assuming Mid-point Redemptions (“50% Redemption”) — This scenario assumes that 50% of Company Shares which is approximately 2.33 million are redeemed for an aggregate payment of $27.26 million; and

● Assuming Maximum Redemptions (“Maximum Redemption”) — This scenario assumes the further redemption of remaining 2.34 million Company Shares at $11.69 per share, further redemption of $27.26 million and for an aggregate payment of approximately $54.52 million from the Trust Account.

The following summarizes the proforma common stock outstanding under three scenarios:

	Assuming Minimum Redemption		Assuming Mid-point (50%) Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Forekast shareholders	10,500,000	56.54%	10,500,000	64.66%	10,500,000	75.50%
EVGR Sponsor	2,875,000	15.48%	2,875,000	17.70%	2,875,000	20.67%
EVGR private placement	532,500	2.87%	532,500	3.28%	532,500	3.83%
EVGR public shareholders	4,663,957	25.11%	2,331,979	14.36%	-	-
Shares outstanding	18,571,457	100.0%	16,239,479	100.0%	13,907,500	100.0%

The public shareholder redemptions are expected to be within the parameters described by the above three scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

113

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

(in USD thousands)

				IFRS	Pro Forma		Pro Forma	Pro Forma		Pro Forma	Pro Forma		Pro Forma
				Conversion	Adjustments		Combined	Adjustments		Combined	Adjustments		Combined
				and	Assuming		Assuming	Assuming		Assuming	Assuming		Assuming
	Forekast	Evergreen		Presentation	Minimum		Minimum	50%		50%	Maximum		Maximum
	(Historical)	(Historical)		Alignment	Redemption		Redemption	Redemption		Redemption	Redemption		Redemption
ASSETS											`
Current assets:
Cash and cash equivalents	$610	$51		$-	54,519	A	$44,912	(27,259	)G	17,653	(27,260	)H	(9,607)
					(4,025	)B
					(6,243	)I

Prepaid expenses	97	16		-	-		113	-		113	-		113
Restricted cash	830	-		-	-		830	-		830	-		830
Trade and other receivables	2,188	-		-	-		2,188	-		2,188	-		2,188
Amount owing by shareholders	10	-		-			10	-		10	-		10
Current tax assets	152	-		-	-		152	-		152	-		152
Fixed deposit with financial institutions	774	-		-	-		774	-		774	-		774
Total current assets	4,661	67		-	44,251		48,979	(27,259)		21,720	(27,260)		(5,540)

Non-current assets:
Property, plant and equipment	70	-		-	-		70	-		70	-		70
Right of use assets	74	-		-	-		74	-		74	-		74
Cash and marketable securities held in Trust Account	-	54,519	A	-	(54,519	)A	-	-		-	-		-
Total non-current assets	144	54,519		-	(54,519)		144	-		144	-		144
TOTAL ASSETS	4,805	54,586		-	(10,268)		49,123	(27,259)		21,864	(27,260)		(5,396)

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	825	630		-	-		1,455	-		1,455	-		1,455
Extension loan	-	4,060		-	-		4,060	-		4,060	-		4,060
Working capital loan	-	991		-	-		991	-		991	-		991
Client’s funds held in trust	830	-		-	-		830	-		830	-		830
Lease liabilities	30	-		-	-		30	-		30	-		30
Current tax liability	85	-		-	-		85	-		85	-		85
Total current liabilities	1,770	5,681		-	-		7,451	-		7,451	-		7,451

Non-current liabilities:
Lease liabilities	52	-		-	-		52	-		52	-		52
Deferred underwriting fee payable	-	4,025		-	(4,025	)B	-	-		-	-		-
Common stock subject to possible redemption	-	-		54,519	(54,519	)C	-	-			-		-
Total non-current liabilities	52	4,025		54,519	(58,544)		52	-		52	-		52
Total liabilities	1,822	9,706		54,519	(58,544)		7,503	-		7,503	-		7,503

COMMITMENTS AND CONTINGENCIES

Temporary equity:
Class A Ordinary Shares subject to possible redemption	-	54,519	A	(54,519)	-		-	-		-	-		-
	-	-		-	-		-	-		-	-
	-	-		-	-		-	-		-	-		-
Stockholders’ equity (deficit):	-	-		-	-		-	-		-	-		-
Forekast share capital	10	-		-	-		10	-		10	-		10

Class A Ordinary Shares	-	-		-	1	D	1	-	G	1	-	H	1
					-	C	-	-		-	-		-
					-	E	-	-		-	-		-

Class B Ordinary Share	-	-		-	-	E	-	-		-	-		-
													-
Additional paid-in capital	-	-		-	54,519	C	38,940	(27,259	)G	11,681	(27,260	)H	(15,579)
	-	-		-	(1	)D	-	-		-	-		-
	-	-		-	(9,639	)F	-	-		-	-		-
	-	-		-	(5,939	)I	-	-		-	-		-

Retained earnings/(Accumulated deficit)	673	(9,639)		-	9,639	F	369	-		369	-		369
					(304	)I
Translation reserve	224	-		-	-		224	-		224	-		224
Merger reserve	2,076	-		-	-		2,076	-		2,076	-		2,076
Total shareholders’ equity (deficit)	2,983	(9,639)		-	48,276		41,620	(27,259)		14,361	(27,260)		(12,899)
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	4,805	54,586		-	(10,268)		49,123	(27,259)		21,864	(27,260)		(5,396)

See the accompanying notes to the Unaudited Proforma Condensed Combined Financial Statements.

114

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(in USD thousands, except share and per share data)

			Pro Forma		Pro Forma
			Adjustments		Combined
			Assuming		Assuming
			Minimum, Mid-point		Minimum Mid-point
	Forekast	Evergreen	(50%) and Maximum		(50%) and Maximum
	(Historical)	(Historical)	Redemption		Redemption

Revenues	$11,683	$-	$-		$11,683
Cost of revenue	(10,662)	-	-		(10,662)
Gross profit	1,021	-	-		1,021

Operating costs and expenses:
General and administrative expenses	(405)	(602)	(6,243)	AA	(7,250)
Total operating costs and expenses	(405)	(602)	(6,243)		(7,250)
Income (Loss) from operations	616	(602)	(6,243)		(6,229)

Other income (expense):
Other income (expense), net	(213)	-	-		(213)
Finance cost	(7)	-	-		(7)
Interest earned on marketable securities held in trust account	-	2,814	(2,814)	BB	-
Total other income (expense)	(220)	2,814	(2,814)		(220)
Net income (loss) before income tax provision	396	2,212	(9,057)		(6,449)
Income tax provision	(157)	-	-		(157)
Net income (loss)	239	2,212	(9,057)		(6,606)

AA	Transaction costs
BB	Elimination of interest earned in the trust

			Assuming	Assuming	Assuming
	Forekast	Evergreen	Minimum	Mid-point (50%)	Maximum
	(Historical)	(Historical)	Redemption	Redemption	Redemption
Weighted average shares outstanding - Ordinary Share	10,000	-	-		-
Basic and diluted net loss per share - Ordinary Share	23.94	-	-		-
Weighted average shares outstanding - Class A and Class B ordinary share subject to redemption	-	6,835,324	18,571,457	16,239,479	13,907,500
Basic and diluted net income per share - Class A and Class B ordinary shares subject to redemption	-	0.23	(0.36)	(0.41)	(0.47)
Weighted average shares outstanding - Class A and Class B non-redeemable ordinary shares	-	2,875,000	-	-	-
Basic and diluted net income per share - Class A and Class B non-redeemable ordinary shares	-	0.23	-	-	-

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in USD thousands, except share and per share data)

			Pro Forma		Pro Forma
			Adjustments		Combined
			Assuming		Assuming
			Minimum Mid-point		Minimum, Mid-point
	Forekast	Evergreen	(50%) and Maximum		(50%) and Maximum
	(Historical)	(Historical)	Redemption		Redemption

Revenues	$15,929	$-	$-		$15,929
Cost of revenue	(14,275)	-	-		(14,275)
Gross profit	1,654	-	-		1,654

Operating costs and expenses:
General and administrative expenses	(490)	(1,343)	(6,970)	AA	(8,803)
Total operating costs and expenses	(490)	(1,343)	(6,970)		(8,803)
Income (Loss) from operations	1,164	(1,343)	(6,970)		(7,149)

Other income (expense):
Other income (expense)	18	-	-		18
Finance cost	(7)	-	-		(7)
Interest earned on marketable securities held in trust account	-	5,017	(5,017)	BB	-
Total other income (expense)	11	5,017	(5,017)		11
Net income (loss) before income tax provision	1,175	3,674	(11,987)		(7,138)
Income tax provision	(289)	-	-		(289)
Net income (loss)	886	3,674	(11,987)		(7,427)

AA	Transaction costs
BB	Elimination of interest earned in the trust

			Assuming	Assuming	Assuming
	Forekast	Evergreen	Minimum	Mid-point (50%)	Maximum
	(Historical)	(Historical)	Redemption	Redemption	Redemption
Weighted average shares outstanding - Ordinary Share	10,000	-	-	-	-
Basic and diluted net loss per share - Ordinary Share	88.66	-	-	-	-
Weighted average shares outstanding - Class A and Class B ordinary share subject to redemption	-	10,532,255	18,571,457	16,239,479	13,907,500
Basic and diluted net income per share - Class A and Class B ordinary shares subject to redemption	-	0.27	(0.40)	(0.46)	(0.53)
Weighted average shares outstanding - Class A and Class B non-redeemable ordinary shares	-	2,875,000	-	-	-
Basic and diluted net income per share - Class A and Class B non-redeemable ordinary shares	-	0.27	-	-	-

See the accompanying notes to the Unaudited Proforma Condensed Combined Financial Statements.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Business Combination

On September 5, 2024, Evergreen Corporation (“EVGR” or the “Company”) entered into the Merger Agreement, which was amended and restated on September 18, 2024, by and among EVGR, Evergreen Merger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of EVGR (“PubCo”), Evergreen Merger Sub Inc. (“Merger Sub”), a company limited by shares registered in the British Virgin Islands and a wholly-owned subsidiary of PubCo, Forekast Limited, a company limited by shares registered in the British Virgin Islands (“Forekast”), and Forekast International Sdn. Bhd., a company organized under the laws of Malaysia and a wholly owned subsidiary of Forekast (“FISB”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) EVGR will reincorporate in the Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Forekast, resulting in Forekast being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”). In connection with the consummation of the Business Combination, EVGR will be renamed “Forekast Group.”

The aggregate consideration for the Acquisition Merger is $105,000,000, payable in the form of 10,500,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”), valued at $10.00 per share, to Forekast and its shareholders in accordance with the terms of the Merger Agreement. At the closing of the Acquisition Merger, the issued and outstanding shares in Forekast held by the former Forekast shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares.

Note 2 — Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of the Company and Forekast include transaction accounting adjustments to illustrate the estimated effect of the Business Combination and certain other adjustments to provide relevant information necessary for an understanding of the combined entity upon consummation of the transactions described herein.

The Business Combination between the Company and Forekast under both the minimum and maximum redemption scenarios is expected to be accounted for as a capital reorganization with Forekast as the accounting acquirer. The Company has evaluated all the indicators of control from IFRS 10 and IFRS 3 and believes that the indicators of issuer of equity, relative voting rights, composition of governing body, composition of senior management and relative size favored Forekast as the accounting acquirer.

The Company does not meet the definition of a “business” under IFRS 3 as it is an empty listed shell holding only cash raised as part of its original equity issuance. As a result, the Business Combination does not qualify as a “business combination” under IFRS 3, rather the Business Combination will be accounted for as a capital reorganization in accordance with IFRS 2.

The pro forma adjustments reflecting the consummation of the Business Combination is based on certain currently available information and certain assumptions and methodologies that Forekast believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Forekast believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared using the minimum redemption, mid-point (50%) redemption and maximum redemption scenarios with respect to the potential redemption of public shares into cash. The public shareholder redemptions are expected to be within the parameters described by the three scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

The following summarizes the proforma common stock outstanding under three scenarios:

	Assuming Minimum Redemption		Assuming Mid-point (50%) Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Shares issued to Forekast shareholders	10,500,000	56.54%	10,500,000	64.66%	10,500,000	75.50%
EVGR Sponsor	2,875,000	15.48%	2,875,000	17.70%	2,875,000	20.67%
EVGR private placement	532,500	2.87%	532,500	3.28%	532,500	3.83%
EVGR public shareholders	4,663,957	25.11%	2,331,979	14.36%	-	-
Shares outstanding	18,571,457	100.0%	16,239,479	100.0%	13,907,500	100.0%

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Note 3 — IFRS Conversion and Presentation Alignment

The Company’s financial statements have been prepared under U.S. GAAP and Forekast’s financial statements have been prepared under IFRS. The historical financial information of the Company has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. One adjustment required to convert the Company’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information is to reclassify the Company Shares subject to redemption to non-current financial liabilities under IFRS 2, as shareholders have the right to require the Company to redeem the public shares and the Company has an irrevocable obligation to deliver cash for such redemption.

Note 4 — Transaction Accounting Adjustments to the Company and Forekast Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

(A)	Reflects the reclassification of $54.52 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B)	Reflects the payment of $4.03 million of deferred underwriters’ fees. The fees were paid at the Closing out of the trust account.

(C)	Reflects the assumptions included in the Minimum Redemption scenario, including that none of the public shareholders will exercise their redemption rights for cash and that the public shares subject to possible redemption, which would equal $54.52 million just prior to Closing, would be transferred to permanent equity at Closing. The exercise of the redemption option by public shareholders is outside the control of the Company.

(D)	Represents the issuance of 10.5 million shares of the post-combination company’s ordinary shares at par value 0.0001 to Forekast equity holders as consideration upon Business Combination

(E)	Reflects the conversion of Class B Ordinary Shares held by the Sponsor to Class A Ordinary shares

(F)	Reflects the reclassification of the Company’s historical accumulated deficit

(G)	Reflects the assumptions included in the Mid-point (50%) Redemption scenario, including that public shareholders holding 2.33 million shares exercise their redemption rights for cash resulting in approximately $27.26 million being paid to the redeeming shareholders based on available cash. The exercise of the redemption option by public shareholders is outside the control of the Company.

(H)	Reflects the assumptions included in the Maximum Redemption scenario, including that public shareholders holding 2.34 million shares further exercise their redemption rights for cash resulting in approximately $27.26 million being paid to the redeeming shareholders based on available cash. The exercise of the redemption option by public shareholders is outside the control of the Company.

(I)	Represents transaction costs in relation to estimated legal, financial advisory and other professional fees related to Business Combination totaling $6.97 million.

Total estimated	$6.97 million
Total incurred through September 30, 2024	$0.73 million
Net	$6.24 million

Note 5 - Transaction Accounting Adjustments to the Company and Forekast Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2024

(AA) Reflects the transaction costs. See Note 4 adjustment (I).

(BB) Reflects the elimination of interest earned in the trust.

Note 6 - Transaction Accounting Adjustments to the Company and Forekast Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023

(AA) Reflects the transaction costs. See Note 4 adjustment (I).

(BB) Reflects the elimination of interest earned in the trust.

Note 7 — Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of Purchaser Shares in connection with the Business Combination assuming the shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

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The unaudited pro forma condensed combined financial information has been prepared assuming five alternative levels of redemption for the nine months ended September 30, 2024 and for the year ended December 31, 2023:

	Forekast	Evergreen	Minimum	33.33%	50%	66.67%	100%
	Historical	Historical	Redemption	Redemption	Redemption	Redemption	Redemption

September 30, 2024

Basic and diluted net income per share - Ordinary Share	10,000	-	-	-	-	-	-
Basic and diluted net loss per share - Ordinary Share	23.94	-	-	-	-	-	-
Weighted average shares outstanding - Class A and Class B ordinary share subject to redemption	-	6,835,324	18,571,457	17,016,805	16,239,479	15,462,152	13,907,500
Basic and diluted net income per share - Class A and Class B ordinary shares subject to redemption	-	0.23	(0.36)	(0.39)	(0.41)	(0.43)	(0.47)
Weighted average shares outstanding - Class A and Class B non-redeemable ordinary shares	-	2,875,000	-	-	-	-	-
Basic and diluted net income per share - Class A and Class B non-redeemable ordinary shares	-	0.23	-	-	-	-	-

	Forekast	Evergreen	Minimum	33.33%	50%	66.67%	100%
	Historical	Historical	Redemption	Redemption	Redemption	Redemption	Redemption

December 31,2023

Basic and diluted net income per share - Ordinary Share	10,000	-	-	-	-	-	-
Basic and diluted net loss per share - Ordinary Share	88.66	-	-	-	-	-	-
Weighted average shares outstanding - Class A and Class B ordinary share subject to redemption	-	10,532,255	18,571,457	17,016,805	16,239,479	15,462,152	13,907,500
Basic and diluted net income per share - Class A and Class B ordinary shares subject to redemption	-	0.27	(0.40)	(0.44)	(0.46)	(0.48)	(0.53)
Weighted average shares outstanding - Class A and Class B non-redeemable ordinary shares	-	2,875,000	-	-	-	-	-
Basic and diluted net income per share - Class A and Class B non-redeemable ordinary shares	-	0.27	-	-	-	-	-

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INFORMATION ABOUT FOREKAST

Overview

Forekast specializes in delivering cutting-edge technology managed services, leveraging augmented intelligence and augmented intelligence-driven insights to enhance business operations, customer experiences, and workforce capabilities. Our approach is centered on using a wide range of intelligence sources such as gathering insights from business knowledge, client evolving demands and business goals, operational metrics efficiency, market trends, and customer experience.

Artificial intelligence refers to systems encompassing a broad range of technologies such as machine learning, natural language processing and advanced algorithms, and is designed to perform tasks that typically require human intelligence such as learning, reasoning, problem-solving, and perception. These systems can operate independently or with minimal human intervention, efficiently managing repetitive and time-consuming tasks.

As our business is focused on technology managed services which also encompasses human resources and talent management, it’s important that we are cognizant that we use artificial intelligence to only automate certain routine tasks that are familiar but repetitive or onerous. Examples of this are the data processing during job recruitment, basic filtering and matching of candidate profiles against specific job and skillsets requirements, as well as onboarding and training workflows to meet employee needs.

At the same time, more advanced processes and human-interaction is required to assess the suitability of resources that are dependent on soft skills, attitude, aptitude and other criteria that are not reflected in candidate profiles. Augmented intelligence helps us carry out operations in a more holistic manner with humans working with our augmented intelligence engine to perform complex tasks and manage exceptions.

Our augmented intelligence powered engine identifies optimal matches, generate recommendations, and provide data-driven insights but does not necessarily trigger any immediate actions. Instead, the engine uses machine learning to continuously fine tune and improve its recommendation engine, thus providing the users with a cursory filter as well as a decision support system with properly curated insights so that the user is able to make a well-informed decision particularly in scenarios requiring human judgment, emotional intelligence, and nuanced understanding.

Our offerings process both structured and unstructured data. Examples of structured data include operational productivity metrics of our employees, customer service metrics, employee technology skill sets, technology skill sets required by our clients, database of employees, clients and partner, technology managed services projects and its status, performance indicators, transaction logs, financial metrics, and standardized compliance and regulatory records. This structured data provides a foundational framework for measurable analysis and augmented decision-making.

Complementing this, examples of unstructured data are customer communications, internal meeting notes, and document repositories. This enables us to capture valuable insights from human communications and contextual information that would not be accessible through structured data alone. We maintain business knowledge bases that combine our industry knowledge with various domain expertise, while also analyzing market trends and competitive developments related to our clients’ industries, ensuring our solutions are tailored to each client’s unique context.

The data augments the human decision-making processes for team assignment and resource optimization to deliver exceptional managed services delivery by offering our clients the flexibility to engage skilled teams of technology experts to deliver targeted tasks or execute complex portfolio of projects and solutions that are aligned to their business needs efficiently and with precision. By entrusting us with their technology requirements, clients can focus on their core business activities while optimizing resource allocation. This approach we call ManagedServices. AI enables them to scale their operations and adapt quickly to changing market conditions including as and when it is required, to drive business initiatives that are sustainable.

Since our establishment more than a decade ago, we have consistently evolved to meet the growing demands of businesses, including expanding our capabilities by integrating augmented intelligence-driven solutions that enhance both operational effectiveness and competitiveness. Our solutions built over the years provide real-time operational oversight, facilitate productive interaction with clients, ensure continuous access to skilled teams and support our augmented intelligence approach to help businesses navigate future challenges and capitalize on growth opportunities by bridging the gap between technology needs and available skill sets while providing us the platform to generate additional revenue streams.

We recognized that other organizations face similar challenges in optimizing their operations and decision-making processes. This realization, combined with our experience in technology managed services, led to professional services focused on augmented intelligence offerings such as iVIE.AI, CustomerExperience.AI, Commerce.AI and IOT.AI.

We believe that AI’s greatest value lies in augmenting human capabilities, not replacing them. By combining human expertise and access to talents with technology, we empower businesses to enhance decision-making, foster creativity, and solve complex problems more effectively.

Our Vision

Forekast is dedicated to guiding our clients through the complexities of tomorrow’s landscape with precision and insight.

By staying at the forefront of technological advancements and talent dynamics, we empower businesses to make informed decisions and thrive in this ever-evolving digital era.

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Our Mission

At Forekast, we believe in the transformative power of technology to transform businesses. With a specialized focus on cutting-edge solutions, we leverage augmented intelligence for talent management, virtual assistants, and customer experience to drive business growth and success.

Our Strengths

○	Client-Centric Intelligence: We harness the power of augmented intelligence and cutting-edge digital tools to support and optimize crucial business processes, enabling us to develop a profound understanding of our clients’ unique needs and challenges. This deep insight into market analysis and emerging trends allows us to collaborate effectively with our clients, providing tailored solutions that drive success. By maintaining a client-first approach, we ensure that our strategies are aligned with the specific goals and objectives of our clients, facilitating informed decision-making and delivering outcomes that consistently exceed expectations.
○	Future-Ready Workforce: Our expertise lies in anticipating and understanding the evolving demands of the digital workforce. We focus on predicting future skill requirements and proactively addressing talent gaps through strategic resource augmentation. This approach not only prepares our clients to meet the challenges of tomorrow but also ensures that they maintain a competitive edge in a rapidly changing technological landscape. By continuously aligning workforce capabilities with future market needs, we help our clients build agile, resilient teams equipped to handle the complexities of the digital era.
○	Structured Process: We implement meticulously designed task workflows and robust performance measurement systems that guarantee consistent, high-quality client experiences. These processes are not only structured to ensure efficiency but are also aligned with ISO-certified standards, reflecting our commitment to excellence and adherence to global best practices. This systematic approach enables us to deliver reliable and repeatable outcomes, minimizing risks and maximizing value for our clients, while also ensuring compliance with industry regulations.
○	High Touch Service Delivery: Our approach to service delivery is distinguished by a focus on high-touch engagement, where we prioritize personal interaction and close collaboration with our clients. We integrate this philosophy across people, processes, and technology, ensuring that every aspect of our service is designed to create a superior client experience. Our holistic strategy emphasizes operational excellence, where each interaction is meticulously planned and executed to deliver maximum impact, fostering long-term relationships and driving sustained success for our clients.

Global Industry Background

Augmented Intelligence

Augmented intelligence represents a cooperative relationship between humans and machines, using AI to bolster human abilities and prioritizing collaboration over replacement. This approach supports human decision-making by offering insights, boosting productivity, and reducing mistakes. Augmented intelligence acts as a catalyst, allowing both individuals and organizations to capitalize on the combined advantages of human intelligence and machine capabilities. Unlike AI’s focus on autonomous systems, augmented intelligence emphasizes providing humans with actionable insights and tools for making well-informed decisions, enhancing the human experience and promoting innovation.

AI could contribute up to $15.7 trillion to the global economy in 2030, equivalent to a 14% increase in global GDP, according to PricewaterhouseCooper (PwC). According to International Data Corporation (“IDC”), global expenditure on artificial intelligence – encompassing software, hardware, and services for AI-focused systems – is set to more than double from 2023 to 2026, with spending expected to soar to over $300 billion by 2026. Gartner’s forecast on AI business value emphasizes augmented intelligence as the primary AI application in terms of added business value, facing the fewest initial adoption obstacles. According to Gartner, by 2030, augmented intelligence is projected to exceed all other AI initiatives, constituting 44% of the worldwide business value generated from AI.

Managed services

The global managed services market is expected to experience significant growth, driven by rising demand for IT services, the increasing adoption of cloud computing by businesses, and the growing need for cost-effective managed services solutions. Additionally, the surge in digitalization and the adoption of advanced technologies are anticipated to create substantial growth opportunities for the market. The managed services market size is projected to increase by $184.29 billion, at a CAGR of 10.75% between 2023 and 2028, according to TechNavio.

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Customer experience (CX)

The global market for CX outsourcing services is projected to grow, driven by the increasing acknowledgment of CX as a crucial competitive edge and attractive reasons for companies to outsource their CX functions. According to an IDC report, the Asia/Pacific (excluding Japan and China) region’s customer experience (CX) services spending will reach $43.8 million with a CAGR of 6.9% in 2027. Australia and New Zealand (ANZ) and Southeast Asia are two of the subregions expected to contribute the most to the total market.

In recent years, according to McKinsey & Company, organizations across sectors have been forced to overhaul many of their processes as the importance of CX has taken center stage. Largely due to the rise in “CX native” companies, customers’ expectations across areas like getting immediate help, maintaining control, and personalization have grown. This shift will necessitate the retraining of contact center agents to handle these new demands effectively.

Our Offerings

We believe Forekast is well positioned to enhance customer experience, optimize operational efficiency, and bolster human capabilities.

Forekast’s offerings leverage on various solutions developed over the years, our industry and technology knowledge, and access to talents tailored to meet our clients’ needs. We consider that through this combination of strengths, each offering is scalable and foster sustainable growth with humans providing oversight and making key decisions. This creates a cycle where system improvements lead to better insights, which in turn help humans make more informed decisions:

●	iVIE.AI: Our platform blends the power of virtual assistance, generative AI, and conversational AI to transform business operations. Designed to augment human intelligence, iVIE.AI supports collaborative decision-making, optimize processes, meet business needs and ensure that businesses can navigate the complexities of the modern landscape with confidence and foresight. For example, unstructured data from recurring queries are compared against existing structured data of past resolved issues to identify emerging issues before they become widespread problems, alerting management to take proactive measures. iVIE.AI also offers comprehensive onboarding and training support, and gives user access to knowledge base that is tailor made to consist of relevant information, standards, best practices, and FAQs. It is able to perform query handling, responding to questions in addition to making recommendations e.g., for partners and vendors. iVIE.AI adapts and improves its responses based on user interactions and evolving topics, ensuring that it remains relevant and over time, refining the accuracy and the quality of its recommendations.

●	ManagedServices.AI: We offer comprehensive services that include skilled teams, resource augmentation, regulatory guidance, and innovative strategies designed to maintain a competitive edge. Our holistic approach ensures seamless integration of advanced technologies into existing infrastructures, enabling our clients’ teams to achieve more with less effort as they benefit from an array of technology skill sets required by enterprise-grade companies such as solution architect, product manager, data analyst, data center solution specialist, software engineer, network engineer and customer service specialist.

●	CustomerExperience.AI: We elevate every touchpoint through our integrated customer experience solutions. We delve into the customer journey, pinpointing areas for refinement and enhancement. For example, if the system detects a pattern from the data of escalating support tickets combined with decreased service usage, it alerts human customer success managers with recommendations for intervention. The customer success managers can then use these insights to craft targeted interventions that combine data with human empathy and understanding such as reaching out to customers or dedicating more resources to resolve the issues. Using personalized strategies and cutting-edge industry insights, we help clients capture, connect with, and resonate with their audience. Our ecosystem seamlessly integrates various digital tools and platforms, supported by a talented workforce to ensure a cohesive and engaging customer experience across all channels. We also offer personalized customer experience blueprints tailored specifically to meet the unique needs of each client.

●	Commerce.AI: We transform our clients’ digital presence into a seamless experience—one that converts visitors into loyal customers with minimal effort. Our personalized marketing tools and insights enable efficient digital store management, streamline transaction processing and enhance the overall customer journey. Various data are utilized such as inventory, pricing and customer profile. One of its features is the Sustainable Listings complimented by Advanced Search Filters, which catalogs sustainability-friendly offerings and allows for a more tailored search experience, ensuring that users find precisely what they need based on their goals. Commerce.AI also provide a marketplace for socially responsible or environmentally focused projects and products, allowing users to invest in initiatives or procure products aligned with their values. The user-friendly interface supports and empowers teams, augmenting human capabilities with advanced technological solutions. For instance, when the system detects emerging data of product demand, it doesn’t just flag this pattern - it generates recommendations of pricing strategies while allowing human operators to fine-tune these recommendations based on their market expertise. From marketing campaigns to transaction management, our platform offers a holistic approach to running your business.

●	IOT.AI: Our state-of-the-art technology seamlessly integrates with the client’s existing systems, optimizing workflows and enabling real-time monitoring and decision-making. This comprehensive integration provides an overarching view of operations, ensuring every aspect is fine-tuned for peak performance. IOT.AI deploys intelligent sensors throughout facilities to collect critical operational data. These sensors and devices form an interconnected mesh that provides real-time environmental and operational telemetry. This system analyses usage patterns, environmental conditions, and operational requirements, and then provides recommendations to the facility manager to adjust settings to maintain optimal conditions while minimizing energy consumption. Our solutions are designed to augment and empower our client’s workforce, enhancing productivity while reducing downtime.

As of December 31, 2023, all revenue for Forekast was derived from ManagedServices.AI, which is our core offering that also serves as the primary driver of our financial performance. In 2024, we began offering and providing our iVIE.AI, CustomerExperience.AI, and Commerce.AI products and services. We hope to offer IOT.AI products and services in the near future.

As we continue to invest to grow our technology and broaden our portfolio of offerings, we anticipate growth from both existing customers as well as new customers that would want our expanded and enhanced set of offerings moving forward. Looking to the future, we remain steadfast in leveraging our industry experience to drive sustained growth, foster innovation, and nurture customer-centricity, with a good finger on the pulse on what the industry wants and needs. Our growth strategies and unwavering dedication to investing in our solutions with a razor sharp focus on customer needs and wants, pioneering technologies, and accomplished talent pool ensure our growing competitive advantage and solidify our position in the market.

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Our Growth Strategies

New Customers Acquisition from Mid-Market and Large Corporations. Allied Market’s research forecasted market opportunity worth $594.8 billion for managed service providers (“MSPs”) globally by 2031. Additionally, global expenditure on artificial intelligence – including software, hardware, and services for AI-focused systems – is predicted by IDC to soar to over $300 billion by 2026. Forekast is positioning itself to continue to service and grow in this segment.

Expand Our Offerings. Forekast values the importance of business relationships in driving long-term growth and profitability. These segments complement our native tools and applications as Forekast leverages its technologies to derive powerful insights through machine learning, AI-augmented systems and other scalable solutions to help a variety of industries – overcome the complexities of global business operations. We will continue to deepen and strengthen our relationships with customers and develop new partnerships that allow us to expand our offerings to address new verticals and emerging industries.

Enhancing Our Capabilities. Our focus is on improving our solutions offerings while broadening the scope of services we provide to expand market reach and strengthen our customer relationships. We recognize that staying competitive necessitates the continuous development of new and improved offerings and services. Our team integrate feedback and novel use cases from our users and clients. We prioritize flexibility, allowing us to innovate and adapt technologies to improve resilience, responsiveness, and operational efficiency.

Deepen Our Engagement with Our Existing Customer Base. We identify significant opportunities for upselling within our existing clientele by penetrating new business divisions and augmenting user adoption. Our sales methodology is product-centric, strategically targeting business units within corporations, thereby promoting organizational expansion through demonstrated success for our clients.

Prioritizing Product and Service Excellence to Retain and Expand Our Customer Base. We believe that retaining our current customers is just as important as acquiring new ones. We plan to continue investing in and enhancing our product development and service delivery capabilities to ensure our offerings remain at the cutting edge of innovation. We will strive to exceed customer expectations at every turn, building long-term, mutually beneficial relationships.

New Market Penetration: Forekast is poised to extend its reach through untapped channels and market penetration strategies. By entering new geographical markets, we tap into a broader customer base and uncover new growth opportunities, tailoring our offerings to meet the unique needs of diverse markets, and driving global expansion and brand recognition.

Our Customers

In fiscal year 2022, we concentrated our efforts on retaining our marquee clients while securing higher-margin projects, which resulted in $13.60 million in revenue. This strategic approach proved successful as we continued to expand our client engagements and projects into fiscal year 2023, culminating in a 17.1% increase in revenue to $15.93 million. During this period, the Group achieved a gross profit of $1.65 million, representing a substantial 47.0% increase from the $1.13 million gross profit recorded in fiscal year 2022. This improvement in profitability was driven primarily by a greater contribution from higher-margin contracts, in line with our long-term business strategies. As a result, the gross profit margin increased from 8.3% in fiscal year 2022 to 10.4% in fiscal year 2023.

Our customers span a variety of industries, including Communications and High Technology, Industrial and Services, Energy and Utilities, Healthcare, Media and Entertainment, Financial Services, Education, and Logistics, among others. Our customers include several large multinational corporations in Malaysia that we believe rely on our solutions to enhance their operations and drive innovation, and our ability to deliver high-quality services that meet the evolving demands of their industries.

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For the nine months ended September 30, 2024, customers in the Communications and High Technology industries were the largest contributors to our revenue, accounting for over 60% of total revenue. Meanwhile, customers in the Industrial and Services industry accounted for over 10%, and customers in the Energy and Utilities industry represented over 10% of total revenue for the period. In comparison, during the nine months ended September 30, 2023, customers in the Communications and High Technology industries accounted for over 50% of total revenue, while customers in the Industrial and Services industry accounted for over 20%.

For the year ended December 31, 2023, customers in the Communications and High Technology industries were the largest contributors to our revenue, accounting for over 50% of total revenue. Meanwhile, customers in the Industrial and Services industry accounted for over 20%, and customers in the Energy and Utilities industry represented over 10% of total revenue for the year. In comparison, during the year ended December 31, 2022, customers in the Communications and High Technology industries accounted for over 60% of total revenue, while customers in the Industrial and Services industry accounted for over 10%. Customers in the Energy and Utilities business contributed over 10% of total revenue during the year ended December 31, 2022.

We believe the success of our business is supported by our existing client base and our contract engagements with them. The majority of our customers have been active for an average of three years or more, reflecting the deep integration of our skilled teams and services within our customers’ operations. Most customer have a minimum duration of one year, a testament to the difficulty in replacing a highly skilled and embedded technology team once deployed for a customer regardless of industries and the importance of customer satisfaction.

In addition to solidifying our core business relationships, our existing customer base provides a platform for generating additional revenue streams. By leveraging our deep integration within clients’ operations with technology managed services, we believe that we have the opportunity to expand service offerings, introduce new augmented intelligence-driven solutions, and cross-sell across different verticals. We believe that this approach will allow us to capitalize on both current engagements and future growth prospects as we continue to strengthen our customer portfolio.

As we move forward, we are committed to continuing the expansion of our customer base as we develop expertise across a broader range of industries and verticals. We believe that our strategic focus on innovation and customer satisfaction will enable us to strengthen our overall business, ensuring that we stay at the forefront of industry advancements and continue to meet the evolving needs of our global clientele.

Insurance

Forekast maintains employees’ health insurance and all risk insurance in accordance customary industry practices in Malaysia. Health insurance’s coverage includes hospitalization, outpatient services, and other medical needs, in the event that employees develop injuries or illnesses during the normal course of their work.

Our Competition

Forekast operates in an exciting and rapidly evolving market, filled with vast opportunities for growth and innovation. This market includes participants from a variety of market segments who are our current competitors, including:

●	vendors of packaged business software, as well as companies offering enterprise apps delivered through on-premises offerings from enterprise software application vendors and cloud computing application service providers, either individually or with others;
●	software companies that provide their product or service free of charge as a single product or when bundled with other offerings, or only charge a premium for advanced features and functionality;
●	vendors who offer technology managed services and software tailored to specific services, industries or market segments; and
●	traditional platform development environment companies who may develop toolsets and products that allow customers to build new apps that run on the customers’ current infrastructure or as hosted services, as well as would-be customers who may develop enterprise applications supported by internal skilled resources for internal use.

Some of our competitors have greater financial, technical and marketing resources and/or greater name recognition. The principal competitive factors affecting the markets for our services include:

●	level of engagement and collaboration with customers to understand their specific needs;
●	ability to provide scalable, high quality, tailored technology solutions;
●	ability to achieve cost efficiencies through optimized technology solutions;
●	capacity to deliver measurable outcomes and high operational efficiency;
●	security, reliability and robustness of our systems and infrastructure; and
●	strength and recognition of our brand.

There are limited barriers to entry for new companies wishing to enter our industries. If we are unable to compete effectively in each of our product and geographic markets, our business, financial condition and results of operations will be adversely affected.

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At Forekast, we focus on continuous improvement and innovation, ensuring that our solutions remain relevant and impactful as the industry evolves. We predominantly rely on the following to compete effectively:

●	Continued focus on responsiveness to customer needs, quality of services, competitive prices;
●	Continual investment in process improvement and knowledge capture;
●	A successful service delivery model;
●	Financial stability and strong corporate governance;
●	A well-developed recruiting, training and retention model; and
●	Project management capabilities and technical expertise.

Intellectual Property (“IP”)

Our intellectual property is an integral part of our business strategy and practice. In accordance with industry practice, we protect our proprietary products, technology and competitive advantage through a combination of contractual provisions and trade secrets, copyright and trademark laws in the jurisdictions where our business is conducted. At Forekast, we utilize trademarks in the U.S. and Malaysia to safeguard our intellectual property rights. We have submitted application for trademarks from the U.S. Patent and Trademark Office (“USPTO”) and Malaysia Intellectual Property Office (“MIPO”) so that our IPs may be protected under the IP laws of the U.S. and Malaysia. As of the date of this proxy statement/prospectus, we have applied for a total of 4 trademark registrations in 2 countries.

These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. In certain countries, intellectual property protection may be more limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to continue to register trademarks as a means of protecting the brand names of our companies and products. We intend to protect our trademarks against infringement and also seek to register design protection where appropriate.

We may also rely on contractual agreements, such as licenses, confidentiality agreements, assignments, and non-disclosure agreements with employees, contractors, and third parties to protect our proprietary technology, software, brand, and know-how. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

In addition to relying on legal and contractual protections to secure our proprietary rights, we also recognize that the technological and creative abilities of our staff, the development of new services, features, and functionalities, and regular updates to our platform are equally vital in maintaining our leadership position in technology.

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To control access to our IP and confidential information, we have established internal and external controls, including contractual protections with employees, contractors, customers, and partners. Additionally, we maintain a policy that requires our employees, contractors, consultants, and third parties to enter into confidentiality and proprietary rights agreements to limit access to our intellectual property. We also have confidentiality agreements in place with our vendors and monitor access to our software, documentation, proprietary technology, and confidential information.

Our People and Human Capital Resource

The success and growth of our business has been inextricably linked to our employees, who have grown with us as we expanded. Our people are not only essential to our past achievements but are also our greatest asset. We believe our organizational culture is a powerful force that provides us with a competitive edge, enabling us to lead the market and consistently innovate for our customers and business partners. Our unwavering commitment to cultivating, empowering and nurturing our workforce has been a critical driving force behind our ability to deliver distinctive and innovative solutions to our customers and business partners.

Our ongoing pursuit is to establish an outstanding organizational culture which prioritizes employee engagement and drives exceptional outcomes to foster an environment that motivates employees to surpass expectations and contribute directly to our overall success. We are dedicated to developing and implementing sustainable recruitment strategies leveraging a wide array of recruiting channels to identify and attract the most talented and skilled individuals to join our expanding team at Forekast. We are always looking for the best qualified individuals who thrive on innovation, demonstrate resilience in the face of the unknown and embrace efficient execution. This synergy drives our culture of repeatable innovation, collaboration, engagement and respectful work relations.

As of 31 August 2024, we have 20 full time employees and 640 project contract personnel, for a total of 660 in Malaysia. None of our employees are represented by a labor union or staff representative bodies. We have not experienced any work stoppages and believe our employee relations are robust.

Environment, Social and Governance

When Forekast was established, our goal was not just to transform the industry, but to do so while upholding highest ethical standards. We founded our company on a set of core values that guide every decision and action we take. This approach shapes our innovation efforts for our customers, ensuring they have the tools necessary to effect positive change on their own paths. This philosophy embodies what is today commonly known as ESG: environmental, social and governance.

We are committed to leveraging technology to create a better world for all, recognizing that progress should not come at the expense of environmental sustainability or societal wellbeing. Our focus is on enhancing our positive impact on society, reducing our environmental footprint, and upholding ethical and responsible business practices, and supporting the wellbeing of our employees and the communities we affect.

We are Proactive in Reducing Carbon Emissions Gradually.

Our employees benefit from a hybrid working arrangement, which includes a working from home policy. This initiative aims to decrease the daily commuting footprint of our employees, which is a significant contributor to carbon emissions. By allowing staff to work remotely, we not only minimize the use of personal and public transportation but also reduce the energy consumption at our physical office spaces. This shift supports our commitment to environmental sustainability and promotes a better work-life balance for our team. We believe that through this policy, we can make a substantial impact on our overall carbon footprint, aligning with broader environmental goals.

We Cultivate a Diverse Culture of Inclusiveness within our Workforce.

Alongside our performance-based culture that emphasizes individual accountability, we motivate all employees to acknowledge and support the diverse needs and differences within our workforce. We organize occasional events to celebrate and recognize our diversity, while also exploring its impact on our business. We believe this approach will spark innovation, foster authenticity, and better serve our customers as we empower every organization to embrace AI-driven strategies.

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We Ensure Policies are Implemented as our Governance.

In line with our governance principles, we have implemented several key policies to uphold our integrity and protect our operations. These include an Anti-Bribery & Anti-Corruption Policy and a Cyber Security Policy, which ensure that our business practices are ethical and our data is secure. Additionally, our IT Policy governs the use of technology and information resources effectively and responsibly. We also adhere to the Privacy Policy, which safeguard personal data and ensure compliance with privacy laws. These measures collectively demonstrate our dedication to maintaining high standards of conduct and security within our organization.

Government Regulation

Forekast is incorporated in British Virgin Islands, and operates out of Malaysia. As such, we are subject to federal, state and foreign laws and regulations of the British Virgin Islands and Malaysia, which govern key areas of our business. These laws and regulations affect our activities in areas including, but not limited to, labor, telecommunications, IP, taxation, anti-corruption, anti-bribery, anti-money laundering, privacy and data protection, security and cybersecurity, anti-competition, environmental, health and safety, and financial reporting.

Many of these laws and regulations are still evolving and are likely to remain uncertain for the foreseeable future with significant variations from jurisdiction to jurisdiction. The costs of complying with these laws and regulations are high and likely to increase in the future. Furthermore, the impact of these laws and regulations may disproportionately affect our business compared to our competitors who have greater resources. We actively monitor changes in these laws, regulations, treaties, and agreements, and believe that we are in material compliance with applicable laws.

Current Malaysian Exchange Control regulations permit Malaysian subsidiaries to pay dividends without restrictions to US parent companies or other subsidiaries. Under the Malaysian Income Tax Act, 1967 (the “Act”), no withholding or income tax is payable in Malaysia in respect of dividends paid by the Malaysian subsidiaries to its shareholders whether resident or non-resident of Malaysia in respect of dividends declared.

The Malaysian government imposes limited controls on the conversion of Malaysian Ringgit into foreign currencies and the remittance of currencies out of Malaysia but such restrictions do not apply to remittances of dividends.

Our Legal Proceedings

We are not currently involved in any legal proceedings. From time to time, however, we may become involved in various legal proceedings arising from activities in the normal course of business. We believe that, if determined adversely to us, these proceedings would not, individually or collectively, have a material adverse effect on our business, cash flow, financial condition or results of operations. Legal proceedings can be expensive and may place a substantial burden on our management team and employees. The outcome of any litigation is uncertain, and the consequences can be detrimental to us. These disputes involve inherent uncertainties, some of which are beyond the control of our management, making it challenging to predict the ultimate outcomes. The costs of defending and settling legal disputes, the diversion of management resources, and other factors can all have a negative impact on our business, regardless of the outcome of the litigation.

Corporate Information

Forekast Limited was incorporated on August 28, 2024 under the laws of British Virgin Islands. A reorganization was carried out involving the formation of Forekast and FISB, with FISB becoming a wholly-owned subsidiary of Forekast.

Forekast’s principal executive offices are located in Malaysia. Forekast’s principal address is Unit 37-2, Level 37, Q Sentral, No. 2A, Jalan Stesen Sentral 2, Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia., and its primary website address is https://www.forekastgroup.com.

Information regarding Forekast’s executive officer and directors is available in proxy statement/prospectus under the section entitled “Directors and Executive Officers of Forekast.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF FOREKAST

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited combined and consolidated financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis, including information with respect to our planned investments in our sales and marketing, research and development, and general and administrative functions, includes forward-looking statements that involve risks and uncertainties. You should review the sections titled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. The last day of our fiscal year is December 31. References to fiscal years 2022, and 2023 in this prospectus refer to our fiscal years ended December 31, 2022, and 2023.

Overview

Forekast is a technology managed services provider, specializing in leveraging augmented intelligence and augmented intelligence-driven insights to enhance business operations, customer experiences, and workforce capabilities. Our approach is not just about deploying tools; it’s about leveraging a wide array of intelligence sources such as business knowledge, evolving client demands and goals, operational efficiency metrics, market trends, and customer experience insights to enable smarter decision-making and drive innovation.

At Forekast, our revenue is driven by technology managed services paired with client-centric intelligence by offering businesses the flexibility of resource augmentation to engage teams of skilled technology experts to deliver client’s business initiatives. This allows us to efficiently handle targeted tasks or manage complex portfolios of projects and solutions that are aligned with their business needs. By entrusting us with their technology requirements, clients can focus on their core business activities while optimizing resource allocation. This approach enables them to scale their operations and adapt quickly to changing market conditions including as and when it is required, to drive business initiatives that are sustainable.

Since our establishment more than a decade ago, we have consistently evolved to meet the growing demands of businesses, including expanding our capabilities by integrating augmented intelligence-driven solutions that enhance both operational effectiveness and competitiveness. Our solutions built over the years provide real-time operational oversight, facilitate productive interaction with clients, ensure continuous access to skilled teams and support our augmented intelligence approach to help businesses navigate future challenges and capitalize on growth opportunities by bridging the gap between technology needs and available skill sets while providing us the platform to generate additional revenue streams.

Our approach to technology managed services and augmented intelligence is rooted in a profound understanding of our clients’ needs, the latest technological trends and the evolving landscape of modern solutions. We believe that AI’s greatest value lies in augmenting human capabilities, not replacing them. By combining human expertise and access to talents with technology, we empower businesses to enhance decision-making, foster creativity, and solve complex problems more effectively.

The following discussion and analysis of our financial condition and results of operations is prepared based on the financial data which is derived from unaudited combined and condensed consolidated financial statements for the nine months ended September 30, 2024 and 2023 and our audited combined and consolidated financial statements for the years ended December 31, 2023 and 2022, included in this prospectus.

For the nine months ended September 30, 2024, Forekast generated revenues of $11.68 million, compared to $12.34 million for the same period in 2023. Profit before tax for these periods amounted to $0.40 million in 2024 and $1.14 million in 2023. During the nine months ended September 30, 2024, Forekast incurred one-off listing expenses as part of the initial listing exercise. Profit before tax excluding listing expenses was $0.62 million in 2024 compared to $1.14 million for the same period in 2023. Adjusted EBITDA, also excluding listing expenses, was $0.66 million for the nine months ended September 30, 2024, compared to $1.17 million for the same period in 2023.

Our revenues were $15.93 million and $13.60 million for the fiscal years ended December 31, 2023, and 2022, respectively. We recorded profit before tax of $1.18 million and $0.78 million and EBITDA of $1.21 million and $0.78 million for the fiscal years ended December 31, 2023, and 2022, respectively. See “—Results of Operations.”

Market Opportunity

We believe that the market for augmented intelligence and AI-powered solutions is rapidly expanding, presenting a significant opportunity for Forekast to capitalize on this growth. As businesses across industries increasingly seek to harness the power of AI to enhance decision-making, optimize operations, and improve customer experiences, there is a growing demand for comprehensive solutions that integrate these technologies seamlessly into existing workflows including a growing consideration of augmenting human capabilities instead of displacing the employees.

We expect the global AI market to continue its robust growth driven by the increasing adoption of AI across various sectors, including healthcare, finance, retail, and manufacturing, all of which are seeking to leverage AI to gain a competitive edge.

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Moreover, the shift towards remote work and digital transformation initiatives accelerated by the COVID-19 pandemic has further highlighted the need for AI-driven solutions that can enhance productivity and collaboration in a distributed work environment. Forekast believes that its focus on technology managed services and augmented intelligence, particularly in the areas of talent management, customer experience, and operational efficiency, aligns well with these emerging trends, positioning the company to capture a significant share of the market.

As organizations grapple with the challenges of maintaining up-to-date technology infrastructures, the demand for technology managed services has surged. Businesses are increasingly outsourcing technology management and operational tasks to established providers like Forekast, allowing them to focus on core business functions while ensuring their technology needs are met with the latest advancements. Forekast’s technology managed services, which include resource augmentation and regulatory guidance, are designed to fill this gap, providing businesses with the expertise and support they need to stay competitive in a rapidly evolving digital landscape.

We believe that this integrated approach not only enhances Forekast’s value proposition but also ensures a recurring revenue stream as businesses continue to rely on technology managed services for sustained technological growth. As digital transformation efforts deepen across industries, we believe that the need for reliable technology managed services will continue to grow.

Results of Operations

The following tables set forth our results of operations for the periods presented. The period-to-period comparison of financial results is not necessarily indicative of future results.

	Fiscal Year Ended December 31		Nine Months Ended September 30,
	2023	2022	2024	2023
	$	$	$	$
Revenue	15,929,773	13,603,949	11,683,445	12,340,322
Cost of revenue	(14,275,131)	(12,478,350)	(10,662,104)	(10,859,552)
Gross profit	1,654,642	1,125,599	1,021,341	1,480,770
Other income	17,950	10,538	14,833	11,392
Administrative and general expenses	(489,890)	(361,554)	(405,216)	(343,421)
Other expenses	-	-	(228,413)	-
Finance costs	(7,325)	(17,381)	(6,586)	(5,439)
Profit before tax	1,175,377	757,202	395,959	1,143,302
Tax expense	(288,789)	(182,160)	(156,548)	(291,966)
Profit for the year from continuing operations	886,588	575,042	239,411	851,336

Adjusted EBITDA	1,212,518	779,375	658,785	1,168,059

Comparison of the Nine Months Ended September 30, 2024 and 2023

Revenue

	Nine Months Ended September 30,
	2024	2023	Change	Change
	$	$	$	%
Revenue
Managed Services	11,074,889	12,340,322	(1,265,433)	(10.3)
Professional Services	608,556	-	608,556	100.0
Total revenue	11,683,445	12,340,322	(656,877)

Managed services revenue accounted for 94.8% and 100.0% of our total revenue for the nine months ended September 30, 2024, and 2023, respectively. Managed services revenue decreased by $1.27 million, or 10.3%, for the nine months ended September 30, 2024, compared to the prior year. This decline was primarily due to the completion of individual monthly work order contracts in the third quarter of 2023 which did not continue into the latter part of 2023 or contribute to 2024 results, offset partially by additional revenues from existing and new customers.

Professional services revenue increased by $0.61 million, reflecting new contributions from iVIE.AI and CustomerExperience.AI offerings in 2024.

This new revenue stream reflects Forekast’s expansion into professional services, driven by demand from new clients seeking our augmented intelligence offerings. Based on our current contracts and contracts in the pipeline, we expect further growth in professional services revenue and remain on track to meet our full year 2024 revenue and EBITDA forecasts.

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Cost of Revenue and Gross Profit Margin

	Nine Months Ended September 30,
	2024	2023	Change	Change
	$	$	$	%
Cost of revenue
Managed Services	10,546,975	10,859,552	(312,577)	(2.9)
Professional Services	115,129	-	115,129	100.0
	10,662,104	10,859,552	(197,448)
Gross profit	1,021,341	1,480,770	(459,429)	(31.0)
Gross profit margin	8.7%	12.0%	-	(3.3)

Cost of revenue for managed services primarily consists of project and manpower costs incurred to generate revenue for Forekast. While the revenue from managed services decreased by 10.3%, our cost of revenue for managed services has decreased by 2.9% or $0.31 million. This was primarily due to completion of the higher margin work orders in the third quarter of 2023 which did not continue into the latter part of 2023 or contribute to 2024 in managed services revenue noted above. The cost of revenue for professional services was recognized in fiscal year 2024, in line with the start of revenue generation from these services.

The gross profit margin for the nine months ended September 30, 2024, decreased to 8.7% from 12.0% in the prior period. This decline was primarily driven by the completion of the higher margin work orders in the third quarter of 2023 that did not continue into the latter part of 2023 or contribute to 2024 results. However, contributions from professional services helped to partially offset this decline. Professional services typically generate higher margins by delivering tailored services such as consultancy, solution architecting, system implementation, training, support, and on-demand expertise, addressing the specific needs of the clients.

Other income

Other income remained at $0.01 million for the nine months ended September 30, 2024, and for the nine months ended September 30, 2023.

Administrative, General Expenses and Net Profit

	Nine Months Ended September 30
	2024	2023	Change	Change
	$	$	$	%
Administrative and general expenses	405,216	343,421	61,795	18.0

Administrative and general expenses mainly consist of staff related expenses, staff welfare expenses, office premise rental and depreciation/amortization expenses. During the nine months ended September 30, 2024, Forekast incurred additional staff related expenses including salary increments, trainings, seminars and strategic offsite workshop and office premise rental expenses due to new office premises tenancy entered in fiscal year 2023.

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Other expenses

During the nine months ended September 30, 2024, Forekast incurred one-off listing expenses totaling $228,413 as part of the initial listing exercise. These expenses primarily include legal fees, advisory fees and audit fees associated with the preparation and execution of the listing. In accordance with Forekast’s accounting policy, listing expenses are recognized in the statement of profit or loss and other comprehensive income when incurred, as they are directly attributable to obtaining a listing status and do not provide any future economic benefit. Consequently, these costs are not capitalized and are reflected as other expenses in the unaudited combined and condensed consolidated financial statements.

Adjusted EBITDA

Set forth below is a reconciliation of adjusted EBITDA to profit for the period attributable to owners of the Company for the periods presented:

	For the nine months ended September 30,
	2024	2023	Change	Change
	$	$	$	%
Profit for the period attributable to owners of the Company	239,411	851,336	(611,925)	(71.9)
Finance costs	6,586	5,439	1,147	21.1
Tax expenses	156,548	291,966	(135,418)	(46.4)
Depreciation of property, plant and equipment	7,686	4,375	3,311	75.7
Amortization of right-of-use assets	20,141	14,944	5,197	34.7
Other expenses	228,413	-	228,413	100.0
Adjusted EBITDA	658,785	1,168,060	509,275	(43.6)

In the nine months ended September 30, 2024, Forekast achieved an adjusted EBITDA of $0.66 million, marking a 43.6% decrease from the $1.17 million generated in the previous period. The significant decrease in adjusted EBITDA for the nine months ended September 30, 2024, is mainly attributed to the decline in revenue generated during the period due to completion of individual monthly work order contracts in third quarter of 2023 which did not continue into the latter part of 2023 or contribute to 2024 results, offset by the decrease in tax expense during the same period. However, Forekast still demonstrated its ability to generate positive EBITDA, reflecting its capacity to produce cash from its operations.

Income tax

Income tax decreased from $0.29 million in the nine months ended September 30, 2023, to $0.16 million in the nine months ended September 30, 2024, primarily due to the decrease in the revenue which resulted in the decrease in profit before tax. The tax expense for the nine months ended September 30, 2024 was impacted by non-deductible expenses incurred for listing exercise, leading to an increase in tax to profit ratio from 25.5% in the nine months ended September 30, 2023 to 39.5% in the nine months ended September 30, 2024.

Comparison of the Fiscal Years Ended December 31, 2023 and 2022

Revenue

	Fiscal Year Ended December 31
	2023	2022	Change	Change
	$	$	$	%
Revenue	15,929,773	13,603,949	2,325,824	17.1

In fiscal year 2022, we concentrated our efforts on retaining our marquee clients while securing higher margin projects, generating $13.60 million in revenue. We continued to successfully implement this strategy in fiscal year 2023, elevating our revenue to $15.93 million in fiscal year 2023, reflecting a 17.1% increase.

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For the year ended December 31, 2023, our Communications and High Technology business was the largest contributor to our revenue, accounting for over 50% of total revenue. Meanwhile, our Industrial and Services business contributed over 20%, and the Energy and Utilities business represented over 10% of total revenue for the year. In comparison, for the year ended December 31, 2022, the Communications and High Technology business generated over 60% of total revenue. Meanwhile, the Industrial and Services business contributed over 10% of total revenue during the same period, showing significant growth in the following year. The Energy and Utilities business accounted for over 10% of total revenue in 2022 as well, demonstrating consistent performance over time.

Cost of Revenue and Gross Profit Margin

	Fiscal Year Ended December 31
	2023	2022	Change	Change
	$	$	$	%
Cost of revenue	14, 275,131	12, 478,350	1,796,781	14.4
Gross profit	1,654,642	1,125,599	529,043	47.0
Gross profit margin	10.4%	8.3%	-	2.1

Cost of revenue primarily consists of project and manpower costs incurred to generate revenue for Forekast. In fiscal year 2023, Forekast achieved a gross profit of $1.65 million, representing an increase of 47.0% or $0.53 million from the gross profit of $1.13 million recorded in fiscal year 2022.

The gross profit margin in fiscal year 2023 stood at approximately 10.4%, higher than the 8.3% margin achieved in fiscal year 2022. This increase in fiscal year 2023 is primarily attributable to a greater contribution from higher margin contracts contributing to the overall improvement in margins.

Administrative, General Expenses and Net Profit

	Fiscal Year Ended December 31
	2023	2022	Change	Change
	$	$	$	%
Administrative and general expenses	489,890	361,554	128,336	35.5
Net profit	886,588	575,042	311,546	54.2
Net margin	5.6%	4.2%	-	1.4

In fiscal year 2023, the net profit has increased from $0.58 million in fiscal year 2022 to $0.89 million. Administrative and general expenses mainly consist of staff related expenses, staff welfare expenses, office premise rental and depreciation/amortization expenses. During fiscal year 2023, Forekast entered into a new office premises tenancy, incurring additional expenses on amortization of right of use assets and depreciation of fixed assets. As a result, in fiscal year 2023, Forekast achieved a net margin of 5.6%, increased by 1.4% from fiscal year 2022.

Other income

Other income slightly increased from $0.01 million for the year ended December 31, 2022 to $0.02 million for the year ended December 31, 2023 primarily due to placement of fixed deposit towards the end of 2022, resulting in higher interest income earned within fiscal year 2023 compared to 2022.

Finance costs

Finance cost decreased from $0.02 million for the year ended December 31, 2022 to $0.007 million for the year ended December 31, 2023, primarily due to non-utilization of available credit facilities in 2023.

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Income tax

Income tax increased from $0.18 million in fiscal year 2022 to $0.29 million in fiscal year 2023, primarily due to the increase in the revenue by $2.33 million or 17.1%, and profit before tax of $0.42 million or 55.2%. The ratio of tax to profit has remained fairly constant at 24% for fiscal year 2023 and 2022.

EBITDA

Throughout fiscal year 2022 and fiscal year 2023, Forekast showcased its ability to not only expand its business operations, but also to generate cash from its business. Positive EBITDA has been consistently generated, exhibiting an upward trend.

In fiscal year 2023, Forekast achieved an EBITDA of $1.21 million, marking a 55.6% increase from the $0.78 million generated in the previous fiscal year. The EBITDA margins achieved in fiscal year 2023 and fiscal year 2022 were 7.6% and 5.7% respectively.

The significant increase in EBITDA in the fiscal year 2023 can be attributed to the successful implementation of business strategy involving upselling and cross selling. We consider that these strategies, coupled with expenditure management by the management team, led to significant growth in revenue, gross profit, EBITDA and net profit.

Tax Expense

British Virgin Islands

Forekast Limited is an exempt company incorporated in the British Virgin Islands. Under the laws of the British Virgin Islands, Forekast Limited is not subject to tax on income or capital gains, nor is Forekast Limited subject to withholding tax on any payment of dividends.

Malaysia

Forekast’s subsidiaries are Malaysian resident companies under Malaysian Income Tax Act 1967. They are subject to corporate income tax as determined under Malaysian Income Tax Act at a rate of 24% (“applicable tax rate”) for the nine months ended September 30, 2024, and fiscal years ended December 31, 2023 and 2022.

In May 2024, a Malaysian subsidiary was granted Malaysia Digital (“MD”) status by the Malaysia Digital Economy Corporation for the provision of solution in relation to Artificial Intelligence, subject to compliance with applicable conditions. This designation is typically granted to companies that are involved in high-value-added, high-technology, and knowledge-based industries. Companies holding MD status are typically eligible for various incentives, including tax benefits, rights and privileges provided by the Malaysian Government. The tax incentives offered comprise reduced corporate tax rate or investment tax allowance on its capital expenditure. The Malaysian subsidiary is currently in the process of ascertaining compliance with the conditions and analyzing the incentive best suited for it prior to application.

Strong Financial Position

Forekast believes it is in a strong financial position, demonstrating resilience and stability in its financial health.

As at September 30, 2024, Forekast had a current asset/total asset ratio which stands at 0.97 indicating that as at reporting date, approximately 97.0% of our total assets could be easily converted into liquid assets within a short period of time. As at December 31, 2023, Forekast had a current asset/total asset ratio which stands at 0.96 (2022: 0.99) indicating that as at reporting date, approximately 96.0% of our total assets could be easily converted into liquid assets within a short period of time. This high ratio underscores our ability to meet short-term obligations efficiently and maintain liquidity, which is essential for operational flexibility and financial stability.

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In addition to the above, Forekast had a healthy current ratio of 2.63 as at September 30, 2024, 2.58 and 1.87 as at December 31, 2023 and 2022, respectively. Forekast also had net current assets of $2.89 million as at September 30, 2024, $2.35 million and $1.81 million as at December 31, 2023 and 2022, respectively. This financial information indicates that Forekast is in a strong asset position and has the financial strength to repay any of the debts when it is due for repayments.

For the nine months ended September 30, 2024, Forekast’s receivables turnover ratio averaged 47 days, compared to a robust 37-day average in both fiscal years 2022 and 2023. The increase in turnover days was primarily due to temporary adjustment in invoicing processing, driven by recent regulatory changes in Malaysia requiring phased e-invoicing implementation. Some clients with annual revenue over RM100 million were mandated to adopt e-invoicing by August 1, 2024, which required them to update their systems and processes. To support this transition, we collaborated with these clients to align our invoicing process with their new systems. Although these adjustments temporarily extended our receivables turnover ratio, payments remained within agreed credit terms. This highlights our effective credit management practices and the reliability of our customer base. Notably, we have not experienced any bad debts since incorporation, further underscoring the strength and diligence of our receivables management. Our focus on maintaining strong relationships with our customers and ensuring prompt collections has contributed significantly to our financial stability and operational efficiency.

Forekast has achieved a cash ratio of 0.81 as at September 30, 2024, 1.20 and 0.91 as at December 31, 2023 and 2022, respectively. These ratios indicate that Forekast had sufficient cash, restricted cash and pledged fixed deposits to cover its current liabilities in both years. These metrics reflect our effective liquidity management and our financial strength in meeting short-term obligations.

In overall, our strong asset liquidity demonstrated above is a testament to prudent financial management and strategic asset allocation, ensuring that we remain well-positioned to seize opportunities and navigate potential challenges in the market.

Financial Prudence for Optimal Returns

Forekast recognizes the importance of maintaining financial prudence while pursuing sustainable profitability. Our commitment lies in striking a delicate balance between these two objectives throughout our operations.

We adopt a strategic approach to resource utilization, optimizing operational efficiency while simultaneously minimizing costs. By streamlining processes and leveraging technology, we establish a lean and scalable business model that maximizes ROI. Our diligent financial management practices involve a thorough assessment of expenditure, with investments prioritized based on their direct contribution to the growth and value proposition of our services and solutions. Through these measures, we ensure optimal resource utilization and maintain a prudent financial outlook for sustained profitability and long-term success.

Liquidity and Capital Resources

Forekast maintains a strong liquidity position, underpinned by a healthy balance of cash, restricted cash, and pledged fixed deposits. This financial strength is indicative of Forekast’s ability to meet its short-term obligations and to seize potential opportunities. The ratio of cash, restricted cash and pledged fixed deposits to current liability stands at 0.81 as at September 30, 2024, and 1.20 as at December 31, 2023. This ratio reflects Forekast’s prudent cash management practices and ensures that it has sufficient liquidity to cover its current liabilities more than adequately. The net assets and net current assets of Forekast have remained positive and displayed an increasing trend over the past financial years. As at September 30, 2024, Forekast held net assets totaling $2.98 million and net current assets amounting to $2.89 million. As at fiscal year 2023, Forekast held net assets totaling $2.44 million and net current assets amounting to $2.35 million. We believe this enables Forekast to navigate economic uncertainties with confidence and positions it well for future growth and investment opportunities.

Since inception, we have financed operations primarily through customer payments. As at September 30, 2024, December 31, 2023, and December 31, 2022, we had $1.44 million, $1.10 million and $1.03 million cash and restricted cash, and $0.77 million, $0.68 million and $0.86 million of pledged fixed deposits, respectively, which were held for working capital purposes. We have been generating operating profits and positive cash flows from operations in the nine months ended September 30, 2024 and both fiscal years ended December 31, 2023 and December 31, 2022. We expect to continue to earn operating profits and generate positive cash flows from operations for the foreseeable future.

We believe that existing cash, pledged fixed deposits and available credit facilities will be sufficient to meet our working capital and capital expenditure needs for at least the next 12 months. For the 12 months following this initial period, our cash needs may depend on changes in business conditions or other developments, especially if we find and wish to pursue opportunities for investment, acquisition, capital expenditures or similar actions. In such cases, whilst we believe that our operations will still be sufficient to sustain growth, we may utilize our available credit facilities as needed. However, if necessary, we remain open to exploring additional financing options to support these initiatives and ensure financial flexibility.

In terms of financial performance, Forekast consistently generates positive gross profit, net profit and positive adjusted EBITDA. We are confident that with its’ strong financial position and performance, Forekast possesses the capability to continue its operations effectively and fulfill its obligations as they fall due.

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Historical cash flows

The following table summarizes our cash flows for the periods presented:

	Fiscal Year Ended December 31		Nine Months Ended September 30
	2023	2022	2024	2023
	$	$	$	$
Cash generated from operating activities	1,091,573	1,679,132	136,442	1,088,596
Cash (used in)/generated from investing activities	(60,854)	2,687	(1,877)	(29,012)
Cash used in financing activities	(852,687)	(917,894)	(17,422)	(880,054)
Net increase in cash and restricted cash	178,032	763,925	117,143	179,530
Cash and restricted cash at the beginning of the year	1,034,523	280,066	1,101,771	1,034,523
Effects of currency translation on cash and restricted cash	(110,784)	(9,468)	220,674	(81,612)
Cash and restricted cash at the end of the year	1,101,771	1,034,523	1,439,588	1,132,441

Operating activities. Net cash generated from operating activities of $0.14 million for the nine months ended September 30, 2024, was primarily due to our profit before tax of $0.40 million in addition to depreciation and amortization of $0.03 million. The remaining $0.29 million cash outflow related to changes in operating assets and liabilities was primarily attributable to an increase in trade and other receivables account of $0.29 million, reflecting slower collection during the period, and payment of income tax amounting to $0.19 million. These are offset by the increase in the trade and other payables account of $0.19 million, which are contributed by the increase in client’s funds held in trust of $0.22 million, increase in accruals of $0.05 million, and increase in trade payables of $0.05 million, which are then offset by the payment made to other payables of $0.13 million.

Net cash generated from operating activities of $1.09 million for the nine months ended September 30, 2023, was primarily due to our profit before tax of $1.14 million in addition to depreciation and amortization of $0.02 million. The remaining $0.07 million cash outflow related to changes in operating assets and liabilities was primarily attributable to payment of income tax amounting $0.47 million. This is offset by the decrease in trade and other receivables account of $0.27 million due to stronger collection, and an increase in trade and other payables account of $0.14 million which are contributed by the increase in client’s funds held in trust of $0.23 million, increase in accruals of $0.02 million, which are then offset by the payment made to other payables of $0.04 million and trade payables of $0.06 million.

Net cash generated from operating activities of $1.09 million for the fiscal year ended December 31, 2023 was primarily due to our profit before tax of $1.18 million in addition to depreciation and amortization of $0.03 million. The remaining $0.11 million cash outflow related to changes in operating assets and liabilities was primarily attributable to an increase in trade and other receivables account of $0.04 million due to increase in the revenue from contracts with customers, and an increase in trade and other payables account of $0.40 million which are contributed by the increase in client’s funds held in trust of $0.26 million, increase in accruals of $0.02 million, and increase in other payables of $0.18 million, which are then offset by the payment made to trade payables of $0.06 million. These are further offset by payment of income tax amounting $0.47 million.

Net cash generated from operating activities of $1.68 million for the fiscal year ended December 31, 2022 was primarily due to our profit before tax of $0.76 million. The remaining $0.92 million cash inflows related to changes in operating assets and liabilities was primarily attributable to an increase in accounts receivable of $0.16 million due to increase revenue, countered by an increase in payables account of $1.16 million and payment of income tax amounting $0.08 million. The increase payables account is contributed by the increase in outstanding balances due to trade suppliers, other payables, and client’s funds held in trust of $0.20 million, $0.65 million and $0.31 million respectively, which are mainly due to increase in manpower expenses during the year.

Investing Activities. Net cash used in investing activities of $0.002 million for the nine months ended September 30, 2024, was attributable to capital expenditures of $0.002 million.

Net cash used in investing activities of $0.03 million for the nine months ended September 30, 2023, was attributable to capital expenditures of $0.03 million.

Net cash used in investing activities of $0.06 million for the fiscal year ended December 31, 2023, was primarily attributable to capital expenditures of $0.06 million.

Net cash generated from investing activities of $0.003 million for the fiscal year ended December 31, 2022, was primarily attributable to proceeds from disposal of assets.

Financing Activities. Net cash used in financing activities of $0.02 million for the nine months ended September 30, 2024, was due to the repayment of lease liabilities.

Net cash used in financing activities of $0.88 million for nine months ended September 30, 2023, was primarily due to $1.03 million payment of dividends to former shareholders prior to the reorganization, and repayment of lease liabilities amounting to $0.01 million. These are offset by withdrawal of pledged fixed deposits of $0.16 million.

Net cash used in financing activities of $0.85 million for the fiscal year ended December 31, 2023, was primarily due to $1.03 million payment of dividends to former shareholders prior to the reorganization, repayment of lease liabilities amounting to $0.02 million. These are offset by the maturity of pledged fixed deposits of $0.19 million.

Net cash used in financing activities of $0.92 million for the fiscal year ended December 31, 2022, was primarily due to placement made on pledged fixed deposits of $0.69 million, and repayment of $0.23 million made on term loan, bank facilities, and hire purchase.

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Off-Balance Sheet Arrangements

During the periods presented, and the current period, we have not engaged in any off-balance sheet financing arrangements. Additionally, we do not have any relationships with unconsolidated entities or financial partnerships, including those sometimes known as structured finance or special purpose entities, which are established for off-balance sheet arrangements or other narrowly defined purposes.

Qualitative and Quantitative Disclosures about Financial Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may have an impact on our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is principally the result of fluctuations in interest rates and foreign currency exchange rates.

Inflation and Interest Rate Risk

Inflation

We do not believe that inflation has had a material adverse effect on our results of operations, financial condition and cash flows. However, public demand for our offerings is influenced by general economic conditions, including inflation, global health epidemics/pandemics and customer preferences. Periods of economic softness and increases in inflation rates and interest rates could have a material adverse effect on our ability to maintain current gross margins and manage operating expenses as a percentage of sales revenue, especially if revenues do not grow in line with rising costs. Although we cannot precisely determine the impact of inflation on our operations, we have generally sought to rely on operating efficiencies from scale, technology modernization and digital advancement to offset increased costs of employee compensation and other operating expenses impacted by inflation. If global efforts to control inflation are not successful and inflationary pressures continue to persist, they could increase the risk of a recession, which may adversely impact our business, results of operations and financial condition.

Interest Rate

We are exposed to floating interest rate risk on pledged fixed deposits. Forekast currently maintains credit facilities but utilization of such facilities is minimal. As such, the impact of rising interest rates on Forekast’s credit utilization is expected to be minimal. As of September 30, 2024, there were no outstanding credit facilities. Forekast closely monitors its interest rate risk and does not utilize interest swap contracts or other derivative instruments for trading or speculative purposes. At the end of the reporting period, there were no such arrangements, interest rate swap contracts or other derivative instruments outstanding.

An increase in market interest rates by 1% on financial assets and liabilities of Forekast which has variable interest rates at the end of the reporting period would increase the profit before tax by USD8,860 (2022: USD20,929) and other comprehensive income by Nil (2022: Nil). This analysis assumes that all other variables remain unchanged.

A decrease in market interest rates by 1% on financial assets and liabilities of Forekast which has variable interest rates at the end of the reporting period would have had the equal but opposite effect on the amounts shown above, on the basis that all other variables remain unchanged.

Any increase in our operating costs as a result of inflation, including increases in borrowing costs due to rises in interest rates, would adversely impact profits, given that we may not be able to pass these increased costs directly to customers or offset them by increasing prices without a detrimental effect on customer demand.

Currency risk

Our financial statements are presented in United States Dollars (“USD”), which is the presentation currency of Forekast, while we undertake transactions predominantly denominated in Malaysian Ringgit with minimal transactions in US Dollar.

Our consolidated results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates. To date, Forekast has not entered into any derivative instruments for hedging or trading purposes as the net exposure to foreign currency risk is not significant to Forekast.

Credit and concentration risks

Financial instruments that potentially subject us to credit risks consist of cash, restricted cash, trade receivables from customers and related party. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The credit risk attributable to cash and restricted cash is insignificant because the counterparties are reputable and high-quality financial institutions.

For trade receivables from customers and related party, credit risk is managed by each business unit subject to established policy, procedures and control relating to customer credit risk management. Credit quality of a customer is assessed, and individual credit limit is determined according to this assessment. Trade receivables from customers and related party are regularly monitored by management.

An impairment analysis is performed at each reporting date to measure the expected credit losses. The calculation reflects information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions. For the nine months ended September 30, 2024 and 2023 and fiscal years ended December 31, 2023 and 2022, no allowance for doubtful accounts were recorded.

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For the nine months ended September 30, 2024, there was 1 customer who accounted for 10% or more of Forekast’s revenue and there was no vendor who accounted for 10% or more of Forekast’s cost of sales. For the nine months ended September 30, 2023, there were 2 customers who accounted for 10% or more of Forekast’s revenue and there was 1 vendor who accounted for 10% or more of Forekast’s cost of sales. As at September 30, 2024, there were 2 customers who accounted for 10% or more of Forekast’s trade receivables balance and there was no vendor who accounted for 10% or more of Forekast’s trade payables balance.

For the fiscal year ended 2023, there were 2 customers who accounted for 10% or more of Forekast’s revenue and 1 customer who accounted for 10% or more of Forekast’s trade receivables balance. For the fiscal year ended 2022, there was 1 customer who accounted for 10% or more of Forekast’s revenue and 2 customers who accounted for 10% or more of Forekast’s trade receivables balance. For the fiscal years ended 2023 and 2022, there were no vendors who accounted for 10% or more of Forekast’s cost of sales. For the fiscal year 2023, there were no vendors who accounted for 10% or more of Forekast’s trade payables balance. For the fiscal year 2022, there was 1 vendor who accounted for 10% or more of Forekast’s trade payables balance. Please refer to Note 25 to the audited combined and consolidated financial statements included elsewhere in this proxy statement/prospectus for more information.

Significant Accounting Policies, Judgements, and Estimates

These financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”). IFRS does not provide for the preparation of combined financial information, and accordingly in preparing the combined financial information, certain accounting conventions commonly used for the preparation of historical financial information based on U.S. GAAP guidance have been applied, such as ASC 805 and ASC 810.

Combined Financial Statements

The entities or businesses under common control are accounted for in accordance with merger accounting. In applying merger accounting, the combined financial statements of a reporting entity incorporate the financial statements items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party. Judgement has been made to determine the nature of these common control transactions.

The preparation of financial statements in conformity with IFRSs requires management to exercise its judgement in the process of applying Forekast’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions.

Forekast considers that it established controls in the entities on January 1, 2022 even though Forekast’s effective shareholding interest is only put into effect after. This is because Forekast, prior to the reorganization, in substance was controlled by the same controlling party pursuant to letters of management services signed which had effectively transferred the operational control and decision-making authority to Mr. Muzahid Shah. The reorganization involved the formation of Forekast Limited (Mr. Muzahid Shah is the director and controlling party of Forekast Limited) and FISB; and execution of an agreement between Mr. Muzahid Shah and the shareholder of FISB, thereby FISB became a wholly-owned subsidiary of Forekast Limited. As a result of the reorganization, Forekast Limited became the ultimate holding company of all the entities. This reorganization is considered a recapitalization under common control of the same group of shareholders before and after the reorganization.

Therefore, the consolidation of Forekast Limited and its subsidiaries has been accounted for at historical cost and presented as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying combined and consolidated financial statements. Forekast applied business combination under common control or pooling-of-interest method using guidance from U.S GAAP, e.g. ASC 805 and ASC 810, in the absence of such guidance under IFRS.

Revenue Recognition

Forekast follows the rules and guidance set out under IFRS 15, Revenue from Contracts with Customers (“IFRS 15”), when recognizing revenue from contracts with customers. The core principle of IFRS 15 requires an entity to recognize revenues to depict the transfer of services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those services recognized as performance obligations are satisfied. In according with IFRS 15, revenues are recognized when Forekast satisfies the performance obligations by delivering the promised services to the customers, in an amount that reflects the consideration Forekast expects to be entitled to in exchange for those services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

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Forekast applies a practical expedient to expense costs as incurred for those suffered in order to obtain a contract with a customer when the amortization period would have been one year or less. Forekast has no material incremental costs of obtaining contracts with customers that Forekast expects the benefit of those costs to be longer than one year, which need to be recognized as assets.

Significant judgement was applied when determining whether Forekast is a principal or an agent in recognizing the revenue. Forekast has the primary responsibility in the provision of services. Forekast also has full authority in negotiating and setting the fees with its customers. Accordingly, Forekast has full control on both managed services and professional services it offers to the customers and is a principal in the contracts. Forekast recognizes revenue at the gross amount it is entitled to from its customers.

Managed services

Forekast provides managed services to its customers. Forekast offers ongoing support and management for technology systems, ensuring that businesses have access to essential resources such as network management, cybersecurity, cloud services, and application support and maintenance. This robust model provides our customers with scalable and comprehensive solutions designed to meet the specific needs of each customer. With a focus on proactive monitoring, maintenance, and enhancement of applications, these services help our customers maintain optimal technology performance while allowing them to concentrate on their core operations.

Forekast considers that the identified contract creates enforceable rights and obligations which specify the responsibilities of each party. The contract used by Forekast is a common form of agreement in the jurisdiction that Forekast is operating in, which outline the rights and obligations of services to be transferred, payment terms etc. In identifying performance obligation, Forekast determines that the contract creates a single performance obligation delivered as the service is rendered.

Contracts comprise agreements, purchase orders or work orders, and may be in effect for one year or on a monthly basis over the period of service, some of which are automatically renewed until termination. These contracts outline, amongst others, the detailed scope of services, basis of the charge, duration of the contract and measure the service based on time incurred on the customers’ projects. Transaction price and rates of charges are fixed within each contract. Revenue from managed services is recognized at a point in time as the services are rendered and billed on a monthly basis based on the actual approved time incurred at the rates agreed upon in the contract. There is no variable consideration identified, nor is there any financing component, non-cash consideration and consideration payable to the customer identified.

Forekast has the primary responsibility in the provision of services. Forekast also has full authority in negotiating and setting the fees with its customers. Accordingly, Forekast has full control on the managed services it offers to the customers and is a principal in the contracts. Forekast recognizes revenue at the gross amount it is entitled to from its customers.

Professional services

Forekast’s professional services encompass the delivery of its augmented intelligence offerings based on the agreed upon specific professional services that is rendered to the customer as per the contract between the customer and Forekast These services include consultancy, solution architecting, system implementation, training, and on-demand expertise. Each service is designed to help customers effectively deploy and maximize the utility of Forekast’s solutions, ensuring optimal usage across their operations. Forekast considers that the identified contract creates enforceable rights and obligations which specify the responsibilities of each party. The contract used by Forekast is a common form of agreement in the jurisdiction that Forekast is operating in, which outline the rights and obligations of services to be transferred, payment terms and other key aspects. The services mentioned in each of the contracts have performance obligations that are separately identifiable and distinct from each other as the customers are able to consume and generate economic benefits from the services upon delivery of each stage.

The transaction price for each distinct performance obligation of the specific professional services is fixed as stated in the contract. There is no variable consideration identified, financing components, non-cash consideration and consideration payable to the customer identified.

Forekast recognizes revenue on a gross basis as Forekast is primarily accountable for ensuring that all services, meet the agreed contractual requirements. Forekast is the principal in the contract as it has full authority to negotiate, set fees with its customers, invoice them and is accountable for the overall performance.

Revenue is also recognized at a point in time upon the completion of each separately identifiable and distinct performance obligation for the specific professional services as stated in the contract and acknowledged by customers, reflecting the transfer of control of the services to the customer.

Assessment on impairment of financial assets

Forekast uses a provision matrix to calculate estimated credit losses (ECLs) for trade receivables, which is based on the analysis of historic credit losses and taking into account future economic expectations.

The provision matrix is initially based on Forekast’s historical observed default rates. Forekast will calibrate the matrix to adjust the historical credit loss experience with forward-looking information on macroeconomic factors affecting the ability of the customers to settle the receivables. The historical observed default rates are updated and changes in the forward-looking estimates are analyzed at every end of the reporting period.

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Recent accounting pronouncements

From time to time, new accounting standards, interpretations and amendments are issued by IASB or other standard setting bodies that are adopted by us as of the specified effective date. Please refer to Note 2 to the audited combined and consolidated financial statements included elsewhere in this proxy statement/prospectus for more information about recent accounting pronouncements, the timing of their adoption and our assessment.

Commitments and Contingencies

In the normal course of business, we are subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in our combined and consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

As of the date of this prospectus, we did not have any ongoing legal proceedings, claims, and loss contingencies which require to be recognized or disclosed in our combined and consolidated financial statements.

The following table summarizes the remaining contractual maturities of lease liabilities under operating lease as of September 30, 2024, December 31, 2023, and December 31, 2022:

	As of December 31,		As of September 30,
	2023	2022	2024
	$	$
Operating lease commitments	91,354	-	82,158

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF EVGR

The following discussion should be read in conjunction with our financial statements attached to this Proxy statement/prospectus and footnotes thereto.

Overview

We are a blank check company formed under the laws of the Cayman Islands on October 21, 2021. We were formed for the purpose of entering into a merger, a share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar business combination with one or more target businesses. While our efforts to identify a target business may span many industries and regions worldwide, we focus on companies with operations in vision sensing technologies. We intend to effectuate our initial Business Combination using cash from the proceeds of our Initial Public Offering and the private placement of the Private Units, the proceeds of the sale of our shares in connection with our initial Business Combination, shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

We expect to continue to incur significant costs in the pursuit of our initial Business Combination. We cannot assure you that our plans to complete our initial Business Combination will be successful.

Extraordinary General Meeting of Shareholders

On July 18, 2023, the Company held an extraordinary general meeting of shareholders. As approved by its shareholders at the extraordinary general meeting, the Company and Continental Stock Transfer & Trust Company entered into an amendment, dated July 24, 2023, to the Investment Management Trust Agreement, dated February 8, 2022, by and between Continental Stock Transfer & Trust Company and the Company.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on July 18, 2023, Evergreen Corporation filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to August 11, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

The shareholders of the Company elected to redeem an aggregate of 4,004,330 Class A ordinary shares in connection with the extraordinary general meeting held on July 18, 2023.

On May 9, 2024, the Company held an extraordinary general meeting of shareholders. As approved by its shareholders at the extraordinary general meeting, the Company and Continental Stock Transfer & Trust Company entered into an amendment, dated May 9, 2024, to the Investment Management Trust Agreement, dated February 8, 2022, by and between Continental Stock Transfer & Trust Company and the Company.

Subsequent to the approval by the shareholders of the Company of the Amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on May 9, 2024, the Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to nine (9) times for an additional one (1) month each time from May 11, 2024 to February 11, 2025 by depositing into its trust account, for each one-month extension, the lesser of (a) $80,000 and (b) $0.03 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association.

The shareholders of Evergreen Corporation elected to redeem an aggregate of 2,831,713 Class A ordinary shares in connection with the extraordinary general meeting held on May 9, 2024.

Merger Agreement

On September 5, 2024, the Company entered into a merger agreement, which was subsequently amended and restated on September 18, 2024 (as amended, the “Merger Agreement”), by and among the Company, Evergreen Merger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of EVGR (“PubCo”), Evergreen Merger Sub Inc. (“Merger Sub”), a company limited by shares registered in the British Virgin Islands and a wholly-owned subsidiary of PubCo, Forekast Limited., a company limited by shares registered in the British Virgin Islands (“Forekast”), and Forekast International Sdn. Bhd., a company organized under the laws of Malaysia and a wholly owned subsidiary of Forekast. Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) the Company will reincorporate in the Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Forekast, resulting in Forekast being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”). In connection with the consummation of the Business Combination, EVGR will be renamed “Forekast Group.”

The aggregate consideration for the Acquisition Merger is $105,000,000, payable in the form of 10,500,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Forekast and its shareholders. At the closing of the Acquisition Merger, the issued and outstanding shares in Forekast held by the former Forekast shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares.

Nasdaq Notice

On August 1, 2024, the Company received a letter (the “Notice”) from the Nasdaq Listing Qualifications department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company no longer complies with the requirements of Nasdaq Listing Rule 5450(a)(2) (the “Rule”) for continued listing on the Nasdaq Global Market. Under the Rule, EVGR is required to maintain at least 400 total holders (the “Total Holder Requirement”).

The Notice indicates that the Company has 45 calendar days (the “Deadline”) to submit a plan (the “Compliance Plan”) to regain compliance with the Rule. If Nasdaq accepts the Compliance Plan, Nasdaq can grant the Company an extension of up to 180 calendar days from the date of the Notice to evidence compliance. If Nasdaq does not accept the Compliance Plan, the Company may appeal the decision to a Nasdaq hearings panel. There can be no assurance that the Company will ultimately be able to regain or maintain compliance with the Rule.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through August 31, 2024 were organizational activities, those necessary to prepare for our Initial Public Offering, described below, and, after our Initial Public Offering, identifying a target company for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Accounts. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended August 31, 2024, we had a net income of $544,062, which consists of formation and operating costs of $155,991, and interest earned on investments held of $700,053. For the nine months ended August 31, 2024, we had a net income of $2,211,977, which consists of formation and operating costs of $601,741 and interest earned on investment held of $2,813,718. For the three months ended August 31, 2023, we had a net income of $1,111,904, which consists of formation and operating costs of $247,600, and interest earned on investments held of $1,359,504. For the nine months ended August 31, 2023, we had a net income of $3,100,901, which consists of formation and operating costs of $844,959, and interest earned on investments held in the Trust Account of $3,945,860.

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For the year ended November 30, 2023, we had a net income of $3,673,548, which consists of formation and operating costs of $1,343,438, and interest earned on investments held of $5,016,986. For the year ended November 30, 2022, we had a net income of $906,058, which consists of formation and operating costs of $420,505, and interest earned on investments held of $1,326,563.

Liquidity, Capital Resources and Going Concern Consideration

On February 11, 2022, we consummated our Initial Public Offering of 11,500,000 Units at a price of $10.00 per Unit, generating gross proceeds of $115,000,000. Simultaneously with the consummation of the initial public offering, we completed the private placement of an aggregate of 532,500 units to our sponsor at a purchase price of $10.00 per private placement unit, generating total gross proceeds of $5,325,000.

For the nine months ended August 31, 2024, cash used in operating activities was $436,635 and for the nine months ended August 31, 2023, the cash used in operating activities was $582,992. For the year ended November 30, 2023, cash used in operating activities was $804,295 and for the year ended November 2022, the cash used in operating activities was $515,885.

As of August 31, 2024 and November 30, 2023, we had investments of $54,519,214 and $82,949,890, respectively, held in the Trust Accounts. We intend to use substantially all of the funds held in the Trust Accounts, including any amounts representing interest earned on the Trust Accounts (less taxes paid and deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes. During the six months ended August 31, 2024, we did not withdraw any interest earned on the Trust Accounts. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Accounts will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of August 31, 2024 and November 30, 2023, we had cash of $50,798 and $146,933, respectively, outside of the Trust Accounts. We intend to use the funds held outside the Trust Accounts primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with our initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Accounts to repay such loaned amounts but no proceeds from our Trust Accounts would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units identical to the Placement Units, at a price of $10.00 per unit at the option of the lender. As of August 31, 2024 and November 30, 2023, the company has borrowed $990,500 and $650,000 under working capital loan respectively. The Company has transferred $121,000 for extension purpose on January 5, 2024.

We believe we will need to raise additional funds in order to meet the expenditure required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our Public Shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Accounts. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the liquidity condition and mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

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INFORMATION ABOUT EVGR

Overview

EVGR was incorporated as a blank check company on October 21, 2021, under the laws of the Cayman Islands, for the purpose of entering into a merger, a share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or similar business combination with one or more businesses or entities, which we refer to as a “target business.”

EVGR’s Existing M&A provides that its corporate existence will cease and it will liquidate the trust account (described herein) and distribute the funds included therein to the holders of ordinary shares sold in its IPO if it does not consummate a business combination by January 11, 2025.

Our Sponsor

EVGR’s sponsor is Evergreen LLC, a Cayman Islands limited liability company formed by EVGR’s Chief Executive Officer, Liew Choon Lian. Liew Choon Lian is the Managing Member and the controlling person of the Sponsor and currently holds [_]% of the outstanding membership interest in the Sponsor. No other persons have direct or indirect material interests in the Sponsor. The Sponsor currently holds 2,875,000 Class B Ordinary Shares and 532,500 Private Units. The Sponsor shall immediately prior to the Reincorporation Merger elect to convert all of the 2,875,000 Class B Ordinary Shares held by it into Class A Ordinary Shares of EVGR on a one-for-one basis. Except for the aforementioned conversion. Except for the aforementioned conversion, there are no transfers or arrangements to transfer securities directly or indirectly or cancellation of such securities contemplated in connection with the Business Combination. Other than the investment in EVGR, the Sponsor currently does not have any other investments and has not in the past invested in any other special purpose acquisition companies. The Sponsor has no ongoing business and was established solely to provide risk capital to EVGR.

Other than their involvement in EVGR, none of our officers or directors, our Sponsor, nor any of its respective officers, directors, employees, or affiliates, have had management experience with blank check companies or special purpose acquisition companies.

Our Sponsor incorporated EVGR in the Cayman Islands and directed the launch of the EVGR IPO. In addition, the Sponsor invested $5,325,000 in a private placement that closed concurrently with the closing of the EVGR IPO, which funds were used in part to fund EVGR’s working capital needs. Mr. Liew Choon Lian, the managing member of the Sponsor, has served as the Chief Executive Officer of EVGR since inception and manages the day-to-day operations of EVGR. Commencing on February 11, 2022, we agreed to pay to the Sponsor $10,000 per month for up to 36 months for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Our Sponsor led our search for an initial business combination and negotiations with potential target companies, including Forekast. See the section entitled “Proposal No. 2 – The Business Combination Proposal – Background of the Business Combination” for additional information. Upon consummation of the Business Combination, our Sponsor will have the right to designate one member of PubCo’s board of directors.

Offering Proceeds Held in Trust

On February 11, 2022, EVGR consummated the IPO of 10,000,000 units, generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, EVGR consummated the private sale of an aggregate of 480,000 units to the Sponsor at a purchase price of $10.00 per private placement unit, generating gross proceeds to EVGR in the amount of $4,800,000.

On February 11, 2022, the underwriters purchased an additional 1,500,000 units pursuant to the exercise of the underwriters’ over-allotment option. The over-allotment option units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to EVGR of $15,000,000. Also, in connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 52,500 private placement units at a purchase price of $10.00 per unit.

Following the closing of the IPO on February 11, 2022, an amount of $116,725,000 ($10.15 per unit) from the net proceeds of the sale of the units in the IPO and the private placement was placed in a trust account which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by EVGR meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by EVGR, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the trust account. As of the date of this proxy statement/prospectus, funds in the trust account totaled approximately $[_] million.

On July 18, 2023, EVGR held an extraordinary general meeting of shareholders. During this meeting, EVGR’s shareholders approved the proposals to, among other things, (i) amend EVGR’s amended and restated articles of association in existence at the time to give EVGR the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to twelve (12) times for an additional one (1) month each time, from August 11, 2023 to August 11, 2024; (ii) amend EVGR’s investment management trust agreement, dated as of February 8, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to the August 11, 2024 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A ordinary share outstanding, and (iii) amend EVGR’s amended and restated articles of association in existence at the time to expand the methods that EVGR may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. On July 18, 2023, 4,004,330 Public Shares were redeemed by a number of shareholders at a price of approximately $10.75 per share, in an aggregate principal amount of $43,058,659.34. Following the redemptions, there were 7,495,670 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $160,000 per month into the trust account to further extend the Combination Period to May 11, 2024.

On May 9, 2024, EVGR held an extraordinary general meeting of shareholders. During this meeting, EVGR’s shareholders approved the proposals to, among other things, (i) amend EVGR’s amended and restated articles of association to give EVGR the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to nine (9) times for an additional one (1) month each time, from May 11, 2024 to February 11, 2025; and (ii) amend EVGR’s investment management trust agreement, dated as of February 8, 2022, by and between the Company and Continental Stock Transfer & Trust Company, to allow the Company to extend the Combination Period up to nine (9) times for an additional one (1) month each time from May 11, 2024 to February 11, 2025 by depositing into the Trust Account, for each one-month extension, the lesser of (a) $80,000 and (b) $0.03 for each Class A ordinary share outstanding. On May 9, 2024, 2,831,713 Public Shares were redeemed by a number of shareholders at a price of approximately $11.43 per share, in an aggregate principal amount of $32,364,393.70. Following the redemptions, there were 4,663,957 Class A Ordinary Shares outstanding held by public shareholders. The Company subsequently deposited $80,000 per month into the trust account to further extend the Combination Period to January 11, 2025.

Each extension payment is loaned to the Company by the Sponsor pursuant to the promissory notes and the Company will repay the aggregate amount contributed by the Sponsor for the extensions at Closing. The loans are not interest-bearing and may be converted into Class A ordinary shares at Closing at the option of the Sponsor. For additional information regarding the promissory notes, see “Certain Transactions and Related Party Transactions — Related Party Extensions Loan” and “Proposal No. 2 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus. Neither EVGR, the Sponsor nor any other individual or entity received securities or other consideration in exchange for the extension payments.

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None of the funds held in trust will be released from the trust account, other than interest income to pay any tax obligations, until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if EVGR has not consummated a business combination by January 11, 2025 (unless otherwise extended in accordance with EVGR’s Existing M&A).

As of the date of this proxy statement/prospectus, there was, as a result of the redemptions discussed above, approximately $[_] million in EVGR’s trust account.

EVGR Units, Public Shares, and EVGR Warrants are each quoted on Nasdaq, under the symbols “EVGRU,” “EVGR,” and “EVGRW,” respectively. Each of EVGR Units consist of one ordinary share and one redeemable warrant. EVGR Units commenced trading on February 9, 2022.

Business Combination Activities

On September 5, 2024, EVGR entered into the Merger Agreement, which was subsequently amended and restated on September 18, 2024, pursuant to which EVGR will become, by way of an Acquisition Merger, the beneficial owner of all of the issued and outstanding shares and other equity interests of Forekast, resulting in Forekast becoming a wholly-owned subsidiary of EVGR. See “Proposal No. 2 – The Business Combination Proposal” for more information regarding the Merger Agreement.

In the event that the Business Combination is not consummated by January 11, 2025 (unless such date is otherwise extended in accordance with EVGR’s Existing M&A), EVGR’s corporate existence will cease and EVGR will distribute the proceeds held in the trust account to its public shareholders.

Permitted Purchases of Our Securities

If EVGR seeks shareholder approval of the Business Combination and does not conduct redemptions in connection with such Business Combination pursuant to the tender offer rules, the Sponsor, and EVGR’s directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. There is no limit on the number of shares the Sponsor, directors, officers or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed publicly or if such purchases are prohibited by Regulation M under the Exchange Act. EVGR does not anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going- private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of the Business Combination.

The purpose of any such purchases of shares could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy a closing condition in an agreement that requires EVGR to have a minimum net worth or a certain amount of cash at the closing of the Business Combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our Business Combination. Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of EVGR’s shares of Class A common stock or warrants may be reduced and the number of beneficial holders of EVGR’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

EVGR’s sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom EVGR’s sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our Business Combination. To the extent that the sponsor, officers, directors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our Business Combination, whether or not such shareholder has already submitted a proxy with respect to our Business Combination. EVGR’s sponsor, officers, directors or their affiliates will only purchase public shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by EVGR’s sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. EVGR expects that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Redemption Rights for Public Shareholders Upon Completion of the Business Combination

Pursuant to EVGR’s Existing M&A, EVGR shareholders (except the Sponsor and the officers and directors of EVGR) will be entitled to redeem their Public Shares for a pro rata share of the trust account (currently anticipated to be approximately $[_] per Ordinary Share for shareholders) net of taxes payable, upon the completion of the Business Combination.

The per-share amount EVGR will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions to be paid to underwriters. EVGR’s sponsor, officers and directors have entered into a letter agreement, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and placement shares and any public shares held by them in connection with the completion of the business combination.

Limitation on Redemption Upon Completion of the Business Combination

If EVGR seeks shareholder approval of the Business Combination and does not conduct redemptions in connection with such Business Combination pursuant to the tender offer rules, EVGR’s Existing M&A provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in the offering, which we refer to as the “Excess Shares.” Such restriction shall also be applicable affiliates of EVGR. This restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a Business Combination as a means to force EVGR or its management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

Automatic Dissolution and Subsequent Liquidation of trust account if No Business Combination

If we do not consummate an initial business combination by January 11, 2025 (unless otherwise extended), it will trigger our automatic winding up, dissolution and liquidation pursuant to the terms of EVGR’s Existing M&A. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Cayman Companies Act. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation.

Pursuant to the terms of EVGR’s Existing M&A and the trust agreement entered into between us and Continental Stock Transfer & Trust Company, LLC, in order to extend the time available for us to consummate our initial business combination, our Sponsor or their affiliates or designees, upon advance notice prior to the applicable deadline, must deposit into the trust account, for each one-month extension after May 11, 2024 and until February 11, 2025, the lesser of $80,000 and (b) $0.03 for each Class A ordinary share outstanding, on or prior to the date of the applicable deadline. Our Sponsor or their affiliates or designees will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional units at a price of $10.00 per unit, which are the same as the Private Placement Units. Our shareholders have approved the issuance of the units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we are unable to consummate our business combination within such time period, we will, as promptly as possible but not more than ten Business Days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our dissolution and liquidation, the public rights will expire and will be worthless.

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The amount in the trust account under the Cayman Companies Act will be treated as share premium which is distributable under the Cayman Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Pursuant to the letter agreement, dated February 8, 2022, entered into by and among EVGR, the Sponsor and our officer and directors, the Sponsor and our officer and directors agreed, for no additional consideration, to waive their rights to participate in any liquidation of our trust account or other assets with respect to the Insider Shares and Private Placement Units and to vote their Insider Shares and Private Shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. However, if the Sponsor, EVGR’s officers or directors separately acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if EVGR fails to complete the Business Combination within the allotted time. There will be no distribution from the trust account with respect to our warrants or rights, which will expire worthless.

If we are unable to consummate a business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share distribution from the trust account would be approximately $[_].

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

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Evergreen LLC, our Sponsor, has agreed that, if we liquidate the trust account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of the IPO not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that the Sponsor will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share distribution could be less than $[_] due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $[_] per share.

EVGR expects that all costs and expenses associated with implementing the plan of dissolution and payments to any creditors, will be funded from amounts out of the approximately $[_] held outside the trust account (as of [_], 2025), although there is no assurance that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing the plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, EVGR may request the trustee to release an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

Facilities and Headquarters

We maintain our principal executive offices at Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia. The cost for this space is provided to us by Evergreen LLC, as part of the $10,000 per month payment we make to it for office space and related services. We consider our current office space adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. We expected our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). Accordingly, as management has located a suitable target business to acquire, they are presently spending more time negotiating and processing the Business Combination than they were previously in locating and investigating target businesses. We do not intend to have any full-time employees prior to the consummation of the Business Combination.

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EVGR’s DIRECTORS AND EXECUTIVE OFFICERS

Current Directors and Executive Officers of EVGR

EVGR’s directors and executive officers are as follows as of the Record Date:

Name	Age	Position
Liew Choon Lian	64	Chairman of the Board and Chief Executive Officer
Izmet Iskandar Bin Mohd Ramli	46	Chief Financial Officer and Director
Lim Wai Loong	48	Independent Director
Dr. Mohamad Zabidi Bin Ahmad	62	Independent Director
Alberto Coronado Santos	39	Independent Director

Liew Choon Lian, Chief Executive Officer and Chairman of the Board

Mr. Liew has been our Chief Executive Officer and a director of the Company since inception. Since 2000, Mr. Liew has been the Chief Executive Officer of the MDT Group of Companies, which he founded in August, 2000. Mr. Liew has led MDT Innovations (MDTi) to an indicative valuation of over SGD268 million (approximately US$195 Million) according to a valuation report prepared by a multinational bank, commissioned by, and for the internal purposes of, MDTi. Under his leadership, in 2011, MDTi was ranked 12th, the highest ranking to achieved by an ASEAN company at the time, in Deloitte’s Fast 500 Asia Pacific, which is a technology awards program of Asia Pacific’s fastest-growing technology companies. Between 2006 and 2013, the company won 13 Asia Pacific ICT awards, including two Prime Minister’s Best of the Best awards in 2007 and 2013, Red Herring Asia 100 Award in 2008, and Red Herring Global 100 Award in 2009. In 2015, Mr. Liew was awarded the EY Entrepreneur of the Year in Technology Category. In 2016, MDT was chosen by IoT Business Platform Asia to be among the top 5 vendors behind Microsoft, IBM, Google MDT, and Cisco. In 2014, 2015, 2016, 2017 and 2018, MDT was chosen the Best Brand Asia and Best Employer Awards. Mr. Liew is the Director of Track & Trace Inc, who provide the local service and support in IoT solutions to clients in Taiwan and Hong Kong. From 1993 to 1999, Mr. Liew served as General Manager of Worldwide Operation at Matsushita Electric Co; Ltd, which is now known as Panasonic Corporation. Prior to his tenure at Matsushita Electric Co; Ltd, from 1989 to 1993, Mr. Lewis was an analyst and strategic consultant at Fuji-Keizai USA where he served such corporations as NTT, Panasonic, and NEC in New York, San Jose and Tokyo. Since 2010, Mr. Liew has served as member of the Local Advisory Panel to MOSTI and MDEC, providing input on enhancing Malaysia’s national ICT competitiveness. Mr. Liew graduated with honors from Malaysia’s prestigious Royal Military College in 1980 and obtain a Bachelor’s Degree of Computer Science from University of Dubugue in 1981-1984 and a Master’s Degree of Computer Science from Monmouth University in 1986-1988.

Izmet Iskandar Bin Mohd Ramli, Chief Financial Officer and Director

Mr. Izmet Iskandar bin Mohd Ramli has served as the Chief Financial Officer of EVGR since January 2022 and has been on EVGR’s board of directors since February 2022. He has been a director of Ntech Capital Management, a venture capital management corporation registered with the Securities Commission of Malaysia, since July 2021.

From 2019 to 2022, Mr. Iskandar had been a Partner at YCP Solidiance, the global consulting arm of YCP Holdings (Global), which listed on the Tokyo Stock Exchange in 2021, and was a member of the mergers and acquisitions origination team, facilitating strategic deals involving Japanese and Southeast Asian investors.

Mr. Iskandar brings extensive experience in corporate finance, having served as a director at cfSolutions, a firm licensed by the Securities Commission of Malaysia, since March 2007. There, he has advised on projects including company valuations, debt financing, equity fundraising, and IPOs.

Earlier in his career, he held significant roles as Chief Financial Officer in several companies, managing financial operations, securing debt financing, and optimizing expenses. He began his career in auditing, gaining experience at Arthur Andersen and Ernst & Young, where he specialized in the financial services industry.

He holds a Bachelor of Science degree in Accounting & Finance from the University of Southampton, United Kingdom, and has been a member of the Corporate Finance Faculty under the Institute of Chartered Accountants in England & Wales (ICAEW) since January 2007, as well as an Associate member of the Association of International Accountants since August 2024.

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Lim Wai Loong, Independent Director

Mr. Lim is one of our independent directors. Since January 2018, Mr. Lim has been a founder and CEO (Executive Director) in P10 Holdings Sdn Bhd. P10 is an advanced TVM (Time Value of Money) Fintech (Financial Technology) and Insuretech (Insurance Technology) Company in Malaysia. Mr.Lim is currently leading a team invested into R&D to innovate smart financial automation for the financial services and businesses in the ASEAN region.

Since January 2018, Mr Lim served as a non-executive director of Superlon Holdings Bhd (“Superlon”). Superlon is a global Nitrile Butadiene Rubber (NBR) insulation manufacturer for the heating, ventilation, air conditioning and refrigeration industry.

Since June 2008, Mr Lim has been a founder and Principal Consultant of QAS The Talent House (formerly QAS), a financial planning company and was responsible for designing and formulating various advisory methodologies for the financial planning industry in the ASEAN region, such as Singapore and Malaysia. Mr Lim has been involved in delivering more than 200 corporate social responsibility projects since 2008.

Mr. Lim obtained his Advanced Diploma in Mechanical and Manufacturing Engineering from Tarc College, Malaysia in 2000 and his Master of Science in Manufacturing Systems Engineering from University of Warwick, UK in 2002.

Mohamad Zabidi Bin Ahmad, Independent Director

Dr. Mohamad Zabidi Bin Ahmad is one of EVGR’s independent directors. Since November 2021, Dr. Ahmad has served as Non-Executive Chairman of Notes MS Sdn. Bhd., a financial technology company.

Since October 2021, he has been on the board of BIMB Investment, where he is a member of the Audit, Risk, and Remuneration committees. Dr. Ahmad also serves as an adjunct professor and board member at Perdana University and is on the board investment committee of IAIS Malaysia, advising on Islamic policy recommendations.

Since August 2021, Dr. Ahmad has been Senior Strategic Advisor & Senior Representative at DDCapital Ltd., a financial technology solution provider, and since January 2021, he has chaired the board at Tenang Solution SB, an investment and IT consulting company. Previously, he held senior advisory roles at Green Packet Malaysia, a technology company, and WGI SB, a glove manufacturing company in 2021.

Dr. Ahmad spent nearly four decades at CIMB Group, a Malaysian universal bank headquartered in Kuala Lumpur, where he served in various leadership roles, culminating as Senior Managing Director from 2016 to December 2020. He managed approximately US$27.7 billion in assets as Regional Treasurer and held key positions on several of the group’s major committees.

Dr. Ahmad is a Chartered Accountant and member of the Malaysian Institute of Accountants since June 2001. Dr. Ahmad obtained his Doctor of Business Administration from University Utara Malaysia in April 2021 and his Bachelor of Accountancy with Honors from University Technology Mara in October 1996.

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Alberto Coronado Santos, Independent Director

Mr. Coronado is one of our independent directors. Mr. Coronado is currently serving as a traffic acquisition director (head of publishers/affiliates) at Exclusive by Mobidea, where he has served since February 2022. Exclusive by Mobidea is a performance digital agency specialized on serving sales, lead generation and data to a big range of global advertisers on different categories. Previous to this company, from May 2021 till February 2022, Mr. Coronado was also in charge of the traffic acquisition, as director of traffic at Xelder Media. From March 2019 to May 2021, Mr. Coronado served as the head of publishers/affiliates at the Spanish affiliate network TORO Advertising, which is part of Exogroup. Prior to joining TORO Advertising, from November 2014 to December 2018, Mr. Coronado served as the General Manager of Global Digital Marketing Group, China, where he was responsible for opening the Chinese office in Shanghai. Mr. Santos obtained his Bachelor of Marketing Management (Hons) from Cardiff Metropolitan University in 2010.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages Company’s independent accountants, reviewing their independence and performance; reviews EVGR’s accounting and financial reporting processes and the integrity of its financial statements; the audits of EVGR’s financial statements and the appointment, compensation, qualifications, independence and performance of EVGR’s independent auditors; EVGR’s compliance with legal and regulatory requirements; and the performance of EVGR’s internal audit function and internal control over financial reporting.

The members of the Audit Committee are Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad and Alberto Coronado Santos, each of whom is an independent director under NASDAQ’s listing standards. Mohamad Zabidi Bin Ahmad is the Chairperson of the Audit Committee. The board has determined that Mohamad Zabidi Bin Ahmad qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Compensation Committee

The Compensation Committee reviews EVGR’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the board with respect to non-CEO and non-CFO compensation and administers EVGR’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of EVGR may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. EVGR’s executive officers do not play a role in suggesting their own salaries. Neither EVGR nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.

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Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effect, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the Compensation Committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The members of the Compensation Committee are Mohamad Zabidi Bin Ahmad, Lim Wai Loong and Alberto Coronado, each of whom is an independent director under NASDAQ’s listing standards. Lim Wai Loong is the Chairperson of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad, and Alberto Coronado Santos. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, an extraordinary general meeting of shareholders). Our shareholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Employment Agreements

EVGR has not entered into any employment agreements with its executive officers, and has not made any agreements to provide benefits upon termination of employment.

Executive Officer and Director Compensation

None of EVGR’s officers or directors have received any compensation for services rendered to EVGR. The Sponsor, officers, directors and their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on EVGR’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

Code of Ethics

We adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

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DIRECTORS AND EXECUTIVE OFFICERS OF FOREKAST

Forekast’s director and officers are as follows as of the Record Date:

Name	Age	Position
Muzahid Shah Bin Abdul Rahman	40	Chief Executive Officer and Director
Cristabel Teo	38	Chief Financial Officer
Alex Ng	53	Chief Operations Officer
Wallace Ching	37	Chief Technology Officer

Muzahid Shah Bin Abdul Rahman, Chief Executive Officer and Director

Mr. Muzahid Shah is the Chief Executive Officer (CEO) and director of Forekast, where he leads the company’s corporate strategy, planning, business development, and overall operations. With a wealth of experience across digital transformation, regional business expansion, mergers and acquisitions, and corporate governance, Mr. Muzahid plays a pivotal role in steering Forekast’s growth and strategic direction.

With over 15 years of leadership experience, Mr. Muzahid has held senior roles where he has been instrumental in driving organizational transformation and business growth. His expertise includes developing new revenue streams, overseeing successful post-acquisition integrations, and ensuring operational alignment across multiple regions. His work has spanned multiple markets, including Malaysia, Singapore, Thailand, Vietnam, and Indonesia, where he has demonstrated a deep understanding of regional dynamics and business expansion strategies.

In addition to his executive roles, Mr. Muzahid actively contributes to industry development through his involvement in various professional bodies. He has served as a Council Member and Chair of the Research Committee for the ESG Association of Malaysia and has been involved with the National ICT Association of Malaysia (PIKOM), where he contributed to initiatives addressing the digital talent gap and government affairs. Mr. Muzahid is a recognized thought leader, with experience speaking on national and international platforms focused on technology, sustainability, and industry trends.

Mr. Muzahid has advanced training in enterprise architecture, enhancing his ability to align technology with business strategy at Forekast. His visionary leadership ensures that Forekast remains at the forefront of innovation and growth in the rapidly evolving digital landscape.

Cristabel Teo, Chief Financial Officer

Ms. Cristabel Teo is the Chief Financial Officer (CFO) of Forekast, where she oversees the company’s financial strategy, planning, and management. In this role, she is responsible for ensuring Forekast’s financial health, driving growth through effective financial planning, and maintaining robust financial controls and reporting processes. Ms. Teo’s extensive experience in corporate governance, financial management, and risk and compliance oversight makes her an invaluable asset to Forekast’s leadership team.

With over a decade of experience across various industries, including technology, financial services, energy and utilities, health care and logistics, Ms. Teo brings a deep understanding of financial compliance and risk management. Her expertise includes driving financial efficiency, ensuring regulatory adherence, and financial reporting, all of which have been pivotal in supporting organizational growth and stability. Ms. Teo’s ability to balance strategic growth with sound financial governance ensures that Forekast continues to navigate financial challenges while seizing new business opportunities.

Before joining Forekast, Ms. Teo held leadership roles where she was responsible for driving financial and risk strategies, enhancing governance frameworks, and providing critical insights to support decision-making. Her hands-on approach to financial management has been instrumental in improving operational efficiency and supporting long-term business objectives.

At Forekast, Ms. Teo plays a key role in aligning the company’s financial operations with its strategic goals, ensuring fiscal responsibility, and supporting Forekast’s continued success and expansion.

Alex Ng, Chief Operations Officer

Mr. Alex Ng is the Chief Operations Officer (COO) of Forekast, where he leads the company’s operational strategies to ensure efficient service delivery and support business growth. With over 20 years of experience in technology managed services and enterprise solution implementation across various industries and regions, Mr. Ng brings extensive expertise in optimizing operations and improving performance across diverse business functions.

Throughout his career, Mr. Ng has demonstrated a strong ability to manage cross-functional teams and deliver complex solutions across different markets. His experience in system integration and enterprise projects, both regionally and internationally, has equipped him to navigate challenging environments and ensure successful project execution.

Prior to Forekast, Mr. Ng held senior leadership roles in consulting and technology firms, where he was responsible for establishing and managing country operations, as well as overseeing the deployment of enterprise solutions. His leadership in these roles was pivotal in driving operational efficiency and achieving business growth.

Mr. Ng ensures that Forekast’s operational processes are fully aligned with strategic objectives while enhancing its capabilities in technology managed services and AI-driven solutions. His extensive background in managing complex operations and achieving business results makes him a key contributor to Forekast’s ongoing success and development.

Wallace Ching, Chief Technology Officer

Mr. Wallace Ching serves as the Chief Technology Officer of Forekast, where he oversees the strategic direction of the company’s technological innovations and leads the development of advanced solutions across multiple sectors.

Mr. Ching plays a pivotal role in ensuring that Forekast’s technology offerings remain at the forefront of the industry as he has wealth of experience in areas like augmented intelligence, cloud computing, generative AI and enterprise-level system architecture. With extensive experience in leading large-scale digital transformation initiatives, Mr. Ching has been instrumental in analysing and implementing technologies in Forekast to optimise business operations and enhance customer experiences.

His leadership has enabled the seamless implementation of AI-driven solutions, contributing to the company’s core solutions. Mr. Ching’s contributions have not only advanced Forekast’s technological capabilities but also bolstered the company’s managed services business by enabling efficient and client-centric operations. His ability to align technical innovation with business objectives ensures that Forekast delivers value through technology solutions.

Executive Officer and Director Compensation

Muzahid Shah Bin Abdul Rahman, the sole executive officer and director of Forekast Limited, did not receive any compensation for his services rendered to Forekast Limited.

The executive officers and directors of Forekast International Sdn. Bhd. did not receive any compensation during the nine months ended September 30, 2024 and 2023, and the years ended December 31, 2023 and 2022 for their services as executive officers and directors.

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DIRECTORS AND EXECUTIVE OFFICERS OF THE PUBCO AFTER THE BUSINESS COMBINATION

The following table sets forth information regarding PubCo’s directors and executive officers following the completion of the Business Combination.

Name	Age	Position
Muzahid Shah Bin Abdul Rahman	40	Chief Executive Officer and Chairman of the Board Nominee
Izmet Iskandar Bin Mohd Ramli	46	Chief Financial Officer and Director Nominee
Lim Wai Loong	48	Independent Director Nominee
Dr. Mohamad Zabidi Bin Ahmad	62	Independent Director Nominee
Chin Wei Jen	33	Independent Director Nominee

Muzahid Shah Bin Abdul Rahman, Chief Executive Officer and Chairman of the Board

Mr. Muzahid Shah Bin Abdul Rahman is responsible for formulating corporate strategy, planning, business development, and overseeing the overall operations of Forekast. He has held various corporate leadership positions, demonstrating strong expertise in digital transformation, regional expansion, mergers and acquisitions, and corporate governance.

From 2015 to 2021, Mr. Muzahid served as Senior Vice President at a multinational technology solutions provider, where he led two key business divisions across Malaysia, Singapore, Thailand, Vietnam, and Indonesia, as well as in developing new revenue streams and integrating acquired businesses to maximize operational synergies. From 2014 to 2016, he was also the corporate strategy head at the same company, overseeing organizational transformation projects, improving governance frameworks, and aligning corporate strategies with stakeholder expectations.

In addition to his executive roles, Mr. Muzahid is actively involved in various professional and industry bodies, including serving as a Council Member and Chair of the Research Committee for the ESG Association of Malaysia. He is a past Councillor of the National ICT Association of Malaysia (PIKOM), where he contributed to the Digital Talent Gap, Government Affairs, and Research Committees.

Mr. Muzahid has also been a speaker and panelist on national and international platforms focused on technology and sustainability. He was a member of the ICT Industry Focus Group for the 11th Malaysia National Development Masterplan and was interviewed as a panelist by national media on the 12th Malaysia National Development Masterplan.

He earned his Bachelor of Engineering in Telecommunications from the University of Malaya in 2007 and is a Certified Enterprise Architect under TOGAF, a globally recognized framework for enterprise architecture.

Izmet Iskandar Bin Mohd Ramli, Chief Financial Officer and Director

Mr. Izmet Iskandar bin Mohd Ramli has served as the Chief Financial Officer of EVGR since January 2022 and has been on EVGR’s board of directors since February 2022. He has been a director of Ntech Capital Management, a venture capital management corporation registered with the Securities Commission of Malaysia, since July 2021.

From 2019 to 2022, Mr. Iskandar had been a Partner at YCP Solidiance, the global consulting arm of YCP Holdings (Global), which listed on the Tokyo Stock Exchange in 2021, and was a member of the mergers and acquisitions origination team, facilitating strategic deals involving Japanese and Southeast Asian investors.

Mr. Iskandar brings extensive experience in corporate finance, having served as a director at cfSolutions, a firm licensed by the Securities Commission of Malaysia, since March 2007. There, he has advised on projects including company valuations, debt financing, equity fundraising, and IPOs.

Earlier in his career, he held significant roles as Chief Financial Officer in several companies, managing financial operations, securing debt financing, and optimizing expenses. He began his career in auditing, gaining experience at Arthur Andersen and Ernst & Young, where he specialized in the financial services industry.

He holds a Bachelor of Science degree in Accounting & Finance from the University of Southampton, United Kingdom, and has been a member of the Corporate Finance Faculty under the Institute of Chartered Accountants in England & Wales (ICAEW) since January 2007, as well as an Associate member of the Association of International Accountants since August 2024.

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Lim Wai Loong, Independent Director

Mr. Lim Wai Loong is one of EVGR’s independent directors. Since January 2018, Mr. Lim has been a founder and CEO (Executive Director) in P10 Holdings Sdn. Bhd. P10 is an advanced TVM (Time Value of Money) Fintech (Financial Technology) and Insuretech (Insurance Technology) Company in Malaysia. Mr. Lim is currently leading a team invested into R&D to innovate smart financial automation for the financial services and businesses in the ASEAN region.

Since January 2018, Mr. Lim served as a non-executive director of Superlon Holdings Bhd (“Superlon”). Superlon is a global Nitrile Butadiene Rubber (NBR) insulation manufacturer for the heating, ventilation, air conditioning and refrigeration industry.

Since June 2008, Mr. Lim has been a founder and Principal Consultant of QAS The Talent House (formerly QAS), a financial planning company and was responsible for designing and formulating various advisory methodologies for the financial planning industry in the ASEAN region, such as Singapore and Malaysia. Mr. Lim has been involved in delivering more than 200 corporate social responsibility projects since 2008.

Mr. Lim obtained his Advanced Diploma in Mechanical and Manufacturing Engineering from Tarc College, Malaysia in 2000 and his Master of Science in Manufacturing Systems Engineering from University of Warwick, UK in 2002.

Mohamad Zabidi Bin Ahmad, Independent Director

Dr. Mohamad Zabidi Bin Ahmad is one of EVGR’s independent directors. Since November 2021, Dr. Ahmad has served as Non-Executive Chairman of Notes MS Sdn. Bhd., a financial technology company.

Since October 2021, he has been on the board of BIMB Investment, where he is a member of the Audit, Risk, and Remuneration committees. Dr. Ahmad also serves as an adjunct professor and board member at Perdana University and is on the board investment committee of IAIS Malaysia, advising on Islamic policy recommendations.

Since August 2021, Dr. Ahmad has been Senior Strategic Advisor & Senior Representative at DDCapital Ltd., a financial technology solution provider, and since January 2021, he has chaired the board at Tenang Solution SB, an investment and IT consulting company. Previously, he held senior advisory roles at Green Packet Malaysia, a technology company, and WGI SB, a glove manufacturing company in 2021.

Dr. Ahmad spent nearly four decades at CIMB Group, a Malaysian universal bank headquartered in Kuala Lumpur, where he served in various leadership roles, culminating as Senior Managing Director from 2016 to December 2020. He managed approximately US$27.7 billion in assets as Regional Treasurer and held key positions on several of the group’s major committees.

Dr. Ahmad is a Chartered Accountant and member of the Malaysian Institute of Accountants since June 2001. Dr. Ahmad obtained his Doctor of Business Administration from University Utara Malaysia in April 2021 and his Bachelor of Accountancy with Honors from University Technology Mara in October 1996.

Chin Wei Jen, Independent Director

Mr. Chin Wei Jen is an accomplished professional with over a decade of experience in managing complex digital and non-digital projects across the Asia-Pacific region. His expertise spans Information Technology, Mobile Network Engineering, and Enterprise Strategy, with a proven track record of successfully delivering high-impact projects for both private and public sector clients.

Mr. Chin’s project management experience is diverse, including leading strategic initiatives for financial institutions, technology firms, and government bodies. He has been instrumental in executing large-scale projects such as a Fintech company’s product deployment, a social media conglomerate’s grants disbursement program across APAC, and various IT infrastructure migrations for conglomerates. His ability to oversee projects from inception to completion, ensuring alignment with organizational goals, makes him a valuable asset to any board.

Mr. Chin brings his strategic insights, technical expertise, and governance experience to the board, providing oversight and guidance to help steer the company towards sustainable growth and innovation in the rapidly evolving digital landscape.

Mr. Chin obtained his Bachelor’s Degree in Electronic and Communications Engineering from the University of Nottingham.

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Director Independence

The Board of Directors has determined that Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad and Chin Wei Jen qualifies as an independent director, as defined under Nasdaq Listing Rules, and the Board of Directors consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq Listing Rules relating to director independence requirements. In addition, PubCo is subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of the Board in Risk Oversight

One of the key functions of the Board of Directors is informed oversight of PubCo’s risk management process. The Board of Directors administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss PubCo’s major financial risk exposures and the steps its management should take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee assesses and monitors whether PubCo’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the Board of Directors After the Business Combination

The Board of Directors has two standing committees: an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”). We expect to form a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) after the Business Combination. Each of the committees will report to the Board. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the entire Board of Directors are actively involved in risk oversight on behalf of the Company, and both receive reports on the Company’s risk management activities from the Company’s executive management team on a regular basis. The members of both the Audit Committee and the Board of Directors also engage in periodic discussions with the Company’s Chief Executive Officer, Chief Financial Officer and other senior officers as they deem appropriate to ensure that risk is being properly managed at the Company. In addition, it is expected that each committee of the Board of Directors will consider risks associated with its respective area of responsibility.

Audit Committee after the Business Combination

Our Audit Committee after the Business Combination will consist of Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad and Chin Wei Jen, with Dr. Mohamad Zabidi Bin Ahmad serving as the chairperson of the Audit Committee. Under Nasdaq’s listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad,and Chin Wei Jen each meet the independent director standard under the Nasdaq Global Market listing standards and under Rule 10A-3(b)(1) of the Exchange Act. The Board of Directors will ensure that each member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at such determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

The Board has determined that Dr. Mohamad Zabidi Bin Ahmad qualifies as an audit committee financial expert within the meaning of SEC regulations and all members meet the financial sophistication requirements of the Nasdaq Listing Rules. Both our independent registered public accounting firm and management will periodically meet privately with the Audit Committee.

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The functions of this committee include, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;
●	reviewing with the independent auditors any audit problems or difficulties and management’s response;
●	discussing the annual audited financial statements with management and the independent auditors;
●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;
●	reviewing and approving all proposed related party transactions; and
●	meeting separately and periodically with management and the independent auditors.

The composition and function of the Audit Committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Compensation Committee After the Business Combination

After the Business Combination, Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad and Chin Wei Jen will serve as members of our Compensation Committee, with Dr. Mohamad Zabidi Bin Ahmad serving as the chairperson of the Compensation Committee. Under the Nasdaq’s listing standards and applicable SEC rules, our Compensation Committee must consist of all independent members. The Board has determined that Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad and Chin Wei Jen meet the independent director standard under the Nasdaq’s listing standards.

The functions of the committee include, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;
●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors; and
●	reviewing periodically and recommending any long-term incentive compensation or equity plans, programs or similar arrangements for consideration by the board of directors, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee After the Business Combination

After the Business Combination, we intend to form a Nomination and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will consist of Lim Wai Loong, Dr. Mohamad Zabidi Bin Ahmad and Chin Wei Jen serving as the chairperson of the Nominating and Corporate Governance Committee. Under the Nasdaq’s listing standards and applicable SEC rules, our Nominating and Corporate Governance Committee must consist of all independent members. Dr. Mohamad Zabidi Bin Ahmad, Lim Wai Loong and Chin Wei Jen meet the independent director standard under the Nasdaq’s listing standards.

The functions of this committee will include, among other things:

●	Selecting and recommending to the board nominees for election by the shareholders or appointment by the board;
●	reviewing annually with PubCo’s board of directors its composition in light of the characteristics of independence, age, skills, experience and availability of service to PubCo;
●	making recommendations to PubCo’s board of directors on corporate governance matters and on any corrective action to be taken; and

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or extraordinary general meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

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●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.
●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.
●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Duties of Directors

Under Cayman Islands law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the terms of office of the officers;
●	exercising the borrowing powers of our Company and mortgaging the property of our Company; and
●	approving the transfer of shares in our Company, including the registration of such shares in our share register.

Under Cayman Islands law, directors owe the following fiduciary duties: (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has. As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Post-Business Combination PubCo Executive Officer and Director Compensation

Following the closing of the Business Combination, PubCo intends to develop (i) an executive compensation program and (ii) a board of directors’ compensation program to align compensation with PubCo’s business objectives and the creation of shareholder value, while enabling PubCo to attract, motivate and retain individuals who contribute to the long-term success of PubCo. PubCo intends to enter into employment agreements with its executive officers that are consistent with that program. Following the closing, decisions on the executive compensation program will be made by the Compensation Committee of the Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT PRIOR TO THE BUSINESS COMBINATION

The following table sets forth information regarding the beneficial ownership of EVGR’s Ordinary Shares and Founder Shares as of [_], 2025 based on information obtained from the persons named below, with respect to the beneficial ownership of shares of EVGR’ Ordinary Shares and Founder Shares, by:

●	each person known by EVGR to be the beneficial owner of more than 5% of EVGR’s issued and outstanding Ordinary Shares or Founder Shares;

●	each of EVGR’ executive officers and directors that beneficially owns shares of EVGR’s Ordinary Shares or Founder Shares; and

●	all EVGR’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days.

In the table below, percentage ownership is based on 8,071,457 issued and outstanding Ordinary Shares (including 4,663,957 Public Shares, 2,875,000 Founder Shares and 532,500 Ordinary Shares underlying the private placement units) issued and outstanding as of [_], 2025.

Voting power represents the combined voting power of Ordinary Shares or Founder Shares owned beneficially by such person. On all matters to be voted upon, the holders of the Ordinary Shares and Founder Shares vote together as a single class.

Unless otherwise indicated, EVGR believes that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares or Founder Shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Issued and Outstanding Ordinary Shares
Evergreen LLC(1)(2)	3,407,500		%
Liew Choon Lian(1)	3,407,500		%
Izmet Iskandar Bin Mohd Ramli	-
Lim Wai Loong	-
Dr. Mohamad Zabidi Bin Ahmad	-
Alberto Coronado Santos	-
All executive officers and directors as a group (5 individuals)	3,407,500		%
Greater than 5% Holders
[_]	[_]	[_]

(1)	Evergreen LLC, our sponsor, is the record holder of the securities reported herein. Mr. Liew Choon Lian, or Chief Executive Officer of the company, is the manager of the sponsor and may be deemed to share beneficial ownership of the securities held of record by our sponsor. Mr. Liew Choon Lian disclaims any such beneficial ownership except to the extent of his pecuniary interest. The business address of each of our sponsor and the individuals listed herein is executive offices are located at Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia.

(2)	Interests shown consist solely of founder shares, as well as placement shares after this offering.

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SECURITY OWNERSHIP OF PUBCO

AFTER THE BUSINESS COMBINATION

The following table sets forth information regarding the beneficial ownership of PubCo Ordinary Shares immediately after the consummation of the Business Combination by:

●	each person known to PubCo who will be the beneficial owner of more than 5% of any class of its shares immediately after the Business Combination;

●	each of its officers and directors; and

●	all of its officers and directors as a group.

Unless otherwise indicated, PubCo believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all PubCo’s securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, PubCo believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. All PubCo Ordinary Shares subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of issued shares is based on [_] PubCo Ordinary Shares to be issued and outstanding upon consummation of the Business Combination. Such amount (i) includes the issuance of the [_] PubCo Ordinary Shares in the Acquisition Merger, including [_] PubCo Ordinary Shares; (ii) includes the issuance of up to [_] PubCo Ordinary Shares to the EVGR shareholders in connection with the Reincorporation Merger (assuming there are no EVGR shareholders who exercise their redemption rights); and (iii) assumes no exercise of the PubCo Warrants.

	PubCo	Voting
	Ordinary Shares	Power
Name and Address of Beneficial Owner(1)	Number %	(%)
Executive Officers and Directors
Muzahid Shah bin Abdul Rahman(2)	5,565,000
Izmet Iskandar Bin Mohd Ramli	-
Lim Wai Loong	-
Dr. Mohamad Zabidi Bin Ahmad	-
Chin Wei Jen	-

All Executive Officers and Directors as a group	5,565,000

5% or Greater Holders
Stratifi Global Limited(3)	1,018,500
Crescent East Limited(4)	1,008,000
Joharne Limited(5)	1,008,000
Renhari Limited(6)	1,008,000
Moira Venture Limited(7)	892,500
Evergreen LLC(8)	3,407,500

(1)	Unless otherwise noted, the address of each of the directors and officers is executive offices located at Unit 37-2, Level 37, Q Sentral, No. 2A, Jalan Stesen Sentral 2, Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia.
(2)	Mr. Muzahid Shah Bin Abdul Rahman’s shares are held via BHL Ltd. (formerly known as Brandt Holdings Ltd.) The address is Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(3)	Mr. Tan Wei Seong controls Stratifi Global Limited. The address is Unit 05, 4/F Energy Plaza, No. 92, Granville Road, Tsim Sha Tsui East, Kowloon, Hong Kong.
(4)	Ms. Lim Guek Sim controls Crescent East Limited. The address is Suite 9-13A, Level 9, Wisma UOA II, Jalan Pinang, 50450 Kuala Lumpur, Malaysia.
(5)	Mr. Tai Ching Yee controls Joharne Limited. The address is 7-1, 1st Floor, Jalan 4/93, Taman Miharja, 55200 Kuala Lumpur, Malaysia.
(6)	Mr. Chan Chong Ming controls Renhari Limited. The address is 200 Cantonment Road, #06-01A Southpoint, Singapore 089763.
(7)	Mr. Chai Kim Choy controls Moira Venture Limited. The address is Wickhams Cay 1, Road Town, Tortola VG1110, British Virgin Islands.
(8)	Evergreen LLC is the record holder of the securities reported herein. Mr. Liew Choon Lian is the manager of Evergreen LLC and may be deemed to share beneficial ownership of the securities held of record by Evergreen LLC. Mr. Liew Choon Lian disclaims any such beneficial ownership except to the extent of his pecuniary interest. The business address of Evergreen LLC is Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia.

The table below presents the potential ownership interest of EVGR’s public shareholders, the Sponsor, Forekast’s shareholders and EVGR’s IPO underwriter in PubCo across a range of varying redemption scenarios, assuming exercise of all public warrants and private placement warrants:

	Assuming Minimum Redemption			Assuming Mid-point Redemption			Assuming Maximum Redemption
	Shares	%		Shares	%		Shares	%
Shares issued to Forekast shareholders			%			%			%
EVGR Sponsor (including shares underlying private warrants)			%			%			%
Shares held by EVGR’s IPO underwriter			%			%			%
EVGR public shareholders (including shares underlying public warrants)			%			%			%
Shares outstanding		100.0%			100.0%			100.0%

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CERTAIN TRANSACTIONS AND RELATED PARTY TRANSACTIONS

Certain Transactions of EVGR

On November 22, 2021, the Sponsor paid an aggregate of $25,000, or approximately $0.009 per unit, for the purchase of 2,875,000 Insider Shares, par value $0.0001. The number of Insider Shares issued was determined based on the expectation that such Insider Shares would represent 20% of the issued and outstanding Ordinary Shares upon completion of the IPO (excluding the placement units and underlying securities). The Insider Shares (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

On February 11, 2022, the Sponsor purchased 532,500 placement units for a purchase price of $10.00 per unit in a private placement that occurred simultaneously with the closing of the IPO. There are no redemption rights or liquidating distributions from the trust account with respect to the Insider Shares, placement shares or placement warrants, which will expire worthless if we do not consummate a business combination within the allotted 12-month period (or 18 months or 36 months, unless further extended).

Commencing on February 11, 2022, we agreed to pay to Evergreen LLC, the Sponsor, $10,000 per month for up to 36 months for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

No compensation of any kind, including finder’s and consulting fees, will be paid to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, our Sponsor, officers and directors and their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, our Sponsor, officers, directors or their respective affiliates may, but are not obligated to, loan the EVGR funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, EVGR may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of August 31, 2024 and November 30, 2023 there are $990,500 and $650,000 outstanding under Working Capital Loan, respectively. EVGR has transferred $121,000 from working capital for extension purpose on January 5, 2024. As of August 31, 2024, there is $990,500 outstanding under Working Capital Loans.

Related Party Extensions Loan

On February 7, 2023, EVGR issued an unsecured promissory note to its Sponsor, in the amount of $1,150,000, which amount was deposited into the trust account to extend the available time to complete a business combination to May 11, 2023. None of the funds held in trust will be released from the trust account, other than interest income to pay any tax obligations, until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if EVGR has not consummated a business combination by May 11, 2023 (or August 11, 2023, if further extended). On April 21, 2023 EVGR issued an unsecured, non-interest bearing promissory note in the principal amount of $50,000 to the Sponsor for working capital purpose. On June 7, 2023, EVGR issued an unsecured, non-interest bearing promissory note in the principal amount of $1,350,000 to the Sponsor for extension and working capital purposes in which $1,150,000 was deposited to the trust account to extend the time of business combination period to August 11, 2023.

On July 18, 2023, EVGR filed the Charter Amendment with Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, EVGR has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to August 11, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of EVGR’s amended and restated memorandum and articles of association. On September 21, 2023, EVGR issued an unsecured, non-interest bearing promissory note in the principal amount of $570,000 to the Sponsor for extension and working capital purpose. $160,000 was deposited into the trust account in July and August for extension loans. On September 25, 2023, EVGR issued an unsecured, non-interest bearing promissory note in the principal amount of up to $2,000,000 to the Sponsor for extension and working capital purpose. $160,000 was deposited into the trust account in October, November and December 2023, January, February, March and April 2024, for extension loans.

On May 9, 2024, EVGR filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, EVGR has the right to extend the period which it has to complete a business combination by up to nine (9) times for an additional one (1) month each time from May 11, 2024 to February 11, 2025 by depositing into its trust account, for each one-month extension, the lesser of (a) $80,000 and (b) $0.03 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment. On May 9, 2024, 2,831,713 Public Shares were redeemed by a number of shareholders at a price of approximately $11.43 per share, in an aggregate principal amount of $32,364,393.70. Following the redemptions, there were 4,663,957 Class A Ordinary Shares outstanding held by public shareholders. EVGR subsequently deposited $80,000 per month into the trust account to further extend the Combination Period to January 11, 2025.

The total due to EVGR for the extension loans as of August 31, 2024 and November 30, 2023 is $4,060,000 and $2,940,000, respectively.

On September 6, 2024, EVGR issued an unsecured, non-interest bearing promissory note in the principal amount of up to $1,000,000 to the Sponsor for working capital purposes. The total due for extension loans as of the date of this proxy statement/prospectus is $4,380,000.

Related Party Advances

As of September 30, 2024, EVGR has advanced $61,806 and the Sponsor has advanced $3,801, to the PubCo. The total amount due from the PubCo to related party as of September 30, 2024 is $65,607. The amounts are unsecured, interest free and due on demand.

In the event our Sponsor, officers, directors and their respective affiliates pay for any expense or liability on behalf of EVGR, then such payments would be accounted for as loan to our Company by our Sponsor, officers, directors or their respective affiliates, as applicable. Our Sponsor, officers, directors and their respective affiliates have not paid any expenses on behalf of EVGR as of the date of this proxy statement/prospectus.

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Related Party Policy

Our board of directors has adopted an audit committee charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so, requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction. An affirmative vote of a majority of the members of the audit committee, present at a meeting at which a quorum is present, will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written resolutions of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made by us to the Sponsor, officers or directors, or our or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer. To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of the Sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from either an independent investment banking firm that is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Except as provided herein, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to the Sponsor, officers or directors or any of their respective affiliates prior to, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to the Sponsor, officers, directors or their respective affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

●	Repayment of up to an aggregate of $[1,150,000] in loans made to us by the Sponsor to cover offering-related and organizational expenses;

●	Payment to Evergreen LLC, the Sponsor, of $10,000 per month, for up to 36 months, for office space, utilities and secretarial and administrative support;

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

●	Repayment of non-interest-bearing loans which may be made by our Sponsor, officers, directors or their respective affiliates to finance transaction costs in connection with an intended initial business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units.

Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates.

Indemnification

Effective immediately upon the consummation of the Business Combination, PubCo will enter into customary indemnification arrangements with each of the newly elected directors and newly appointed executive officers of PubCo. Pursuant to these indemnification agreements PubCo will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, etc., to the fullest extent permitted under Cayman Islands law and the Amended and Restated Memorandum and Articles of Association.

Certain Transactions of Forekast

Key management personnel compensation. During the nine months ended September 30, 2024 and 2023, there was no compensation provided to key management personnel. During the years ended December 31, 2023 and 2022, Alex Ng, the current Chief Operating Officer of Forekast received compensation of $0 and $32,708, respectively.

Outstanding balances owed by 5% or greater shareholders of Forekast Limited. As of September 30, 2024, and December 31, 2023 and 2022, shareholders holding 5% or more of Forekast Limited had the outstanding balances:

	As of December 31,		As of September 30,
	2023	2022	2024
	$	$	$
Amount owing by shareholders of Forekast Limited
BHL Ltd. (formerly known as Brandt Holdings Ltd.)	5,300	5,300	5,300
Stratifi Global Limited	970	970	970
Crescent East Limited	960	960	960
Joharne Limited	960	960	960
Renhari Limited	960	960	960
Moira Venture Limited	850	850	850
	10,000	10,000	10,000

Forekast Limited (“FBVI”) is a company incorporated in the British Virgin Islands with limited liability on August 28, 2024. FBVI’s shareholders are BHL Ltd. (formerly known as Brandt Holdings Ltd.), Stratifi Global Limited, Crescent East Limited, Joharne Limited, Renhari Limited and Moira Venture Limited. FBVI’s controlling shareholder is BHL Ltd. (formerly known as Brandt Holdings Ltd.) and its ultimate controlling party is Mr. Muzahid Shah.

The transactions in the above table are due to paid-up capital owed by shareholders of FBVI that remains outstanding as a receivable. These items arise due to common control accounting, where entities under common control are combined in the financial statements as if they were consolidated from the date they came under common control.

The amount owing by shareholders are non-trade in nature, unsecured, and interest-free. They are expected to be settled by cash and are repayable on demand.

Outstanding balances owed by Forekast International Pte. Ltd.

FBVI acquired 100% equity ownership in Forekast International Sdn. Bhd. (“FISB”) on August 29, 2024 from the previous shareholder of FISB, which is Forekast International Pte. Ltd (“FIPL”). FIPL’s ultimate controlling party is Mr. Muzahid Shah. FISB is a company incorporated in Malaysia as a private limited liability company on January 22, 2024. FISB has a share capital of RM500,000 which is approximately $108,950 as of 2023 (based on the MYR/USD foreign exchange rate of 0.2179), and $113,650 as of 2022 (based on the MYR/USD foreign exchange rate of 0.2273).

As of September 30, 2024, FISB has no outstanding balance from FIPL. As of December 31, 2023 and 2022, FISB had outstanding balances of $108,950 and $113,650 respectively from FIPL. The amount owing by related party, FIPL was non-trade in nature, unsecured, and interest-free.

The transactions relate to FISB’s paid-up capital owed by FIPL. This transaction arose due to common control accounting, where entities under common control are combined in the financial statements as if they were consolidated from the date they came under common control.

Transactions with Muzahid Shah.

Mr. Muzahid Shah, the sole officer and director of FBVI, is the ultimate majority shareholder of Brandt Business Services Sdn. Bhd. (“Brandt”). During the nine months ended September 30, 2024 and 2023, Brandt accounted for $0 and $2,358,888 of the revenues in Forekast respectively. During the years ended December 31, 2023 and 2022, Brandt is accounted for $2,332,646 and $1,209,768 of the revenues in Forekast respectively. The ultimate majority shareholder of Brandt is Mr. Muzahid Shah, the sole officer and director of FBVI.

Brandt is a client of Forekast, and Forekast provides Brandt with technology managed services. From September 2022 to December 2022 and January 2023 to August 2023, Brandt issued individual monthly work orders to Forekast for these services. Brandt is not a party to a long term contract with Forekast and issues work orders on a monthly basis. No guarantees, commitments, or obligations exist beyond the monthly work orders between Forekast and Brandt.

As of September 30, 2024 and December 31, 2023, there were no trade receivables outstanding from Brandt. As of December 31, 2022, the trade receivables from Brandt were $302,309.

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DESCRIPTION OF PUBCO’S SECURITIES

PubCo, or Evergreen Merger Corporation, is a Cayman Islands exempted company and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

PubCo Ordinary Shares

The following includes a summary of the terms of PubCo Ordinary Shares, based on its current memorandum and articles of association and Cayman Islands law.

General. Immediately prior to the consummation of the Business Combination, PubCo’s authorized share capital is $50,000 divided into 479,000,000 Class A ordinary shares of par value US$0.0001 each, 20,000,000 Class B ordinary shares of par value US$0.0001 each and 1,000,000 preference shares of par value US$0.0001 each. In connection with the Reincorporation Merger, PubCo shall amend and restate its memorandum and articles of association and its authorized share capital such that the authorized share capital of the post-closing company will be $50,000 divided into 500,000,000 PubCo Ordinary Shares of par value of $0.0001 each. All of PubCo’s issued and outstanding PubCo Ordinary Shares are fully paid and non-assessable. Certificates representing the PubCo Ordinary Shares, if any, are issued in registered form. PubCo may not issue shares to bearer. PubCo’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their PubCo Ordinary Shares.

Dividends. The holders of PubCo’s Ordinary Shares are entitled to such dividends as may be declared by its Board of Directors subject to its Amended and Restated Memorandum and Articles of Association and the Companies Act. In addition, PubCo’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless PubCo’s directors determine that, immediately after the payment, PubCo will be able to pay its debts as they become due in the ordinary course of business and PubCo has funds lawfully available for such purpose. Holders of PubCo ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each PubCo ordinary share is entitled to one vote. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-half of the votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, PubCo is not obliged by the Companies Act to call shareholders’ annual general meetings. PubCo’s Memorandum and Articles of Association provide that PubCo may (but is not obliged to) in each year hold a general meeting as its annual general meeting in which case PubCo will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Nasdaq Listing Rules. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of PubCo’s shareholders may be called by its Board of Directors or, upon a requisition of one or more shareholders who together holding at least 10% of the rights to vote at such general meeting, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

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An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as making changes to PubCo’s Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to applicable laws, including the Companies Act, securities laws, common law and the restrictions contained in the proposed memorandum and articles of association, any of PubCo shareholders may transfer all or any of their PubCo Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the board of directors of PubCo.

Notwithstanding the foregoing, the board of directors of PubCo will decline to register any transfer of any ordinary shares which were issued on terms which require them to be transferred with another share, option or warrant unless satisfactory evidence is produced of the like transfer of such share, option or warrant.

Liquidation On a return of capital on winding up, if the assets available for distribution amongst PubCo shareholders shall be insufficient to repay all of the issued share capital, the assets will be distributed so that the losses are borne by PubCo shareholders in proportion to the par value of the shares held by them. If the assets available for distribution is more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst PubCo shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to PubCo for unpaid calls or otherwise.

Redemption, Repurchase and Surrender of Ordinary Shares. PubCo may issue shares on terms that such PubCo Ordinary Shares are subject to redemption, at PubCo’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such PubCo Ordinary Shares, by a board resolution of PubCo’s directors. PubCo may also repurchase any of its PubCo Ordinary Shares in such manner and on such other terms as agreed between the board of directors and the relevant shareholder. Under the Companies Act, the redemption or repurchase of any share may be paid out of PubCo’s profits, out of its share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital if PubCo can, immediately following such payment, pay its debts as they fall due in the ordinary course of business.

In addition, under the Companies Act no such PubCo Ordinary Shares may be redeemed or repurchased (a) unless it is fully paid up, or (b) if such redemption or repurchase would result in there being no shares outstanding, other than shares held as treasury shares. In addition, PubCo’s board of directors may accept the surrender of any fully paid PubCo Ordinary Shares for no consideration.

General Meetings of Shareholders. PubCo may, but shall not (unless required by the rules and regulations of the Nasdaq or any other national securities exchange on which the Shares are listed for trading) be obliged to, hold an annual general meeting in each year at such time and place as the board of directors of PubCo will determine. At least five (5) clear days’ notice shall be given for any general meeting. The directors of PubCo may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting. One or more shareholders who together hold not less than a majority of the issued and outstanding PubCo Ordinary Shares entitled to attend and vote at such meeting, being individuals present in person or by proxy shall be a quorum.

Variations of Rights of Shares. If at any time PubCo’s share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may be varied only with consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a special resolution passed by at a separate general meeting of the Members holding the issued shares of such class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

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Inspection of Books and Records. The board of directors of PubCo or the shareholders by ordinary resolution will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of PubCo will be open to the inspection by PubCo shareholders, and no PubCo shareholder will otherwise have any right of inspecting any account or book or document of PubCo except as required by the Companies Act.

Changes in Capital

PubCo may from time to time by ordinary resolution:

●	increase its share capital by new shares of the amount fixed by that ordinary resolution;

●	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

●	convert all or any of its paid-up shares into equity and reconvert that equity into paid-up shares of any denomination;

●	sub-divide its shares or any of them into shares of a smaller amount; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Exempted Company

PubCo will be an exempted company with limited liability incorporated under the laws of Cayman Islands. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

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PubCo Warrants

Set forth below is also a description of the PubCo Warrants that will be issued and outstanding upon the consummation of the Business Combination.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Memorandum and Articles of Association attached as Annex B to this proxy statement/prospectus.

The PubCo Warrants will have the same terms as the EVGR Warrants. Each redeemable PubCo Warrant entitles the registered holder to purchase one PubCo Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the completion of an initial business combination and 12 months from the date of EVGR’s IPO. Pursuant to the warrant agreement, a PubCo Warrant holder may exercise its warrants only for a whole number of shares. Except as set forth below, no PubCo Warrants will be exercisable for cash unless we have an effective and current registration statement covering the PubCo Ordinary Shares issuable upon exercise of the PubCo Warrants and a current prospectus relating to such PubCo Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the PubCo Ordinary Shares issuable upon exercise of the PubCo Warrants is not effective within a specified period from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise PubCo Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their PubCo Warrants on a cashless basis. The PubCo Warrants will expire five years from the effective date of IPO at 5:00 p.m., Eastern Standard Time, or earlier upon redemption.

We may call the PubCo Warrants for redemption, in whole and not in part, at a price of $0.01 per PubCo Warrant:

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the PubCo Ordinary Shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third Business Day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

The right to exercise will be forfeited unless the PubCo Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a PubCo Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the PubCo Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price of the PubCo Ordinary Shares declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the PubCo Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole PubCo Warrants for that number of PubCo Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of PubCo Ordinary Shares underlying the PubCo Warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ordinary shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

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The PubCo Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Ordinary Shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the PubCo Warrants will not be adjusted for issuances of PubCo Ordinary Shares at a price below their respective exercise prices.

The PubCo Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of PubCo Ordinary Shares upon exercise of the PubCo Warrants, each holder will be entitled to one vote for each PubCo Ordinary Share held of record on all matters to be voted on by shareholders.

In addition, if (x) we issue additional PubCo Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, directors, officers or their affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price of the warrants will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the Newly Issued Price.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of PubCo Ordinary Shares outstanding.

No fractional shares will be issued upon exercise of the PubCo Warrants. If, upon exercise of PubCo Warrants, a holder would be entitled to receive a fractional interest in a PubCo Ordinary Share, we will, upon exercise, round up to the nearest whole number the number of PubCo Ordinary Shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

In connection with the Business Combination, holders of EVGR securities will become shareholders of PubCo and their rights will be governed by the laws of the Cayman Islands and PubCo’s Amended and Restated Memorandum and Articles of Association. Currently, the rights of EVGR shareholders are governed by the laws of the Cayman Islands and its amended and restated memorandum of association adopted by special resolution passed on 11 January 2022 and amended and restated articles of association adopted by special resolution passed on May 9, 2024 (the “Existing M&A”). There are no material differences between the rights of EVGR shareholders and the proposed rights of PubCo’s shareholders, except that there is no reference to a business combination in PubCo’s Amended and Restated Memorandum and Articles of Association. For information on EVGR’s Existing M&A, see the section titled, “Where You Can Find More Information” in this proxy statement/prospectus. For a summary of PubCo’s Memorandum and Articles of Association, see the section titled “Description of PubCo’s Securities” in this proxy statement/prospectus, see the full text of PubCo’s Memorandum and Articles of Association attached to this proxy statement/prospectus as Annex B.

SHARES ELIGIBLE FOR FUTURE SALE

According to the Amended and Restated Memorandum and Articles of Association of PubCo, the authorized share capital of the post-closing company will be $50,000 divided into 500,000,000 PubCo Ordinary Shares. All of the PubCo Ordinary Shares issued in connection with the Reincorporation Merger will be freely transferable by persons other than by PubCo’s “affiliates” without restriction under the Securities Act, subject to the restrictions detailed below. The PubCo Ordinary Shares issued in the Acquisition Merger to BHL Ltd. (formerly known as Brandt Holdings Ltd.), the majority shareholder of Forekast, which are not being registered under this registration statement, will be subject to the lock-up agreements described below. Sales of substantial amounts of PubCo Ordinary Shares in the public market could adversely affect prevailing market prices of the PubCo Ordinary Shares. Prior to the Business Combination, there has been no public market for PubCo Ordinary Shares. PubCo intends to apply for listing of the PubCo Ordinary Shares and PubCo Warrants on Nasdaq, but it cannot be assured that a regular trading market will develop in the PubCo Ordinary Shares or PubCo Warrants.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and PubCo’s Amended and Restated Memorandum and Articles of Association, the fully paid-up ordinary shares are freely transferable. Shares may be transferred by a duly signed instrument of transfer in a common form or in a form prescribed by Nasdaq or any other national securities exchange on which the shares are listed for trading, the SEC and/or any other competent regulatory authority or otherwise under applicable laws in the relevant jurisdictions or in any other form approved by the directors. If the shares in question were issued in conjunction with rights, options or warrants issued on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such share without evidence satisfactory to them of the like transfer of such option or warrant. PubCo will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Lock-up Agreements

The shares to be issued in the Acquisition Merger to BHL Ltd. (formerly known as Brandt Holdings Ltd.), the majority shareholder of Forekast will be subject to certain restrictions on sale and cannot be sold for at least six months from the date of the Business Combination.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

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PubCo is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that PubCo sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by PubCo’s affiliates. Generally, subject to certain limitations, holders of PubCo’s restricted shares who are not affiliates of PubCo or who are affiliates of PubCo by virtue of their status as an officer or director of PubCo may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of PubCo restricted shares by an officer or director who is an affiliate of PubCo solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of PubCo restricted shares who will be an affiliate of PubCo other than by virtue of his or her status as an officer or director of PubCo.

PubCo is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of the PubCo Ordinary Shares that will be outstanding upon the consummation of the Business Combination, other than those equity shares issued and registered in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of PubCo and has beneficially owned PubCo’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about PubCo. Persons who are affiliates of PubCo and have beneficially owned PubCo’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then issued equity shares of the same class which, immediately after the Business Combination, will equal [_] equity shares (assuming no redemption by holders of Ordinary Shares); or

●	the average weekly trading volume of PubCo Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of PubCo under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about PubCo.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of PubCo’s employees, consultants or advisors who purchase equity shares from PubCo in connection with a compensatory stock plan or other written agreement executed prior to the consummation of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

EXPERTS

The audited combined and consolidated financial statements of Forekast as of December 31, 2023 and December 31, 2022 and for each of the years ended December 31, 2023 and 2022 have been included in this proxy statement/prospectus in reliance on the report of J&S Associate PLT, an independent registered public accounting firm, appearing elsewhere in this proxy statement/prospectus and are included herein in reliance upon the authority of the said firm as experts in accounting and auditing.

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The financial statements of Evergreen Corporation as of November 30, 2023 and November 30, 2022 and for the years then ended included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

The management of EVGR knows of no other matters which may be brought before the extraordinary general meeting. If any matter other than the proposed Business Combination or related matters should properly come before the extraordinary general meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

ENFORCEABILITY OF CIVIL LIABILITY

EVGR is a Cayman Islands exempted company and will remain a Cayman Islands exempted company following the Business Combination. You may have difficulty serving legal process within the United States upon EVGR. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against EVGR in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, EVGR may be served with process in the United States with respect to actions against EVGR arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of EVGR’s securities by serving EVGR’s U.S. agent irrevocably appointed for that purpose.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, EVGR and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement/prospectus, unless EVGR has received contrary instructions from one or more of such shareholders. Accordingly, only one copy of this proxy statement/prospectus will be delivered to an address where two or more shareholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the shareholders’ prior express or implied consent.

Upon written or oral request, EVGR will deliver a separate copy of the proxy statement/prospectus to any shareholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. If you share an address with at least one other shareholder, currently receive one copy of our proxy statement/prospectus at your residence, and would like to receive a separate copy of the proxy statement/prospectus for future shareholder meetings of EVGR, please specify such request in writing and send such written request to:

Evergreen Corporation

Lot 1.02, Level 1, Glo Damansara,

699, Jalan Damansara,

Taman Tun Dr Ismail,

60000 Kuala Lumpur, Malaysia

Tel: +1 786 406 6082

If you share an address with at least one other shareholder and currently receive multiple copies of the proxy statement/prospectus, and you would like to receive a single copy of the proxy statement/prospectus, please specify such request in writing and send such written request to the address above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

EVGR is subject to the informational requirements of the Securities Exchange Act and is required to file reports, any proxy statement/prospectus and other information with the Securities and Exchange Commission. Any reports, statements or other information that EVGR files with the Securities and Exchange Commission, including this proxy statement/prospectus may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. 20549, at prescribed rates or from its website on the Internet at www.sec.gov, free of charge. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on public reference rooms.

Neither EVGR nor Forekast has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as on any date other than the date of this proxy statement/prospectus, and neither the mailing of this proxy statement/prospectus to EVGR shareholders nor the consummation of the Business Combination shall create any implication to the contrary.

LEGAL MATTERS

The validity of the Ordinary Shares to be issued in connection with the Business Combination and registered pursuant to the registration statement of which this proxy statement/prospectus/prospectus forms a part will be passed upon, as to matters of Cayman Islands law, by Ogier (Cayman) LLP.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

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INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Evergreen Merger Corporation as of December 31, 2023 and for the period from December 19, 2023 (inception) through December 31, 2023
Report of Independent Registered Public Accounting Firm (PCAOB ID 206)	F-2
Balance Sheet as of December 31, 2023	F-3
Statement of Operations for the period from December 19, 2023 (inception) through December 31, 2023	F-4
Statement of Changes in Shareholders’ Deficit for the period from December 19, 2023 (inception) through December 31, 2023	F-5
Statement of Cash Flows for the period from December 19, 2023 (inception) through December 31, 2023	F-6
Notes to Financial Statements	F-7

Unaudited Financial Statements of Forekast Limited As of and For the Nine Months Ended September 30, 2024 and 2023
Financial Statements:
Unaudited Combined and Condensed Consolidated Statements of Financial Position as at September 30, 2024 and December 31, 2023	F-82
Unaudited Combined and Condensed Consolidated Statements of Profit or Loss and Other Comprehensive Income for the nine months ended September 30, 2024 and 2023	F-83
Unaudited Combined and Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2024 and 2023	F-84
Unaudited Combined and Condensed Consolidated Statements of Changes in Equity for the nine months ended September 30, 2024 and 2023	F-85
Notes to the Unaudited Combined and Condensed Consolidated Financial Statements	F-86

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Evergreen Merger Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Evergreen Merger Corporation (the “Company”) as of December 31, 2023, and the related statements of operations, shareholder’s deficit, and cash flows for the period from December 19, 2023 (inception) through December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the period from December 19, 2023 (inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has no principal operations, and its business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company’s auditor since 2024.
Houston, Texas
November 27, 2024

F-2

Evergreen Merger Corporation
Balance Sheet

December 31, 2023
LIABILITIES AND SHAREHOLDER’S DEFICIT
Advances - related party	$2,866
Total liabilities	$2,866

Shareholder’s deficit:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized	—
Ordinary shares, $0.0001 par value, 499,000,000 shares authorized, 1 issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	(2,866)
Total shareholder’s deficit	(2,866)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$—

The accompanying notes are an integral part of these financial statements.

F-3

Evergreen Merger Corporation

Statement of Operations

For the period from December 19, 2023 (inception) through December 31, 2023
Formation expenses	$2,866
Net loss	$(2,866)

Weighted average shares outstanding, basic and diluted	1

Loss per share, basic and diluted	$(2,866)

The accompanying notes are an integral part of these financial statements.

F-4

Evergreen Merger Corporation
Statement of Changes in Shareholders’ Deficit
For the period from December 19, 2023 (inception) through December 31, 2023

	Ordinary Shares		Additional Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 19, 2023 (inception)	—	$—	$—	$—	$—

Founder share issued to shareholder	1	—	—	—	—

Net loss	—	—	—	(2,866)	(2,866)

Balance, December 31, 2023	1	$—	$—	$(2,866)	$(2,866)

The accompanying notes are an integral part of these financial statements.

F-5

Evergreen Merger Corporation
Statement of Cash Flows

For the period from December 19, 2023 (inception) through December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,866)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation cost by related party	2,866
Net cash used in operating activities	—

NET CHANGE IN CASH	$—
Cash, beginning of period	—
Cash, end of period	$—

Non-cash investing and financing activities
Founder share issued to shareholder	$—

The accompanying notes are an integral part of these financial statements.

F-6

Evergreen Merger Corporation

Notes to Financial Statements
December 31, 2023

Note 1 — Description of Organization and Business Operations

Business Operations

Evergreen Merger Corporation (the “Company” or “PubCo”) is a Cayman Island exempted company formed by Evergreen Corporation (the “Parent” or “EVGR”) on December 19, 2023 (inception). The Company has adopted a fiscal year-end of December 31. The Company has the authority to issue 479,000,000 Class A ordinary shares of par value $0.0001 each, 20,000,000 Class B ordinary shares of par value $0.0001 each and 1,000,000 preferred shares of $0.0001 each. The Company was formed to be the surviving company in connection with a contemplated business combination between the Parent and a target company. The Company has no principal operations or revenue producing activities.

Going Concern

The Company was formed by the Parent. The Parent has until February 11, 2025 to complete its initial business combination (unless further extended). If the Parent is unable to complete the initial business combination by February 11, 2025, the Parent must cease all operations and dissolve and liquidate (unless further extended).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. If the Parent is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by close of February 11, 2025 (unless further extended), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 2 — Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

F-7

Risk and uncertainties

Our future results of operations involve a number of risks and uncertainties. Factors that could affect our business or future results and cause actual results to vary materially from historical results include our ability to execute our acquisition strategy.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision is zero.

Ordinary shares and Preferred shares

Ordinary shares and preferred shares are classified as equity.

Loss Per Share

The Company computes basic loss per share (“EPS”) by dividing net loss by the weighted average number of ordinary shares outstanding for the reporting period. Diluted earnings per share is calculated by dividing net loss by the weighted average number of ordinary share equivalents outstanding. During the periods when they are anti-dilutive, ordinary share equivalents, if any, are not considered in the computation. As of December 31, 2023 there were no anti-dilutive ordinary shares or ordinary share equivalents outstanding.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

F-8

Note 3 — Related Party Transactions

From the date of inception until December 31, 2023, the Parent has advanced $2,866 to the Company. The amount due to related party as of December 31, 2023 is $2,866. The amount is unsecured, interest free and due on demand.

Rent is being provided by the Parent Sponsor at no monthly cost to the Company.

Note 4 — Share Capital

The Company is authorized to issue 479,000,000 Class A ordinary shares of par value $0.0001 each share, 20,000,000 Class B ordinary shares of par value $0.0001 each share and 1,000,000 preferred shares of $0.0001 each share. Holders of the Company’s shares are entitled to one vote for each share. On March 22, 2024, the Company registered the transfer of one ordinary share to its Parent Evergreen Corporation, the founder for no consideration.

Note 5 — Subsequent Events

In preparing the accompanying financial statements, the Company considered disclosures of events occurring after December 31, 2023, until the issuance of the financial statements. Based on this review, the Company identified the following subsequent event:

Business Combination

On September 5, 2024, EVGR entered into the Merger Agreement, which was subsequently amended and restated on September 18, 2024, by and among EVGR, PubCo, Evergreen Merger Sub Inc. (“Merger Sub”), Forekast Limited (“Forekast”) and FISB (“FISB”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) EVGR will reincorporate in the Cayman Islands by merging with and into PubCo as a result of the Reincorporation Merger; (ii) Merger Sub will merge with and into Forekast resulting in Forekast being a wholly-owned subsidiary of PubCo. The board of directors of EVGR has unanimously (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of EVGR.

The aggregate consideration for the Acquisition Merger is $105,000,000, payable in the form of 10,500,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Forekast and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Forekast held by the former Forekast shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares.

At the Closing, without any further action on the part of EVGR, PubCo, Merger Sub, Forekast or FISB, each ordinary share of Forekast issued and outstanding immediately prior to the Closing shall be canceled and automatically converted into the right to receive, without interest, a number of PubCo Ordinary Shares equal in value to the quotient of the Closing Payment Shares divided by the fully diluted capitalization of Forekast. No certificates or scrip representing fractional PubCo Ordinary Shares will be issued pursuant to the Business Combination.

Advances – Related Party

From January 1, 2024 until the issuance of the financial statements, the Parent has advanced $79,739 and the Parents’s Sponsor Evergreen LLC has advanced $3,801, to the Company. The amounts are unsecured, interest free and due on demand.

F-9

Evergreen Merger Corporation
Unaudited Balance Sheets

	September 30, 2024	December 31, 2023
LIABILITIES AND SHAREHOLDER’S DEFICIT
Advances - related parties	$65,607	$2,866
Total liabilities	$65,607	$2,866

Shareholder’s deficit:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized	—	—
Ordinary shares, $0.0001 par value, 499,000,000 shares authorized, 1 issued and outstanding	—	—
Additional paid-in capital	—	—
Accumulated deficit	(65,607)	(2,866)
Total shareholder’s deficit	(65,607)	(2,866)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-10

Evergreen Merger Corporation

Unaudited Statement of Operations

For the nine months ended September 30, 2024
Formation and operating expenses	$62,741
Net loss	$(62,741)

Weighted average shares outstanding, basic and diluted	1

Loss per share, basic and diluted	$(62,741)

The accompanying notes are an integral part of these unaudited financial statements.

F-11

Evergreen Merger Corporation
Unaudited Statement of Changes in Shareholder’s Deficit

For the nine months ended September 30, 2024

	Ordinary Shares		Additional Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	1	$—	$—	$(2,866)	$(2,866)

Net loss	—	—	—	(62,741)	(62,741)

Balance, September 30, 2024	1	$—	$—	$(65,607)	$(65,607)

The accompanying notes are an integral part of these unaudited financial statements.

F-12

Evergreen Merger Corporation
Unaudited Statement of Cash Flows

For the nine months ended September 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(62,741)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation and operating expenses paid by related parties	62,741
Net cash used in operating activities	—

NET CHANGE IN CASH	$—
Cash, beginning of period	—
Cash, end of period	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-13

Evergreen Merger Corporation
Notes to Unaudited Financial Statements
September 30, 2024

Note 1 — Description of Organization and Business Operations

Business Operations

Evergreen Merger Corporation (the “Company” or “PubCo”) is a Cayman Island exempted company formed by Evergreen Corporation (the “Parent” or “EVGR”) on December 19, 2023 (inception). The Company has adopted a fiscal year-end of December 31. The Company has the authority to issue 479,000,000 Class A Ordinary Shares of par value $0.0001 each, 20,000,000 Class B Ordinary Shares of par value $0.0001 each and 1,000,000 Preferred Shares of $0.0001 each. The Company was formed to be the surviving company in connection with a contemplated business combination between the Parent and a target company. The Company has no principal operations or revenue producing activities.

Going Concern

The Company was formed by the Parent. The Parent has until February 11, 2025 to complete its initial business combination (unless further extended). If the Parent is unable to complete the initial business combination by February 11, 2025, the Parent must cease all operations and dissolve and liquidate (unless further extended).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. If the Parent is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by close of February 11, 2025 (unless further extended), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, as set forth by the Financial Accounting Standards Board (“FASB”), and pursuant to the rules and regulations of the SEC. In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited financial statements should be read in conjunction with the Company’s audited financials included herein Form F-4 for the period ended December 31, 2023. The interim results for the nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

F-14

Risk and Uncertainties

Our future results of operations involve a number of risks and uncertainties. Factors that could affect our business or future results and cause actual results to vary materially from historical results include our ability to execute our acquisition strategy.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction, and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision is zero.

Ordinary Shares and Preferred Shares

Ordinary shares and preferred shares are classified as equity.

Loss Per Share

The Company computes basic loss per share (“EPS”) by dividing net loss by the weighted average number of ordinary shares outstanding for the reporting period. Diluted earnings per share is calculated by dividing net loss by the weighted average number of ordinary share equivalents outstanding. During the periods when there are anti-dilutive, ordinary share equivalents, if any, are not considered in the computation. As of September 30, 2024 there were no anti-dilutive ordinary shares or ordinary share equivalents outstanding.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

F-15

Note 3 — Related Party Transactions

As of September 30, 2024, the Parent has advanced $61,806 and the Parents’s Sponsor Evergreen LLC has advanced $3,801, to the Company. The total amount due to related party as of September 30, 2024 is $65,607. The amounts are unsecured, interest free and due on demand.

Rent is being provided by the Parent Sponsor at no monthly cost to the Company.

Note 4 — Business Combination

On September 5, 2024, EVGR entered into the Merger Agreement, which was subsequently amended and restated on September 18, 2024, by and among EVGR, PubCo, Evergreen Merger Sub Inc. (“Merger Sub”), Forekast Limited (“Forekast”) and FISB (“FISB”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) EVGR will reincorporate in the Cayman Islands by merging with and into PubCo as a result of the Reincorporation Merger; (ii) Merger Sub will merge with and into Forekast resulting in Forekast being a wholly-owned subsidiary of PubCo. The board of directors of EVGR has unanimously (i) approved and declared advisable the Merger Agreement, the Business Combination and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of EVGR.

The aggregate consideration for the Acquisition Merger is $105,000,000, payable in the form of 10,500,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Forekast and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Forekast held by the former Forekast shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares.

At the Closing, without any further action on the part of EVGR, PubCo, Merger Sub, Forekast or FISB, each ordinary share of Forekast issued and outstanding immediately prior to the Closing shall be canceled and automatically converted into the right to receive, without interest, a number of PubCo Ordinary Shares equal in value to the quotient of the Closing Payment Shares divided by the fully diluted capitalization of Forekast. No certificates or scrip representing fractional PubCo Ordinary Shares will be issued pursuant to the Business Combination.

Note 5 — Share Capital

The Company is authorized to issue 479,000,000 Class A Ordinary Shares of par value $0.0001 each share, 20,000,000 Class B Ordinary Shares of par value $0.0001 each share and 1,000,000 Preferred Shares of $0.0001 each share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On March 22, 2024, the Company registered the transfer of one ordinary share to its Parent Evergreen Corporation, the founder for no consideration.

Note 6 — Subsequent Events

In preparing the accompanying financial statements, the Company considered disclosures of events occurring after September 30, 2024, until the issuance of the financial statements. Based on this review, the Company identified the following subsequent event:

From October 1, 2024 until the issuance of the financial statements, the Parent has advanced $20,799 to the Company. The total amount due to related party is $86,406. The amounts are unsecured, interest free and due on demand.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Evergreen Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Evergreen Corporation (the “Company”) as of November 30, 2023 and 2022, and the related statements of operations, shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2021

Houston, Texas

February 28, 2024

F-17

Evergreen Corporation

BALANCE SHEETs

	November 30, 2023	November 30, 2022
ASSETS
Current Assets
Cash	$146,933	$301,228
Prepaid expenses	44,977	111,669
Total Current Assets	191,910	412,897

Cash and Marketable Securities held in trust account	82,949,890	118,051,563

Total Assets	$83,141,800	$118,464,460

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$100,000	$13,649
Accrued expenses	393,600	7,500
Extension loan	2,940,000	-
Working capital loan	650,000	-
Total Current Liabilities	4,083,600	21,149

Deferred underwriter commission	4,025,000	4,025,000

Total Liabilities	8,108,600	4,046,149

Commitments and Contingencies

Class A ordinary shares subject to possible redemption; 7,495,670 shares (at $11.07 per share) as of November 30, 2023 and 11,500,000 shares (at $10.27 per share) as of November 30, 2022	82,949,890	118,051,563
Shareholders’ Deficit
Preference Shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at November 30, 2023 and November 30, 2022	-	-
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 532,500 shares issued and outstanding (excluding 7,495,670 and 11,500,000 shares subject to possible redemption) at November 30, 2023 and November 30, 2022	53	53
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 2,875,000 shares issued and outstanding at November 30, 2023, and November 30, 2022	288	288

Additional paid-in capital	-	-
Accumulated deficit	(7,917,031)	(3,633,593)
Total Shareholders’ Deficit	(7,916,690)	(3,633,252)
Total Liabilities and Shareholders’ Deficit	$83,141,800	$118,464,460

The accompanying notes are an integral part of these financial statements

F-18

Evergreen Corporation

STATEMENTS OF OPERATIONS

	For the Year Ended November 30, 2023	For the Year Ended November 30, 2022

Formation and operating costs	$1,343,438	$420,505
Loss from Operations	(1,343,438)	(420,505)

Other Income
Interest earned on marketable securities held in trust account	5,016,986	1,326,563
Net Income	$3,673,548	$906,058

Weighted average shares outstanding of Class A ordinary shares	10,532,255	9,712,813
Basic and diluted net income (loss) per ordinary share	$0.27	$0.07
Weighted average shares outstanding of Class B ordinary share	2,875,000	2,875,000
Basic and diluted net income (loss) per ordinary share	$0.27	$0.07

The accompanying notes are an integral part of these financial statements

F-19

Evergreen Corporation

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED NOVEMBER 30, 2023

AND

FOR THE YEAR ENDED NOVEMBER 30, 2022

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance – November 30, 2022	532,500	$53	2,875,000	$288	$-	$(3,633,593)	$(3,633,252)

Re-measurement for common stock to redemption amount	-	-	-	-	-	(5,016,986)	(5,016,986)
Additional amount deposited into trust ($0.1 per common stock subject to possible redemption)	-	-	-	-	-	(2,940,000)	(2,940,000)
Net Income	-	-	-	-	-	3,673,548	3,673,548
Balance – November 30, 2023	532,500	$53	2,875,000	$288	$-	$(7,917,031)	$(7,916,690)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Subscription	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	(Deficit)
Balances November 30, 2021	-	$-	2,875,000	$288	$24,712	$(4,860)	$(25,000)	$(4,860)
Cash collected on subscription receivable	-	-	-	-	-	-	25,000	25,000
Sale of Units in Initial Public Offering	11,500,000	1,150	-	-	114,998,850	-	-	115,000,000
Class A Ordinary Shares subject to possible redemption	(11,500,000)	(1,150)	-	-	(116,723,850)	-	-	(116,725,000)
Sale of Private Placement Units	532,500	53	-	-	5,324,947	-	-	5,325,000
Offering and Underwriting costs	-	-	-	-	(2,807,887)	-	-	(2,807,887)
Deferred underwriting commission	-	-	-	-	(4,025,000)	-	-	(4,025,000)
Re-classification	-	-	-	-	3,208,228	(3,208,228)	-	-
Net Income	-	-	-	-	-	906,058	-	906,058
Re-measurement for ordinary share to redemption amount	-	-	-	-	-	(1,325,563)		(1,326,563)
Balance – November 31, 2022	532,500	$53	2,875,000	$288	$-	$(3,633,593)	$-	$(3,633,252)

The accompanying notes are an integral part of these financial statements

F-20

Evergreen Corporation

STATEMENTS OF CASH FLOWS

	For the Year Ended November 30, 2023	For the Year Ended November 30, 2022
Cash flows from operating activities:
Net income	$3,673,548	$906,058
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(5,016,986)	(1,326,563)
Changes in operating assets and liabilities:
Prepaid expenses	66,692	(111,669)
Accounts payable	86,351	8,789
Accrued expenses	386,100	7,500
Net cash used in operating activities	(804,295)	(515,885)

Cash flows from investing activities:
Cash withdrawn from Trust Account in connection with redemption	43,058,659	-
Investment of cash in Trust Account	(2,940,000)	(116,725,000)
Net cash used in investing activities	40,118,659	(116,725,000)

Cash flows from financing activities:
Redemption of ordinary shares	(43,058,659)	-
Proceeds from working capital loan	650,000	-
Proceeds from extension loan	2,940,000	-
Collection of subscription receivable	-	25,000
Proceeds from sale of Units, net of IPO costs	-	112,366,519
Proceeds from sale of private placement units	-	5,325,000
Repayment of promissory note – related party	-	(174,406)
Net cash provided by financing activities	(39,468,659)	117,542,113

Net change in cash	(154,295)	301,228
Cash at the beginning of the period	301,228	-
Cash at the end of the period	$146,933	$301,228

Supplemental disclosure of non-cash investing and financing activities:
Remeasurement of Common Stock subject to redemption	$5,016,986	$-
Extension Funds attributable to Common Stock subject to redemption	$2,940,000	$-
Deferred underwriting fee payable	$-	$4,025,000
Initial Classification of Class A ordinary shares subject to redemption	$-	$118,051,563
Deferred offering costs paid for by Promissory note – related party	$-	$68,411

The accompanying notes are an integral part of these financial statements

F-21

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 1 — Description of Organization and Business Operations

Evergreen Corporation (the “Company”) was incorporated in Cayman Islands on October 21, 2021. The Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of November 30, 2023, the Company had not commenced any operations. All activity for the period from October 21, 2021 (inception) through November 30, 2023 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected November 30 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on February 8, 2022. On February 11, 2022, the Company consummated the Initial Public Offering of 10,000,000 units (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $100,000,000 which is described in Note 3.

The Initial Public Offering transaction costs amounted to $8,557,887 consisting of $1,800,000 of underwriting fees paid in cash, $4,025,000 of deferred underwriting fees payable (which are held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”)), $1,725,000 funded to the trust account and $1,007,887 of costs related to the Initial Public Offering. Cash of $1,519,359 was held outside of the Trust Account on February 11, 2022 and was available for working capital purposes. As described in Note 6, the $4,025,000 deferred underwriting fees are contingent upon the consummation of the Business Combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 480,000 units (the “Private Placement Units”) to Evergreen LLC (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $4,800,000.

On February 11, 2022, the underwriters purchased an additional 1,500,000 Option Units pursuant to the exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $15,000,000. Also, in connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 52,500 Option Private Placement Units at a purchase price of $10.00 per unit.

Following the closing of the Initial Public Offering on February 11, 2022, an amount of $116,725,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the value of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.15 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in the Trust Account and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

F-22

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 1 — Description of Organization and Business Operations (Continued)

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholders meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.15 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

F-23

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 1 — Description of Organization and Business Operations (Continued)

If the Company has not completed a Business Combination within 12 months (or 15 months, or 18 months, as applicable from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.15 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Subsequent to the approval by the shareholders of Evergreen Corporation (“EVGR” or the Company) of the Amendment to EVGR’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on July 18, 2023, EVGR filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, EVGR has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to August 11, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of EVGR’s amended and restated memorandum and articles of association. In connection with the Charter Amendment, EVGR’ shareholders elected to redeem an aggregate of 4,004,330 ordinary shares.

F-24

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 1 — Description of Organization and Business Operations (Continued)

Going Concern and Management’s Plan

The Company expects to incur significant costs in pursuit of its acquisition plans and will not generate any operating revenues until after the completion of its initial business combination. In addition, the Company expects to have negative cash flows from operations as it pursues an initial business combination target. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” the Company does not currently have adequate liquidity to sustain operations, which consist solely of pursuing a Business Combination.

The Company may raise additional capital through loans or additional investments from the Sponsor or its shareholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may, but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or the deadline to complete a Business Combination pursuant to the Company’s Amended and Restated Certificate of Incorporation (unless otherwise amended by shareholders).

While the Company expects to have sufficient access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to raise additional capital (to the extent ultimately necessary) or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As is customary for a special purpose acquisition company, if the Company is not able to consummate a Business Combination during the Combination Period, it will cease all operations and redeem the Public Shares. Management plans to continue its efforts to consummate a Business Combination during the Combination Period.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Certain information and note disclosures normally included in the annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. The financial statements as of November 30, 2023 and for the years ended November 30, 2023 and November 30, 2022 respectively, are audited. In the opinion of management, the financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to provide a fair statement of the results for the interim periods. The accompanying balance sheet as of November 30, 2022, is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for fiscal the year ended November 30, 2022.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-25

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 2 — Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $146,933 and $301,228 in cash as of November 30, 2023 and November 30, 2022, respectively. The Company had no cash equivalents as of November 30, 2023 or November 30, 2022.

Marketable Securities Held in Trust Account

At November 30, 2023 and November 30, 2022, substantially all of the assets held in the Trust Account were held in money market.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of November 30, 2023 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

F-26

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 2 — Summary of Significant Accounting Policies (Continued)

Class A Ordinary Shares Subject to Possible Redemption

All of the Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the income and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus public shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value ($10.15 per share) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of November 30, 2023 and November 30, 2022, 7,495,670 and 11,500,000 Class A Ordinary Shares outstanding are subject to possible redemption respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of November 30, 2023, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Net Income (Loss) Per Share

Net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations includes a presentation income per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per ordinary share, basic and diluted, for redeemable Class A ordinary shares is calculated by dividing the net income allocable to Class A ordinary shares subject to possible redemption, by the weighted average number of redeemable Class A ordinary shares outstanding since original issuance. Net income per shares, basic and diluted, for non-redeemable Class A and Class B ordinary shares is calculated by dividing net income allocable to non-redeemable ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the periods. Non-redeemable Class B ordinary shares include the founder shares as these ordinary shares do not have any redemption features and do not participate in the income earned on the Trust Account.

F-27

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 2 — Summary of Significant Accounting Policies (Continued)

	Year Ended November 30, 2023	Year Ended November 30, 2022
Class A ordinary shares
Numerator: net income (loss) allocable to redeemable Class A ordinary shares	$2,885,807	$699,108

Denominator: weighted average number of Class A ordinary shares	10,532,255	9,712,183
Basic and diluted net income (loss) per redeemable Class A ordinary share	$0.27	$0.07

Class B ordinary shares
Numerator: net income (loss) allocable to Class B ordinary shares	$787,741	$206,950

Denominator: weighted average number of Class B ordinary shares	2,875,000	2,875,000

Basic and diluted net income (loss) per Class B ordinary share	$0.27	$0.07

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the Financial Accounting Standards Board ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs of $4,532,887 consist principally of costs incurred in connection with formation of the Company and preparation for the Initial Public Offering. These costs, together with the underwriter discount of $4,025,000, were charged to additional paid-in capital upon completion of the Initial Public Offering.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt —Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and free-standing instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted as of inception of the Company. Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

F-28

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 3 —Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit generating gross proceeds to the Company in the amount of $115,000,000. Each Unit consists of one ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder purchase one ordinary share at an exercise price of $11.50 per whole share.

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 532,500 units (the “Private Placement Units”) to Evergreen LLC (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $5,325,000 on February 11, 2022.

A portion of the proceeds from the Private Placement Units was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will be worthless.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

Note 5 — Related Party Transactions

Founder Shares

On November 22, 2021, the Sponsor purchased 2,875,000 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for $25,000. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The Founder Shares are no longer subject to forfeiture due to full exercise of the over-allotment by the underwriter.

The holders of the Founder shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, or (y) the date on which the Company completes a liquidation, merger, capital share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

F-29

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 5 — Related Party Transactions (Continued)

Promissory Note — Related Party

On November 22, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2022, or (ii) the consummation of the Initial Public Offering.

During the year ended November 30, 2022, deferred offering costs paid for by the Promissory Note amounted to $68,411. On February 14, 2022, the outstanding balance owed under the Promissory Note (being $174,406) was repaid in full.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, our Sponsor, officers, directors or their respective affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of November 30, 2023 and November 30, 2022 there are $650,000 and $0 outstanding under Working Capital Loan respectively.

Extension Loan

On February 7, 2023, the Company issued an unsecured promissory note to its Sponsor, in the amount of $1,150,000, which amount was deposited into the trust account to extend the available time to complete a business combination to May 11, 2023. None of the funds held in trust will be released from the trust account, other than interest income to pay any tax obligations, until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if the Company has not consummated a business combination by May 11, 2023 (or August 11, 2023, if further extended). On April 21, 2023 the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $50,000 to Evergreen LLC, the Company’s sponsor for working capital purpose. On June 7, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $1,350,000 to Evergreen LLC, the Company’s sponsor for extension and working capital purposes in which $1,150,000 was deposited to the trust account to extend the time of business combination period to August 11, 2023. On July 18, 2023, the Company filed the Charter Amendment with Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to August 11, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association. On September 21, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $570,000 to Evergreen LLC, the Company’s sponsor for extension and working capital purpose. $160,000 was deposited into the trust account in July and August for extension loans. On September 25, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of up to $2,000,000 to Evergreen LLC, the Company’s sponsor for extension and working capital purpose. $160,000 was deposited into the trust account in October and November for extension loans. The total due to the Company for the extension loans as of November 30, 2023 and November 30, 2022 is $2,940,000 and $0, respectively.

Administrative Support Agreement

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support for up to 18 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. As of November 30, 2023 and November 30, 2022, $130,000 and $100,000, respectively, had been paid and $100,000 had been accrued in November 30, 2023 and not yet been paid to the Sponsor under the Administrative Support Agreement.

F-30

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option was exercised in full), payable upon the closing of the Initial Public Offering. The underwriters agreed to reimburse us for expenses incurred by us in connection with the offering in an amount equal to $500,000, payable to us at the closing of the offering. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the underwriters’ over-allotment option was exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On February 11, 2022, the underwriters purchased an additional 1,500,000 Option Units pursuant to the full exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $15,000,000.

F-31

EVERGREEN CORPORATION

NOTES FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 7 – Shareholders’ Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of November 30, 2023 and November 30, 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares — Our memorandum and articles of association authorize the Company to issue 479,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of November 30, 2023 and November 30, 2022, there were 532,500 Class A ordinary shares issued and outstanding (excluding 7,495,670 and 11,500,000 shares subject to possible redemption respectively).

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of November 30, 2023 and November 30, 2022 there were 2,875,000 Class B ordinary shares issued and outstanding, such that the Sponsor would maintain ownership of at least 20% of the issued and outstanding shares after the Proposed Public Offering.

Only Sponsor will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and the Sponsor will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a shareholders agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of our initial public offering.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of Class A ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. Notwithstanding the above, if the Class A ordinary shares is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

F-32

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

November 30, 2023 and 2022

Note 7 – Shareholders’ Equity Continued

Redemption of Warrants When the Price per Share of Class A Ordinary shares Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering.

Note 8 – Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred up to the date the unaudited financial statements were available to issue. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-33

Evergreen Corporation

BALANCE SHEETs

(Unaudited)

	August 31, 2024	November 30, 2023
ASSETS
Current Assets
Cash	$50,798	$146,933
Prepaid expenses	15,944	44,977
Total Current Assets	66,742	191,910

Cash and Marketable Securities held in trust account	54,519,214	82,949,890

Total Assets	$54,585,956	$83,141,800

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$190,000	$100,000
Accrued expenses	439,673	393,600
Extension loan	4,060,000	2,940,000
Working capital loan	990,500	650,000
Total Current Liabilities	5,680,173	4,083,600

Deferred underwriter commission	4,025,000	4,025,000

Total Liabilities	9,705,173	8,108,600

Commitments and Contingencies	-	-

Class A ordinary shares subject to possible redemption; 4,663,957 (at $11.69 per share) as of August 31, 2024 and 7,495,670 shares (at $11.07 per share) as of November 30, 2023	54,519,214	82,949,890
Shareholders’ Deficit
Preference Shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of August 31, 2024 and November 30, 2023	-	-
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized; 532,500 shares issued and outstanding (excluding 4,663,957 and 7,495,670 shares subject to possible redemption) as of August 31, 2024 and November 30, 2023, respectively	53	53
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 2,875,000 shares issued and outstanding as of August 31, 2024, and November 30, 2023	288	288

Additional paid-in capital	-	-
Accumulated deficit	(9,638,772)	(7,917,031)
Total Shareholders’ Deficit	(9,638,431)	(7,916,690)
Total Liabilities and Shareholders’ Deficit	$54,585,956	$83,141,800

The accompanying notes are an integral part of these unaudited financial statements

F-34

Evergreen Corporation

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended August 31, 2024	For the Nine Months Ended August 31, 2024	For the Three Months Ended August 31, 2023	For the Nine Months Ended August 31, 2023

Formation and operating costs	$155,991	$601,741	$247,600	$844,959
Loss from Operations	(155,991)	(601,741)	(247,600)	(844,959)

Other Income
Interest earned on marketable securities held in trust account	700,053	2,813,718	1,359,504	3,945,860
Net Income	$544,062	$2,211,977	$1,111,904	$3,100,901

Weighted average shares outstanding of Class A ordinary shares	5,196,457	6,835,324	10,030,335	11,370,019
Basic and diluted net income per ordinary share	$0.07	$0.23	$0.09	$0.22
Weighted average shares outstanding of Class B ordinary share	2,875,000	2,875,000	2,875,000	2,875,000
Basic and diluted net income per ordinary share	$0.07	$0.23	$0.09	$0.22

The accompanying notes are an integral part of these unaudited financial statements

F-35

Evergreen Corporation

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED AUGUST 31, 2024

AND

FOR THE NINE MONTHS ENDED AUGUST 31, 2023

(UNAUDITED)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance – November 30, 2023	532,500	$53	2,875,000	$288	$-	$(7,917,031)	$(7,916,690)

Re-measurement for ordinary share to redemption amount	-	-	-	-	-	(1,080,085)	(1,080,085)
Additional amount deposited into trust	-	-	-	-	-	(480,000)	(480,000)
Net Income	-	-	-	-	-	833,693	833,693
Balance – February 29, 2024	532,500	$53	2,875,000	$288	$-	$(8,643,423)	$(8,643,082)
Re-measurement for ordinary share to redemption amount	-	-	-	-	-	(1,033,580)	(1,033,580)
Additional amount deposited into trust	-	-	-	-	-	(400,000)	(400,000)
Net Income	-	-	-	-	-	834,222	834,222
Balance – May 31, 2024	532,500	$53	2,875,000	$288	-	$(9,242,781)	$(9,242,440)
Re-measurement for ordinary share to redemption amount	-	-	-	-	-	(700,053)	(700,053)
Additional amount deposited into trust	-	-	-	-	-	(240,000)	(240,000)
Net Income	-	-	-	-	-	544,062	544,062
Balance – August 31, 2024	532,500	$53	2,875,000	$288	-	$(9,638,772)	$(9,638,431)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance – November 30, 2022	532,500	$53	2,875,000	$288	$-	$(3,633,593)	$(3,633,252)

Re-measurement for Ordinary share to redemption amount	-	-	-	-	-	(1,193,423)	(1,193,423)
Additional amount deposited into trust	-	-	-	-	-	(1,150,000)	(1,150,000)
Net Income	-	-	-	-	-	1,027,128	1,027,128
Balance – February 28, 2023	532,500	$53	2,875,000	$288	$-	$(4,949,888)	$(4,949,547)
Re-measurement for ordinary share to redemption amount	-	-	-	-	-	(1,392,934)	(1,392,934)
Additional amount deposited into trust	-	-	-	-	-	(1,150,000)	(1,150,000)
Net Income	-	-	-	-	-	961,869	961,869
Balance – May 31, 2023	532,500	$53	2,875,000	$288	$-	$(6,530,953)	$(6,530,612)
Re-measurement for ordinary share to redemption amount	-	-	-	-	-	(1,359,504)	(1,359,504)
Additional amount deposited into trust	-	-	-	-	-	(320,000)	(320,000)
Net Income	-	-	-	-	-	1,111,904	1,111,904
Balance – August 31, 2023	532,500	$53	2,875,000	$288	$-	(7,098,553)	(7,098,212)

The accompanying notes are an integral part of these unaudited financial statements

F-36

Evergreen Corporation

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended August 31, 2024	For the Nine Months Ended August 31, 2023
Cash flows from operating activities:
Net income	$2,211,977	$3,100,901
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,813,718)	(3,945,860)
Changes in operating assets and liabilities:
Prepaid expenses	29,033	32,943
Accounts payable	90,000	56,350
Accrued expenses	46,073	172,674
Net cash used in operating activities	(436,635)	(582,992)

Cash flows from investing activities:
Cash withdrawn from Trust Account in connection with redemption	32,364,394	43,058,659
Investment of cash in Trust Account	(1,120,000)	(2,620,000)
Net cash provided by investing activities	31,244,394	40,438,659

Cash flows from financing activities:
Redemption of ordinary shares	(32,364,394)	(43,058,659)
Proceeds from working capital loan	340,500	282,000
Proceeds from extension loan	1,120,000	2,620,000
Net cash used in financing activities	(30,903,894)	(40,156,659)

Net change in cash	(96,135)	(300,992)
Cash at the beginning of the period	146,933	301,228
Cash at the end of the period	$50,798	$236

Supplemental disclosure of non-cash investing and financing activities:
Remeasurement of Common Stock subject to redemption	$2,813,718	$3,945,861
Extension Funds attributable to Common Stock subject to redemption	$1,120,000	$2,620,000

The accompanying notes are an integral part of these unaudited financial statements

F-37

EVERGREEN CORPORATION

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

August 31, 2024

Note 1 — Description of Organization and Business Operations

Evergreen Corporation (the “Company”) was incorporated in Cayman Islands on October 21, 2021. The Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of August 31, 2024, the Company had not commenced any operations. All activity for the period from October 21, 2021 (inception) through August 31, 2024 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected November 30 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on February 8, 2022. On February 11, 2022, the Company consummated the Initial Public Offering of 10,000,000 units (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $100,000,000 which is described in Note 3.

The Initial Public Offering transaction costs amounted to $8,557,887 consisting of $1,800,000 of underwriting fees paid in cash, $4,025,000 of deferred underwriting fees payable (which are held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”)), $1,725,000 funded to the trust account and $1,007,887 of costs related to the Initial Public Offering. Cash of $1,519,359 was held outside of the Trust Account on February 11, 2022 and was available for working capital purposes. As described in Note 6, the $4,025,000 deferred underwriting fees are contingent upon the consummation of the Business Combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 480,000 units (the “Private Placement Units”) to Evergreen LLC (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $4,800,000.

On February 11, 2022, the underwriters purchased an additional 1,500,000 Option Units pursuant to the exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $15,000,000. Also, in connection with the full exercise of the over-allotment option, the Sponsor purchased an additional 52,500 Option Private Placement Units at a purchase price of $10.00 per unit.

Following the closing of the Initial Public Offering on February 11, 2022, an amount of $116,725,000 ($10.15 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the value of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.15 per Unit sold in the Initial Public Offering, including proceeds of the Private Placement Warrants, will be held in the Trust Account and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

F-38

Note 1 — Description of Organization and Business Operations (Continued)

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a shareholders meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.15 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

F-39

Note 1 — Description of Organization and Business Operations (Continued)

If the Company has not completed a Business Combination within 12 months (or 15 months, or 18 months, as applicable from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The holders of the Founders Shares have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Founder Shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.15 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Subsequent to the approval by the shareholders of Evergreen Corporation (“EVGR” or the Company) of the Amendment to EVGR’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on July 18, 2023, EVGR filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, EVGR has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to August 11, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of EVGR’s amended and restated memorandum and articles of association. In connection with the Charter Amendment, EVGR’ shareholders elected to redeem an aggregate of 4,004,330 ordinary shares.

Subsequent to the approval by the shareholders of EVGR of the Amendment to EVGR’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on May 9, 2024, EVGR filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, EVGR has the right to extend the period which it has to complete a business combination by up to nine (9) times for an additional one (1) month each time from May 11, 2024 to February 11, 2025 by depositing into its trust account, for each one-month extension, the lesser of (a) $80,000 and (b) $0.03 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of EVGR’s amended and restated memorandum and articles of association. EVGR’s shareholders elected to redeem an aggregate of 2,831,713 ordinary shares or $32,364,393 in connection with the Charter Amendment.

On September 5, 2024, Evergreen Corporation (“EVGR” or the “Company”) entered into the Merger Agreement, which was subsequently amended and restated on September 18, 2024 by and among EVGR, Evergreen Merger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of EVGR (“PubCo”), Evergreen Merger Sub Inc. (“Merger Sub”), a company limited by shares registered in the British Virgin Islands and a wholly-owned subsidiary of PubCo, Forekast Limited., a company limited by shares registered in the British Virgin Islands (“Forekast”), and Forekast International Sdn. Bhd., a company organized under the laws of Malaysia and a wholly owned subsidiary of Forekast (“FISB”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) EVGR will reincorporate in the Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Forekast, resulting in Forekast being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”). In connection with the consummation of the Business Combination, EVGR will be renamed “Forekast Group.”

The aggregate consideration for the Acquisition Merger is $105,000,000, payable in the form of 10,500,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Forekast and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Forekast held by the former Forekast shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares.

F-40

Note 1 — Description of Organization and Business Operations (Continued)

Going Concern and Management’s Plan

The Company expects to incur significant costs in pursuit of its acquisition plans and will not generate any operating revenues until after the completion of its initial business combination. In addition, the Company expects to have negative cash flows from operations as it pursues an initial business combination target. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” the Company does not currently have adequate liquidity to sustain operations, which consist solely of pursuing a Business Combination.

The Company may raise additional capital through loans or additional investments from the Sponsor or its shareholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may, but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

As is customary for a special purpose acquisition company, if the Company is not able to consummate a Business Combination during the Combination Period, it will cease all operations and redeem the Public Shares. Management plans to continue its efforts to consummate a Business Combination during the Combination Period.

While the Company expects to have access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. The liquidity condition and mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate. There is no assurance that the Company’s plans to raise additional capital (to the extent ultimately necessary) or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Certain information and note disclosures normally included in the annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. The interim financial statements as of August 31, 2024 and for the nine months ended August 31, 2024 and August 31, 2023, respectively, are unaudited. In the opinion of management, the financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to provide a fair statement of the results for the interim periods. Interim results are not necessarily indicative of results to be expected for any other interim period or for the full year. The accompanying balance sheet as of November 30, 2023, is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for fiscal the year ended November 30, 2023.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-41

Note 2 — Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $50,798 and $146,933 in cash as of August 31, 2024 and November 30, 2023, respectively. The Company had no cash equivalents as of August 31, 2024 and November 30, 2023.

Cash and Marketable Securities Held in Trust Account

As of August 31, 2024 and November 30, 2023, substantially all of the assets held in the Trust Account were held in money market. As of August 31, 2024 and November 30, 2023, there were $54,519,214 and $82,949,890 cash held in the Trust Account.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of August 31, 2024 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

F-42

Note 2 — Summary of Significant Accounting Policies (Continued)

Class A Ordinary Shares Subject to Possible Redemption

All of the Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the income and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus public shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of August 31, 2024 and November 30, 2023, 4,663,957 and 7,495,670 Class A Ordinary Shares outstanding are subject to possible redemption, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of August 31, 2024, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Net Income (Loss) Per Share

Net income per share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and warrants issued as components of the Private Placement Units (the “Placement Warrants”) since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations include a presentation of income per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per ordinary share, basic and diluted, for redeemable Class A ordinary shares is calculated by dividing the net income allocable to Class A ordinary shares subject to possible redemption, by the weighted average number of redeemable Class A ordinary shares outstanding since original issuance. Net income per shares, basic and diluted, for non-redeemable Class A and Class B ordinary shares is calculated by dividing net income allocable to non-redeemable ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the periods. Non-redeemable Class B ordinary shares include the founder shares as these ordinary shares do not have any redemption features and do not participate in the income earned on the Trust Account.

F-43

Note 2 — Summary of Significant Accounting Policies (Continued)

	Three Months Ended August 31, 2024	Nine Months Ended August 31, 2024	Three Months Ended August 31, 2023	Nine Months Ended August 31, 2023
Class A ordinary shares
Numerator: net income allocable to redeemable Class A ordinary shares	$350,271	$1,557,062	$864,198	$2,475,062

Denominator: weighted average number of Class A ordinary shares	5,196,457	6,835,324	10,030,335	11,370,019
Basic and diluted net income per redeemable Class A ordinary share	$0.07	$0.23	$0.09	$0.22

Class B ordinary shares
Numerator: net income allocable to Class B ordinary shares	$193,791	$654,915	$247,706	$625,839

Denominator: weighted average number of Class B ordinary shares	2,875,000	2,875,000	2,875,000	2,875,000

Basic and diluted net income per Class B ordinary share	$0.07	$0.23	$0.09	$0.22

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the Financial Accounting Standards Board ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs of $4,532,887 consist principally of costs incurred in connection with formation of the Company and preparation for the Initial Public Offering. These costs, together with the underwriter discount of $4,025,000, were charged to additional paid-in capital upon completion of the Initial Public Offering.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

● Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

● Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

● Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of August 31, 2024 and November 30, 2023:

	Level	August 31, 2024	November 30, 2023
Assets:
Cash and marketable securities held in trust account	1	$54,519,214	$82,949,890

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

F-44

Note 3 —Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units at a purchase price of $10.00 per Unit generating gross proceeds to the Company in the amount of $115,000,000. Each Unit consists of one ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per whole share.

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 532,500 units (the “Private Placement Units”) to Evergreen LLC (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $5,325,000 on February 11, 2022.

A portion of the proceeds from the Private Placement Units was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will be worthless.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain exceptions.

Note 5 — Related Party Transactions

Founder Shares

On November 22, 2021, the Sponsor purchased 2,875,000 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for $25,000. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The Founder Shares are no longer subject to forfeiture due to full exercise of the over-allotment by the underwriter.

The holders of the Founder shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, or (y) the date on which the Company completes a liquidation, merger, capital share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

F-45

Note 5 — Related Party Transactions (Continued)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, our Sponsor, officers, directors or their respective affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of August 31, 2024 and November 30, 2023 there are $990,500 and $650,000 outstanding under Working Capital Loan, respectively. The Company has transferred $121,000 from working capital for extension purpose on January 5, 2024.

Extension Loan

On February 7, 2023, the Company issued an unsecured promissory note to its Sponsor, in the amount of $1,150,000, which amount was deposited into the trust account to extend the available time to complete a business combination to May 11, 2023. None of the funds held in trust will be released from the trust account, other than interest income to pay any tax obligations, until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if the Company has not consummated a business combination by May 11, 2023 (or August 11, 2023, if further extended). On April 21, 2023 the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $50,000 to Evergreen LLC, the Company’s sponsor for working capital purpose. On June 7, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $1,350,000 to Evergreen LLC, the Company’s sponsor for extension and working capital purposes in which $1,150,000 was deposited to the trust account to extend the time of business combination period to August 11, 2023.

On July 18, 2023, the Company filed the Charter Amendment with Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, the Company has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from August 11, 2023 to August 11, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $160,000 and (b) $0.055 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of the Company’s amended and restated memorandum and articles of association. On September 21, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of $570,000 to Evergreen LLC, the Company’s sponsor for extension and working capital purpose. $160,000 was deposited into the trust account in July and August for extension loans. On September 25, 2023, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of up to $2,000,000 to Evergreen LLC, the Company’s sponsor for extension and working capital purpose. $160,000 was deposited into the trust account in October, November and December 2023, January, February, March and April 2024, for extension loans.

On May 9, 2024, the Company filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, EVGR has the right to extend the period which it has to complete a business combination by up to nine (9) times for an additional one (1) month each time from May 11, 2024 to February 11, 2025 by depositing into its trust account, for each one-month extension, the lesser of (a) $80,000 and (b) $0.03 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of EVGR’s amended and restated memorandum and articles of association. On September 6, 2024, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of up to $1,000,000 to Evergreen LLC, the Company’s sponsor for extension and working capital purpose. The Company has deposited $80,000 into the Trust Account in May, June, July, August, September and October, 2024 for extension loans. The total due to the Company for the extension loans as of August 31, 2024 and November 30, 2023 is $4,060,000 and $2,940,000, respectively.

Administrative Support Agreement

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support for up to 18 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. As of August 31, 2024 and November 30, 2023, $190,000 and $100,000, respectively, have not been paid to the Sponsor under the Administrative Support Agreement and is included in accounts payable.

F-46

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Units and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option was exercised in full), payable upon the closing of the Initial Public Offering. The underwriters agreed to reimburse us for expenses incurred by us in connection with the offering in an amount equal to $500,000, payable to us at the closing of the offering. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the underwriters’ over-allotment option was exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On February 11, 2022, the underwriters purchased an additional 1,500,000 Option Units pursuant to the full exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $15,000,000.

F-47

Note 7 – Shareholders’ Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of August 31, 2024 and November 30, 2023, there were no preference shares issued or outstanding.

Class A Ordinary Shares — Our memorandum and articles of association authorize the Company to issue 479,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of August 31, 2024 and November 30, 2023, there were 532,500 Class A ordinary shares issued and outstanding (excluding 4,663,957 and 7,495,670 shares subject to possible redemption, respectively).

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of August 31, 2024 and November 30, 2023 there were 2,875,000 Class B ordinary shares issued and outstanding, such that the Initial Shareholders would maintain ownership of at least 20% of the issued and outstanding shares after the Proposed Public Offering.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law. In connection with our initial business combination, we may enter into a shareholders agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of our initial public offering.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the then-outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of Class A ordinary shares redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. Notwithstanding the above, if the Class A ordinary shares is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

F-48

Note 7 – Shareholders’ Equity (Continued)

Redemption of Warrants When the Price per Share of Class A Ordinary shares Equals or Exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering.

Note 8 – Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred up to the date the unaudited financial statements were available to issue. Based upon this review, the Company identified the following subsequent events:

On September 5, 2024, Evergreen Corporation (“EVGR” or the “Company”) entered into the Merger Agreement, which was subsequently amended and restated on September 18, 2024 by and among EVGR, Evergreen Merger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of EVGR (“PubCo”), Evergreen Merger Sub Inc. (“Merger Sub”), a company limited by shares registered in the British Virgin Islands and a wholly-owned subsidiary of PubCo, Forekast Limited., a company limited by shares registered in the British Virgin Islands (“Forekast”), and Forekast International Sdn. Bhd., a company organized under the laws of Malaysia and a wholly owned subsidiary of Forekast (“FISB”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) EVGR will reincorporate in the Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Forekast, resulting in Forekast being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”). In connection with the consummation of the Business Combination, EVGR will be renamed “Forekast Group.”

The aggregate consideration for the Acquisition Merger is $105,000,000, payable in the form of 10,500,000 newly issued PubCo Ordinary Shares (the “Closing Payment Shares”) valued at $10.00 per share to Forekast and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Forekast held by the former Forekast shareholders will be cancelled and cease to exist, in exchange for the issuance of the Closing Payment Shares.

On September 6, 2024, the Company issued an unsecured, non-interest bearing promissory note in the principal amount of up to $1,000,000 to Evergreen LLC, the Company’s sponsor for extension and working capital purpose.

The Company has deposited $80,000 on September 10, 2024 in the Company’s Trust Account to extend the period of time from September 11, 2024 to October 11, 2024 to complete the business combination.

The Company has deposited $80,000 on October 8, 2024 in the Company’s Trust Account to extend the period of time from October 11, 2024 to November 11, 2024 to complete the business combination.

The Company has deposited $80,000 on November 8, 2024 in the Company’s Trust Account to extend the period of time from November 11, 2024 to December 11, 2024 to complete the business combination.

The Company has deposited $80,000 on December 9, 2024 in the Company’s Trust Account to extend the period of time from December 11, 2024 to January 11, 2025 to complete the business combination.

F-49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Shareholder of

Forekast Limited

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated statements of financial position of Forekast Limited (the “Company”) as of December 31, 2023 and 2022, and the related combined and consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with International Financial Reporting Standards issued by the International Accounting Standards Board (“IASB”).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ J&S Associate PLT
Certified Public Accountants
PCAOB Number: 6743
August 29, 2024
Malaysia

We have served as the Company’s auditor since 2024.

F-50

FOREKAST LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS AT DECEMBER 31, 2023 AND 2022

		2023	2022
	Note	USD	USD
ASSETS

NON-CURRENT ASSETS

Property, plant and equipment	4	68,648	21,874
Right-of-use assets	5	86,990	-
		155,638	21,874

CURRENT ASSETS

Trade receivables	6	1,811,626	1,443,832
Trade receivables from related party	6	-	302,309
Amount owing by shareholders	7	10,000	10,000
Amount owing by related party	7	108,950	113,650
Other receivables	8	83,961	109,629
Current tax assets		38,832	4,050
Fixed deposits with financial institutions	9	681,313	859,902
Cash and bank balances	10	494,180	684,064
Restricted cash	11	607,591	350,459
		3,836,453	3,877,895
TOTAL ASSETS		3,992,091	3,899,769

EQUITY AND LIABILITIES

EQUITY

Share capital	12	10,000	10,000
Retained earnings		433,184	575,042
Translation reserve	13	(81,548)	(5,314)
Merger reserve	13	2,075,652	1,247,632
TOTAL EQUITY		2,437,288	1,827,360

NON-CURRENT LIABILITIES

Lease liabilities	5	67,661	-
		67,661	-

CURRENT LIABILITIES

Trade payables	14	411,066	471,266
Other payables	14	381,131	1,063,903
Client’s funds held in trust	11	607,591	350,459
Accruals	15	58,184	33,986
Lease liabilities	5	23,693	-
Current tax liability		5,477	152,795
		1,487,142	2,072,409
TOTAL LIABILITIES		1,554,803	2,072,409
TOTAL EQUITY AND LIABILITIES		3,992,091	3,899,769

The accompanying notes form an integral part of the financial statement

F-51

FOREKAST LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

		2023	2022
	Note	USD	USD
Revenue	16	15,929,773	13,603,949

Cost of sales		(14,275,131)	(12,478,350)

Gross profit		1,654,642	1,125,599

Other income	17	17,950	10,538

Administrative and general expenses		(489,890)	(361,554)

Finance costs	18	(7,325)	(17,381)

Profit before tax	19	1,175,377	757,202

Tax expense	20	(288,789)	(182,160)

Profit for the year from continuing operations		886,588	575,042

Other comprehensive income

Foreign currency translation differences		(76,234)	(5,314)

Total comprehensive income for the year		810,354	569,728

Profit for the year attributable to owners of the Company		886,588	575,042

Total comprehensive income for the year attributable to owners of the Company		810,354	569,728

Earnings per share (“EPS”) for profit from continuing operations attributable to owners of the Company ($ per share)

Basic and diluted EPS	23	88.66	57.50

Weighted average number of ordinary shares outstanding

Basic and diluted EPS		10,000	10,000

The accompanying notes form an integral part of the financial statement

F-52

FOREKAST LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

		2023	2022
		USD	USD
OPERATING ACTIVITIES

Profit before tax		1,175,377	757,202

Adjustments for:
Depreciation of property, plant and equipment		8,217	4,792
Amortization of right-of-use assets		21,598	-
Finance costs		7,325	17,381
Interest income		(15,433)	(7,412)
Gain on disposal of property, plant and equipment		-	(1,443)
Property, plant and equipment written off		4,666	-
Unrealized currency translation loss		2,262	260
		1,204,012	770,780
Changes in trade and other receivables		(37,379)	(163,077)
Changes in trade and other payables		402,098	1,164,680
Cash generated from operations		1,568,731	1,772,383
Tax paid		(470,888)	(83,282)
Interest paid		(7,325)	(17,381)
Interest received		1,055	7,412
Net cash generated from operating activities		1,091,573	1,679,132

INVESTING ACTIVITIES

Purchase of property, plant and equipment		(60,854)	(1,769)
Proceeds from disposal of property, plant and equipment		-	4,456
Net cash (used in)/generated from investing activities		(60,854)	2,687

FINANCING ACTIVITIES

Dividends paid		(1,028,446)	-
Placement of pledged fixed deposits		-	(687,530)
Withdrawal of pledged fixed deposits		192,966	-
Repayment of term loan & bank facility		-	(227,702)
Repayment of hire purchase payable		-	(2,662)
Repayment of lease liabilities		(17,207)	-
Net cash used in financing activities		(852,687)	(917,894)

Net increase in cash and restricted cash		178,032	763,925

Cash and restricted cash at the beginning of the year		1,034,523	280,066

Effects of currency translation on cash and restricted cash		(110,784)	(9,468)
Cash and restricted cash at the end of the year		1,101,771	1,034,523

Reconciliation of cash and restricted cash to the combined and consolidated statements of financial position
Cash and bank balances	10	494,180	684,064
Restricted cash	11	607,591	350,459

Cash and restricted cash at the end of the year		1,101,771	1,034,523

The accompanying notes form an integral part of the financial statements

F-53

FOREKAST LIMITED

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

			Distributable reserve	Non-distributable reserve
	Ordinary Shares		Retained earnings	Translation reserve	Merger reserve	Total equity
	Number of shares	USD	USD	USD	USD	USD
At January 1, 2022	10,000	10,000	-	-	1,247,632	1,257,632

Profit for the year from continuing operations	-	-	575,042	-	-	575,042

Other comprehensive loss for the year	-	-	-	(5,314)	-	(5,314)

At December 31, 2022/January 1, 2023	10,000	10,000	575,042	(5,314)	1,247,632	1,827,360

Effect on merger	-	-	-	-	828,020	828,020

Dividends paid*	-	-	(1,028,446)	-	-	(1,028,446)

Profit for the year from continuing operations	-	-	886,588	-	-	886,588

Other comprehensive loss for the year	-	-	-	(76,234)	-	(76,234)

At December 31, 2023	10,000	10,000	433,184	(81,548)	2,075,652	2,437,288

*	Dividends paid to former shareholders on 23 May 2023, prior to the reorganization described in Note 1.

The accompanying notes form an integral part of the financial statements

F-54

FOREKAST LIMITED

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

1. Organization and description of Business

Forekast Limited (“FBVI”) (“the Company”) is a company incorporated in the British Virgin Islands with limited liability on August 28, 2024. FBVI is an ultimate holding company with no operations. FBVI’s controlling shareholder is Brandt Holdings Ltd. and its ultimate controlling party is Mr. Muzahid Shah.

Forekast International Sdn. Bhd. (“FISB”) is a company incorporated in Malaysia as a private limited liability company on January 22, 2024. FISB is an intermediary holding company with no operations. FISB has a share capital of RM500,000 (approximately $108,950). FBVI acquired 100% equity ownership in FISB on August 29, 2024 effected via the signing of the form of transfer (the “Form”) of securities by FBVI and the previous shareholder of FISB. The Form has been submitted for stamp duty adjudication prior to lodgment with the Malaysian authorities.

iForte Group Sdn. Bhd (“IGSB”), a wholly-owned subsidiary of FISB, is a company incorporated in Malaysia as a private limited liability company on April 15, 2022 with a share capital of RM5,300,000 (approximately $1,174,188). FISB acquired 100% equity ownership in IGSB on February 23, 2024.

iForte Intelligence Sdn. Bhd. (“IISB”), a wholly-owned subsidiary of IGSB, is a company incorporated in Malaysia as a private limited liability company on March 26, 2007 with a share capital of RM5,600,000 (approximately $1,243,921). IGSB acquired 66.7% and a further 33.3% equity ownership in IISB on May 13, 2022, and July 22, 2022, respectively. IGSB owns 100% equity ownership in IISB from July 22, 2022.

iForte HRPlus Sdn. Bhd. (“IHSB”), a wholly-owned subsidiary of IGSB, is a company incorporated in Malaysia as a private limited liability company on September 3, 2020 with a share capital of RM100,000 (approximately $21,923). IGSB acquired 100% equity ownership in IHSB on May 13, 2022.

Payday Business Services Sdn. Bhd. (“PBSSB”), a wholly-owned subsidiary of IGSB, is a company incorporated in Malaysia as a private limited liability company on June 22, 2011 with a share capital of RM100,000 (approximately $21,925). IGSB acquired 100% equity ownership in PBSSB on May 13, 2022.

FBVI together with its subsidiaries (collectively, “the Group”) is primarily engaged in technology managed services, augmented intelligence, information technology solutions, human resources outsourcing, training, and consultancy services.

The registered business address is OMC Chambers, Wickhams Cay 1, Road Town, Tortola VG1110, British Virgin Islands. The principal place of business is at Unit 37-2, Level 37, Q Sentral, No. 2A, Jalan Stesen Sentral 2, Kuala Lumpur Sentral, 50470 Kuala Lumpur Wilayah Persekutuan Kuala Lumpur, Malaysia.

Reorganization

The Reorganization involved the formation of FBVI (Mr. Muzahid Shah is the director and controlling party of FBVI) and FISB; and execution of an agreement between Mr. Muzahid Shah and the shareholder of FISB, thereby FISB became a wholly-owned subsidiary of FBVI. Mr. Muzahid Shah exercises management control over the entities FISB, IGSB, IISB, IHSB and PBBSB through letters of management services from January 1, 2022 onwards (except for IGSB which commenced on its incorporation date on April 15, 2022), effectively transferring operational control and decision-making authority to him.

As a result of the Reorganization, the Company became the ultimate holding company of all the entities. This Reorganization is considered a recapitalization under common control of the same group of shareholders before and after the reorganization. Therefore, the consolidation of the Company and its subsidiary has been accounted for at historical cost and presented as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying combined and consolidated financial statements.

The functional currency of the operating subsidiaries is Malaysian Ringgit (“MYR”). These financial statements are presented in US Dollar (“USD”) and are rounded to the nearest USD.

F-55

2. Material accounting policies

2.1 Basis of preparation

The combined and consolidated financial statements as of December 31, 2023 containing the combined and consolidated statements of financial position, profit or loss, comprehensive loss, changes in equity and cash flows of the Group have been prepared for the purpose of complying with the provisions of Rule 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquisitions to be included with certain filings with the SEC.

These financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board.

IFRS does not provide for the preparation of combined financial information, and accordingly in preparing the combined financial information certain accounting conventions commonly used for the preparation of historical financial information based on U.S. GAAP guidance have been applied, such as ASC 805 and ASC 810.

Combined Financial Statements

The entities or businesses under common control are accounted for in accordance with merger accounting. In applying merger accounting, the combined financial statements of a reporting entity incorporate the financial statements items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party. Judgement has been made to determine the nature of these common control transactions. The principles of merger accounting are set out in Note 2.2.

The preparation of financial statements in conformity with IFRSs requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.

Interpretations and amendments to published standards effective in 2023

On January 1, 2023, the Group has adopted the new or amended IFRS and Interpretations of IFRS that are mandatory for application for the financial year. Changes to the Group’s accounting policies have been made as required, in accordance with the transitional provisions in the respective IFRS.

The adoption of these new or amended IFRS did not result in substantial changes to the Group’s accounting policies and had no material effect on the amounts reported for the current or prior financial years.

F-56

2. Material accounting policies (continued)

2.1 Basis of preparation (continued)

Interpretations and amendments to published standards effective in 2023

Amendments to IAS 1	Disclosure of Accounting Policies
Amendments to IAS 8	Definition of Accounting Estimates
Amendments to IAS 12	Deferred Tax related to Assets and Liabilities arising from a Single Transaction

Interpretations and amendments effective for annual periods beginning on or after January 1, 2024

Amendments to IFRS 16	Lease liability in Sale and Leaseback
Amendments to IAS 1	Non-Current Liabilities with Covenants
Amendments to IAS 1	Classification of Liabilities as Current or Non-current
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements

Interpretations and amendments effective for annual periods beginning on or after January 1, 2025

Amendments to IAS 21	Lack of Exchangeability

Interpretations and amendments effective for annual periods beginning on or after a date yet to be confirmed

Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture.

The new or amended accounting Standards and Interpretations listed above are not mandatory for December 31, 2023 reporting periods and have not been early adopted by the Group. Management is currently assessing the impact of these standards on the Group in the current or future reporting periods and on foreseeable future transactions.

2.2 Subsidiaries and basis of consolidation

The entities or businesses under common control are accounted for in accordance with guidance under U.S GAAP.

The combined financial statements incorporate the financial statements of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party. The difference between the cost of acquisition and the nominal value of the share capital are reflected within equity as merger reserve.

The combined financial statements have prepared using uniform accounting policies for like transactions and other events in similar circumstances.

All intra-group balances, transactions, income and expenses are eliminated in full on combination and the combined financial statements reflect external transactions only.

The net assets of the combining entities or businesses are combined using the existing carrying amounts from the controlling party’s perspective. No amount is recognized in respect of goodwill or excess of the acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over the acquisition cost at the time of common control combination. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded, arising from common control combination, have been recognized directly in equity as part of the capital reserve.

The combined statements of profit or loss and other comprehensive income include the results of each of the combining entities or businesses from the earliest date presented or since the date when the combining entities or businesses first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

F-57

2. Material accounting policies (continued)

2.2 Subsidiaries and basis of consolidation (continued)

Loss of control under common control combination

When a change in the Group’s ownership interest in a subsidiary result in a loss of control over the subsidiary, the assets and liabilities of the subsidiary are derecognized. Amounts previously recognized in merger reserves in respect of that entity are transferred directly to retained earnings. Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost, and its fair value is recognized in profit or loss.

2.3 Property, plant and equipment

(a)	Measurement

Property, plant and equipment are initially recognized at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses.

(b)	Depreciation

Depreciation of property, plant and equipment is calculated using the straight-line method to allocate their depreciable amounts over their estimated useful lives as follows:

Office equipment, furniture and fittings	4 -10 years
Renovation	10 years
System design and development	10 years
Motor vehicle	5 years

The residual values, estimated useful lives and depreciation method of property, plant and equipment are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision are recognized in profit or loss when the changes arise.

(c)	Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment that has already been recognized is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognized in profit or loss when incurred.

(d)	Disposal

On disposal of an item of property, plant and equipment, the difference between the disposal proceeds and its carrying amount is recognized in profit or loss within “Administrative and general expenses”. Any amount in revaluation reserve relating to that item is transferred to retained profits directly.

2.4 Borrowing costs

Borrowing costs are recognized in profit or loss using the effective interest method.

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2. Material accounting policies (continued)

2.5 Impairment of non-financial assets

Property, plant and equipment, right-of-use assets are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

For the purpose of impairment testing, the recoverable amount (i.e. the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash inflows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the cash-generating units (“CGU”) to which the asset belongs.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount.

The difference between the carrying amount and recoverable amount is recognized as an impairment loss in profit or loss, unless the asset is carried at revalued amount, in which case, such impairment loss is treated as a revaluation decrease.

Management assesses at the end of the reporting period whether there is any indication that an impairment recognized in prior periods may no longer exist or may have decreased. If any such indication exists, the recoverable amount of that asset is estimated and may result in a reversal of impairment loss. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of any accumulated amortization or depreciation) had no impairment loss been recognized for the asset in prior years.

A reversal of impairment loss for an asset other than goodwill is recognized in profit or loss, unless the asset is carried at revalued amount, in which case, such reversal is treated as a revaluation increase. However, to the extent that an impairment loss on the same revalued asset was previously recognized as an expense, a reversal of that impairment is also recognized in profit or loss.

2.6 Financial assets

(a)	Classification and measurement

The Group classifies its financial assets in the following measurement category:

●	Amortized cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial asset.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

The Group reclassifies debt instruments when and only when its business model for managing those assets changes.

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2. Material accounting policies (continued)

2.6 Financial assets (continued)

(a)	Classification and measurement (continued)

At initial recognition

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at fair value through profit or loss are expensed in profit or loss.

At subsequent measurement

Debt instruments

Debt instruments mainly comprise of cash and bank balances, restricted cash, fixed deposits with financial institutions, trade and other receivables, and amount owing by shareholders and related party.

Amortized cost

Debt instruments are recognized as amortized cost when they are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. A gain or loss on a debt instrument that is subsequently measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

(b)	Impairment

The Group assesses on a forward-looking basis the expected credit losses associated with its debt financial assets carried at amortized cost. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables, lease receivables and contract assets, the Group applies the simplified approach permitted by the IFRS 9, which requires expected lifetime losses to be recognized from initial recognition of the receivables.

(c)	Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on trade date – the date on which the Group commits to purchase or sell the asset.

Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognized in profit or loss. Any amount previously recognized in other comprehensive income relating to that asset is reclassified to profit or loss.

F-60

2. Material accounting policies (continued)

2.7 Trade and other payables

Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of the financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

Trade and other payables are initially recognized at fair value, and subsequently carried at amortized cost using the effective interest method.

2.8 Leases

(a)	When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

●	Right-of-use assets

The Group recognizes right-of-use assets at the commencement date of the lease (i.e. the date the underlying asset is available for use). Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencements date and lease incentives received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right-of-use assets.

These right-of-use assets are subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

●	Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the interest rate implicit in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include fixed lease payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating the lease, if the lease term reflects the Group exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses (unless they are incurred to produce inventories) in the period in which the event or condition that triggers the payment occurs.

F-61

2. Material accounting policies (continued)

2.8 Leases (continued)

(a)	When the Group is the lessee (continued)

●	Lease liabilities (continued)

Lease liabilities are measured at amortized cost using the effective interest method. Lease liabilities shall be remeasured when:

-	There is a change in future lease payments arising from changes in an index or rate;
-	There is change in the Group’s assessment of whether it will exercise an extension option; or
-	There is a modification in the scope or the consideration of the lease that was not part of the original term.

Lease liabilities are remeasured with a corresponding adjustment to the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

●	Short-term leases and leases of low-value assets

The Group has elected to apply exemption to those short-term leases in which the lease term is 12 months or less from the commencement date and without purchase option. Besides, exemption is also applied for the lease of low value assets. The lease payments incurred on the exempted leases are recognized as expenses on a straight-line basis over the lease term.

(b)	When the Group is the lessor:

●	Lessor – Subleases

In classifying a sublease, the Group as an intermediate lessor classifies the sublease as a finance or an operating lease with reference to the right-of-use asset arising from the head lease, rather than the underlying asset.

When the sublease is assessed as a finance lease, the Group derecognizes the right-of-use asset relating to the head lease that it transfers to the sublessee and recognizes the net investment in the sublease within “Trade and other receivables”. Any differences between the right-of-use asset derecognized and the net investment in sublease is recognized in profit or loss. The lease liability relating to the head lease is retained in the balance sheet, which represents the lease payments owed to the head lessor.

2.9 Provisions

Provisions for warranty, restructuring costs and legal claims are recognized when the Group has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation, and the amount has been reliably estimated. Restructuring provisions comprise employee termination payments. Provisions are not recognized for future operating losses.

The Group recognizes the estimated liability to repair or replace products still under warranty at the balance sheet date. This provision is calculated based on historical experience of the level of repairs and replacements.

F-62

2. Material accounting policies (continued)

2.9 Provisions (continued)

Other provisions are measured at the present value of the expenditure expected to be required to settle the obligation using a pre-tax discount rate that reflects the current market assessment of the time value of money and the risks specific to the obligation. The increase in the provision due to the passage of time is recognized in the statement of comprehensive income as finance expense.

Changes in the estimated timing or amount of the expenditure or discount rate are recognized in profit or loss when the changes arise.

2.10  Revenue and other income recognition

(a)	Revenue from contracts with customers

The Group follows the rules and guidance set out under IFRS 15, Revenue from Contracts with Customers (“IFRS 15”), when recognizing revenue from contracts with customers. The core principle of IFRS 15 requires an entity to recognize revenues to depict the transfer of services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those services recognized as performance obligations are satisfied. In according with IFRS 15, revenues are recognized when the Group satisfies the performance obligations by delivering the promised services to the customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Group considers there to be a single performance obligation in its contracts with customers and satisfies its performance obligation upon completion of the services to the customers. The recognition and measurement of revenues is based on the assessment of individual contract terms. The Group applies a practical expedient to expense costs as incurred for those suffered in order to obtain a contract with a customer when the amortization period would have been one year or less. The Group has no material incremental costs of obtaining contracts with customers that the Group expects the benefit of those costs to be longer than one year, which need to be recognized as assets.

The Group’s principal revenue stream is:

Managed services

Forekast provides managed services to its customers. Forekast offers ongoing support and management for technology systems, ensuring that businesses have access to essential resources such as network management, cybersecurity, cloud services, and application support and maintenance. This robust model provides our customers with scalable and comprehensive solutions designed to meet the specific needs of each customer. With a focus on proactive monitoring, maintenance, and enhancement of applications, these services help our customers maintain optimal technology performance while allowing them to concentrate on their core operations.

Forekast considers that the identified contract creates enforceable rights and obligations which specify the responsibilities of each party. The contract used by Forekast is a common form of agreement in the jurisdiction that Forekast is operating in which outline the rights and obligations of services to be transferred, payment terms etc. In identifying performance obligation, Forekast determines that the contract creates a single performance obligation delivered as the service is rendered.

F-63

2. Material accounting policies (continued)

2.10  Revenue and other income recognition (continued)

(a)	Revenue from contracts with customers (continued)

Managed services (continued)

Contracts comprise agreements, purchase orders or work orders, and may be in effect for one year or on a monthly basis over the period of service, some of which are automatically renewed until termination. These contracts outline, amongst others, the detailed scope of services, basis of the charge, duration of the contract and measure the service based on time incurred on the customers’ projects. Transaction price and rates of charges are fixed within each contract.

Revenue from managed services is recognized at a point in time as the services are rendered and billed on a monthly basis based on the actual approved time incurred at the rates agreed upon in the contract. There is no variable consideration identified, nor is there any financing component, non-cash consideration and consideration payable to the customer identified.

The Group has the primary responsibility in the provision of services. The Group also has full authority in negotiating and setting the fees with its customers. Accordingly, the Group has full control on the managed services it offers to the customers and is a principal in the contracts. The Group recognizes revenue at the gross amount it is entitled to from its customers.

(b)	Interest income

Interest income from financial assets at amortized cost is recognized using the effective interest rate method.

2.11  Income taxes

Current income tax for current and prior periods is recognized at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

Deferred income tax is recognized for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

A deferred income tax liability is recognized on temporary differences arising on investments in subsidiaries, associates and joint ventures, except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognized to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilized.

Deferred income tax is measured:

(i)	at the tax rates that are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)	based on the tax consequence that will follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amounts of its assets and liabilities.

Current and deferred income taxes are recognized as income or expense in profit or loss, except to the extent that the tax arises from a business combination or a transaction which is recognized directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

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2. Material accounting policies (continued)

2.12  Staff costs

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalized as an asset.

(a)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities on a mandatory, contractual or voluntary basis. The subsidiaries pay their monthly contribution to the Employees Provident Fund (“EPF”). The Group has no further payment obligations once the contributions have been paid.

(b)	Short term employee benefits

Wages and salaries are usually accrued and paid on a monthly basis and are recognized as an expense, unless they relate to the cost of producing other assets.

Paid absences (annual leave, maternity leave, paternity leave, sick leave, etc.) are accrued in each period if they are accumulating paid absences that can be carried forward, or in the case of non-accumulating paid absences, recognized as and when the absences occur.

Profit sharing and bonus payments are recognized when, and only when, the Group has a present legal or constructive obligation to make such payment as a result of past events and a reliable estimate of the obligation can be made.

2.13  Currency translation

(a)	Functional and presentation currencies

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The Group subsidiaries operate primarily in Malaysia; hence the Group’s functional currency is the Malaysian Ringgit (“MYR”). The financial statements are presented in United States Dollars (“USD”), which is the presentation currency of the Group.

(b)	Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognized in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities. However, in the combined and consolidated financial statements, currency translation differences arising from borrowings in foreign currencies and other currency instruments designated and qualifying as net investment hedges and net investment in foreign operations, are recognized in other comprehensive income and accumulated in the currency translation reserve.

When a foreign operation is disposed of or any loan forming part of the net investment of the foreign operation is repaid, a proportionate share of the accumulated currency translation differences is reclassified to profit or loss, as part of the gain or loss on disposal.

Foreign exchange gains and losses that relate to borrowings are presented in the income statement within “Finance costs”. All other foreign exchange gains and losses impacting profit or loss are presented in the income statement within “Administrative and general expenses”.

Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

F-65

2. Material accounting policies (continued)

2.13  Currency translation (continued)

(c)	Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)	assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)	income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)	all resulting currency translation differences are recognized in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

2.14  Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the executive committee whose members are responsible for allocating resources and assessing performance of the operating segments.

2.15  Cash and bank balances

Cash and bank balances include balances maintained with banks in Malaysia that can be added or withdrawn without limitation.

2.16  Restricted cash

Restricted cash represents bank balances the Company held on behalf of its client. The Company maintains segregated accounts with banks in Malaysia to hold client’s funds arising from its normal course of business. These segregated client’s funds are strictly restricted for client’s transactions. The Group has classified such segregated client’s funds as restricted cash. Corresponding payables to client are recorded upon receipt of cash from the client.

2.17  Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

2.18  Earnings per share

Basic earnings per share (“EPS”) is calculated by dividing the net profit attributable to equity holders of the Company by the weighted average number of ordinary shares outstanding during the financial year.

Diluted earnings per share is calculated by adjusting the net profit attributable to equity holders of the Company and the weighted average number of ordinary shares outstanding, adjusted for the dilutive effects of the dilutive instruments of the Company. Dilutive instruments are excluded from the computation of diluted earnings per ordinary share if their effects would be anti-dilutive. The Company has no dilutive instruments.

2.19  Dividends to shareholders

Dividends are recorded when it is declared and a corresponding liability arises where payment is not made as at the end of the reporting period.

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3. Critical accounting estimates, assumptions, and judgements

Estimates, assumptions and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

3.1 Critical accounting estimates and assumptions

There was no critical accounting estimates and assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

3.2 Critical judgements in applying the entity’s accounting policies

(i)	Business combination of entities in which the Group holds common control

Common control in entities identified as subsidiaries.

The Group considers that it established controls in the entities on January 1, 2022 even though the Group’s effective shareholding interest is only put into effect after. This is because the Group, prior to the reorganization as mentioned in Note 1, in substance was controlled by the same controlling party pursuant to letters of management services signed which had effectively transferred the operational control and decision-making authority to Mr. Muzahid Shah. As a result, the Group applied business combination under common control or pooling-of-interest method using guidance from U.S GAAP, e.g. ASC 805 and ASC 810, in the absence of such guidance under IFRS.

The Group’s accounting policy for basis of combination disclosed in Note 2.1.

(ii)	Principal versus Agent judgement in revenue recognition from managed services

Revenue from managed services is recognized when obligation of the services is satisfied to the customer at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those services. Significant judgement was applied when determining whether the Group is a principal or an agent in recognizing the revenue.

The Group has the primary responsibility in the provision of services. The Group also has full authority in negotiating and setting the fees with its customers. Accordingly, the Group has full control on the managed services it offers to the customers and is a principal in the contracts. The Group recognizes revenue at the gross amount it is entitled to from its customers.

(iii)	Measurement of impairment of financial assets

The Group uses a provision matrix to calculate estimated credit losses (ECLs) for trade receivables, which is based on the analysis of historical credit losses and taking into account future economic expectations.

The provision matrix is initially based on the Group’s historical observed default rates. The Group will calibrate the matrix to adjust the historical credit loss experience with forward-looking information on macroeconomic factors affecting the ability of the customers to settle the receivables. The historical observed default rates are updated and changes in the forward-looking estimates are analyzed at every end of the reporting period.

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4. Property, plant and equipment

	Office equipment, furniture and fittings	Renovation	System design and development	Motor vehicle	Total
	USD	USD	USD	USD	USD
Cost
As at January 1, 2022	29,520	7,499	27,314	38,830	103,163
Additions	1,769	-	-	-	1,769
Disposal	-	-	(3,411)	(38,830)	(42,241)
Effect of changes in exchange rate	(1,504)	(382)	(1,390)	-	(3,276)
As at December 31, 2022	29,785	7,117	22,513	-	59,415
Additions	49,167	11,174	513	-	60,854
Write off	(15,513)	(6,864)	(756)	-	(23,133)
Effect of changes in exchange rate	(1,437)	(321)	(929)	-	(2,687)
As at December 31, 2023	62,002	11,106	21,341	-	94,449

Accumulated depreciation
January 1, 2022	24,300	3,819	6,809	38,830	73,758
Charge for the financial year	1,804	712	2,276	-	4,792
Disposal	-	-	(398)	(38,830)	(39,228)
Effect of changes in exchange rate	(1,238)	(195)	(348)	-	(1,781)
As at December 31, 2022	24,866	4,336	8,339	-	37,541
Charge for the financial year	5,314	974	1,929	-	8,217
Write off	(13,566)	(4,411)	(490)	-	(18,467)
Effect of changes in exchange rate	(978)	(159)	(353)	-	(1,490)
As at December 31, 2023	15,636	740	9,425	-	25,801

Carrying amount

As at December 31, 2022	4,919	2,781	14,174	-	21,874

As at December 31, 2023	46,366	10,366	11,916	-	68,648

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5. Right-of-use assets

	2023	2022
	USD	USD
Right-of-use assets

As the beginning of the year	-	-
Additions	109,120	-
Amortization	(21,598)	-
Effect of changes in exchange rate	(532)	-
Carrying amount as at year end	86,990	-

Right-of-use assets comprise of:

Office premises	86,990	-

The leases of office premises are typically made for a period of 2 to 4 years. The lessors do not impose any covenants.

	2023	2022
	USD	USD
Lease liabilities

Non-current	67,661	-
Current	23,693	-
	91,354	-

The lease payments associated with short-term leases or leases of low-value assets are recognized as an expense on a straight-line basis over the lease term. No right-of-use assets and lease liabilities are recognized for these leases. As at December 31, 2023, the Group is committed to USD3,929 (2022: USD9,780) for short-term leases and USD1,746 (2022: USD2,241) for low-value leases. Interest expense included in finance cost for the year ended December 31, 2023 are USD6,645 (2022: Nil).

As at December 31, 2023, the lease liabilities bear interest rate of 8% per annum (2022: Nil).

Total cash outflows for leases during the financial year is amounted to USD17,207 (2022: Nil).

The table below discloses the discounted lease payments to be made by the Group for its leases after the reporting date as follows:

	2023	2022
	USD	USD
Less than one year	23,693
One to two years	60,680	-
Two to three years	6,981	-
Total discounted lease payments	91,354	-

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6. Trade receivables

	2023	2022
	USD	USD
Trade receivables	1,811,626	1,443,832
Trade receivables from related party	-	302,309
	1,811,626	1,746,141

Trade receivables are generally on terms of between 15 to 90 days.

Management applies a simplified approach (i.e. lifetime expected credit losses) in measuring the loss allowance for trade receivables. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtors and an analysis of the debtors’ current financial position, adjusted for factors that are specific to the debtors, general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of conditions at the reporting date.

There has been no change in the estimation techniques or significant assumptions made during the current reporting period.

The amounts due from contracts with customers as at the reporting date which are past due are insignificant. Hence, the directors do not expect any credit losses based on the assessment as at the reporting date. There is no provision of expected credit loss for the financial year ended December 31, 2023 and 2022.

7. Amount owing by shareholders and related party

The amount owing by shareholders and related party are non-trade in nature, unsecured, and interest-free. They are expected to be settled by cash and are repayable on demand.

8. Other receivables

	2023	2022
	USD	USD
Other receivables	-	30,930
Deposits	11,549	56,756
Prepayments	72,412	21,943
	83,961	109,629

9. Fixed deposits with financial institutions

	2023	2022
	USD	USD
Fixed deposits with financial institutions	681,313	859,902

Fixed deposits placed with a licensed bank amounting to USD681,313 (2022: USD859,902) are pledged to secure credit facility granted to a subsidiary. The average interest rate on the fixed deposits was 2.4% per annum (2022: 2.2% per annum).

F-70

10. Cash and bank balances

	2023	2022
	USD	USD
Cash and bank balances	494,180	684,064

11. Restricted cash

The restricted cash are subject to restrictions and are therefore not available for general use by the other entities within the group. Restricted cash are recognized with a corresponding entry in “Client’s funds held in trust”.

12. Share capital

	Number of shares	Amount in USD

Issued ordinary shares with USD1 par value classified as equity instruments:
As at January 1, 2022/December 31, 2022/December 31, 2023	10,000	10,000

Ordinary shares

The Company was established under the laws of British Virgin Islands on August 28, 2024. The authorized and outstanding numbers of ordinary shares were 50,000 shares and 1 share, with USD1 par value each, at the date of incorporation, respectively.

At the date these combined and consolidated financial statements were issued, a total of 10,000 ordinary shares of USD1 par value were issued and outstanding.

The holders of ordinary shares are entitled to participate in dividends, and to share in the proceeds of winding up the company in proportion to the number of and amounts paid on the shares held.

13. Reserve

(a)	Translation reserve

Translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations to the Group’s reporting currency.

(b)	Merger reserve

Merger reserve arose from those entities or businesses which are combined based on the pooling-of-interest method of accounting.

F-71

14. Trade and other payables

	2023	2022
	USD	USD
Trade
Trade payables	411,066	471,266

Non-trade
Other payables	236,543	972,411
Advance from customers	144,588	91,492
	381,131	1,063,903
	792,197	1,535,169

Trade payables are generally related to personnel and personnel-related costs.

15. Accruals

	2023	2022
	USD	USD
Statutory accruals	32,425	17,866
Other accruals	25,759	16,120
	58,184	33,986

16. Revenue from contracts with customers

Disaggregation of revenue from contracts with customers

The group derives revenue from services over time in the following major product line and geographical region. Revenue is attributed to country by location of customers.

	2023	2022
	USD	USD
Malaysia
Managed services	15,929,773	13,603,949

17. Other income

	2023	2022
	USD	USD
Net realized gain on foreign exchange	1,004	-
Interest income (a)	15,433	7,412
Gain on disposal of property, plant and equipment	-	1,443
Others	1,513	1,683
	17,950	10,538

(a)	Interest income

Interest income primarily consist of interest earned on bank and fixed deposits with financial institution amounting to USD1,055 (2022: USD812) and USD14,378 (2022: USD6,600) respectively. Interest income is recognized as it accrues using the effective interest method

F-72

18. Finance costs

	2023	2022
	USD	USD`
Bank overdrafts interest	680	4,145
Lease liabilities interest	6,645	-
Hire purchase interest	-	28
Term loan interest	-	1,652
Invoice financing interest	-	11,556
	7,325	17,381

19. Profit before tax

Profit before tax is determined after recognizing the following expense:

	2023	2022
	USD	USD
Auditor’s remuneration	10,509	7,118
Depreciation of property, plant and equipment	8,217	4,792
Amortization of right-of-use assets	21,598	-
Lease expenses for short-term and low value leases	5,675	12,021
Staff costs (Note 21)	13,116,595	11,962,190
Property, plant and equipment written off	4,666	-
Gain on disposal of property, plant and equipment	-	(1,443)
Net realized gain on foreign exchange	(1,004)	-
Interest income	(15,433)	(7,412)
Net unrealized loss on foreign exchange	2,262	260

20. Tax expense

British Virgin Islands

Under the current and applicable laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain, nor is the Company subject to withholding tax on any payment of dividends.

Malaysia

The Group’s subsidiaries, which are considered Malaysian resident companies under Malaysian Income Tax Act 1967, are subject to corporate income tax as determined under Malaysian Income Tax Act at a rate of 24% (“applicable tax rate”) for the financial years ended December 31, 2023 and 2022.

	2023	2022
	USD	USD
Current tax
- Current	284,103	182,879
- Under/(Over) provision in prior year	4,686	(719)
Tax expense	288,789	182,160

F-73

20.	Tax expense (continued)

The difference between tax expense and the amount of tax determined by multiplying the profit before tax to the applicable tax rate, is analyzed as follows:

	2023	2022
	USD	USD
Profit before tax	1,175,377	757,202

Tax expense calculated at the applicable tax rate	282,091	181,729
Non-deductible expenses	7,161	4,115
Non-taxable income	-	(23)
Tax savings	-	(3,913)
Deferred tax not recognized	(4,030)	971
Under/(Over) provision in previous financial year	4,686	(719)
Utilization of previously unrecognized tax losses	(1,119)	-
Tax expense	288,789	182,160

In May 2024, a Malaysian subsidiary has been granted Malaysia Digital (“MD”) status by the Malaysia Digital Economy Corporation for the provision of solution in relation to Artificial Intelligence, subject to compliance with applicable conditions. This designation is typically granted to companies that are involved in high-value-added, high-technology, and knowledge-based industries. Companies holding MD status are typically eligible for various incentives, including tax benefits, rights and privileges provided by the Malaysian Government. The tax incentives offered comprise reduced corporate tax rate or investment tax allowance on its capital expenditure. The Malaysian subsidiary is currently in the process of ascertaining compliance with the conditions and analyzing the incentive best suited for it prior to application.

21. Staff costs

	2023	2022
	USD	USD
Direct cost
Defined contribution plans	1,219,580	1,111,601
Short-term employee benefits	11,515,504	10,552,116
	12,735,084	11,663,717

Administrative expenses
Defined contribution plans	46,848	38,189
Short-term employee benefits	334,663	260,284
	381,511	298,473
	13,116,595	11,962,190

The number of employees as at the end of the year is 651 (2022: 583) including project contract staffs.

F-74

22. Related Party Balances and Transactions

The table below sets out major related parties of the Group and their relationship with the Group:

Entity	Relationship with the Group
Brandt Holdings Ltd.	Shareholder of the Company
Stratifi Global Limited	Shareholder of the Company
Crescent East Limited	Shareholder of the Company
Joharne Limited	Shareholder of the Company
Renhari Limited	Shareholder of the Company
Moira Venture Limited	Shareholder of the Company
Forekast International Pte. Ltd.	Related party due to a common director
Brandt Business Services Sdn. Bhd.	Related party due to a common director

In addition to the related party transactions disclosed elsewhere in the financial statements, the significant related party transactions during the financial years were as follows:

(a)	Key management personnel compensation

	2023	2022
	USD	USD
Directors
Remunerations	-	28,444
Others	-	4,264
	-	32,708

(b)	The outstanding balance owing by related parties as of December 31, 2023 and 2022 were as follow:

	2023	2022
	USD	USD
Amount owing by shareholders
Brandt Holdings Ltd.	5,300	5,300
Stratifi Global Limited	970	970
Crescent East Limited	960	960
Joharne Limited	960	960
Renhari Limited	960	960
Moira Venture Limited	850	850
	10,000	10,000

Amount owing by related party
Forekast International Pte. Ltd.	108,950	113,650

Trade receivables from related party
Brandt Business Services Sdn. Bhd.	-	302,309

(c)	The related party transactions entered into during the years ended December 31, 2023 and 2022 were as follows:

	2023	2022
	USD	USD
Revenue
Brandt Business Services Sdn. Bhd.	2,332,646	1,209,768

F-75

23. Earnings per share

Basic earnings per share (“EPS”) is calculated by dividing the net profit attributable to equity holders of the Group by the weighted average number of ordinary shares outstanding during the financial year.

For the purpose of the combined financial statements, the number of ordinary shares for the financial years ended December 31, 2023 and 2022 respectively represents the weighted average aggregate ordinary shares issued of the Group.

	2023	2022
Earnings used in the calculation of basic and diluted EPS (USD)	886,588	575,042

Number of ordinary shares for the purpose of basic and diluted EPS	10,000	10,000

Basic and diluted EPS (USD)	88.66	57.50

The basic and diluted EPS are equal as the Group has no potential dilutive ordinary shares as at the end of each financial year.

24. Segment information

The Group has a single reportable segment that is based on the following business units: Managed Services (“MS”). In accordance with IFRS 8 Operating segments, the Group’s chief operating decision maker has been identified as the executive director, who reviews operation results to make decision about allocating resources and assessing performance within the Group. All material operating units qualify for aggregation under IFRS 8 Operating segments due to their similar nature of services.

The Group operates in only one (1) geographical location, i.e. in Malaysia, during the financial years ended December 31, 2023 and 2022.

25. Concentration risk

(a)	Major customers

For the year ended December 31, 2023 and 2022, the customers who accounted for 10% or more of the Group’s revenue and its trade receivable balance at year end are presented as follows:

	For the year ended 31 December
	2023	2022	2023	2022	2023	2022
	Revenue		Percentage of revenue		Trade receivables
	USD	USD	%	%	USD	USD
Customer A	9,007,223	8,677,589	57	64	804,952	815,148
Customer B	2,332,646	*	15	*	-	302,309
	11,339,869	8,677,589	72	64	804,952	1,117,457

*	represent percentage less than 10%

F-76

25.	Concentration risk (continued)

(b)	Major vendors

For the year ended 31 December 2023 and 2022, there were no vendors who accounted for 10% or more of the Group’s cost of sales.

For the year ended 31 December 2023, there were no vendors who accounted for 10% or more of the Group’s trade payables balances at year end.

For the year ended 31 December 2022, there was one vendor who accounted for 10% or more of the Group’s trade payables balance at year end and is presented as follows:

	For the year ended 31 December
	2023	2022	2023	2022	2023	2022
	Cost of sales		Percentage of cost of sales		Trade payables
	USD	USD	%	%	USD	USD
Vendor A	*	*	*	*	-	158,769

*	represent percentage less than 10%

26. Financial instruments

(a)	Classification of financial instruments

	2023	2022
	USD	USD
Financial assets at amortized cost

Trade receivables	1,811,626	1,746,141
Amount owing by shareholders	10,000	10,000
Amount owing by related party	108,950	113,650
Other receivables	11,549	87,686
Fixed deposits with financial institutions	681,313	859,902
Cash and bank balances	494,180	684,064
Restricted cash	607,591	350,459
	3,725,209	3,851,902

Financial liabilities at amortized cost

Trade payables	411,066	471,266
Other payables	381,131	1,063,903
Client’s funds held in trust	607,591	350,459
Accruals	58,184	33,986
	1,457,972	1,919,614
Net losses arising on: Financial liabilities measured at amortized cost
Interest expense	7,325	17,381

F-77

26.	Financial instruments (continued)

(b)	Fair value of financial instruments

The carrying amount of cash and bank balances, restricted cash, fixed deposits with financial institutions, trade receivables, amount owing by shareholders, amount owing by related party, other receivables, trade payables, other payables, client’s funds held in trust, and accruals reasonably approximate their fair values due to the relatively short term nature of these financial instruments.

27. Financial risk management

The Group’s business activities are exposed to a variety of financial risks. The board of directors sets policies, manages and monitors the financial risks relating to the operations of the Group. The Group seeks to mitigate the potential adverse effects arising from these risks on the financial position and financial performance of the Group.

There have been no significant changes to the Group’s exposure to financial risks or the manner in which these risks are managed and measured.

27.1	Foreign currency risk

The Group undertakes transactions predominantly denominated in Malaysian Ringgit, with minimal transactions in US Dollar. The Group has not entered into any derivative instruments for hedging or trading purposes as the net exposure to foreign currency risk is not significant.

The foreign currency conversion rate used in this combined and consolidated financial statement are as follows:

	2023	2022
Malaysian Ringgit to US dollar
- Closing rate	0.2179	0.2273

- Average rate	0.2192	0.2274

27.2	Interest rate risk

The Group obtains financing through bank borrowings. The Group’s policy is to obtain the borrowing with the most favorable interest rates in the market.

The Group closely monitors its interest rate risk and does not utilize interest swap contracts or other derivative instruments for trading or speculative purposes. At the end of the reporting period, there were no such arrangements, interest rate swap contracts or other derivative instruments outstanding.

The carrying amounts of the Group’s financial instruments that are exposed to interest rate risk are as follow:

	2023	2022
	Floating rate	Floating rate
	USD	USD
Financial assets
Fixed deposits with financial institutions	681,313	859,902

Financial instruments subject to floating interest rates are repriced regularly. The other financial instruments of the Group that are not included in the abovementioned table are not subject to interest rate risks.

F-78

27.	Financial risk management (continued)

27.2	Interest rate risk (continued)

Interest rate risk sensitivity

An increase in market interest rates by 1% on financial assets and liabilities of the Group which has variable interest rates at the end of the reporting period would increase the profit before tax by USD8,860 (2022: USD20,929) and other comprehensive income by Nil (2022: Nil). This analysis assumes that all other variables remain unchanged.

A decrease in market interest rates by 1% on financial assets and liabilities of the Group which has variable interest rates at the end of the reporting period would have had the equal but opposite effect on the amounts shown above, on the basis that all other variables remain unchanged.

27.3	Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group’s exposure to credit risk relates primarily to trade receivables, amount owing by shareholders, amount owing by related party, other receivables, as well as cash and restricted cash. The carrying amounts of these financial assets are disclosed in the respective note to the financial statements.

Trade Receivables

Risk management objectives, policies and processes for managing the risk

Customer credit risk is managed by each business unit subject to established policy, procedures and control relating to customer credit risk management. Credit quality of a customer is assessed, and individual credit limit is determined according to this assessment. Trade receivables are regularly monitored by management.

An impairment analysis is performed at each reporting date to measure the expected credit losses. The calculation reflects information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions.

Exposure to credit risk

As at the end of the reporting period, the maximum exposure to credit risk arising from trade receivables are represented by the carrying amounts in the statement of financial position.

Recognition and measurement of impairment loss

In managing credit risk of trade receivables, the Group manages its debtors and takes appropriate actions to recover long-overdue balances. Generally, trade receivables will be paid within 90 days.

The Group uses an allowance matrix to measure ECLs of trade receivable for all segments.

The following table provides information about the exposure to credit risk and ECLs for trade receivables which are grouped together as they are expected to have similar risk nature.

F-79

27.	Financial risk management (continued)

27.3	Credit risk (continued)

Trade Receivables (continued)

Recognition and measurement of impairment loss (continued)

	2023			2022
	Gross carrying amount	Loss allowance	Net balance	Gross carrying amount	Loss allowance	Net balance
	USD	USD	USD	USD	USD	USD
Current (not past due)	1,551,194	-	1,551,194	1,577,177	-	1,577,177
1-30 days past due	201,811	-	201,811	158,945	-	158,945
31-60 days past due	33,813	-	33,813	3,691	-	3,691
61-90 days past due	11,505	-	11,505	6,280	-	6,280
More than 90 days past due	13,303	-	13,303	48	-	48
	1,811,626	-	1,811,626	1,746,141	-	1,746,141

Cash and restricted cash

The credit risk attributable to cash and restricted cash is insignificant because the counterparties are reputable and high-quality financial institutions.

27.4	Liquidity Risk

Liquidity risk is the risk that the Group will not be able to meet its financial obligations when they fall due.

Management seeks to ensure all business units always maintain optimum levels of liquidity, sufficient for their operating, investing and financing activities. The Group expects to meet its obligations from operating cash flows. Nonetheless, the Group also seeks to maintain sufficient credit facilities available to meet its liquidity requirements while ensuring effective working capital management within the Group. As at December 31, 2023, the Group has unused credit facilities amounted to USD653,700 (2022: USD681,900)

The table below summarizes the maturity profile of the Group’s financial liabilities. The liquidity analysis for non-derivative financial liabilities is based on contractual undiscounted cash outflows (including principal and interest). The maturity is based on the earliest date on which the Group can be required to pay.

	On demand or within one year	One to two years	Two to three years	Total
	USD	USD	USD	USD
2023

Trade payables	411,066	-	-	411,066
Other payables	381,131	-	-	381,131
Accruals	58,184	-	-	58,184
Client’s funds held in trust	607,591	-	-	607,591
Lease liabilities	29,945	66,596	7,018	103,559

F-80

27.	Financial risk management (continued)

27.4	Liquidity Risk (continued)

	On demand or within one year	One to two years	Two to three years	Total
	USD	USD	USD	USD
2022
Trade payables	471,266	-	-	471,266
Other payables	1,063,903	-	-	1,063,903
Accruals	33,986	-	-	33,986
Client’s funds held in trust	350,459	-	-	350,459

28. Capital management

The primary objective of capital management is to maximize the shareholder value. For the purpose of capital management, capital includes issued ordinary share capital and other equity reserves.

The Group manages its capital structure and makes adjustments in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares.

There have been no significant changes in the objective and strategy for capital management during the financial year.

F-81

FOREKAST LIMITED

UNAUDITED COMBINED AND CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION AS AT SEPTEMBER 30, 2024 AND DECEMBER 31, 2023

	September 30, 2024	December 31, 2023
	USD	USD

ASSETS

NON-CURRENT ASSETS

Property, plant and equipment	69,929	68,648
Right-of-use assets	74,240	86,990
	144,169	155,638

CURRENT ASSETS

Trade receivables	2,188,385	1,811,626
Amount owing by shareholders	10,000	10,000
Amount owing by related party	-	108,950
Other receivables, deposits and prepayments	97,351	83,961
Current tax assets	152,132	38,832
Fixed deposits with financial institutions	773,575	681,313
Cash and bank balances	609,841	494,180
Restricted cash	829,747	607,591
	4,661,031	3,836,453
TOTAL ASSETS	4,805,200	3,992,091

EQUITY AND LIABILITIES

EQUITY

Share capital	10,000	10,000
Retained earnings	672,595	433,184
Translation reserve	224,554	(81,548)
Merger reserve	2,075,652	2,075,652
TOTAL EQUITY	2,982,801	2,437,288

NON-CURRENT LIABILITIES

Lease liabilities	51,827	67,661
	51,827	67,661

CURRENT LIABILITIES

Trade payables	464,002	411,066
Other payables	254,286	381,131
Client’s funds held in trust	829,747	607,591
Accruals	107,154	58,184
Lease liabilities	30,331	23,693
Current tax liability	85,052	5,477
	1,770,572	1,487,142
TOTAL LIABILITIES	1,822,399	1,554,803
TOTAL EQUITY AND LIABILITIES	4,805,200	3,992,091

The accompanying notes form an integral part of the interim financial statements

F-82

FOREKAST LIMITED

UNAUDITED COMBINED AND CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	For the Nine Months Ended September 30,
	2024	2023
	USD	USD

Revenue	11,683,445	12,340,322

Cost of sales	(10,662,104)	(10,859,552)
Gross profit	1,021,341	1,480,770

Other income	14,833	11,392

Administrative and general expenses	(405,216)	(343,421)

Other expenses*	(228,413)	-

Finance costs	(6,586)	(5,439)
Profit before tax	395,959	1,143,302

Tax expense	(156,548)	(291,966)
Profit for the period from continuing operations	239,411	851,336

Other comprehensive income/(loss)

Item that may be reclassified subsequently to profit or loss:
Foreign currency translation differences	306,102	(139,018)
Total comprehensive income for the period	545,513	712,318

Profit for the period attributable to owners of the Company	239,411	851,336

Total comprehensive income attributable to owners of the Company	545,513	712,318

Earnings per share (“EPS”) for profit from continuing operations attributable to owners of the Company ($ per share)
Basic and diluted EPS	23.94	85.13

Weighted average number of ordinary shares outstanding
Basic and diluted EPS	10,000	10,000

Adjusted EBITDA*	658,785	1,168,060

*	Refer Note 2.8 and Note 9 to the unaudited combined and condensed consolidated financial statements for further details.

The accompanying notes form an integral part of the interim financial statements

F-83

FOREKAST LIMITED

UNAUDITED COMBINED AND CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	For the Nine Months Ended September 30,
	2024	2023
	USD	USD

OPERATING ACTIVITIES

Profit before tax	395,959	1,143,302

Adjustments for:
Depreciation of property, plant and equipment	7,686	4,375
Amortisation of right-of-use assets	20,141	14,944
Finance cost	6,586	5,439
Interest income	(13,881)	(11,392)
Plant and equipment written off	-	4,719
Unrealised currency translation loss	5,325	873
	421,816	1,162,260
Changes in trade and other receivables	(286,525)	267,482
Changes in trade and other payables	197,217	142,263
Cash generated from operations	332,508	1,572,005
Tax paid	(190,274)	(478,964)
Interest paid	(6,586)	(5,439)
Interest received	794	994
Net cash generated from operating activities	136,442	1,088,596

INVESTING ACTIVITIES

Purchase of property, plant and equipment	(1,877)	(29,012)
Net cash used in investing activities	(1,877)	(29,012)

FINANCING ACTIVITIES

Dividends paid	-	(1,028,446)
Withdrawal of pledged fixed deposit	-	160,061
Repayments of lease liabilities	(17,422)	(11,669)
Net cash used in financing activities	(17,422)	(880,054)

Net increase in cash and restricted cash	117,143	179,530

Cash and restricted cash at the beginning of the period	1,101,771	1,034,523

Effects of currency translation on cash and restricted cash	220,674	(81,612)
Cash and restricted cash at the end of the period	1,439,588	1,132,441
Reconciliation of cash and restricted cash to the unaudited combined and condensed consolidated statements of financial position
Cash and bank balances	609,841	553,714
Restricted cash	829,747	578,727
Cash and restricted cash at the end of the period	1,439,588	1,132,441

The accompanying notes form an integral part of the interim financial statements

F-84

FOREKAST LIMITED

UNAUDITED COMBINED AND CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

			Distributable reserve	Non-distributable reserve
	Ordinary shares		Retained	Translation	Merger	Total
	Number of shares	Amount	earnings	reserve	reserve	equity
		USD	USD	USD	USD	USD

At January 1, 2023	10,000	10,000	575,042	(5,314)	1,247,632	1,827,360

Effect on merger	-	-	-	-	828,020	828,020

Dividends paid*	-	-	(1,028,446)	-	-	(1,028,446)

Profit for the period	-	-	851,336	-	-	851,336

Other comprehensive loss for the period	-	-	-	(139,018)	-	(139,018)

At September 30, 2023	10,000	10,000	397,932	(144,332)	2,075,652	2,339,252

At January 1, 2024	10,000	10,000	433,184	(81,548)	2,075,652	2,437,288

Profit for the period	-	-	239,411	-	-	239,411

Other comprehensive income for the period	-	-	-	306,102	-	306,102

At September 30, 2024	10,000	10,000	672,595	224,554	2,075,652	2,982,801

*	Dividends paid to former shareholders on 23 May 2023, prior to the reorganization.

The accompanying notes form an integral part of the interim financial statements

F-85

FOREKAST LIMITED

NOTES TO THE UNAUDITED COMBINED AND CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

1.	Organization and description of Business

Forekast Limited (“FBVI”) (“the Company”) is a company incorporated in the British Virgin Islands with limited liability on August 28, 2024. FBVI is an ultimate holding company with no operations. FBVI’s controlling shareholder is BHL Ltd. (formerly known as Brandt Holdings Ltd.) and its ultimate controlling party is Mr. Muzahid Shah.

Forekast International Sdn. Bhd. (“FISB”) is a company incorporated in Malaysia as a private limited liability company on January 22, 2024. FISB is an intermediary holding company with no operations. FISB has a share capital of RM500,000 (approximately $108,950). FBVI acquired 100% equity ownership in FISB on August 29, 2024 effected via the signing of the form of transfer (the “Form”) of securities by FBVI and the previous shareholder of FISB. The shares have been transferred effectively on September 2, 2024.

iForte Group Sdn. Bhd (“IGSB”), a wholly-owned subsidiary of FISB, is a company incorporated in Malaysia as a private limited liability company on April 15, 2022 with a share capital of RM5,300,000 (approximately $1,174,188). FISB acquired 100% equity ownership in IGSB on February 23, 2024.

iForte Intelligence Sdn. Bhd. (“IISB”), a wholly-owned subsidiary of IGSB, is a company incorporated in Malaysia as a private limited liability company on March 26, 2007 with a share capital of RM5,600,000 (approximately $1,243,921). IGSB acquired 66.7% and a further 33.3% equity ownership in IISB on May 13, 2022, and July 22, 2022, respectively. IGSB owns 100% equity ownership in IISB from July 22, 2022.

iForte HRPlus Sdn. Bhd. (“IHSB”), a wholly-owned subsidiary of IGSB, is a company incorporated in Malaysia as a private limited liability company on September 3, 2020 with a share capital of RM100,000 (approximately $21,923). IGSB acquired 100% equity ownership in IHSB on May 13, 2022.

Payday Business Services Sdn. Bhd. (“PBSSB”), a wholly-owned subsidiary of IGSB, is a company incorporated in Malaysia as a private limited liability company on June 22, 2011 with a share capital of RM100,000 (approximately $21,925). IGSB acquired 100% equity ownership in PBSSB on May 13, 2022.

FBVI together with its subsidiaries (collectively, “the Group”) is primarily engaged in technology managed services, augmented intelligence, information technology solutions, human resources outsourcing, training, and consultancy services.

The registered business address is Wickhams Cay 1, Road Town, Tortola VG1110, British Virgin Islands. The principal place of business is at Unit 37-2, Level 37, Q Sentral, No. 2A, Jalan Stesen Sentral 2, Kuala Lumpur Sentral, 50470 Kuala Lumpur Wilayah Persekutuan Kuala Lumpur, Malaysia.

F-86

1.	Organization and description of Business (continued)

Reorganization

The Reorganization involved the formation of FBVI (Mr. Muzahid Shah is the director and controlling party of FBVI) and FISB; and execution of an agreement between Mr. Muzahid Shah and the shareholder of FISB, thereby FISB became a wholly-owned subsidiary of FBVI. Mr. Muzahid Shah exercises management control over the entities FISB, IGSB, IISB, IHSB and PBBSB through letters of management services from January 1, 2022 onwards (except for IGSB which commenced on its incorporation date on April 15, 2022), effectively transferring operational control and decision-making authority to him.

As a result of the Reorganization, the Company became the ultimate holding company of all the entities. This Reorganization is considered a recapitalization under common control of the same group of shareholders before and after the reorganization. Therefore, the consolidation of the Company and its subsidiary has been accounted for at historical cost and presented as if the aforementioned transactions had become effective as of the beginning of the first period presented in the Company’s audited combined and consolidated financial statements for the year ended December 31, 2023 and 2022 included in this prospectus.

The functional currency of the operating subsidiaries is Malaysian Ringgit (“MYR”). These unaudited combined and condensed consolidated financial statements are presented in US Dollar (“USD”) and are rounded to the nearest USD.

2.	Material accounting policies

The Company’s material accounting policies and their effect on our financial condition and results of operations are more fully described in the Company’s audited combined and consolidated financial statements for the year ended December 31, 2023 and 2022 included in this prospectus. See Note 2 to the combined and consolidated financial statements for the year ended December 31, 2023 and 2022 included in this prospectus.

2.1	Basis of preparation

The unaudited combined and condensed consolidated financial statements have been prepared for the purpose of complying with the provisions of Rule 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquisitions to be included with certain filings with the SEC.

These unaudited combined and condensed consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board.

IFRS does not provide for the preparation of combined and condensed consolidated financial statements, and accordingly in preparing the combined and condensed consolidated financial statements certain accounting conventions commonly used for the preparation of historical financial information based on U.S. GAAP guidance have been applied, such as ASC 805 and ASC 810.

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2.	Material accounting policies

2.1	Basis of preparation (continued)

Combined and Consolidated Financial Statements

The entities or businesses under common control are accounted for in accordance with merger accounting. In applying merger accounting, the combined and consolidated financial statements of a reporting entity incorporate the financial statements items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party. Judgement has been made to determine the nature of these common control transactions. The principles of merger accounting are set out in Note 2.2.

The preparation of unaudited combined and condensed consolidated financial statements in conformity with IFRSs requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.

Interpretations and amendments to published standards effective in 2024

On January 1, 2024, the Group has adopted the new or amended IFRS and Interpretations of IFRS that are mandatory for application for the financial period. Changes to the Group’s accounting policies have been made as required, in accordance with the transitional provisions in the respective IFRS.

The adoption of these new or amended IFRS did not result in substantial changes to the Group’s accounting policies and had no material effect on the amounts reported for the current or prior financial periods.

Interpretations and amendments to published standards effective in 2024

Amendments to IFRS 16	Lease liability in Sale and Leaseback
Amendments to IAS 1	Non-Current Liabilities with Covenants
Amendments to IAS 1	Classification of Liabilities as Current or Non-current
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements

Interpretations and amendments effective for annual periods beginning on or after January 1, 2025

Amendments to IAS 21	Lack of Exchangeability

Interpretations and amendments effective for annual periods beginning on or after a date yet to be confirmed

Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture.

Management is currently assessing the impact of these standards on the Group in the current or future reporting periods and on foreseeable future transactions.

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2.	Material accounting policies (continued)

2.2	Subsidiaries and basis of consolidation

The entities or businesses under common control are accounted for in accordance with guidance under U.S GAAP.

The combined and condensed financial statements incorporate the financial statements of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party. The difference between the cost of acquisition and the nominal value of the share capital are reflected within equity as merger reserve.

The combined and condensed financial statements are prepared using uniform accounting policies for like transactions and other events in similar circumstances.

All intra-group balances, transactions, income and expenses are eliminated in full on combination and the combined and condensed consolidated financial statements reflect external transactions only.

The net assets of the combining entities or businesses are combined using the existing carrying amounts from the controlling party’s perspective. No amount is recognized in respect of goodwill or excess of the acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over the acquisition cost at the time of common control combination. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded, arising from common control combination, have been recognized directly in equity as part of the capital reserve.

The combined and condensed statements of profit or loss and other comprehensive income include the results of each of the combining entities or businesses from the earliest date presented or since the date when the combining entities or businesses first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

Loss of control under common control combination

When a change in the Group’s ownership interest in a subsidiary result in a loss of control over the subsidiary, the assets and liabilities of the subsidiary are derecognized. Amounts previously recognized in merger reserves in respect of that entity are transferred directly to retained earnings. Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognized in profit or loss.

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2.	Material accounting policies (continued)

2.3	Financial assets

(a)	Classification and measurement

The Group classifies its financial assets in the following measurement category:

●	Amortized cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial asset.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

The Group reclassifies debt instruments when and only when its business model for managing those assets changes.

At initial recognition

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at fair value through profit or loss are expensed in profit or loss.

At subsequent measurement

Debt instruments

Debt instruments mainly comprise of cash and bank balances, restricted cash, fixed deposits with financial institutions, trade and other receivables, and amount owing by shareholders and related party.

Amortized cost

Debt instruments are recognized as amortized cost when they are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. A gain or loss on a debt instrument that is subsequently measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

(b)	Impairment

The Group assesses on a forward-looking basis the expected credit losses associated with its debt financial assets carried at amortized cost. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables, lease receivables and contract assets, the Group applies the simplified approach permitted by the IFRS 9, which requires expected lifetime losses to be recognized from initial recognition of the receivables.

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2.	Material accounting policies (continued)

2.3	Financial assets (continued)

(c)	Recognition and derecognition

Regular way purchases and sales of financial assets are recognized on trade date – the date on which the Group commits to purchase or sell the asset.

Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognized in profit or loss. Any amount previously recognized in other comprehensive income relating to that asset is reclassified to profit or loss.

2.4	Leases

(a)	When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

●	Right-of-use assets

The Group recognizes right-of-use assets at the commencement date of the lease (i.e. the date the underlying asset is available for use). Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencements date and lease incentives received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right-of-use assets.

These right-of-use assets are subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

●	Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the interest rate implicit in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include fixed lease payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating the lease, if the lease term reflects the Group exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses (unless they are incurred to produce inventories) in the period in which the event or condition that triggers the payment occurs.

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2.	Material accounting policies (continued)

2.4	Leases (continued)

(a) When the Group is the lessee (continued)

●	Lease liabilities (continued)

Lease liabilities are measured at amortized cost using the effective interest method. Lease liabilities shall be remeasured when:

-	There is a change in future lease payments arising from changes in an index or rate;
-	There is change in the Group’s assessment of whether it will exercise an extension option; or
-	There is a modification in the scope or the consideration of the lease that was not part of the original term.

Lease liabilities are remeasured with a corresponding adjustment to the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

●	Short-term leases and leases of low-value assets

The Group has elected to apply exemption to those short-term leases in which the lease term is 12 months or less from the commencement date and without purchase option. Besides, exemption is also applied for the lease of low value assets. The lease payments incurred on the exempted leases are recognized as expenses on a straight-line basis over the lease term.

(b) When the Group is the lessor:

●	Lessor – Subleases

In classifying a sublease, the Group as an intermediate lessor classifies the sublease as a finance or an operating lease with reference to the right-of-use asset arising from the head lease, rather than the underlying asset.

When the sublease is assessed as a finance lease, the Group derecognizes the right-of-use asset relating to the head lease that it transfers to the sublessee and recognized the net investment in the sublease within “Other receivables”. Any differences between the right-of-use asset derecognized and the net investment in sublease is recognized in profit or loss. The lease liability relating to the head lease is retained in the balance sheet, which represents the lease payments owed to the head lessor.

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2.	Material accounting policies (continued)

2.5	Revenue and other income recognition

(a)	Revenue from contracts with customers

The Group follows the rules and guidance set out under IFRS 15, Revenue from Contracts with Customers (“IFRS 15”), when recognizing revenue from contracts with customers. The core principle of IFRS 15 requires an entity to recognize revenues to depict the transfer of services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those services recognized as performance obligations are satisfied. In accordance with IFRS 15, revenues are recognized when the Group satisfies the performance obligations by delivering the promised services to the customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Group considers there to be a single performance obligation in its contracts with customers and satisfies its performance obligation upon completion of the services to the customers. The recognition and measurement of revenues is based on the assessment of individual contract terms. The Group applies a practical expedient to expense costs as incurred for those suffered in order to obtain a contract with a customer when the amortization period would have been one year or less. The Group has no material incremental costs of obtaining contracts with customers that the Group expects the benefit of those costs to be longer than one year, which need to be recognized as assets.

The Group’s revenue from contracts with customers consists of two components: revenue from managed services, and revenue from professional services.

Managed services

Forekast provides managed services to its customers. Forekast offers ongoing support and management for technology systems, ensuring that businesses have access to essential resources such as network management, cybersecurity, cloud services, and application support and maintenance. This robust model provides our customers with scalable and comprehensive solutions designed to meet the specific needs of each customer. With a focus on proactive monitoring, maintenance, and enhancement of applications, these services help our customers maintain optimal technology performance while allowing them to concentrate on their core operations.

Forekast considers that the identified contract creates enforceable rights and obligations which specify the responsibilities of each party. The contract used by Forekast is a common form of agreement in the jurisdiction that Forekast is operating in, which outline the rights and obligations of services to be transferred, payment terms etc. In identifying performance obligation, Forekast determines that the contract creates a single performance obligation delivered as the service is rendered.

Contracts comprise agreements, purchase orders or work orders, and may be in effect for one year or on a monthly basis over the period of service, some of which are automatically renewed until termination. These contracts outline, amongst others, the detailed scope of services, basis of the charge, duration of the contract and measure the service based on time incurred on the customers’ projects. Transaction price and rates of charge are fixed within each contract.

Revenue from managed services is recognized at a point in time as the services are rendered and billed on a monthly basis, based on the actual approved time incurred at the rates agreed upon in the contract. There is no variable consideration identified, nor is there any financing component, non-cash consideration and consideration payable to the customer identified.

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2.	Material accounting policies (continued)

2.5	Revenue and other income recognition (continued)

(a)	Revenue from contracts with customers (continued)

Managed services (continued)

The Group has the primary responsibility in the provision of services. The Group also has full authority in negotiating and setting the fees with its customers. Accordingly, the Group has full control on the managed services it offers to the customers and is a principal in the contracts. The Group recognizes revenue at the gross amount it is entitled to from its customers.

Professional services

Forekast’s professional services encompass the delivery of its augmented intelligence offerings based on the agreed upon specific professional services that is rendered to the customer as per the contract between the customer and Forekast. These services include consultancy, solution architecting, system implementation, training, and on-demand expertise. Each service is designed to help customers effectively deploy and maximize the utility of Forekast’s solutions, ensuring optimal usage across their operations. Forekast considers that the identified contract creates enforceable rights and obligations which specify the responsibilities of each party. The contract used by Forekast is a common form of agreement in the jurisdiction that Forekast is operating in, which outline the rights and obligations of services to be transferred, payment terms and other key aspects. The services mentioned in each of the contracts have performance obligations that are separately identifiable and distinct from each other as the customers are able to consume and generate economic benefits from the services upon delivery of each stage.

The transaction price for each distinct performance obligation of the specific professional services is fixed as stated in the contract. There is no variable consideration identified, financing components, non-cash consideration and consideration payable to the customer identified.

Forekast recognizes revenue on a gross basis as the Group is primarily accountable for ensuring that all services, meet the agreed contractual requirements. Forekast is the principal in the contract as it has full authority to negotiate, set fees with its customers, invoice them and is accountable for the overall performance.

Revenue is also recognized at a point in time upon the completion of each separately identifiable and distinct performance obligation for specific professional services as stated in the contract and acknowledged by customers, reflecting the transfer of control of the services to the customer.

(b)	Interest income

Interest income from financial assets at amortized cost is recognized using the effective interest rate method.

F-94

2.	Material accounting policies (continued)

2.6	Staff costs

Employee benefits are recognized as an expense, unless the cost qualifies to be capitalised as an asset.

(a)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities on a mandatory, contractual or voluntary basis. The subsidiaries pay their monthly contribution to the Employees Provident Fund (“EPF”). The Group has no further payment obligations once the contributions have been paid.

(b)	Short term employee benefits

Wages and salaries are usually accrued and paid on a monthly basis and are recognized as an expense, unless they relate to the cost of producing other assets.

Paid absences (annual leave, maternity leave, paternity leave, sick leave, etc.) are accrued in each period if they are accumulating paid absences that can be carried forward, or in the case of non-accumulating paid absences, recognized as and when the absences occur.

Profit sharing and bonus payments are recognized when, and only when, the Group has a present legal or constructive obligation to make such payment as a result of past events and a reliable estimate of the obligation can be made.

2.7	Currency translation

(a)	Functional and presentation currencies

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The Group subsidiaries operate primarily in Malaysia; hence the Group’s functional currency is the Malaysian Ringgit (“MYR”). The financial statements are presented in United States Dollars (“USD”), which is the presentation currency of the Group.

(b)	Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognised in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities. However, in the combined and consolidated financial statements, currency translation differences arising from borrowings in foreign currencies and other currency instruments designated and qualifying as net investment hedges and net investment in foreign operations, are recognised in other comprehensive income and accumulated in the currency translation reserve.

Foreign exchange gains and losses that relate to borrowings are presented in the income statement within “Finance costs”. All other foreign exchange gains and losses impacting profit or loss are presented in the income statement within “Administrative and general expenses”.

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2.	Material accounting policies (continued)

2.7	Currency translation (continued)

(b) Transactions and balances (continued)

Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

(c)	Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)	assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)	income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)	all resulting currency translation differences are recognised in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

The following table outlines the currency exchange rates that were used in creating the financial statements:

	September 30, 2024	December 31, 2023
Malaysian Ringgit to US dollar
- Closing rate	0.2427	0.2179

	September 30, 2024	September 30, 2023
Malaysian Ringgit to US dollar
- Average rate	0.2158	0.2217

2.8	Other expenses

During the nine months ended September 30, 2024, the Group incurred one-off listing expenses as part of the initial listing exercise. These expenses primarily include legal fees, advisory fees and audit fees associated with the preparation and execution of the listing. In accordance with the Group’s accounting policy, listing expenses are recognized in the statement of profit or loss and other comprehensive income when incurred, as they are directly attributable to obtaining a listing status and do not provide any future economic benefit. Consequently, these costs are not capitalized and are reflected as other expenses in the unaudited combined and condensed consolidated financial statements.

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3.	Critical accounting estimates, assumptions, and judgements

Estimates, assumptions and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

3.1	Critical accounting estimates and assumptions

There was no critical accounting estimates and assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial period.

3.2	Critical judgements in applying the entity’s accounting policies

(i)	Business combination of entities in which the Group holds common control

Common control in entities identified as subsidiaries.

The Group considers that it established controls in the entities on January 1, 2022 even though the Group’s effective shareholding interest is only put into effect after. This is because the Group, prior to the re-organisation as mentioned in Note 1, in substance was controlled by the same controlling party pursuant to letters of management services signed which had effectively transferred the operational control and decision-making authority to Mr. Muzahid Shah. As a result, the Group applied business combination under common control or pooling-of-interest method using guidance from U.S GAAP, e.g. ASC 805 and ASC 810, in the absence of such guidance under IFRS.

The Group’s accounting policy for basis of combination disclosed in Note 2.1.

(ii)	Principal versus Agent judgement in revenue recognition from managed and professional services

Revenue from managed and professional services are recognized when obligation of the services is satisfied to the customer at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those services. Significant judgement was applied when determining whether the Group is a principal or an agent in recognising the revenue.

The Group has the primary responsibility in the provision of services. The Group also has full authority in negotiating, setting the fees and invoicing the customers. Accordingly, the Group has full control on both managed and professional services it offers to the customers and is a principal in the contracts. The Group recognizes revenue at the gross amount it is entitled to from its customers.

(iii)	Measurement of impairment of financial assets

The Group uses a provision matrix to calculate estimated credit losses (ECLs) for trade receivables, which is based on the analysis of historic credit losses and taking into account future economic expectations.

The provision matrix is initially based on the Group’s historical observed default rates. The Group will calibrate the matrix to adjust the historical credit loss experience with forward-looking information on macroeconomic factors affecting the ability of the customers to settle the receivables. The historical observed default rates are updated and changes in the forward-looking estimates are analysed at every end of the reporting period.

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4.	Fixed deposits with financial institutions

	September 30, 2024	December 31, 2023
	USD	USD

Fixed deposits with financial institutions	773,575	681,313

Fixed deposits placed with a licensed bank amounting to USD773,575 (December 31, 2023: USD681,313) are pledged to secure credit facility granted to a subsidiary. There was no utilisation of credit facilities as of September 30, 2024 and December 31, 2023.

5.	Right-of-use assets

	September 30, 2024	December 31, 2023
	USD	USD
Right-of-use assets

As the beginning of the year	86,990	-
Additions	-	109,120
Amortisation	(20,141)	(21,598)
Effect of changes in exchange rate	7,391	(532)
Carrying amount as at year end	74,240	86,990

Right-of-use assets comprise of:

Office premises	74,240	86,990

The leases of office premises are typically made for a period of 2 to 4 years. The lessors do not impose any covenants.

	September 30, 2024	December 31, 2023
	USD	USD
Lease liabilities

Non-current	51,827	67,661
Current	30,331	23,693
	82,158	91,354

The lease payments associated with short-term leases or leases of low-value assets are recognized as an expense on a straight-line basis over the lease term. No right-of-use assets and lease liabilities are recognized for these leases. The Group’s short-term and low-value leases were immaterial for the periods presented. Interest expense included in finance cost for the nine months ended September 30, 2024 and 2023 are USD4,820 and USD4,834 respectively.

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5.	Right-of-use assets (continued)

The table below discloses the discounted lease payments to be made by the Group for its leases after the reporting date as follows:

	September 30, 2024	December 31, 2023
	USD	USD

Less than one year	30,331	23,693
One to two years	51,827	60,680
Two to three years	-	6,981
Total discounted lease payments	82,158	91,354

6.	Tax expense

British Virgin Islands

Under the current and applicable laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain, nor is the Company subject to withholding tax on any payment of dividends.

Malaysia

The Group’s subsidiaries, which are considered Malaysian resident companies under Malaysian Income Tax Act 1967, are subject to corporate income tax as determined under Malaysian Income Tax Act at a rate of 24% (“applicable tax rate”) for the financial periods ended September 30, 2024 and 2023.

	For the nine months ended September 30,
	2024	2023
	USD	USD

Current tax
- Current	155,860	287,228
- Under provision in prior period	688	4,738
Tax expense	156,548	291,966

The difference between tax expense and the amount of tax determined by multiplying the profit before tax to the applicable tax rate, is analysed as follows:

	For the nine months ended September 30,
	2024	2023
	USD	USD

Profit before tax	395,959	1,143,302

Tax expense calculated at the applicable tax rate	95,030	274,392
Non-deductible expenses	60,489	17,391
Deferred tax not recognized	341	(3,424)
Utilisation of previously unrecognized tax losses	-	(1,131)
Under provision in previous financial period	688	4,738
	156,548	291,966

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6.	Tax expense (continued)

In May 2024, a Malaysian subsidiary was granted Malaysia Digital (“MD”) status by the Malaysia Digital Economy Corporation for the provision of solution in relation to Artificial Intelligence, subject to compliance with applicable conditions. This designation is typically granted to companies that are involved in high-value-added, high-technology, and knowledge-based industries. Companies holding MD status are typically eligible for various incentives, including tax benefits, rights and privileges provided by the Malaysian Government. The tax incentives offered comprise reduced corporate tax rate or investment tax allowance on its capital expenditure. The Malaysian subsidiary is currently in the process of ascertaining compliance with the conditions and analyzing the incentive best suited for it prior to application.

7.	Related Party Balances and Transactions

The table below sets out major related parties of the Group and their relationship with the Group:

Entity	Relationship with the Group
BHL Ltd. (formerly known as Brandt Holdings Ltd.)	Shareholder of the Company
Stratifi Global Limited	Shareholder of the Company
Crescent East Limited	Shareholder of the Company
Joharne Limited	Shareholder of the Company
Renhari Limited	Shareholder of the Company
Moira Venture Limited	Shareholder of the Company
Forekast International Pte. Ltd.	Related party due to a common director
Brandt Business Services Sdn. Bhd.	Related party due to a common director

The significant related party transactions and balances were as follows:

(a)	The outstanding balance owing by related parties as of September 30, 2024 and December 31, 2023 were as follow:

	September 30, 2024	December 31, 2023
	USD	USD
Amount owing by shareholders
BHL Ltd. (formerly known as Brandt Holdings Ltd.)	5,300	5,300
Stratifi Global Limited	970	970
Crescent East Limited	960	960
Joharne Limited	960	960
Renhari Limited	960	960
Moira Venture Limited	850	850
	10,000	10,000

Amount owing by related party
Forekast International Pte. Ltd.	-	108,950

(b)	The related party transactions entered into during the nine months period ended September 30, 2024 and 2023 were as follows:

	For the nine months ended September 30,
	2024	2023
	USD	USD
Revenue
Brandt Business Services Sdn. Bhd.	-	2,358,888

8.	Earnings per share

For the purpose of the unaudited combined and condensed consolidated financial statements, the number of ordinary shares for the nine months ended September 30, 2024 and 2023, represents the weighted average aggregate ordinary shares issued of the Group.

	For the nine months ended September 30,
	2024	2023
	USD	USD

Earnings used in the calculation of basic and diluted EPS (USD)	239,411	851,336

Number of ordinary shares for the purpose of basic and diluted EPS	10,000	10,000

Basic and diluted EPS (USD)	23.94	85.13

The basic and diluted EPS are equal as the Group has no potential dilutive ordinary shares as at the end of the period.

9.	Adjusted EBITDA

Set forth below is a reconciliation of adjusted EBITDA to profit for the period attributable to owners of the Company for the periods presented:

	For the nine months ended September 30,
	2024	2023
	USD	USD

Profit for the period attributable to owners of the Company	239,411	851,336
Finance costs	6,586	5,439
Tax expenses	156,548	291,966
Depreciation of property, plant and equipment	7,686	4,375
Amortization of right-of-use assets	20,141	14,944
Other expenses*	228,413	-
Adjusted EBITDA	658,785	1,168,060

*	During the nine months ended September 30, 2024, the Group incurred one-off listing expenses totalling USD228,413 as part of the initial listing exercise. These expenses primarily include legal fees, advisory fees and audit fees associated with the preparation and execution of the listing.

10.	Subsequent event

The Group has evaluated subsequent events to the balance sheet date of September 30, 2024 through October 30, 2024, the date of issuance of the unaudited combined and condensed consolidated financial statements, and there were no subsequent events which have occurred requiring recognition or disclosure in the Group’s unaudited combined and condensed consolidated financial statements.

F-100

Annex A-1

EXECUTION COPY

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

by and among

EVERGREEN CORPORATION

as Parent,

EVERGREEN MERGER CORPORATION

as Purchaser

EVERGREEN MERGER SUB INC.,

as Merger Sub,

FOREKAST LIMITED,

as Holdings, and

FOREKAST INTERNATIONAL SDN. BHD.,

as the Company

Dated as of September 18, 2024

A-1-1

ii

EXHIBITS.

Exhibit A	Form of Holdings Shareholder Support Agreement
Exhibit B	Form of Parent, Sponsor and Shareholder Support Agreement
Exhibit C	Form of Lock-Up Agreement

iii

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of September 18, 2024 (this “Agreement”), by and among Evergreen Corporation, a Cayman Islands exempted company (“Parent”), Evergreen Merger Corporation, a Cayman Islands exempted company and a wholly-owned subsidiary of Parent (“Purchaser”), Evergreen Merger Sub Inc., a company limited by shares registered in the British Virgin Islands and a wholly-owned subsidiary of Purchaser (“Merger Sub”), Forekast Limited, a company limited by shares registered in the British Virgin Islands (“Holdings”), and Forekast International Sdn. Bhd., a company organized under the Laws of Malaysia and a wholly owned subsidiary of Holdings (the “Company”). All capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth or referenced in Section 1.1.

RECITALS

WHEREAS, Parent, Purchaser, Merger Sub, Holdings and the Company previously entered into a Merger Agreement (the “Original Agreement”), dated as of September 5, 2024 (the “Original Agreement Date”), which they desire to amend and restate in its entirety;

WHEREAS, Parent is a blank check company formed for the sole purpose of entering into a merger, a share reconstruction or purchase, an exchangeable share transaction, an asset acquisition, a share purchase, a contractual control arrangement or other similar type of transaction with one or more businesses or entities;

WHEREAS, Purchaser is a wholly owned subsidiary of Parent and was formed for the sole purpose of the merger of Parent with and into Purchaser (the “Reincorporation Merger”), in which Purchaser will be the surviving company, in accordance with this Agreement and the Cayman Companies Act;

WHEREAS, promptly after the Reincorporation Merger, the Parties hereto intend to effect a merger of Merger Sub with and into Holdings (the “Merger”), in which Holdings will be the surviving entity, in accordance with this Agreement and the applicable Laws of the British Virgin Islands;

WHEREAS, for U.S. federal income Tax purposes, the parties intend, and each of Parent, Purchaser and the Company acknowledges, that the Reincorporation Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and the Boards of Directors of Parent and Purchaser have approved this Agreement and intend that it constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3;

WHEREAS, upon consummation of the Merger, Merger Sub will cease to exist, Holdings will become a wholly owned subsidiary of Purchaser Surviving Corporation and the outstanding 10,000 ordinary shares of Holdings (the “Holdings Ordinary Shares”) will be converted into the right to receive the consideration described in this Agreement;

WHEREAS, each of the Boards of Directors of Purchaser and Holdings has (a) determined that this Agreement, the Merger and the Transactions are fair and advisable to, and in the best interests of, their respective Shareholders, (b) approved the Merger, (c) adopted this Agreement and (d) determined to recommend that its Shareholders adopt, authorize and approve this Agreement, the Merger and the Transactions;

WHEREAS, the Board of Directors of Parent has (a) determined that this Agreement, the Reincorporation Merger, the Merger and the Transactions are fair and advisable to, and in the best interests of Parent and its shareholders, (b) approved the Merger and adopted this Agreement and (d) determined to recommend that the shareholders of Parent adopt, authorize and approve this Agreement, the Reincorporation Merger, the Merger and the Transactions;

WHEREAS, in conjunction with, inter alia, obtaining approval from the shareholders of Parent for the Reincorporation Merger, the Merger and the Transactions, Parent shall provide an opportunity to its Parent Public Shareholders who purchased Parent Units in the IPO to have their shares redeemed for the consideration, on the terms and subject to the conditions and limitations set forth in the Prospectus and the Organizational Documents of Parent;

WHEREAS, contemporaneously with the execution and delivery of this Agreement and in connection with the Transactions, Parent, Holdings and the Holdings’ shareholder which has a majority interest in Holdings (the “Majority Shareholder”) have entered into the Holdings Shareholder Support Agreement dated as of the date hereof, substantially in the form attached hereto as Exhibit A, providing that, among other things, Holdings and the Majority Shareholder will vote its Holdings Ordinary Shares in favor of this Agreement, the Merger and the other Transactions and agree to vote such Holdings Ordinary Shares in favor of the persons designated to serve on the Post-Closing Board of Directors; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement and in connection with the Transactions, Holdings, Parent, Sponsor and the other Insiders have entered into the Parent, Sponsor and Shareholder Support Agreement dated as of the date hereof, substantially in the form attached hereto as Exhibit B, providing that, among other things, the Sponsor shall and each of the Insiders will direct the Sponsor, with respect to their allocation of Parent Ordinary Shares to vote in favor of this Agreement, the Reincorporation Merger, the Merger and the other Transactions.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Parties to this Agreement, intending to be legally bound, hereby amend and restate the Original Agreement in its entirety and agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. All capitalized terms used but not otherwise defined in this Agreement have the meanings set forth or referenced below:

“Additional Parent SEC Documents” has the meaning provided in Section 6.14(a).

“Affiliate” means, as to any Person, any (a) officer or director of such Person, (b) spouse, parent, sibling or descendant (including adopted or stepchildren) of such Person (or a spouse, parent, sibling or descendant (including adopted or stepchildren) of any director or officer of such Person) and (c) any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

2

“Affiliate Transaction” has the meaning provided in Section 5.24(a).

“Agreement” has the meaning provided in the Preamble to this Agreement.

“Alternative Proposal” has the meaning provided in Section 10.1(b).

“Alternative Transaction” means any of the following transactions involving Holdings or the Company (other than the transactions contemplated by this Agreement): (a) any merger, acquisition consolidation, recapitalization, share exchange, business combination or other similar transaction, public investment or public offering or (b) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory in the Ordinary Course) or any class or series of the capital stock, membership interests or other equity interests of the Company or Holdings in a single transaction or series of transactions.

“Annual Financial Statements” has the meaning provided in Section 5.7(a).

“Anti-Corruption Laws” has the meaning provided in Section 5.14(a).

“Assets” means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned, leased, subleased or licensed by such Person.

“Audit Report Balance Sheet Date” has the meaning provided in Section 5.7(a).

“Authorization Notice” has the meaning provided in Section 3.12(a).

“Benefit Arrangements” has the meaning provided in Section 5.22(a).

“Bonds” has the meaning provided in Section 5.17(a).

“Business Combination Fees” has the meaning provided in Section 6.4

“Business Day” means a day except a Saturday, a Sunday or any other day on which the SEC or banks in the City of New York or the Cayman Islands are authorized or required by Law to be closed.

“BVI BCA” means the Business Companies Act, 2004, of the British Virgin Islands.

“BVI Registrar” has the meaning provided in Section 3.3.

“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands.

“Cayman Registrar” has the meaning provided in Section 2.2.

3

“Class A Parent Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, that were issued in connection with Parent’s IPO.

“Class B Parent Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Parent initially issued to Sponsor in a private placement prior to the IPO, which will automatically convert into Class A Parent Ordinary Shares on a one for one basis (a) upon the consummation of Parent’s initial business combination or (b) at any time at the option of the holders thereof, in accordance with the Organizational Documents of Parent.

“Closing Date” has the meaning provided in Section 3.2.

“Closing Press Release” has the meaning provided in Section 10.6(b).

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning provided in the Preamble to this Agreement.

“Company Transaction Expenses” means (a) the fees and disbursements of outside counsel to Holdings and the Company incurred in connection with the Transactions and (b) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors, accountants and other service providers engaged by Holdings or the Company in connection with the Transactions.

“Computer Systems” has the meaning provided in Section 5.16(h).

“Continental” has the meaning provided in Section 4.5(b).

“Contracts” means any and all written and oral agreements, contracts, deeds, arrangements, purchase orders, binding commitments and understandings, and other instruments and interests therein, and all amendments thereof.

“CRPM” has the meaning provided in Section 2.2.

“D&O Indemnitees” has the meaning provided in Section 8.7(a).

“Disclosure Schedules” means the Disclosure Schedules delivered to Parent by the Company on the date hereof.

“Effective Time” has the meaning provided in Section 3.3.

“Environmental and Safety Requirements” means all Laws and Orders concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

4

“Equity Incentive Plan” has the meaning provided in Section 8.8.

“Equityholder Allocation Schedule” has the meaning provided in Section 4.2(b).

“ERISA” has the meaning provided in Section 5.22(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” has the meaning provided in Section 4.5(b).

“Excluded Matter” means any one or more of the following: (a) general economic or political conditions; (b) conditions generally affecting the industries in which such Person or its Subsidiaries operates; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) any action required or permitted by this Agreement or any action or omission taken by the Company with the written consent or at the request of Parent or any action or omission taken by Parent or Merger Sub with the written consent or at the request of the Company; (f) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (g) the announcement, pendency or completion of the transactions contemplated by this Agreement; (h) any natural or man-made disaster, acts of God or pandemics; or (i) any failure by a party to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect); provided, however, that the exclusions provided in the foregoing clauses (a) through (d), clause (f) and clause (h) shall not apply to the extent that Parent and Merger Sub, taken as a whole, on the one hand, or the Company, on the other hand, is disproportionately affected by any such exclusions or any change, event or development to the extent resulting from any such exclusions relative to all other similarly situated companies that participate in the industry in which they operate.

“Export Control Laws” has the meaning provided in Section 5.14(a).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any United States, non-United States or multi-national government entity, body or authority, including any (a) United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (b) non-United States or multi-national government or governmental authority or any political subdivision thereof, (c) United States, non-United States or multi-national regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, including any court, tribunal, commission or arbitrator, (d) self-regulatory organization or (e) official of any of the foregoing acting in such capacity.

5

“Holdings” has the meaning provided in the Preamble to this Agreement.

“Holdings Dissenting Shareholder” has the meaning provided in Section 3.12.

“Holdings Dissenting Shares” has the meaning provided in Section 3.12.

“Holdings Financial Statements” has the meaning provided in Section 5.7(a).

“Holdings Ordinary Shares” means ordinary shares, par value $1 per share, of the Company.

“Holdings Shareholder Approval” has the meaning provided in Section 5.2(c).

“Holdings Shareholders” means the holders of the Holdings Ordinary Shares.

“Holdings Surviving Corporation” has the meaning provided in Section 3.1.

“IFRS” has the meaning provided in Section 5.7(a).

“Indebtedness” means, without duplication, the following obligations of a Person, whether or not contingent: (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs and prepayment and other penalties; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) all reimbursement obligations with respect to mortgages, letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of the Company or its Subsidiaries (inclusive of any current portion thereof); (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the Ordinary Course); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (g) all obligations of such Person under leases required to be accounted for as capital leases under IFRS or GAAP, as applicable; (h) all guarantees by such Person; (i) all obligations of the type referred to in clauses (a) through (h) of another Person the payment of which Holdings, the Company or any of its Subsidiaries has guaranteed or for which Holdings, the Company or any of its Subsidiaries is responsible or liable, directly or indirectly, jointly or severally, as obligor or guarantor; and (i) any agreement to incur or provided any of the foregoing.

“Insider Letter Agreements” has the meaning provided in Section 6.22.

“Insiders” means Sponsor, each of Parent’s officers and directors and each holder of Parent Ordinary Shares that has executed and delivered an Insider Letter Agreement.

6

“Intellectual Property” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) discoveries, ideas, Know-How, systems, technology, whether patentable or not, and all issued patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, extensions, and other extension of legal protestation pertaining thereto; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software; (e) copyrights in writings, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; and (g) internet websites, domain names and applications and registrations pertaining thereto as well as social media accounts and respective social media identifiers.

“Interim Financial Statements” has the meaning provided in Section 5.7(a).

“International Trade Control Laws” has the meaning provided in Section 5.14(a).

“IPO” means the initial public offering of Parent pursuant to a prospectus dated February 8, 2022 (the “Prospectus”).

“Key Employee” means each of the individuals identified on Schedule A of the Disclosure Schedules.

“Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.

“Knowledge of the Company” or “to the Company’s Knowledge” means the actual knowledge, after due inquiry, of Muzahid Shah Bin Abdul Rahman.

“Knowledge of Parent” or “to Parent’s Knowledge” means the actual knowledge, after due inquiry, of Izmet Iskandar Bin Mohd Ramli or Liew Choon Lian.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, rule or regulation, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any applicable Governmental Authority.

“Leased Real Property(ies)” has the meaning provided in Section 5.13(b).

“Letter of Transmittal” has the meaning provided in Section 4.5(c).

7

“Liability” means any known liability, obligation or commitment of any nature whatsoever, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, third-party-claim, encroachment, encumbrance, right-of-way, option, or other similar arrangement or interest in real or personal property, but excluding Intellectual Property licenses and covenants not to sue.

“Lock-Up Agreement” has the meaning provided in Section 7.4.

“Majority Shareholder” has the meaning provide in the Recitals to this Agreement.

“Material Adverse Effect” means any fact, effect, event, development, change, state of facts, condition, circumstance, violation or occurrence (an “Effect”) that, individually or together with one or more other contemporaneous Effects, (a) has or would reasonably be expected to have a materially adverse effect on the financial condition, assets, liabilities, business or results of operations of Holdings and the Company and the Company’s Subsidiaries, on the one hand, or on Parent and Merger Sub, on the other hand, in either case taken as a whole; or (b) prevents or materially impairs or would reasonably be expected to prevent or materially impair the ability of the Holdings Shareholders and Holdings, on the one hand, or on Parent and Merger Sub, on the other hand, to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include Effects (and solely to the extent of such Effects) resulting from an Excluded Matter. A Material Adverse Effect with respect to Holdings, the Company and the Company’s Subsidiaries is sometimes referred to herein as a “Company Material Adverse Effect”; and a Material Adverse Effect with respect to Parent and Merger Sub is sometimes referred to herein as a “Parent Material Adverse Effect”.

“Material Contract” has the meaning provided in Section 5.25(a).

“Material Customer” has the meaning provided in Section 5.20.

“Material Partners” has the meaning provided in Section 5.20.

“Material Supplier” has the meaning provided in Section 5.20.

“Merger” has the meaning provided in the Recitals to this Agreement.

“Merger Consideration” has the meaning provided in Section 4.1.

“Merger Sub” has the meaning provided in the Preamble to this Agreement.

“Merger Sub Ordinary Shares” means the ordinary shares of $1.00 par value each in Merger Sub.

8

“Modification in Recommendation” has the meaning provided in Section 10.4.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Listing Application” has the meaning provided in Section 8.1.

“Non-Compliance Letter” means the letter dated August 1, 2024, from Nasdaq to Parent, a copy of which has been made available to Holdings.

“Non-Disclosure Agreement” means that certain Non-Disclosure and Confidentiality Agreement dated as of May 6, 2024 by and between Parent and the Company.

“Non-U.S. Subsidiaries” has the meaning provided in Section 9.1(d).

“Offer” has the meaning provided in Section 10.3(f).

“Order” means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, award or binding determination issued, promulgated or entered by or with any Governmental Authority.

“Ordinary Course” means in the ordinary course of business of the Person, consistent with past practice before the date hereof.

“Organizational Documents” means the memorandum and articles of association or certificate or articles of incorporation and bylaws of a Person, as in effect from time to time including any amendments thereto.

“OTC” means the OTC Markets Group.

“Outside Date” has the meaning provided in Section 12.1(d)(i).

“Owned Intellectual Property” has the meaning provided in Section 5.16(a).

“Owned Real Property” has the meaning provided in Section 5.13(a).

“Parent” has the meaning provided in the Preamble to this Agreement.

“Parent Certifications” has the meaning provided in Section 6.14(c).

“Parent Dissenting Shareholder” has the meaning provided in Section 2.11.

“Parent Excluded Shares” has the meaning provided in Section 2.6(d).

“Parent Financial Statements” means, collectively, the financial statements and notes contained or incorporated by reference in Parent SEC Documents and the Additional Parent SEC Documents.

“Parent Ordinary Shares” means the Class A Parent Ordinary Shares and the Class B Parent Ordinary Shares, collectively.

9

“Parent Preferred Shares” means the preference shares of Parent, par value $0.0001.

“Parent Proposals” has the meaning provided in Section 10.3(e).

“Parent Public Shares” means Class A Parent Ordinary Shares issued as a component of Parent Units.

“Parent Public Shareholders” the shareholders of Parent who purchased Parent Units in the IPO.

“Parent Required Vote” has the meaning provided in Section 6.23(b).

“Parent ROM” has the meaning provided in Section 2.6(a)(i).

“Parent SEC Documents” has the meaning provided in Section 6.14(a).

“Parent Share Redemption” means the election of an eligible (as determined in accordance with Parent’s Organizational Documents) holder of Class A Parent Ordinary Shares to redeem all or a portion of the Class A Parent Ordinary Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account but net of taxes payable) (as determined in accordance with Parent’s Organizational Documents) in connection with Parent Proposals.

“Parent Share Redemption Amount” means the aggregate amount payable with respect to all Parent Share Redemptions.

“Parent Shareholders” means the holders of Parent Ordinary Shares.

“Parent Shareholders’ Meeting” the meeting of holders of Parent Ordinary Shares to be called for the purpose of soliciting proxies from the holders of Parent Ordinary Shares to, among other things, vote in favor of the adoption of this Agreement, the approval of the Reincorporation Merger, the Merger and the other Parent Proposals.

“Parent Transaction Expenses” means all fees, expenses and disbursements incurred by or on behalf of Merger Sub or Parent for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of Parent or Merger Sub in connection with the Transactions.

“Parent Unit” means a unit of Parent comprised of (a) one Class A Parent Ordinary Share and (b) one Parent Warrant.

“Parent Warrant” means the redeemable warrants included as a component of Parent Units.

“PCAOB” has the meaning provided in Section 5.7(a).

10

“Per Share Merger Consideration” means the quotient obtained by dividing (a) the Merger Consideration by (b) the difference between (i) the aggregate number of Holdings Ordinary Shares that are issued and outstanding immediately prior to the Effective Time, minus (ii) the Holdings Ordinary Shares held in treasury outstanding immediately prior to the Effective Time.

“Permit” means any permit, license, authorization, registration, franchise, approval, consent, certificate, variance and similar right obtained, or required to be obtained for the conduct of the Company’s business as currently conducted, from any Governmental Authority.

“Permitted Liens” means only (a) Liens for Taxes not yet due and delinquent or being contested in good faith by appropriate proceedings and for which appropriate and adequate reserves have been created in the applicable financial statements; (b) workers or unemployment compensation Liens arising in the Ordinary Course; (c) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising in the Ordinary Course securing amounts that are past due and being contested in good faith, and for which appropriate and adequate reserves have been created in the applicable financial statements, or not delinquent; (d) zoning ordinances, easements and other restrictions of legal record affecting real property which would be revealed by a survey or a search of public records and would not, individually or in the aggregate, materially interfere with the value or usefulness of such real property to the respective businesses of the Company or any of its Subsidiaries as presently conducted; (e) title of a lessor under a capital or operating lease; (f) Liens arising under Indebtedness to be paid at Closing; (g) Liens imposed by applicable securities Laws; (h) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair or interfere with the current use of the Company’s or its Subsidiary’s Assets that are subject thereto; and (i) rights of first refusal, rights of first offer, proxy, voting trusts, voting agreements or similar arrangements.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, joint stock company, joint venture, a trust or any other entity, including a Governmental Authority.

“PFIC” has the meaning provided in Section 9.1(d).

“Policies” has the meaning provided in Section 5.17(a).

“Post-Closing Board of Directors” has the meaning provided in Section 3.6(a).

“Privacy Policy” has the meaning provided in Section 5.16(i).

“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator.

“Pro Rata Share” means with respect to each Holdings Shareholder, a fraction expressed as a percentage equal to (a) the portion of the Merger Consideration payable by Purchaser Surviving Corporation to such Holdings Shareholder in accordance with the terms of this Agreement, divided by (b) the total Merger Consideration payable by Purchaser Surviving Corporation to all Holdings Shareholders in accordance with the terms of this Agreement.

11

“Prohibited Party” has the meaning provided in Section 5.14(b).

“Prospectus” has the meaning set forth in the definition of IPO.

“Proxy Statement” has the meaning provided in Section 10.3(a).

“Purchaser” has the meaning provided in the Preamble to this Agreement.

“Purchaser Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Purchaser.

“Purchaser Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Purchaser.

“Purchaser Preferred Shares” means the preference shares of Purchaser, par value $0.0001.

“Purchaser Surviving Corporation Ordinary Shares” means ordinary shares, par value $0.0001 per share, of Purchaser Surviving Corporation.

“Purchaser Surviving Corporation” has the meaning provided in Section 2.1.

“Purchaser Surviving Corporation Warrants” means all the Parent Warrants upon their conversion into Purchaser Surviving Corporation Warrants in the Reincorporation Merger.

“RC Authorization Notice” has the meaning provided in Section 2.11.

“RC Written Objection” has the meaning provided in Section 2.11.

“Real Property Lease(s)” has the meaning provided in Section 5.13(b).

“Registration Rights Agreement” has the meaning provided in Section 11.3(i).

“Reincorporation Intended Tax Treatment” has the meaning provided in Section 2.9.

“Reincorporation Merger” has the meaning provided in the Recitals.

“Reincorporation Merger Effective Time” has the meaning provided in Section 2.2.

“Representative” means, with respect to any Person, each of such Person’s Affiliates and its and their directors, officers, and employees, shareholders (if such Person is a corporation, a company limited by shares or similar entity), participants or members (if such Person is a limited liability company or similar entity), partners (if such person is a partnership or similar entity), attorneys-in-fact, financial advisers, counsel, and other agents and third-party representatives, including independent contractors such as sales representatives, consultants, intermediaries, contractors, and distributors and anyone acting on behalf of the Person.

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“Required Financial Statements” has the meaning provided in Section 7.3(b).

“Requisite Vote” has the meaning provided in Section 5.2(c).

“Sanctions Laws” has the meaning provided in Section 5.14(a).

“Scheduled Intellectual Property” has the meaning provided in Section 5.16(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Sensitive Data” means all confidential information, classified information, proprietary information, trade secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by the Company. Sensitive Data also includes “personal data”, which is information held, stored, collected, transmitted, transferred (including cross-border transfers), disclosed, sold or used by the Company or its Subsidiaries that is defined as “personal data”, “personally identifiable information”, “personal information” or similar term under any applicable Laws.

“Specified Courts” has the meaning provided in Section 13.6.

“Sponsor” means Evergreen LLC, a Cayman Islands limited liability company.

“Subsidiary”, when used with respect to any Person, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or IFRS, as applicable, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party.

“Tax” or “Taxes” means any and all federal, state, local, non-U.S. and other taxes, levies, fees, imposts, duties and charges of whatever kind in the nature of a tax (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, utility, unemployment compensation, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties, whether disputed or not.

“Tax Return” means all returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment, claim for refund or collection of any Tax, including any amendment or attachment thereto.

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“Transaction Documents” means, collectively, to this Agreement, the Registration Rights Agreement, the Lock-Up Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.

“Transactions” means, collectively, the transactions contemplated by this Agreement and the other Transaction Documents, including the Reincorporation Merger and the Merger.

“Trust Account” has the meaning provided in Section 6.8(a)

“Trust Agreement” has the meaning provided in Section 6.8(a).

“Trust Amount” means the amount of cash available in the Trust Account following the Parent Shareholders’ Meeting, after deducting the amount required to satisfy Parent Share Redemption Amount (but prior to payment of (a) any deferred underwriting commissions being held in the Trust Account, and (b) any Parent Transaction Expenses (including transaction expenses incurred, accrued, paid or payable by Parent’s Affiliates on Parent’s behalf), as contemplated by Section 10.7).

“Written Objection” has the meaning provided in Section 3.12.

1.2 Construction. The following rules of construction shall apply to this Agreement:

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to “the date hereof” or “the date of this Agreement” means the Original Agreement Date.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The word “or” shall not be exclusive.

(d) Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including, in the case of agreements or instruments, by waiver or consent and, in the case of statutes, by succession of comparable successor statutes and including, in the case of agreements or instruments, all attachments thereto and instruments incorporated therein, and, in the case of statutes, all rules and regulations promulgated thereunder.

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(e) References to a Person are also to its permitted successors and assigns.

(f) Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g) All references to “$” or “dollars” shall mean United States Dollars.

(h) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

REINCORPORATION MERGER

2.1 Reincorporation Merger. At the Reincorporation Merger Effective Time, subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the Cayman Companies Act, Parent shall be merged with and into Purchaser, the separate corporate existence of Parent shall cease and Purchaser shall continue as the surviving company. Purchaser as the surviving company after the Reincorporation Merger is hereinafter sometimes referred to as “Purchaser Surviving Corporation”.

2.2 Reincorporation Merger Effective Time. On a date no later than three (3) Business Days after the satisfaction or waiver of all the conditions set forth in ARTICLE XI that are required to be satisfied prior to the Closing Date, the parties shall cause the Reincorporation Merger to be consummated by filing the plan of merger (and any other documents required by the Cayman Companies Act) (collectively, the “CRPM”) with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”) in accordance with the relevant provisions of the Cayman Companies Act. The effective time of Reincorporation Merger shall be the date that the plan of merger is registered with, and the certificate of merger is issued by, the Cayman Registrar, or such later time as specified in or in accordance with the CRPM being the “Reincorporation Merger Effective Time”.

2.3 Effect of Reincorporation Merger. At the Reincorporation Merger Effective Time, the effect of Reincorporation Merger shall be as provided in this Agreement, the CRPM and the applicable provisions of the Cayman Companies Act. At the Reincorporation Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Parent and Purchaser prior to the Reincorporation Merger Effective Time shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Purchaser Surviving Corporation, which shall include the assumption by Purchaser Surviving Corporation of any and all agreements, covenants, duties and obligations of Parent set forth in this Agreement or any other outstanding agreement to which Parent is a party to be performed after the Closing, and all securities of Purchaser Surviving Corporation issued and outstanding as a result of the conversion under Section 2.6 shall be listed on Nasdaq or OTC, as applicable.

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2.4 Charter Documents. At the Reincorporation Merger Effective Time, the memorandum and articles of association of Purchaser shall be amended and restated to a form acceptable to Holdings and Parent which shall become the memorandum and articles of association of Purchaser Surviving Corporation (“Second Amended and Restated Memorandum and Articles of Association of Purchaser Surviving Corporation”). The new name of Purchaser Surviving Corporation will be “Forekast Group” or such other name as provided by Purchaser and stated in the CRPM.

2.5 Directors and Officers of Purchaser Surviving Corporation. As of the Reincorporation Merger Effective Time, the Persons constituting the officers and directors of Parent prior to the Reincorporation Merger Effective Time shall continue to be the officers and directors of Purchaser Surviving Corporation (holding the same title as held at Parent) until the Effective Time.

2.6 Effect on Issued Securities of Parent.

(a) With respect to Parent Ordinary Shares:

(i) Immediately prior to the Reincorporation Merger Effective Time, the holders of the Class B Parent Ordinary Shares shall elect to convert all of the issued and outstanding Class B Parent Ordinary Shares into Class A Parent Ordinary Shares in accordance with the Organizational Documents of Parent, such that at the Reincorporation Merger Effective Time the only issued and outstanding Parent Ordinary Shares shall be Class A Parent Ordinary Shares and each issued and outstanding Class A Parent Ordinary Share (other than the Parent Excluded Shares, the Parent Dissenting Shares and Class A Parent Ordinary Shares redeemed pursuant to the Offer) shall automatically be converted into one Purchaser Surviving Corporation Ordinary Share. At the Reincorporation Merger Effective Time, all Class A Parent Ordinary Shares shall cease to be outstanding, shall be canceled and shall cease to exist. The holders of issued and outstanding Class A Parent Ordinary Shares immediately prior to the Reincorporation Merger Effective Time, as evidenced by the register of members of Parent (the “Parent ROM”), shall cease to have any rights with respect to such Class A Parent Ordinary Shares, except the right to receive the same number of Purchaser Surviving Corporation Ordinary Shares or as otherwise required by Law. Each certificate (if any) previously evidencing Class A Parent Ordinary Shares (other than the Parent Excluded Shares, the Parent Dissenting Shares and Class A Parent Ordinary Shares redeemed pursuant to the Offer) shall be exchanged for a certificate representing the same number of Purchaser Surviving Corporation Ordinary Shares upon the surrender of such certificate in accordance with Section 2.7.

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(b) Each Parent Dissenting Share issued and outstanding as of immediately prior to the Reincorporation Merger Effective Time shall no longer be outstanding and shall automatically be cancelled by virtue of the Reincorporation Merger, and each former holder of Parent Dissenting Shares shall thereafter cease to have any rights with respect to such securities, except the right to be paid the fair value of such Parent Dissenting Shares and such other rights as are granted by the Cayman Companies Act. Notwithstanding the foregoing, if any such holder shall have failed to perfect or prosecute or shall have otherwise waived, effectively withdrawn or lost its rights under Section 238 of the Cayman Companies Act or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Companies Act, then the right of such holder to be paid the fair value of such holder’s Parent Dissenting Shares under Section 238 of the Cayman Companies Act shall cease and such former Class A Parent Ordinary Shares shall no longer be considered Parent Dissenting Shares for purposes hereof and shall thereupon be deemed to have been converted as of the Reincorporation Merger Effective Time into the right to receive the applicable Purchaser Surviving Corporation Ordinary Shares pursuant to Section 2.6(a), without any interest thereon.

(c) At the Reincorporation Merger Effective Time, (i) all Parent Units will separate into their individual components of Class A Parent Ordinary Shares and Parent Warrants, and will cease separate existence and trading and (ii) each issued and outstanding Parent Warrant shall cease to be a warrant with respect to Class A Parent Ordinary Shares, shall be assumed by Purchaser Surviving Corporation and be converted into one Purchaser Surviving Corporation Warrant and shall cease separate existence and trading. Each Purchaser Surviving Corporation Warrant shall have, and be subject to, the same terms and conditions set forth in the applicable agreements governing the Parent Warrants that are outstanding immediately prior to the Reincorporation Merger Effective Time. At or prior to the Reincorporation Merger Effective Time, Purchaser shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of Purchaser Surviving Corporation Warrants remain outstanding, a sufficient number of Purchaser Surviving Corporation Ordinary Shares for delivery upon the exercise of Purchaser Surviving Corporation Warrants after the Reincorporation Merger Effective Time.

(d) At the Reincorporation Merger Effective Time, any Parent Ordinary Shares owned by Parent as treasury shares or owned by any direct or indirect wholly owned subsidiary of Parent immediately prior to the Reincorporation Merger Effective Time (the “Parent Excluded Shares”), shall be canceled and extinguished without any conversion thereof or payment therefor. In addition, as of the Reincorporation Merger Effective Time, the one (1) Ordinary share of Purchaser owned by Parent immediately prior to the Reincorporation Merger Effective Time shall be automatically cancelled and extinguished without any conversion or consideration delivered in exchange therefor.

(e) Notwithstanding anything to the contrary in this Section 2.6, none of Purchaser Surviving Corporation, Parent or any other Party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.7 Surrender of Parent Ordinary Shares. All securities issued upon the surrender of the Parent Ordinary Shares in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of the Parent Ordinary Shares shall also apply to Purchaser Surviving Corporation Ordinary Shares so issued in conversion.

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2.8 Lost, Stolen or Destroyed Certificates. In the event any certificates representing securities shall have been lost, stolen or destroyed, Purchaser shall, upon the affidavit of that fact by the holder thereof, issue in exchange for such lost, stolen or destroyed certificates such securities as would be issuable under Section 2.6; provided, however, that Purchaser Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to execute and deliver a deed of indemnity with respect thereto in the form required by Purchaser Surviving Corporation as indemnity against any claim that may be made against it with respect to the certificates alleged to have been lost, stolen or destroyed.

2.9 Reincorporation Intended Tax Treatment. For U.S. federal income Tax purposes, Parent and Purchaser intend that the Reincorporation Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder to which each of Parent and the Purchaser is a party under Section 368(b) of the Code (the “Reincorporation Intended Tax Treatment”). Parent and Purchaser hereby (a) adopt, and Parent, Purchaser and the Company each acknowledges, this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), (b) agree to file and retain such information as shall be required under Treasury Regulation Section 1.368-3 and (c) agree to file all Tax and other informational returns on a basis consistent with the Reincorporation Intended Tax Treatment. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of Reincorporation Merger for the Reincorporation Intended Tax Treatment or as to the effect, if any, that any transaction consummated on, after or prior to the Reincorporation Merger Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Reincorporation Merger is determined not to qualify for the Reincorporation Intended Tax Treatment.

2.10 Taking of Necessary Action; Further Action. If, at any time after the Reincorporation Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Parent and Purchaser, the officers and directors of Parent and Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

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2.11 Dissenter’s Rights. No Person who has validly exercised their dissenters’ rights in respect of the Reincorporation Merger pursuant to Section 238 of the Cayman Companies Act (each, a “Parent Dissenting Shareholder”) shall be entitled to receive the securities of Purchaser Surviving Corporation in accordance with this Section 2.11, with respect to the Parent Class A Ordinary Shares owned by such Person (“Parent Dissenting Shares”) unless and until such Person shall have effectively withdrawn or lost such Person’s dissenters’ rights under the Cayman Companies Act. Each Parent Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in Section 238 of the Cayman Companies Act with respect to the Parent Dissenting Shares owned by such Parent Dissenting Shareholder. If any Parent Shareholder gives to Parent, before the vote on the Reincorporation Merger, written objection to the Reincorporation Merger (each, an “RC Written Objection”) in accordance with Section 238(2) of the Cayman Companies Act:

(a) Parent shall, in accordance with Section 238(4) of the Cayman Companies Act, within twenty (20) days after the date on which the vote of members giving authorization of the Reincorporation Merger is made, give a written notice of the authorization (the “RC Authorization Notice”) to each such Parent Shareholder who has made an RC Written Objection, and

(b) No party shall be obligated to commence the Reincorporation Merger, and the CRPM shall not be filed with the Cayman Registrar, until at least twenty (20) days shall have elapsed since the date on which the RC Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 238(5) of the Cayman Companies Act, as referred to in Section 239(1) of the Cayman Companies Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in ARTICLE XI.

ARTICLE III

THE MERGER

3.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the Organizational Documents of Merger Sub and in accordance with the BVI BCA, at the Effective Time, (a) Merger Sub shall be merged with and into Holdings, (b) the separate corporate existence of Merger Sub shall thereupon cease, (c) Holdings shall be the surviving company in the Merger (“Holdings Surviving Corporation”) and (d) Holdings shall become a wholly-owned Subsidiary of Purchaser Surviving Corporation.

3.2 Closing. The closing of the Transactions shall take place by means of telecommunication on the third (3rd) Business Day following the satisfaction or waiver (to the extent permitted by applicable Law and the Organizational Documents of Parent) of the conditions set forth in ARTICLE XI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time), unless another time or date, or both, are agreed in writing by the Company and Parent. The date on which the Closing is held is herein referred to as the “Closing Date”. The Closing will take place remotely via exchange of documents and signature pages via electronic transmission.

3.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, after the Reincorporation Merger, Merger Sub or Holdings shall file the articles of merger (and any other documents required by the BVI BCA) with the Registrar at the BVI Registry of Corporate Affairs (the “BVI Registrar”). The effective time of the Merger shall be the date that the articles of merger has been registered by the BVI Registrar and a certificate of merger has been issued (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

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3.4 Effects of the Merger. The Merger shall have the effects set forth herein and in the BVI BCA.

3.5 Memorandum and Articles of Association of Holdings Surviving Corporation. From and after the Effective Time and until further amended in accordance with applicable Law, the Memorandum and Articles of Association of Merger Sub as in effect immediately prior to the Effective Time shall be the Memorandum and Articles of Association of Holdings Surviving Corporation; provided that such Memorandum and Articles of Association shall be amended to reflect that the name of Holdings Surviving Corporation shall be “Forekast Limited”.

3.6 Post-Closing Board of Directors and Officers.

(a) Immediately after the Closing, the initial slate of Purchaser Surviving Corporation’s board of directors (the “Post-Closing Board of Directors”) will consist of at least five (5) directors, at least a majority of whom, including the director designated by Sponsor, shall qualify as independent directors (each, an “Independent Director”) under the Securities Act and the Nasdaq rules. At least one (1) Independent Director shall be designated by Sponsor (subject to the approval, not to be unreasonably withheld, conditioned or delayed, of the Company), unless Sponsor waives its rights to designate such Independent Director. The remaining four (4) directors, at least two (2) of whom shall be Independent Directors, shall be designated by the Company.

(b) Pursuant to the Second Amended and Restated Memorandum and Articles of Association of Purchaser Surviving Corporation as in effect as of the Closing, the Post-Closing Board of Directors will be a classified board with three classes of directors, with one class of directors, the Class I Directors, initially serving until the first annual meeting of the Purchaser Surviving Corporation’s shareholders occurring after the Closing, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term); a second class of directors, the Class II Directors, initially serving until the second annual meeting of the Purchaser Surviving Corporation’s occurring after the Closing, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term); and a third class of directors, the Class III Directors, serving until the third annual meeting of the Purchaser Surviving Corporation’s shareholders occurring after the Closing, such term effective from the Closing (and with any subsequent Class III Directors serving a three (3) year term).

(c) Purchaser Surviving Corporation shall take all action necessary (if needed), including causing the executive officer(s) of Purchaser Surviving Corporation prior to the Closing to resign, so that the individuals serving as executive officers of Purchaser Surviving Corporation immediately after the Closing will be the individuals set forth on Schedule 3.6(b) (or such other Persons as designated by the Company prior to the Closing).

3.7 Directors and Officers of Holdings Surviving Corporation. From and after the Effective Time, the director(s) and officer(s) of Holdings Surviving Corporation shall be the person(s) set forth on Schedule 3.7 (or such other Persons as designated by the Company prior to the Closing). The director(s) and officer(s) of Holdings Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, Holdings Surviving Corporation’s Organizational Documents and applicable Law.

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3.8 No Further Ownership Rights in Holdings Ordinary Shares. At the Effective Time, the share transfer books of Holdings shall be closed and thereafter there shall be no further registration of transfers of Holdings Ordinary Shares on the records of Holdings.

3.9 Rights Not Transferable. The rights of the Holdings Shareholders as of immediately prior to the Effective Time are personal to each such holder and shall not be assignable or otherwise transferable for any reason (except (a) in the case of an entity, by operation of Law, or (b) in the case of a natural person, by will or the Laws of descent and distribution). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

3.10 Taking of Necessary Action; Further Action. Purchaser Surviving Corporation, Merger Sub, Holdings and the Company, respectively, shall each use its respective best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the BVI BCA in accordance with Section 3.3. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Holdings Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the constituent corporations, the officers of Purchaser Surviving Corporation and Holdings Surviving Corporation are fully authorized in the name of each constituent corporation or otherwise to take, and shall take, all such lawful and necessary action.

3.11 Withholding. Purchaser Surviving Corporation and Holdings Surviving Corporation shall each be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authorities in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Purchaser Surviving Corporation and Holdings Surviving Corporation shall use commercially reasonable efforts to reduce or eliminate any such withholding, including requesting and providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

3.12 Dissenter’s Rights. No Person who has validly exercised his dissenters’ rights in respect of the Merger pursuant to Section 179 of the BVI BCA (each a “Holdings Dissenting Shareholder”) shall be entitled to receive the securities of Purchaser Surviving Corporation in accordance with ARTICLE IV with respect to the shares of Holdings owned by such Person (“Holdings Dissenting Shares”) unless and until such Person shall have effectively withdrawn or lost such Person’s dissenters’ rights under the BVI BCA. Each Holdings Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in Section 179 of the BVI BCA with respect to the Holdings Dissenting Shares owned by such Holdings Dissenting Shareholder. If any Holdings Shareholder gives to Holdings, before the vote on the Merger, written objection to the Merger (each, a “Written Objection”) in accordance with Section 179 of the BVI BCA:

(a) Holdings shall, in accordance with Section 179 of the BVI BCA, promptly give written notice of the authorization of the Merger (the “Authorization Notice”) to each such Holdings Shareholder who has made a Written Objection, and

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(b) Unless Holdings and the Company elect by agreement in writing to waive this Section 3.12, no party shall be obligated to commence the Merger, and the articles of merger shall not be filed with the BVI Registrar, until at least twenty (20) days shall have elapsed since the date on which the Authorization Notice is given (being the period allowed for written notice of an election to dissent under Section 179 of the BVI BCA, as referred to in Section 179 of the BVI BCA), but in any event subject to the satisfaction or waiver of all of the conditions set forth in ARTICLE XI.

ARTICLE IV

MERGER CONSIDERATION

4.1 Merger Consideration. As consideration for the Merger, the Holdings Shareholders collectively shall be entitled to receive from Purchaser Surviving Corporation, in the aggregate, a number of Purchaser Surviving Corporation Ordinary Shares, each valued at $10.00 per share, with an aggregate value equal to One Hundred Five Million U.S. Dollars ($105,000,000).

4.2 Conversion of Holdings Ordinary Shares.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Holdings Ordinary Shares, each Holdings Ordinary Share issued and outstanding immediately prior to the Effective Time (other than (i) any Holdings Ordinary Shares held in the treasury of Holdings, which treasury shares shall be canceled as part of the Merger and shall not constitute “Holdings Ordinary Shares” hereunder, and (ii) any Holding Dissenting Shares), shall be canceled and converted into the right to receive a number of Purchaser Surviving Corporation Ordinary Shares equal to the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) Ten Dollars ($10.00); and each Holdings Shareholder will cease to have any rights with respect to the Holdings Ordinary Shares, except the right to receive the Per Share Merger Consideration as provided herein or by Law.

(b) Two (2) Business Days prior to the anticipated Closing Date (by 8:00 p.m. Eastern Time), the Company shall deliver to Purchaser Surviving Corporation a schedule setting forth the name of each Holdings Shareholder as of the Closing and its Pro Rata Share of the Merger Consideration (the “Equityholder Allocation Schedule”). If there is any change to the Equityholder Allocation Schedule between the time of such delivery and the Closing, the Company shall promptly deliver an updated Equityholder Allocation Schedule to Purchaser Surviving Corporation. Schedule 4.2 sets forth a non-binding example of the Equityholder Allocation Schedule assuming the inputs set forth therein.

4.3 Effect on Share Capital of Holdings.

(a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Purchaser Surviving Corporation, Merger Sub, Holdings or the Company, any Holdings Ordinary Shares then held by Holdings (or held in Holdings’ treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

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(b) Each Holdings Dissenting Share issued and outstanding as of immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled by virtue of the Merger and each former holder of Holdings Dissenting Shares shall cease to have any rights with respect to such securities, except the right to be paid the fair value of such Holdings Dissenting Shares and such other rights as are granted by the BVI BCA. Notwithstanding the foregoing, if any such holder shall have failed to perfect or prosecute or shall have otherwise waived, effectively withdrawn or lost its rights under Section 179 of the BVI BCA or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 179 of the BVI BCA, then the right of such holder to be paid the fair value of such holder’s Holdings Dissenting Shares under Section 179 of the BVI BCA shall cease and such former Holdings Ordinary Shares shall no longer be considered Holdings Dissenting Shares for purposes hereof and shall thereupon be deemed to have been converted as of the Merger Effective Time into the right to receive the Merger Consideration, without any interest thereon.

4.4 Share Capital of Merger Sub. Each share in Merger Sub that is issued immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of Purchaser Surviving Corporation, continue to be part of the issued shares of Holdings Surviving Corporation (and such shares shall be the only issued shares of Holdings Surviving Corporation immediately after the Effective Time). Each certificate evidencing ownership of ordinary shares of Merger Sub will, as of the Effective Time, evidence ownership of such ordinary shares of Holdings Surviving Corporation.

4.5 Issuance of the Merger Consideration.

(a) No certificates or scrip representing fractional Purchaser Surviving Corporation Ordinary Shares will be issued pursuant to the Merger, and instead any such fractional share that would otherwise be issued will be rounded to the nearest whole share, with a Holdings Shareholder’s portion of the Merger Consideration that would result in a fractional share of 0.50 or greater rounding up and a Holdings Shareholder’s portion of the Merger Consideration that would result in a fractional share of less than 0.50 rounding down.

(b) On the Closing Date, Purchaser Surviving Corporation shall deposit, or shall cause to be deposited, with Continental Stock Transfer & Trust Company (“Continental”) for the benefit of the Holdings Shareholders, for exchange in accordance with this ARTICLE IV, the number of Purchaser Surviving Corporation Ordinary Shares sufficient to deliver the aggregate Merger Consideration payable pursuant to this Agreement (such Purchaser Surviving Corporation Ordinary Shares, the “Exchange Fund”). Purchaser Surviving Corporation shall cause Continental, pursuant to irrevocable instructions, to pay the Merger Consideration out of the Exchange Fund in accordance with the Equityholder Allocation Schedule and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

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(c) As soon as practicable following the Effective Time, and in any event within two (2) Business Days following the Effective Time (but in no event prior to the Effective Time), Purchaser Surviving Corporation shall cause Continental to deliver to each Holdings Shareholder as of immediately prior to the Effective Time a letter of transmittal and instructions for use in exchanging such Holdings Shareholder’s Holdings Ordinary Shares for such Holdings Shareholder’s applicable portion of the Merger Consideration from the Exchange Fund (a “Letter of Transmittal”), and, promptly following receipt of a Holdings Shareholder’s properly executed Letter of Transmittal, deliver to such Holdings Shareholder its applicable portion of the Merger Consideration.

(d) The Merger Consideration shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Purchaser Surviving Corporation Ordinary Shares occurring prior to the date the Merger Consideration is issued.

(e) Any portion of the Exchange Fund relating to the Merger Consideration that remains undistributed to the Holdings Shareholders for one (1) year after the Effective Time shall be delivered to Purchaser Surviving Corporation, upon demand, and any Holdings Shareholders who have not theretofore complied with this Section 4.5 shall thereafter look only to Purchaser Surviving Corporation for their portion of the Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by Holdings Shareholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Purchaser Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

4.6 No Liability. The Parties agree that Purchaser Surviving Corporation shall be entitled to rely conclusively on information set forth in the Equityholder Allocation Schedule and any amounts delivered by Purchaser Surviving Corporation to an applicable Holdings Shareholder in accordance with the Equityholder Allocation Schedule shall be deemed for all purposes to have been delivered to the applicable Holdings Shareholder in full satisfaction of the obligations of Purchaser Surviving Corporation under this Agreement and Purchaser Surviving Corporation shall not be responsible or liable for the calculations or the determinations regarding such calculations set forth therein.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE COMPANY

For purposes of this ARTICLE V, unless the context otherwise requires, references to the Company shall include, as appropriate, references to all direct and indirect Subsidiaries of the Company. Except as set forth in the Disclosure Schedules (which qualify (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), Holdings and the Company jointly and severally represent and warrant to Parent and Purchaser as hereafter set forth in this ARTICLE V, that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date):

5.1 Organization, Qualification and Standing.

(a) Each of Holdings and the Company is duly incorporated, validly existing and in good standing under the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its Assets and to conduct its business as presently conducted, and is duly registered, qualified and authorized to transact business and in good standing in every jurisdiction in which the conduct of its business or the nature of its properties requires such registration qualification or authorization. The Organizational Documents of each of Holdings and the Company, true, complete and correct copies of which have been made available to Parent, are in full force and effect. Neither Holdings nor the Company is in violation of its Organizational Documents.

(b) Schedule 5.1 sets forth a true, complete and correct list of each Subsidiary of the Company, and, except as set forth on Schedule 5.1, the Company does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person. Each Subsidiary of the Company has been duly incorporated or formed and, except as set forth on Schedule 5.1, is validly existing as a corporation or limited liability company in good standing (or equivalent status) under the laws of the jurisdiction of its incorporation or formation and the jurisdictions in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, and has the corporate power and authority to own, lease and operate its Assets and to conduct its business as presently conducted. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned (either directly or indirectly) by the Company free and clear of any Lien (except for Permitted Liens). None of the Company’s Subsidiaries is in violation of its Organizational Documents.

5.2 Authority; Enforceability.

(a) Holdings’ board of directors has authorized and approved the Merger, this Agreement and the Transactions contemplated herein. Each of Holdings and the Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to consummate the Transactions, subject only to obtaining the Holdings Shareholder Approval and the Company shareholder approval. The execution and delivery of this Agreement, the other Transaction Documents to which each of Holdings and the Company is or will be a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Holdings Shareholder Approval and the Company shareholder approval.

(b) This Agreement has been, and the other Transaction Documents to which Holdings or the Company is a party will be, duly executed and delivered by Holdings and the Company and, assuming due authorization, execution and delivery hereof by Parent, Purchaser and Merger Sub, constitute legal, valid and binding obligations of Holdings and the Company, enforceable against each in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Law affecting creditors’ rights generally and, as to enforceability, subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).

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(c) The (i) affirmative vote of holders of a majority of the Holdings Ordinary Shares (the “Requisite Vote”) having voting power present in person or represented by proxy at a meeting of Holdings Shareholders at which a quorum is present or (ii) written consent of the Requisite Vote, is the only vote or consent of the holders of any class or series of share capital or other securities of the Holdings necessary to adopt this Agreement and approve the Transactions (the “Holdings Shareholder Approval”).

5.3 Consents; Required Approvals. Assuming the truth and accuracy of the representations and warranties of Parent, Purchaser and Merger Sub set forth in Section 6.7, no notices to, filings with or authorizations, consents or approvals from any Governmental Authority are necessary for the execution, delivery or performance by Holdings and the Company of this Agreement or any other Transaction Document or the consummation by Holdings and the Company of the Transactions, except (a) for the filing of the articles of merger with the BVI Registrar and (b) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

5.4 Non-Contravention. Except as set forth in Schedule 5.4, the execution, delivery and performance of this Agreement and the other Transaction Documents to which Holdings or the Company is or will be a party by Holdings or the Company, as applicable, and the consummation of the Merger and the other Transactions and compliance with the provisions hereof and thereof do not and will not with or without notice or lapse of time or both (a) violate any Law or Order to which Holdings, the Company or any of the Company’s Subsidiaries or any of Holdings, the Company’s or the Company’s Subsidiaries’ Assets are subject, (b) violate any provision of the Organizational Documents of Holdings, the Company, any Subsidiary or any Affiliate of either thereof (subject to obtaining the Holdings Shareholder Approval), (c) violate, conflict with, result in a breach of, constitute (or with due notice or lapse of time or both would become) a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, require any notice under, or otherwise give rise to any Liability under, any Material Contract, or (d) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the properties or Assets of Holdings, the Company or the Company’s Subsidiaries, except, in the case of each of clause (a), (c) and (d), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

5.5 Capitalization.

(a) As of the date of this Agreement, Holdings is authorized to issue 50,000 Holdings Ordinary Shares with par value $1.00 each, of which 10,000 shares are issued and outstanding as of the date of this Agreement, and no other authorized equity interests of Holdings are issued and outstanding. As of the date of this Agreement, all outstanding Holdings Ordinary Shares are owned of record by the Persons set forth on Schedule 5.5(a) in the amounts set forth opposite their respective names. All of the outstanding Holdings Ordinary Shares are validly issued and outstanding, fully paid and non-assessable with no personal Liability attaching to the ownership thereof.

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(b) As of the date of this Agreement, 500,000 Company Ordinary Shares are issued and outstanding, and no other authorized equity interests of the Company are issued and outstanding. As of the date of this Agreement, all outstanding Company Ordinary Shares are owned of record by Holdings. All of the outstanding Company Ordinary Shares are validly issued and outstanding, fully paid and non-assessable with no personal Liability attaching to the ownership thereof.

(c) As of the date hereof, there are and, immediately after consummation of the Closing, there will be, no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which Holdings or the Company is or may become obligated to issue or sell any of its shares or other securities, (ii) outstanding obligations of Holdings or the Company to repurchase, redeem or otherwise acquire outstanding capital stock of Holdings or the Company or any securities convertible into or exchangeable for any shares of Holdings or the Company, as applicable, (iii) treasury shares of Holdings or the Company, (iv) bonds, debentures, notes or other Indebtedness of Holdings or the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Holdings may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of Holdings or the Company pursuant to any provision of Law, Holdings or the Company’s Organizational Documents or any Contract to which Holdings or the Company is a party, or (vi) Liens (other than Permitted Liens) with respect to the sale or voting of shares or securities of Holdings or the Company (whether outstanding or issuable).

(d) Upon the consummation of the Merger, Purchaser Surviving Corporation will own all of the issued and outstanding shares and equity securities of Holdings free and clear of all Liens (other than Permitted Liens).

5.6 Bankruptcy. Neither Holdings, the Company nor any of the Company’s Subsidiaries is involved in any Proceeding by or against it as a debtor before any Governmental Authority under the United States Bankruptcy Code or any other insolvency or debtors’ relief act or Law or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for any part of the Assets of Holdings, the Company or any of the Company’s Subsidiaries. Neither Holdings, the Company nor or any of the Company’s Subsidiaries is, and after giving effect to the consummation of the Transactions, will be “insolvent” within the meaning of Section 101(32) of title 11 of the United States Code or any applicable fraudulent conveyance or transfer Law.

5.7 Financial Statements.

(a) Attached hereto as Schedule 5.7(a) are true, complete and correct copies of (i) the audited consolidated financial statements of Holdings, the Company and its Subsidiaries (including, in each case, any related notes thereto), consisting of the balance sheets of Holdings, the Company and its Subsidiaries as of December 31, 2023 (the “Audit Report Balance Sheet Date”) and December 31, 2022, and the related audited income statements, changes in shareholder equity and statements of cash flows for the fiscal years then ended, and as applicable, audited by a PCAOB qualified auditor in accordance with International Financial Reporting Standards (“IFRS”) and the requirements of the Public Company Accounting Oversight Board (the “PCAOB”) for public companies, and the related audited income statements, changes in shareholder equity and statements of cash flows for the twelve months then ended (collectively, the “Annual Financial Statements”). In accordance with the timeline set forth in Section 7.3(a), Holdings will deliver to Parent the unaudited financial statements of Holdings, the Company and its Subsidiaries as of and for the nine (9) month period ended September 30, 2024, consisting of the unaudited balance sheets as of such date, the unaudited income statements for the nine (9) month periods ended on such date and the unaudited cash flow statements for the nine (9) month periods ended on such date (collectively, the “Interim Financial Statements”; and, together with the Annual Financial Statements, the “Holdings Financial Statements”).

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(b) The Holdings Financial Statements (i) accurately reflect the books and records of Holdings, the Company and its Subsidiaries as of the times and for the periods referred to therein, (ii) were prepared in accordance with IFRS, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for IFRS and exclude year-end adjustments which will not be material in amount), (iii) comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder (iv) fairly present in all material respects the consolidated financial position of Holdings, the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of the operations and cash flows of Holdings, the Company and its Subsidiaries for the periods indicated and (v) when delivered by Holdings or the Company for inclusion in the Proxy Statement for filing with the SEC following the date of this Agreement in accordance with Section 7.3, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof. None of Holdings, the Company or any of its Subsidiaries has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(c) Holdings, the Company and each of its Subsidiaries maintains accurate books and records reflecting its assets and Liabilities (excluding for the purpose of this section, unknown Liabilities) and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such that Holdings, the Company and its Subsidiaries do not maintain any off-the-book accounts and to assure that Holdings’, the Company’s and its Subsidiaries’ assets are used only in accordance with their respective management’s directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of Holdings, the Company and its Subsidiaries and to maintain accountability for Holdings, the Company and its Subsidiaries, (iv) access to Holdings’, the Company’s and its Subsidiaries’ assets is permitted only in accordance with management’s authorization, (v) the reporting of Holdings’, the Company’s and its Subsidiaries’ assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis.

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(d) All of the financial books and records of Holdings, the Company and its Subsidiaries are complete and accurate in all material respects and have been maintained in the Ordinary Course and in accordance with applicable Laws. Neither Holdings, the Company nor any of its Subsidiaries has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of Holdings, the Company or any of its Subsidiaries. In the past five (5) years, neither Holdings, the Company nor any of its Subsidiaries nor any Representative of Holdings, the Company or any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Holdings, the Company or any of its Subsidiaries or its or their internal accounting controls, including any material written complaint, allegation, assertion or claim that Holdings, the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(e) All financial projections with respect to Holdings, the Company and its Subsidiaries that were delivered by or on behalf of the Company to Parent or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

5.8 Liabilities.

(a) Except (i) as set forth in the Annual Financial Statements, (ii) for Liabilities incurred since the Audit Report Balance Sheet Date in the Ordinary Course that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (iii) as set forth in Schedule 5.8(a) or (iv) for Liabilities incurred in connection with the Transactions, the Company has no Liabilities (excluding for the purpose of this section, unknown Liabilities) of a nature required to be reflected on a balance sheet of the Company prepared in accordance with IFRS.

(b) Set forth in Schedule 5.8(b) is a list of all Indebtedness of Holdings, the Company and its Subsidiaries for borrowed money. Neither Holdings, the Company nor any of the Company’s Subsidiaries has guaranteed any other Person’s Indebtedness for borrowed money.

5.9 Internal Accounting Controls. Holdings, the Company and its Subsidiaries have established a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations in all material respects, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with Holdings’ and the Company’s historical practices and to maintain asset accountability in all material respects, (c) access to material assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.10 Absence of Certain Developments. Except as set forth in Schedule 5.10, between the Audit Report Balance Sheet Date and the date hereof, none of Holdings, the Company or any of the Company’s Subsidiaries has taken any action that, if such action were taken between the Audit Report Balance Sheet Date and the date hereof, would have required Parent consent pursuant to Section 7.1. As of the date hereof, none of Holdings, the Company or any of the Company’s Subsidiaries has received any grant or other financial support, financial benefits or relief from any Governmental Authority.

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5.11 Accounts Receivable; Accounts Payable.

(a) Except for notes and accounts receivables that would not be deemed to be material under IFRS, all notes and accounts receivable of the Company or any of its Subsidiaries reflected in the Annual Financial Statements are current and collectible in amounts not less than the aggregate amount thereof (net of reserves that are established in accordance with IFRS applied consistently with prior practice) carried (or to be carried) on the books of the Company and represent bona fide transactions that arose in the Ordinary Course and are properly reflected on the Company’s books and records. As of the date of this Agreement, except as set forth on Schedule 5.11, none of such notes or accounts receivable that relate to a Material Customer are (i) past due more than ninety (90) days and there is no contest, claim, defense or right of setoff with any account debtor of an accounts receivable relating to the amount or validity of such accounts receivable and (ii) to the Knowledge of the Company, (A) all such notes or accounts receivable that relate to a Material Customer (net of reserves that are established in accordance with IFRS applied consistently with prior practice) are collectable in the Ordinary Course and (B) no request for or an agreement for deduction or discount has been made with respect to such accounts receivable that relate to a Material Customer.

(b) The accounts payable of the Company reflected in the Annual Financial Statements and all accounts payable arising subsequent to the date thereof arose from bona fide transactions in the Ordinary Course consistent with past practice.

5.12 Compliance with Law.

(a) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, none of Holdings, the Company or any of the Company’s Subsidiaries has been since inception, is in or has any Liability in respect of any violation of, and no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would constitute or result in (i) a violation by Holdings, the Company or any of the Company’s Subsidiaries of, (ii) the failure on the part of Holdings, the Company or any of the Company’s Subsidiaries to comply with or (iii) any Liability suffered or incurred by Holdings, the Company or any of the Company’s Subsidiaries in respect of any violation of or material noncompliance with any Laws, Orders or policies of any Governmental Authority that are or were applicable to Holdings, the Company or any such Subsidiary or the conduct or operation of its business or the ownership or use of any of its Assets, and no Proceeding is pending, or to the Knowledge of the Company, threatened, alleging any such violation or noncompliance.

(b) Holdings, the Company and each of the Company’s Subsidiaries has all Permits necessary for the conduct of its business as presently conducted; and (i) each of the Permits is in full force and effect; (ii) Holdings, the Company and each of the Company’s Subsidiaries are in compliance with the terms, provisions and conditions thereof; (iii) there are no outstanding violations, notices of noncompliance, Orders or Proceedings adversely affecting any of the Permits; and (iv) no condition (including the execution of this Agreement and the other Transaction Documents to which Holdings or the Company is a party and the consummation of the Transactions) exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would reasonably be expected to result in the suspension or revocation of any of the Permits other than by expiration of the term set forth therein, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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5.13 Title to Properties.

(a) Section 5.13(a) of the Disclosure Schedules sets forth as of the date hereof the address of each real property owned by the Company or any Subsidiary thereof (the “Owned Real Property”). The Company or the applicable Subsidiary has good and marketable title to all Owned Real Property and valid leasehold interests in all Leased Real Property.

(b) Schedule 5.13(b) hereto includes a true, complete and correct list, as of the date hereof, of (i) all Contracts under which Holdings, the Company or any of the Company’s Subsidiaries leases, subleases, licenses or otherwise uses or occupies any real property as a lessee, sublessee, licensee or occupant thereof, whether in Holdings, the Company’s or any Subsidiary’s capacity as lessee, sublessee, licensee, lessor, sublessor, or licensor, as the case may be (such Contracts are hereby referred to individually as a “Real Property Lease” and collectively, as the “Real Property Leases”) and (ii) the street address of the real property that is leased, subleased, licensed or otherwise used or occupied pursuant to each Real Property Lease (each, a “Leased Real Property” and collectively, the “Leased Real Properties”). The Company has made available to Parent true, complete and correct copies of all Real Property Leases. To the Knowledge of the Company, no Person other than Holdings, the Company or a Subsidiary thereof has any option or right to terminate any of the Real Property Leases other than as expressly set forth in Schedule 5.13(b). There are no parties physically occupying or using any portion of any of the Leased Real Properties nor, to the Knowledge of the Company, do any other parties have the right to physically occupy or use any portion of the Leased Real Properties, in each case, other than Holdings, the Company or its Subsidiaries.

(c) As of the date hereof, (i) all required deposits and additional rents due to date pursuant to each Real Property Lease have been paid in full, (ii) neither Holdings, the Company nor any Subsidiary has prepaid rent or any other amounts due under any Real Property Lease more than thirty (30) days in advance and (iii) no party has any rights of offset against any rents, required security deposits or additional rents payable under any Real Property Lease. None of the Owned Real Property or Leased Real Property is subject to any Lien, except Permitted Liens.

(d) Holdings, the Company and each of the Company’s Subsidiaries owns good, valid and marketable title, free and clear of all Liens (other than Permitted Liens), to all of their respective material tangible Assets. Holdings, the Company and each of the Company’s Subsidiaries owns, leases under valid leases or has use of or valid access under valid agreements to all material facilities, machinery, equipment and other tangible Assets necessary for the conduct of their respective businesses as presently conducted, and all such facilities, machinery and equipment are in good working condition and repair and generally are adequate and suitable in all material respects for their present use, Ordinary Course wear and tear excepted.

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5.14 International Trade Matters; Anti-Bribery Compliance.

(a) Holdings, the Company and the Company’s Subsidiaries currently are and, since inception have been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable applicable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any applicable Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable applicable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including applicable Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable applicable Laws of other countries (collectively, “International Trade Control Laws”).

(b) None of Holdings, the Company or the Company’s Subsidiaries, or any director, officer, employee or, to the Knowledge of the Company, any agent of Holdings, the Company or the Company’s Subsidiaries (acting on behalf of Holdings, the Company or the Company’s Subsidiaries), is or is acting under the direction, on behalf or for the benefit of a Person that is (i) the target of Sanctions Laws or identified on any sanctions or prohibited party lists administered by a an applicable Governmental Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, or any Person that is fifty percent (50%) or more owned or otherwise controlled by any of the foregoing (collectively, “Prohibited Party”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria. None of Holdings, the Company or the Company’s Subsidiaries, or any director or officer or, to the Knowledge of the Company, any employee or agent of Holdings, the Company or the Company’s Subsidiaries (acting on behalf of Holdings, the Company or the Company’s Subsidiaries), (A) has participated in any transaction involving a Prohibited Party or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c) None of Holdings, the Company or the Company’s Subsidiaries has received written notice of, and, to the Knowledge of the Company, none of their respective officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

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5.15 Tax Matters.

(a) The Company and its Subsidiaries have filed all Tax Returns required by applicable Law to be filed by the Company and each of its Subsidiaries; all Taxes (whether or not shown on any Tax Returns) due and owing by the Company and its Subsidiaries have been paid, other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with IFRS; and all such Tax Returns were true, complete and correct in all respects.

(b) There is no Proceeding, audit or claim now in progress against the Company or any of its Subsidiaries in respect of any Tax, nor has any Proceeding for additional Tax been asserted in writing by any Tax authority that has not been resolved or settled in full.

(c) No written claim has been made by any Tax authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d) Neither the Company nor any of its Subsidiaries is a party to any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar agreement (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes).

(e) Each of the Company and each of its Subsidiaries has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f) Neither the Company nor any of its Subsidiaries has an outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns (other than extensions requested in the Ordinary Course), and there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of its Subsidiaries that will remain outstanding as of the Closing Date.

(g) Neither the Company nor any of its Subsidiaries has distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h) There are no Liens for Taxes upon any Assets of the Company or its Subsidiaries other than Permitted Liens.

(i) Neither the Company nor any of its Subsidiaries has been a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise or similar agreement with any Tax authority in respect of which the Company or any of its Subsidiaries could have any Tax Liability after the Closing. Neither the Company nor any of its Subsidiaries has any request for a ruling in respect of Taxes pending between the Company or its Subsidiaries and any Tax authority.

(j) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or other comparable group for state, local or foreign Tax purposes or (ii) has Liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes), or otherwise by Law.

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(k) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b).

(l) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of (i) any use of an improper or change in method of accounting for any Tax period on or before the Closing, (ii) any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed on or before the Closing, (iii) any installment sale or open transaction disposition made on or before the Closing, (iv) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law) arising on or before the Closing; (v) prepaid amount received or deferred revenue accrued on or after January 1, 2019 and prior to the Closing outside the Ordinary Course, (vi) an election under Section 108(i) of the Code made on or before the Closing, (vii) the Company or any of its Subsidiaries that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued on or before the Closing, (viii) “global intangible low-taxed income” of the Company or any of its Subsidiaries within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing or (ix) election made pursuant to Section 965(h) of the Code.

(m) The unpaid Taxes of the Company or any of its Subsidiaries for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the financial statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company and its Subsidiaries in filing Tax Returns.

(n) Neither the Company nor any of its Subsidiaries is aware of the existence of any fact, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Reincorporation Merger from qualifying for the Reincorporation Intended Tax Treatment.

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5.16 Intellectual Property.

(a) Schedule 5.16(a) sets forth a true, accurate and complete list of all (i) issued patents and pending patent applications (including provisional applications) including any application, registration, patent or serial numbers, application or registration date, the applicable jurisdiction, status and identification of any actions that must be taken in the six (6) months after the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates, (ii) trademark registrations and pending trademark applications, including any application, registration, or serial numbers, application or registration date, the applicable jurisdiction, status and identification of any actions that must be taken in the six (6) months after the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates, (iii) registered copyrights and pending copyright applications, including any application or registration numbers, application or registration date, the applicable jurisdiction, status and identification of any actions that must be taken in the six (6) months after the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates, and (iv) internet domain name/weblinks, and (v) social media accounts, in each case that are owned by the Company or any of its Subsidiaries (“Scheduled Intellectual Property” and collectively, and together with other Intellectual Property owned by or purported to be owned by the Company or any of its Subsidiaries, the “Owned Intellectual Property”). All of the accounts, registrations, applications, and issuance within the Scheduled Intellectual Property are subsisting, in full force and effect, and to the Knowledge of the Company, all such accounts, registrations and issuances within the Scheduled Intellectual Property are valid.

(b) Except for any licenses granted to Owned Intellectual Property, the Company exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens. The Owned Intellectual Property that is licensed to a customer pursuant to a Contract is valid, subsisting and enforceable. Except as set forth on Schedule 5.16(b), (i) no Owned Intellectual Property is the subject of any current opposition, cancellation, or similar Proceeding before any Governmental Authority other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, copyright prosecution Proceedings, and Uniform Domain-Name Dispute-Resolution Policy Proceedings), (ii) neither the Company nor any of its Subsidiaries is subject to any injunction or other specific judicial, administrative or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Owned Intellectual Property and (iii) neither the Company nor any of its Subsidiaries is subject to any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Owned Intellectual Property. To the Knowledge of the Company no Proceedings described in this Section 5.16(b) are or have been threatened in writing.

(c) To the Knowledge of the Company, the Company or its Subsidiary, as applicable, owns all right, title and interest in and to, or has valid, sufficient, subsisting and enforceable rights to use all Owned Intellectual Property material to its business as currently conducted. The Company and each of its Subsidiaries is in compliance with all material contractual obligations in a Contract set forth on Schedule 5.25(a)(viii) and to the Knowledge of the Company is in compliance with all material contractual obligations in all applicable Contracts involving open source software. The consummation of the Transactions will not, by itself, directly and immediately materially impair any rights of the Company or any of its Subsidiaries to any Owned Intellectual Property or any licensed Intellectual Property. Following the Closing, the Purchaser will have the right to exercise all of its rights under all Company Intellectual Property Agreements, to the same extent the Company would have been able to had the Transactions not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments that the Company would otherwise be required to pay had the Transactions not occurred.

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(d) To the Knowledge of the Company, the conduct of the business of the Company, including its Subsidiaries, as is currently conducted or conducted in the six (6) year period immediately preceding the date hereof, including any use of the Owned Intellectual Property as currently used by the Company or any of its Subsidiaries, does not infringe, misappropriate, or violate any Intellectual Property or other proprietary right of any Person. Schedule 5.16(d) sets forth a true, accurate and complete list of all Proceedings that are pending in which it is alleged that the Company or any of its Subsidiaries is infringing, misappropriating, or violating the Intellectual Property of any Person.

(e) Schedule 5.16(e) sets forth a true, accurate, and complete list, as of the date of this Agreement, of pending Proceedings in which it is alleged that any Person is infringing, misappropriating or violating rights of the Company or any of its Subsidiaries to Owned Intellectual Property. Except as would not have a Company Material Adverse Effect or except as set forth in Schedule 5.16(e), to the Knowledge of the Company, no Person is infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Owned Intellectual Property.

(f) Each current and former officer, employee or contractor of the Company or any of its Subsidiaries who, in the regular course of such Person’s employment or engagement with the Company or such Subsidiary, has created or contributed to the creation of, or would reasonably be expected to create or contribute to the creation of, Owned Intellectual Property has agreed or executed an assignment or similar agreement with the Company or such Subsidiary assigning to the Company or such Subsidiary all right, title, and interest in and to such Owned Intellectual Property. No Governmental Authority or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(g) Each of the Company and each of its Subsidiaries has taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, all non-public Owned Intellectual Property. To the Knowledge of the Company, no present or former officer, director, employee, agent or independent contractor of or consultant to the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of responsibilities to the Company or Subsidiary.

(h) The Company and its Subsidiaries have established and implemented, and, to the Knowledge of the Company, are operating in material compliance with, policies, programs and procedures that are commercially reasonable and include administrative, technical and physical safeguards, designed to protect the confidentiality and security of Sensitive Data in their possession, custody or control against unauthorized access, use, modification, disclosure or other misuse. The Company and its Subsidiaries maintain security controls for all material information technology systems owned by the Company or one of its Subsidiaries, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms and peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”), that are designed to protect the Computer Systems against attacks (including virus, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other person, and to otherwise maintain and protect the integrity, operation and security of such Computer Systems and all information (including Sensitive Data) stored thereon or transmitted thereby. For the past twenty-four (24) months, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that, in each case, have caused any substantial disruption of or interruption in or to the use of such Computer Systems, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, the Company has remedied in all material respects any material privacy or data security issues identified in any privacy or data security audits of its businesses (including third-party audits of the Computer Systems). The Computer Systems are sufficient in all material respects for the current operations of the Company and its Subsidiaries.

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(i) The Company and its Subsidiaries have in place policies (including a privacy policy), rules and procedures (collectively, the “Privacy Policy”) regarding the Company’s and its Subsidiaries’ collection, use, processing, disclosure, disposal, dissemination, storage and protection of customers’ personal data. To the Knowledge of the Company, the Company has materially complied with the Privacy Policy and applicable Laws regarding the collection, use, storage and transfer of personal data.

(j) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no Actions are pending or, to the Knowledge of the Company, threatened in writing against the Company or its Subsidiaries relating to the collection, use, dissemination, storage and protection of personal data.

(k) None of the Software within the Owned Intellectual Property is currently or was in the past distributed or used by the Company or any Subsidiary thereof with any open source software in a manner that requires any such Software within the Owned Intellectual Property to be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge or reverse engineered. The Company is not and has never been a member of, a contributor to, or affiliated with, any industry standards or open source organization, body, working group, project, or similar organization (a “Standards Organization”), and neither the Company, nor any Company-Owned IP, is subject to any licensing, assignment, contribution, disclosure, or other requirements or restrictions of any Standards Organization. None of the Software with the Owned Intellectual Property is currently or was in the past distributed or used by the Company or any Subsidiary thereof in a manner that requires any such Software within the Owned Intellectual Property to be dedicated to a Standard Organization or offered to members of the Standard Organization at a reduced licensing rate.

5.17 Insurance.

(a) Schedule 5.17 sets forth, as of the date hereof, a true, complete and correct list of all fidelity bonds, letters of credit, cash collateral, performance bonds and bid bonds issued to or in respect of the Company and its Subsidiaries (collectively, the “Bonds”) and all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant’s insurance, workers’ compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, Assets, employees or operations of the Company and its Subsidiaries (collectively, the “Policies”), including in each case the applicable coverage limits, deductibles (if applicable) and the policy expiration dates. All Policies and Bonds are of at least like character and amount as are carried by like businesses similarly situated.

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(b) All Policies and Bonds are in full force and effect and will not in any way be affected (including any lapse in coverage) or terminated by reason of the consummation of the Transactions. None of the Company or any of its Subsidiaries is in default under any provisions of the Policies or Bonds; there is no claim by the Company or any of its Subsidiaries or any other Person pending under any of the Policies or Bonds as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies or Bonds; and none of the Company or any of its Subsidiaries has received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies or Bonds that (i) insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks) or (ii) there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies or Bonds in effect as of the date hereof.

5.18 Litigation. As of the date hereof, there is no Proceeding pending or, to the Knowledge of the Company, threatened by or against Holdings, the Company or the Company’s Subsidiaries or any of their predecessors or against any officer, director, shareholder, employee or agent of Holdings, the Company or any of the Company’s Subsidiaries in their capacity as such or relating to their employment services or relationship with Holdings, the Company or any of the Company’s Subsidiaries or Affiliates, and neither the Company nor any of its Subsidiaries is bound by any Order. As of the date hereof, neither Holdings nor the Company has any Proceeding pending against any Governmental Authority or other Person.

5.19 Bank Accounts; Powers of Attorney. Schedule 5.19 sets forth, as of the date hereof, a true, complete and correct list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which Holdings, the Company and each of the Company’s Subsidiaries has an account or safe deposit box, including the names and identification of all Persons authorized to draw thereon or have access thereto.

5.20 Material Partners. Schedule 5.20 sets forth the ten (10) largest customers of the Company and its Subsidiaries by revenue (each a “Material Customer”) and the three (3) largest vendors (including suppliers and manufacturers) of the Company and its Subsidiaries by expense (each a “Material Supplier”, and together with the Materials Customers, the “Material Partners”), in each case for the 12-month period ended December 31, 2023. No such Material Partner has terminated or adversely changed its relationship with the Company nor has the Company received written notification that any such Material Partner intends to terminate or materially and adversely change such relationship or that such Material Partner is not solvent. There are no currently pending or, to the Knowledge of the Company, threatened disputes between the Company and any of its Material Partners that (a) could reasonably be expected to materially and adversely affect the relationship between the Company and any Material Partner or (b) could reasonably be expected to materially and adversely affect the Company. To the Knowledge of the Company, there is no basis for any Material Partner to assert a claim against the Company or any of its Subsidiaries based upon the Company entering into of this Agreement or the other Transaction Documents to which it is a party or the consummation of the Transactions.

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5.21 Labor Matters.

(a) Since January 1, 2022, the Company and each of its Subsidiaries has complied with all applicable Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, and the collection and payment of withholding or social security Taxes. Since January 1, 2022, the Company and each of its Subsidiaries has met all requirements required by Law or regulation relating to the employment of foreign citizens (if any), and neither the Company nor any of its Subsidiaries currently employs, nor has it ever employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. Since January 1, 2022, the Company and each of its Subsidiaries have complied with all applicable Laws that could require overtime to be paid to any current or former employee of the Company and its Subsidiaries, and no employee has ever brought or, to the Knowledge of the Company, threatened to bring a claim for unpaid compensation or employee benefits, including overtime amounts.

(b) Neither the Company nor any of its Subsidiaries is delinquent in material payments to any of its current or former employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or in payments owed upon any termination of the employment of any such employees.

(c) There is no unfair labor practice complaint pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other Governmental Authority.

(d) There is no labor strike, material dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries.

(e) No labor union represents any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. Since January 1, 2022, to the Knowledge of the Company, no labor union has taken any action with respect to organizing the employees of the Company or any of its Subsidiaries regarding their employment with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement or union contract.

(f) To the Knowledge of the Company, (i) no Key Employee or officer of the Company or any of its Subsidiaries is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that would materially interfere with (A) the performance by such officer or Key Employee of any of his or her duties or responsibilities as an officer or employee of the Company or any of its Subsidiaries or (B) the Company’s business or operations; and (ii) no Key Employee or officer of the Company or any of its Subsidiaries, or any group of officers of the Company, has given written notice of their interest to terminate their employment with the Company, nor does the Company have any intention to terminate the employment of any of the foregoing.

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(g) Except as set forth on Schedule 5.21(g), the employment of each of the Key Employees is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All material sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries.

(h) Since January 1, 2022, with regard to any individual who performs or performed services for the Company and who is not treated as an employee for Tax purposes by the Company and each of its Subsidiaries, to the Knowledge of the Company, (i) the Company and its Subsidiaries have complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Benefit Arrangement purposes and (ii) neither the Company nor any Subsidiary has any Liability by reason of any individual who performs or performed services for the Company or any Subsidiary, in any capacity, being improperly excluded from participating in any Benefit Arrangement. Since January 1, 2022, to the Knowledge of the Company, each of the employees of the Company and the Subsidiaries has been properly classified by the Company and the Subsidiaries as “exempt” or “non-exempt” under applicable Law except as would not be material and adverse to the Company.

(i) Since January 1, 2022 neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any director, officer or employee.

5.22 Employee Benefits.

(a) Schedule 5.22(a) sets forth an accurate and complete list of all “Benefit Arrangements”. For purposes of this Agreement, “Benefit Arrangements” means all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), whether or not subject to ERISA, and any other bonus, profit sharing, compensation, pension, severance, savings, deferred compensation, fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, stock purchase, restricted stock, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, non-competition, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any of its Subsidiaries on behalf of any employee, officer, director, consultant or other service provider of the Company or any Subsidiary or under which the Company or any of its subsidiaries which has any material Liability.

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(b) With respect to each Benefit Arrangement, the Company has provided to Parent a true and complete copy, to the extent applicable, of (i) each writing constituting a part of such Benefit Arrangement and all amendments thereto, (ii) the most recent annual report and accompanying schedule, (iii) the current summary plan description and any material modifications thereto, (iv) the most recent annual financial and actuarial reports, (v) the most recent determination or opinion letter received by the Company or any Subsidiary from the IRS (if applicable) regarding the tax-qualified status of such Benefit Arrangement and (vi) the most recent written results of all required compliance testing.

(c) With respect to each Benefit Arrangement, (i) it has been established, maintained and administered in all material respects in accordance with its express terms and with the requirements of applicable Law; (ii) there are no pending or threatened actions, claims or lawsuits against or relating to the Benefit Arrangement or, to the Knowledge of the Company, against any fiduciary of the Benefit Arrangement with respect to the operation of such arrangements (other than routine benefits claims); (iii) each Benefit Arrangement intended to be qualified under Section 401(a) of the Code has received a favorable determination, or may rely upon a favorable opinion letter, from the Internal Revenue Service that it is so qualified and, to the Knowledge of the Company, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Benefit Arrangement; (iv) no such Benefit Arrangement is under audit or investigation by any Governmental Authority or regulatory authority; (v) all payments required to be made by the Company or any of its subsidiaries under any Benefit Arrangement, any contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) since January 1, 2022 have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Benefit Arrangement, applicable Law and IFRS, in each case, in all material respects; and (vi) to the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to subject the Company to any assessable payment under Section 4980H of the Code with respect to any period prior to the Closing Date; to the extent any of which is applicable.

(d) Except as specified in Schedule 5.22(d), neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is or will be a party nor the consummation of the Transactions will (either alone or in combination with another event) (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, consultant or other service provider of the Company and its Subsidiaries; (ii) limit or restrict the right of the Company or any Subsidiary to merge, amend or terminate any Benefit Arrangement; or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Benefit Arrangement.

(e) Neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is or will be a party nor the consummation of the Transactions will (either alone or in combination with another event) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) on account of the Transactions. No person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company or any of its Subsidiaries as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

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5.23 Environmental and Safety. Since inception, the Company and its Subsidiaries have complied and are in compliance with all, and have not received any written notice alleging or otherwise relating to any violation of any, Environmental and Safety Requirements, and there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any failure to so comply. Since inception, neither the Company nor any of its Subsidiaries has received any written notice or report with respect to it or its facilities regarding any (a) actual or alleged violation of Environmental and Safety Requirements, or (b) actual or potential Liability arising under Environmental and Safety Requirements, including any investigatory, remedial or corrective obligation.

5.24 Related Party Transactions.

(a) Schedule 5.24 sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into since January 1, 2022, between the Company or any of its Subsidiaries, on the one hand, and any current or former Affiliate of the Company or any of its Subsidiaries on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed during the period beginning January 1, 2022 by any current or former Affiliate to Holdings, the Company or any of its Subsidiaries.

(b) None of the Holdings Shareholders nor any of their Affiliates own or have any rights in or to any of the material Assets, properties or rights used by Holdings, the Company or any of its Subsidiaries.

5.25 Material Contracts.

(a) Schedule 5.25 sets forth a true, complete and correct list, as of the date hereof, of each of the following Contracts (other than Benefit Arrangements) to which the Company or any of its Subsidiaries is a party (each such Contract of the type required to be set forth thereon, whether or not actually set forth thereof, a “Material Contract”):

(i) Contracts that require annual payments or expenses by, or annual payments or income to, the Company of One Hundred Fifty Thousand Dollars ($150,000) or more individually (other than standard purchase and sale orders entered into in the Ordinary Course);

(ii) Sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of Twenty Thousand Dollars ($20,000) individually on an annual basis;

(iii) Collective bargaining agreement or other Contract with any labor organization, union or association or Contract with a professional employer organization, or other Contract providing for co-employment of employees of the Company or any of its Subsidiaries, or Contract with a professional employer organization or co-employer organization or other Contract provision for co-employment of employees of the Company or its Subsidiaries;

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(iv) Contracts that provide for a payment or benefit, accelerated vesting, upon the execution of this Agreement, the other Transaction Documents to which the Company is a party or the Closing in connection with any of the Transactions;

(v) Contract relating to Indebtedness, including the mortgaging, pledging or otherwise placing a Lien (other than Permitted Liens) on any Asset or group of Assets of the Company or any of its Subsidiaries and issuance of any Indebtedness by the Company or its Subsidiaries in excess of One Hundred Fifty Thousand Dollars ($150,000) individually;

(vi) Real Property Leases and Contracts under which the Company or any of its Subsidiaries is the lessee of or the holder or operator of any material personal property owned by any other Person;

(vii) Contracts under which the Company or any of its Subsidiaries is the lessor of or permits any third Person to hold or operate any Owned Real Property, Leased Real Property or material personal property owned or controlled by the Company or any of its Subsidiaries;

(viii) Contracts (i) under which the Company or any of its Subsidiaries is currently: (A) licensing or otherwise providing the right to use to any third party of any Owned Intellectual Property or (B) licensing or otherwise receiving the right to use from any third party any material Intellectual Property, with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by the Company, with a dollar value individually not in excess of Twenty Thousand Dollars ($20,000) individually, (2) any Contract related to open source software and (3) any Contract under which the Company licenses any of its Intellectual Property in the Ordinary Course; and (ii) under which the Company or any of its Subsidiaries has entered into an agreement not to assert or sue with respect to any Intellectual Property;

(ix) Contracts with respect to Affiliate Transactions;

(x) Contracts involving any Governmental Authority other than Contracts for the sale of the Company’s products in the Ordinary Course;

(xi) Contracts relating to secrecy, confidentiality and nondisclosure agreements substantially limiting the freedom of the Company to compete in any line of business or with any Person or in any geographic area;

(xii) Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other material Intellectual Property Rights of the Company;

(xiii) Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

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(xiv) Contracts relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the Organizational Documents of the Company);

(xv) Contracts that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents;

(xvi) Contracts relating to material property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest; and

(xvii) Contracts related to joint ventures, partnerships, relationships for joint marketing (other than co-marketed items) or joint development with another Person.

(b) Each Material Contract (i) is valid, binding and enforceable against the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, against each other party thereto, in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity, and (ii) is in full force and effect on the date hereof. The Company or its Subsidiary, as the case may be, has performed all obligations, including the timely making of all payments, required to be performed by it under, and is not in default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Knowledge of the Company, each other party to each Material Contract has performed all its obligations, including the timely making of any payments, required to be performed by it under, and is not in default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. There has been made available to Parent a true, complete and correct copy of each of the Material Contracts listed on Schedule 5.25(b).

5.26 SEC Matters. The information relating to Holdings, the Company and the Company’s Subsidiaries supplied by the Company for inclusion in the Proxy Statement will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Shareholders or at the time of Parent Shareholders’ Meeting contain any statement which, at such time and in light of the circumstances under which they were made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

5.27 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company.

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5.28 Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE V, none of Holdings, the Company, the Company’s Subsidiaries or any other Person makes any express or implied representation or warranty, either written or oral, with respect to Holdings, the Company or the Company’s Subsidiaries, and Holdings, the Company and the Company’s Subsidiaries expressly disclaim any other representations or warranties, whether made by Holdings, the Company, any Subsidiary of the Company or any other Person (including their respective Affiliates, officers, directors, managers, employees, agents, representatives or advisors).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT, PURCHASER AND MERGER SUB

Except as disclosed in Parent SEC Documents, filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), Parent, Purchaser and Merger Sub, jointly and severally, represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

6.1 Organization, Qualification and Standing. Each of Parent, Purchaser and Merger Sub is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent, Purchaser and Merger Sub is qualified to do business and in good standing in every jurisdiction in which its operations require it to be so qualified. The Organizational Documents of each of Parent, Purchaser and Merger Sub are in full force and effect. Neither Parent, Purchaser nor Merger Sub is in violation of its Organizational Documents.

6.2 Authority; Enforceability.

(a) Each of Parent, Purchaser and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent, Purchaser and Merger Sub of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by Parent, Purchaser and Merger Sub of the Transactions have been duly authorized and approved by their respective boards of directors and, subject to obtaining the Parent Required Vote, the approval of the shareholders of Purchaser and the approval of the shareholders of Merger Sub, no other corporate action on the part of Parent, Purchaser or Merger Sub is necessary to authorize the execution, delivery and performance by Parent, Purchaser or Merger Sub of this Agreement, the other Transaction Documents to which either is a party, and the consummation by them of the Transactions.

(b) This Agreement and the other Transaction Documents to which it is or will be a party have been duly executed and delivered by Parent, Purchaser or Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent, Purchaser or Merger Sub, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar Law affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

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6.3 Non-Contravention. None of the execution and delivery of this Agreement or the other Transaction Documents to which it is or will be a party by Parent, Purchaser or Merger Sub, the consummation by Parent, Purchaser or Merger Sub of the Transactions, or compliance by Parent, Purchaser or Merger Sub with any of the terms or provisions hereof, will (a) conflict with or violate any provision of the Organizational Documents of Parent, Purchaser or Merger Sub or (b) assuming that the authorizations, consents and approvals referred to in Section 6.7 are obtained and the filings referred to in Section 6.7 are made, (i) violate any Law applicable to Parent, Purchaser or Merger Sub or any of their respective properties or assets, (ii) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent, Purchaser or Merger Sub under, any of the terms, conditions or provisions of any Contract to which Parent, Purchaser or Merger Sub is a party or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii), for such violations, conflicts, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent, Purchaser or Merger Sub to consummate the Transactions.

6.4 Brokers and Other Advisors. Except for the deferred underwriting commissions in the amount of Four Million Twenty-Five Thousand Dollars ($4,025,000), payable to E.F. Hutton, as described in Parent SEC Documents (the “Business Combination Fees”), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or its Affiliates who might be entitled to any fee or commission from Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

6.5 Capitalization.

(a) The authorized share capital of Parent consists of 479,000,000 Class A Parent Ordinary Shares and 20,000,000 Class B Parent Ordinary Shares, of which 5,196,457 Class A Parent Ordinary Shares and 2,875,000 Class B Parent Ordinary Shares are issued and outstanding as of the date hereof and 1,000,000 Parent Preferred Shares, of which none are issued and outstanding as of the date hereof. The holder of the 2,875,000 Class B Parent Ordinary Shares which are issued and outstanding as of the date hereof will elect to convert each Class B Parent Ordinary Share into a Class A Parent Ordinary Share on a one-for-one basis immediately prior to the Reincorporation Merger Effective Time in accordance with Section 2.6(a). 12,032,500 Class A Parent Ordinary Shares are reserved for issuance upon the exercise of Parent Warrants. All outstanding Parent Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Act, Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Ordinary Shares or any capital equity of Parent. Other than as set forth in Parent SEC Documents and the promissory notes that have been issued by Parent to Sponsor for extension fee and working capital purposes that are set forth on Schedule 6.5 (if such right of repayment in units is being exercised by Sponsor), there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the share capital of Parent or obligating Parent to issue or sell any shares of, or any other interest in, Parent. Parent does not have outstanding or authorized any share appreciation, phantom shares, profit participation or similar rights. Except as set forth in Parent SEC Documents, there are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of Parent Ordinary Shares. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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(b) The authorized share capital of Purchaser consists of 479,000,000 Purchaser Class A Ordinary Shares, 20,000,000 Purchaser Class B Ordinary Shares and 1,000,000 Purchaser Preferred Shares, par value $0.0001 per share, of which one (1) Purchaser Class A Ordinary Share is issued and outstanding as of the date hereof.

(c) Merger Sub is authorized to issue 50,000 Merger Sub Ordinary Shares, par value $1.00 per share, of which one (1) Merger Sub Ordinary Share is issued and outstanding as of the date hereof.

(d) Other than Purchaser and Merger Sub, Parent does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person.

6.6 Issuance of Shares. The Merger Consideration, when issued in accordance with this Agreement and the Second Amended and Restated Memorandum and Articles of Association of Purchaser Surviving Corporation and upon the entry of the Purchaser Surviving Corporation Ordinary Shares as fully paid on the register of members of the Purchaser Surviving Corporation, will be duly authorized and validly issued, fully paid and non-assessable.

6.7 Consents; Required Approvals. Assuming the truth and accuracy of the Company’s representations and warranties contained in Section 5.3, no notices to, filings with, or authorizations, consents or approvals of any Governmental Authority are necessary for the execution, delivery or performance of this Agreement, the other Transaction Documents to which either is a party or the consummation by Parent, Purchaser, or Merger Sub of the Transactions.

6.8 Trust Account.

(a) As of August 22, 2024, Parent has approximately Fifty-Four Million Two Hundred Eighty-Two Thousand Five Hundred Twenty-Four Dollars ($54,282,524) in the trust account established by Parent for the benefit of Parent Public Shareholders (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940) and held in trust by Continental pursuant to the Investment Management Trust Agreement, dated as of February 8, 2022, between Parent and Continental, as amended from time to time as disclosed in the Parent SEC Documents (as so amended, the “Trust Agreement”).

(b) The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms. Parent has complied in all respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, by Continental.

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(c) There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person to any portion of the proceeds in the Trust Account (other than the payment of the Business Combination Fees payable to E.F. Hutton as described in Parent SEC Documents and amounts payable to Parent Public Shareholders who elect to redeem their Class A Parent Ordinary Shares pursuant to Parent’s Organizational Documents). Prior to the Closing, none of the funds held in the Trust Account may be released except (i) to pay income and other Tax obligations from any interest income earned in the Trust Account or (ii) to redeem Class A Parent Ordinary Shares in accordance with the provisions of Parent’s Organizational Documents.

(d) There are no claims or proceedings pending or, to the knowledge of Parent, threatened with respect to the Trust Account. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations which are relevant hereunder, neither Parent, Purchaser nor Merger Sub have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Parent and Merger Sub on the Closing Date.

6.9 Employees.

(a) Other than any officers as described in Parent SEC Documents and consultants and advisors in the Ordinary Course, Parent and Merger Sub have never employed any employees or retained any contractors.

(b) Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, neither Parent nor Merger Sub has any unsatisfied material Liability with respect to any officer or director.

(c) Parent, Purchaser and Merger Sub have never, and do not currently, maintain, sponsor, or contribute to or have any Liability pursuant to any plan, program or arrangement that would fall under the definition of “Benefit Arrangement” determined as if such definition referenced Parent instead of the Company.

6.10 Tax Matters. For purposes of this Section 6.10, any reference to “Parent” shall also include Purchaser and Merger Sub.

(a) Parent has filed all Tax Returns, if required by applicable Law to be filed by Parent, all Taxes (whether or not shown on any Tax Returns) due and owing by Parent have been paid other than Taxes being contested in good faith and for which adequate reserves have been established, and all such Tax Returns were true, complete and correct in all respects.

(b) There is no Proceeding, audit or claim now in progress or, to the Parent’s Knowledge, threatened against Parent in respect of any Tax, nor has any Proceeding for additional Tax been asserted in writing by any Tax authority that has not been resolved or settled in full.

(c) No written claim has been made by any Tax authority in a jurisdiction where Parent has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

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(d) Parent is not a party to any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar agreement (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes).

(e) Parent has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f) There is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns (other than extensions requested in the Ordinary Course), and there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of Parent that will remain outstanding as of the Closing Date.

(g) Parent has not distributed the stock of another Person, or had its shares distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h) There are no Liens for Taxes upon any Assets of Parent other than Permitted Liens.

(i) Parent has not been a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise, or any similar agreement with any Tax authority in respect of which Parent could have any Tax Liability after the Closing. Parent does not have any request for a ruling in respect of Taxes pending between Parent and any Tax authority.

(j) Parent (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or other comparable group for state, local or foreign Tax purposes and (ii) has no Liability for the Taxes of any Person (other than Parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes), or otherwise by Law.

(k) Parent has not participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b).

(l) Parent will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of (i) any use of an improper or change in method of accounting for any Tax period that occurred on or before Closing, (ii) any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed on or before Closing, (iii) any installment sale or open transaction disposition made on or before the Closing, (iv) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law), (v) prepaid amount received or deferred revenue accrued on or before the Closing outside the Ordinary Course, (vi) an election under Section 108(i) of the Code made on or before the Closing, (vii) the Parent being treated as a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) and having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued on or before the Closing, (viii) “global intangible low-taxed income” of the Parent within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing or (ix) election made pursuant to Section 965(h) of the Code.

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(m) The unpaid Taxes of the Parent for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the financial statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Parent in filing Tax Returns.

(n) Parent is not aware of the existence of any fact, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Reincorporation Merger from qualifying for the Reincorporation Intended Tax Treatment.

6.11 Listing. Parent Units, Class A Parent Ordinary Shares and Parent Warrants are listed on Nasdaq, with trading tickers EVGRU, EVGR AND EVGRW, respectively. Except as described in the Non-Compliance Letter, there is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to prohibit, suspend or terminate the listing of Parent Units, Class A Parent Ordinary Shares and Parent Warrants on Nasdaq.

6.12 Reporting Company. Parent is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Class A Parent Ordinary Shares, Parent Units and Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act. Except as described in the Non-Compliance Letter, there is no Proceeding pending or, to Parent’s Knowledge, threatened in writing against Parent by the SEC or any securities exchange with respect to the deregistration of the Class A Parent Ordinary Shares or Parent Warrants under the Exchange Act. Parent has taken no action in an attempt to terminate the registration of Class A Parent Ordinary Shares, Parent Units or Parent Warrants under the Exchange Act.

6.13 Undisclosed Liabilities. Parent has no Liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to Parent Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except (a) Liabilities provided for or otherwise disclosed in the balance sheet included in the most recent Parent Financial Statements or in the notes to the most recent Parent Financial Statements, (b) Liabilities arising in the ordinary course of Parent’s business since the date of the most recent Parent Financial Statement including all promissory notes issued by Parent to Sponsor and (c) Liabilities incurred in the connection with the Transactions, none of which, individually or in the aggregate, would have a Parent Material Adverse Effect.

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6.14 Parent SEC Documents and Parent Financial Statements.

(a) Since Parent’s formation, Parent has timely filed all forms, reports, schedules, statements and other documents, including all exhibits thereto, required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (the “Parent SEC Documents”); and Parent will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has furnished to the Company true and correct copies of all documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as applicable. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed with the SEC (or, if any information contained in any Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 6.14, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. Each director and executive officer of Parent has timely filed with the SEC all documents required to be filed with respect to Parent by Section 16(a) of the Exchange Act.

(b) Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in any Parent SEC Document are Additional Parent SEC Document is or, when filed, will be in conformity with GAAP (applied on a consistent basis), Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated, and each is or, when filed, will be complete and each fairly presents or, when filed, will fairly present, in all material respects, the financial position, results of operations and cash flows of Parent as at the respective dates thereof and for the respective periods indicated therein.

(c) Parent has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to any Parent SEC Document (the “Parent Certifications”). Each of the Parent Certifications is true and correct.

(d) Parent maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, which controls and procedures are reasonably designed to ensure that all material information concerning Parent and other material information required to be disclosed by Parent in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of Parent’s SEC filings and other public disclosure documents. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

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(e) Parent maintains a standard system of accounting established and administered in accordance with GAAP. Parent has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has delivered to the Company, to the extent applicable, a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Parent to Parent’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Parent to record, process, summarize and report financial data.

(f) Parent has no off-balance sheet arrangements. No financial statements other than those of Parent are required by GAAP to be included in the consolidated financial statements of Parent.

(g) Neither Parent nor, to the Knowledge of Parent, any manager, director, officer, employee, auditor, accountant or representative of Parent has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices or fraud. No attorney representing Parent, whether or not employed by Parent, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to Parent’s board of directors (or any committee thereof) or to any director or officer of Parent. Since Parent’s inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or Parent’s board of directors or any committee thereof.

(h) Except as described in the Non-Compliance Letter, Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq and all rules and regulations promulgated by the United States Securities and Exchange Commission that are applicable to Parent, Purchaser and Merger Sub.

(i) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent and Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(j) Except as and to the extent set forth in Parent SEC Documents, Parent does not have any Liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for Liabilities and obligations arising in the Ordinary Course of Parent’s and Merger Sub’s business.

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(k) As of the date hereof, there are no outstanding comments from the SEC with respect to Parent SEC Documents. To the Knowledge of Parent, none of the Parent SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(l) Except with respect to information about the Company and its Subsidiaries supplied by the Company for inclusion in the Proxy Statement, the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Company Shareholders or at the time of Company Shareholder Meeting, contain any statement which, at such time and in light of the circumstances under which they were made, are false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

6.15 Business Activities. Since its formation, Parent has not conducted any business activities other than activities directed toward completing a business combination (as defined in Parent’s Organizational Documents). Each of Purchaser and Merger Sub was formed solely for the purpose of engaging in the Transactions, and neither Purchaser nor Merger Sub has engaged in any business activities or conducted any operations or incurred any obligation or Liability, other than as contemplated by this Agreement. Except as set forth in Parent’s Organizational Documents, there is no agreement, commitment or Order binding on Parent or to which Parent is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted or as contemplated to be conducted as of the Closing. Other than Purchaser and Merger Sub, Parent does not directly or indirectly own any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

6.16 Parent Contracts. Except as disclosed in Parent SEC Documents, as of the date hereof, Parent is not party to any Contract (other than engagement agreements and nondisclosure agreements containing customary terms that were entered into in the Ordinary Course).

6.17 Litigation. Except as described in the Non-Compliance Letter, there is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent, Purchaser or Merger Sub or any of their respective properties or rights; and none of Parent, Purchaser nor Merger Sub is subject to any outstanding Order. As of the date hereof, there are no Proceedings (at Law or in equity) or investigations pending or, to the Knowledge of Parent, threatened that seek or would reasonably be expected to prevent, hinder, modify, delay or challenge the Transactions.

6.18 Independent Investigation. Parent acknowledges that it has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and that the Company has provided Parent with adequate access to the personnel, properties, premises and books and records of the Company for this purpose.

6.19 Information Supplied. None of the information supplied or to be supplied by Parent expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent Shareholders with respect to the solicitation of proxies to approve the Transactions will, at the date of filing or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or that is included in Parent SEC Documents).

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6.20 Investment Company. As of the date of this Agreement, Parent is not, and, upon the Closing Parent will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940.

6.21 Lockup. All existing lock up agreements between Parent and any of its shareholders or holders of any other securities of Parent entered into in connection with the IPO provide for a lock up period that is in full force and effect.

6.22 Insider Letter Agreements. The letter agreements, all dated in 2022, between Sponsor and each of the Insiders, respectively, pursuant to which (a) the managing member of Sponsor will retain voting and dispositive power over all Class B Parent Ordinary Shares until such time as specified in the letter agreements and (b) the managing member has agreed to vote the Class B Parent Ordinary Shares in favor of any proposed business combination (the “Insider Letter Agreements”) are in full force and effect as of the date hereof, it being understood that the Parent, Sponsor and Shareholder Support Agreement supplements or supersedes the Insider Letter Agreements as provided therein

6.23 Board and Shareholder Approval.

(a) Parent’s board of directors (including any required committee or subgroup of such board but excluding any interested directors) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Reincorporation Merger, the Merger and the other Transactions, (ii) determined that the Reincorporation Merger, the Merger and the other Transactions are in the best interests of the shareholders of Parent, (iii) determined that the Transactions constitute a “business combination” as such term is defined in Parent’s Organizational Documents and (iv) resolved to recommend that the shareholders of Parent approve each of the matters requiring Parent Required Vote and directed that this Agreement, the Reincorporation Merger and the Merger be submitted for consideration by the shareholders of Parent.

(b) The affirmative vote of a majority of at least two-thirds (2/3) of the holders of the Parent Ordinary Shares as, being entitled to do so, vote in person or by proxy at the Parent Shareholders’ Meeting is required to approve the Reincorporation Merger and the entry into the CRPM, the affirmative vote of the holders of a majority of Parent Ordinary Shares entitled to vote thereon and present in person or by proxy at the Parent Shareholders’ Meeting is required to approve the entry into this Agreement and the consummation of the Transactions (the “Parent Required Vote”).

6.24 No Foreign Person. Neither Parent nor Merger Sub is a “foreign person” within the meaning of the Defense Production Act of 1950.

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6.25 Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE VI, none of Parent, Parent’s Affiliates or any other Person makes any express or implied representation or warranty with respect to Parent, and Parent expressly disclaims any other representations or warranties, whether made by Parent or any other Person (including its Affiliates, officers, directors, employees, agents, representatives or advisors).

ARTICLE VII

COVENANTS AND AGREEMENTS OF THE COMPANY

7.1 Conduct of Business of the Company.

(a) Except as contemplated by this Agreement, as set forth on Schedule 7.1(a) or as required by applicable Law, from the date of this Agreement until the earlier of the Effective Time or valid termination of this Agreement pursuant to ARTICLE XII, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed and may be given as set forth below), Holdings, the Company and each of the Company’s Subsidiaries shall use commercially reasonable efforts to conduct its business in the Ordinary Course, preserve its goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with customers and vendors; and none of Holdings, the Company or any Company Subsidiary shall:

(i) Amend its Organizational Documents;

(ii) Adopt a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization or otherwise merge or consolidate with or into any other Person;

(iii) (A) Issue, sell, pledge or grant, or authorize the issuance, sale, pledge or grant of, any equity interests of Holdings, the Company or any of the Company’s Subsidiaries, or any convertible securities or other commitments or instruments pursuant to which Holdings, the Company or any of the Company’s Subsidiaries may become obligated to issue or sell any of its shares of capital stock or other securities, or the holders may have the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Holdings, the Company or the Company’s Subsidiaries may vote, other than the issuance of Holdings Ordinary Shares, upon the exercise, exchange or conversion of convertible securities or other commitments or instruments; (B) split, combine, subdivide or reclassify any of its shares of capital stock, (C) declare, set aside or pay any dividend or other distribution with respect to shares of its capital stock other than dividends from a Subsidiary of the Company, or (D) redeem, purchase or otherwise acquire any of its shares of capital stock, other than redemptions, repurchases or acquisitions from former employees, non-employee directors and consultants;

(iv) (A) Make, cancel or compromise any loans, advances, guarantees or capital contributions to any Person other than to a Subsidiary of the Company or for amounts not in excess of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate or (B) incur, assume, accelerate or guarantee any Indebtedness other than Indebtedness not in excess of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate;

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(v) Make or commit to make any capital expenditures except (A) as contemplated by the Company’s current budget, (B) in the Ordinary Course, (C) for amounts not in excess of Three Hundred Thousand Dollars ($300,000) in the aggregate or (D) that are required for the generation of revenue;

(vi) Acquire, transfer, mortgage, assign, sell, lease, create a Lien (other than Permitted Liens) upon or otherwise dispose of or pledge any Asset of the Company or any of its Subsidiaries other than (A) in the Ordinary Course, (B) any tangible Assets at the end of their useful lives or that have become redundant, (C) pursuant to Contracts in effect as of the date hereof, or (D) valued in the aggregate at not more than One Hundred Fifty Thousand Dollars ($150,000);

(vii) Commence any Proceeding or release, assign, compromise, settle, waive or abandon any pending or threatened Proceeding, other than any such Proceeding that would not reasonably be expected to result in damages or otherwise have a value, individually, in excess of Thirty Thousand Dollars ($30,000);

(viii) Except as required by applicable Law, under the terms of any Benefit Arrangement disclosed in Schedule 5.22(a) or in the Ordinary Course (A) grant or announce any increase in salaries, bonuses, severance, termination, retention or change-in-control pay or other compensation and benefits payable or to become payable by the Company or any of its Subsidiaries to any current or former employee in excess of Three Hundred Thousand Dollars ($300,000) in the aggregate or (B) adopt, establish or enter into any plan, policy or arrangement that would constitute a Benefit Arrangement if it were in existence on the date hereof, other than in the case of the renewal of group health or welfare plans;

(ix) Enter into, amend, terminate or extend any collective bargaining agreement or any other agreement with a labor or trade union, employee association or works council;

(x) Change its fiscal year or any material method of accounting or material accounting practice, except for any such change required by IFRS;

(xi) Terminate (other than expiration in accordance with its terms) or amend any material term of any Material Contract;

(xii) Assign, transfer, abandon, modify, waive, terminate, fail to renew, let lapse or otherwise fail to maintain or otherwise change any material Permit, except in the Ordinary Course;

(xiii) Make, revoke or change any Tax election, adopt or change any Tax accounting method or period, file an amended Tax Return, enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement or settlement related to Taxes, settle any material Tax claim or assessment, or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

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(xiv) Grant, modify, abandon, dispose of or terminate any rights relating to any Intellectual Property of Holdings, the Company or the Company’s Subsidiaries, other than in the Ordinary Course, or otherwise permit any of its rights relating to any Intellectual Property to lapse (other than in the Ordinary Course or registrations for trademarks that are no longer in use by, are not planned to be used in the future by and are no longer being maintained by Company and its Subsidiaries);

(xv) Take any action, or knowingly fail to take any action that would reasonably be expected to prevent or impede the Reincorporation Intended Tax Treatment; or

(xvi) Agree or commit to do, or resolve, authorize or approve any action to do, any of the foregoing, or take any action or omission that would result in any of the foregoing;

provided, however, that nothing in the Section 7.1(a) shall require Holdings or the Company to do or not do anything that would be reasonably expected to violate applicable antitrust, competition Law or any Law.

(b) The Company shall be permitted to request consent from Parent in writing (including by electronic mail) by delivering written notice (including by electronic mail) to Parent in accordance with Section 13.9. For purposes of this Section 7.1, Parent shall respond (including by return email) to such request as promptly as practicable, and if Parent does not respond (including by return email) to any request within three Business Days after the Company delivers such written request for consent to Parent (including at the email addresses set forth in Section 13.9), Parent shall be deemed to have provided its prior written consent to the taking of such action.

7.2 Access to Information. Subject to confidentiality obligations that may be applicable to information furnished to the Company by third parties from time to time and applicable attorney-client privilege and, in all cases, solely to the extent permitted by applicable Law, from and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide to Parent and its authorized Representatives reasonable access (which access will be under the supervision of the Company’s personnel) to the personnel, books, records, properties, financial statements, internal and external audit reports, regulatory reports, Contracts, Permits, commitments and any other reasonably requested documents and other information of the Company and its Subsidiaries during normal business hours (in a manner so as to not interfere with the normal business operations of the Company or any of its Subsidiaries) and use commercially reasonable efforts to cause the employees, legal counsel, accountants and representatives of the Company to reasonably cooperate with Parent in its investigation of the Company; provided that no investigation pursuant to this Section 7.2 shall affect any representation or warranty given by the Company. All of such information shall be treated as confidential information pursuant to the terms of the Non-Disclosure Agreement. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, without the prior written consent of the Company, make inquiries of Persons having business relationships with the Company (including suppliers, customers and vendors) regarding the Company or such business relationships. From and after the Closing, the Non-Disclosure Agreement shall terminate and be of no force and effect with respect to any information relating to the Company and its Subsidiaries, unless terminated earlier by either party thereto in accordance with the terms thereof.

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7.3 Additional Financial Information.

(a) No later than October 31, 2024 or such other date that may be mutually agreed between the parties, Holdings or the Company shall deliver to Parent the Interim Financial Statements. If Holdings or the Company does not deliver the Interim Financial Statements on or before November 30, 2024, or such other agreed date, Parent shall have the right to terminate this Agreement in accordance with ARTICLE XI.

(b) Subsequent to the delivery of the Interim Financial Statements pursuant to Section 7.3(a), Holdings or the Company shall deliver to Parent copies of Holdings’, the Company’s and its Subsidiaries’ consolidated interim financial information for each half yearly period thereafter no later than thirty (30) calendar days following the end of each such half yearly period (the “Required Financial Statements”).

(c) All of the financial statements to be delivered pursuant to this Section 7.3, shall be prepared under IFRS in accordance with requirements of the PCAOB for public companies. The Interim Financial Statements and the Required Financial Statements shall fairly present the financial position and results of operations of Holdings, the Company and its Subsidiaries as of the date or for the periods indicated, in accordance with IFRS, except as otherwise indicated in such statements and subject to year-end audit adjustments. Holdings or the Company will promptly provide additional Holdings and Company financial information reasonably requested by Parent for inclusion in the Proxy Statement and any other filings to be made by Parent with the SEC.

7.4 Lock-Up.

(a) Prior to the Closing, Holdings shall cause its Majority Shareholder to enter into an agreement with Parent, substantially the form attached hereto as Exhibit C (the “Lock-Up Agreement”), to be effective as of the Closing, pursuant to which the Majority Shareholder’s Pro Rata Share of the Merger Consideration shall be subject to a lock-up on the terms and conditions set forth therein.

7.5 Notice of Changes. The Company shall give prompt written notice to Parent of (a) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 11.2(a) would not be satisfied, (b) any breach of any covenant or agreement of the Company contained in this Agreement such that the condition set forth in Section 11.2(b) would not be satisfied, (c) any event, circumstance or development that would reasonably be expected to have a Company Material Adverse Effect and (d) any Proceeding initiated by or against Holdings, the Company or any of the Company’s Subsidiaries or any of their predecessors or against any officer or director of Holdings, the Company or any of the Company’s Subsidiaries in their capacity as such in an amount in controversy equal to or greater than Twenty Thousand Dollars ($20,000) individually as set out in the filings related to such Proceeding; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement and (ii) no such notification shall be deemed to amend or supplement the Disclosure Schedules or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

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ARTICLE VIII

COVENANTS OF PARENT, PURCHASER AND MERGER SUB

8.1 Listing. Parent shall use its commercially reasonable efforts (a)(i) to maintain its existing listing on Nasdaq until the Closing Date, or, in the event Parent is delisted from Nasdaq, to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause the Class A Parent Ordinary Shares and the Parent Warrants to be listed on OTC and to maintain such listing, and (ii) to obtain approval of the listing of Purchaser Surviving Corporation and the listing of Purchaser Surviving Corporation Ordinary Shares and Purchaser Surviving Corporation Warrants on Nasdaq; (b) without derogating from the generality of the requirements of clause (a) and to the extent required by the rules and regulations of Nasdaq, to (i) prepare and submit to Nasdaq a notification form for the listing of Purchaser Surviving Corporation Ordinary Shares to be issued in the Merger and (ii) to cause such shares to be approved for listing (subject to notice of issuance) on Nasdaq (unless otherwise determined); and (c) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial listing application for Purchaser Surviving Corporation Ordinary Shares on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Effective Time. The Company will cooperate with Parent as reasonably requested by Parent with respect to the Nasdaq Listing Application and promptly furnish to Parent all information concerning Holdings and its shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 8.1.

8.2 Trust Account. Parent has established the Trust Account from the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO for the benefit of Parent Public Shareholders and certain parties (including the underwriters of the IPO). Prior to the Closing, Parent shall disburse monies from the Trust Account only (a) to pay income and other Tax obligations from any interest income earned in the Trust Account or (b) to redeem Class A Parent Ordinary Shares in accordance with the provisions of Parent’s Organizational Documents. The Trust Agreement will not be amended or modified prior to the Effective Time unless deemed necessary.

8.3 Parent Public Filings. From the date hereof through the Closing, Parent will use commercially reasonable efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

8.4 Section 16 Matters. Prior to the Closing, the board of directors of Parent, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Merger Consideration pursuant to this Agreement and the other agreements contemplated hereby by any Person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Purchaser following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

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8.5 Notice of Changes. Parent shall give prompt written notice to the Company of (a) any representation or warranty made by Parent, Purchaser or Merger Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 11.3(a) would not be satisfied, (b) any breach of any covenant or agreement of Parent, Purchaser or Merger Sub contained in this Agreement such that the condition set forth in Section 11.3(b) would not be satisfied, (c) any event, circumstance or development that would reasonably be expected to have a Parent Material Adverse Effect and (d) any Proceeding initiated by or against Parent or its Subsidiaries or any of their predecessors or against any officer or director of Parent or any of its Subsidiaries in their capacity; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement and (ii) no such notification shall be deemed to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

8.6 D&O Insurance; Indemnification of Officers and Directors.

(a) From and after the Closing Date through the sixth (6th) anniversary of the Closing Date, Purchaser shall cause (i) its Organizational Documents to contain provisions no less favorable to the current or former directors, managers, officers or employees of the Company or Parent (collectively, “D&O Indemnitees”) with respect to limitation of certain liabilities, advancement of expenses and indemnification than are set forth as of the date of this Agreement in the Organizational Documents of the Company or Parent, as applicable, which provisions in each case shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the D&O Indemnitees with respect to any acts or omissions occurring at or prior to the Closing, except as required by Law.

(b) Prior to the Closing Date, Parent shall purchase, at the expense of Purchaser Surviving Corporation, a directors’ and officers’ liability tail insurance policy on terms and conditions reasonably satisfactory to Parent for all of the officers and directors of Parent as of immediately prior to the Merger, with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) The provisions of this Section 8.6 are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnitee for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) On the Closing Date, Purchaser shall enter into customary indemnification agreements reasonably satisfactory to each of Holdings and Purchaser with the post-Closing directors and officers of Purchaser, which indemnification agreements shall continue to be effective following the Closing.

8.7 Adoption of Equity Incentive Plan. Prior to the Closing Date or at such later time as the Parties agree, Parent shall approve and adopt an Equity Incentive Plan (the “Equity Incentive Plan”) with share reserves to be included in the plan as are mutually agreed to by the Parties.

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ARTICLE IX

TAX COVENANTS

9.1 Tax Matters.

(a) Parent and Purchaser shall use their reasonable best efforts to cause the Reincorporation Merger to qualify for the Reincorporation Intended Tax Treatment, and none of Parent, Purchaser, the Company or their respective Affiliates has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Reincorporation Merger from qualifying for such intended Tax treatment.

(b) Each of Parent, Purchaser, the Company, and their respective Affiliates shall file all Tax Returns consistent with the Reincorporation Intended Tax Treatment (including attaching the statement described in Treasury Regulations Section 1.368-(a) on or with its Tax Return for the taxable year of the Reincorporation Merger), and shall take no position inconsistent with the Reincorporation Intended Tax Treatment (whether in audits, Tax Returns or otherwise), unless otherwise required by a Taxing Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

(c) Any and all Transfer Taxes shall be paid by Purchaser, unless the Transfer Taxes are imposed in connection with the Merger and are an obligation of Holdings’ shareholders under applicable Law, in which case such Transfer Taxes shall be borne by the applicable Holdings’ shareholders. The party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, the parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(d) Within one hundred twenty (120) days after the end of Purchaser’s current taxable year and each subsequent taxable year of Purchaser for which Purchaser reasonably believes that it may be a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”), Purchaser shall (i) determine its status as a PFIC, (ii) determine the PFIC status of each of its Subsidiaries that at any time during such taxable year was a foreign corporation within the meaning of Section 7701(a) of the Code (the “Non-U.S. Subsidiaries”) and (iii) make such PFIC status determinations available to the shareholders of Purchaser as of immediately prior to the Effective Time. If Purchaser determines that it was, or could reasonably be deemed to have been, a PFIC in such taxable year, Purchaser shall use commercially reasonable efforts to provide the statements and information (including a PFIC Annual Information Statement meeting the requirements of Treasury Regulation Section 1.1295-1(g)) necessary to enable Purchaser shareholders as of immediately prior to the Effective Time and their direct or indirect owners that are United States persons (within the meaning of Section 7701(a)(30) of the Code) to comply with all provisions of the Code with respect to PFICs, including making and complying with the requirements of a “Qualified Electing Fund” election pursuant to Section 1295 of the Code or filing a “protective statement” pursuant to Treasury Regulation Section 1.1295-3 with respect to Purchaser or any of the Non-U.S. Subsidiaries, as applicable. The covenants contained in this Section 9.1(d), notwithstanding any provision elsewhere in this Agreement, shall survive in full force and effect until the later of (A) two (2) years after the end of Purchaser’s current taxable year or (B) such time as Purchaser has reasonably determined that it is not a PFIC for three (3) consecutive taxable years.

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ARTICLE X

ACTIONS PRIOR TO THE CLOSING

10.1 No Shop.

(a) From the date hereof through the earlier of the Closing Date and the date on which this Agreement is properly terminated in accordance with ARTICLE XI, neither Holdings nor the Company shall, and each of Holdings and the Company shall use commercially reasonable efforts to cause its members, officers, directors, Affiliates, managers, consultants, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with, or make any proposal to, any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction (including providing any due diligence materials), (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction.

(b) In the event that there is an unsolicited proposal for, or an indication of an interest in entering into, an Alternative Transaction, communicated orally or in writing to Holdings or the Company or any of their representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one Business Day after receipt) advise Parent orally and in writing of such Alternative Proposal and the material terms and conditions of such Alternative Proposal (including any changes thereto). The Company shall keep Parent informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

(c) From and after the date hereof, the Company shall instruct its officers and directors to, and such parties shall instruct and cause the Company’s representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to an Alternative Transaction.

10.2 Efforts to Consummate the Transactions.

(a) Subject to the terms and conditions herein provided, each of Parent, Purchaser, Merger Sub, Holdings and the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Reincorporation Merger and the Merger (including the satisfaction, but not waiver, of the closing conditions set forth in ARTICLE XI). Without limiting the foregoing, Parent will take all action necessary to cause Purchaser and Merger Sub to perform its obligations under this Agreement. Each of Parent, Purchaser, Merger Sub, Holdings and the Company shall use reasonable best efforts to obtain consents of any Governmental Authority necessary to consummate the Transactions as promptly as practicable.

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(b) Without limiting the foregoing, the Parties agree to use reasonable best efforts to (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any communications from or with any Governmental Authority with respect to the this Agreement or the Transactions contemplated hereby; (ii) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written or oral communication with any Governmental Authority; (iii) not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless it has given the other Parties a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate therein; (iv) furnish the other Parties’ outside legal counsel with copies of all filings and communications between it and any such Governmental Authority with respect to this Agreement and the Transactions; provided that such material may (A) be redacted as necessary (1) to comply with contractual arrangements, (2) to address legal privilege concerns or (3) to remove references concerning the valuation of the Parties or (B) be designated as “outside counsel only”, in which event such materials and the information contained therein shall be given only to outside counsel and previously-agreed outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials; and (v) furnish the other parties’ outside legal counsel with such necessary information and reasonable assistance as the other parties’ outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Authority.

(c) In the event any Proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the Merger or seeks damages in connection therewith, Parent, Purchaser, Merger Sub, Holdings and the Company agree to cooperate and use their reasonable best efforts to defend against such Proceeding and, if an injunction or other Order is issued in any such Proceeding, to use reasonable best efforts to have such injunction or other Order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Merger.

(d) Notwithstanding the foregoing, nothing in this Section 10.2 shall require, or be construed to require, Parent, Purchaser, Merger Sub, Holdings or the Company or any of their respective Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Parent, Purchaser, Merger Sub, Holdings or the Company or any of their respective Affiliates, (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests or (iii) any modification or waiver of the terms and conditions of this Agreement.

(e) The Company shall use its commercially reasonable efforts to obtain or provide, as applicable, at the earliest practicable date, all consents, approvals and notices listed in Schedule 10.2(e). The Company shall keep Parent apprised of its efforts undertaken by reason of this Section 10.2(e) and the results of such efforts including by giving Parent copies of consents obtained and notices provided.

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10.3 Cooperation with Proxy Statement; Other Filings.

(a) The Company shall promptly provide to Parent such information concerning Holdings, the Company and the Holdings Shareholders as is either required by the federal securities Laws or reasonably requested by Parent for inclusion in the Offer. As promptly as practicable after the receipt by Parent from the Company of all such information relating to the Company, Parent shall prepare and file with the SEC, and with all other applicable regulatory bodies, a proxy statement (the “Proxy Statement”) for the purpose of soliciting proxies from holders of Parent Ordinary Shares to, among other things, vote in favor of the adoption Parent Proposals at Parent Shareholders’ Meeting. Parent shall promptly respond to any SEC comments on the Proxy Statement.

(b) Parent (i) shall permit the Company and its counsel to review and comment on the Proxy Statement, and all exhibits, amendments or supplements thereto (or other related documents), (ii) shall consider any such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company and its counsel in connection therewith and (iii) shall not file the Proxy Statement, or any exhibit, amendment or supplement thereto without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a complete summary thereof), including any comments from the SEC or its staff, between Parent or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Proxy Statement, and, in each case, shall consult with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or any amendment or supplement thereto has been filed with the SEC, when all SEC comments to the Proxy Statement have been cleared and when the Proxy Statement is “cleared” by the SEC.

(c) As soon as practicable after the Proxy Statement is “cleared” by the SEC, Parent shall distribute the Proxy Statement to the holders of Parent Ordinary Shares and, pursuant thereto, shall call a Parent Shareholders’ Meeting in accordance with its Organizational Documents and the Cayman Companies Act to (i) solicit proxies from such holders to vote in favor of the adoption of this Agreement, the Reincorporation Merger and the Merger and the approval of the other matters presented to Parent Shareholders for approval or adoption at Parent Shareholders’ Meeting, including the Parent Proposals, and (ii) provide its shareholders the opportunity to elect to effect a redemption as contemplated in Section 10.3(f). The Proxy Statement shall be distributed to the Holdings Shareholders in connection with the solicitation of the Holdings Shareholder Approval.

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(d) Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act, the Cayman Companies Act and, as applicable, Nasdaq or OTC rules, in the preparation, filing and distribution of the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of Parent Shareholders’ Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement, as of the date on which it is first distributed to Parent Shareholders and as of the date of Parent Shareholders’ Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided that Parent shall not be responsible for the accuracy or completeness of any information relating to Holdings, the Company, the Company’s Subsidiaries or any other information furnished by the Company for inclusion in the Proxy Statement. If at any time prior to Closing, a change in the information relating to Parent or any other information furnished by Parent for inclusion in the Proxy Statement, which would make the preceding sentence incorrect, should be discovered by Parent, it shall promptly notify the Company of such change. If at any time prior to Closing, a change in the information relating to Holdings, the Company, the Company’s Subsidiaries or any other information furnished by the Company for inclusion in the Proxy Statement, which would make such preceding sentence incorrect, should be discovered by the Company, it shall promptly notify Parent of such change. In connection therewith, the Company shall instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

(e) In the Proxy Statement, Parent shall seek, in accordance with Parent’s Organizational Documents and applicable securities Laws, including the Cayman Companies Act and rules and regulations of Nasdaq, from the holders of Parent Ordinary Shares, approval of certain proposals, including (i) the approval and adoption of the Business Combination (as defined in Parent’s Organizational Documents), this Agreement and the other Transaction Documents, the Merger and the other Transactions; (ii) the approval and adoption of the Reincorporation Merger and the entry into the CRPM; (iii) adoption and approval of the Second Amended and Restated Memorandum and Articles of Association of Parent, with effect from the Closing, increasing the number of authorized Parent Ordinary Shares for issuance, and changing Parent’s name to “Forekast Group” (including any separate or unbundled proposals as may be required to implement the foregoing); (iv) approval of the issuance of more than 20% of the issued and outstanding Parent Ordinary Shares to the Holdings Shareholders in connection with the Merger as well as any other approval that may be required under the Nasdaq rules; (v) approval of the appointment of the director nominees to the Post-Closing Board of Directors as contemplated by Section 3.6; (vi) approval to adjourn Parent Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing; and (vii) approval to obtain any and all other mutually agreed upon approvals necessary or advisable to effect the consummation of the Merger (the proposals set forth in the forgoing clauses (i) through (vii) are referred to as the “Parent Proposals”).

(f) Parent, with the assistance of the Company, shall use its reasonable best efforts to cause the Proxy Statement to “clear” comments from the SEC as promptly as reasonably practicable. Concurrently with the dissemination of the Proxy Statement, Parent shall commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer (the “Offer”) to Parent Public Shareholders to redeem all or a portion of their Parent Public Shares, all in accordance with and as required by Parent’s Organizational Documents, applicable Law, and any applicable rules and regulations of the SEC. In accordance with Parent’s Organizational Documents, the proceeds held in the Trust Account will be used for the redemption of Parent Public Shares held by Parent Public Shareholders who have elected to redeem such Parent Public Shares.

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(g) Parent shall extend the Offer for any minimum period required by any rule, regulation, interpretation or position of the SEC, Nasdaq, OTC or the respective staff thereof that is applicable to the Offer, and pursuant to Parent’s Organizational Documents. Nothing in this Section 10.3(g) shall (i) impose any obligation on Parent to extend the Offer beyond the Outside Date or (ii) be deemed to impair, limit or otherwise restrict in any manner the right of Parent to terminate this Agreement in accordance with ARTICLE XI.

(h) Notwithstanding anything else to the contrary in this Agreement or any Transaction Document, Parent may make any public filing with respect to the Reincorporation Merger or the Merger to the extent required by applicable Law; provided, however, that Parent (i) shall permit the Company and its counsel to review and comment on any such filing and all exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company and its counsel in connection therewith; and (iii) shall not file any such filing or any exhibit, amendment or supplement thereto without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed.

10.4 Shareholder Vote; Recommendation of Parent’s Board of Directors. Parent, through Parent’s board of directors, shall recommend that Parent Shareholders vote in favor of adopting and approving all Parent Proposals, and Parent shall include such recommendation in the Proxy Statement. Parent’s board of directors shall not withdraw, amend, qualify or modify its recommendation to the shareholders of Parent that they vote in favor of Parent Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the shareholders of Parent, a “Modification in Recommendation”).

10.5 Parent Shareholders’ Meeting. Parent shall take all action necessary under applicable Law, in consultation with the Company, to establish a record date for, call, give notice of and hold a meeting of the holders of Parent Ordinary Shares to consider and vote on Parent Proposals at Parent Shareholders’ Meeting. Parent Shareholders’ Meeting shall be held as promptly as practicable, in accordance with applicable Law and Parent’s Organizational Documents, after the Proxy Statement is “cleared” by the SEC, but in no event later than 30 days following the date the Proxy Statement is “cleared” by the SEC. Parent shall take reasonable measures to ensure that all proxies solicited in connection with Parent Shareholders’ Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of Parent Shareholders’ Meeting, or a date preceding the date on which Parent Shareholders’ Meeting is scheduled, Parent (after consultation with the Company) reasonably believes that (i) it will not receive proxies sufficient to obtain Parent Required Vote for each Parent Proposal, whether or not a quorum would be present or (ii) it will not have sufficient Parent Ordinary Shares represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of Parent Shareholders’ Meeting, Parent may adjourn, or make one or more successive adjournments of, Parent Shareholders’ Meeting in compliance with the Laws of the Cayman Islands and Parent’s Organizational Documents, as long as the date of Parent Shareholders’ Meeting is not adjourned more than an aggregate of twenty (20) clear days in connection with any adjournments.

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10.6 Form 8-K; Press Releases.

(a) As promptly as practicable after execution of this Agreement, but no later than four (4) Business Days thereafter, Parent will file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, a copy of which will be provided to the Company at least two Business Days before its filing deadline and which the Company may review and comment upon prior to filing. Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement, in form and substance mutually acceptable to Parent and the Company.

(b) Prior to the Closing, Parent and the Company shall prepare a mutually agreeable press release announcing the consummation of the Merger (the “Closing Press Release”). Concurrently with the Closing, Parent shall distribute the Closing Press Release and, as soon as practicable thereafter, file a Current Report on Form 8-K with the SEC.

10.7 Fees and Expenses. Except as otherwise set forth in this Agreement, including in Section 9.1(c), each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided that, if the Closing shall occur, Purchaser shall pay or cause to be paid the Company Transaction Expenses and Parent Transaction Expenses related to the Merger and the Transactions. Any payments to be made (or to cause to be made) by Purchaser pursuant to this Section 10.7 shall be paid upon consummation of the Merger and release of proceeds from the Trust Account.

10.8 Shareholder Litigation. In the event that any litigation related to this Agreement, any Transaction Documents or the Transactions is brought or, to the Knowledge of Parent, threatened in writing, against Parent or the Board of Directors of Parent by any Parent Shareholder prior to the Closing, Parent shall promptly notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Parent shall give due consideration to the Company’s advice with respect to such litigation and shall not settle any such litigation without prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

ARTICLE XI

CONDITIONS PRECEDENT

11.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) There shall not be any Order or Law in effect that restrains, enjoins, prevents, prohibits or make illegal the consummation of the Merger;

(b) The Reincorporation Merger, the Merger and each of the Parent Proposals (other than Parent Proposals described in Section 10.3(e)(vi) – (vii)) have been approved by Parent Required Vote in accordance with the provisions of Parent’s Organizational Documents and the Laws of the Cayman Islands;

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(c) The Purchaser Surviving Corporation’s initial listing application in connection with the PubCo Ordinary Shares shall have been approved by Nasdaq so that immediately following the Merger, Purchaser Surviving Corporation’s satisfies any applicable initial and continuing listing requirements of Nasdaq;

(d) All consents, approvals and actions of, filings with and notices to any Governmental Authority required to consummate the Transactions shall have been made or obtained; and

(e) The Offer shall have been completed in accordance with the terms hereof and the Proxy Statement.

11.2 Conditions to Obligations of Parent, Purchaser and Merger Sub. The obligations of Parent, Purchaser and Merger Sub to effect the Reincorporation Merger and the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of the Company set forth in Article V shall be true and correct as of the date hereof and as of the Closing, except (i) for representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time) and (ii) for breaches of the representations and warranties of the Company set forth in ARTICLE V that would not, individually or in the aggregate, have a Company Material Adverse Effect;

(b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c) Since the date of this Agreement, there shall not be any event that is continuing that would individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(d) Parent shall have received a certificate or letter, signed by the CEO of the Company, certifying or confirming as to the matters set forth in Section 11.2(a), Section 11.2(b) and Section 11.2(c);

(e) Holdings and the Company shall have executed and delivered to Parent a copy of each Transaction Document to which it is a party;

(f) The Majority Shareholder shall have executed and delivered to Parent the Lock-Up Agreement;

(g) Parent shall have received a certificate or confirmation letter, signed by a director or officer of Holdings, the Company and each of the Company’s Subsidiaries certifying or confirming that true, latest and correct copies of the Organizational Documents of Holdings, the Company and each of the Company’s Subsidiaries, as in effect on the Closing Date, are attached to such certificate or confirmation letter;

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(h) Parent shall have received copies of third party consents (if applicable) set forth on Schedule 11.2(h) in form and substance reasonably satisfactory to Parent, and no such consents have been revoked;

(i) Parent shall have received a certificate or letter, signed by a director or officer of Holdings and the Company, certifying or confirming that true, complete and correct copies of (i) the resolutions of the directors of Holdings and (ii) by the directors of the Company authorizing the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and performance by Holdings and the Company, as applicable, of the Transactions, including the Merger, having been duly and validly adopted and being in full force and effect as of the Closing Date, are attached to such certificate or letter; and

(j) The Company shall have delivered to Parent good standing certificates (or similar documents applicable for such jurisdictions) for each of Holdings and the Company certified as of a date no earlier than twenty (20) days prior to the Closing Date from the proper Governmental Authority, company secretary or registered agent of Holdings and the Company’s jurisdiction of organization and from each other jurisdiction in which Holdings and the Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case provided that good standing certificates or similar documents for Holdings or the Company are generally available in such jurisdictions.

11.3 Conditions to Obligation of the Company. The obligation of Holdings, the Company and the Holdings Shareholders to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of Parent, Purchaser and Merger Sub set forth in ARTICLE VI shall be true and correct in all material respects, on and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent of changes or developments contemplated by the terms of this Agreement and (ii) for such representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time);

(b) Parent, Purchaser and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c) Since the date of this Agreement, there shall not be any event that is continuing that would individually, or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(d) The Company shall have received a certificate or letter, signed by the CEO or CFO of the Parent, certifying as to the matters set forth in Section 11.3(a), Section 11.3(b) and Section 11.3(c) above.

(e) Parent shall have executed and delivered to the Company copy of each Transaction Document to which it is a party;

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(f) Parent shall have delivered to the Company a certificate, signed by an officer of Parent, certifying true, complete and correct copies of (i) the resolutions duly passed by Parent Required Vote at Parent Shareholders’ Meeting and by Purchaser, as the sole shareholder of Merger Sub, approving the Merger and the consummation of the Transactions contemplated by this Agreement and the other Transaction Documents; (ii) certified copies of the resolutions duly passed by Parent’s board of directors, Purchaser and Merger Sub authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the performance by Parent, Purchaser and Merger Sub of the Transactions, including the Merger, each having been duly and validly passed and being in full force and effect as of the Closing Date; and (iii) written resignations, in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by such officer(s) and such person(s) serving as director(s) of Parent immediately prior to the Closing;

(g) Parent shall have delivered to the Company a certificate or letter, signed by an officer of Parent, certifying that true, complete and correct copies of the Organizational Documents of Parent, Purchaser and Merger Sub, as in effect on the Closing Date, are attached to such certificate or letter;

(h) Parent shall have delivered to the Company certificates of good standing with respect to Parent, Purchaser and Merger Sub from their respective applicable jurisdictions of incorporation;

(i) Parent and any Person that is currently an Affiliate of the Company that will be deemed an Affiliate of Parent after Closing shall have entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”); and

(j) Except for Class A Parent Ordinary Shares to be issued upon the conversion of the Class B Parent Ordinary Shares by the holders thereof immediately prior to the Reincorporation Merger Effective Time, from the date of this Agreement through the Closing, no Parent Ordinary Shares shall have been issued to any Person in an amount or on terms other than those approved with the prior written consent of the Company.

If the Closing occurs, all Closing conditions set forth in Section 11.1 and Section 11.3 that have not been fully satisfied as of the Closing will be deemed to have been waived by Company, and all closing conditions set forth in Section 11.1 and Section 11.2 that have not been fully satisfied as of the Closing will be deemed to have been waived by Parent, Purchaser and Merger Sub.

ARTICLE XII

TERMINATION

12.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a) By the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors;

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(b) By Parent, if any of the representations or warranties of the Company set forth in ARTICLE V shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of Holdings or the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 11.2(a), Section 11.2(b) or Section 11.2(c) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by Parent) by the earlier of (i) the Outside Date or (ii) thirty (30) days after written notice thereof is delivered to the Company; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 12.1(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation hereunder, which breach has not been cured.

(c) By the Company, if any of the representations or warranties of Parent, Purchaser or Merger Sub set forth in ARTICLE VI shall not be true and correct, or if either Parent, Purchaser or Merger Sub has failed to perform any covenant or agreement on the part of Parent, Purchaser or Merger Sub set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 11.3(a) or Section 11.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Company) by the earlier of (i) the Outside Date or (ii) thirty (30) days after written notice thereof is delivered to Parent; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 12.1(c) if the Company is then in in material breach of any representation, warranty, covenant or obligation hereunder, which breach has not been cured;

(d) By either the Company or Parent:

(i) On or after February 28, 2025 (the “Outside Date”), if the Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 12.1(d)(i) shall not be available to a Party if the failure of the Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(ii) If any Order having the effect set forth in Section 11.1 shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 12.1(d)(ii) shall not be available to a Party if such Order was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(iii) If any of Parent Proposals (other than Parent Proposals described in Section 10.3(e)(vi) or 10.3(e)(vii) shall fail to receive Parent Required Vote for approval at Parent Shareholders’ Meeting (unless such Parent Shareholders Meeting has been adjourned, in which case at the final adjournment thereof);

(e) By the Company if there has been a Modification in Recommendation; or

(f) By Parent if the Holdings Shareholder Approval shall not have been obtained within seven (7) Business Days of the delivery to the Holdings Shareholders of the Proxy Statement; provided that the termination right under this Section 12.1(f) shall be of no further force or effect if such Company Shareholder Approval is delivered to Parent prior to the termination of the Agreement (even if after the seven (7) Business Day period provided above).

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12.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 12.1 (other than termination pursuant to Section 12.1(a)), written notice thereof shall be given by the Party desiring to terminate to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and, following such delivery, this Agreement shall become null and void (other than the provisions of ARTICLE XIII and this Section 12.2). The termination of this Agreement shall not affect the obligations of Parent or its Affiliates under the Non-Disclosure Agreement. The Parties hereto agree that, without further action by any Party hereto, no Party hereto will have, and each party hereto waives (and will not bring), any claim or Action arising out of or related to the Original Agreement or any rights, liabilities, responsibilities or obligations thereunder (whether for any intentional and willful breach of the Original Agreement or otherwise), and that any claims with respect to this Agreement or the Original Agreement shall only be made (x) in respect of, and in accordance with, this Agreement, and (y) with respect to breaches that occur following the execution of this Agreement.

ARTICLE XIII

MISCELLANEOUS

13.1 Amendment or Supplement. This Agreement may only be amended, modified or supplemented by a duly authorized written agreement signed by each of the parties.

13.2 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Parties hereto, (b) extend the time for the performance of any of the obligations or acts of any other Parties hereto or (c) waive compliance by the other Parties with any of the agreements contained herein or any of such Party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

13.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 13.3 shall be null and void.

13.4 Counterparts; Facsimile; Electronic Transmission. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

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13.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Non-Disclosure Agreement, and the Transaction Documents (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) are not intended to and shall not confer any rights upon any Person other than the parties.

13.6 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof; provided that matters that as a matter of the Laws of the Cayman Islands are required to be governed by the law of the Cayman Islands (including the effects of the Merger and Reincorporation Merger and the fiduciary duties that may apply to the directors and officers of the Parent, the Purchaser, Holdings, Purchaser Surviving Corporation or Holdings Surviving Corporation) shall be governed by, and construed in accordance with, the Laws of the Cayman Islands, without regard to Laws that may be applicable under conflicts of laws principles that would cause the application of the Laws of any jurisdiction other than the Cayman Islands. Subject to the previous sentence, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of New York (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Proceeding arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 13.10. Nothing in this Section 13.6 shall affect the right of any party to serve legal process in any other manner permitted by Law.

13.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.7.

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13.8 Specific Enforcement.

(a) The parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Reincorporation Merger, the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the parties agree that each party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in accordance with Section 13.6, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy).

(b) Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order or injunction.

13.9 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), by 5:00 p.m. on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery, (b) when sent by email (with written confirmation of transmission) if by 5:00 p.m. on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such written confirmation; (c) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepared; or (d) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this Section 13.9):

If to Parent, Purchaser or Merger Sub:

Evergreen Corporation

Lot 1.02, Level 1

Glo Damansara, 699

Jalan Damansara

Taman Tun Dr.

Ismail, 60000 KL, Malaysia

Attention: Izmet Iskandar Bin Mohd Ramli

E-mail: izmet@evg-corp.com

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with a copy to (which shall not constitute notice):

Loeb & Loeb

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Alex Weniger-Araujo

E-mail: aweniger@loeb.com

If to Holdings or the Company:

Forekast Limited

Unit 37-2, Level 37, Q Sentral

No. 2A, Jalan Stesen Sentral 2

Kuala Lumpur Sentral

50470 Kuala Lumpur, Malaysia

Attention: Muzahid Shah

E-mail: zahid@forekastgroup.com

with a copy to (which shall not constitute notice):

Chen-Drake Law

1441 New Highway 96 West

Suite 2, #123,

Franklin, Tennessee 37064

Attention: Jenny Chen-Drake

Email: chendrakelaw@gmail.com

13.10 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

13.11 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

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13.12 Waiver. Holdings and the Company understand that Parent has established the Trust Account for the benefit of the Public Shareholders and the underwriters of the IPO pursuant to the Trust Agreement and that Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement and Parent Organizational Documents. For and in consideration of Parent agreeing to enter into this Agreement, Holdings, the Company and the Holdings Shareholders hereby agree that they do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agree that they will not seek recourse against the Trust Account for any claim they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent.

13.13 Publicity. Except as required by any Governmental Authority or Law including any applicable securities Law or stock exchange rule, in which case the party making the announcement shall use commercially reasonable efforts to consult with the other party in advance as to its form, content and timing, or as contemplated by this Agreement, the Parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the Transactions without the prior approval of the other Parties hereto, which approval shall not be unreasonably withheld. If a Party is required to make such a disclosure as required by Law, the Parties will use their commercially reasonable efforts to cause a mutually agreeable release or public disclosure to be issued.

13.14 Non-Recourse. Except in the case of claims against a Person in respect of such Person’s actual fraud:

(a) Solely with respect to Holdings, the Company, Parent and Merger Sub, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, Holdings, the Company, Parent and Merger Sub as named Parties hereto; and

(b) Except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of Holdings, the Company, Parent or Merger Sub and (ii) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Holdings, the Company, Parent or Merger Sub under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[signature pages follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Parent:

EVERGREEN CORPORATION

By:	/s/ Liew Choon Lian
Name:	Liew Choon Lian
Title:	Chief Executive Officer

Purchaser:

EVERGREEN MERGER CORPORATION

By:	/s/ Izmet Iskandar Bin Mohd Ramli
Name:	Izmet Iskandar Bin Mohd Ramli
Title:	Director

Merger Sub:

EVERGREEN MERGER SUB Inc.

By:	/s/ Izmet Iskandar Bin Mohd Ramli
Name:	Izmet Iskandar Bin Mohd Ramli
Title:	Director

Holdings:

FOREKAST LIMITED

By:	/s/ Muzahid Shah Bin Abdul Rahman
Name:	Muzahid Shah Bin Abdul Rahman
Title:	Director

The Company:

FOREKAST INTERNATIONAL SDN. BHD.

By:	/s/ Muzahid Shah Bin Abdul Rahman
Name:	Muzahid Shah Bin Abdul Rahman
Title:	Director

[Signature Page to Agreement and Plan of Merger]

Exhibit A

EXECUTION COPY

HOLDINGS SHAREHOLDER SUPPORT AGREEMENT

This HOLDINGS SHAREHOLDER SUPPORT AGREEMENT is dated as of September __, 2024 (this “Support Agreement”), by the shareholder of Holdings as listed on Exhibit A hereto (“Shareholder”), Forekast Limited, a company organized under the laws of the British Virgin Islands (“Holdings”), and Evergreen Corporation., a Cayman Islands exempted company (“Parent”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent and Holdings, together with Purchaser, Merger Sub and the Company have entered into an Agreement and Plan of Merger Agreement (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which, among other things, (a) Parent will merge with and into Purchaser, in which Purchaser will be the surviving entity (the “Reincorporation Merger”); and (b) promptly following the Reincorporation Merger, Merger Sub will merge with and into Holdings, in which Holdings will be the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger” and, together with Reincorporation Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, as of the date hereof, the Shareholder owns the number of shares of Holdings set forth opposite its name on Exhibit A (all such shares, or any additional shares of Holdings or any successor entity of which ownership of record or the power to vote, directly or indirectly, is hereafter acquired by the Shareholder prior to the termination of this Support Agreement being referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce Parent, Purchaser and Merger Sub to enter into the Merger Agreement, each Shareholder is executing and delivering this Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements.

(a) During the period commencing on the date hereof and ending on the earlier to occur of (i) the Closing Date, and (ii) such date and time as the Merger Agreement shall be terminated in accordance with Section 12.1 thereof (whichever is earlier, the “Expiration Time”), the Shareholder, in its capacity as a shareholder of Holdings, agrees that, at any meeting of Holdings’ shareholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of Holdings’ shareholders related to the Transactions (all meetings or consents related to the Merger Agreement, collectively, the “Meeting”), such Shareholder shall:

a. when the Meeting is held, appear at the Meeting or otherwise cause its Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares in favor of the Merger Agreement and the Transactions;

c. authorize and approve any amendment to Holdings’ Organizational Documents that is deemed necessary or advisable by Holdings for purposes of effecting the Transactions; and

d. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Holdings or the Company under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

(b) From and after the Closing Date, the Shareholder agrees that, at any meeting of Purchaser Surviving Corporation’s shareholders called for the purpose of electing persons to serve on the Post-Closing Board of Directors (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of such shareholders, to vote its Shareholder Shares in favor of the persons designated in accordance with Section 3.6 of the Merger Agreement.

2. Restrictions on Transfer. Until the Expiration Time, the Shareholder agrees that, it shall not sell, assign or otherwise transfer any of its Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in substantially the form set forth on Exhibit B. Holdings shall not register any sale, assignment or transfer of the Shareholder Shares on its stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that, (a) any Holdings Ordinary Shares or other equity securities of Holdings are issued to the Shareholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or other securities of any other entity in exchange for Holdings’ securities owned by the Shareholder, (b) the Shareholder purchases or otherwise acquires beneficial ownership of any Holdings Ordinary Shares or other equity securities of Holdings or securities of any other entity in exchange for Holdings securities owned by the Shareholder, after the date of this Support Agreement, or (c) the Shareholder acquires the right to vote or share in the voting of any Holdings Ordinary Shares (apart from Holdings’ securities owned by the Shareholder) or other equity securities of Holdings after the date of this Support Agreement (such Holdings Ordinary Shares or other equity securities of Holdings, collectively the “New Securities”), then such New Securities acquired or purchased by the relevant Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

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4. No Challenge. The Shareholder agrees, in its capacity as a shareholder only, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub or Holdings or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Consent to Disclosure. The Shareholder hereby consents to the publication and disclosure in the Proxy Statement, if necessary (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent, Purchaser, Merger Sub or Holdings to any Governmental Authority or to securityholders of Parent or Holdings) of such Shareholder’s identity and beneficial ownership of Shareholder Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent, Purchaser, Merger Sub or Holdings, a copy of this Support Agreement. Each Shareholder will promptly provide any information reasonably requested by Parent, Purchaser, Merger Sub or Holdings for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. Waiver. The Shareholder irrevocably and unconditionally (a) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the Transactions, including the Merger, that such Shareholder may have under applicable law and (b) waives its or its successor entity’s right to certain payments upon liquidation of Holdings or other entity of which the Shareholder Shares represents ownership interests pursuant to Holdings’ or such other entity’s Organizational Documents.

7. Shareholder Representations. The Shareholder represents and warrants to Parent and Holdings, as of the date hereof, that:

a. such Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

b. (i) if such Shareholder is an entity, such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s powers and have been duly authorized by all necessary actions on the part of the Shareholder, or (ii) if such Shareholder is an individual, the signature on this Support Agreement is genuine and such Shareholder has legal competence and capacity to execute the same;

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c. this Support Agreement has been duly executed and delivered by such Shareholder and, this Support Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

d. the execution and delivery of this Support Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations hereunder will not, (i) if such Shareholder is an entity, conflict with or result in a violation of the organizational documents of such Shareholder, or (ii) whether such Shareholder is any entity or an individual, require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Support Agreement;

e. there are no Proceedings pending or, to the knowledge of such Shareholder, threatened against such Shareholder before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of such Shareholder’s obligations under this Support Agreement;

f. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Shareholder or, to the knowledge of such Shareholder, by Holdings;

g. such Shareholder has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Shareholder’s tax and legal advisors;

h. such Shareholder has not entered into, and shall not enter into, any agreement that would prevent such Shareholder from performing any of such Shareholder’s obligations hereunder;

i. such Shareholder has good title to the Shareholder Shares set forth opposite such Shareholder’s name on Exhibit A, free and clear of any Liens other than Liens pursuant to this Agreement, the other Transaction Agreements, the Organizational Documents of Holdings and Permitted Liens, and such Shareholder has the sole power to vote or cause to be voted such Shareholder Shares; and

j. the Shareholder Shares listed opposite such Shareholder’s name on Exhibit A are the only shares of Holdings’ capital stock owned of record or beneficially owned by the Shareholder as of the date hereof, and none of such Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Shareholder Shares that is inconsistent with such Shareholder’s obligations pursuant to this Support Agreement.

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8. Damages; Remedies. The Shareholder hereby agrees and acknowledges that (a) Parent and Holdings would be irreparably injured in the event of a breach by the Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

9. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Shareholder, Parent and Holdings and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Section 13.6 and Section 13.7 of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 13.9 of the Merger Agreement to the applicable party, with respect to Parent or Holdings at the address set forth in Section 13.9 of the Merger Agreement, and, with respect to each Shareholder, at its address set forth on Exhibit A.

15. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve the Shareholder, Parent or Holdings from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Shareholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Shareholder, Parent, Holdings and the Shareholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

FOREKAST LIMITED

By:
Name:	Muzahid Shah Bin Abdul Rahman
Title:	Director

EVERGREEN CORPORATION

By:
Name:	Liew Choon Lian
Title:	Chief Executive Officer

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Shareholder

BRANDT HOLDINGS LTD

By:
Name:	Muzahid Shah Bin Abdul Rahman
Title:	Director

[Signature Page to Company Shareholder Support Agreement]

EXHIBIT A

SHAREHOLDER

Shareholder	Number of Shares	Email for Notices	Address for Notices
BRANDT HOLDINGS LTD	5,300 ordinary shares	management@bhlhq.com	Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

EXHIBIT B

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with Holdings Shareholder Support Agreement dated as of September __, 2024 (as the same may be amended from time to time, the “Support Agreement”), by and among Forekast Holdings Ltd., a Cayman Islands exempted company (“Holdings”), and Evergreen Corporation, a Cayman Islands exempted company (“Parent”), and the shareholders parties thereto. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Support Agreement.

By executing and delivering this Joinder Agreement to Holdings and Parent, the undersigned hereby agrees to become a party to, to be bound by and to comply with the Support Agreement as a Shareholder in the same manner as if the undersigned were an original signatory to the Support Agreement; provided, however, that (a) the expressions of “the date hereof” and “the date of this Support Agreement” or similar expressions the Support Agreement shall be deemed to be the date of this Joinder Agreement, and (b) for purposes of the Support Agreement and this Joinder Agreement, the Shareholder Shares owned by the Joining Party as of the date of this Joinder Agreement are __________ ___, 20__.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: __________ ___, 20__

[NAME OF JOINING PARTY]

By:
Name:
Title:

Notices Information:

Address:

Email:

Attention:

Exhibit B

EXECUTION COPY

PARENT, SPONSOR AND SHAREHOLDER SUPPORT AGREEMENT

This PARENT, SPONSOR AND SHAREHOLDER SUPPORT AGREEMENT dated as of September __, 2024 (this “Agreement”), by and among Evergreen LLC, a Cayman Islands limited liability company (“Sponsor”), the Shareholders of the Sponsor as listed on Exhibit A (each, a “Shareholder”), Forekast Limited, a company organized under the laws of the British Virgin Islands (“Holdings”), and Evergreen Corporation, a Cayman Islands exempted company (“Parent”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent and Holdings, together with Purchaser, Merger Sub and the Company have entered into an Agreement and Plan of Merger Agreement (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which, among other things, (a) Parent will merge with and into Purchaser, in which Purchaser will be the surviving entity (the “Reincorporation Merger”); and (b) promptly following the Reincorporation Merger, Merger Sub will merge with and into Holdings, in which Holdings will be the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger” and, together with Reincorporation Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, as of the date hereof, the Sponsor is the holder of record of 2,875,000 Class B ordinary shares of a par value of US$0.0001 each (“Class B Shares”) and 532,500 Class A ordinary shares of a par value of US$0.0001 each (“Class A Shares”) and the allocation of the Shareholder Shares held by the Sponsor to each of the Shareholders is set forth on Exhibit A, Part B (all such shares, or any successor or additional shares of Parent of which ownership of record or the power to vote is hereafter acquired by the Sponsor or any of the Shareholders prior to the termination of this Agreement being referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce Holdings to enter into the Merger Agreement, each Shareholder is executing and delivering this Agreement to Holdings.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing Date and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 12.1 thereof (whichever is earlier, the “Expiration Time”), the Sponsor, and each Shareholder, in its capacity as a member of Sponsor, agrees that, at the Parent Shareholder Meeting, at any other meeting of Parent’s Shareholders related to the Transactions (whether annual or extraordinary and whether or not an adjourned meeting, however called and including any adjournment thereof) and/or in connection with any written resolution of Parent’s Shareholders related to the Transactions (the Parent Shareholder Meeting and all other meetings or resolutions related to the Merger Agreement, collectively, the “Meeting”), the Sponsor shall and each Shareholder shall direct the Sponsor, with respect to such Shareholder’s allocation of the Shareholder Shares to:

a. when the Meeting is held, appear at the Meeting or otherwise cause its Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written resolution), or cause to be voted at the Meeting (or validly execute and return and cause such resolution to be passed with respect to), all of its allocation of the Shareholder Shares in favor of each of the Parent Proposals; and

c. vote (or execute and return an action by written resolution), or cause to be voted at the Meeting (or validly execute and return and cause such resolution to be passed with respect to), all of its allocation of the Shareholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent, Purchaser of Merger Sub under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

The obligations of the Sponsor and each Shareholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by board of directors of the Parent.

2. Restrictions on Transfer. Until the Expiration Time, the Sponsor agrees that it shall not (and each Shareholder agrees that it shall not direct the Sponsor to), directly or indirectly, sell, assign or otherwise transfer any of its Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Parent and Holdings. Parent shall not register any sale, assignment or transfer of the Shareholder Shares on Parent’s transfer (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. The Sponsor hereby agrees that it shall not (and each Shareholder hereby agrees that it shall not direct the Sponsor to) redeem, or submit a request to Parent’s transfer agent or otherwise exercise any right to redeem, any Shareholder Shares.

4. Waiver of Anti-dilution Rights. The Sponsor (and each Shareholder with respect to such Shareholder’s allocation of Shareholder Shares) hereby waives any anti-dilution rights that the Sponsor or such Shareholder may have under any Law or arising under the Organizational Documents of the Parent.

5. New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that (a) any shares of Parent Ordinary Shares or other equity securities of Parent are issued to the Sponsor or any Shareholder after the date of this Support Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination, (b) the Sponsor or any Shareholder purchases or otherwise acquires beneficial ownership of any shares of Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement, or (c) the Sponsor or any Shareholder acquires the right to vote or share in the voting of any Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement (such Parent Ordinary Shares or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor or the relevant Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

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6. Consent to Disclosure. The Sponsor and each Shareholder hereby consents to the publication and disclosure in the Proxy Statement, if necessary (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent, Purchaser, Merger Sub or Holdings to any Governmental Authority or to security holders of Parent or Holdings) of such Person’s identity and ownership (legal or beneficial) of Shareholder Shares and the nature of such Person’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent, Purchaser, Merger Sub or Holdings, a copy of this Support Agreement. The Sponsor and each Shareholder will promptly provide any information reasonably requested by Parent, Purchaser, Merger Sub or Holdings for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7. No Challenge. The Sponsor, in its capacity as a shareholder of Parent only and each Shareholder, in its capacity as a member of the Sponsor only, agrees, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub or Holdings or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

8. Shareholder Representations. The Sponsor and each Shareholder represents and warrants to Parent and Holdings, as of the date hereof, that:

a. such Person has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

b. such Person has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

c. (i) if such Person is an entity, such Person is duly incorporated, organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, formed or incorporated and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the such Person’s powers and have been duly authorized by all necessary actions on the part of the Person, or (ii) if such Person is an individual, the signature on this Support Agreement is genuine, and such Person has legal competence and capacity to execute the same;

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d. this Support Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

e. the execution and delivery of this Support Agreement by such Person do not, and the performance by such Person of its obligations hereunder will not, (i) if such Person is an entity, conflict with or result in a violation of the organizational documents of such Person or (ii) whether such Person is an entity or an individual, require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its obligations under this Support Agreement;

f. there are no Proceedings pending or, to the knowledge of such Person, threatened against such Person before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of such Person’s obligations under this Support Agreement;

g. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Person or, to the knowledge of such Person, by Parent;

h. such Person has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Person’s tax and legal advisors; and

i. such Person has not entered into, and shall not enter into, any agreement that would prevent such Person from performing any of such Person’s obligations hereunder.

9. The Sponsor represents and warrants to Parent and Holdings, as of the date hereof, that:

a. the Sponsor has good title to the Shareholder Shares set forth opposite the Sponsor’s name on Exhibit A Part A, free and clear of any Liens other than Permitted Liens, and the Sponsor has the sole power to vote or cause to be voted such Shareholder Shares; and

b. the Shareholder Shares set forth opposite the Sponsor’s name on Exhibit A Part A are the only Parent Ordinary Shares owned of record or beneficially owned by the Sponsor as of the date hereof, and none of such Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Shareholder Shares that is inconsistent with the Sponsor’s obligations pursuant to this Support Agreement.

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10. Damages; Remedies. The Sponsor and each Shareholder hereby agrees and acknowledges that (a) Parent and Holdings would be irreparably injured in the event of a breach by the Sponsor or the Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

11. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

12. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on the Sponsor, each Shareholder, Parent and Holdings and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

13. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. Governing Law; Jurisdiction; Jury Trial Waiver. Section 13.6 and Section 13.7 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

16. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 13.9 of the Merger Agreement to the applicable party, with respect to Holdings and Parent, at the address set forth in Section 13.9 of the Merger Agreement, and, with respect to each Shareholder, at its address set forth on Exhibit A.

17. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve the Sponsor, any Shareholder, Parent or Holdings from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

18. Adjustment for Share Split. If, and as often as, there are any changes in the Parent or the Shareholder Shares by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, each Shareholder, Parent, Holdings and the Shareholder Shares as so changed.

19. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[remainder of page intentionally left blank]

5

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EVERGREEN LLC

By:
Name:	Liew Choon Lian
Title:	Manager

FOREKAST LIMITED

By:
Name:	Muzahid Shah Bin Abdul Rahman
Title:	Director

EVERGREEN CORPORATION

By:
Name:	Liew Choon Lian
Title:	Chief Executive Officer

[Signature page to Parent Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SHAREHOLDERS

EXELSIUS LTD

By:
Name:	Liew Choon Lian
Title:	Director

Izmet Iskandar Bin Mohd Ramli

Mohamad Zabidi Bin Ahmad

Lim Wai Loong

Alberto Coronado Santos

[Signature page to Parent Shareholder Support Agreement]

Exhibit A

Sponsor and Shareholders

Part A

Sponsor

Name	Number of Shareholder Shares	Address for Notices

EVERGREEN LLC	2,875,000 Class B Shares and 532,500 Class A Shares	Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia

Part B

Shareholders (members of the Sponsor)

Name	Number of allocation Shareholder Shares	Address for Notices

EXELSIUS LTD	2,545,850 Class B Shares and 532,500 Class A Shares	Intershore Chambers, Road Town, Tortola, British Virgin Islands
IZMET ISKANDAR BIN MOHD RAMLI	10,000 Class B Shares	25, Jalan Limau Besar, Taman Bangsar, 59000 Kuala Lumpur, Malaysia
MOHAMAD ZABIDI BIN AHMAD	7,000 Class B Shares	Lot 2321-8, Jalan Datuk Sulaiman 3, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur, Malaysia
LIM WAI LOONG	7,000 Class B Shares	6, Jalan TMP 4, Taman Mutiara Puchong, 47100 Selangor, Malaysia
ALBERTO CORONADO SANTOS	7,000 Class B Shares	C/ General Álvarez de Castro 14, 2D. 28010 Madrid - Spain

Exhibit C

EXECUTION COPY

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of __________ ___, 20__, by and between the undersigned (the “Holder”) and Evergreen Corporation, a Cayman Islands exempted company (the “Parent”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Parent and Forekast Limited (the “Company”), together with Evergreen Merger Corporation (the “Purchaser”), Evergreen Merger Sub Inc. (the “Merger Sub”) and Forekast International Sdn. Bhd. have entered into an Agreement and Plan of Merger Agreement (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which, among other things, (a) Parent will merge with and into Purchaser, with the Purchaser remaining as the surviving entity (the “Reincorporation Merger”); and (b) promptly following the Reincorporation Merger, Merger Sub will merge with and into the Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger”);

B. Pursuant to the Merger Agreement, Parent will become the 100% shareholder of the Company.

C. The Holder is the record and/or beneficial owner of a certain number of Company Ordinary Shares, which will be exchanged for Purchaser Surviving Corporation Ordinary Shares pursuant to the Merger Agreement.

D. As a condition of, and as a material inducement for Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Parent (these actions, collectively, “Transfer”) provided, however, that if the price of the Purchaser Surviving Corporation Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following the consummation of the business combination, one hundred percent (100%) of the Lock-up Shares shall be released from the lock-up.

(b) In furtherance of the foregoing, Parent will (i) place a stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

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(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing on the Closing Date and ending six months after the Closing subject to the early termination of the Lock-up Period as to one hundred percent (100%) of the Lock-up Shares, as provided in Section 1(a) and/or any terms as permitted under this Agreement.

In addition, the restrictions set forth herein shall not apply to:

(1) Transfers or distributions to the Holder’s current or former general or limited partners, managers or members, shareholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended), or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned, or to the estates of any of the foregoing;

(2) Transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family, an affiliate of such person or to a charitable organization;

(3) by virtue of the laws of descent and distribution upon death of the Holder;

(4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(5) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the Holder’s immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(6) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(7) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(8) Transfers of any Purchaser Surviving Corporation Ordinary Shares or other securities acquired as part of the Transaction Financing or issued in exchange for, or on conversion or exercise of, any securities issued as part of the Transaction Financing;

(9) Transfers relating to Purchaser Surviving Corporation Ordinary Shares or other securities convertible into or exercisable or exchangeable for Purchaser Surviving Corporation Ordinary Shares acquired in open market transactions after the Closing Date, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-up Period;

(10) the exercise of stock options or warrants to purchase Purchaser Surviving Corporation Ordinary Shares or the vesting of stock awards of Purchaser Surviving Corporation Ordinary Shares and any related transfer of Purchaser Surviving Corporation Ordinary Shares in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such Purchaser Surviving Corporation Ordinary Shares, it being understood that all Purchaser Surviving Corporation Ordinary Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-up Period;

(11) Transfers to Parent pursuant to any contractual arrangement in effect at the effective time of the Merger that provides for the repurchase by Parent or forfeiture of Purchaser Surviving Corporation Ordinary Shares or other securities convertible into or exercisable or exchangeable for Purchaser Surviving Corporation Ordinary Shares in connection with the termination of the Holder’s service to Parent;

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(12) the entry, by the Holder, at any time after the effective time of the Merger, of any trading plan providing for the sale of Purchaser Surviving Corporation Ordinary Shares by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Purchaser Surviving Corporation Ordinary Shares during the Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-up Period; and

(13) Transfers to satisfy any U.S. federal, state, or local income tax obligations of the Holder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction;

in the case of clauses (1) through (7) where such transferee agrees to be bound by the terms of this Agreement.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Parent and Parent subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of the Parent being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Parent with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the Board of Directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies), and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of Parent, Parent’s legal counsel, the Company or its legal counsel, or any other person.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Parent, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, the ordinary shares of the Company beneficially owned by the Holder as specified on the signature page hereto, and the shares of Parent such shares will be converted into in connection with the Transaction, are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

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5. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to Parent, to:

Evergreen Corporation
Lot 1.02, Level 1
Glo Damansara, 699
Jalan Damansara
Taman Tun Dr.
Ismail, 60000 KL, Malaysia

with a copy to (which shall not constitute notice):

Loeb & Loeb
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail: mnussbaum@loeb.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Chen-Drake Law
1441 New Highway 96 West
Suite 2, #123, Franklin, Tennessee 37064
Attention: Jenny Chen-Drake
Email: chendrakelaw@gmail.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Governing Law. Section 13.6 and Section 13.7 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

15. Termination. This Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period and (ii) the liquidation of Parent.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PARENT

evergreen corporation

By:
Name:
Title:

[Signature Page to Lockup Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

BHL LTD (formerly known as BRANDT HOLDINGS LTD)

By:
Name:
Address:

[Signature Page to Lockup Agreement]

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Annex A-2

Dated ____________

Evergreen Merger Corporation

Evergreen Corporation

plan of merger

A-2-1

CONTENTS

1	Definitions and Interpretation	2
2	Name and registered office of each Constituent Company	3
3	Shares in the Constituent Companies	4
4	Effective Date	4
5	Terms and conditions of the Merger	4
6	Rights and restrictions attaching to the shares of the Surviving Company	4
7	Constitutional documentation of the Surviving Company	5
8	Director benefits	5
9	Secured creditors	5
10	Directors of the Surviving Company	5
11	Authorisations	5
12	Termination or amendment	5
13	Counterparts	6
14	Governing law and jurisdiction	6
Schedule 1		8
Schedule 2		9

This plan of merger (this Plan of Merger) is made on ______________ 2024.

parties:

1	Evergreen Merger Corporation, an exempted company incorporated in the Cayman Islands and having its registered office at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009 Cayman Islands, (the Surviving Company); and

2	Evergreen Corporation, an exempted company incorporated in the Cayman Islands and having its registered office at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009 Cayman Islands, (the Merging Company),

(the Surviving Company and the Merging Company are together known as the Constituent Companies).

recitals:

A	The board of directors of each Constituent Company have approved a merger of the Constituent Companies so that the Merging Company will merge with and into the Surviving Company (the Merger). Immediately upon the Merger becoming effective the undertaking, property and liabilities of the Merging Company will automatically vest in the Surviving Company, the Merging Company will cease to exist and the Surviving Company will continue as the surviving company.

B	Part XVI of the Companies Act (Revised) of the Cayman Islands (the Companies Act) provides for the statutory mechanics by which the Merger can be effected. Amongst other matters, the Companies Act requires that a written plan of merger be approved by each of the Constituent Companies and their shareholders and that such plan of merger be signed by a director on behalf of each Constituent Company and be filed with the Registrar of Companies in the Cayman Islands (the Registrar). Section 233(4) of the Companies Act provides a list of prescribed matters which must be addressed in the plan of merger.

C	Each Constituent Company wishes to enter this Plan of Merger in accordance with Part XVI of the Companies Act.

D	The board of directors of each Constituent Company have also approved the terms and conditions of an agreement and plan of merger dated 5 September 2024 in the form annexed at Schedule 2 hereto (the Merger Agreement).

It is agreed as follows:

1	Definitions and Interpretation

1.1	Terms not otherwise defined in this Plan of Merger will have the meanings given to them in the Merger Agreement, a copy of which is attached at Schedule 2.

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1.2	In this Plan of Merger:

(a) except where the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting a gender include every gender and references to persons include bodies corporate and unincorporated;

(b) references to recitals, clauses and Schedules are, unless the context otherwise requires, references to recitals and clauses hereof and Schedules hereto and references to sub-clauses are, unless otherwise stated, references to the sub-clause of the clause in which the reference appears;

(c) the recitals and the Schedules form part of this Plan of Merger and will have the same force and effect as if they were expressly set out in the body of this Plan of Merger and any reference to this Plan of Merger will include the recitals and the Schedules;

(d) any reference to this Plan of Merger or to any agreement or document referred to in this Plan of Merger will be construed as a reference to such agreement or document as amended, varied, modified, supplemented, restated, novated or replaced from time to time;

(e) any reference to any statute or statutory provision will, unless the context otherwise requires, be construed as a reference to such statute or statutory provision as the same may have been or may be amended, modified, extended, consolidated, re-enacted or replaced from time to time; and

(f) clause headings and the index are inserted for convenience only and will not affect the construction of this Plan of Merger.

2	Name and registered office of each Constituent Company

2.1	The Merging Company and the Surviving Company are the constituent companies (as defined in the Companies Act) participating in the Merger.

2.2	The Surviving Company will be the surviving company (as defined in the Companies Act) following the Merger.

2.3	Following the Merger the Surviving Company will change its name to “Forekast Group”.

2.4	The registered office of the Merging Company is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

2.5	The registered office of the Surviving Company is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Following the Merger the registered office of the Surviving Company will continue to be Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

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3	Shares in the Constituent Companies

3.1	Immediately prior to the Effective Date, the authorised share capital of the Merging Company will be US$50,000 divided into 479,000,000 Class A Ordinary Shares of US$0.0001 each, 20,000,000 Class B Ordinary Shares of US$0.0001 each and 1,000,000 Preference Shares of US$0.0001 each.

3.2	Immediately prior to the Effective Date, the authorised share capital of the Surviving Company will be US$50,000 divided into 479,000,000 Class A Ordinary Shares of US$0.0001 each, 20,000,000 Class B Ordinary Shares of US$0.0001 each and 1,000,000 Preference Shares of US$0.0001 each.

3.3	Immediately following the Merger, the authorised share capital of the Surviving Company will be US$50,000 divided into 500,000,000 Ordinary Shares of US$0.0001 each.

4	Effective Date

The Merger will be effective on the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Companies Act or such later date as the directors of the Constituent Companies may agree and specify in accordance with this Plan of Merger and the Companies Act (the Effective Date).

5	Terms and conditions of the Merger

5.1	The terms and conditions of the Merger, including the manner and basis of converting shares in the Merging Company into shares in the Surviving Company, are set out in this Plan of Merger and the Merger Agreement (including, without limitation, Article II of the Merger Agreement).

5.2	On the Effective Date (but not before), the rights, property, business, undertaking, goodwill, benefits, immunities and privileges of the Merging Company will vest in the Surviving Company in accordance with section 236(1)(b) of the Companies Act, and the Surviving Company will become liable for and subject, in the same manner as the Merging Company, to all mortgages, charges and security interests, and all contracts, obligations, claims, debts and liabilities of the Merging Company in accordance with section 236(1)(c) of the Companies Act.

5.3	On the Effective Date (but not before), the Merging Company will be struck from the Register of Companies of the Cayman Islands.

6	Rights and restrictions attaching to the shares of the Surviving Company

Following the Merger, the rights and restrictions attaching to the shares in the capital of the Surviving Company will be as detailed in the amended and restated memorandum and articles of association of the Surviving Company attached at Schedule 1 hereto.

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7	Constitutional documentation of the Surviving Company

On the Effective Date, the memorandum and articles of association of the Surviving Company shall be amended and restated by the deletion of the then-current memorandum and articles of association of the Surviving Company in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of the Surviving Company attached at Schedule 1 hereto.

8	Director benefits

No director of the Surviving Company or the Merging Company has received or will receive any amount or benefit consequent upon the Merger.

9	Secured creditors

Neither the Surviving Company nor the Merging Company has any secured creditors nor has either the Surviving Company or the Merging Company granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

10	Directors of the Surviving Company

10.1	The names and addresses of the directors of the surviving company (as defined in the Companies Act) will be: [1]

Name	Address
Muzahid Shah Bin Abdul Rahman	No 22, Jalan MR 1/27, M Residence, 48020 Rawang, Selangor, Malaysia
Izmet Iskandar Bin Mohd Ramli	25, Jalan Limau Besar, Taman Bangsar, 59000 Kuala Lumpur, Malaysia
Lim Wai Loong	6, Jalan TMP 4, Taman Mutiara Puchong, 47100 Selangor, Malaysia
Dr. Mohamad Zabidi Bin Ahmad	Lot 2321-8, Jalan Datuk Sulaiman 3, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur, Malaysia
Chin Wei Jen	Block C-17-18, Residensi Pandanmas 2, Lorong Delapan, Kampung Pandan, 55100 Kuala Lumpur, Malaysia

11	Authorisations

11.1	The board of directors of each Constituent Company have approved this Plan of Merger in accordance with section 233(3) of the Companies Act.

11.2	The shareholders of each Constituent Company have authorised this Plan of Merger by way of a special resolution in accordance with section 233(6) of the Companies Act.

12	Termination or amendment

12.1	At any time prior to the Effective Date, this Plan of Merger may be:

(a) terminated by the directors of either of the Constituent Companies; or

1 To be confirmed

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(b) amended by the directors of both of the Constituent Companies to:

(i) change the Effective Date, provided that the new Effective Date of the Merger complies with the provisions of section 234 of the Companies Act such that it cannot be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar; or

(ii) to make any other changes to this Plan of Merger which the directors of both the Constituent Companies consider, in their sole and absolute discretion, to be necessary or desirable for the purpose of effecting the Merger, provided that such changes do not materially adversely affect any rights of the shareholders of either Constituent Company, as determined by the directors of each of the Surviving Company and the Merging Company, respectively.

12.2	If this Plan of Merger is terminated or amended in accordance with this clause after it has been filed with the Registrar but before it has become effective, the Constituent Companies must file or cause to be filed notice of the termination or amendment (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Companies Act and must distribute copies of such notice in accordance with section 235(3) of the Companies Act.

13	Counterparts

This Plan of Merger may be executed and delivered in any number of counterparts, all of which taken together constitute one and the same document.

14	Governing law and jurisdiction

14.1	This Plan of Merger is governed by and will be construed in accordance with the laws of the Cayman Islands.

14.2	The parties submit to the exclusive jurisdiction of the courts of the Cayman Islands and the courts of appeal from them to determine any dispute arising out of or in connection with this Plan of Merger. The parties agree not to object to the exercise of jurisdiction of those courts on any basis.

[Signature page follows.]

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IN WITNESS whereof this Plan of Merger has been entered into by the parties on the date first written above.

Surviving Company

Signed for and on behalf of	)
Evergreen Merger Corporation	)
by:	)
)
Name:	)
Title: Director	)

Merging Company

Signed for and on behalf of	)
Evergreen Corporation	)
by:	)
)
Name:	)
Title: Director	)

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Schedule 1

Amended and Restated Memorandum and Articles of Association of the Surviving Company

8

Schedule 2

Merger Agreement

9

Annex B

Companies Act (Revised)

Company Limited by Shares

amended and restated

memorandum of association
OF
Forekast Group

Adopted by special resolution on [  ] and effective on [  ]

B-1

Companies Act (Revised)

Company Limited by Shares

Amended and Restated

Memorandum of Association

of

Forekast Group

Adopted by special resolution on [  ] and effective on [  ]

1	The name of the Company is Forekast Group.

2	The Company’s registered office will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide.

3	The Company’s objects are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4	The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27 (2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a) the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b) insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised); or

(c) the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

6	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

8	The share capital of the Company is US$50,000 divided into 500,000,000 Ordinary Shares of US$0.0001 par value each. However, subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

	(a)	redeem or repurchase any of its shares;

	(b)	increase or reduce its capital;

	(c)	issue any part of its capital (whether original, redeemed, increased or reduced):

(i) with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii) subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; and

	(d)	alter any of those rights, privileges, conditions, limitations or restrictions.

9	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Companies Act (Revised)

Company Limited By Shares

AMENDED AND RESTATED
articles of association
of
FOREKAST GROUP

(Adopted by special resolution passed on [  ] and effective on [  ])

Contents

1	Definitions, interpretation and exclusion of Table A	1
Definitions		1
Interpretation		4
Exclusion of Table A Articles		5
2	Shares	5
Power to issue Shares and options, with or without special rights		5
Power to pay commissions and brokerage fees		6
Trusts not recognised		6
Security interests		6
Power to vary class rights		7
Effect of new Share issue on existing class rights		7
Capital contributions without issue of further Shares		7
No bearer Shares or warrants		8
Treasury Shares		8
Rights attaching to Treasury Shares and related matters		8
Register of Members		8
Annual Return		9
3	Share certificates	9
Issue of share certificates		9
Renewal of lost or damaged share certificates		9
4	Lien on Shares	10
Nature and scope of lien		10
Company may sell Shares to satisfy lien		10
Authority to execute instrument of transfer		11
Consequences of sale of Shares to satisfy lien		11
Application of proceeds of sale		11
5	Calls on Shares and forfeiture	12
Power to make calls and effect of calls		12
Time when call made		12
Liability of joint holders		12
Interest on unpaid calls		12
Deemed calls		12
Power to accept early payment		12
Power to make different arrangements at time of issue of Shares		13
Notice of default		13
Forfeiture or surrender of Shares		13
Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender		13
Effect of forfeiture or surrender on former Member		14
Evidence of forfeiture or surrender		14
Sale of forfeited or surrendered Shares		14
6	Transfer of Shares	15
Form of Transfer		15
Power to refuse registration for Shares not listed on a Designated Stock Exchange		15
Suspension of transfers		15
Company may retain instrument of transfer		16
Notice of refusal to register		16

7	Transmission of Shares	16
Persons entitled on death of a Member		16
Registration of transfer of a Share following death or bankruptcy		16
Indemnity		17
Rights of person entitled to a Share following death or bankruptcy		17
8	Alteration of capital	17
Increasing, consolidating, converting, dividing and cancelling share capital		17
Dealing with fractions resulting from consolidation of Shares		18
Reducing share capital		18
9	Redemption and purchase of own Shares	18
Power to issue redeemable Shares and to purchase own Shares		18
Power to pay for redemption or purchase in cash or in specie		19
Effect of redemption or purchase of a Share		19
10	Meetings of Members	19
Annual and extraordinary general meetings		19
Power to call meetings		20
Content of notice		21
Period of notice		21
Persons entitled to receive notice		21
Accidental omission to give notice or non-receipt of notice		22
11	Proceedings at meetings of Members	22
Quorum		22
Lack of quorum		23
Use of technology		23
Chairman		23
Right of a Director to attend and speak		23
Accommodation of Members at meeting		23
Security		24
Adjournment and Postponement		24
Method of voting		24
Taking of a poll		25
Chairman’s casting vote		25
Amendments to resolutions		25
Written resolutions		26
Sole-Member Company		27
12	Voting rights of Members	28
Right to vote		28
Rights of joint holders		28
Representation of corporate Members		28
Member with mental disorder		29
Objections to admissibility of votes		29
Form of proxy		29
How and when proxy is to be delivered		30
Voting by proxy		31
13	Number of Directors	32
14	Appointment, disqualification and removal of Directors	32
No age limit		32
Corporate Directors		32
No shareholding qualification		32
Appointment of Directors		32
Board’s power to appoint Directors		33
Removal of Directors		33
Resignation of Directors		33
Termination of the office of Director		34

15	Alternate Directors	34
Appointment and removal		34
Notices		35
Rights of alternate Director		35
Appointment ceases when the appointor ceases to be a Director		36
Status of alternate Director		36
Status of the Director making the appointment		36
16	Powers of Directors	36
Powers of Directors		36
Directors below the minimum number		37
Appointments to office		37
Provisions for employees		38
Exercise of voting rights		38
Remuneration		38
Disclosure of information		38
17	Delegation of powers	39
Power to delegate any of the Directors’ powers to a committee		39
Local boards		39
Power to appoint an agent of the Company		40
Power to appoint an attorney or authorised signatory of the Company		40
Borrowing Powers		41
Corporate Governance		41
18	Meetings of Directors	41
Regulation of Directors’ meetings		41
Calling meetings		41
Notice of meetings		41
Use of technology		41
Quorum		41
Chairman or deputy to preside		42
Voting		42
Recording of dissent		42
Written resolutions		42
Validity of acts of Directors in spite of formal defect		43
19	Permissible Directors’ interests and disclosure	43
20	Minutes	43
21	Accounts and audit	44
Auditors		44
22	Record dates	44
23	Dividends	45
Source of dividends		45
Declaration of dividends by Members		45
Payment of interim dividends and declaration of final dividends by Directors		45
Apportionment of dividends		46
Right of set off		46
Power to pay other than in cash		46
How payments may be made		47
Dividends or other monies not to bear interest in absence of special rights		47
Dividends unable to be paid or unclaimed		47

24	Capitalisation of profits	48
Capitalisation of profits or of any share premium account or capital redemption reserve;		48
Applying an amount for the benefit of Members		48
25	Share Premium Account	48
Directors to maintain share premium account		48
Debits to share premium account		48
26	Seal	49
Company seal		49
Duplicate seal		49
When and how seal is to be used		49
If no seal is adopted or used		49
Power to allow non-manual signatures and facsimile printing of seal		49
Validity of execution		50
27	Indemnity	50
Release		50
Insurance		51
28	Notices	51
Form of notices		51
Electronic communications		51
Persons entitled to notices		52
Persons authorised to give notices		53
Delivery of written notices		53
Joint holders		53
Signatures		53
Giving notice to a deceased or bankrupt Member		53
Date of giving notices		54
Saving provision		54
29	Authentication of Electronic Records	54
Application of Articles		54
Authentication of documents sent by Members by Electronic means		54
Authentication of document sent by the Secretary or Officers of the Company by Electronic means		55
Manner of signing		55
Saving provision		56
30	Transfer by way of continuation	56
31	Winding up	57
Distribution of assets in specie		57
No obligation to accept liability		57
32	Amendment of Memorandum and Articles	57
Power to change name or amend Memorandum		57
Power to amend these Articles		57
33	Mergers and Consolidations	57
34	Certain Tax Filings	57
35	Business Opportunities	58

Companies Act (Revised)

Company Limited by Shares

Amended and Restated
Articles of Association

of

Forekast Group

(Adopted by special resolution passed on [  ] and effective on [  ])

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Act means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force;

Applicable Law means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person;

Articles means, as appropriate:

(a) these amended and restated articles of association as amended, restated, supplemented and/or otherwise modified from time to time: or

(b) two or more particular articles of these Articles;

and Article refers to a particular article of these Articles;

Auditors means the auditor or auditors for the time being of the Company;

Board means the board of Directors from time to time;

Business Day means a day when banks in Grand Cayman, the Cayman Islands are open for the transaction of normal banking business and for the avoidance of doubt, shall not include a Saturday, Sunday or public holiday in the Cayman Islands;

Cause means a Director’s (1) continued gross negligence (as defined and interpreted under the laws of Delaware); (2) wilful default and / or wilful misconduct in the performance of his duties (including but not limited to embezzlement, fraud or deceit), which has a direct material adverse effect on the Company; (3) the indictment or conviction (by trial, upon a plea or otherwise) of Director, or the admission of guilt by Director, of: (i) a breach of fiduciary duty to the Company; or (ii) a felony or a crime involving moral turpitude or any other act of dishonesty, fraud or deceit that is punishable by imprisonment of thirty (30) days or more, provided, however, that nothing in these Articles shall obligate the Company to pay any compensation or benefits during any period that Director is unable to perform his or her duties hereunder due to any incarceration; and / or (4) incarceration of thirty (30) days or more of the Director;

Cayman Islands means the British Overseas Territory of the Cayman Islands;

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Clear Days, in relation to a period of notice, means that period of calendar days excluding:

(a) the calendar day when the notice is given or deemed to be given; and

(b) the calendar day for which it is given or on which it is to take effect;

Commission means Securities and Exchange Commission of the United States of America or other federal agency for the time being administering the U.S. Securities Act;

Company means the above-named company;

Default Rate means ten per cent per annum;

Designated Stock Exchanges means the Nasdaq Global Market in the United States of America for so long as the Company’s Shares are there listed and any other stock exchange on which the Company’s Shares are listed for trading, including the OTC Markets Group;

Designated Stock Exchange Rules means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares or on the Designated Stock Exchanges;

Directors means the directors for the time being of the Company and the expression Director shall be construed accordingly;

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Fully Paid Up means:

(a) in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth; and

(b) in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth;

General Meeting means a general meeting of the Company duly constituted in accordance with the Articles;

Independent Director means a Director who is an independent director as defined in the Designated Stock Exchange Rules as determined by the Board;

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Member means any person or persons entered on the register of Members from time to time as the holder of a Share;

Memorandum means the amended and restated memorandum of association of the Company as amended, restated, supplemented and/or otherwise modified from time to time;

month means a calendar month;

Officer means a person appointed to hold an office in the Company including a Director, alternate Director or liquidator and excluding the Secretary;

Ordinary Resolution means a resolution of a General Meeting passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote thereon in person or by proxy or, in the case of corporations, by their duly authorised representatives, at that General Meeting. The expression also includes a written resolution passed by the requisite majority in accordance with Article 11.22;

Ordinary Share means an ordinary share of a par value of US$0.0001 in the capital of the Company;

Partly Paid Up means:

(a) in relation to a Share with par value, that the par value for that Share and any premium payable in respect of the issue of that Share, has not been fully paid or credited as paid in money or money’s worth; and

(b) in relation to a Share without par value, means that the agreed issue price for that Share has not been fully paid or credited as paid in money or money’s worth;

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Share means a share in the share capital of the Company and the expression:

(a) includes stock (except where a distinction between shares and stock is expressed or implied); and

(b) where the context permits, also includes a fraction of a Share;

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Special Resolution has the meaning given to that term in the Act. The expression includes a unanimous written resolution by all of the Members entitled to vote at such meeting;

Tax Filing Authorised Person means such person as any director shall designate from time to time, acting severally;

Treasury Shares means Shares held in treasury pursuant to the Act and Article 2.16; and

U.S. Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

	(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

(i) any statutory modification, amendment or re-enactment; and

(ii) any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Act of the Cayman Islands is taken to be a reference to the revision of that Act in force from time to time as amended from time to time.

	(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

	(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

	(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

	(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

	(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

	(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

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	(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

	(i)	The words including, include and in particular or any similar expression are to be construed without limitation.

	(j)	Any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an Electronic Signature.

	(k)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

	(l)	The term “holder” in relation to a Share means a person whose name is entered in the register of Members as the holder of such Share.

1.3	The headings in these Articles are intended for convenience only and shall not affect the interpretation of these Articles.

Exclusion of Table A Articles

1.4	The regulations contained in Table A in the First Schedule of the Act and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in General Meeting), these Articles and, where applicable, the rules and regulations of the Designated Stock Exchanges, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), issue, grant options over or otherwise deal with any unissued Shares to such persons, at such times and on such terms and conditions as they may decide. No Share may be issued at a discount except in accordance with the provisions of the Act.

2.2	Without limitation to the preceding Article, the Directors may so deal with the unissued Shares:

	(a)	either at a premium or at par; or

	(b)	with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

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2.3	Without limitation to the two preceding Articles, the Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

2.4	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the Directors may decide.

2.5	The Company may issue units of securities in the Company, which may be comprised of Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, on such terms and conditions as the directors may decide.

Power to pay commissions and brokerage fees

2.6	The Company may, in so far as the Act permits, pay a commission to any person in consideration of that person:

(a) subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b) procuring or agreeing to procure subscriptions, whether absolute or conditional,

for any Shares. That commission may be satisfied by the payment of cash or the allotment of Fully Paid Up or Partly Paid Up Shares or partly in one way and partly in another.

2.7	The Company may employ a broker in the issue of its capital and pay him any proper commission or brokerage.

Trusts not recognised

2.8	Except as required by Act:

(a) no person shall be recognised by the Company as holding any Share on any trust; and

(b) no person other than the Member shall be recognised by the Company as having any right in a Share.

Security interests

2.9	Notwithstanding the preceding Article, the Company may (but shall not be obliged to) recognise a security interest of which it has actual notice over shares. The Company shall not be treated as having recognised any such security interest unless it has so agreed in writing with the secured party.

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Power to vary class rights

2.10	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

	(a)	the Members holding not less than two-thirds of the issued Shares of that class consent in writing to the variation; or

	(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

2.11	For the purpose of Article 2.10(b), all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

	(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

	(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

Effect of new Share issue on existing class rights

2.12	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

Capital contributions without issue of further Shares

2.13	With the consent of a Member, the Directors may accept a voluntary contribution to the capital of the Company from that Member without issuing Shares in consideration for that contribution. In that event, the contribution shall be dealt with in the following manner:

	(a)	It shall be treated as if it were a share premium.

	(b)	Unless the Member agrees otherwise:

(i) if the Member holds Shares in a single class of Shares, it shall be credited to the share premium account for that class of Shares;

(ii) if the Member holds Shares of more than one class, it shall be credited rateably to the share premium accounts for those classes of Shares (in the proportion that the sum of the issue prices for each class of Shares that the Member holds bears to the total issue prices for all classes of Shares that the Member holds).

2.14	It shall be subject to the provisions of the Act and these Articles applicable to share premiums

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No bearer Shares or warrants

2.15	The Company shall not issue Shares or warrants to bearers.

Treasury Shares

2.16	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Act shall be held as Treasury Shares and not treated as cancelled if:

(a) the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(b) the relevant provisions of the Memorandum and Articles and the Act are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.17	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be made to the Company in respect of a Treasury Share.

2.18	The Company shall be entered in the register of Members as the holder of the Treasury Shares. However:

(a) the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b) a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act.

2.19	Nothing in Article 2.18 prevents an allotment of Shares as Fully Paid Up bonus shares in respect of a Treasury Share and Shares allotted as Fully Paid Up bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.20	Treasury Shares may be disposed of by the Company in accordance with the Act and otherwise on such terms and conditions as the Directors determine.

Register of Members

2.21	The Directors shall keep or cause to be kept a register of Members as required by the Act and may cause the Company to maintain one or more branch registers as contemplated by the Act, provided that where the Company is maintaining one or more branch registers, the Directors shall ensure that a duplicate of each branch register is kept with the Company’s principal register of Members and updated within such number of days of any amendment having been made to such branch register as may be required by the Act.

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2.22	The title to Shares listed on a Designated Stock Exchange may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Designated Stock Exchange and, for these purposes, the register of Members may be maintained in accordance with Article 40B of the Act.

Annual Return

2.23	The Directors in each calendar year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Act and shall deliver a copy thereof to the registrar of companies for the Cayman Islands.

3	Share certificates

Issue of share certificates

3.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. If the Directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the Directors may issue to any Member:

(a) without payment, one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b) upon payment of such reasonable sum as the Directors may determine for every certificate after the first, several certificates each for one or more of that Member’s Shares.

3.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid Up or Partly Paid Up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

3.3	Every certificate shall bear legends required under the Applicable Laws, including the U.S. Securities Act (to the extent applicable).

3.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

3.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a) evidence;

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	(b)	indemnity;

	(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

	(d)	payment of a reasonable fee, if any for issuing a replacement share certificate,

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

4	Lien on Shares

Nature and scope of lien

4.1	The Company has a first and paramount lien on all Shares (whether Fully Paid Up or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all monies payable to the Company by the Member or the Member’s estate:

	(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

	(b)	whether or not those monies are presently payable.

4.2	At any time the Board may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

4.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

	(a)	the sum in respect of which the lien exists is presently payable;

	(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

	(c)	that sum is not paid within fourteen Clear Days after that notice is deemed to be given under these Articles,

and Shares to which this Article 4.3 applies shall be referred to as Lien Default Shares.

4.4	The Lien Default Shares may be sold in such manner as the Board determines.

4.5	To the maximum extent permitted by law, the Directors shall incur no personal liability to the Member concerned in respect of the sale.

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Authority to execute instrument of transfer

4.6	To give effect to a sale, the Directors may authorise any person to execute an instrument of transfer of the Lien Default Shares sold to, or in accordance with the directions of, the purchaser.

4.7	The title of the transferee of the Lien Default Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

4.8	On a sale pursuant to the preceding Articles:

(a) the name of the Member concerned shall be removed from the register of Members as the holder of those Lien Default Shares; and

(b) that person shall deliver to the Company for cancellation the certificate (if any) for those Lien Default Shares.

4.9	Notwithstanding the provisions of Article 4.8, such person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Lien Default Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the Lien Default Shares at the time of sale or for any consideration received on their disposal.

Application of proceeds of sale

4.10	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Lien Default Shares have been sold:

(a) if no certificate for the Lien Default Shares was issued, at the date of the sale; or

(b) if a certificate for the Lien Default Shares was issued, upon surrender to the Company of that certificate for cancellation but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Lien Default Shares before the sale.

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5	Calls on Shares and forfeiture

Power to make calls and effect of calls

5.1	Subject to the terms of allotment, the Board may make calls on the Members in respect of any monies unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

5.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

5.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. He shall not be liable for calls made after he is no longer registered as Member in respect of those Shares.

Time when call made

5.4	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Liability of joint holders

5.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

5.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a) at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b) if no rate is fixed, at the Default Rate.

The Directors may waive payment of the interest wholly or in part.

Deemed calls

5.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

5.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

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Power to make different arrangements at time of issue of Shares

5.9	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

5.10	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a) the amount unpaid;

(b) any interest which may have accrued; and

(c) any expenses which have been incurred by the Company due to that person’s default.

5.11	The notice shall state the following:

(a) the place where payment is to be made; and

(b) a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

5.12	If the notice given pursuant to Article 5.10 is not complied with, the Directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the Board may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

5.13	The directors may accept the surrender for no consideration of any Fully Paid Up Share.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

5.14	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the Directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

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Effect of forfeiture or surrender on former Member

5.15	On forfeiture or surrender:

	(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

	(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

5.16	Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

	(a)	all expenses; and

	(b)	interest from the date of forfeiture or surrender until payment:

(i) at the rate of which interest was payable on those monies before forfeiture; or

(ii) if no interest was so payable, at the Default Rate.

The Directors, however, may waive payment wholly or in part.

Evidence of forfeiture or surrender

5.17	A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

	(a)	that the person making the declaration is a Director or Secretary of the Company, and

	(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

5.18	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

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6	Transfer of Shares

Form of Transfer

6.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, a Member may transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the directors, executed:

	(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

	(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

6.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the Register of Members.

Power to refuse registration for Shares not listed on a Designated Stock Exchange

6.3	Where the Shares in question are not listed on or subject to the rules of any Designated Stock Exchange, the Directors may in their absolute discretion decline to register any transfer of such Shares which are not Fully Paid Up or on which the Company has a lien. The Directors may also, but are not required to, decline to register any transfer of any such Share unless:

	(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

	(b)	the instrument of transfer is in respect of only one class of Shares;

	(c)	the instrument of transfer is properly stamped, if required;

	(d)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;

	(e)	the Shares transferred are Fully Paid Up and free of any lien in favour of the Company; and

	(f)	any applicable fee of such maximum sum as the Designated Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

Suspension of transfers

6.4	The registration of transfers may, on 14 Clear Days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of Members closed for more than 30 Clear Days in any year.

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Company may retain instrument of transfer

6.5	All instruments of transfer that are registered shall be retained by the Company.

Notice of refusal to register

6.6	If the Directors refuse to register a transfer of any Shares not listed on a Designated Stock Exchange, they shall within one month after the date on which the instrument of transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

7	Transmission of Shares

Persons entitled on death of a Member

7.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a) where the deceased Member was a joint holder, the survivor or survivors; and

(b) where the deceased Member was a sole holder, that Member’s personal representative or representatives.

7.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

7.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a) to become the holder of the Share; or

(b) to transfer the Share to another person.

7.4	That person must produce such evidence of his entitlement as the Directors may properly require.

7.5	If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

7.6	If the person elects to transfer the Share to another person then:

(a) if the Share is Fully Paid Up, the transferor must execute an instrument of transfer; and

(b) if the Share is nil or Partly Paid Up, the transferor and the transferee must execute an instrument of transfer.

7.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

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Indemnity

7.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

7.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. But, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares.

8	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

8.1	To the fullest extent permitted by the Act, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

	(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

	(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

	(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

	(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

	(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

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Dealing with fractions resulting from consolidation of Shares

8.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the Directors may on behalf of those Members deal with the fractions as it thinks fit, including (without limitation):

(a) sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company); and

(b) distribute the net proceeds in due proportion among those Members.

8.3	For the purposes of Article 8.2, the Directors may authorise some person to execute an instrument of transfer of the Shares to, in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

Reducing share capital

8.4	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

9	Redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

9.1	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may by its Directors:

(a) issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the issue of those Shares;

(b) with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the Directors determine at the time of such variation; and

(c) purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the Directors determine at the time of such purchase.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

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Power to pay for redemption or purchase in cash or in specie

9.2	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares or by the terms applying to those Shares in accordance with Article 9.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

9.3	Upon the date of redemption or purchase of a Share:

(a) the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i) the price for the Share; and

(ii) any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b) the Member’s name shall be removed from the register of Members with respect to the Share; and

(c) the Share shall be cancelled or held as a Treasury Share, as the Directors may determine.

9.4	For the purpose of Article 9.3, the date of redemption or purchase is the date when the redemption or purchase falls due.

10	Meetings of Members

Annual and extraordinary general meetings

10.1	The Company may, but shall not (unless required by the Designated Stock Exchange Rules, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the Board, in accordance with these Articles.

10.2	All general meetings other than annual general meetings shall be called extraordinary general meetings.

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Power to call meetings

10.3	The Directors may call a general meeting at any time.

10.4	If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

10.5	Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together hold at least ten per cent of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.

10.6	Members seeking to nominate candidates for election as directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

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10.7	If the Members call a meeting under the above provisions, the Company shall reimburse their reasonable expenses.

Content of notice

10.8	Notice of a general meeting shall specify each of the following:

	(a)	the place, the date and the hour of the meeting;

	(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;

	(c)	subject to paragraph (d) and the requirements of the Designated Stock Exchange Rules (to the extent applicable), the general nature of the business to be transacted; and

	(d)	if a resolution is proposed as a Special Resolution, the text of that resolution.

10.9	In each notice there shall appear with reasonable prominence the following statements:

	(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

	(b)	that a proxyholder need not be a Member.

Period of notice

10.10	At least five (5) Clear Days’ notice shall be given to Members for any general meeting.

10.11	Subject to the Act, a meeting may be convened on shorter notice, subject to the Act with the consent of the Member or Members who, individually or collectively, hold not less than 50 per cent of the voting rights of all those who have a right to vote at that meeting.

Persons entitled to receive notice

10.12	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

	(a)	the Members

	(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;

	(c)	the Directors; and

	(d)	the Auditors (if appointed).

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10.13	The Board may determine that the Members entitled to receive notice of a meeting are those persons entered on the register of Members at the close of business on a day determined by the Board.

Accidental omission to give notice or non-receipt of notice

10.14	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

10.15	In addition, where a notice of meeting is published on a website proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

11	Proceedings at meetings of Members

Quorum

11.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy. A quorum is as follows:

(a)	if the Company has only one Member: that Member;

(b)	if the Company has more than one Member: one or more Members holding Shares that represent not less than one-third of the outstanding Shares carrying the right to vote at such general meeting, being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy.

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Lack of quorum

11.2	If a quorum is not present within fifteen minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the meeting shall be dissolved.

Use of technology

11.3	A person may participate in a general meeting through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

11.4	A person participating in this way is deemed to be present in person at the meeting.

Chairman

11.5	The chairman of a general meeting shall be the chairman of the Board or such other Director as the Directors have nominated to chair Board meetings in the absence of the chairman of the Board. Absent any such person being present within fifteen minutes of the time appointed for the meeting, the Directors present shall elect one of their number to chair the meeting.

11.6	If no Director is present within fifteen minutes of the time appointed for the meeting, or if no Director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a Director to attend and speak

11.7	Even if a Director is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares.

Accommodation of Members at meeting

11.8	lf it appears to the chairman of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all Members entitled and wishing to attend, the meeting will be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a Member who is unable to be accommodated is able (whether at the meeting place or elsewhere):

(a)	to participate in the business for which the meeting has been convened;

(b)	to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise); and

(c)	to be heard and seen by all other persons present in the same way.

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Security

11.9	In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

Adjournment and Postponement

11.10	The chairman may at any time adjourn a meeting with the consent of the Members constituting a quorum. The chairman must adjourn the meeting if so directed by the meeting. No business, however, can be transacted at an adjourned meeting other than business which might properly have been transacted at the original meeting.

11.11	Should a meeting be adjourned for more than thirty Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least five Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

11.12	If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

11.13	When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

Method of voting

11.14	A resolution put to the vote of the meeting shall be decided on a poll.

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Taking of a poll

11.15	A poll demanded on the question of adjournment shall be taken immediately.

11.16	A poll demanded on any other question shall be taken either immediately or at an adjourned meeting at such time and place as the chairman directs, not being more than thirty Clear Days after the poll was demanded.

11.17	The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which the poll was demanded.

11.18	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held in more than one place, the chairman may appoint scrutineers in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Chairman’s casting vote

11.19	In the case of an equality of votes, the Chairman shall be entitled to a second or casting vote.

Amendments to resolutions

11.20	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), notice of the proposed amendment is given to the Company in writing by a Member entitled to vote at that meeting; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

11.21	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b)	the amendment does not go beyond what the chairman considers is necessary to correct a grammatical or other non-substantive error in the resolution.

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11.22	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

Written resolutions

11.23	Without limitation to section 60(1) of the Act, Members may pass a Special Resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)	all Members entitled so to vote;

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution, which shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held, is passed when all such Members have so signified their agreement to the resolutions.

11.24	Members may pass an Ordinary Resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote on the resolution are:

(i)	given notice of the resolution as if the same were being proposed at a meeting of Members; and

(ii)	notified in the same or an accompanying notice of the date by which the resolution must be passed if it is not to lapse, being a period of seven (7) days beginning with the date that the notice is first given;

(b)	the required majority of the Members entitled so to vote:

(i)	sign a document; or

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(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution, which shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held, is passed upon the later of these dates: (i) subject to the following Article, the date next immediately following the end of the period of three (3) days beginning with the date that notice of the resolution is first given and (ii) the date when the required majority have so signified their agreement to the resolution. However, the proposed written resolution lapses if it is not passed before the end of the period of seven (7) days beginning with the date that notice of it is first given.

11.25	If all Members entitled to be given notice of the Ordinary Resolution consent, a written resolution may be passed as soon as the required majority have signified their agreement to the resolution, without any minimum period of time having first elapsed. Save that the consent of the majority may be incorporated in the written resolution, each consent shall be in writing or given by Electronic Record and shall otherwise be given to the Company in accordance with Article 28 (Notices) prior to the written resolution taking effect.

11.26	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

11.27	The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-Member Company

11.28	If the Company has only one Member, and the Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

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12	Voting rights of Members

Right to vote

12.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting, and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares.

12.2	Members may vote in person or by proxy.

12.3	Every Member shall have one vote for each Share he holds, unless any Share carries special voting rights.

12.4	No Member is bound to vote on his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

12.5	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

12.6	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

12.7	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

12.8	The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.

12.9	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

12.10	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

12.11	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

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12.12	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

Member with mental disorder

12.13	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

12.14	For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

12.15	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

12.16	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors.

12.17	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

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12.18	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

12.19	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with Article 12.17.

12.20	No revocation by a Member of the appointment of a proxy made in accordance with Article 12.19 will affect the validity of any acts carried out by the relevant proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

12.21	Subject to the following Articles, the Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the Directors) must be delivered so that it is received by the Company before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place within the Cayman Islands specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

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(c)	Notwithstanding Article 12.21(a) and Article 12.21(b), the chairman of the Company may, in any event at his discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

12.22	Where a poll is taken:

(a)	if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 12.21 at least twenty-four (24) hours before the time appointed for the taking of the poll; or

(b)	if it is to be taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 12.21 before the time appointed for the taking of the poll.

12.23	If the form of appointment of proxy is not delivered on time, it is (unless the chairman declares it to be duly deposited) invalid.

12.24	When two or more valid but differing appointments of proxy are delivered or received in respect of the same Share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that Share. lf the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that Share.

12.25	The Board may at the expense of the Company send forms of appointment of proxy to the Members by post (that is to say, pre-paying and posting a letter), or by Electronic communication or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of Shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person. lf for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the Members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any Member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting

Voting by proxy

12.26	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

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12.27	The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll and a demand by a person as proxy for a Member shall be the same as a demand by a Member. Such appointment shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

13	Number of Directors

13.1	There shall be a Board consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors. Unless fixed by Ordinary Resolution, the maximum number of Directors shall be unlimited.

14	Appointment, disqualification and removal of Directors

No age limit

14.1	There is no age limit for Directors save that they must be at least eighteen years of age.

Corporate Directors

14.2	Unless prohibited by law, a body corporate may be a Director. If a body corporate is a Director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about Directors’ meetings.

No shareholding qualification

14.3	Unless a shareholding qualification for Directors is fixed by Ordinary Resolution, no Director shall be required to own Shares as a condition of his appointment.

Appointment of Directors

14.4	The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand elected for a term expiring at the Company’s first annual general meeting, the Class II Directors shall stand elected for a term expiring at the Company’s second annual general meeting and the Class III Directors shall stand elected for a term expiring at the Company’s third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. Subject to Article 14.11, all Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

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14.5	A Director may be appointed by Ordinary Resolution or by the Directors. Any appointment may be to fill a vacancy or as an additional Director.

14.6	The remaining Director(s) may appoint a Director even though there is not a quorum of Directors.

14.7	No appointment can cause the number of Directors to exceed the maximum (if one is set); and any such appointment shall be invalid.

14.8	For so long as Shares are listed on a Designated Stock Exchange, the Directors shall include at least such number of Independent Directors as Applicable Law or the rules and regulations of the Designated Stock Exchange require, subject to applicable phase-in rules of the Designated Stock Exchange rules or regulations or the Designated Stock Exchange Rules, as determined by the Board.

Board’s power to appoint Directors

14.9	Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

14.10	An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

Removal of Directors

14.11	A Director may be removed prior to the expiration of his term of office by Special Resolution for Cause.

Resignation of Directors

14.12	A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

14.13	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

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Termination of the office of Director

14.14	A Director may retire from office as a Director by giving notice in writing to that effect to the Company at the registered office, which notice shall be effective upon such date as may be specified in the notice, failing which upon delivery to the registered office.

14.15	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise), a Director’s office shall be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a Director; or

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	he resigns his office by notice to the Company; or

(d)	he only held office as a Director for a fixed term and such term expires; or

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a Director; or

(f)	he is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); or

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other Directors, he is absent from meetings of Directors for a continuous period of six months or

(i)	a Special Resolution is passed in accordance with Article 14.11.

15	Alternate Directors

Appointment and removal

15.1	Any Director may appoint any other person, including another Director, to act in his place as an alternate Director. No appointment shall take effect until the Director has given notice of the appointment to the Board. Such notice must be given to each other Director by either of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the other Director has an email address, by emailing to that address a scanned copy of the notice as a PDF attachment (the PDF version being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of receipt by the recipient in readable form. For the avoidance of doubt, the same email may be sent to the email address of more than one Director (and to the email address of the Company pursuant to Article 15.4(c)).

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15.2	Without limitation to the preceding Article, a Director may appoint an alternate for a particular meeting by sending an email to his fellow Directors informing them that they are to take such email as notice of such appointment for such meeting. Such appointment shall be effective without the need for a signed notice of appointment or the giving of notice to the Company in accordance with Article 15.4.

15.3	A Director may revoke his appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the Board. Such notice must be given by either of the methods specified in Article 15.1.

15.4	A notice of appointment or removal of an alternate Director shall be effective only if given to the Company by one or more of the following methods:

(a)	by notice in writing in accordance with the notice provisions contained in these Articles;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

15.5	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.

Rights of alternate Director

15.6	An alternate Director shall be entitled to attend and vote at any Board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present, and generally to perform all the functions of the appointing Director in his absence. An alternate Director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate Director.

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Appointment ceases when the appointor ceases to be a Director

15.7	An alternate Director shall cease to be an alternate Director if:

(a)	the Director who appointed him ceases to be a Director; or

(b)	the Director who appointed him revokes his appointment by notice delivered to the Board or to the registered office of the Company or in any other manner approved by the Board; or

(c)	in any event happens in relation to him which, if he were a Director of the Company, would cause his office as Director to be vacated.

Status of alternate Director

15.8	An alternate Director shall carry out all functions of the Director who made the appointment.

15.9	Save where otherwise expressed, an alternate Director shall be treated as a Director under these Articles.

15.10	An alternate Director is not the agent of the Director appointing him.

15.11	An alternate Director is not entitled to any remuneration for acting as alternate Director.

Status of the Director making the appointment

15.12	A Director who has appointed an alternate is not thereby relieved from the duties which he owes the Company.

16	Powers of Directors

Powers of Directors

16.1	Subject to the provisions of the Act, the Memorandum and these Articles, the business of the Company shall be managed by the Directors who may for that purpose exercise all the powers of the Company.

16.2	No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Act, Members may, by Special Resolution, validate any prior or future act of the Directors which would otherwise be in breach of their duties.

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Directors below the minimum number

16.3	lf the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. lf there are no Director or Directors able or willing to act, any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he is re-elected during such meeting.

Appointments to office

16.4	The Directors may appoint a Director:

(a)	as chairman of the Board;

(b)	as managing Director;

(c)	to any other executive office,

for such period, and on such terms, including as to remuneration as they think fit.

16.5	The appointee must consent in writing to holding that office.

16.6	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.

16.7	If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

16.8	Subject to the provisions of the Act, the Directors may also appoint and remove any person, who need not be a Director:

(a)	as Secretary; and

(b)	to any office that may be required

for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the Directors decide.

16.9	The Secretary or Officer must consent in writing to holding that office.

16.10	A Director, Secretary or other Officer of the Company may not hold the office, or perform the services, of auditor.

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Provisions for employees

16.11	The Board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family or any person who is dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiary undertakings.

Exercise of voting rights

16.12	The Board may exercise the voting power conferred by the Shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including, without limitation, the exercise of that power in favour of any resolution appointing any Director as a Director of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate).

Remuneration

16.13	Every Director may be remunerated by the Company for the services he provides for the benefit of the Company, whether as Director, employee or otherwise, and shall be entitled to be paid for the expenses incurred in the Company’s business including attendance at Directors’ meetings.

16.14	Until otherwise determined by the Company by Ordinary Resolution, the Directors (other than alternate Directors) shall be entitled to such remuneration by way of fees for their services in the office of Director as the Directors may determine.

16.15	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the Director or to any other person connected to or related to him.

16.16	Unless his fellow Directors determine otherwise, a Director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

16.17	Subject to the compliance with Applicable Laws, including the federal securities laws of the United States, the Directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the register of Members relating to a Member, (and they may authorise any Director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in his possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the Designated Stock Exchange Rules; or

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(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the Directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

17	Delegation of powers

Power to delegate any of the Directors’ powers to a committee

17.1	The Directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-Directors so long as the majority of those persons are Directors. For so long as Shares are listed on a Designated Stock Exchange, any such committee shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by Applicable Law.

17.2	The delegation may be collateral with, or to the exclusion of, the Directors’ own powers.

17.3	The delegation may be on such terms as the Directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the Directors at will.

17.4	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

17.5

For so long as Shares are listed on a Designated Stock Exchange, the Board shall establish an audit committee. The audit committee and any other committees (if established) shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles. The audit committee and any other committees (if established) shall consist of at least three Directors (or such larger minimum number as may be required from time to time by the Designated Stock Exchange Rules). The committee(s) shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by Applicable Law, subject to any exemptions permitted under the Designated Stock Exchange Rules and other Applicable Laws.

Local boards

17.6	The Board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional Board, or to be managers or agents, and may fix their remuneration.

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17.7	The Board may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

17.8	Any appointment or delegation under this Article 17.8 may be made on such terms and subject to such conditions as the Board thinks fit and the Board may remove any person so appointed, and may revoke or vary any delegation.

Power to appoint an agent of the Company

17.9	The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

17.10	The Directors may appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the Directors under these Articles. The Directors may do so by power of attorney or any other manner they think fit.

17.11	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

17.12	The Board may remove any person appointed under Article 17.10 and may revoke or vary the delegation.

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Borrowing Powers

17.13	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its parent undertaking (if any) or any subsidiary undertaking of the Company or of any third party.

Corporate Governance

17.14	The Board may, from time to time, and except as required by Applicable Law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall be intended to set forth the guiding principles and policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

18	Meetings of Directors

Regulation of Directors’ meetings

18.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

Calling meetings

18.2	Any Director may call a meeting of Directors at any time. The Secretary must call a meeting of the Directors if requested to do so by a Director.

Notice of meetings

18.3	Notice of a Board meeting may be given to a Director personally or by word of mouth or given in writing or by Electronic communications at such address as he may from time to time specify for this purpose (or, if he does not specify an address, at his last known address). A Director may waive his right to receive notice of any meeting either prospectively or retrospectively.

Use of technology

18.4	A Director may participate in a meeting of Directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

18.5	A Director participating in this way is deemed to be present in person at the meeting.

Quorum

18.6	The quorum for the transaction of business at a meeting of Directors shall be two unless the Directors fix some other number.

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Chairman or deputy to preside

18.7	The Board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

18.8	The chairman, or failing him any deputy chairman (the longest in office taking precedence if more than one is present), shall preside at all Board meetings. If no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting, or is unwilling to act as chairman of the meeting, the Directors present shall choose one of their number to act as chairman of the meeting.

Voting

18.9	A question which arises at a Board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

Recording of dissent

18.10	A Director present at a meeting of Directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded signed dissent from that action; or

(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

A Director who votes in favour of an action is not entitled to record his dissent to it.

Written resolutions

18.11	The Directors may pass a resolution in writing without holding a meeting if all Directors sign a document or sign several documents in the like form each signed by one or more of those Directors.

18.12	A written resolution signed by a validly appointed alternate Director need not also be signed by the appointing Director.

18.13	A written resolution signed personally by the appointing Director need not also be signed by his alternate.

18.14	A resolution in writing passed pursuant to Article 18.11, Article 18.12 and/or Article 18.13 shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs (and for the avoidance of doubt, such day may or may not be a Business Day).

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Validity of acts of Directors in spite of formal defect

18.15	All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director or an alternate Director, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director or member of the committee, or that any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified and had continued to be a Director or alternate Director and had been entitled to vote.

19	Permissible Directors’ interests and disclosure

19.1	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

19.2	For the purposes of the preceding Article:

(a)	a general notice that a Director gives to the other Directors that he is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that he has an interest in or duty in relation to any such transaction of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

20	Minutes

20.1	The Company shall cause minutes to be made in books of:

(a)	all appointments of Officers and committees made by the Board and of any such Officer’s remuneration; and

(b)	the names of Directors present at every meeting of the Directors, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

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20.2	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

21	Accounts and audit

21.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Act.

21.2	The books of account shall be kept at the business office of the Company and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or as authorised by the Directors.

21.3	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and begin on 1 January in each year.

Auditors

21.4	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

21.5	At any general meeting convened and held at any time in accordance with these Articles, the Members may, by Ordinary Resolution, remove the Auditor before the expiration of his term of office. If they do so, the Members shall, by Ordinary Resolution, at that meeting appoint another Auditor in his stead for the remainder of his term.

21.6	The Auditors shall examine such books, accounts and vouchers; as may be necessary for the performance of their duties.

21.7	The Auditors shall, if so requested by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Company.

22	Record dates

22.1	Except to the extent of any conflicting rights attached to Shares, the resolution declaring a dividend on Shares of any class, whether it be an Ordinary Resolution of the Members or a Director’s resolution, may specify that the dividend is payable or distributable to the persons registered as the holders of those Shares at the close of business on a particular date, notwithstanding that the date may be a date prior to that on which the resolution is passed.

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22.2	If the resolution does so specify, the dividend shall be payable or distributable to the persons registered as the holders of those Shares at the close of business on the specified date in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of the dividend of transferors and transferees of any of those Shares.

22.3	The provisions of this Article apply, mutatis mutandis, to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

23	Dividends

Source of dividends

23.1	Dividends may be declared and paid out of any funds of the Company lawfully available for distribution.

23.2	Subject to the requirements of the Act regarding the application of a company’s Share premium account and with the sanction of an Ordinary Resolution, dividends may also be declared and paid out of any share premium account.

Declaration of dividends by Members

23.3	Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

Payment of interim dividends and declaration of final dividends by Directors

23.4	The Directors may declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

23.5	Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the Directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the Directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

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23.6	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(b)	The Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

23.7	Except as otherwise provided by the rights attached to Shares all dividends shall be declared and paid according to the amounts Paid Up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount Paid Up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off

23.8	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

Power to pay other than in cash

23.9	If the Directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

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How payments may be made

23.10	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

23.11	For the purposes of Article 23.10(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purposes of Article 23.10(b), subject to any Applicable Law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

23.12	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

23.13	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other monies not to bear interest in absence of special rights

23.14	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

23.15	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the Directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

23.16	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

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24	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve;

24.1	The Directors may resolve to capitalise:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

24.2	The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways:

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)	by issuing Fully Paid Up Shares, debentures or other securities of the Company to that Member or as that Member directs. The Directors may resolve that any Shares issued to the Member in respect of Partly Paid Up Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain Partly Paid Up.

Applying an amount for the benefit of Members

24.3	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

24.4	Subject to the Act, if a fraction of a Share, a debenture or other security is allocated to a Member, the Directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

25	Share Premium Account

Directors to maintain share premium account

25.1	The Directors shall establish a share premium account in accordance with the Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Act.

Debits to share premium account

25.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Act.

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25.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Act, out of capital.

26	Seal

Company seal

26.1	The Company may have a seal if the Directors so determine.

Duplicate seal

26.2	Subject to the provisions of the Act, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the Directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

When and how seal is to be used

26.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate).

If no seal is adopted or used

26.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a Director (or his alternate) or any other Officer to which authority has been delegated by resolution duly adopted by the directors; or

(b)	by a single Director (or his alternate); or

(c)	in any other manner permitted by the Act.

Power to allow non-manual signatures and facsimile printing of seal

26.5	The Directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

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Validity of execution

26.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

27	Indemnity

27.1	To the extent permitted by Applicable Law, the Company shall indemnify each existing or former Director (including alternate Director), Secretary and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Director (including alternate Director), Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Director’s (including alternate Director’s), Secretary’s or Officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Director (including alternate Director), Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former Director (including alternate Director), Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, wilful default, or wilful neglect.

27.2	To the extent permitted by Act, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Director (including alternate Director), Secretary or Officer of the Company in respect of any matter identified in Article 27.1 on condition that the Director (including alternate Director), Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Director (including alternate Director), Secretary or that Officer for those legal costs.

Release

27.3	To the extent permitted by Act, the Company may by Special Resolution release any existing or former Director (including alternate Director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own actual fraud, wilful default or wilful neglect.

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Insurance

27.4	To the extent permitted by Act, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former Director (including alternate Director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

28	Notices

Form of notices

28.1	Save where these Articles provide otherwise, and subject to the Designated Stock Exchange Rules, and subject to the Designated Stock Exchange Rules, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

28.2	A notice may only be given to the Company in an Electronic Record if:

(a)	the Directors so resolve;

(b)	the resolution states how an Electronic Record may be given and, if applicable, specifies an email address for the Company; and

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(c)	the terms of that resolution are notified to the Members for the time being and, if applicable, to those Directors who were absent from the meeting at which the resolution was passed.

If the resolution is revoked or varied, the revocation or variation shall only become effective when its terms have been similarly notified.

28.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has notified the giver of an Electronic address to which notice may be sent.

28.4	Subject to the Act, the Designated Stock Exchange Rules and to any other rules which the Company is bound to follow, the Company may also send any notice or other document pursuant to these Articles to a Member by publishing that notice or other document on a website where:

(a)	the Company and the Member have agreed to his having access to the notice or document on a website (instead of it being sent to him);

(b)	the notice or document is one to which that agreement applies;

(c)	the Member is notified (in accordance with any requirements laid down by the Act and, in a manner for the time being agreed between him and the Company for the purpose) of:

(i)	the publication of the notice or document on a website;

(ii)	the address of that website; and

(iii)	the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d)	the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice of document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid. For the purposes of this Article 28.4 “publication period” means a period of not less than twenty-one days, beginning on the day on which the notification referred to in Article 28.4(c) is deemed sent.

Persons entitled to notices

28.5	Any notice or other document to be given to a Member may be given by reference to the register of Members as it stands at any time within the period of twenty-one days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, (to the extent applicable) the Designated Stock Exchange Rules and/or the Designated Stock Exchanges. No change in the register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person.

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Persons authorised to give notices

28.6	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a Director or company secretary of the Company or a Member.

Delivery of written notices

28.7	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or Director’s registered address or the Company’s registered office, or posted to that registered address or registered office.

Joint holders

28.8	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the register of Members.

Signatures

28.9	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

28.10	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

28.11	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

28.12	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

28.13	A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

Giving notice to a deceased or bankrupt Member

28.14	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

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28.15	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

28.16	A notice is given on the date identified in the following table

Method for giving notices	When taken to be given
(A) Personally	At the time and date of delivery
(B) By leaving it at the Member’s registered address	At the time and date it was left
(C) By posting it by prepaid post to the street or postal address of that recipient	48 hours after the date it was posted
(D) By Electronic Record (other than publication on a website), to recipient’s Electronic address	24 hours after the date it was sent
(E) By publication on a website	24 hours after the date on which the Member is deemed to have been notified of the publication of the notice or document on the website

Saving provision

28.17	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.

29	Authentication of Electronic Records

Application of Articles

29.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 29.2 or Article 29.4 applies.

Authentication of documents sent by Members by Electronic means

29.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

54

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

29.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 28.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

29.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

This Article 29.4 applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

29.5	For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 29.7 applies.

Manner of signing

29.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

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Saving provision

29.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

30	Transfer by way of continuation

30.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

30.2	To give effect to any resolution made pursuant to the preceding Article, the Directors may cause the following:

(a)	an application be made to the Registrar of Companies of the Cayman Islands to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

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31	Winding up

Distribution of assets in specie

31.1	If the Company is wound up the Members may, subject to these Articles and any other sanction required by the Act, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

31.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

31.3	The Directors are authorised to present a winding up petition

31.4	The Directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

32	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

32.1	Subject to the Act, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

32.2	Subject to the Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

33	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more constituent companies (as defined in the Law) upon such terms as the Directors may determine and (to the extent required by the Law) with the approval of a Special Resolution.

34	Certain Tax Filings

34.1	Each Tax Filing Authorised Person and any such other person, acting alone, as any director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any director of the Company or any other Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of these Articles.

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35	Business Opportunities

35.1	To the fullest extent permitted by Applicable Law, individuals serving as Directors or other Officers (Management) shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for either such a member of Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, such members of Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, director and/or other Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company, unless such opportunity is expressly offered to such member of Management solely in their capacity as such and the opportunity is one the Company is permitted to complete on a reasonable basis.

35.2	Except as provided elsewhere in these Articles, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and any individual serving as a member of Management, about which a director and/or other Officer of the Company who is also a member of Management acquires knowledge.

35.3	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

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Annex C

FAIRNESS OPINION PRESENTED TO THE BOARD OF DIRECTORS OF EVERGREEN CORPORATION.

Client: Evergreen Corporation.
Contract No.: SH24/07/28RZP
Report date: 2 September 2024

C-1

KING KEE

2 September 2024

Board of Directors

Evergreen Corporation

Dear Sirs,

With regard to the Transaction (as defined herein), King Kee Appraisal and Advisory Limited ("KKG") hereby delivers to Evergreen Corporation ("Evergreen") its written opinion (the "Opinion") dated 2 September 2024, and subject to suppositions, limitations, qualifications and other matters considered with relation to the preparation of the Opinion, to the effect that the compensation (as defined below) to be paid by Evergreen to the shareholders of Forekast Limited ("Forekast" or "Company") for the Transaction be fair and reasonable, from the strictly financial standpoint, for the unaffiliated security holders of Evergreen.

KKG understands that Evergreen has proposed to enter into a Merger Agreement with Forekast and the relevant parties (the "Merger Agreement"), whereby Evergreen will acquire 100% of outstanding equity of Forekast (the "Transaction"), with total consideration of USD105 million to be paid via issuance of shares to the shareholders of Forekast at the closing of the Transaction. In accordance with your instructions, we have undertaken an investigation and analysis to express an independent opinion of the market value of 100% equity value of Forekast. The report which follows is dated 2 September 2024 (the "Report Date").

KKG understands that pursuant to the Merger Agreement, the total consideration proposed to Forekast or Forekast's shareholders at the Closing in the Transaction (the "Transaction Consideration") is based on Forekast's 100% equity value range of USD103 million-USD110 million.

KKG presented the Opinion to the Evergreen Board of Directors with regard to and for effects of the evaluation of the Transaction.

We planned and performed our analysis so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to express our opinion on the subject asset. We believe that the valuation procedures we employed provide a reasonable basis for our opinion.

Our analysis of the 100% equity value of Forekast was developed through the application of an income approach known as Discounted Cash Flow ("DCF") methodology. Under DCF method, the enterprise value result depends on the present worth of future economic benefits to be derived from the projected sales income. Indication of the result is developed by discounting projected future net cash flows available for payment of shareholders' interest to their present worth.

As part of our analysis, we have reviewed information prepared by Forekast and its subsidiaries (collectively referred to as "Forekast Group") and relevant operational information regarding the subject business from public sources. We have relied to a considerable extent on such information in arriving at our opinion of value.

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on our use of numerous assumptions and our consideration of various factors that are relevant to the

2

KING KEE

operation of Forekast Group. We have also considered various risks and uncertainties that have potential impact on the businesses. Further, while the assumptions and consideration of such matters are considered by us to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Forekast Group and KKG.

We do not intend to express any opinion on matters which require legal or other specialized expertise or knowledge, beyond what is customarily employed by valuers. Our conclusions assume continuation of prudent management of Forekast Group over whatever period of time that is reasonable and necessary to maintain the character and integrity of the assets valued.

The nature of the amount of compensation to be paid in the Transaction was not determined by KKG. The negotiation of, and the decision to celebrate, the Transaction and any related Merger Agreement was exclusively carried out by the Evergreen Board of Directors. Likewise, we were not requested, nor did we participate in, the negotiation of the terms of the Transaction, nor were we requested, nor did we render, any advising or service with relation to the Transaction, other than the rendering of this Opinion.

The Opinion is not a recommendation to Evergreen with respect to whether recommend or not proceedings, with the authorization to carry out the Transaction to the form and terms and conditions, as to how to go about it or not.

The Opinion's complete text dated 2 September 2024, which describes, among others, the assumptions used, procedures followed, factors considered and limitations of the completed revision, is attached to this statement and shall be incorporated in its totality to this document as reference. The Summary is qualified in its entirety for reference to the complete Opinion text.

Based on the investigation and analyses outlined in the report which follows, we are of the opinion that the market value range of 100% equity value of Forekast is reasonably stated as below:

Market value of 100% equity value (In USD million and rounded)
103 ~ 110

We are further of the opinion that, as at the date hereof, the consideration of USD105 million to be paid by Evergreen pursuant to the Transaction is fair, from a financial point of view, to the shareholders of Evergreen.

3

Yours faithfully,

For and on behalf of

King Kee Appraisal and Advisory Limited

Richard Zhang

Managing Director

ASA, MRICS, CPV

4

KING KEE

REMARK:

This report and the conclusion of values arrived at herein are for the sole and specific purposes as noted herein. Furthermore, the report and conclusion of values are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusion of values represents the consideration based on information furnished by Forekast Group engagement parties and other sources.

TABLE OF CONTENTS

Introduction 6

Engagement 6

Purpose of Valuation 6

Basis of Opinion 6

The following factors form an integral part of our basis of opinion: 7

Scope of Review 7

Sources of Information 8

Methodology 8

Selection of Analysis Approach and Methodology 9

Major Assumptions 9

Discount Rate 12

Terminal Value 14

Summary of Market Approach 14

Analysis Comments 14

Risk Factors 15

Fairness Opinion Conclusion 16

Limiting Conditions 16

Exhibit A – Limiting Conditions 17

Exhibit B – Professional Declaration 19

Exhibit C – Financial Forecast and Analysis Result 20

Exhibit D – Analysis Result under Market approach (Cross Check) 21

5

KING KEE

Introduction

This report has been prepared in accordance with instructions from Evergreen to express an independent opinion of the market value of 100% equity value of Forekast. The report which follows is dated 2 September 2024 (the “Report Date”).

As we understand it, completion of the Transaction is subject to a number of conditions, including, but not limited to, the receipt of all required approvals. KKG has assumed that all of the terms and conditions required to implement the Transaction will be satisfied, and that the Transaction will be completed as described in the Merger Agreement, as amended, without material variation in the terms and conditions.

Engagement

The Board of Directors of Evergreen (“Board of Directors”) has engaged KKG to prepare a fairness opinion. The fairness opinion serves as a basis to assess the financial adequacy of Forekast Group.

The fairness opinion intends to give Evergreen Board of Directors a neutral opinion and assure that the offered price is fair and reasonable from a financial point of view to the public shareholders of Evergreen.

The fairness opinion does not constitute a recommendation regarding the acceptance or rejection of the offer. The fairness opinion does not contain any assessment of the possible impact an acceptance or rejection of the offer may have and makes no statement about the future performance of a Evergreen share and the price at which the Evergreen shares that are not being tendered may trade in the future.

Since our assessment is largely based on information obtained directly or indirectly from Forekast Group, our responsibility is limited to the careful and professional analysis and assessment of the information provided to us. Furthermore, Forekast Group confirmed to us that they are not aware of any facts or circumstances, according to which the information provided would be misleading, inaccurate or incomplete.

KKG is an independent valuation company. It has received a fixed fee for its services and is not affected by the results of this possible merger.

Purpose of Valuation

The purpose of this analysis is to express an independent opinion of the market value of the 100% equity value range of Forekast.

Basis of Opinion

The Opinion does not concern itself with any other aspect of the Transaction and no opinion or point of view was expressed with regard to relative merits of the Transaction compared to other strategic alternatives that shall be at the disposal of Forekast Group, or where Evergreen could participate, or regarding the underlying business decision of Evergreen to proceed or complete the Transaction.

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The Opinion is neither, i) a recommendation regarding the convenience of the Transaction, nor of the terms and conditions of this; nor ii) a recommendation to Evergreen regarding whether or not to recommend proceeding with the authorization to carry out the Transaction or the form or terms and conditions as to how to do so or not.

Relationships with Interested Parties

None of KKG, its associates or affiliates, is an insider, or holds any securities of Evergreen or the Company or any of their associates or affiliates. KKG is not an advisor to any person or company with respect to the Transaction. Other than pursuant to the Engagement Agreement, KKG has not previously provided any financial advisory services to Evergreen for which it has received compensation in the past 12 months.

Other than the Engagement Agreement, there are no understandings, agreements, or commitments between KKG and Evergreen.

The following factors form an integral part of our basis of opinion:

1. Assumptions on the market and the asset that are considered to be fair and reasonable;
2. Forekast Group's financial performance that shows a consistent trend of the operation;
3. Consideration and analysis on the micro and macro economy affecting the subject asset;
4. Analysis on the tactical planning, management standard and synergy of the subject asset;
5. Analytical review of the subject asset;
6. Assessment of the leverage and liquidity of the subject asset.

Scope of Review

In connection with this Fairness Opinion, KKG has reviewed and relied upon, among other things, the following:

1. Certain files submitted by Forekast Group, including annual reports of 2021 - 2023, management information, and financial projection;

2. Certain public filings and other publicly available information of companies which are comparable in nature to Forekast Group, that KKG considered to be relevant;

3. Discussions with members of Forekast Group Management and Evergreen Management where the Transaction, the financial condition of Forekast Group, and certain other matters KKG believed necessary or appropriate for the purpose of rendering this Fairness Opinion were discussed;

4. Merger Agreement and Letter of Intent in respect of the Transaction;

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5. Such other information, analyses, investigations and discussions as KKG considered necessary or appropriate in the circumstances.

Sources of Information

Our analysis is based on data and information furnished by Forekast Group Management, which includes, but not limited to, the following;

1. Annual reports of Forekast Group as at 31 December 2021, 31 December 2022, and 31 December 2023

2. Forekast Group's 10 years' Business Projection; and

3. Other operational and market information in relation to Forekast Group's business.

We have also discussed and examined other operational and business information through interviews with relevant senior management. We have relied to a considerable extent on such information in arriving at our opinion of value. We assumed that the data we obtained in the course of the valuation, along with the opinions and representations provided to us by Forekast Group, are true and accurate.

We also conducted research using various sources including government statistics and other publications to verify the reasonableness and fairness of information provided and we believe that the information is reasonable and reliable.

Methodology

In arriving at our assessed value, we have considered three generally accepted approaches, namely, market approach, cost approach and income approach.

Market Approach considers prices recently paid for similar assets, with adjustments made to market prices to reflect condition and utility of the appraised assets relative to the market comparative. Assets for which there is an established secondary market may be valued by this approach.

Benefits of using this approach include its simplicity, clarity, speed and the need for few or no assumptions. It also introduces objectivity in application as publicly available inputs are used. However, one has to be wary of the hidden assumptions in those inputs as there are inherent assumptions on the value of those comparable assets. It is also difficult to find comparable assets. Furthermore, this approach relies exclusively on the efficient market hypothesis.

Cost Approach considers the cost to reproduce or replace in new condition the assets appraised in accordance with current market prices for similar assets, with allowance for accrued depreciation or obsolescence present, whether arising from physical, functional or economic causes. The cost approach generally furnishes the most reliable indication of value for assets without a known secondary market. Despite the simplicity and transparency of this approach, it does not directly incorporate information about the economic benefits contributed by the subject asset.

Income Approach is the conversion of expected periodic benefits of ownership into an indication of value. It is based on the principle that an informed buyer would pay no more for the project than an

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amount equal to the present worth of anticipated future benefits (income) from the same or a substantially similar project with a similar risk profile.

This approach allows for the prospective valuation of future profits and there are numerous empirical and theoretical justifications for the present value of expected future cash flows. However, this approach relies on numerous assumptions over a long-time horizon and the result may be very sensitive to certain inputs. It also presents a single scenario only.

Selection of Analysis Approach and Methodology

In our opinion, the cost approach is inappropriate for valuing the 100% equity value of Forekast, because the cost approach does not directly incorporate information about the economic benefits contributed by equity value of Forekast. We have therefore relied on the income approach in determining our opinion of value, and verification it by using market approach.

The application of an income approach technique is known as discounted cash flow method to develop the future value of the business into a present market value. This method eliminates the discrepancy in time value of money by using a discount rate to reflect all business risks including intrinsic and extrinsic uncertainties in relation to the business.

Under this method, the result depends on the present worth of future economic benefits to be derived from the projected service income. Indications of the result have been developed by discounting projected future net cash flows available for payment of shareholders' interest to their present worth at discount rates which in our opinion are appropriate for the risks of the business. In considering the appropriate discount rate to be applied, we have taken into account a number of factors including the current cost of finance and the considered risk inherent in the business.

The Market Approach considers prices recently paid for similar assets, with adjustments made to market prices to reflect condition and utility of the appraised assets relative to the market comparative. Assets for which there is an established secondary market may be valued by this approach. Benefits of using this approach include its simplicity, clarity, speed and the need for few or no assumptions. It also introduces objectivity in application as publicly available inputs are used.

Major Assumptions

Assumptions considered to have significant sensitivity effects in this analysis have been evaluated in order to provide a more accurate and reasonable basis for arriving at our assessed value, the following key assumptions have been made:

The facilities and systems proposed are assumed to be sufficient for future expansion in order to realize the growth potential of the business and maintain a competitive edge.

There will be no material change in the existing political, legal, technological, fiscal or economic conditions, which might adversely affect the business of Forekast Group.

The projected business performance can be achieved with the effort of the management of Forekast Group.

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The financial and operational information provided to us by Forekast Group is true and accurate.

There are no hidden or unexpected conditions associated with the assets valued that might adversely affect the reported value. Further, we assume no responsibility for changes in market conditions after the date of the Transaction.

The information and other material (financial and otherwise) provided orally by, or in the presence of, an officer of Forekast Group or in writing by Forekast Group, or its agents to KKG relating to the Company or any of its respective subsidiaries or the Transaction for the purpose of preparing this Opinion was, at the date such Information was provided to KKG, and is, complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of Forekast Group or the Transaction and did not and does not omit to state a material fact in respect of Forekast Group or the Transaction necessary to make such Information not misleading in light of the circumstances under which it was made or provided.

Since the dates on which information was provided to KKG by Forekast Group, except as subsequently disclosed in writing to KKG or in a public filing with securities regulatory authorities, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its subsidiaries and no material change has occurred which would have or which would reasonably be expected to have a material effect on this Fairness Opinion.

There will be no material change in the financial condition of Forekast Group as at the Business Combination Date from that as indicated by the latest historical financial statements provided to KKG.

Further, in preparing this Fairness Opinion, in addition to the facts and conclusions contained in the Information, the completion of the Transaction is subject to a number of conditions outside the control of Evergreen and Forekast Group, and KKG has assumed all conditions precedent to the completion of the Transaction can be satisfied in due course and all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse conditions or qualification.

This Fairness Opinion is limited to the fairness, from a financial point of view, of the Transaction to Evergreen's public shareholders and KKG expresses no opinion as to any alternative transaction. KKG expresses no opinion as to the fairness of the Transaction relative to the consideration offered under any proposed alternative transaction. This Fairness Opinion does not constitute a recommendation to any shareholder of Evergreen as to how such shareholder should vote with respect to the Transaction. Furthermore, KKG has not been asked to address, and this Fairness Opinion does not address, the fairness of the Transaction to the holders of any class of securities of Evergreen other than the holders of Evergreen's common shares.

KKG believes that this Fairness Opinion must be considered and reviewed as a whole and that selecting portions of the stated analyses or factors considered by KKG, without considering all the stated analyses and factors together, could create a misleading view of the process underlying or the scope of this Fairness Opinion. The preparation of a fairness opinion of this nature is a complex process and is not necessarily amenable to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

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This Fairness Opinion is given as of the date hereof, and KKG disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Fairness Opinion which may come or be brought to KKG 's attention after the date hereof. Without limiting the foregoing, in the event that there is any material in Forekast Group or Evergreen, or any change in any material fact affecting this Fairness Opinion after the date hereof, KKG reserves the right to change, modify or withdraw this Fairness Opinion.

KKG did not, in considering the fairness, from a financial point of view, of the Transaction to the public shareholders of Evergreen, assess any tax consequences that any particular shareholder of Forekast may face as a result of the Transaction.

Revenue

Based on discussions with the Forekast Group's management, we used their 10 years' revenue forecast, assumed a declining revenue growth rate beyond FY2028 to converge with CPI growth rate. The main revenue growth drivers are 1) customer success focus, 2) new market penetration, and 3) innovative B2B offering.

For the terminal growth stage since FY2033, we adopted a Malaysia's long-term CPI growth rate as the terminal growth rate, as the Company's subsidiaries operate business in Malaysia. Based the IMF's forecast, the Malaysia's forecasted CPI growth rate of FY2028 is 2%. As the longer the predicted year, the lower CPI growth rate, we adopted the range of 1% - 2% terminal growth rate to calculated the range of 100% equity value of Forekast.

In USD'000	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033
Revenue	16,756	20,057	29,143	43,247	65,217	98,508	122,091	139,734	148,487	151,457
Growth rate	*n/a*	*19.7%*	*45.3%*	*48.4%*	*50.8%*	*51.0%*	*23.9%*	*14.5%*	*6.3%*	*2.0%*

Costs of Goods Sold ("COGS")

Based on the discussion with Forekast Group management, the COGS rate is projected based on market analysis and is relatively stable.

In USD'000	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033
COGS	14,996	17,951	25,995	38,274	55,369	83,516	103,177	117,635	124,863	127,360
% of Revenue	*89.5%*	*89.5%*	*89.2%*	*88.5%*	*84.9%*	*84.8%*	*84.5%*	*84.2%*	*84.1%*	*84.1%*

Operating Expenses

Based on the discussion with the management, the operating expenses for the explicit forecast horizon are projected as below. The operating expenses includes administrative and general expenses and other expenses, and excludes depreciation and amortization.

In USD'000	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033
Operating expense	512	487	769	847	931	1,406	1,743	1,995	2,120	2,162
% of Revenue	*3.1%*	*2.4%*	*2.6%*	*2.0%*	*1.4%*	*1.4%*	*1.4%*	*1.4%*	*1.4%*	*1.4%*

Income Tax

Based on the discussion with Forekast Group management, the income tax is projected as below, applying 24% Malaysia statutory corporate income tax rate.

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In USD'000	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033
Income tax	300	389	571	990	2,140	3,260	4,121	4,825	5,161	5,264
Effective tax rate	*24.0%*	*24.0%*	*24.0%*	*24.0%*	*24.0%*	*24.0%*	*24.0%*	*24.0%*	*24.0%*	*24.0%*

Capital expenditure ("CAPEX")

Based on the discussion with Forekast Group management, the Capex are projected as below. As a light asset company, Forekast Group will not have significant Capex plan.

In USD'000	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033
Capex	14	14	14	14	14	14	14	14	14	14

Working Capital

Based on the discussion with the management, the Working Capital for the explicit forecast horizon is projected as below:

In USD'000	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033
Net working capital	554	663	973	1,478	2,497	3,785	4,729	5,463	5,822	5,938
% of Revenue	*3.3%*	*3.3%*	*3.3%*	*3.4%*	*3.8%*	*3.8%*	*3.9%*	*3.9%*	*3.9%*	*3.9%*

Discount Rate

In applying the discounted cash flow method, it is necessary to determine an appropriate discount rate for the assets under review. The discount rate represents an estimate of the rate of return required by a third-party investor for an investment of this type. The rate of return expected from an investment by an investor relates to perceived risk. Risk factors relevant in our selection of an appropriate discount rate include:

1. Interest rate risk, which measures variability of returns, caused by changes in the general level of interest rates.

2. Purchasing power risk, which measures loss of purchasing power over time due to inflation.

3. Liquidity risk, which measures the ease with which an instrument can be sold at the prevailing market price.

4. Market risk, which measures the effects of the general market on the price behavior of securities.

5. Business risk, which measures the uncertainty inherent in projections of operating income.

6. Exchange rate, which measures the possible influence that changes in exchange rates, might have on the value of the investment.

Consideration of risk also involves elements such as quality of management, degree of liquidity, and other factors affecting the rate of return acceptable to a given investor in a specific investment. An adjustment for risk is an increment added to a base rate to compensate for the extent of risk believed to be involved in the investment.

Required Return on Equity Capital

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The equation of CAPM is shown as follow:

Expected Required Return on Equity=Risk Free + Nominal Beta (β) × Risk Premium

The return on equity required of a company represents the total rate of return investors expect to earn, through a combination of dividends and capital appreciation, as a reward for risk taking. The Capital Asset Pricing Model ("CAPM") is used to calculate the required rate of return on equity investment by using publicly-traded companies.

Parameters for Cost of Equity

In determining the equity discount rate for Forekast Group, the following parameters have been used:

Parameter		
Unlevered Beta	0.80	Comparable Companies market data
Company D/E ratio	*18.7%*	Comparable Companies market data
Tax rate	*9.5%*	Company's income tax rate
Levered Beta	0.92	
Risk-free rate	*3.74%*	Average of 10-year Malaysia government bond yield
Equity risk premium	*6.0%*	Sources: Damodara
Size premium	*3.0%*	Source: 2023 DP Valuation Handbook - Guide to Cost of Capital Size Premia table
Cost of equity	***12.3%***	

Weighted Average Cost of Capital

WACC is calculated by multiplying the cost of each capital component by its proportional weight and then summing:

$$WACC = \frac{E}{V} * Re + \frac{D}{V} * Rd * (1 - Tc)$$

Re = Required return on equity
Rd = Required return on debt
E = Market value of the firm's equity
D = Market value of the firm's debt
V = E + D
E/V = Percentage of financing that is equity
D/V = Percentage of financing that is debt
Tc = Corporate tax rate

WACC calculation	
Cost of equity	12.3%
Cost of debt	*4.0%*
D/E ratio	*18.7%*
WACC (rounded)	***11.0%***

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Terminal Value

$$\text{Terminal Multiple} = \frac{1 + g}{k - g}$$

Summary of Market Approach

In determining the market multiple, a list of comparable companies was identified. The selection includes companies that:

1. offer AI and digital transformation services to enterprises;
2. provide AI-driven insights and decision-making tools; and
3. offer extensive enterprise solutions.

The details of the comparable companies which are considered as fair and representative samples are listed below (market data is shown as of 31 December 2023, unless specified).

CoCos selection					
Companies	Ticker	Market Cap as at 31 December 2023 (In USD million)	Market Cap as at 31 July 2024 (In USD million)	D/E ratio	Unlevered Beta
Accenture plc	NYSE:ACN	220,018	207,197	*0.0%*	0.93
International Business Machines Corporation	NYSE:IBM	149,341	176,989	*45.8%*	0.63
Oracle Corporation	NYSE:ORCL	289,819	384,305	*35.2%*	0.60
Salesforce, Inc.	NYSE:CRM	254,720	250,777	*2.9%*	0.90
SAP SE	XTRA:SAP	179,485	246,986	*9.6%*	0.91
Average				*18.7%*	0.80

Analysis Comments

The valuation of an interest in a business enterprise requires consideration of all relevant factors affecting the operation of the business and its ability to generate future investment returns. The factors considered in the valuation includes, but not limited to, the following:

1. The nature of the business and the historical performance of the enterprise;
2. The financial condition of the business and the economic outlook in general;
3. The operational contracts and agreements in relation to the business;
4. Past and projected operating results;
5. The financial and business risk of the enterprise including the continuity of income and the projected future results; and
6. The nature of the related agreements.

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We confirm that we have carried out an inspection on the assets of Forekast Group and we have made relevant searches, inquiries and have obtained such further information which is considered necessary for the purposes of this valuation.

In arriving at our assessed value, we have mainly considered the core business of the business. We have not made provision for other non-operating cash flow items such as interest income, exchange rate gain/loss, etc. in the valuation model.

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on the use of numerous assumptions and the consideration of many uncertainties, not all of which can be easily quantified or ascertained. Further, while the assumptions and consideration of such matters are considered by us to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Forekast Group and KKG.

Risk Factors

We caution readers to be aware of the following risks which we believe could influence the assessment. Such risks can range from very subject specific factors to more systematic factors.

Social, Political and Macroeconomic Considerations

Various economic, political and social phenomena surrounding the subject items may change so as to affect our opinion of value. International or nationwide policy and / or legislative changes that alter existing rights and obligations may directly or indirectly influence the subject items. Macroeconomic circumstances including inflation, interest rate fluctuations and existing and forecast levels of growth in the broader economy may also have an effect. Societal factors encompassing the perception and preferences of people in general may swing rendering the subject items more or less desirable and thus more or less valuable.

Environmental Conditions

Phenomena within the physical environment can severely impact the factors of production and demand factors within an economy for the counterparty. The occurrence of natural disasters, resource depletion and variations in climate conditions may influence resource availability and prices for inputs on the supply side or may influence market access and preferences for products and services associated to the counterparty from end-user demand.

Realization of forecast and projection

This valuation is premised in part on the historical financial information and projections provided by the management of Forekast Group. We have assumed accuracy of the information provided and relied to a considerable extent on such information in arriving at our opinion of value. Although appropriate tests and analyses have been carried out to verify the reasonableness and fairness of the information provided, events and circumstances frequently do not occur as expected. Since projections relate to the future, there will usually be differences between projections and actual results and in some cases, those variances may be material. Accordingly, to the extent any of the abovementioned information requires adjustment; the resulting investment value may differ.

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Fairness Opinion Conclusion

Based upon and subject to the foregoing, and such other factors as KKG considered relevant, KKG is of the opinion that, as at the date hereof, the consideration of USD105 million to be paid by Evergreen to Forekast shareholders pursuant to the Transaction is fair, from a financial point of view, to the shareholders of Evergreen.

We are of the opinion that the market value of 100% equity value range of Forekast is reasonably stated as below:

Market value of 100% equity value (In USD million and rounded)
103 ~ 110

Limiting Conditions

This report and opinion of value are subject to our Limiting Conditions as included in Exhibit A of this report.

Yours faithfully,

For and on behalf of

King Kee Appraisal and Advisory Limited

Richard Zhang

Managing Director

ASA, MRICS, CPV

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Exhibit A – Limiting Conditions

1. In the preparation of our reports, we relied on the accuracy, completeness and reasonableness of the financial information, forecast, assumptions and other data provided to us by Forekast Group/engagement parties and/or its representatives. We did not carry out any work in the nature of an audit and neither are we required to express an audit or viability opinion. We take no responsibility for the accuracy of such information. The responsibility for determining expected values rests solely with the Forekast Group/engagement parties and our reports were only used as part of the Forekast Group's/engagement parties' analysis in reaching their conclusion of value.

2. We have explained as part of our service engagement procedure that it is the director's responsibility to ensure proper books of accounts are maintained, and the financial information and forecast give a true and fair view and have been prepared in accordance with the relevant standards and companies ordinance.

3. Public information and industry and statistical information have been obtained from sources we deem to be reputable; however, we make no representation as to the accuracy or completeness of such information, and have accepted the information without any verification.

4. KKG shall not be required to give testimony or attendance in court or to any government agency by reason of this analysis, with reference to the project described herein. Should there be any kind of subsequent services required, the corresponding expenses and time costs will be reimbursed from you. Such kind of additional work may incur without prior notification to you.

5. No opinion is intended to be expressed for matters which require legal or other specialized expertise or knowledge, beyond what is customarily employed by valuers.

6. The use of and/or the validity of the report is subject to the terms of engagement letter/proposal and the full settlement of the fees and all the expenses.

7. Our conclusions assume continuation of prudent management policies over whatever period of time that is considered to be necessary in order to maintain the character and integrity of the assets valued.

8. We assume that there are no hidden or unexpected conditions associated with the subject matter under review that might adversely affect the reported review result. Further, we assume no responsibility for changes in market conditions, government policy or other conditions after the Valuation/Reference Date. We cannot provide assurance on the achievability of the results forecasted by Forekast Group/engagement parties because events and circumstances frequently do not occur as expected; difference between actual and expected results may be material; and achievement of the forecasted results is dependent on actions, plans and assumptions of management.

9. This calculation of values expressed herein is valid only for the purpose stated in the engagement letter/or proposal. In accordance with our standard practice, we must state that this report was prepared for the Board of Evergreen and no responsibility is accepted with respect to any third party for the whole or any part of its contents.

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10. Where a distinct and definite representation has been made to us by party/parties interested in the assets valued, we are entitled to rely on that representation without further investigation into the veracity of the representation if such investigation is beyond the scope of normal scenario analysis work.

11. You agree to indemnify and hold us and our personnel harmless against and from any and all losses, claims, actions, damages, expenses or liabilities, including reasonable attorney's fees, to which we may become subjects in connection with this engagement. Our maximum liability relating to services rendered under this engagement (regardless of form of action, whether in contract, negligence or otherwise) shall be limited to the charges paid to us for the portion of its services or work products giving rise to liability. In no event shall we be liable for consequential, special, incidental or punitive loss, damage or expense (including without limitation, lost profits, opportunity costs, etc.), even if it has been advised of their possible existence.

12. We are not environmental consultants or auditors, and we take no responsibility for any actual or potential environmental liabilities exist, and the effect on the value of the asset is encouraged to obtain a professional environmental assessment. We do not conduct or provide environmental assessments and have not performed one for the subject property.

13. This analysis is premised in part on the historical financial information and future forecast provided by the management of Forekast Group/engagement parties. We have assumed the accuracy and reasonableness of the information provided and relied to a considerable extent on such information in arriving at our calculation of value. Since projections relate to the future, there will usually be differences between projections and actual results and in some cases, and those variances may be material. Accordingly, to the extent any of the abovementioned information requires adjustments, the resulting value may differ significantly.

14. Actual transactions involving the subject assets / business might be concluded at a higher or lower value, depending upon the circumstances of the transaction and the business, and the knowledge and motivation of the buyers and sellers at that time.

15. This report and the conclusion of values arrived at herein are for the sole and specific purposes as noted herein. Furthermore, the report and conclusion of values are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusion of values represents the consideration based on information furnished by Forekast Group/engagement parties and other sources.

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Exhibit B – Professional Declaration

The valuers certify, to the best of their knowledge and belief, that:

1. Information has been obtained from sources that are believed to be reliable. All facts which have a bearing on the value concluded have been considered by the valuers and no important facts have been intentionally disregarded.

2. The reported analyses, opinions, and conclusions are subject to the assumptions as stated in the report and based on the valuers' personal, unbiased professional analyses, opinions, and conclusions. The valuation analysis is also bounded by the limiting conditions.

3. The reported analyses, opinions, and conclusions are independent and objective.

4. The valuers have no present or prospective interest in the asset that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

5. The valuers' compensation is not contingent upon the amount of the value estimate, the attainment of a stipulated result, the occurrence of a subsequent event, or the reporting of a predetermined value or direction in value that favors the cause of the client.

6. The analyses, opinions, and conclusions were developed, and this report has been prepared, in accordance with the International Valuation Standards published by the International Valuation Standards Council.

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Exhibit C – Financial Forecast and Analysis Result

BEV Model - DCF (2% terminal growth rate)			FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	FY2033
Revenue	[USD'000]		16,756	20,057	29,143	43,247	65,217	98,508	122,091	139,734	148,487	151,457
Growth rate	[%]		n/a	19.7%	45.3%	48.4%	50.8%	51.0%	23.9%	14.5%	6.3%	2.0%
COGS	[USD'000]		(14,996)	(17,951)	(25,995)	(38,274)	(55,369)	(83,516)	(103,177)	(117,635)	(124,863)	(127,360)
% of Revenue	[%]		(89.5)%	(89.5)%	(89.2)%	(88.5)%	(84.9)%	(84.8)%	(84.5)%	(84.2)%	(84.1)%	(84.1)%
Gross profit	[USD'000]		1,760	2,106	3,148	4,973	9,848	14,991	18,914	22,099	23,624	24,097
% of Revenue	[%]		10.5%	10.5%	10.8%	11.5%	15.1%	15.2%	15.5%	15.8%	15.9%	15.9%
Operating expense	[USD'000]		(512)	(487)	(769)	(847)	(931)	(1,406)	(1,743)	(1,995)	(2,120)	(2,162)
% of Revenue	[%]		(3.1)%	(2.4)%	(2.6)%	(2.0)%	(1.4)%	(1.4)%	(1.4)%	(1.4)%	(1.4)%	(1.4)%
EBIT	[USD'000]		1,248	1,619	2,379	4,126	8,917	13,585	17,171	20,104	21,505	21,935
EBIT Margin	[%]		7.4%	8.1%	8.2%	9.5%	13.7%	13.8%	14.1%	14.4%	14.5%	14.5%
Income tax	[USD'000]		(300)	(389)	(571)	(990)	(2,140)	(3,260)	(4,121)	(4,825)	(5,161)	(5,264)
Tax rate (Effective)	[%]		24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%
Net profit	[USD'000]		948	1,230	1,808	3,136	6,777	10,325	13,050	15,279	16,344	16,670
NPM	[%]		5.7%	6.1%	6.2%	7.3%	10.4%	10.5%	10.7%	10.9%	11.0%	11.0%
Adjustment												
Less: Capex	[USD'000]		14	14	14	14	14	14	14	14	14	14
Less: Change in working capital	[USD'000]		(37)	109	310	505	1,019	1,288	944	735	358	116
Free cash flows of firm	**[USD'000]**		**972**	**1,108**	**1,484**	**2,617**	**5,744**	**9,023**	**12,092**	**14,531**	**15,971**	**16,540**
Discount period	[x]		0.50	1.50	2.50	3.50	4.50	5.50	6.50	7.50	8.50	9.50
Discount rate	[x]	11.0%										
Discount factor	[x]		0.9492	0.8551	0.7704	0.6940	0.6252	0.5633	0.5075	0.4572	0.4119	0.3710
PV of FCFF	[USD'000]		923	947	1,143	1,816	3,592	5,082	6,136	6,643	6,578	6,137
Perpetual growth rate	[%]											2.0%
Terminal value	[USD'000]		-	-								69,555
Operating assets value (rounded)	**[USD'000]**	**109,000**										
Surplus cash	[USD'000]	1,783										
100% Equity value (rounded)	**[USD'000]**	**110,000**										

BEV Model - DCF (1% terminal growth rate)			1900/1/0	1900/1/0	1900/1/0	1900/1/0	1900/1/0	1900/1/0	1900/1/0	1900/1/0	1900/1/0	1900/1/0
Revenue	[USD'000]		16,756	20,057	29,143	43,247	65,217	98,508	122,091	139,734	148,487	149,972
Growth rate	[%]		n/a	19.7%	45.3%	48.4%	50.8%	51.0%	23.9%	14.5%	6.3%	1.0%
COGS	[USD'000]		(14,996)	(17,951)	(25,995)	(38,274)	(55,369)	(83,516)	(103,177)	(117,635)	(124,863)	(126,111)
% of Revenue	[%]		(89.5)%	(89.5)%	(89.2)%	(88.5)%	(84.9)%	(84.8)%	(84.5)%	(84.2)%	(84.1)%	(84.1)%
Gross profit	[USD'000]		1,760	2,106	3,148	4,973	9,848	14,991	18,914	22,099	23,624	23,860
% of Revenue	[%]		10.5%	10.5%	10.8%	11.5%	15.1%	15.2%	15.5%	15.8%	15.9%	15.9%
Operating expense	[USD'000]		(512)	(487)	(769)	(847)	(931)	(1,406)	(1,743)	(1,995)	(2,120)	(2,141)
% of Revenue	[%]		(3.1)%	(2.4)%	(2.6)%	(2.0)%	(1.4)%	(1.4)%	(1.4)%	(1.4)%	(1.4)%	(1.4)%
EBIT	[USD'000]		1,248	1,619	2,379	4,126	8,917	13,585	17,171	20,104	21,505	21,720
EBIT Margin	[%]		7.4%	8.1%	8.2%	9.5%	13.7%	13.8%	14.1%	14.4%	14.5%	14.5%
Income tax	[USD'000]		(300)	(389)	(571)	(990)	(2,140)	(3,260)	(4,121)	(4,825)	(5,161)	(5,213)
Tax rate (Effective)	[%]		24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%	24.0%
Net profit	[USD'000]		948	1,230	1,808	3,136	6,777	10,325	13,050	15,279	16,344	16,507
NPM	[%]		5.7%	6.1%	6.2%	7.3%	10.4%	10.5%	10.7%	10.9%	11.0%	11.0%
Adjustment												
Less: Capex	[USD'000]		14	14	14	14	14	14	14	14	14	14
Less: Change in working capital	[USD'000]		(37)	109	310	505	1,019	1,288	944	735	358	58
Free cash flows of firm	**[USD'000]**		**972**	**1,108**	**1,484**	**2,617**	**5,744**	**9,023**	**12,092**	**14,531**	**15,971**	**16,435**
Discount period	[x]		0.50	1.50	2.50	3.50	4.50	5.50	6.50	7.50	8.50	9.50
Discount rate	[x]	11.0%										
Discount factor	[x]		0.9492	0.8551	0.7704	0.6940	0.6252	0.5633	0.5075	0.4572	0.4119	0.3710
PV of FCFF	[USD'000]		923	947	1,143	1,816	3,592	5,082	6,136	6,643	6,578	6,098
Perpetual growth rate	[%]											1.0%
Terminal value	[USD'000]		-	-								61,592
Operating assets value (rounded)	**[USD'000]**	**101,000**										
Surplus cash	[USD'000]	1,783										
100% Equity value (rounded)	**[USD'000]**	**103,000**										

20

KING KEE

Exhibit D – Analysis Result under Market approach (Cross Check)

Market approach - CoCos method cross check Comparable companies	Tickers		FY+1 P/S (implied by market cap as at 31 July 2024)
Accenture plc	NYSE:ACN		3.1 x
International Business Machines Corporation	NYSE:IBM		2.8 x
Oracle Corporation	NYSE:ORCL		7.2 x
Salesforce, Inc.	NYSE:CRM		7.2 x
SAP SE	XTRA:SAP		6.6 x
Average			**5.4 x**
2024's Revenue of Forekast Group			16,756
Implied 100% equity value without control premium			**90,214**
Control premium	*25.0%*		22,554
Implied 100% equity value			**112,768**
High end	*5.0%*		118,000
Low end	*(5.0)%*		107,000
Implied Forekast 100% equity value range (rounded)			**107,000 ~118,000**

Note:

- *The 25% control premium comes from two studies: one study shows that the average acquisition premium is between 35% and 42%, while another study on the transaction shows that the average acquisition premium is between 16% and 29%. We selected 25% as the reasonable control premium of the target company. The acquisition premium not only reflects the premium required for control, but also includes the view on the degree of merger benefits.*

21

Annex D

EXECUTION COPY

HOLDINGS SHAREHOLDER SUPPORT AGREEMENT

This HOLDINGS SHAREHOLDER SUPPORT AGREEMENT is dated as of September __, 2024 (this “Support Agreement”), by the shareholder of Holdings as listed on Exhibit A hereto (“Shareholder”), Forekast Limited, a company organized under the laws of the British Virgin Islands (“Holdings”), and Evergreen Corporation., a Cayman Islands exempted company (“Parent”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent and Holdings, together with Purchaser, Merger Sub and the Company have entered into an Agreement and Plan of Merger Agreement (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which, among other things, (a) Parent will merge with and into Purchaser, in which Purchaser will be the surviving entity (the “Reincorporation Merger”); and (b) promptly following the Reincorporation Merger, Merger Sub will merge with and into Holdings, in which Holdings will be the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger” and, together with Reincorporation Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, as of the date hereof, the Shareholder owns the number of shares of Holdings set forth opposite its name on Exhibit A (all such shares, or any additional shares of Holdings or any successor entity of which ownership of record or the power to vote, directly or indirectly, is hereafter acquired by the Shareholder prior to the termination of this Support Agreement being referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce Parent, Purchaser and Merger Sub to enter into the Merger Agreement, each Shareholder is executing and delivering this Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements.

(a) During the period commencing on the date hereof and ending on the earlier to occur of (i) the Closing Date, and (ii) such date and time as the Merger Agreement shall be terminated in accordance with Section 12.1 thereof (whichever is earlier, the “Expiration Time”), the Shareholder, in its capacity as a shareholder of Holdings, agrees that, at any meeting of Holdings’ shareholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of Holdings’ shareholders related to the Transactions (all meetings or consents related to the Merger Agreement, collectively, the “Meeting”), such Shareholder shall:

a. when the Meeting is held, appear at the Meeting or otherwise cause its Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

D-1

b. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares in favor of the Merger Agreement and the Transactions;

c. authorize and approve any amendment to Holdings’ Organizational Documents that is deemed necessary or advisable by Holdings for purposes of effecting the Transactions; and

d. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Holdings or the Company under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

(b) From and after the Closing Date, the Shareholder agrees that, at any meeting of Purchaser Surviving Corporation’s shareholders called for the purpose of electing persons to serve on the Post-Closing Board of Directors (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of such shareholders, to vote its Shareholder Shares in favor of the persons designated in accordance with Section 3.6 of the Merger Agreement.

2. Restrictions on Transfer. Until the Expiration Time, the Shareholder agrees that, it shall not sell, assign or otherwise transfer any of its Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in substantially the form set forth on Exhibit B. Holdings shall not register any sale, assignment or transfer of the Shareholder Shares on its stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that, (a) any Holdings Ordinary Shares or other equity securities of Holdings are issued to the Shareholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or other securities of any other entity in exchange for Holdings’ securities owned by the Shareholder, (b) the Shareholder purchases or otherwise acquires beneficial ownership of any Holdings Ordinary Shares or other equity securities of Holdings or securities of any other entity in exchange for Holdings securities owned by the Shareholder, after the date of this Support Agreement, or (c) the Shareholder acquires the right to vote or share in the voting of any Holdings Ordinary Shares (apart from Holdings’ securities owned by the Shareholder) or other equity securities of Holdings after the date of this Support Agreement (such Holdings Ordinary Shares or other equity securities of Holdings, collectively the “New Securities”), then such New Securities acquired or purchased by the relevant Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

D-2

4. No Challenge. The Shareholder agrees, in its capacity as a shareholder only, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub or Holdings or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Consent to Disclosure. The Shareholder hereby consents to the publication and disclosure in the Proxy Statement, if necessary (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent, Purchaser, Merger Sub or Holdings to any Governmental Authority or to securityholders of Parent or Holdings) of such Shareholder’s identity and beneficial ownership of Shareholder Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent, Purchaser, Merger Sub or Holdings, a copy of this Support Agreement. Each Shareholder will promptly provide any information reasonably requested by Parent, Purchaser, Merger Sub or Holdings for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. Waiver. The Shareholder irrevocably and unconditionally (a) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the Transactions, including the Merger, that such Shareholder may have under applicable law and (b) waives its or its successor entity’s right to certain payments upon liquidation of Holdings or other entity of which the Shareholder Shares represents ownership interests pursuant to Holdings’ or such other entity’s Organizational Documents.

7. Shareholder Representations. The Shareholder represents and warrants to Parent and Holdings, as of the date hereof, that:

a. such Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

b. (i) if such Shareholder is an entity, such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s powers and have been duly authorized by all necessary actions on the part of the Shareholder, or (ii) if such Shareholder is an individual, the signature on this Support Agreement is genuine and such Shareholder has legal competence and capacity to execute the same;

D-3

c. this Support Agreement has been duly executed and delivered by such Shareholder and, this Support Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

d. the execution and delivery of this Support Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations hereunder will not, (i) if such Shareholder is an entity, conflict with or result in a violation of the organizational documents of such Shareholder, or (ii) whether such Shareholder is any entity or an individual, require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Support Agreement;

e. there are no Proceedings pending or, to the knowledge of such Shareholder, threatened against such Shareholder before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of such Shareholder’s obligations under this Support Agreement;

f. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Shareholder or, to the knowledge of such Shareholder, by Holdings;

g. such Shareholder has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Shareholder’s tax and legal advisors;

h. such Shareholder has not entered into, and shall not enter into, any agreement that would prevent such Shareholder from performing any of such Shareholder’s obligations hereunder;

i. such Shareholder has good title to the Shareholder Shares set forth opposite such Shareholder’s name on Exhibit A, free and clear of any Liens other than Liens pursuant to this Agreement, the other Transaction Agreements, the Organizational Documents of Holdings and Permitted Liens, and such Shareholder has the sole power to vote or cause to be voted such Shareholder Shares; and

j. the Shareholder Shares listed opposite such Shareholder’s name on Exhibit A are the only shares of Holdings’ capital stock owned of record or beneficially owned by the Shareholder as of the date hereof, and none of such Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Shareholder Shares that is inconsistent with such Shareholder’s obligations pursuant to this Support Agreement.

D-4

8. Damages; Remedies. The Shareholder hereby agrees and acknowledges that (a) Parent and Holdings would be irreparably injured in the event of a breach by the Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

9. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Shareholder, Parent and Holdings and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Section 13.6 and Section 13.7 of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 13.9 of the Merger Agreement to the applicable party, with respect to Parent or Holdings at the address set forth in Section 13.9 of the Merger Agreement, and, with respect to each Shareholder, at its address set forth on Exhibit A.

15. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve the Shareholder, Parent or Holdings from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Shareholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Shareholder, Parent, Holdings and the Shareholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[remainder of page intentionally left blank]

D-5

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

FOREKAST LIMITED

By:
Name:	Muzahid Shah Bin Abdul Rahman
Title:	Director

EVERGREEN CORPORATION

By:
Name:	Liew Choon Lian
Title:	Chief Executive Officer

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Shareholder

BRANDT HOLDINGS LTD

By:
Name:	Muzahid Shah Bin Abdul Rahman
Title:	Director

[Signature Page to Company Shareholder Support Agreement]

EXHIBIT A

SHAREHOLDER

Shareholder	Number of Shares	Email for Notices	Address for Notices
BRANDT HOLDINGS LTD	5,300 ordinary shares	management@bhlhq.com	Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

EXHIBIT B

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with Holdings Shareholder Support Agreement dated as of September __, 2024 (as the same may be amended from time to time, the “Support Agreement”), by and among Forekast Holdings Ltd., a Cayman Islands exempted company (“Holdings”), and Evergreen Corporation, a Cayman Islands exempted company (“Parent”), and the shareholders parties thereto. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Support Agreement.

By executing and delivering this Joinder Agreement to Holdings and Parent, the undersigned hereby agrees to become a party to, to be bound by and to comply with the Support Agreement as a Shareholder in the same manner as if the undersigned were an original signatory to the Support Agreement; provided, however, that (a) the expressions of “the date hereof” and “the date of this Support Agreement” or similar expressions the Support Agreement shall be deemed to be the date of this Joinder Agreement, and (b) for purposes of the Support Agreement and this Joinder Agreement, the Shareholder Shares owned by the Joining Party as of the date of this Joinder Agreement are __________ ___, 20__.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: __________ ___, 20__

[NAME OF JOINING PARTY]

By:
Name:
Title:

Notices Information:

Address:

Email:

Attention:

Annex E

EXECUTION COPY

PARENT, SPONSOR AND SHAREHOLDER SUPPORT AGREEMENT

This PARENT, SPONSOR AND SHAREHOLDER SUPPORT AGREEMENT dated as of September __, 2024 (this “Agreement”), by and among Evergreen LLC, a Cayman Islands limited liability company (“Sponsor”), the Shareholders of the Sponsor as listed on Exhibit A (each, a “Shareholder”), Forekast Limited, a company organized under the laws of the British Virgin Islands (“Holdings”), and Evergreen Corporation, a Cayman Islands exempted company (“Parent”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent and Holdings, together with Purchaser, Merger Sub and the Company have entered into an Agreement and Plan of Merger Agreement (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which, among other things, (a) Parent will merge with and into Purchaser, in which Purchaser will be the surviving entity (the “Reincorporation Merger”); and (b) promptly following the Reincorporation Merger, Merger Sub will merge with and into Holdings, in which Holdings will be the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger” and, together with Reincorporation Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, as of the date hereof, the Sponsor is the holder of record of 2,875,000 Class B ordinary shares of a par value of US$0.0001 each (“Class B Shares”) and 532,500 Class A ordinary shares of a par value of US$0.0001 each (“Class A Shares”) and the allocation of the Shareholder Shares held by the Sponsor to each of the Shareholders is set forth on Exhibit A, Part B (all such shares, or any successor or additional shares of Parent of which ownership of record or the power to vote is hereafter acquired by the Sponsor or any of the Shareholders prior to the termination of this Agreement being referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce Holdings to enter into the Merger Agreement, each Shareholder is executing and delivering this Agreement to Holdings.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing Date and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 12.1 thereof (whichever is earlier, the “Expiration Time”), the Sponsor, and each Shareholder, in its capacity as a member of Sponsor, agrees that, at the Parent Shareholder Meeting, at any other meeting of Parent’s Shareholders related to the Transactions (whether annual or extraordinary and whether or not an adjourned meeting, however called and including any adjournment thereof) and/or in connection with any written resolution of Parent’s Shareholders related to the Transactions (the Parent Shareholder Meeting and all other meetings or resolutions related to the Merger Agreement, collectively, the “Meeting”), the Sponsor shall and each Shareholder shall direct the Sponsor, with respect to such Shareholder’s allocation of the Shareholder Shares to:

E-1

a. when the Meeting is held, appear at the Meeting or otherwise cause its Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written resolution), or cause to be voted at the Meeting (or validly execute and return and cause such resolution to be passed with respect to), all of its allocation of the Shareholder Shares in favor of each of the Parent Proposals; and

c. vote (or execute and return an action by written resolution), or cause to be voted at the Meeting (or validly execute and return and cause such resolution to be passed with respect to), all of its allocation of the Shareholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent, Purchaser of Merger Sub under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

The obligations of the Sponsor and each Shareholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by board of directors of the Parent.

2. Restrictions on Transfer. Until the Expiration Time, the Sponsor agrees that it shall not (and each Shareholder agrees that it shall not direct the Sponsor to), directly or indirectly, sell, assign or otherwise transfer any of its Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Parent and Holdings. Parent shall not register any sale, assignment or transfer of the Shareholder Shares on Parent’s transfer (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. The Sponsor hereby agrees that it shall not (and each Shareholder hereby agrees that it shall not direct the Sponsor to) redeem, or submit a request to Parent’s transfer agent or otherwise exercise any right to redeem, any Shareholder Shares.

4. Waiver of Anti-dilution Rights. The Sponsor (and each Shareholder with respect to such Shareholder’s allocation of Shareholder Shares) hereby waives any anti-dilution rights that the Sponsor or such Shareholder may have under any Law or arising under the Organizational Documents of the Parent.

5. New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that (a) any shares of Parent Ordinary Shares or other equity securities of Parent are issued to the Sponsor or any Shareholder after the date of this Support Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination, (b) the Sponsor or any Shareholder purchases or otherwise acquires beneficial ownership of any shares of Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement, or (c) the Sponsor or any Shareholder acquires the right to vote or share in the voting of any Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement (such Parent Ordinary Shares or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor or the relevant Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

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6. Consent to Disclosure. The Sponsor and each Shareholder hereby consents to the publication and disclosure in the Proxy Statement, if necessary (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent, Purchaser, Merger Sub or Holdings to any Governmental Authority or to security holders of Parent or Holdings) of such Person’s identity and ownership (legal or beneficial) of Shareholder Shares and the nature of such Person’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent, Purchaser, Merger Sub or Holdings, a copy of this Support Agreement. The Sponsor and each Shareholder will promptly provide any information reasonably requested by Parent, Purchaser, Merger Sub or Holdings for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7. No Challenge. The Sponsor, in its capacity as a shareholder of Parent only and each Shareholder, in its capacity as a member of the Sponsor only, agrees, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub or Holdings or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

8. Shareholder Representations. The Sponsor and each Shareholder represents and warrants to Parent and Holdings, as of the date hereof, that:

a. such Person has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

b. such Person has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

c. (i) if such Person is an entity, such Person is duly incorporated, organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, formed or incorporated and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the such Person’s powers and have been duly authorized by all necessary actions on the part of the Person, or (ii) if such Person is an individual, the signature on this Support Agreement is genuine, and such Person has legal competence and capacity to execute the same;

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d. this Support Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

e. the execution and delivery of this Support Agreement by such Person do not, and the performance by such Person of its obligations hereunder will not, (i) if such Person is an entity, conflict with or result in a violation of the organizational documents of such Person or (ii) whether such Person is an entity or an individual, require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its obligations under this Support Agreement;

f. there are no Proceedings pending or, to the knowledge of such Person, threatened against such Person before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of such Person’s obligations under this Support Agreement;

g. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Person or, to the knowledge of such Person, by Parent;

h. such Person has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Person’s tax and legal advisors; and

i. such Person has not entered into, and shall not enter into, any agreement that would prevent such Person from performing any of such Person’s obligations hereunder.

9. The Sponsor represents and warrants to Parent and Holdings, as of the date hereof, that:

a. the Sponsor has good title to the Shareholder Shares set forth opposite the Sponsor’s name on Exhibit A Part A, free and clear of any Liens other than Permitted Liens, and the Sponsor has the sole power to vote or cause to be voted such Shareholder Shares; and

b. the Shareholder Shares set forth opposite the Sponsor’s name on Exhibit A Part A are the only Parent Ordinary Shares owned of record or beneficially owned by the Sponsor as of the date hereof, and none of such Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Shareholder Shares that is inconsistent with the Sponsor’s obligations pursuant to this Support Agreement.

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10. Damages; Remedies. The Sponsor and each Shareholder hereby agrees and acknowledges that (a) Parent and Holdings would be irreparably injured in the event of a breach by the Sponsor or the Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

11. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

12. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on the Sponsor, each Shareholder, Parent and Holdings and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

13. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. Governing Law; Jurisdiction; Jury Trial Waiver. Section 13.6 and Section 13.7 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

16. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 13.9 of the Merger Agreement to the applicable party, with respect to Holdings and Parent, at the address set forth in Section 13.9 of the Merger Agreement, and, with respect to each Shareholder, at its address set forth on Exhibit A.

17. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve the Sponsor, any Shareholder, Parent or Holdings from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

18. Adjustment for Share Split. If, and as often as, there are any changes in the Parent or the Shareholder Shares by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, each Shareholder, Parent, Holdings and the Shareholder Shares as so changed.

19. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[remainder of page intentionally left blank]

E-5

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EVERGREEN LLC

By:
Name:	Liew Choon Lian
Title:	Manager

FOREKAST LIMITED

By:
Name:	Muzahid Shah Bin Abdul Rahman
Title:	Director

EVERGREEN CORPORATION

By:
Name:	Liew Choon Lian
Title:	Chief Executive Officer

[Signature page to Parent Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SHAREHOLDERS

EXELSIUS LTD

By:
Name:	Liew Choon Lian
Title:	Director

ARC GROUP LIMITED

By:
Name:
Title:

Izmet Iskandar Bin Mohd Ramli

Mohamad Zabidi Bin Ahmad

Lim Wai Loong

Alberto Coronado Santos

[Signature page to Parent Shareholder Support Agreement]

Exhibit A

Sponsor and Shareholders

Part A

Sponsor

Name	Number of Shareholder Shares	Address for Notices

EVERGREEN LLC	2,875,000 Class B Shares and 532,500 Class A Shares	Lot 1.02, Level 1, Glo Damansara, 699, Jalan Damansara, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Malaysia

Part B

Shareholders (members of the Sponsor)

Name	Number of allocation Shareholder Shares	Address for Notices

EXELSIUS LTD	2,545,850 Class B Shares and 532,500 Class A Shares	Intershore Chambers, Road Town, Tortola, British Virgin Islands
ARC GROUP LIMITED	298,150 Class B Shares	Suite 2605, 1118 Yan’an Road, Changning District, 200050, Shanghai, China
IZMET ISKANDAR BIN MOHD RAMLI	10,000 Class B Shares	25, Jalan Limau Besar, Taman Bangsar, 59000 Kuala Lumpur, Malaysia
MOHAMAD ZABIDI BIN AHMAD	7,000 Class B Shares	Lot 2321-8, Jalan Datuk Sulaiman 3, Taman Tun Dr Ismail, 60000 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur, Malaysia
LIM WAI LOONG	7,000 Class B Shares	6, Jalan TMP 4, Taman Mutiara Puchong, 47100 Selangor, Malaysia
ALBERTO CORONADO SANTOS	7,000 Class B Shares	C/ General Álvarez de Castro 14, 2D. 28010 Madrid - Spain

Annex F

EXECUTION COPY

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of __________ ___, 20__, by and between the undersigned (the “Holder”) and Evergreen Corporation, a Cayman Islands exempted company (the “Parent”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Parent and Forekast Limited (the “Company”), together with Evergreen Merger Corporation (the “Purchaser”), Evergreen Merger Sub Inc. (the “Merger Sub”) and Forekast International Sdn. Bhd. have entered into an Agreement and Plan of Merger Agreement (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which, among other things, (a) Parent will merge with and into Purchaser, with the Purchaser remaining as the surviving entity (the “Reincorporation Merger”); and (b) promptly following the Reincorporation Merger, Merger Sub will merge with and into the Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger”);

B. Pursuant to the Merger Agreement, Parent will become the 100% shareholder of the Company.

C. The Holder is the record and/or beneficial owner of a certain number of Company Ordinary Shares, which will be exchanged for Purchaser Surviving Corporation Ordinary Shares pursuant to the Merger Agreement.

D. As a condition of, and as a material inducement for Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Parent (these actions, collectively, “Transfer”) provided, however, that if the price of the Purchaser Surviving Corporation Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following the consummation of the business combination, one hundred percent (100%) of the Lock-up Shares shall be released from the lock-up.

(b) In furtherance of the foregoing, Parent will (i) place a stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

F-1

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing on the Closing Date and ending six months after the Closing subject to the early termination of the Lock-up Period as to one hundred percent (100%) of the Lock-up Shares, as provided in Section 1(a) and/or any terms as permitted under this Agreement.

In addition, the restrictions set forth herein shall not apply to:

(1) Transfers or distributions to the Holder’s current or former general or limited partners, managers or members, shareholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended), or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned, or to the estates of any of the foregoing;

(2) Transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family, an affiliate of such person or to a charitable organization;

(3) by virtue of the laws of descent and distribution upon death of the Holder;

(4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(5) Transfers to a partnership, limited liability company or other entity of which the Holder and/or the Holder’s immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(6) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(7) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(8) Transfers of any Purchaser Surviving Corporation Ordinary Shares or other securities acquired as part of the Transaction Financing or issued in exchange for, or on conversion or exercise of, any securities issued as part of the Transaction Financing;

(9) Transfers relating to Purchaser Surviving Corporation Ordinary Shares or other securities convertible into or exercisable or exchangeable for Purchaser Surviving Corporation Ordinary Shares acquired in open market transactions after the Closing Date, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-up Period;

(10) the exercise of stock options or warrants to purchase Purchaser Surviving Corporation Ordinary Shares or the vesting of stock awards of Purchaser Surviving Corporation Ordinary Shares and any related transfer of Purchaser Surviving Corporation Ordinary Shares in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such Purchaser Surviving Corporation Ordinary Shares, it being understood that all Purchaser Surviving Corporation Ordinary Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-up Period;

(11) Transfers to Parent pursuant to any contractual arrangement in effect at the effective time of the Merger that provides for the repurchase by Parent or forfeiture of Purchaser Surviving Corporation Ordinary Shares or other securities convertible into or exercisable or exchangeable for Purchaser Surviving Corporation Ordinary Shares in connection with the termination of the Holder’s service to Parent;

F-2

(12) the entry, by the Holder, at any time after the effective time of the Merger, of any trading plan providing for the sale of Purchaser Surviving Corporation Ordinary Shares by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Purchaser Surviving Corporation Ordinary Shares during the Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-up Period; and

(13) Transfers to satisfy any U.S. federal, state, or local income tax obligations of the Holder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction;

in the case of clauses (1) through (7) where such transferee agrees to be bound by the terms of this Agreement.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Parent and Parent subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of the Parent being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Parent with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the Board of Directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies), and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of Parent, Parent’s legal counsel, the Company or its legal counsel, or any other person.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Parent, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, the ordinary shares of the Company beneficially owned by the Holder as specified on the signature page hereto, and the shares of Parent such shares will be converted into in connection with the Transaction, are collectively referred to as the “Lock-up Shares.”

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

F-3

5. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to Parent, to:

Evergreen Corporation
Lot 1.02, Level 1
Glo Damansara, 699
Jalan Damansara
Taman Tun Dr.
Ismail, 60000 KL, Malaysia

with a copy to (which shall not constitute notice):

Loeb & Loeb
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail: mnussbaum@loeb.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Chen-Drake Law
1441 New Highway 96 West
Suite 2, #123, Franklin, Tennessee 37064
Attention: Jenny Chen-Drake
Email: chendrakelaw@gmail.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Governing Law. Section 13.6 and Section 13.7 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

15. Termination. This Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period and (ii) the liquidation of Parent.

[Signature Page Follows]

F-4

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PARENT

evergreen corporation

By:
Name:
Title:

[Signature Page to Lockup Agreement]

F-5

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

BHL LTD (formerly known as BRANDT HOLDINGS LTD)

By:
Name:
Address:

[Signature Page to Lockup Agreement]

F-6

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

PubCo’s Amended and Restated Memorandum and Articles of Association provide that, subject to the provisions of the Cayman Islands laws, directors and officers, past and present, will be entitled to indemnification from PubCo against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of his or her own dishonesty, willful default or fraud, in or about the conduct of PubCo’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning PubCo or its affairs in any court whether in the Cayman Islands or elsewhere. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1*#	Amended and Restated Agreement and Plan of Merger, dated September 18, 2024 (included as Annex A-1 to this proxy statement/prospectus)
3.1*	EVGR Amended and Restated Memorandum and Articles of Association (incorporated by reference to exhibit 3.2 to the Registration Statement on Form S-1 filed by EVGR on January 11, 2022)
3.2†	Memorandum and Articles of Association of Evergreen Merger Corporation
3.3*	Form of Amended and Restated Memorandum and Articles of Association of Forekast Group (included as Annex B to this proxy statement/prospectus)
4.1*	Specimen EVGR Unit Certificate (incorporated by reference to exhibit 4.1 to the Registration Statement on Form S-1 filed by EVGR on January 11, 2022)
4.2*	Specimen EVGR Ordinary Share Certificate (incorporated by reference to exhibit 4.2 to the Registration Statement on Form S-1 filed by EVGR on January 11, 2022)
4.3*	Specimen EVGR Warrant Certificate (incorporated by reference to exhibit 4.3 to the Registration Statement on Form S-1 filed by EVGR on January 11, 2022)
4.4*	Warrant Agreement, dated February 8, 2022, by and between Continental Stock Transfer & Trust Company and EVGR (incorporated by reference to exhibit 4.4 to the Current Report on Form 8-K filed by EVGR on February 14, 2022)
4.8†	Specimen of PubCo Ordinary Shares
5.1†	Form of Opinion of Ogier (Cayman) LLP as to Validity of PubCo Ordinary Shares
8.1*	Tax Opinion of Loeb & Loeb LLP
10.1*	Letter Agreement, dated February 8, 2022, among EVGR and EVGR’s Sponsor, Officers and Directors (incorporated by reference to exhibit 10.4 to the Current Report on Form 8-K filed by EVGR on February 14, 2022)
10.2*	Investment Management Trust Account Agreement, dated February 8, 2022, by and between Continental Stock Transfer & Trust Company and EVGR (incorporated by reference to exhibit 10.1 to the Current Report on Form 8-K filed by EVGR on February 14, 2022)
10.3*	Placement Unit Purchase Agreement, dated February 8, 2022, by and between EVGR and the Sponsor (incorporated by reference to exhibit 10.3 to the Current Report on Form 8-K filed by EVGR on February 14, 2022)
10.4*	Registration Rights Agreement, dated February 8, 2022, among EVGR, and the other parties thereto (incorporated by reference to exhibit 10.2 to the Current Report on Form 8-K filed by EVGR on February 14, 2022)
10.5*	Holdings Shareholder Support Agreement, dated September 5, 2024, by and among Evergreen Corporation, Forekast Limited and the majority shareholder of Forekast Limited (incorporated by reference to exhibit 10.1 to the Current Report on Form 8-K filed by EVGR on September 11, 2024)
10.6*	Parent, Sponsor and Shareholder Support Agreement, dated September 5, 2024, by and between Forekast Limited, Evergreen Corporation, Evergreen LLC and certain shareholders of Evergreen LLC (incorporated by reference to exhibit 10.2 to the Current Report on Form 8-K filed by EVGR on September 11, 2024)
10.7*	Form of Lock-Up Agreement (incorporated by reference to exhibit 10.3 to the Current Report on Form 8-K filed by EVGR on September 11, 2024)
10.8*	Promissory Note, dated September 6, 2024, issued to Evergreen LLC by EVGR.
10.9*	Promissory Note, dated February 7, 2023, issued to Evergreen LLC by EVGR.
10.10*	Promissory Note, dated June 7, 2023, issued to Evergreen LLC by EVGR.
10.11*	Promissory Note, dated April 21, 2023, issued to Evergreen LLC by EVGR.
10.12*	Promissory Note, dated September 21, 2023, issued to Evergreen LLC by EVGR.
10.13*	Promissory Note, dated September 25, 2023, issued to Evergreen LLC by EVGR.
14*	Form of Code of Ethics (incorporated by reference to exhibit 14 to the Registration Statement on Form S-1 filed by EVGR on January 11, 2022)
23.1	Consent of MaloneBailey, LLP
23.2	Consent of MaloneBailey, LLP
23.3	Consent of J&S Associate PLT
23.4†	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.5	Consent of King Kee Appraisal and Advisory Limited.
99.1†	Consent of Muzahid Shah Bin Abdul Rahman (PubCo’s director nominee)
99.2†	Consent of Lim Wai Loong (PubCo’s director nominee)
99.3†	Consent of Dr. Mohamad Zabidi Bin Ahmad (PubCo’s director nominee)
99.4†	Consent of Chin Wei Jen (PubCo’s director nominee)
99.5†	Consent of Izmet Iskandar Bin Mohd Ramli (PubCo’s director nominee)
99.5*	Fairness Opinion of King Appraisal and Advisory Limited (included as Annex C to this proxy statement/prospectus)
107*	Calculation of Filing Fee Table

†	To be filed by amendment.
*	Previously filed.
#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

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Item 22. Undertakings

A.	PubCo hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.	PubCo hereby undertakes:

(1)	that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia, on the 2nd day of January 2025.

Evergreen Merger Corporation

By:	/s/ Izmet Iskandar Bin Mohd Ramli
Name:	Izmet Iskandar Bin Mohd Ramli
Title:	Sole Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on January 2, 2025 in the capacities indicated.

Name	Title

/s/ Izmet Iskandar Bin Mohd Ramli	Sole Director of Registrant
Izmet Iskandar Bin Mohd Ramli

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Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia, on January 2, 2025.

FOREKAST LIMITED

By:	/s/ Muzahid Shah Bin Abdul Rahman
Name:	Muzahid Shah Bin Abdul Rahman
Title:	Sole Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on January 2, 2025 in the capacities indicated.

Name	Title

/s/ Izmet Iskandar Bin Mohd Ramli	Sole Director of Co-Registrant
Izmet Iskandar Bin Mohd Ramli

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States of America, has signed this Registration Statement on Form F-4 thereto in Newark, Delaware on January 2, 2025.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Partner

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Co-Registrant in the United States of America, has signed this Registration Statement on Form F-4 thereto in New York, New York on January 2, 2025.

By:	/s/ Colleen A De Vries
Name:	Colleen A De Vries
Title:	Senior Vice-President on behalf of Cogency

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